                                                                    EXHIBIT 10.1







                      AMENDED AND RESTATED CREDIT AGREEMENT

                                      among

                   CALPINE CONSTRUCTION FINANCE COMPANY, L.P.
                         a Delaware limited partnership
                                   (Borrower)

                                       and

  THE BANK OF NOVA SCOTIA                  CREDIT SUISSE FIRST BOSTON,
(Lead Arranger, LC Bank and            ACTING THROUGH ITS NEW YORK BRANCH
    Administrative Agent)      (Lead Arranger, Syndication Agent and Bookrunner)


                                       and

                            TD SECURITIES (USA) INC.
                    (Co-Arranger and Co-Documentation Agent)

                                       and

                            CIBC WORLD MARKETS CORP.
                    (Co-Arranger and Co-Documentation Agent)

                                       and

                             THE BANKS PARTY HERETO

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                                TABLE OF CONTENTS

                                                                            PAGE

ARTICLE 1. DEFINITIONS.........................................................1

    1.1    Definitions.........................................................1
    1.2    Rules of Interpretation.............................................1

ARTICLE 2. THE CREDIT FACILITIES...............................................1

    2.1    Loans...............................................................1
           2.1.1   Loan Facility...............................................1
           2.1.2   Turbine Purchase Loan Facility..............................3
           2.1.3   Interest Provisions Relating to Loans.......................4
           2.1.4   Promissory Notes............................................5
           2.1.5   Loan Funding................................................5
           2.1.6   Conversion of Loans.........................................6
           2.1.7   Prepayments.................................................6
    2.2    Letter of Credit Facilities.........................................7
           2.2.1   Issuance of the Letters of Credit...........................7
           2.2.2   Availability................................................7
           2.2.3   Notice of LC Activity.......................................8
           2.2.4   Reimbursement...............................................8
           2.2.5   Reimbursement Obligation Absolute...........................9
           2.2.6   Reduction and Reinstatement of Stated Amount...............10
           2.2.7   Bank Participation.........................................10
           2.2.8   Commercial Practices.......................................11
           2.2.9   Term of Letters of Credit..................................11
    2.3    Total Commitments..................................................11
           2.3.1   Loan Commitment............................................11
           2.3.2   Turbine Purchase Loan Commitment...........................12
           2.3.3   Letter of Credit Commitment................................12
           2.3.4   Reductions and Cancellations...............................12
           2.3.5   Turbine Purchase Loan Conversion to Construction Loans.....12
    2.4    Fees...............................................................13
           2.4.1   Fee Letter.................................................13
           2.4.2   Loan Commitment Fees.......................................13
           2.4.3   Activation Fees............................................13
    2.5    Letter of Credit Fees..............................................13
    2.6    Other Payment Terms................................................13
           2.6.1   Place and Manner...........................................14
           2.6.2   Date.......................................................14
           2.6.3   Late Payments..............................................14
           2.6.4   Net of Taxes, Etc..........................................14
           2.6.5   Application of Payments....................................16
           2.6.6   Failure to Pay Administrative Agent........................16

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           2.6.7   Withholding Exemption Certificates.........................16
    2.7    Pro Rata Treatment.................................................17
           2.7.1   Borrowings, Commitment Reductions, Etc.....................17
           2.7.2   Sharing of Payments, Etc...................................17
    2.8    Change of Circumstances............................................18
           2.8.1   Inability to Determine Rates...............................18
           2.8.2   Illegality.................................................18
           2.8.3   Increased Costs............................................18
           2.8.4   Capital Requirements.......................................19
           2.8.5   Notice; Participating Banks' Rights........................19
    2.9    Funding Losses.....................................................20
    2.10   Alternate Office; Minimization of Costs............................20
    2.11   Extension of Loan Maturity Date....................................21

ARTICLE 3. CONDITIONS PRECEDENT...............................................23

    3.1    Conditions Precedent to the Closing Date and the Initial
           Funding of the Initial Projects....................................23
    3.2    Conditions Precedent to the Effectiveness of the Amended and
           Restated Credit Agreement..........................................23
           3.2.1   Resolutions................................................23
           3.2.2   Incumbency.................................................23
           3.2.3   Formation Documents........................................23
           3.2.4   Good Standing Certificates.................................23
           3.2.5   Satisfactory Proceedings...................................24
           3.2.6   Credit Documents...........................................24
           3.2.7   Certificates of Borrower...................................24
           3.2.8   Legal Opinions.............................................24
           3.2.9   No Change in Tax Laws......................................24
           3.2.10  Absence of Litigation......................................24
           3.2.11  Payment of Filing Fees.....................................25
           3.2.12  No Material Adverse Change.................................25
           3.2.13  Establishment of Accounts..................................25
           3.2.14  Representations and Warranties.............................25
    3.3    Conditions Precedent to the Initial Funding of the Subsequent
           Projects...........................................................25
           3.3.1   Borrower Equity............................................25
           3.3.2   Joint Venture Projects.....................................25
           3.3.3   Resolutions................................................26
           3.3.4   Incumbency.................................................26
           3.3.5   Formation Documents........................................26
           3.3.6   Good Standing Certificates.................................27
           3.3.7   Satisfactory Proceedings...................................27
           3.3.8   Operative Documents........................................27
           3.3.9   Certificate of Borrower....................................29
           3.3.10  Legal Opinions.............................................29
           3.3.11  Certificate of Insurance Consultant........................30
           3.3.12  Insurance..................................................30

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           3.3.13  Certificate of the Independent Engineer....................30
           3.3.14  Reports of the Environmental Consultant....................30
           3.3.15  Certificate of the Fuel Consultant.........................31
           3.3.16  Certificate of Power Marketing Consultant..................31
           3.3.17  Power Marketing Plan.......................................31
           3.3.18  Fuel Plan..................................................31
           3.3.19  Schedule of Applicable Permits and Applicable Third
                   Party Permits..............................................32
           3.3.20  No Change in Tax Laws......................................33
           3.3.21  Absence of Litigation......................................33
           3.3.22  Payment of Filing Fees.....................................33
           3.3.23  Financial Statements.......................................33
           3.3.24  UCC Reports................................................33
           3.3.25  Project Budgets............................................33
           3.3.26  Project Schedule...........................................34
           3.3.27  Base Case Project Projections..............................34
           3.3.28  No Material Adverse Change.................................34
           3.3.29  Real Estate Rights;  A.L.T.A. Surveys......................34
           3.3.30  Title Policies.............................................35
           3.3.31  Regulatory Status..........................................35
           3.3.32  Notice to Proceed..........................................36
           3.3.33  Representations and Warranties.............................36
           3.3.34  Utilities..................................................36
           3.3.35  Calpine Compliance.........................................36
           3.3.36  Calpine Guaranties.........................................36
           3.3.37  Updated Exhibits...........................................37
           3.3.38  Diversification Requirements...............................37
           3.3.39  Calpine Corporation Credit Rating..........................37
    3.4    Conditions Precedent to Each Construction Credit Event.............37
           3.4.1   Monthly Drawdown Frequency.................................37
           3.4.2   Notice of Construction Borrowing...........................37
           3.4.3   Construction Drawdown Certificate and Engineer's
                   Certificate................................................37
           3.4.4   Amount.....................................................38
           3.4.5   Title Policy Endorsement...................................38
           3.4.6   Lien Releases..............................................38
           3.4.7   Applicable Permits.........................................38
           3.4.8   Equity Contributions.......................................39
           3.4.9   Additional Documentation...................................39
           3.4.10  Acceptable Work; No Liens..................................39
           3.4.11  Casualty...................................................39
           3.4.12  Absence of Litigation......................................39
           3.4.13  Insurance..................................................40
           3.4.14  Available Construction Funds...............................40
           3.4.15  Representations and Warranties.............................40
           3.4.16  No Event of Default or Inchoate Default....................40
           3.4.17  Operative Documents, Applicable Permits and Applicable
                   Third Party Permits in Effect..............................40

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           3.4.18  No Material Adverse Effect.................................40
           3.4.19  Third Party Funding........................................41
           3.4.20  Debt to Capitalization Ratio...............................41
           3.4.21  Interest Coverage Ratio....................................41
    3.5    Conditions Precedent to the Initial Funding of the Turbines........41
           3.5.1   Borrower Equity............................................41
           3.5.2   Resolutions................................................41
           3.5.3   Incumbency.................................................41
           3.5.4   Formation Documents........................................42
           3.5.5   Good Standing Certificates.................................42
           3.5.6   Satisfactory Proceedings...................................42
           3.5.7   Operative Documents........................................42
           3.5.8   Certificate of Borrower....................................43
           3.5.9   Legal Opinions.............................................44
           3.5.10  Insurance..................................................44
           3.5.11  Certificate of the Independent Engineer....................44
           3.5.12  No Change in Tax Laws......................................44
           3.5.13  Absence of Litigation......................................44
           3.5.14  Payment of Filing Fees.....................................44
           3.5.15  Financial Statements.......................................45
           3.5.16  UCC Reports................................................45
           3.5.17  No Material Adverse Change.................................45
           3.5.18  Representations and Warranties.............................45
           3.5.19  Calpine Compliance.........................................45
           3.5.20  Calpine Guaranties.........................................45
           3.5.21  Calpine Corporation Credit Rating..........................45
    3.6    Conditions Precedent to Each Turbine Purchase Credit Event.........45
           3.6.1   Monthly Drawdown Frequency.................................45
           3.6.2   Notice of Turbine Purchase Borrowing.......................45
           3.6.3   Turbine Purchase Drawdown Certificate and Engineer's
                   Certificate................................................46
           3.6.4   Amount.....................................................46
           3.6.5   Equity Contributions.......................................46
           3.6.6   Insurance..................................................46
           3.6.7   Available Construction Funds...............................46
           3.6.8   Representations and Warranties.............................46
           3.6.9   No Event of Default or Inchoate Default....................46
           3.6.10  Credit Documents and Turbine Purchase Contract in Effect...46
           3.6.11  No Material Adverse Effect.................................47
           3.6.12  Debt to Capitalization Ratio...............................47
           3.6.13  Funded Projects............................................47
    3.7    Conditions Precedent to Final Completion...........................47
           3.7.1   Notice of Completion.......................................47
           3.7.2   Completion.................................................47
           3.7.3   Annual Budget..............................................47
           3.7.4   Insurance..................................................48

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           3.7.5   Applicable Permits and Applicable Third Party Permits......48
           3.7.6   Real Estate Rights; A.L.T.A. Surveys.......................48
           3.7.7   Title Policy...............................................48
           3.7.8   Operating Plans............................................49
           3.7.9   Affiliated Party Deeds of Trust............................49
           3.7.10  Equipment Maintenance Agreements...........................50
           3.7.11  Project Pre-Completion Requirements........................50
    3.8    Conditions Precedent to the Issuance of Letters of Credit..........50
           3.8.1   Representations and Warranties.............................50
           3.8.2   No Event of Default or Inchoate Default....................50
           3.8.3   Operative Documents, Applicable Permits and Applicable
                   Third Party Permits in Effect..............................50
           3.8.4   No Material Adverse Effect.................................50
           3.8.5   Interest Coverage Ratio....................................50
           3.8.6   Project Satisfaction of Conditions Precedent to
                   Initial Funding............................................50
           3.8.7   Debt to Capitalization Ratio...............................51
    3.9    Failure of Conditions Precedent to be Satisfied for a
           Particular Project.................................................51
    3.10   Funding of Equity..................................................51
    3.11   No Approval of Work................................................52
    3.12   Waiver of Funding; Adjustment of Drawdown Requests.................52

ARTICLE 4. REPRESENTATIONS AND WARRANTIES.....................................53

    4.1    Organization.......................................................53
    4.2    Authorization; No Conflict.........................................54
    4.3    Enforceability.....................................................54
    4.4    Compliance with Law................................................54
    4.5    Business, Debt, Contracts, Joint Ventures Etc......................54
    4.6    Adverse Change.....................................................55
    4.7    Investment Company Act, Etc........................................55
    4.8    ERISA..............................................................55
    4.9    Permits............................................................56
    4.10   Qualifying Facility/Exempt Wholesale Generator.....................57
    4.11   Hazardous Substance................................................57
    4.12   Litigation.........................................................57
    4.13   Labor Disputes and Acts of God.....................................58
    4.14   Project Documents and Turbine Purchase Contracts...................58
    4.15   Disclosure.........................................................58
    4.16   Private Offering by Borrower.......................................58
    4.17   Taxes..............................................................59
    4.18   Governmental Regulation............................................59
    4.19   Regulation U, Etc..................................................59
    4.20   Project Budgets; Projections.......................................59
    4.21   Financial Statements...............................................60
    4.22   Existing Defaults..................................................60
    4.23   No Default.........................................................60
    4.24   Offices, Location of Collateral....................................60

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    4.25   Title and Liens....................................................60
    4.26   Trademarks.........................................................61
    4.27   Collateral.........................................................62
    4.28   Sufficiency of Project Documents...................................62
    4.29   Utilities..........................................................63
    4.30   Roads/Transmission Line............................................63
    4.31   Proper Subdivision.................................................63
    4.32   Flood Zone Disclosure..............................................63
    4.33   Acquisition of Real Property.......................................63
    4.34   Representation and Warranties Prior to Effective Date..............64

ARTICLE 5. COVENANTS OF BORROWER..............................................64

    5.1    Use of Proceeds and Revenues.......................................64
           5.1.1   Proceeds...................................................64
           5.1.2   Revenues...................................................64
    5.2    Payment............................................................64
           5.2.1   Credit Documents...........................................65
           5.2.2   Project Documents and Turbine Purchase Contracts...........65
    5.3    Warranty of Title..................................................65
    5.4    Notices............................................................65
    5.5    Financial Statements...............................................67
    5.6    Books, Records, Access.............................................68
    5.7    Compliance with Laws, Instruments, Etc.............................69
    5.8    Reports............................................................69
    5.9    Existence, Conduct of Business, Properties, Etc....................70
    5.10   Four-Quarter Portfolio Interest Coverage Ratio; Maximum Debt
           to Capitalization Ratio............................................70
    5.11   Indemnification....................................................71
    5.12   Qualifying Facility/Exempt Wholesale Generator.....................74
    5.13   Construction of Each Project.......................................74
    5.14   Completion.........................................................74
    5.15   Operation of Projects and Annual Operating Budget..................74
    5.16   Preservation of Rights; Further Assurances.........................76
    5.17   Project Equity.....................................................77
    5.18   Maintenance of Insurance...........................................78
    5.19   Taxes and Other Government Charges.................................78
    5.20   Event of Eminent Domain............................................78
    5.21   Power Marketing Plan; Fuel Plan....................................78
    5.22   Utility Charges....................................................79
    5.23   Revenue Payment to Borrower........................................79
    5.24   Project Document Scope of Liability................................79
    5.25   Funded Subsequent Projects.........................................79
    5.26   Minimum Cross-Collateralization Requirement........................79

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ARTICLE 6. NEGATIVE COVENANTS.................................................79

    6.1    Contingent Liabilities.............................................79
    6.2    Limitations on Liens...............................................79
    6.3    Indebtedness.......................................................79
    6.4    Sale or Lease of Assets............................................79
           6.4.2   (a)........................................................80
    6.5    Changes............................................................84
    6.6    Distributions......................................................84
    6.7    Investments........................................................85
    6.8    Transactions With Affiliates.......................................85
    6.9    Regulations........................................................86
    6.10   ERISA..............................................................86
    6.11   Partnerships, Etc..................................................86
    6.12   Dissolution........................................................86
    6.13   Amendments; Change Orders; Completion..............................86
    6.14   Compliance with Operative Documents................................88
    6.15   Name and Location; Fiscal Year.....................................89
    6.16   Use of Project Sites...............................................89
    6.17   Assignment.........................................................89
    6.18   Abandonment of Project or Turbine..................................89
    6.19   Hazardous Substance................................................89
    6.20   Additional Project Documents.......................................89
    6.21   Project Budget Amendments..........................................89
    6.22   Loan Proceeds; Project Revenues....................................90
    6.23   Acquisition of Real Property.......................................90
    6.24   Accounts...........................................................90

ARTICLE 7. APPLICATION OF FUNDS...............................................90

    7.1    Construction Account...............................................90
           7.1.1   Establishment of Account...................................90
           7.1.2   Disbursements from Construction Account....................91
           7.1.3   Rights of Administrative Agent.............................92
    7.2    Revenue Account....................................................92
           7.2.1   Establishment of Account; Priority of Payments.............92
           7.2.2   O&M Costs..................................................94
           7.2.3   Subordinated O&M Costs.....................................95
           7.2.4   Mandatory Prepayment.......................................95
    7.3    Operating Account..................................................95
           7.3.1   Establishment of Account...................................95
           7.3.2   Funding....................................................95
           7.3.3   Withdrawals................................................95
           7.3.4   Security Interest..........................................96
    7.4    Loss Proceeds Account..............................................96
    7.5    Application of Insurance Proceeds..................................96
           7.5.1   General....................................................96


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           7.5.2   Delay in Start Up and Business Interruption Insurance......97
           7.5.3   Applications; Mandatory Prepayments........................97
           7.5.4   Proceeds Less than $1,000,000..............................98
           7.5.5   Proceeds in Excess of $1,000,000, Not in Excess
                   of $10,000,000.............................................98
           7.5.6   Proceeds in Excess of $10,000,000..........................98
           7.5.7   Repair and Restoration Procedures..........................99
           7.5.8   Excess Insurance Proceeds..................................99
           7.5.9   Turbine Insurance Proceeds.................................99
           7.5.10  Events of Default.........................................100
    7.6    Application of Eminent Domain Proceeds............................100
    7.7    Application of Certain Damages Payments; Mandatory Prepayments....100
           7.7.1   Contractor................................................100
           7.7.2   Power Purchasers..........................................100
           7.7.3   Other.....................................................100
    7.8    Working Capital Reserve Account...................................101
           7.8.1   Establishment of Account..................................101
           7.8.2   Funding...................................................101
           7.8.3   Withdrawals...............................................101
           7.8.4   Earnings..................................................102
    7.9    Security Interest in Proceeds and Accounts........................102
    7.10   Permitted Investments.............................................102
    7.11   Earnings on Accounts..............................................102
    7.12   Dominion and Control..............................................102
    7.13   Termination of Commitments........................................102
    7.14   Flow of Funds Between Portfolio Entities..........................103

ARTICLE 8. EVENTS OF DEFAULT; REMEDIES.......................................103

    8.1    Events of Default.................................................103
           8.1.1   Failure to Make Payments..................................103
           8.1.2   Judgments.................................................104
           8.1.3   Misstatements; Omissions..................................104
           8.1.4   Bankruptcy; Insolvency....................................104
           8.1.5   Debt Cross Default........................................105
           8.1.6   ERISA.....................................................105
           8.1.7   Breach of Terms of Agreement..............................105
           8.1.8   Loss of Qualifying Facility or Eligible Facility
                   Status....................................................107
           8.1.9   Abandonment...............................................107
           8.1.10  Security..................................................107
           8.1.11  Loss of Control...........................................107
           8.1.12  Loss of or Failure to Obtain Applicable Permits or
                   Applicable Third Party Permits............................108
           8.1.13  Loss of Collateral........................................108
           8.1.14  Non-Fundamental Defaults..................................108
    8.2    Remedies..........................................................108
           8.2.1   No Further Loans or Letters of Credit.....................109
           8.2.2   Cash Collateralization of Letters of Credit...............109


                                      viii

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           8.2.3   Prepayment of Loans.......................................109
           8.2.4   Cure by Administrative Agent..............................109
           8.2.5   Acceleration..............................................109
           8.2.6   Cash Collateral...........................................110
           8.2.7   Possession of Projects and Turbines.......................110
           8.2.8   Remedies Under Credit Documents...........................110

ARTICLE 9. SCOPE OF LIABILITY................................................110


ARTICLE 10. ADMINISTRATIVE AGENT; SUBSTITUTION; TECHNICAL COMMITTEE..........111

    10.1   Appointment, Powers and Immunities................................111
    10.2   Reliance by Administrative Agent..................................112
    10.3   Non-Reliance......................................................112
    10.4   Defaults..........................................................113
    10.5   Indemnification...................................................113
    10.6   Successor Administrative Agent....................................113
    10.7   Authorization.....................................................114
    10.8   Administrative Agent, Technical Committee, Bookrunner,
           Lead Arrangers, Co-Arrangers, Syndication Agent
           and Co-Documentation Agents.......................................114
    10.9   Amendments; Waivers...............................................114
    10.10  Withholding Tax...................................................115
    10.11  General Provisions as to Payments.................................116
    10.12  Substitution of Bank..............................................116
    10.13  Participation.....................................................117
    10.14  Transfer of Commitment............................................118
    10.15  Laws..............................................................118
    10.16  Assignability to Federal Reserve Bank.............................119
    10.17  Technical Committee...............................................119
    10.18  Notices to Technical Committee and Banks..........................119

ARTICLE 11. INDEPENDENT CONSULTANTS..........................................119

    11.1   Removal and Fees..................................................119
    11.2   Duties............................................................120
    11.3   Independent Consultants' Certificates.............................120
    11.4   Certification of Dates............................................120

ARTICLE 12. MISCELLANEOUS....................................................121

    12.1   Addresses.........................................................121
    12.2   Additional Security; Right to Set-Off.............................122
    12.3   Delay and Waiver..................................................122
    12.4   Costs, Expenses and Attorneys' Fees; Syndication..................123
    12.5   Entire Agreement..................................................124


                                       ix

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    12.6   Governing Law.....................................................124
    12.7   Severability......................................................124
    12.8   Headings..........................................................124
    12.9   Accounting Terms..................................................124
    12.10  Additional Financing..............................................124
    12.11  No Partnership, Etc...............................................124
    12.12  Deed of Trust/Collateral Documents................................124
    12.13  Limitation on Liability...........................................125
    12.14  Waiver of Jury Trial..............................................125
    12.15  Consent to Jurisdiction...........................................125
    12.16  Usury.............................................................126
    12.17  Knowledge and Attribution.........................................126
    12.18  Successors and Assigns............................................126
    12.19  Counterparts......................................................126

         THIS AMENDED AND RESTATED CREDIT AGREEMENT (this "Agreement") dated as of February 15, 2001, is entered into among CALPINE CONSTRUCTION FINANCE COMPANY, L.P., a Delaware limited partnership, as Borrower, the financial institutions listed on Exhibit H hereto (the "Banks"), CREDIT SUISSE FIRST BOSTON, acting through its New York Branch, as Lead Arranger, Syndication Agent and Bookrunner, THE BANK OF NOVA SCOTIA, as Lead Arranger, LC Bank and Administrative Agent, TD SECURITIES (USA) INC., as Co-Arranger and Co-Documentation Agent, and CIBC WORLD MARKETS CORP., as Co-Arranger and Co-Documentation Agent.

         A. Borrower, the Banks, Administrative Agent, the Lead Arrangers, the Co-Arrangers, the Syndication Agent, the Co-Documentation Agents, the Bookrunner and the LC Bank have entered into the Original Credit Agreement.

         B. The parties desire to amend and restate the Original Credit Agreement upon the terms and conditions set forth herein.

         In consideration of the agreements herein and in the other Credit Documents and in reliance upon the representations and warranties set forth herein and therein, the parties agree as follows:

                                   ARTICLE 1.
                                  DEFINITIONS

         1.1 Definitions. Except as otherwise expressly provided, capitalized terms used in this Agreement and its exhibits shall have the meanings given in Exhibit A.

         1.2 Rules of Interpretation. Except as otherwise expressly provided, the rules of interpretation set forth in Exhibit A shall apply to this Agreement and the other Credit Documents.

                                   ARTICLE 2.
                             THE CREDIT FACILITIES

         2.1  Loans.

              2.1.1  Loan Facility.

                     (a) Availability. Subject to the terms and conditions set forth in this Agreement, each Bank severally agrees to advance to Borrower from time to time during the Loan Availability Period such loans as Borrower may request under this Section 2.1.1 (individually, a "Construction Loan" and collectively the "Construction Loans"), in an aggregate principal amount which, when added to such Bank's Proportionate Share of the aggregate principal amount of all Turbine Purchase Loans then outstanding, such Bank's Proportionate Share of the Aggregate LC Stated Amount and all outstanding Reimbursement Obligations owed such Bank, does not exceed such Bank's Loan Commitment. Subject to the terms hereof (including without limitation the conditions to drawdowns set forth in Article 3), Borrower may borrow, repay and reborrow the Construction Loans from time to time during the Loan Availability Period.

                     (b) Notice of Construction Borrowing. Borrower shall request Construction Loans by delivering to Administrative Agent a written notice in the form of Exhibit C-1, appropriately completed (a "Notice of Construction Borrowing"), which specifies, among other things:

                         (i) The principal portion of the requested Borrowing
which will bear interest as provided in (1) Section 2.1.1(c)(i) (individually, a "Base Rate Construction Loan") and/or (2) Section 2.1.1(c)(ii) (individually, a "LIBOR Construction Loan");

                         (ii) The amount of the requested Borrowing, which (A)
shall be in the minimum amount of $1,000,000 and (B) when added to all other Construction Loans then outstanding shall not exceed the Total Loan Commitment, minus the sum of (x) the aggregate principal amount of all Turbine Purchase Loans then outstanding plus (y) the aggregate Stated Amount of all Letters of Credit then outstanding plus (z) the aggregate amount of all Reimbursement Obligations then outstanding;

                         (iii) The date of the requested Borrowing, which shall
be a Banking Day;

                         (iv) If the requested Borrowing is to consist of LIBOR
Construction Loans, the initial Interest Periods selected by Borrower for such Construction Loans; and

                         (v) The Project(s) to which such Borrowing relates.

              Borrower shall give each Notice of Construction Borrowing relating to Construction Loans to Administrative Agent so as to provide the Minimum Notice Period applicable to Loans of the Type requested. Any Notice of Construction Borrowing may be modified or revoked by Borrower through the Banking Day prior to the Minimum Notice Period, and shall thereafter be irrevocable.

                     (c) Construction Loan Interest. Borrower shall pay interest on the unpaid principal amount of each Construction Loan from the date of such Construction Loan until the maturity or prepayment thereof at the following rates per annum:

                         (i) With respect to the principal portion of such
Construction Loan which is, and during such periods as such Construction Loan is, a Base Rate Construction Loan, at a rate per annum equal to the Base Rate plus the Applicable Margin, such rate to change from time to time as the Base Rate shall change; and

                         (ii) With respect to the principal portion of such
Construction Loan which is, and during such portion of such periods as such Construction Loan is, a LIBOR Construction Loan, at a rate per annum, at all times during each Interest Period for such LIBOR Construction Loan, equal to the LIBO Rate for such Interest Period plus the Applicable Margin.

                     (d) Construction Loan Principal Payments. Borrower shall repay to Administrative Agent, for the account of each Bank, in full on the Loan Maturity Date the unpaid principal amount of all Construction Loans made by such Bank.

              2.1.2  Turbine Purchase Loan Facility.

                     (a) Availability. Subject to the terms and conditions set forth in this Agreement, each Bank severally agrees to advance to Borrower from time to time during the Loan Availability Period such loans as Borrower may request under this Section 2.1.2 (individually, a "Turbine Purchase Loan" and collectively the "Turbine Purchase Loans"). Subject to the terms hereof (including without limitation the conditions to drawdowns set forth in Article
3), Borrower may borrow, repay and reborrow the Turbine Purchase Loans from time to time during the Loan Availability Period.

                     (b) Notice of Turbine Purchase Borrowing. Borrower shall request Turbine Purchase Loans by delivering to Administrative Agent a written notice in the form of Exhibit C-2, appropriately completed (a "Notice of Turbine Purchase Borrowing"), which specifies, among other things:

                         (i) The principal portion of the requested Borrowing
which will bear interest as provided in (1) Section 2.1.2(c)(i) (individually, a "Base Rate Turbine Purchase Loan") and/or (2) Section 2.1.2(c)(ii) (individually, a "LIBOR Turbine Purchase Loan");

                         (ii) The amount of the requested Borrowing, which (A)
shall be in the minimum amount of $1,000,000 and (B) when added to all other Turbine Purchase Loans then outstanding shall not exceed the lesser of (I) Total Turbine Purchase Loan Commitment and (II) an amount equal to the excess, if any, of (x) the amount of the Total Loan Commitment at such time over (y) the aggregate principal amount of all Loans then outstanding plus the Aggregate LC Stated Amount and all outstanding Reimbursement Obligations;

                         (iii) The date of the requested Borrowing, which shall
be a Banking Day;

                         (iv) If the requested Borrowing is to consist of LIBOR
Turbine Purchase Loans, the initial Interest Periods selected by Borrower for such Turbine Purchase Loans; and

                         (v) The Turbine(s) to which such Borrowing relates.

              Borrower shall give each Notice of Turbine Purchase Borrowing relating to Turbine Purchase Loans to Administrative Agent so as to provide the Minimum Notice Period applicable to Loans of the Type requested. Any Notice of Turbine Purchase Borrowing may be modified or revoked by Borrower through the Banking Day prior to the Minimum Notice Period, and shall thereafter be irrevocable.

                     (c) Turbine Purchase Loan Interest. Borrower shall pay interest on the unpaid principal amount of each Turbine Purchase Loan from the date of such Turbine Purchase Loan until the maturity or prepayment thereof at the following rates per annum:

                         (i) With respect to the principal portion of such
Turbine Purchase Loan which is, and during such periods as such Turbine Purchase Loan is, a Base Rate

Turbine Purchase Loan, at a rate per annum equal to the rate of interest per annum then applicable to Base Rate Construction Loans pursuant to Section 2.1.1(c)(i); and

                         (ii) With respect to the principal portion of such
Turbine Purchase Loan which is, and during such portion of such periods as such Turbine Purchase is, a LIBOR Turbine Purchase Loan, at a rate per annum, at all times during each Interest Period for such LIBOR Turbine Purchase Loan, equal to the rate of interest per annum then applicable to LIBOR Construction Loans pursuant to Section 2.1.1(c)(ii).

                     (d) Turbine Purchase Loan Principal Payments. Borrower shall repay to Administrative Agent, for the account of each Bank, in full on the Loan Maturity Date the unpaid principal amount of all Turbine Purchase Loans made by such Bank.

              2.1.3  Interest Provisions Relating to Loans.

                     (a) Interest Payment Dates. Borrower shall pay accrued interest on the unpaid principal amount of each Loan (i) in the case of each Base Rate Loan, on the last Banking Day of each calendar quarter, (ii) in the case of each LIBOR Loan, on the last day of each Interest Period related to such LIBOR Loan and, if such Interest Period is longer than three months, every three months after the date of such LIBOR Loan and (iii) in all cases, upon prepayment (to the extent thereof and including any optional prepayments or Mandatory Prepayments), upon conversion from one Type of Loan to another Type, and on the Loan Maturity Date.

                     (b) LIBOR Loan Interest Periods.

                         (i) Each Interest Period selected by Borrower for all
LIBOR Loans shall be one, two, three, six or, if made available by Administrative Agent, 12 months or such other period as close to three months as is practicable to enable Borrower to limit the number of LIBOR Loans as required by this Section 2.1.3(b)(i) or to comply with clauses (C), (D) or (F) of the next sentence. Notwithstanding anything to the contrary in the preceding sentence, (A) any Interest Period which would otherwise end on a day which is not a Banking Day shall be extended to the next succeeding Banking Day unless such next Banking Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Banking Day; (B) any Interest Period which begins on the last Banking Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Banking Day of a calendar month; (C) Borrower may not select Interest Periods which would leave a greater principal amount of Loans subject to Interest Periods ending after a date upon which Loans are or may be required to be repaid than principal amount of Loans scheduled to be outstanding after such date; (D) any Interest Period for a Loan which would otherwise end after the Loan Maturity Date shall end on the Loan Maturity Date; (E) LIBOR Loans for each Interest Period shall be in the amount of at least $100,000; and (F) Borrower may not at any time have outstanding more than twelve different Interest Periods relating to LIBOR Loans.

                         (ii) Borrower may contact Administrative Agent at any
time prior to the end of an Interest Period, for a quotation of Interest Rates in effect at such time for given Interest Periods and Administrative Agent shall promptly provide such quotation. Borrower may select an Interest Period telephonically within the time periods specified in Section 2.1.6, which selection shall be irrevocable on and after the applicable Minimum Notice Period. Borrower shall confirm such telephonic notice to Administrative Agent by telecopy on the day such notice is given (in substantially the form of Exhibit C-3, a "Confirmation of Interest Period Selection"). Borrower shall promptly deliver to Administrative Agent the original of the Confirmation of Interest Period Selection initially delivered by telecopy. If Borrower fails to notify Administrative Agent of the next Interest Period for any LIBOR Loans in accordance with this Section 2.1.3(b), such Loans shall automatically convert to Base Rate Loans on the last day of the current Interest Period therefor. Administrative Agent shall as soon as practicable (and, in any case, within two Banking Days after delivery of the Confirmation of Interest Period Selection) notify Borrower of each determination of the Interest Rate applicable to each Loan.

                     (c) Interest Account and Interest Computations. Borrower authorizes Administrative Agent to record in an account or accounts maintained by Administrative Agent on its books (i) the interest rates applicable to all Loans and the effective dates of all changes thereto, (ii) the Interest Period for each LIBOR Loan, (iii) the date and amount of each principal and interest payment on each Loan and (iv) such other information as Administrative Agent may determine is necessary for the computation of interest payable by Borrower hereunder. Borrower agrees that all computations by Administrative Agent of interest shall be conclusive in the absence of manifest error. All computations of interest on Base Rate Loans shall be based upon a year of 365 or 366 days and the actual days elapsed, and shall be adjusted in accordance with any changes in the Base Rate to take effect on the beginning of the day of such change in the Base Rate. All computations of interest on LIBOR Loans shall be based upon a year of 360 days and the actual days elapsed.

              2.1.4 Promissory Notes. The obligation of Borrower to repay the Loans made by each Bank and to pay interest thereon at the rates provided herein shall be evidenced by promissory notes in the form of Exhibit B (individually, a "Note"), each payable to the order of such Bank and in the principal amount of such Bank's Loan Commitment. Borrower authorizes each Bank to record on the schedule annexed to such Bank's Note, the date and amount of each Loan made by such Bank, and each payment or prepayment of principal thereunder and agrees that all such notations shall constitute prima facie evidence of the matters noted. Borrower further authorizes each Bank to attach to and make a part of such Bank's Note continuations of the schedule attached thereto as necessary. No failure to make any such notations, nor any errors in making any such notations, shall affect the validity of Borrower's obligations to repay the full unpaid principal amount of the Loans or the duties of Borrower hereunder or thereunder.

              2.1.5  Loan Funding.

                     (a) Notice. Each Notice of Borrowing shall be delivered by Borrower to Administrative Agent in accordance with Section 12.1. Administrative Agent shall promptly notify each Bank of the contents of each Notice of Borrowing.

                     (b) Pro Rata Loans. All Loans shall be made on a pro rata basis by the Banks in accordance with their respective Proportionate Shares of such Loans, with each

Borrowing to consist of a Loan by each Bank equal to such Bank's Proportionate Share of such Borrowing.

                     (c) Bank Funding. Each Bank shall, before 12:00 noon on the date of each Borrowing, make available to Administrative Agent at its office specified in Section 12.1, in same day funds, such Bank's Proportionate Share of such Borrowing. The failure of any Bank to make the Loan to be made by it as part of any Borrowing shall not relieve any other Bank of its obligation hereunder to make its Loan on the date of such Borrowing. No Bank shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank on the date of any Borrowing.

                     (d) Construction Account. No later than 2:00 p.m. on the date specified in each Notice of Borrowing, if the applicable conditions precedent listed in Article 3 have been satisfied and to the extent Administrative Agent shall have received the appropriate funds from the Banks, Administrative Agent will make available the Loans requested in such Notice of Borrowing (or so much thereof as the Banks shall have approved pursuant to this Agreement) in Dollars and in immediately available funds, at Administrative Agent's New York Branch, and shall deposit such Loans into the Construction Account.

              2.1.6 Conversion of Loans. Borrower may convert Loans from one Type of Loans to another Type; provided, however, that (i) any conversion of LIBOR Loans into Base Rate Loans shall be made on, and only on, the first day after the last day of an Interest Period for such LIBOR Loans and (ii) Loans shall be converted only in amounts of $1,000,000 or more. Borrower shall request such a conversion by a written notice to Administrative Agent in the form of Exhibit C-4, appropriately completed (a "Notice of Conversion of Loan Type"), which specifies:

                     (a) The Loans, or portion thereof, which are to be converted;

                     (b) The Type into which such Loans, or portion thereof, are to be converted;

                     (c) If such Loans are to be converted into LIBOR Loans, the initial Interest Period selected by Borrower for such Loans in accordance with
Section 2.1.3(b); and

                     (d) The date of the requested conversion, which shall be a Banking Day.

Borrower shall so deliver each Notice of Conversion of Loan Type so as to provide at least the applicable Minimum Notice Period. Any Notice of Conversion of Loan Type may be modified or revoked by Borrower through the Banking Day prior to the Minimum Notice Period, and shall thereafter be irrevocable. Each Notice of Conversion of Loan Type shall be delivered by first-class mail or telecopy to Administrative Agent at the office or to the telecopy number and during the hours specified in Section 12.1; provided, however, that Borrower shall promptly deliver to Administrative Agent the original of any Notice of Conversion of Loan Type initially delivered by telecopy. Administrative Agent shall promptly notify each Bank of the contents of each Notice of Conversion of Loan Type.

              2.1.7  Prepayments.

                     (a) Terms of All Prepayments. Upon the prepayment of any Loan (whether such prepayment is an optional prepayment under Section 2.1.7(b) or a Mandatory Prepayment), Borrower shall pay to Administrative Agent for the account of the Bank which made such Loan, as applicable, (i) all accrued interest to the date of such prepayment on the amount prepaid, (ii) all accrued fees to the date of such prepayment of the amount being prepaid, and (iii) if such prepayment is the prepayment of a LIBOR Loan on a day other than the last day of an Interest Period for such LIBOR Loan, all Liquidation Costs incurred by such Bank as a result of such prepayment. Notwithstanding the foregoing, Borrower shall have the right, by giving five Banking Days' notice to Administrative Agent, in lieu of prepaying a LIBOR Loan on a day other than the last day of an Interest Period for such LIBOR Loan, to deposit or cause Administrative Agent to deposit, into an account to be held by Depositary Agent (which account shall be subjected to the Lien of the Collateral Documents in a manner satisfactory to Administrative Agent) an amount equal to the LIBOR Loans to be prepaid. Such funds shall be held in such account until the expiration of the Interest Period applicable to the LIBOR Loan to be prepaid at which time the amount deposited in such account shall be used to prepay such LIBOR Loan and any interest accrued on such amount shall be deposited in the Revenue Account. The deposit of amounts into such account shall not constitute a prepayment of Loans and all Loans to be prepaid using the proceeds from such account shall continue to accrue interest at the then applicable interest rate for such Loans until actually prepaid. All amounts in such account shall only be invested in Permitted Investments as directed by and at the expense and risk of Borrower. Borrower may reborrow the principal amount of any Loan which is prepaid.

                     (b) Optional Prepayments. Subject to Section 2.1.7(a), Borrower may, at its option and without penalty, upon five Banking Days' notice to Administrative Agent, prepay any Loans in whole or in part in minimum amounts of $5,000,000 or an incremental multiple of $1,000,000 in excess thereof.

                     (c) Mandatory Prepayments. Borrower shall prepay (or cause to be prepaid) Loans to the extent required by Section 6.4, 7.2.1(9), 7.2.4, 7.5, 7.6, or 7.7 of this Agreement, or any other provision of this Agreement which requires prepayment of Loans (such prepayment, "Mandatory Prepayment").

         2.2  Letter of Credit Facilities.

              2.2.1 Issuance of the Letters of Credit. Subject to the terms and conditions set forth in this Agreement, LC Bank shall, during the Loan Availability Period, on each Banking Day specified in a Notice of LC Activity described in Section 2.2.3, issue, extend or increase the Stated Amount (as applicable), for the account of Borrower, of the Letter(s) of Credit to which such Notice of LC Activity relates, and deliver each such Letter of Credit (or a notice of extension or increase in the Stated Amount thereof) to the applicable LC Beneficiary. Subject to Section 2.2.6(b), LC Bank shall not modify the conditions for draws or terms of availability for any Letter of Credit issued and outstanding hereunder without Borrower's consent.

              2.2.2 Availability. LC Bank shall, subject to the terms and conditions of the Agreement, at the request and for the account of Borrower, make Letter(s) of Credit available to Borrower and/or the Project Owners solely to enable the Project Owners to provide security for their obligations under Project Documents. No Letter of Credit shall be issued, renewed, replaced or extended by LC Bank until such time (or a reasonable period before such time) as required under the Project Document pursuant to which such Letter of Credit is being issued. The expiration date of each Letter of Credit shall be on or prior to the scheduled Loan Maturity Date.

              2.2.3 Notice of LC Activity. Borrower shall request the issuance, extension or increase in the Stated Amount of any Letter of Credit by delivering to Administrative Agent and LC Bank an irrevocable written notice in the form of Exhibit C-5, appropriately completed (a "Notice of LC Activity"), which specifies, among other things:

                     (a) The particulars of the Letter of Credit to be issued or the specific Letter of Credit to be extended or the Stated Amount of which is to be increased;

                     (b) The Project to which such Letter of Credit relates;

                     (c) The issue date and expiration date of the Letter of Credit to be issued or extended (neither of which shall in any event be later than the scheduled Loan Maturity Date);

                     (d) The Stated Amount of such Letter of Credit which, together with the Aggregate LC Stated Amount and all outstanding Reimbursement Obligations, shall not exceed the lesser of (i) Total Letter of Credit Commitment and (ii) an amount equal to the excess, if any, of (A) the amount of the Total Loan Commitment at such time over (B) the aggregate principal amount of all Loans then outstanding plus the Aggregate LC Stated Amount and all outstanding Reimbursement Obligations; and

                     (e) The Available Construction Funds which, after taking into effect the issuance of such Letter of Credit, will be equal to or exceed the remaining Project Costs for Funded Projects.

Borrower shall give the Notice of LC Activity to Administrative Agent and LC Bank at least five Banking Days before the requested date of issuance of any Letter of Credit, and at least five Banking Days before the requested date of extension, or increase in the Stated Amount, thereof. Any Notice of LC Activity, once given by Borrower, may not be modified or revoked without the prior consent of the LC Bank.

              2.2.4 Reimbursement. LC Bank shall notify Borrower of any Drawing Payment under any Letter of Credit within one Banking Day after the date that such Drawing Payment is made (the date such Drawing Payment is made, the "Drawing Date"); provided, however, that LC Bank's failure to provide such notification shall not relieve Borrower of its Reimbursement Obligation (it being understood, however, that LC Bank shall not be excused from any liability it may have to Borrower as a result of such failure to provide the required notice). No later than 11:00 a.m. on the fifth Banking Day after the Drawing Date, Borrower shall make or cause to be made to LC Bank a Reimbursement Payment in an amount equal to the sum of (a) the full amount of such Drawing Payment and
(b) interest thereon for each day or portion thereof until such Reimbursement Payment is made at a rate equal to (i) from the Drawing Date through the fifth Banking Day following the Drawing Date, the LIBO Rate plus the Applicable Margin then applicable to LIBOR Loans and (ii) thereafter, the Default Rate; provided, however, that such

Reimbursement Payment shall be for the benefit of each Bank (in proportion to its Proportionate Share of the Total Letter of Credit Commitment) to the extent that, prior to the time such Reimbursement Payment is made, such Bank has, pursuant to Section 2.2.7, paid LC Bank its respective Proportionate Share of the Drawing Payment made by LC Bank. If a Reimbursement Payment is made in the full amount of such Drawing Payment by 3:00 p.m. on the applicable Drawing Date, no interest shall be payable on such Drawing Payment.

              2.2.5 Reimbursement Obligation Absolute. The Reimbursement Obligation of Borrower for each Drawing Payment shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under and without regard to any circumstances, including, (a) any lack of validity or enforceability of any of the Operative Documents, (b) any amendment or waiver of or any consent to departure from all or any terms of any of the Operative Documents, (c) the existence of any claim, setoff, defense or other right which Borrower may have at any time against any LC Beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such LC Beneficiary or transferee may be acting), LC Bank, Administrative Agent, any Bank or any other Person, whether in connection with this Agreement, the transactions contemplated herein or in the other Operative Documents, or in any unrelated transaction, (d) any breach of contract or dispute among or between Borrower, LC Bank, Administrative Agent, any Bank, or any other Person, (e) any demand, statement, certificate, draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect,
(f) payment by LC Bank under any Letter of Credit against presentation of any demand, statement, certificate, draft or other document which does not comply with the terms of such Letter of Credit, (g) any non-application or misapplication by an LC Beneficiary of the proceeds of any Drawing Payment under a Letter of Credit or any other act or omission of an LC Beneficiary in connection with a Letter of Credit, (h) any extension of time for or delay, renewal or compromise of or other indulgence or modification to the Drawing Payment granted or agreed to by LC Bank, Administrative Agent or any Bank, with or without notice to or approval by Borrower, (i) any failure to preserve or protect any Collateral, any failure to perfect or preserve the perfection of any Lien thereon, or the release of any of the Collateral securing the performance or observance of the terms of this Agreement or any of the other Operative Documents, or (j) any other circumstances or happenings whatsoever relating to Borrower, such Reimbursement Obligation or any Project, whether or not similar to any of the foregoing, including the failure of Borrower to occupy or use any Project in the manner contemplated by the Operative Documents or otherwise, any defect in title, design, operation, merchantability, fitness or condition of any Project or in the suitability of any Project for Borrower's purposes or needs, any failure of consideration, destruction of or damage to any Project, any commercial frustration of purpose, the taking by condemnation of title to or the use of all or any part of any Project, any Regulatory Change, any failure of an LC Beneficiary or any other Person to perform or observe any agreement, whether express or implied, or any duty, liability or obligation arising out of or in connection with the Operative Documents to which each is a party; provided, however, that nothing in this Section 2.2.5 shall relieve LC Bank, Administrative Agent or any Bank from liability for its gross negligence or willful misconduct or breach of this Agreement.

              2.2.6  Reduction and Reinstatement of Stated Amount.

                     (a) The Stated Amount of each Letter of Credit shall be reduced by the amount of Drawing Payments made in respect thereof. Notwithstanding anything to the contrary contained in this Section 2.2, once so reduced, the Stated Amount of any Letter of Credit shall not be reinstated except (i) upon the prior written consent of Administrative Agent, LC Bank and the Required Banks or (ii) upon payment by Borrower of the Reimbursement Obligation corresponding to such Drawing Payment and satisfaction of the conditions for an increase in the Stated Amount of a Letter of Credit set forth in Section 2.2.3 and Article 3.

                     (b) Upon the occurrence and during the continuation of an Event of Default under Section 8.1.4 or at such time as, pursuant to the terms hereof, Administrative Agent and the Banks have accelerated the Obligations, Administrative Agent (acting at the direction of the LC Bank or the Required Banks) shall be entitled to cancel all outstanding Letters of Credit any time at least 15 days after delivery to the LC Beneficiary of each Letter of Credit that will be canceled a written notice of such intent to cancel, whereupon the LC Beneficiary shall be entitled to draw upon the applicable Letter of Credit in accordance with its terms.

              2.2.7 Bank Participation. Each Bank severally agrees to participate with LC Bank in the extension of credit arising from the issuance of the Letters of Credit in an amount equal to such Bank's Proportionate Share of the Stated Amount of each Letter of Credit, and the issuance of a Letter of Credit shall be deemed a confirmation to LC Bank of such participation in such amount. After written notification by LC Bank to Administrative Agent at any time after LC Bank has received notice of or request for any Drawing Payment, Administrative Agent may request the Banks to pay to Administrative Agent on behalf of LC Bank their respective Proportionate Shares of all or any portion of such Drawing Payment made or to be made by LC Bank under any Letter of Credit by contacting each Bank telephonically (promptly confirmed in writing), and specifying the amount of such Drawing Payment (as set forth in LC Bank's written notification of Administrative Agent of the same), such Bank's Proportionate Share thereof, and the date on which such Drawing Payment is to be made or was made (as set forth in LC Bank's written notification of Administrative Agent of the same); provided, however, that Administrative Agent shall not request the Banks to make any payment under this Section 2.2.7 in connection with any portion of a Drawing Payment for which LC Bank has been reimbursed through a Reimbursement Payment by Borrower (unless such Reimbursement Payment has been thereafter recovered by Borrower). Upon receipt of any such request for payment from Administrative Agent, each Bank shall pay to Administrative Agent such Bank's Proportionate Share of the unreimbursed portion of such Drawing Payment, together with interest thereon at a per annum rate equal to the Federal Funds Rate, as in effect from time to time, from the date of such Drawing Payment to the date on which such Bank makes payment, and Administrative Agent shall promptly thereafter pay to LC Bank all amounts so received. Each Bank's obligation to make each such payment to Administrative Agent shall be absolute, unconditional and irrevocable and shall not be affected by any circumstance whatsoever, including the occurrence or continuance of any Inchoate Default or Event of Default, or the failure of any other Bank to make any payment under this Section 2.2.7, and each Bank further agrees that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. If any Reimbursement Payment is made to Administrative Agent or LC Bank, Administrative

Agent or LC Bank, as applicable, shall pay to each Bank which has paid its Proportionate Share of the Drawing Payment such Bank's Proportionate Share of the Reimbursement Payment and shall, in the case of Administrative Agent, pay to LC Bank and, in the case of LC Bank, retain, the balance of such Reimbursement Payment.

              2.2.8 Commercial Practices. Borrower assumes all risks of the acts or omissions of any LC Beneficiary or transferee of any Letter of Credit with respect to the use of such Letter of Credit. Borrower agrees that neither LC Bank, Administrative Agent nor any Bank (nor any of their respective directors, officers or employees) shall be liable or responsible for: (a) the use which may be made of any Letter of Credit or for any acts or omissions of any LC Beneficiary or transferee in connection therewith; (b) any reference which may be made to this Agreement or to any Letter of Credit in any agreements, instruments or other documents; (c) the validity, sufficiency or genuineness of documents other than the Letters of Credit, or of any endorsement(s) thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged or any statement therein prove to be untrue or inaccurate in any respect whatsoever; (d) payment by LC Bank against presentation of documents which do not strictly comply with the terms of the applicable Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit; or (e) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except only that LC Bank shall be liable to Borrower for acts or events described in clauses (a) through (e) above, to the extent, but only to the extent, of any direct damages, as opposed to indirect, special or consequential damages, suffered by Borrower which Borrower proves were caused by
(i) LC Bank's willful misconduct or gross negligence in determining whether a drawing made under the applicable Letter of Credit complies with the terms and conditions therefor stated in such Letter of Credit or (ii) LC Bank's willful failure to pay under any Letter of Credit after a drawing by the respective LC Beneficiary strictly complying with the terms and conditions of the applicable Letter of Credit. Without limiting the foregoing, LC Bank may accept any document that appears on its face to be in order, without responsibility for further investigation. Borrower hereby waives any right to object to any payment made under a Letter of Credit with regard to a drawing that is in the form provided in such Letter of Credit but which varies with respect to punctuation (except punctuation with respect to any Dollar amount specified therein), capitalization, spelling or similar matters of form.

              2.2.9 Term of Letters of Credit. Unless terminated earlier in accordance with its terms, or extended pursuant to Section 2.2.3, each Letter of Credit shall terminate on the earlier to occur of (a) 12:01 a.m., on the Expiration Date stated therein (which shall be no later than the earlier of the Loan Maturity Date and 15 days following the scheduled expiration of the letter of credit obligations under the Project Document in connection with which such Letter of Credit is to be issued) and (b) cancellation of such Letter of Credit pursuant to Section 2.2.6(b).

         2.3  Total Commitments.

              2.3.1 Loan Commitment. The aggregate principal amount of all Loans outstanding at any time or times shall not exceed $1,000,000,000 or, if such amount is reduced by Borrower pursuant to Section 2.3.4, such lower amount (such amount, so reduced from time to time, the "Total Loan Commitment"), minus the sum of (i) the aggregate Stated Amount of all

Letters of Credit then outstanding plus (ii) the aggregate amount of all Reimbursement Obligations then outstanding.

              2.3.2 Turbine Purchase Loan Commitment. The aggregate principal amount of all Turbine Purchase Loans outstanding at any time or times shall not exceed $200,000,000 or, if such amount is reduced by Borrower pursuant to
Section 2.3.4, such lower amount (such amount, as so reduced from time to time, the "Total Turbine Purchase Loan Commitment").

              2.3.3 Letter of Credit Commitment. The aggregate Stated Amount of all Letters of Credit from time to time outstanding and all outstanding Reimbursement Obligations thereunder shall not exceed $50,000,000, or, if such amount is reduced by Borrower pursuant to Section 2.3.4, such lower amount (such amount, as so reduced from time to time, the "Total Letter of Credit Commitment").

              2.3.4 Reductions and Cancellations. Borrower may, from time to time upon five Banking Days written notice to Administrative Agent, permanently reduce, by an amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof or cancel in its entirety the Total Loan Commitment, the Total Turbine Purchase Loan Commitment and/or the Total Letter of Credit Commitment. Notwithstanding the foregoing, Borrower may not reduce or cancel the Total Loan Commitment, the Total Turbine Purchase Loan Commitment and/or the Total Letter of Credit Commitment if, after giving effect to such reduction or cancellation,
(a) the sum of the aggregate principal amount of all Loans then outstanding and the Aggregate LC Stated Amount together with all outstanding Reimbursement Obligations would exceed the Total Loan Commitment, (b) the Available Construction Funds would not, in the reasonable judgment of the Technical Committee and the Independent Engineer, be equal to or exceed remaining Project Costs for all Funded Projects, or (c) such reduction or cancellation would cause a violation of any other provision of this Agreement, the other Credit Documents, any Project Documents, any Turbine Purchase Contracts or have a Material Adverse Effect on Borrower, any Project Owner, any Funded Project. Borrower shall pay to Administrative Agent any Commitment Fees then due upon any cancellation and, from the effective date of any reduction, the Commitment Fees shall be computed on the basis of the Available Loan Commitment, as so reduced. Once reduced or canceled, none of the Total Loan Commitment may be increased or reinstated. Any reductions in the Total Loan Commitment, the Total Turbine Purchase Loan Commitment or the Total Letter of Credit Commitment pursuant to this Section 2.3.4 shall be applied ratably to each Bank's respective Commitments in accordance with Section 2.7.1.

              2.3.5 Turbine Purchase Loan Conversion to Construction Loans. In the event a Project satisfies the conditions precedent to initial funding pursuant to Section 3.3 and prior to such initial funding the Turbines assigned to such Project (as set forth in Exhibit G-3), if any, were Funded Turbines, the Turbine Purchase Loans associated with such Funded Turbines shall be automatically converted for all purposes hereof into Construction Loans and shall cease to be considered outstanding Turbine Purchase Loans, including for purposes of Section 2.3.2, in each case as of the Funding Date with respect to such Project.

         2.4  Fees.

              2.4.1 Fee Letter. Borrower shall pay to the Lead Arrangers, Co-Arrangers and Administrative Agent solely for the Lead Arrangers', Co-Arrangers' and Administrative Agent's respective accounts the fees described in that certain letter from Borrower to the Lead Arrangers, Arrangers and Administrative Agent dated the Closing Date.

              2.4.2 Loan Commitment Fees. On the last Banking Day in each calendar quarter (where all or any portion of such calendar quarter occurs on or after the Closing Date and prior to the Loan Maturity Date) and on the Loan Maturity Date (or, if the Total Loan Commitment is canceled prior to such date, on the date of such cancellation), Borrower shall pay to Administrative Agent, for the benefit of the Banks, accruing from the Closing Date or the first day of such quarter, as the case may be, a commitment fee (the "Commitment Fee") for such quarter (or portion thereof) then ending equal to the product of (a) 0.50% times (b) the daily average Available Loan Commitment for such quarter (or portion thereof) times (c) a fraction, the numerator of which is the number of days in such quarter (or portion thereof) and the denominator of which is the number of days in that calendar year (365 or 366, as the case may be).

              2.4.3 Activation Fees. Concurrently with the first Borrowing in respect of each Subsequent Project, Borrower shall pay to Administrative Agent, for the benefit of the Banks, an activation fee (the "Activation Fee") equal to the product of (a) 0.25% times (b) the total amount of Project Costs in respect of such Subsequent Project less any Contributions by Calpine previously applied to pay Project Costs for such Subsequent Project as reflected in such Subsequent Project's Project Budget.

         2.5 Letter of Credit Fees.

              2.5.1 On the last Banking Day in each calendar quarter (or portion thereof) commencing on or after the Closing Date and ending on the Loan Maturity Date and on the Expiration Date of each Letter of Credit, Borrower shall pay to Administrative Agent for the benefit of the Banks, accruing from the date of issuance of such Letter of Credit, a Letter of Credit fee (the "Letter of Credit Fee") for such quarter (or portion thereof) then ending at the rates per annum described below and computed in the following manner: The Letter of Credit Fee in respect of each Letter of Credit shall be equal to the product of (a) the Applicable Margin with respect to LIBOR Loans applicable at such time, times (b) the daily average Stated Amount of each such Letter of Credit for such quarter (or portion thereof) times (c) a fraction, the numerator of which is the number of days in such quarter (or portion thereof) and the denominator of which is 360.

              2.5.2 Borrower shall pay to LC Bank solely for LC Bank's account the issuing and paying fee and LC Bank's usual and customary charges (or such charges as LC Bank and Borrower may agree) for the opening of any Letter of Credit, for the negotiation of any drafts paid pursuant to any Letter of Credit and for any wire transfers, all as described in that certain letter from Borrower to LC Bank dated the Closing Date.

         2.6 Other Payment Terms.

              2.6.1 Place and Manner. Borrower shall make all payments due to each Bank or Administrative Agent hereunder to Administrative Agent, for the account of such Bank, to The Bank of Nova Scotia, Federal Reserve Bank of New York ABA#026002532, for further credit to account #0610135 BNS San Francisco Loan Servicing Account, Reference: Calpine Construction Finance Company, in lawful money of the United States and in immediately available funds not later than 12:00 noon on the date on which such payment is due. Any payment made after such time on any day shall be deemed received on the Banking Day after such payment is received. Administrative Agent shall disburse to each Bank each such payment received by Administrative Agent for such Bank, such disbursement to occur on the day such payment is received if received by 12:00 noon or if otherwise reasonably possible, otherwise on the next Banking Day.

              2.6.2 Date. Whenever any payment due hereunder shall fall due on a day other than a Banking Day, such payment shall be made on the next succeeding Banking Day (except in the case of any payment relating to a LIBOR Loan where such next succeeding Banking Day is in the next calendar month, in which case such payment shall be made on the next preceding Banking Day), and such extension of time shall be included in the computation of interest or fees, as the case may be.

              2.6.3 Late Payments. If any amounts required to be paid by Borrower under this Agreement or the other Credit Documents (including principal or interest payable on any Loan, and any fees or other amounts otherwise payable to Administrative Agent or any Bank) remain unpaid after such amounts are due, Borrower shall pay interest on the aggregate, unpaid balance of such amounts from the date due until those amounts are paid in full at a per annum rate equal to the Default Rate.

              2.6.4 Net of Taxes, Etc.

                     (a) Taxes. Subject to each Bank's compliance with Section 2.6.7, any and all payments to or for the benefit of Administrative Agent or any Bank by Borrower hereunder or under any other Credit Document shall be made free and clear of and without deduction, setoff or counterclaim of any kind whatsoever and in such amounts as may be necessary in order that all such payments, after deduction for or on account of any present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto (excluding income and franchise taxes, which include taxes imposed on or measured by the net income or capital of Administrative Agent or such Bank by any jurisdiction or any political subdivision or taxing authority thereof or therein solely as a result of a connection between such Bank and such jurisdiction or political subdivision, other than a connection resulting solely from executing, delivering or performing its obligations or receiving a payment under, or enforcing, this Agreement or any Note) (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"), shall be equal to the amounts otherwise specified to be paid under this Agreement and the other Credit Documents. If Borrower shall be required by law to withhold or deduct any Taxes from or in respect of any sum payable hereunder or under any other Credit Document to Administrative Agent or any Bank, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.6.4, Administrative Agent or such Bank receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions and
(iii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. If Borrower shall make any payment under this Section 2.6.4 to or for the benefit of Administrative Agent or any Bank with respect to Taxes and if Administrative Agent or such Bank shall claim any credit or deduction for such Taxes against any other taxes payable by Administrative Agent or such Bank to any taxing jurisdiction then Administrative Agent or such Bank shall pay to Borrower an amount equal to the amount by which such other taxes are actually reduced; provided that the aggregate amount payable by Administrative Agent or such Bank pursuant to this sentence shall not exceed the aggregate amount previously paid by Borrower with respect to such Taxes. In addition, Borrower agrees to pay any present or future stamp, recording or documentary taxes and any other excise or property taxes, charges or similar levies (not including income or franchise taxes) that arise under the laws of the United States of America, the State of New York or any other state or jurisdiction where a Project is located from any payment made hereunder or under any other Credit Document or from the execution or delivery or otherwise with respect to this Agreement or any other Credit Document (hereinafter referred to as "Other Taxes").

                     (b) Indemnity. Borrower shall indemnify each Bank for the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.6.4 paid by any Bank, or any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted; provided that Borrower shall not be obligated to indemnify any Bank for any penalties, interest or expenses relating to Taxes or Other Taxes arising from the indemnitee's gross negligence or willful misconduct. Each Bank agrees to give written notice to Borrower of the assertion of any claim against such Bank relating to such Taxes or Other Taxes as promptly as is practicable after being notified of such assertion, and in no event later than 180 days after the principal officer of such Bank responsible for administering this Agreement obtains knowledge thereof; provided that any Bank's failure to notify Borrower of such assertion within such 180 days period shall not relieve Borrower of its obligation under this Section 2.6.4 with respect to Taxes or Other Taxes arising prior to the end of such period, but shall relieve Borrower of its obligations under this Section 2.6.4 with respect to Taxes or Other Taxes between the end of such period and such time as Borrower receives notice from such Bank as provided herein. Payments by Borrower pursuant to this indemnification shall be made within 30 days from the date such Bank makes written demand therefor (submitted through Administrative Agent), which demand shall be accompanied by a certificate describing in reasonable detail the basis thereof. Each Bank agrees to repay to Borrower any refund (including that portion of any interest that was included as part of such refund with respect to Taxes or Other Taxes paid by Borrower pursuant to this Section 2.6.4) received by such Bank for Taxes or Other Taxes that were paid by Borrower pursuant to this Section 2.6.4 and to contest, with the approval and participation of and at the expense of Borrower, any such Taxes or Other Taxes which such Bank or Borrower reasonably believes not to have been properly assessed.

                     (c) Notice. Within 30 days after the date of any payment of Taxes by Borrower, Borrower shall furnish to Administrative Agent, at its address referred to in Section 12.1, the original or a certified copy of a receipt evidencing payment thereof. Borrower shall compensate each Bank for all reasonable losses and expenses sustained by such Bank as a result of any failure by Borrower to so furnish such copy of such receipt.

                     (d) Survival of Obligations. The obligations of Borrower under this Section 2.6.4 shall survive the termination of this Agreement and the repayment of the Obligations.

              2.6.5 Application of Payments. Payments made under this Agreement or the other Credit Documents and other amounts received by Administrative Agent and the Banks under this Agreement or the other Credit Documents shall first be applied to any fees, costs, charges or expenses payable to Administrative Agent or the other Banks hereunder or under the other Credit Documents, next to any accrued but unpaid interest then due and owing, and then to outstanding principal then due and owing or otherwise to be prepaid; provided, with respect to payments applied to accrued but unpaid interest then due and owing or outstanding principal then due and owing or otherwise to be prepaid, such payments shall be applied to such debt associated with or attributable to Projects in the order of the respective dates of Operation of such Projects or, if all Loans associated with or attributable to Projects which have achieved Operation have been paid, then, at Borrower's election, pro rata as to all such debt, to such debt associated with or attributable to Turbines or to such debt associated with or attributable to Projects (in the case of payments of such debt associated with or attributable to Projects, such payment shall be applied in order of the respective anticipated dates of Commercial Operation of such Projects, as set forth in such Projects' Project Schedules).

              2.6.6 Failure to Pay Administrative Agent. Unless Administrative Agent shall have received notice from Borrower at least two Banking Days prior to the date on which any payment is due to the Banks hereunder that Borrower will not make such payment in full, Administrative Agent may assume that Borrower has made such payment in full to Administrative Agent on such date and Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent Borrower shall not have so made such payment in full to Administrative Agent, such Bank shall repay to Administrative Agent forthwith upon demand such amount distributed to such Bank, together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to Administrative Agent, at the Federal Funds Rate for the first five days after such date, and subsequent thereto at the Base Rate. A certificate of Administrative Agent submitted to any Bank with respect to any amounts owing by such Bank under this Section 2.6.6 shall be conclusive in the absence of manifest error.

              2.6.7 Withholding Exemption Certificates. Administrative Agent on the Closing Date and each Bank upon becoming a Bank hereunder including any entity to which any Bank grants a participation, or otherwise transfers its interest in this Agreement, agree that they will deliver to Borrower and Administrative Agent (and Administrative Agent agrees that it will deliver to Borrower) either (a) a statement that it is formed under the laws of the United States of America or a state thereof or (b) if it is not so formed, a letter in the form of Exhibit J-1 or Exhibit J-2, as appropriate, or other documentation reasonably acceptable to Borrower and Administrative Agent and two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, certifying in each case that such Bank is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes. Each Bank which delivers to Borrower and Administrative Agent a Form 1001 or 4224 pursuant to the preceding sentence further undertakes to deliver to Borrower and Administrative Agent further copies of the said letter and Form 1001 or 4224, or successor applicable forms, or other manner of certification or procedure, as the case may be, on or before the date that any such letter or form expires or becomes obsolete or within a reasonable time after gaining knowledge of the occurrence of any event requiring a change in the most recent letter and forms previously delivered by it to Borrower, and such extensions or renewals thereof as may reasonably be requested by Borrower, certifying in the case of a Form 1001 or 4224 that such Bank is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless in any such cases an event (including any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent a Bank from duly completing and delivering any such letter or form with respect to it and such Bank advises Borrower that it is not capable of receiving payments without any deduction or withholding of United States federal income tax, and in the case of Form W-8 or W-9, establishing an exemption from United States backup withholding tax. Borrower shall not be obligated, however, to pay any additional amounts in respect of United States Federal income tax pursuant to Section 2.6.4 (or make an indemnification payment pursuant to Section 2.6.4) to any Bank (including any entity to which any Bank sells, assigns, grants a participation in, or otherwise transfers its rights under this Agreement) if the obligation to pay such additional amounts (or such indemnification) would not have arisen but for a failure of such Bank to comply with its obligations under this Section 2.6.7.

         2.7  Pro Rata Treatment.

              2.7.1 Borrowings, Commitment Reductions, Etc. Except as otherwise provided herein, (a) each Borrowing and each reduction of the Total Loan Commitment, the Total Turbine Purchase Loan Commitment or the Total Letter of Credit Commitment shall be made or allocated among the Banks pro rata according to their respective Proportionate Shares of such Loans or Commitments, as the case may be, (b) each payment of principal of and interest on Loans shall be made or shared among the Banks holding such Loans pro rata according to the respective unpaid principal amounts of such Loans held by such Banks and (c) each payment of Commitment Fees, Activation Fees and Letter of Credit Fees shall be shared among the Banks pro rata according to (i) their respective Proportionate Shares of the Commitments to which such fees apply and (ii) in the case of each Bank which becomes a Bank hereunder after the date hereof, the date upon which such Bank so became a Bank.

              2.7.2 Sharing of Payments, Etc. If any Bank shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of Loans owed to it, in excess of its ratable share of payments on account of such Loans obtained by all Banks entitled to such payments, such Bank shall forthwith purchase from the other Banks such participation in the Loans, as the case may be, as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Bank, such purchase from such Bank shall be rescinded and each other Bank shall repay to the purchasing Bank the purchase price to the extent of such recovery together with an amount equal to such other Bank's ratable share (according to the proportion of (a) the amount of such other Bank's required repayment to (b) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. Borrower agrees that any Bank so purchasing a participation from another Bank pursuant to this Section 2.7.2 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Bank were the direct creditor of Borrower in the amount of such participation.

         2.8  Change of Circumstances.

              2.8.1 Inability to Determine Rates. If, on or before the first day of any Interest Period for any LIBOR Loans, (a) Administrative Agent determines that the LIBO Rate for such Interest Period cannot be adequately and reasonably determined due to the unavailability of funds in or other circumstances affecting the London interbank market, or (b) Banks holding aggregate Proportionate Shares of 33-1/3% or more of the Total Loan Commitment shall advise Administrative Agent that (i) the rates of interest for such LIBOR Loans do not adequately and fairly reflect the cost to such Banks of making or maintaining such Loans or (ii) deposits in Dollars in the London interbank market are not available to such Banks (as conclusively certified by each such Bank in good faith in writing to Administrative Agent and to Borrower) in the ordinary course of business in sufficient amounts to make and/or maintain their LIBOR Loans, Administrative Agent shall immediately give notice of such condition to Borrower. After the giving of any such notice and until Administrative Agent shall otherwise notify Borrower that the circumstances giving rise to such condition no longer exist, Borrower's right to request the making of or conversion to, and the Banks' obligations to make or convert to LIBOR Loans shall be suspended. Any LIBOR Loans outstanding at the commencement of any such suspension shall be converted at the end of the then current Interest Period for such Loans into Base Rate Loans unless such suspension has then ended.

              2.8.2 Illegality. If, after the date of this Agreement, the adoption of any Governmental Rule, any change in any Governmental Rule or the application or requirements thereof (whether such change occurs in accordance with the terms of such Governmental Rule as enacted, as a result of amendment, or otherwise), any change in the interpretation or administration of any Governmental Rule by any Governmental Authority, or compliance by any Bank or Borrower with any request or directive (whether or not having the force of law) of any Governmental Authority (a "Change of Law") shall make it unlawful or impossible for any Bank to make or maintain any LIBOR Loan, such Bank shall immediately notify Administrative Agent and Borrower of such Change of Law. Upon receipt of such notice, (a) Borrower's right to request the making of or conversion to, and the Bank's obligations to make or convert to, LIBOR Loans shall be suspended for so long as such condition shall exist, and (b) Borrower shall, at the request of such Bank, either (i) pursuant to Section 2.1.6, convert any then outstanding LIBOR Loans into Base Rate Loans at the end of the current Interest Periods for such Loans, or (ii) immediately repay pursuant to
Section 2.1.7 or convert LIBOR Loans of the affected Type into Base Rate Loans if such Bank shall notify Borrower that such Bank may not lawfully continue to fund and maintain such Loans. Any conversion or prepayment of LIBOR Loans made pursuant to the preceding sentence prior to the last day of an Interest Period for such Loans shall be deemed a prepayment thereof for purposes of Section 2.9.

              2.8.3 Increased Costs. If, after the date of this Agreement, any Change of Law:

                     (a) Shall subject any Bank to any tax, duty or other charge with respect to any LIBOR Loan or Commitment, or shall change the basis of taxation of payments by Borrower to any Bank on such a Loan or with respect to any Commitment (except for Taxes, Other Taxes or changes in the rate of taxation on the overall net income of any Bank); or

                     (b) Shall impose, modify or hold applicable any reserve, special deposit or similar requirement (without duplication of any reserve requirement included within the applicable Interest Rate through the definition of "Reserve Requirement") against assets held by, deposits or other liabilities in or for the account of, advances or loans by, or any other acquisition of funds by any Bank for any LIBOR Loan; or

                     (c) Shall impose on any Bank any other condition directly related to any LIBOR Loan or Commitment;

and the effect of any of the foregoing is to increase the cost to such Bank of making, issuing, creating, renewing, participating in (subject to the limitations in Section 10.13) or maintaining any such LIBOR Loan or Commitment or to reduce any amount receivable by such Bank hereunder; then Borrower shall from time to time, upon demand by such Bank, pay to such Bank additional amounts sufficient to reimburse such Bank for such increased costs or to compensate such Bank for such reduced amounts. A certificate setting forth in reasonable detail the amount of such increased costs or reduced amounts and the basis for determination of such amount, submitted by such Bank to Borrower, shall, in the absence of manifest error, be conclusive and binding on Borrower for purposes of this Agreement.

              2.8.4 Capital Requirements. If any Bank determines that (a) any Change of Law after the date of this Agreement increases the amount of capital required or expected to be maintained by such Bank (or the Lending Office of such Bank) or any Person controlling such Bank (a "Capital Adequacy Requirement") and (b) the amount of capital maintained by such Bank or such Person which is attributable to or based upon the Loans, the Commitments or this Agreement must be increased as a result of such Capital Adequacy Requirement (taking into account such Bank's or such Person's policies with respect to capital adequacy), Borrower shall pay to Administrative Agent on behalf of such Bank or such Person, upon demand of Administrative Agent on behalf of such Bank or such Person, such amounts as such Bank or such Person shall reasonably determine are necessary to compensate such Bank or such Person for the increased costs to such Bank or such Person of such increased capital. A certificate of such Bank or such Person, setting forth in reasonable detail the computation of any such increased costs, delivered to Borrower by Administrative Agent on behalf of such Bank or such Person shall, in the absence of manifest error, be conclusive and binding on Borrower for purposes of this Agreement.

              2.8.5 Notice; Participating Banks' Rights. Each Bank will notify Borrower of any event occurring after the date of this Agreement that will entitle such Bank to compensation pursuant to this Section 2.8, as promptly as practicable, and in no event later than 90 days after the principal officer of such Bank responsible for administering this Agreement obtains knowledge thereof; provided that any Bank's failure to notify Borrower within such 90 day period shall not relieve Borrower of its obligation under this Section 2.8.5 with respect to claims arising prior to the end of such period, but shall relieve Borrower of its obligations under this

Section 2.8.5 with respect to the time between the end of such period and such time as Borrower receives notice from the indemnitee as provided herein. No Person purchasing from a Bank a participation in any Commitment (as opposed to an assignment) shall be entitled to any payment from or on behalf of Borrower pursuant to Section 2.8.3 or Section 2.8.4 which would be in excess of the applicable proportionate amount (based on the portion of the Commitment in which such Person is participating) which would then be payable to such Bank if such Bank had not sold a participation in that portion of the Commitment.

         2.9 Funding Losses. If Borrower shall (a) repay or prepay any LIBOR Loans on any day other than the last day of an Interest Period for such Loans (whether an optional prepayment or a Mandatory Prepayment), (b) fail to borrow any LIBOR Loans in accordance with a Notice of Borrowing delivered to Administrative Agent (whether as a result of the failure to satisfy any applicable conditions or otherwise), (c) fail to convert any Loans into LIBOR Loans in accordance with a Notice of Conversion of Loan Type delivered to Administrative Agent (whether as a result of the failure to satisfy any applicable conditions or otherwise), (d) fail to continue a LIBOR Loan in accordance with a Confirmation of Interest Period Selection delivered to Administrative Agent or (e) fail to make any prepayment in accordance with any notice of prepayment delivered to Administrative Agent; Borrower shall, upon demand by any Bank, reimburse such Bank for all costs and losses incurred by such Bank as a result of such repayment, prepayment or failure ("Liquidation Costs"). Borrower understands that such costs and losses may include losses incurred by a Bank as a result of funding and other contracts entered into by such Bank to fund LIBOR Loans. Each Bank demanding payment under this Section
2.9 shall deliver to Borrower a certificate setting forth in reasonable detail the basis for and the amount of costs and losses for which demand is made. Such a certificate so delivered to Borrower shall, in the absence of manifest error, be conclusive and binding as to the amount of such loss for purposes of this Agreement.

         2.10 Alternate Office; Minimization of Costs.

              2.10.1 To the extent reasonably possible, each Bank shall designate an alternative Lending Office with respect to its LIBOR Loans and otherwise take any reasonable actions to reduce any liability of Borrower to any Bank under Section 2.6.4, 2.8.3 or 2.8.4, or to avoid the unavailability of any Type of Loans under Section 2.8.2 so long as such Bank, in its sole discretion, does not determine that such designation is disadvantageous to such Bank.

              2.10.2 If and with respect to each occasion that a Bank either makes a demand for compensation pursuant to Section 2.6.4, 2.6.7, 2.8.3 or 2.8.4 or is unable to fund LIBOR Loans pursuant to Section 2.8.2 or such Bank wrongfully fails to fund a Loan, Borrower may, upon at least five Banking Days' prior irrevocable written notice to each of such Bank and Administrative Agent, in whole permanently replace the Commitment of such Bank; provided that Borrower shall replace such Commitment with the Commitment of a commercial bank reasonably satisfactory to the Lead Arrangers. Such replacement Bank shall upon the effective date of replacement purchase the Obligations owed to such replaced Bank for the aggregate amount thereof and shall thereupon for all purposes become a "Bank" hereunder. Such notice from Borrower shall specify an effective date for the replacement of such Bank's Commitment, which date shall not be later than the tenth day after the day such notice is given. On the effective date of any replacement of such Bank's Commitment pursuant to this Section 2.10.2,

Borrower shall pay to Administrative Agent for the account of such Bank (a) any fees due to such Bank to the date of such replacement; (b) accrued interest on the principal amount of outstanding Loans held by such Bank to the date of such replacement, and (c) the amount or amounts requested by such Bank pursuant to each of Sections 2.6.4, 2.6.7, 2.8.3 and 2.8.4, as applicable. Borrower will remain liable to such replaced Bank for any Liquidation Costs that such Bank may sustain or incur as a consequence of repayment of such Bank's Loans (unless such Bank has defaulted on its obligation to fund a Loan hereunder). Upon the effective date of repayment of any Bank's Loans and termination of such Bank's Commitment pursuant to this Section 2.10.2, such Bank shall cease to be a Bank hereunder. No such termination of any such Bank's Commitment and the purchase of such Bank's Loans pursuant to this Section 2.10.2 shall affect (i) any liability or obligation of Borrower or any other Bank to such terminated Bank which accrued on or prior to the date of such termination or (ii) such terminated Bank's rights hereunder in respect of any such liability or obligation.

              2.10.3 Any Bank may designate a Lending Office other than that set forth on Exhibit H and may assign all of its interests under the Credit Documents, and its Notes, to such Lending Office; provided that such designation and assignment do not at the time of such designation and assignment increase the reasonably foreseeable liability of Borrower under Sections 2.6.4, 2.8.3, or
2.8.4 or make an Interest Rate option unavailable pursuant to Section 2.8.2.

         2.11 Extension of Loan Maturity Date.

              2.11.1 Borrower may, not earlier than 900 days and not later than 365 days prior to the initial Date Certain, request Administrative Agent to request that the Banks agree to an extension of the initial Date Certain for an additional period not to exceed one year from the date of the initial Date Certain upon the terms and conditions of this Section 2.11.

              2.11.2 Upon receipt of any such request from Borrower, Administrative Agent shall promptly notify each Bank of such request. Each Bank shall notify Administrative Agent not later than 45 days after receiving notice of the extension request from Administrative Agent if, in its sole discretion, it agrees to extend its Commitment (or any portion thereof) for such additional requested period. Each such notice from a Bank which agrees to extend such Commitment (each, a "Renewing Bank") shall specify (i) all or that portion of its Commitment which it is willing to extend and (ii) the amount of any additional Commitment it would be willing to assume (with respect to any Renewing Bank, an "Additional Commitment"). Any Bank which fails to deliver such notice to Administrative Agent shall be deemed to have declined to renew its Commitment for such additional requested period. Each Commitment (or portion thereof) which is not renewed is hereinafter referred to as a "Declined Commitment" and collectively, the "Declined Commitments." After receipt of such notices, Administrative Agent shall allocate the Declined Commitments (if any) among each Renewing Bank pro rata according to the respective amounts of their Additional Commitments (provided that in no event shall any such Renewing Bank be allocated an amount in excess of its Additional Commitment). On the first Business Day after the 60th day following the notice issued by Administrative Agent to the Banks of the extension request, Administrative Agent shall advise Borrower in writing (a "Renewal Notice"), with a copy to each of the Banks, of the affirmative responses which it has received from the Renewing Banks and the respective amounts of the Commitments of each Renewing Bank.

              2.11.3 Subject to the following sentence, if the aggregate amount of the Additional Commitments is less than 100% of the aggregate of the Declined Commitments then in effect, the initial Date Certain shall only be extended if,
(i) on or before the initial Date Certain Borrower repays in accordance with
Section 2.1.7 (and subject to Section 2.3.4) the Loans outstanding comprising Declined Commitments not being assumed pursuant to Section 2.11.4, if any, and
(ii) the Available Construction Funds, after giving effect to such repayment, equal or exceed the remaining Project Costs of all Funded Projects. Notwithstanding the foregoing, if the aggregate amount of the Additional Commitments is less than 100% of the aggregate of the Declined Commitments, Borrower may replace any Bank to the extent of such Bank's Declined Commitment, with another commercial bank or banks reasonably satisfactory to the Lead Arrangers and the LC Bank (a "Replacement Bank"). Borrower shall notify Administrative Agent (who shall promptly forward such notice to the Banks), no later than 180 days prior to the initial Loan Maturity Date, whether it will prepay the Loans comprising the Declined Commitments in accordance with Section
2.1.7 and/or replace Banks to the extent of such Banks' Declined Commitments as described in the preceding sentences. Each Bank whose outstanding Loans have been repaid in full and who has been paid all other amounts due to it hereunder shall cease to be a Bank hereunder and shall cancel and return to Borrower any Notes held by such Bank.

              2.11.4 If the aggregate amount of the Additional Commitments (including the Commitments provided by any Replacement Banks) is equal to or greater than 100% of the aggregate of the Declined Commitments then in effect, the following shall occur:

                     (a) the initial Date Certain shall be extended as requested by Borrower;

                     (b) Borrower shall repay any Loans (and all fees and other Obligations due in respect of such Loans) it has elected to repay pursuant to
Section 2.11.3;

                     (c) the Banks (including the Replacement Banks, if any) shall enter into such assignment and assumption agreements reasonably acceptable to Administrative Agent as may be necessary to transfer any Banks' Declined Commitments to Banks (and Replacement Banks) extending Additional Commitments, such assignment and assumption agreements to become effective on the initial Date Certain (before giving effect to any extension thereof);

                     (d) on the initial Date Certain (prior to giving effect to any extension thereof) each Replacement Bank shall for all purposes become a "Bank" hereunder;

                     (e) Borrower shall, if applicable, execute and deliver to each Bank a new Note to reflect such Bank's new Commitment (after giving effect to such Bank's Additional Commitment or Declined Commitment) and each Bank receiving such new Note shall cancel and return to Borrower the pre-existing Note held by such Bank; and

                     (f) each Bank whose outstanding Loans have been repaid in full and who has been paid all other amounts due to it hereunder shall cease to be a Bank hereunder and shall cancel and return to Borrower any Notes held by such Bank.

                                   ARTICLE 3.
                              CONDITIONS PRECEDENT

         3.1 Conditions Precedent to the Closing Date and the Initial Funding of the Initial Projects. The conditions precedent to the Closing Date as set forth in the Original Credit Agreement were satisfied on November 3, 1999 and the conditions precedent to the initial fundings of the Westbrook Project, the South Point Project, the Sutter Project and the Magic Valley Project, in each case as set forth in the Original Credit Agreement, were satisfied (or waived in writing by Administrative Agent with the consent of the Required Banks) on January 18, 2000, January 28, 2000, February 28, 2000 and March 30, 2000, respectively.

         3.2 Conditions Precedent to the Effectiveness of the Amended and Restated Credit Agreement. The occurrence of the Effective Date is subject to the prior satisfaction of each of the following conditions (unless waived in writing by Administrative Agent with the consent of all Banks):

              3.2.1 Resolutions. Delivery to the Administrative Agent on behalf of the Banks of a copy of one or more resolutions or other authorizations of each of the Portfolio Entities, the Partners and Calpine, certified by the appropriate officers of each such entity as being in full force and effect on the Effective Date, authorizing, as applicable, the Borrowings herein provided for and the execution, delivery and performance of this Agreement and the other Credit Documents and any instruments or agreements required hereunder or thereunder to which such entity is a party.

              3.2.2 Incumbency. Delivery to the Administrative Agent on behalf of the Banks of a certificate satisfactory in form and substance to the Administrative Agent from each of the Portfolio Entities, the Partners and Calpine, signed by the appropriate authorized officer of each such entity and dated the Effective Date, as to the incumbency of the natural persons authorized to execute and deliver this Agreement and the other Credit Documents and any instruments or agreements required hereunder or thereunder to which such entity is a party.

              3.2.3 Formation Documents. Delivery to the Administrative Agent on behalf of the Banks of (a) a copy of the limited partnership agreement of Borrower, certified by an officer of Borrower or the secretary or an assistant secretary of the General Partner as being true, correct and complete on the Effective Date, and any related agreements or certificates filed in accordance with applicable state law, (b) copies of the articles of incorporation or certificate of incorporation or charter or other state certified constituent documents of each of the Portfolio Entities, the Partners and Calpine, certified by the secretary of state of the state of formation, and (c) copies of the Bylaws or other comparable constituent documents of each such Portfolio Entity, the Partners and Calpine, certified by its secretary or an assistant secretary.

              3.2.4 Good Standing Certificates. (a) With respect to each of the Project Owners, delivery to the Administrative Agent on behalf of the Banks of certificates issued by the secretary of state of the state in which such Project Owner's Project(s) is (are) located and, if other than such state, the state of formation of such Project Owner and (b) with respect to each of the Portfolio Entities other than such Project Owners, the Partners and Calpine, delivery to the Administrative Agent on behalf of the Banks of certificates issued by the secretary of state of the state of formation of such Persons, in each case certifying that such Person is in good standing and is qualified to do business in, and has paid all franchise taxes or similar taxes due to, such states.

              3.2.5 Satisfactory Proceedings. All corporate, partnership and legal proceedings and all instruments in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received all information and copies of all documents, including records of corporate or partnership or limited liability company proceedings and copies of any approval by any Governmental Authority required in connection with any transaction herein contemplated, which the Administrative Agent may reasonably have requested in connection herewith, such documents where appropriate to be certified by proper corporate or partnership officers or Governmental Authorities.

              3.2.6 Credit Documents. Delivery to the Administrative Agent on behalf of the Banks of executed originals of each Credit Document set forth on
Schedule 3.2.6 relating to the transactions contemplated by this Agreement, the Initial Projects and the Lost Pines Project. All actions shall have been taken to provide the Banks with a valid and perfected first priority Lien on the personal property Collateral attributable to the Initial Projects, the Lost Pines Project and the Turbines, including, without limitation, the execution, delivery and filing of UCC-1, UCC-2, or UCC-3 financing statements, as applicable, with appropriate secretaries of state and/or other filing offices and the delivery of the Pledged Equity Interests of each of the Portfolio Entities and the Partners in accordance with the Pledge Agreements (Pledged Equity Interests). All the documents specified above shall be in form and substance satisfactory to the Administrative Agent and shall have been duly authorized, executed and delivered by the parties thereto.

              3.2.7 Certificates of Borrower. The Administrative Agent shall have received a certificate, dated as of the Effective Date, signed by a Responsible Officer of Borrower, in substantially the form of Exhibit F-1.

              3.2.8 Legal Opinions. Delivery to the Administrative Agent of legal opinions of counsel to the Portfolio Entities and their respective Affiliates that are party to any Credit Documents addressing such Credit Documents, in each case in form and substance satisfactory to the Administrative Agent.

              3.2.9 No Change in Tax Laws. No change shall have occurred since the Closing Date in any law or regulation or interpretation thereof that would subject any Bank to any material unreimbursed Tax or Other Tax.

              3.2.10 Absence of Litigation. (a) No action, suit, proceeding or investigation shall have been instituted or threatened against any Portfolio Entity which could reasonably be expected to have a Material Adverse Effect and
(b) except for the applicability of the FPA solely by reason of a Project Owner being an Exempt Wholesale Generator, no order, judgment or decree shall have been issued or proposed to be issued by any Governmental Authority that, as a result of the construction, ownership, leasing or operation of the Initial Projects or the Lost Pines Project, the sale of electricity or steam therefrom or the entering into of any Operative Document or any transaction contemplated hereby or thereby, would cause or deem the Banks, any

Portfolio Entity or any Affiliate of any of them to be subject to, or not exempted from, regulation under the FPA or PUHCA or under state laws and regulations respecting the rates or the financial or organizational regulation of electric utilities.

              3.2.11 Payment of Filing Fees. All amounts required to be paid to or deposited with the Administrative Agent on behalf of the Banks, and all taxes, fees and other costs payable in connection with the execution, delivery, recordation and filing of the documents and instruments referred to in this
Section 3.2, shall have been paid in full or, as approved by the Agent, provided for.

              3.2.12 No Material Adverse Change. Since May 28, 1999, in the reasonable judgment of the Administrative Agent, there shall not have occurred any change which could reasonably be expected to have a Material Adverse Effect on Borrower or the economics or feasibility of constructing and/or operating the Initial Projects or the Lost Pines Project.

              3.2.13 Establishment of Accounts. The Accounts required to be established on or prior to the Effective Date under Article 7 shall have been established to the satisfaction of the Administrative Agent.

              3.2.14 Representations and Warranties. Each representation and warranty of the Partners, Calpine and the Portfolio Entities under the Credit Documents shall be true and correct in all material respects.

         3.3 Conditions Precedent to the Initial Funding of the Subsequent Projects. The obligation of the Banks to make the initial Construction Loans with respect to a particular Subsequent Project (other than the Lost Pines Project which satisfied its conditions precedent to initial funding as set forth in the Original Credit Agreement (or obtained a waiver of such conditions precedent in writing by Administrative Agent with the consent of the Required Banks) on May 31, 2000) is subject to the prior satisfaction of each of the following conditions:

              3.3.1  Borrower Equity. Contributions required pursuant to Section
5.17.1 and 5.17.2 hereof shall have been funded and applied in accordance with
Section 5.1.

              3.3.2 Joint Venture Projects. In the case of a Subsequent Project that is only partially owned by the relevant Project Owner, (a) Administrative Agent on behalf of the Banks shall have received all joint venture, joint tenancy, joint operating or other documents relating to the joint ownership, operation or governance of such Subsequent Project (collectively, the "Joint Venture Agreement"), in form and substance satisfactory to the Technical Committee, including provisions (i) requiring all parties to the Joint Venture Agreement (the "Joint Venturers") to fund their respective obligations in connection with the development, construction and operation of such Subsequent Project, providing reasonable remedies for a Joint Venturer's failure to fund, and permitting the relevant Project Owner to fund such obligations if any of the Joint Venturers fail to do so, (ii) permitting the relevant Project Owner to grant a Lien on its interest in such Subsequent Project in favor of the Banks pursuant to this Agreement, and (iii) prohibiting any of the other Joint Venturers from granting a Lien on or otherwise encumbering the relevant Project Owner's interest in such Subsequent Project and (b) if required by applicable law, such Joint Venture Agreement or the relative rights of the Joint Venturers in such Subsequent Project (or a memorandum thereof) shall have been recorded or filed, as applicable, in the appropriate public records in order to give third parties notice of such Joint Venture Agreement.

              3.3.3 Resolutions. Delivery to Administrative Agent on behalf of the Banks of (a) a copy of one or more resolutions or other authorizations of the relevant Project Owner, the relevant Equipment Finance Company (if any) and all other Portfolio Entities with respect to such Subsequent Project and each Affiliated Major Project Participant with respect to such Subsequent Project, certified by the appropriate officers of each such entity as being in full force and effect on the Funding Date, authorizing, as applicable, the execution, delivery and performance of the Operative Documents with respect to such Subsequent Project and any instruments or agreements required hereunder or thereunder to which such entity is a party, or (b) in so far as any of the materials delivered with respect to a Funded Project are sufficient (in the reasonable discretion of the Technical Committee) to satisfy the requirements set forth in this Section 3.3.3, Borrower shall deliver a certificate by the appropriate officers that the matters delivered with respect to such Funded Project remain in full force and effect as of the Funding Date.

              3.3.4 Incumbency. Delivery to Administrative Agent on behalf of the Banks of (a) a certificate satisfactory in form and substance to the Technical Committee, from the relevant Project Owner, the relevant Equipment Finance Company (if any) and all other Portfolio Entities with respect to such Subsequent Project and each Affiliated Major Project Participant with respect to such Subsequent Project, signed by the appropriate authorized officer of each such entity and dated the Funding Date, as to the incumbency of the natural persons authorized to execute and deliver the Operative Documents with respect to such Subsequent Project and any instruments or agreements required hereunder or thereunder to which such entity is a party, or (b) in so far as any of the materials delivered with respect to a Funded Project are sufficient (in the reasonable discretion of the Technical Committee) to satisfy the requirements set forth in this Section 3.3.4, Borrower shall deliver a certificate by the appropriate officers that the matters delivered with respect to such Funded Project remain in full force and effect as of the Funding Date.

              3.3.5 Formation Documents. Delivery to Administrative Agent on behalf of the Banks of (a) copies of the articles of incorporation or certificate of incorporation or charter or other state certified constituent documents of the relevant Project Owner, the relevant Equipment Finance Company (if any) and all other Portfolio Entities with respect to such Subsequent Project, and each other Major Project Participant with respect to such Subsequent Project, certified, if requested by the Technical Committee, by the secretary of state of the state of formation, except, with respect to any Major Project Participant other than such Project Owner or such Equipment Finance Company or other Portfolio Entities, where such Major Project Participant is not the type of entity for which such state certified constituent documents are reasonably available, and (b) copies of the Bylaws or other comparable constituent documents of the relevant Project Owner, the relevant Equipment Finance Company (if any) and all other Portfolio Entities with respect to such Subsequent Project and each Affiliated Major Project Participant with respect to such Subsequent Project, certified by its secretary or an assistant secretary, or (c) in so far as any of the materials delivered with respect to a Funded Project are sufficient (in the reasonable discretion of the Technical Committee) to satisfy the requirements set forth in this Section 3.3.5(a) or (b), Borrower shall deliver a certificate by the appropriate officers that the matters delivered with respect to such Funded Project under remain in full force and effect as of the Funding Date.

              3.3.6 Good Standing Certificates. (a) For the relevant Project Owner, the relevant Equipment Finance Company (if any) and each other Major Project Participant with respect to such Subsequent Project, delivery to Administrative Agent on behalf of the Banks of certificates issued by the secretary of state of the state where such Subsequent Project is located and, if other than such state, the state of formation of such Major Project Participant, and (b) with respect to each Portfolio Entity with respect to such Subsequent Project (other than the relevant Project Owner and Equipment Finance Company, if any), delivery to the Lead Arrangers of certificates issued by the secretary of state of the state of formation of such Persons, in each case certifying that such Person is in good standing and is qualified to do business in, and has paid all franchise taxes or similar taxes due to, such states, except, with respect to any Major Project Participant other than such Project Owner, such Equipment Finance Company or other Portfolio Entities, where such Major Project Participant is not required to qualify to do business in such state in order to perform its obligations under any Project Document with respect to such Subsequent Project to which it is a party or where such Major Project Participant is not the type of entity for which a good standing certificate is available.

              3.3.7 Satisfactory Proceedings. All corporate, partnership and legal proceedings and all instruments in connection with the transactions contemplated by this Agreement with respect to such Subsequent Project shall be satisfactory in form and substance to the Technical Committee, and Administrative Agent on behalf of the Banks shall have received all information and copies of all documents, including records of corporate or partnership proceedings and copies of any approval by any Governmental Authority required in connection with any transaction herein contemplated (with respect to such Subsequent Project), which the Technical Committee may reasonably have requested in connection herewith, such documents where appropriate to be certified by proper corporate or partnership officers or Governmental Authorities.

              3.3.8 Operative Documents.

                     (a) Delivery to Administrative Agent on behalf of the Banks of executed originals of:

                         (i) Amendments, supplements or modifications to each
of the Collateral Documents with respect to such Subsequent Project (or additional Collateral Documents if reasonably requested by the Technical Committee, including a Project Owner Guaranty and a Project/Turbine Owner Security Agreement executed by the Project Owner with respect to such Subsequent Project, an Equipment Finance Company Security Agreement executed by the Equipment Finance Company with respect to such Subsequent Project, if applicable, and Pledge Agreements (Pledged Equity Interests) executed by each Portfolio Entity with respect to such Subsequent Project (other than the relevant Project Owner and Equipment Finance Company, if any), in each case as applicable) considered necessary by the Technical Committee to ensure that all rights and assets related to such Subsequent Project, including all real property and personal property comprising such Subsequent Project and all rights of the relevant Project Owner under any Joint Venture Agreement relating to such Subsequent Project, have been pledged to Administrative Agent and the Banks; provided, however, as set forth in the relevant Project/Turbine Owner Security Agreement, Equipment Finance Company Security Agreement, Pledge Agreement(s) (Pledged Equity Interests) and Deed of Trust, the Lien on the Collateral comprising such Subsequent Project and the ownership interests in the relevant Portfolio Entities shall not secure those Obligations relating to or arising from Projects owned by Project Owners that own one or more Projects that have achieved Operation prior to the Funding Date.

                         (ii) Consents to assignment in substantially the form
of Exhibit E-1 or otherwise in form and substance reasonably satisfactory to the Technical Committee from the counterparties to each Major Project Document (Major Gas Supply Contracts, Major Power Purchase Agreements and Major Gas Transportation Agreements only to the extent then in existence), electric transmission and interconnection agreements and material water supply agreements in respect of such Subsequent Project delivered pursuant to Section 3.3.8(d).

                         (iii) Affiliated Subordination Agreements substantially
in the form of Exhibit D-8 or otherwise in form and substance reasonably satisfactory to the Technical Committee (or, if applicable, amendments to existing Affiliated Subordination Agreements) executed by each Affiliate of Calpine (other than the relevant Project Owner and Equipment Finance Company, if any) entering into Project Documents with respect to such Subsequent Project considered necessary by the Technical Committee to subordinate certain O&M Costs that the relevant Project Owner may incur pursuant to such Project Documents to the Obligations. Such O&M Costs shall only include amounts payable to such Affiliate which do not represent reimbursement of costs payable to third parties not Affiliates of Calpine and shall be subordinated to the Obligations to the same extent as O&M Costs are subordinated to the Obligations in the corresponding documents furnished by Borrower in respect of the Initial Projects or otherwise to the extent satisfactory to the Technical Committee.

                     (b) Borrower shall have delivered to Administrative Agent the federal employer number and all other information requested by Administrative Agent with respect to the Portfolio Entities with respect to such Subsequent Project and all actions shall have been taken to provide the Banks with a valid and perfected first priority Lien on the Collateral in respect of such Subsequent Project (except as otherwise approved by the Technical Committee, including all personal property comprising such Subsequent Project) including, without limitation, to the extent necessary, the execution, delivery and recordation of the Deed of Trust and fixture filings with respect to such Subsequent Project in the appropriate locations, the filing of UCC-1, UCC-2 or UCC-3 financing statements, as applicable, with respect to such Collateral with the Secretary of State and/or other appropriate filing office in the states in which such Subsequent Project is located, the states of formation of the relevant Portfolio Entities or the states in which such Portfolio Entities' principal places of business are located, the delivery of the Pledged Equity Interests of the Portfolio Entities with respect to such Subsequent Project in accordance with the relevant Pledge Agreements (Pledged Equity Interests).

                     (c) Delivery to Administrative Agent on behalf of the Banks of a certified list of, and true and correct copies of, each Project Document with respect to such Subsequent Project then in effect, and, in each case, any supplements or amendments thereto, and all of which Project Documents shall be certified by a Responsible Officer of Borrower as being true, complete and correct and in full force and effect on the Funding Date pursuant to the certificates delivered as provided in this Section 3.3, which certificates shall state that neither the relevant Project Owner nor, to Borrower's knowledge, any other party to any such Project Document is or, but for the passage of time or giving of notice or both will be, in breach of any material obligation thereunder, and that all conditions precedent to the performance of the parties under such Project Documents then required to have been performed have been satisfied.

                     (d) All the Major Project Documents (other than Major Gas Supply Contracts (other than Gas Supply Contracts with Affiliates of Borrower) and Major Power Purchase Agreements), electric transmission and interconnection agreements and material water supply agreements with respect to such Subsequent Project shall be substantially similar to the corresponding documents furnished by Borrower in respect of the Initial Projects (to the extent there are such corresponding documents) with counterparties reasonably acceptable to the Technical Committee and conforming changes to address the specifics of such Subsequent Project or otherwise in form and substance reasonably satisfactory to the Technical Committee, shall have been duly authorized, executed and delivered by the parties thereto.

                     (e) Delivery to Administrative Agent of (i) all shared use agreements and/or joint ownership agreements reasonably requested by the Technical Committee evidencing the relevant Project Owner's interests, rights and obligations with respect to any shared facilities incorporated into or used with respect to such Subsequent Project, and (ii) all intercreditor agreements and/or non-disturbance agreements reasonably requested by the Technical Committee establishing the relative rights and remedies between Administrative Agent on behalf of the Banks and any other Persons with interests in any such shared facilities or other properties incorporated into or used with respect to such Subsequent Project.

                     (f) In the event one or more Equipment Leases are associated with such Subsequent Project, the equipment leasing structure implemented pursuant to such Equipment Lease(s) shall not, in the Technical Committee's reasonable opinion, affect in any adverse manner (i) such Subsequent Project's Project Revenues available for payments under Waterfall Levels 2, 3 and 4 or (ii) the Lien imposed by the Collateral Documents in favor of Administrative Agent on the Collateral with respect to such Subsequent Project, in each case as compared to such Subsequent Project assuming the equipment held by the associated Equipment Finance Company and leased to the relevant Project Owner pursuant to such Equipment Lease(s) (and the Project Documents related thereto) were held directly by such Project Owner.

              3.3.9 Certificate of Borrower. Administrative Agent on behalf of the Banks shall have received a certificate, dated as of the Funding Date, signed by a Responsible Officer of Borrower, in substantially the form of Exhibit F-2.

              3.3.10 Legal Opinions. Delivery to Administrative Agent on behalf of the Banks of legal opinions of counsel to the relevant Portfolio Entities, Affiliates of Calpine that are party to Operative Documents relating to such Subsequent Project and each Major Project Participant designated by the Technical Committee that is a party to a Major Project Document delivered pursuant to Section 3.3.8(d) and each counterparty designated by the Technical Committee to a material water supply agreement delivered pursuant to Section 3.3.8(d) with respect to such Subsequent Project, substantially similar to the corresponding opinions delivered by Borrower in respect of the Initial Projects with conforming changes to address the specifics of such Subsequent Project or otherwise in form and substance satisfactory to the Technical Committee.

              3.3.11 Certificate of Insurance Consultant. Delivery to Administrative Agent on behalf of the Banks of the Insurance Consultant's certificate with respect to such Project, in substantially the form of Exhibit F-4, with the Insurance Consultant's report with respect to such Subsequent Project, confirming the adequacy of the insurance described on Exhibit K or otherwise in form and substance satisfactory to the Technical Committee, attached thereto.

              3.3.12 Insurance. Insurance with respect to such Subsequent Project complying with Exhibit K (as the same may be modified to include such Subsequent Project) shall be in full force and effect and Administrative Agent on behalf of the Banks shall have received (a) a certificate from Borrower's insurance broker(s), dated as of the Funding Date and identifying underwriters, type of insurance, insurance limits and policy terms, listing the special provisions required as set forth in Exhibit K, describing the insurance obtained and stating that such insurance is in full force and effect and that all premiums due thereon have been paid and that, in the opinion of such broker(s), such insurance complies with Exhibit K, and (b) certified copies of all policies evidencing such insurance (or a binder, commitment or certificates signed by the insurer or a broker authorized to bind the insurer), in form and substance satisfactory to the Technical Committee.

              3.3.13 Certificate of the Independent Engineer. Delivery to Administrative Agent on behalf of the Banks of the Independent Engineer's certificate with respect to such Subsequent Project, in substantially the form of Exhibit F-6, with the Independent Engineer's report with respect to such Subsequent Project attached thereto, confirming, in form and substance satisfactory to the Technical Committee, that the revenue assumptions approved by the Power Marketing Consultant in its report delivered to Administrative Agent on behalf of the Banks pursuant to Section 3.3.16 and fuel price assumptions approved by the Fuel Consultant in its report delivered to Administrative Agent on behalf of the Banks pursuant to Section 3.3.15 have been properly incorporated into the Base Case Project Projections and that the Project Schedule with respect to such Subsequent Project is consistent with the applicable Project Budget, and the Technical Committee shall be satisfied that the projected O&M Costs and the projected performance (including output, heat rate, environmental and Permit compliance, and availability, individually or taken as a whole) of such Subsequent Project as reflected in the Base Case Project Projections delivered to Administrative Agent on behalf of the Banks as contemplated in Section 3.3.27 hereof and the design and other technical aspects of, such Subsequent Project, are reasonable and achievable in a manner consistent with the applicable Project Budget and Project Schedule.

              3.3.14 Reports of the Environmental Consultant. Delivery to Administrative Agent on behalf of the Banks of (a) Borrower's Environmental Consultant's Phase I reports with respect to such Subsequent Project, along with the corresponding reliance letters from such Environmental Consultant, confirming that no Hazardous Substances were found in, on or under the Site of such Subsequent Project or (b) if Hazardous Substances were found in, on or under such real property pursuant to such Phase I environmental report, or such report otherwise indicates that a Phase II environmental review is warranted,
(i) a Phase II environmental report with respect to such real property along with a corresponding reliance letter from Environmental


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



Consultant, confirming in form and substance satisfactory to Administrative Agent, either (A) that no Hazardous Substances were found in, on or under such real property or (B) matters otherwise satisfactory to the Technical Committee or (ii) an environmental indemnity agreement in form and substance satisfactory to the Technical Committee pursuant to which an indemnitor satisfactory to Administrative Agent indemnifies the Portfolio Entities and the Banks from any and all damages or other liabilities relating to or arising from Hazardous Substances then in, on or under such real property or otherwise caused by or attributable to such indemnitor.

              3.3.15 Certificate of the Fuel Consultant. Delivery to Administrative Agent on behalf of the Banks of the Fuel Consultant's certificate with respect to such Subsequent Project, in substantially the form of Exhibit F-8, with the Fuel Consultant's report with respect to such Subsequent Project attached thereto, confirming, in form and substance satisfactory to the Technical Committee that there is sufficient fuel available to such Subsequent Project to operate such Subsequent Project in the manner contemplated by, and in accordance with the fuel price assumptions incorporated in the Base Case Project Projections delivered to Administrative Agent on behalf of the Banks as contemplated in Section 3.3.27 and that the Fuel Plan delivered to Administrative Agent on behalf of the Banks as contemplated in Section 3.3.18 for such Subsequent Project constitutes a reasonable plan for the supply and transportation of fuel for such Subsequent Project under existing and expected market conditions affecting such Subsequent Project and consistent with the intended operation thereof.

              3.3.16 Certificate of Power Marketing Consultant. Delivery to Administrative Agent on behalf of the Banks of a Power Marketing Consultant's certificate with respect to such Subsequent Project, in substantially the form of Exhibit F-9, with a Power Marketing Consultant's report with respect to such Subsequent Project attached thereto, confirming, in form and substance satisfactory to the Technical Committee, that the revenue assumptions incorporated in the Base Case Project Projections delivered to Administrative Agent on behalf of the Banks as contemplated in Section 3.3.27 are reasonable in light of existing and expected market conditions affecting such Subsequent Project.

              3.3.17 Power Marketing Plan. Delivery to Administrative Agent on behalf of the Banks of a plan with respect to power marketing setting forth Borrower's good faith assessment of the projected sales of power with respect to such Subsequent Project, which plan shall not in any way be construed to modify or limit Borrower's rights and obligations set forth herein, substantially in the form of the corresponding plans delivered by Borrower in respect of the Initial Projects and with such additional changes satisfactory in form and substance to the Technical Committee and the Power Marketing Consultant as may be appropriate under the circumstances.

              3.3.18 Fuel Plan. Delivery to Administrative Agent on behalf of the Banks of a plan with respect to fuel setting forth Borrower's good faith assessment of such Subsequent Project's projected fuel consumption needs and fuel supply and transportation strategy, which plan shall not in any way be construed to modify or limit Borrower's rights and obligations set forth herein, substantially in the form of the corresponding plans delivered by Borrower in respect of the Initial Projects and with such additional changes satisfactory in form and substance to the Technical Committee and the Fuel Consultant as may be appropriate under the circumstances.

              3.3.19 Schedule of Applicable Permits and Applicable Third Party Permits. Delivery to Administrative Agent of a Permit Schedule satisfactory in form and substance to the Technical Committee, together with (i) copies of each Applicable Permit and Applicable Third Party Permit listed on Parts I(A) and I(B) of such Permit Schedule, each satisfactory in form and substance to the Technical Committee, and (ii) legal opinions of counsel to the Portfolio Entities with respect to the matters described in the next two sentences, substantially similar to the corresponding opinions furnished by Borrower in respect of the Initial Projects with corresponding changes to address the specifics of such Subsequent Project or otherwise in form and substance satisfactory to the Technical Committee. The relevant Project Owner (or such other Person responsible for constructing and operating such Subsequent Project) shall have duly obtained or been assigned, either by itself or jointly with its Joint Venturers (if applicable) and there shall be in full force and effect in the relevant Project Owner's (or such other Person responsible for constructing and operating such Subsequent Project) name, either by itself or jointly with its Joint Venturers (if applicable) and not subject to any current legal proceeding or to any unsatisfied condition that could reasonably be expected to allow material modification or revocation of, and all applicable appeal periods shall have expired with respect to, the Applicable Permits for such Subsequent Project set forth on Parts I(A) and I(B) of such Permit Schedule, constituting in the Technical Committee's reasonable opinion all of the Applicable Permits for such Subsequent Project as of the Funding Date. Each Major Project Participant with respect to which responsibility for an Applicable Third Party Permit is indicated in Part I(B) of such Permit Schedule shall have duly obtained or been assigned such Applicable Third Party Permit and there shall be in full force and effect in such Person's name, and not subject to any current legal proceeding or to any unsatisfied condition that could reasonably be expected to allow material modification or revocation of, and all applicable appeal periods shall have expired with respect to, each Applicable Third Party Permit for such Project set forth on Part I(B) of such Permit Schedule, constituting in the Technical Committee's reasonable opinion all of the Applicable Third Party Permits for such Subsequent Project as of the Funding Date. Part II(A) of such Permit Schedule shall list all other Permits required by the relevant Project Owner (or such Project Owner and its Joint Venturers, if applicable) or other Person responsible for constructing and operating such Subsequent Project to construct, own and operate such Subsequent Project as contemplated by the Operative Documents. Part II(B) of such Permit Schedule shall list all other material Permits required by any other Major Project Participant with respect to such Subsequent Project to perform its obligations under the Operative Documents with respect to such Subsequent Project to which it is a party. The Permits listed in Parts II(A) and II(B) of such Permit Schedule shall either (a) in the Technical Committee's reasonable opinion, be timely obtainable at a cost consistent with the applicable Project Budget without material difficulty or delay prior to the time the relevant Project Owner (or such Project Owner and its Joint Venturers, if applicable) or the applicable other Major Project Participant, as applicable, requires such Permits, or (b) there shall exist alternative solutions (the expected cost of which is reflected in the applicable Project Budget) reasonably satisfactory to the Independent Engineer which would eliminate the need for such Permit. Except as disclosed in such Permit Schedule, the Permits listed in Parts I(A) and I(B) of such Permit Schedule shall not be subject to any restriction, condition, limitation or other provision that could reasonably be expected to have a Material Adverse Effect on such Subsequent Project or result in such Subsequent Project being operated in a manner not substantially as assumed in the Base Cost Project Projections.


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



              3.3.20 No Change in Tax Laws. No change shall have occurred, since the date upon which this Agreement was executed and delivered, in any law or regulation or interpretation thereof that would subject any Bank to any material unreimbursed Tax or Other Tax.

              3.3.21 Absence of Litigation. (a) No action, suit, proceeding or investigation shall have been instituted or threatened against any Portfolio Entity in respect of such Subsequent Project which could reasonably be expected to have a Material Adverse Effect on Borrower or such Subsequent Project, and
(b) except for the applicability of the FPA solely by reason of the relevant Project Owner being an Exempt Wholesale Generator, no order, judgment or decree shall have been issued or proposed to be issued by any Governmental Authority that, as a result of the construction, ownership, leasing or operation of such Subsequent Project, the sale of electricity or steam therefrom or the entering into of any Operative Document with respect to such Subsequent Project or any transaction contemplated hereby or thereby, would cause or deem the Banks, any Portfolio Entity or any Affiliate of any of them to be subject to, or not exempted from, regulation under the FPA or PUHCA or under state laws and regulations respecting the rates or the financial or organizational regulation of electric utilities.

              3.3.22 Payment of Filing Fees. All amounts required to be paid to or deposited with the Banks (including the Activation Fee) in respect of such Subsequent Project, and all taxes, fees and other costs payable in connection with the execution, delivery, recordation and filing of the documents and instruments referred to in this Section 3.3, shall have been paid in full or, as approved by the Technical Committee, provided for.

              3.3.23 Financial Statements. Administrative Agent on behalf of the Banks shall have received the most recent annual financial statements (audited if available) or Form 10-K and most recent quarterly financial statements or Form 10-Q from Borrower and each of the relevant Portfolio Entities and, to the extent reasonably obtainable, each other Major Project Participant with respect to such Subsequent Project (or their respective parent entities), together (in the case of such Portfolio Entities and the Affiliated Major Project Participants with respect to such Subsequent Project) with certificates from the appropriate Responsible Officer thereof, stating that no material adverse change in the consolidated assets, liabilities, operations or financial condition of such Person has occurred from those set forth in the most recent financial statements or the balance sheet, as the case may be, provided to Administrative Agent on behalf of the Banks.

              3.3.24 UCC Reports. Administrative Agent on behalf of the Banks shall have received a UCC report of a date reasonably close to the Funding Date for each of the jurisdictions in which any UCC-1 financing statements or amendments thereto are intended to be filed in respect of the Collateral with respect to such Subsequent Project, showing that upon due filing (assuming such filing or recordation occurred on the date of such respective reports), the security interests created under the Collateral Documents with respect to such Subsequent Project will be prior to all other financing statements or other security documents wherein the security interest is perfected by filing in respect of such Collateral.

              3.3.25 Project Budgets. Borrower shall have furnished Administrative Agent on behalf of the Banks a budget for such Subsequent Project and, if applicable, a revised budget for

Borrower in substantially the form of the Project Budgets delivered in respect of the Initial Projects but with such changes as are required to address the specifics of such Subsequent Project for all anticipated costs to be incurred in connection with the construction and start-up of such Subsequent Project, including in such budgets all construction and non-construction costs, and including all interest, taxes and other carrying costs, and such other information as the Technical Committee may require, together with a balanced statement of sources (including an allocation between Construction Loan proceeds and Contributions) and uses of proceeds (and any other funds necessary to complete such Subsequent Project), broken down as to separate construction phases and components, which project budgets shall be in form and substance satisfactory to the Technical Committee.

              3.3.26 Project Schedule. Borrower shall have furnished Administrative Agent a project schedule with respect to such Subsequent Project in substantially the form of the Project Schedules delivered in respect of the Initial Projects but with such changes as are required to address the specifics of such Subsequent Project and showing a guaranteed completion date for such Subsequent Project that is on or before the Loan Maturity Date and which is otherwise in form and substance satisfactory to the Technical Committee and the Independent Engineer.

              3.3.27 Base Case Project Projections. Borrower shall have furnished to Administrative Agent on behalf of the Banks the combined Base Case Project Projections of operating expenses and cash flow for all Funded Projects and such Subsequent Project showing, for each year in such projections, a projected annual Four-Quarter Portfolio Interest Coverage Ratio equal to or exceeding [*] to 1.00 (which ratio shall be supported by the projections set forth in the Independent Consultant's reports delivered in respect of such Funded Projects and this Section 3.3 with respect to such Subsequent Project) in substantially the form (including the duration thereof) of those projections delivered in respect of the Initial Projects and otherwise in form and substance satisfactory to the Technical Committee.

              3.3.28 No Material Adverse Change. No event or circumstance having a Material Adverse Effect with respect to Borrower has occurred since the Closing Date, and, with respect to such Subsequent Project, no event or circumstance having a Material Adverse Effect with respect to such Subsequent Project shall have occurred.

              3.3.29 Real Estate Rights; A.L.T.A. Surveys. Administrative Agent on behalf of the Banks shall (a) be satisfied that the relevant Project Owner (or other Person who holds direct ownership interests in such Subsequent Project) shall have obtained all real estate rights necessary for construction and operation of such Subsequent Project other than (i) such rights as can be obtained through eminent domain proceedings or (ii) rights, the procurement of which, in the Technical Committee's reasonable judgment, is not subject to the discretion of any third party, and in the case of either clause (i) or (ii) above, the Technical Committee shall be satisfied that any rights which have not been obtained can be obtained without material difficulty or delay by the time they are needed, and (b) have received A.L.T.A. surveys of the Site and, unless not required by the Technical Committee, the Easements with respect to such Subsequent Project in existence on the Funding Date, satisfactory in form and substance to the Technical Committee and the Title Insurer, reasonably current and certified to the Technical Committee by a licensed surveyor satisfactory to the Technical Committee, showing (i) as to such Site, the exact location and dimensions thereof, including the location of all means of access thereto and all easements relating thereto and showing the perimeter within which all foundations are or are to be located; (ii) as to such Easements in existence on the Funding Date, the exact location and dimensions thereof, including the location of all means of access thereto, and all improvements or other encroachments in or on such Easements in existence on the Funding Date; (iii) the existing utility facilities servicing such Subsequent Project (including water, electricity, gas, telephone, sanitary sewer and storm water distribution and detention facilities); (iv) that such existing improvements do not encroach or interfere with adjacent property or existing easements or other rights (whether on, above or below ground), and that there are no gaps, gores, projections, protrusions or other survey defects; (v) whether such Site or any portion thereof is located in a special earthquake or flood hazard zone; and (vi) that there are no other matters that could reasonably be expected to be disclosed by a survey constituting a defect in title other than Permitted Encumbrances with respect to such Subsequent Project; provided, however, that the matters described in clauses (ii) and (v) of this subsection (b) may be shown by separate maps, surveys or other information reasonably satisfactory to the Technical Committee.

              3.3.30 Title Policies. Borrower shall have delivered to Administrative Agent on behalf of the Banks a lender's A.L.T.A. policy of title insurance (with, in the case of Easements with respect to which A.L.T.A. surveys were not required by the Technical Committee pursuant to Section 3.3.29, appropriate survey exceptions), together with such endorsements as are required by the Technical Committee (without a mechanics' or materialmen's exception included in such title policy, except where applicable Governmental Rules prevent the deletion of such exception), or commitment to issue such policy, dated as of the Funding Date (x) in an amount equal to 50% of the aggregate amount of Project Costs set forth in the Project Budget for such Subsequent Project (or such other amount as is reasonably acceptable to the Technical Committee) and (y) with such reinsurance as is satisfactory to the Technical Committee, issued by the Title Insurer in form and substance satisfactory to the Technical Committee, insuring (or agreeing to insure) that:

                     (a) the relevant Project Owner has a good, marketable and insurable fee or leasehold title to or right to control, occupy and use the Site and the Easements with respect to such Subsequent Project, free and clear of liens, encumbrances or other exceptions to title except Permitted Liens described in clause (a), (b) or (e) of the definition thereof, those otherwise permitted pursuant to this Section 3.3.30 and those satisfactory to the Technical Committee and specified on such policy; and

                     (b) the Deed of Trust with respect to such Subsequent Project is (or will be when recorded) a valid first lien on the Mortgaged Property with respect to such Subsequent Project, free and clear of all liens, encumbrances and exceptions to title whatsoever, other than those encumbrances permitted pursuant to Section 3.3.30(a).

              3.3.31 Regulatory Status. Such Subsequent Project shall (a) have complied with the requirements of 18 C.F.R. Section 292.207 required to be complied with as of the Funding Date and delivered to Administrative Agent on behalf of the Banks, in form and substance satisfactory to the Technical Committee, either (i) a certificate of FERC certifying such Subsequent Project as a Qualifying Facility, or (ii) documentation evidencing the self-certification of such Subsequent Project as a Qualifying Facility and a legal opinion of counsel to the Portfolio Entities with respect to the effectiveness of such documentation to qualify such Subsequent

Project as a Qualifying Facility or (b) be or be capable of becoming an Eligible Facility, and (x) if the relevant Project Owner has previously filed an application with FERC for a determination that such Project Owner is an Exempt Wholesale Generator, Borrower shall have delivered to the Technical Committee a copy of an additional or supplemental application regarding Exempt Wholesale Generator with respect to such Subsequent Project filed by such Project Owner with FERC and (y) the Technical Committee shall have received a legal opinion of counsel to the Portfolio Entities in form and substance satisfactory to the Technical Committee to the effect that (i) if FERC has previously determined that such Project Owner is an Exempt Wholesale Generator, such Subsequent Project will not adversely impact such Project Owner's status as an Exempt Wholesale Generator or (ii) if FERC has not yet determined that such Project Owner is an Exempt Wholesale Generator, there exists no reasonable basis for FERC to deny an application filed by such Project Owner pursuant to Section 5.12 for Exempt Wholesale Generator status.

              3.3.32 Notice to Proceed. The Prime Contractor with respect to such Subsequent Project shall have been given an unconditional notice to proceed or otherwise been unconditionally directed to begin performance under the Prime Construction Contract to which it is a party, on or prior to the Funding Date.

              3.3.33 Representations and Warranties. Each representation and warranty of Borrower, the Portfolio Entities with respect to such Subsequent Project, the Partners and Calpine under the Credit Documents and each representation and warranty of Borrower, the relevant Project Owner and the relevant Equipment Finance Company, if any, under the other Operative Documents, in each case with respect to itself or such Subsequent Project, shall be true and correct in all material respects as if made on the Funding Date, unless such representation or warranty expressly relates solely to another time.

              3.3.34 Utilities. Administrative Agent on behalf of the Banks has received evidence acceptable to the Technical Committee that all necessary gas and electrical interconnections and utility services are either contracted for, or will be readily available on reasonable economic terms, at such Subsequent Project.

              3.3.35 Calpine Compliance. No "event of default" (as defined therein) that are greater than $10,000,000 under any agreement or instrument documenting or evidencing any of Calpine's Debt obligations shall have occurred and be continuing.

              3.3.36 Calpine Guaranties. Calpine shall have executed (a) an acknowledgement, in form and substance satisfactory to the Technical Committee, that such Subsequent Project shall be included with the obligations undertaken pursuant to the Project Completion Guaranty and (b) (i) in the case of each Person party to a Project Document that is directly or indirectly more than 50% owned by Calpine (other than the relevant Project Owner and Equipment Finance Company, if any), an Affiliated Party Agreement Guaranty in respect of each Project Document (guarantying 100% of such Person's obligations under each such Project Document) entered into between the relevant Project Owner and such Person for such Subsequent Project or (ii) in the case of each Person party to a Project Document that is directly or indirectly 50% owned by Calpine (other than the relevant Project Owner and Equipment Finance Company, if any), an Affiliated Party Agreement Guaranty in respect of each Project Document (guarantying at least

Calpine's percentage ownership interest of such Person's obligations under each such Project Document) entered into between the relevant Project Owner and such Person for such Subsequent Project; provided, in the case of clause (b)(ii) of this Section 3.3.36, Borrower shall also deliver to Administrative Agent a guaranty agreement in favor of the relevant Project Owner in respect of each such Project Document, executed by a guarantor satisfactory to the Technical Committee and in form and substance satisfactory to the Technical Committee, guarantying those obligations of such Person under each such Project Document not otherwise addressed in the Affiliated Party Agreement Guaranty delivered pursuant to such clause.

              3.3.37 Updated Exhibits. Borrower shall have delivered to Administrative Agent supplements to (a) Exhibit G-8 (Hazardous Substances) referencing the environmental reports in respect of such Subsequent Project that were delivered to Administrative Agent on behalf of the Banks pursuant to
Section 3.3.14, (b) Exhibit D-6 reflecting the filings and recordings required to be made to perfect security interests in the Collateral in respect of such Subsequent Project, and (c) Exhibit K reflecting any additional or revised insurance policies or coverages required by the Insurance Consultant to account for such Subsequent Project, in each case reasonably satisfactory to the Technical Committee.

              3.3.38 Diversification Requirements. Such Subsequent Project satisfies the Diversification Requirements.

              3.3.39 Calpine Corporation Credit Rating. Calpine shall be rated at least Ba2 by Moody's and BB by S&P.

         3.4 Conditions Precedent to Each Construction Credit Event. The obligation of the Banks to make each Construction Loan (including the initial Construction Loans for each Subsequent Project) (a "Construction Credit Event"), is subject to the prior satisfaction of each of the following conditions:

              3.4.1 Monthly Drawdown Frequency. Construction Loans shall be made no more frequently than two times per month.

              3.4.2 Notice of Construction Borrowing. Borrower shall have delivered a Notice of Construction Borrowing to Administrative Agent in accordance with the procedures specified in Section 2.1.

              3.4.3 Construction Drawdown Certificate and Engineer's Certificate. (i) At least 10 Banking Days prior to each Construction Credit Event, Borrower shall have provided Administrative Agent with a certificate, dated the date of the proposed occurrence of such Construction Credit Event and signed by Borrower, substantially in the form of Exhibit C-6, in respect of each Project for which a disbursement of funds are being requested and (ii) at least four Banking Days prior to each Construction Credit Event, the Independent Engineer shall have provided Administrative Agent with a certificate of the Independent Engineer, substantially in the form of Exhibit C-7. Such certificates shall certify, among other things, that (A) the aggregate amount of Project Costs for each Project (not including financing fees and interest expenses allocated to such Project but not reflected in such Project's Project Budget and other expenses not allocable to a particular Project) for which the disbursement of funds is being requested is not projected to exceed 110% of the anticipated aggregate amount of Project Costs for such Project as set forth in such Project's Project Budget and
(B) the aggregate amount of Project Costs for all Funded Projects then under construction is not projected to exceed 105% of the anticipated aggregate amount of Project Costs for all such Projects as set forth in the respective Project Budgets; provided, however, that if the condition described in clause (A) above is not satisfied with respect to a particular Project for which funds are being requested but (x) the Independent Engineer confirms that the cost overruns with respect to such Project are not reasonably likely to exceed a specific amount and (y) the condition described in clause (B) is satisfied and will continue to be satisfied after giving effect to any further anticipated overruns with respect to the Project experiencing such overruns, then the Banks will not unreasonably withhold their consent to waive the condition described in clause
(A) above.

              3.4.4 Amount. Construction Loans shall be in such amounts as shall ensure that uncommitted funds remaining in the Construction Account (other than those in Turbine Purchase Sub-Accounts) shall be disbursed to the greatest extent possible, given the requirements of Section 2.1.1(b)(ii).

              3.4.5 Title Policy Endorsement. Borrower shall provide, or Administrative Agent shall be adequately assured that the Title Insurer is committed at the time of each Construction Credit Event to issue to Administrative Agent a date-down endorsement of the relevant Title Policies, if any, to the date of such Construction Credit Event, insuring or otherwise establishing to the satisfaction of Administrative Agent the continuing first priority of the relevant Deeds of Trust (subject only to relevant Permitted Encumbrances and Permitted Liens described in clause (a), (b) or (c) of the definition thereof) and otherwise in form and substance reasonably satisfactory to Administrative Agent.

              3.4.6 Lien Releases. If requested by Administrative Agent and subject to Borrower's right to contest liens as described in the definition of "Permitted Liens," Borrower shall have delivered to Administrative Agent duly executed acknowledgments of payments and releases of mechanics' and materialmen's liens, in form satisfactory to Administrative Agent, from each relevant Major Contractor and Major Subcontractors thereof for all work, services and materials, including equipment and fixtures of all kinds, done, previously performed or furnished for the construction of the relevant Project, and in respect of which Borrower has requested payment; provided, however, that such releases may be conditioned upon receipt of payment with respect to work, services and materials to be paid for with the proceeds of the requested Construction Loan or other Borrowing pursuant to this Section 3.4.

              3.4.7 Applicable Permits. Except as disclosed in the Permit Schedule applicable to the relevant Project, if any, all Applicable Permits and Applicable Third Party Permits (as of the date of the Construction Credit Event) with respect to the construction and, if applicable, operation of the relevant Project required to have been obtained by the relevant Project Owner (or such Project Owner and its Joint Venturers, if applicable) or any other applicable Major Project Participant by the date of such Construction Credit Event from any Governmental Authority shall have been issued and be in full force and effect and not subject to current legal proceedings or to any unsatisfied conditions that could reasonably be expect to allow material modification or revocation, and all applicable appeal periods with respect thereto shall have expired. With respect to any Permits not yet obtained and, if the relevant Project has an associated Permit Schedule, listed in Part II(A) or II(B) of the applicable Permit Schedule, either (a) in the Technical Committee's reasonable opinion, such Permit will be timely obtainable at a cost consistent with the applicable Project Budget without material difficulty or delay prior to the time the relevant Project Owner (or such Project Owner and its Joint Venturers, if applicable) or the applicable other Major Project Participant, as applicable, requires such Permit, or (b) there shall exist alternate solutions (the expected cost of which is reflected in the applicable Project Budget) reasonably satisfactory to the Independent Engineer which would eliminate the need for such Permit. Except as disclosed in the applicable Permit Schedule, if any, such Permits which have been obtained by the relevant Project Owner (or such Project Owner and its Joint Venturers, if applicable) or any applicable Major Project Participant shall not be subject to any restriction, condition, limitation or other provision that could reasonably be expected to have a Material Adverse Effect with respect to Borrower or such Project.

              3.4.8 Equity Contributions. Borrower shall be in compliance with
Section 5.17.

              3.4.9 Additional Documentation. With respect to Additional Major Project Documents and Applicable Permits with respect to the relevant Project entered into or obtained, transferred or required (whether because of the status of the construction or operation of the relevant Project or otherwise) since the date of the most recent Construction Credit Event, in furtherance of, among other things, the Lien on such Project and related Collateral granted on the Closing Date or the relevant Funding Date, as the case may be, there shall be redelivery of (a) such matters as are described in Sections 3.3.3 through 3.3.6 and 3.3.8, as the case may be, or comparable matters in respect of the Initial Projects and the Lost Pines Project to the extent applicable to such Additional Project Documents or Applicable Permits and (b) if reasonably requested by Administrative Agent, Sections 3.3.10 and 3.3.23, as the case may be, or comparable matters in respect of the Initial Projects and the Lost Pines Project from the counterparty to such Additional Project Document.

              3.4.10 Acceptable Work; No Liens. All work that has been done on the relevant Project shall have been done in a good and workmanlike manner and in accordance with the Construction Contracts and Prudent Utility Practices and there shall not have been filed with or served upon any Portfolio Entity with respect to such Project or any part thereof notice of any Lien, claim of Lien or attachment upon or claim affecting the right to receive payment of any of the monies payable to any of the Persons named on such request which has not been released by payment or bonding or otherwise or which will not be released with the payment of such obligation out of such Construction Loan or other Borrowing pursuant to this Section 3.4, other than Permitted Liens.

              3.4.11 Casualty. If at the time of any Credit Event, any Project for which a disbursement of funds is being requested shall have been materially injured or damaged by flood, fire or other casualty, Administrative Agent shall have received insurance proceeds or money or other assurances sufficient in the reasonable judgment of Administrative Agent and the Independent Engineer to assure restoration and Completion of such Project prior to the Loan Maturity Date and each of the conditions set forth in Section 7.5.3 has been satisfied.

              3.4.12 Absence of Litigation. No action, suit, proceeding or investigation shall have been instituted against any Portfolio Entity or the relevant Project which could reasonably be expected to have a Material Adverse Effect on Borrower or the Project with respect to which a Construction Loan is being requested, except as approved by Administrative Agent with the consent of the Required Banks.

              3.4.13 Insurance. Insurance complying with the requirements of
Section 5.18 shall be in effect, and upon the request of Administrative Agent evidence thereof shall be provided to Administrative Agent.

              3.4.14 Available Construction Funds. After taking into consideration the Construction Loans being requested, Available Construction Funds shall not be less than the aggregate unpaid amount of Project Costs required to cause the Completion Date of all Funded Projects that have not achieved Completion to occur in accordance with all Legal Requirements and the Construction Contracts prior to the guaranteed completion date with respect to each such Project set therefor in such Project's Project Schedule and to pay or provide for all anticipated non-construction Project Costs as to each such Project, all as set forth in the Project Budgets.

              3.4.15 Representations and Warranties. Each representation and warranty of the Partners and Calpine under the Credit Documents and each representation and warranty of the Portfolio Entities under the Operative Documents, in each case with respect to itself or a Project for which Construction Loans are being requested, shall be true and correct in all material respects as if made on such date, unless such representation or warranty expressly relates solely to another time.

              3.4.16 No Event of Default or Inchoate Default. No Event of Default or Inchoate Default, no Non-Fundamental Project Default or Non-Fundamental Project Inchoate Default in respect of the Project for which funds are being requested and, to the extent Section 3.9(b) does not otherwise permit Borrowings, no other Non-Fundamental Project Default or Non-Fundamental Project Inchoate Default has occurred and is continuing or will result from such Construction Credit Event.

              3.4.17 Operative Documents, Applicable Permits and Applicable Third Party Permits in Effect. Each Credit Document, Major Project Document (other than Major Gas Supply Contracts, Major Power Purchase Agreements and Major Gas Transportation Agreements not then in existence), electric transmission and interconnection agreement, material water supply agreement, Additional Major Project Document, Applicable Permit (except as provided in
Section 3.4.7) and Applicable Third Party Permit (except as provided in Section 3.4.7) related to the Project for which Construction Loans are then being requested remains in full force and effect in accordance with its terms and no material defaults have occurred thereunder.

              3.4.18 No Material Adverse Effect. No event or circumstance having a Material Adverse Effect with respect to Borrower has occurred since the Closing Date (except as is no longer continuing), and no event or circumstance having a Material Adverse Effect with respect to the Project for which a disbursement of funds is being requested has occurred since the Closing Date (except as is no longer continuing).

              3.4.19 Third Party Funding. For Projects which are not wholly-owned by the relevant Project Owner, each Person (other than such Project Owner) who has an ownership interest in such Project, has funded its pro rata share of all Project Costs incurred through such date to such Project or any other Person (including such Project Owner) has funded such costs on such Person's behalf.

              3.4.20 Debt to Capitalization Ratio. Borrower's Debt to Capitalization Ratio shall be no more than the Maximum Debt to Capitalization Ratio.

              3.4.21 Interest Coverage Ratio. From and after the first day of the second calendar quarter following the Final Completion of the first Project to achieve Final Completion, Borrower's Four-Quarter Portfolio Interest Coverage Ratio as of the most recent calendar quarter shall equal or exceed [*] to 1.00.

         3.5 Conditions Precedent to the Initial Funding of the Turbines. The obligation of the Banks to make the initial Turbine Purchase Loans with respect to a particular Turbine is subject to the prior satisfaction of each of the following conditions:

              3.5.1 Borrower Equity. Contributions required pursuant to Section
5.17.1 and 5.17.2 hereof shall have been funded and applied in accordance with
Section 5.1.

              3.5.2 Resolutions. Delivery to Administrative Agent on behalf of the Banks of (a) a copy of one or more resolutions or other authorizations of the Turbine Owner which owns such Turbine and any Intermediate Parent with respect to such Turbine Owner, certified by the appropriate officers of each such entity as being in full force and effect on the Turbine Funding Date, authorizing the execution, delivery and performance of the Turbine Purchase Contract and any other Operative Documents with respect to the purchase of such Turbine, and any instruments or agreements required hereunder or thereunder to which such entity is a party, or (b) in so far as any of the materials delivered in respect of a Funded Project are sufficient (in the reasonable discretion of the Technical Committee) to satisfy the requirements set forth in this Section 3.5.2, Borrower shall deliver a certificate by the appropriate officers that the matters delivered in respect of such Funded Project remain in full force and effect as of the Turbine Funding Date.

              3.5.3 Incumbency. Delivery to Administrative Agent on behalf of the Banks of (a) a certificate satisfactory in form and substance to the Technical Committee, from the Turbine Owner which owns such Turbine and any Intermediate Parent with respect to such Turbine Owner, signed by the appropriate authorized officer of each such entity and dated the Turbine Funding Date, as to the incumbency of the natural persons authorized to execute and deliver the Turbine Purchase Contract and any other Operative Documents with respect to such Turbine, as applicable, and any instruments or agreements required hereunder or thereunder to which such entity is a party, or (b) in so far as any of the materials delivered in respect of a Funded Project are sufficient (in the reasonable discretion of the Technical Committee) to satisfy the requirements set forth in this Section 3.5.3, Borrower shall deliver a certificate by the appropriate officers that the matters delivered in respect of such Funded Project remain in full force and effect as of the Turbine Funding Date.

              3.5.4 Formation Documents. Delivery to Administrative Agent on behalf of the Banks of (a) copies of the articles of incorporation or certificate of incorporation or charter or other state certified constituent documents of the Turbine Owner which owns such Turbine, any Intermediate Parent with respect to such Turbine Owner and the Turbine Purchase Contractor with respect to such Turbine, certified, if requested by the Technical Committee, by the secretary of state of the state of formation, and (b) (i) copies of the Bylaws or other comparable constituent documents of such Turbine Owner and other Portfolio Entities, certified by its secretary or an assistant secretary, or
(ii) in so far as any of the materials delivered in respect of a Funded Project are sufficient (in the reasonable discretion of the Technical Committee) to satisfy the requirements set forth in this Section 3.5.4(b)(i), Borrower shall deliver a certificate by the appropriate officers that the matters delivered in respect of such Funded Project remain in full force and effect as of the Turbine Funding Date.

              3.5.5 Good Standing Certificates. For the Turbine Owner which owns such Turbine, any Intermediate Parent with respect to such Turbine Owner and the Turbine Purchase Contractor with respect to such Turbine, delivery to Administrative Agent on behalf of the Banks of certificates issued by the secretary of state of the state of formation of such entity certifying that such entity is in good standing and is qualified to do business in, and has paid all franchise taxes or similar taxes due to, such state.

              3.5.6 Satisfactory Proceedings. All corporate, partnership and legal proceedings and all instruments in connection with the transactions contemplated by this Agreement with respect to such Turbine shall be satisfactory in form and substance to the Technical Committee, and Administrative Agent on behalf of the Banks shall have received all information and copies of all documents, including records of corporate or partnership proceedings and copies of any approval by any Governmental Authority required in connection with any transaction herein contemplated (with respect to such Turbine), which the Technical Committee may reasonably have requested in connection herewith, such documents where appropriate to be certified by proper corporate or partnership officers or Governmental Authorities.

              3.5.7 Operative Documents.

                     (a) Delivery to Administrative Agent on behalf of the Banks of executed originals of:

                         (i) Amendments, supplements or modifications to each
of the Collateral Documents with respect to such Turbine (or additional Collateral Documents if reasonably requested by the Technical Committee, including, if not previously delivered in respect of a Funded Project or a Funded Turbine, a Project/Turbine Owner Security Agreement executed by the Turbine Owner with respect to such Turbine and Pledge Agreements (Pledged Equity Interests) executed by each Portfolio Entity with respect to such Turbine (other than the relevant Turbine Owner)) considered necessary by the Technical Committee to ensure that all rights and assets related to such Turbine under the relevant Turbine Purchase Contract have been pledged to Administrative Agent and the Banks; provided, however, as set forth in the relevant Project/Turbine Owner Security Agreement and Pledge Agreements (Pledged Equity Interests), the Lien on the Collateral comprising such Turbine and the ownership interests in the relevant Portfolio Entities shall not secure those Obligations relating to or arising from Projects owned by

Project Owners that own one or more Projects that have achieved Operation prior to the Turbine Funding Date.

                         (ii) A Consent to assignment in substantially the form
of Exhibit E-1 or otherwise in form and substance reasonably satisfactory to the Technical Committee from the relevant Turbine Purchase Contractor and, if a guaranty or other credit support document executed by Persons other than Calpine with respect to such Turbine exists as of the expected Funding Date for such Turbine, from such guarantors or other credit support providers, as applicable.

                     (b) Unless previously delivered in respect of a Funded Project or a Funded Turbine, Borrower shall have delivered to Administrative Agent the federal employer number and all other information requested by Administrative Agent with respect to the Turbine Owner and any Intermediate Parent with respect to such Turbine Owner, and all actions shall have been taken to provide the Banks with a valid and perfected first priority Lien on the Collateral with respect to the relevant Turbine Owner's interest in such Turbine and the relevant Turbine Purchase Contract including, without limitation, to the extent necessary, the execution, delivery and filing of UCC-1, UCC-2 or UCC-3 financing statements, as applicable, with respect to such Collateral with the Secretary of State and/or other appropriate filing office in the states of formation of the relevant Turbine Owner or other Portfolio Entity or the states in which such Turbine Owner's or other Portfolio Entities' principal places of business are located and the delivery of the Pledged Equity Interests of the Portfolio Entities with respect to such Turbine in accordance with the relevant Pledge Agreements (Pledged Equity Interests).

                     (c) Delivery to Administrative Agent on behalf of the Banks of true and correct copies of the Turbine Purchase Contract and, if any guaranty or other credit support document executed by Persons other than Calpine with respect to such Turbine exists as of the expected Funding Date for such Turbine, delivery of all such guaranty agreements or other credit support documents, and any supplements or amendments thereto and which Turbine Purchase Contract shall be certified by a Responsible Officer of Borrower as being true, complete and correct and in full force and effect on the Turbine Funding Date pursuant to the certificates delivered as provided in this Section 3.5, which certificates shall state that neither such Turbine Owner nor, to Borrower's knowledge, the relevant Turbine Purchase Contractor is or, but for the passage of time or giving of notice or both will be, in breach of any material obligation thereunder, and that all conditions precedent to the performance of the parties under such Turbine Purchase Contract then required to have been performed have been satisfied.

                     (d) The relevant Turbine Purchase Contract shall be in form and substance reasonably satisfactory to the Technical Committee and shall have been duly authorized, executed and delivered by the parties thereto. The counterparty to the relevant Turbine Contract (other than the applicable Project Owner) shall be a Turbine Purchase Contractor. All guaranty agreements and other credit support documents delivered pursuant to Section 3.5.7(c) shall be in form and substance satisfactory to the Technical Committee and shall have been duly authorized, executed and delivered by the Party thereto.

              3.5.8 Certificate of Borrower. Administrative Agent on behalf of the Banks shall have received a certificate, dated as of the Turbine Funding Date, signed by a Responsible

Officer of the Borrower, certifying that such Turbine has been assigned to a Project, is owned by a Turbine Owner, such Turbine's Turbine Delivery Date and otherwise in substantially the form of Exhibit F-3.

              3.5.9 Legal Opinions. Unless previously delivered in respect of a Funded Project or a Funded Turbine, delivery to Administrative Agent on behalf of the Banks of legal opinions of counsel to the Turbine Owner which owns such Turbine, any Intermediate Parent with respect to such Turbine Owner and, to the extent required by the Technical Committee, the relevant Turbine Purchase Contractor and all other Persons party to a guaranty agreement or credit support document delivered pursuant to Section 3.5.7(c), in each case in form and substance satisfactory to the Technical Committee.

              3.5.10 Insurance. Insurance with respect to such Turbine complying with Exhibit K (as the same may be modified to include such Turbine) shall be in full force and effect and Administrative Agent on behalf of the Banks shall have received (a) a certificate from Borrower's insurance broker(s), dated as of the Turbine Funding Date and identifying underwriters, type of insurance, insurance limits and policy terms, listing the special provisions required as set forth in Exhibit K, describing the insurance obtained and stating that such insurance is in full force and effect and that all premiums due thereon have been paid and that, in the opinion of such broker(s), such insurance complies with Exhibit K, and (b) certified copies of all policies evidencing such insurance (or a binder, commitment or certificates signed by the insurer or a broker authorized to bind the insurer), in form and substance satisfactory to the Technical Committee.

              3.5.11 Certificate of the Independent Engineer. Delivery to Administrative Agent on behalf of the Banks of the Independent Engineer's certificate with respect to such Turbine, in substantially the form of Exhibit F-7, with the Independent Engineer's report with respect to such Turbine, confirming, in form and substance satisfactory to the Technical Committee, that the technology and size of such Turbine is appropriate for the Project to which it has been assigned.

              3.5.12 No Change in Tax Laws. No change shall have occurred, since the date upon which this Agreement was executed and delivered, in any law or regulation or interpretation thereof that would subject any Bank to any material unreimbursed Tax or Other Tax.

              3.5.13 Absence of Litigation. No action, suit, proceeding or investigation shall have been instituted or threatened against the Turbine Owner or any Intermediate Parent with respect to such Turbine Owner which could reasonably be expected to have a Material Adverse Effect on Borrower.

              3.5.14 Payment of Filing Fees. All amounts required to be paid to or deposited with the Banks in respect of such Turbine, and all taxes, fees and other costs payable in connection with the execution, delivery, recordation and filing of the documents and instruments referred to in this Section 3.5, shall have been paid in full or, as approved by the Technical Committee, provided for.


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



              3.5.15 Financial Statements. Administrative Agent on behalf of the Banks shall have received the most recent annual financial statements (audited if available) or Form 10-K and to the extent reasonably obtainable, most recent quarterly financial statements or Form 10-Q from the Turbine Purchase Contractor with respect to such Turbine (or its respective parent entity).

              3.5.16 UCC Reports. Administrative Agent on behalf of the Banks shall have received a UCC report of a date reasonably close to the Turbine Funding Date for each of the jurisdictions in which any UCC-1 financing statements or amendments thereto are intended to be filed in respect of such Turbine, showing that upon due filing (assuming such filing or recordation occurred on the date of such respective reports), the security interests created under the Collateral Documents with respect to such Turbine will be prior to all other financing statements or other security documents wherein the security interest is perfected by filing in respect of such Turbine.

              3.5.17 No Material Adverse Change. No event or circumstance having a Material Adverse Effect with respect to Borrower has occurred since the Closing Date (except as is no longer continuing).

              3.5.18 Representations and Warranties. Each representation and warranty of the Partners, Calpine and the Portfolio Entities with respect to such Turbine under the Credit Documents and each representation and warranty of Borrower and the Turbine Owner which owns such Turbine under the Operative Documents, in each case with respect to itself and such Turbine, shall be true and correct in all material respects as if made on such date, unless such representation or warranty expressly relates solely to another time.

              3.5.19 Calpine Compliance. No "event of default" (as defined therein) under any agreement or instrument documenting or evidencing any of Calpine's Debt obligations that are greater than $10,000,000 shall have occurred and be continuing.

              3.5.20 Calpine Guaranties. Calpine shall have executed an acknowledgment, in form and substance satisfactory to the Technical Committee, that such Turbine shall be included with the obligations undertaken pursuant to the Turbine Purchase Guaranty.

              3.5.21 Calpine Corporation Credit Rating. Calpine shall be rated at least Ba2 by Moody's and BB by S&P.

         3.6 Conditions Precedent to Each Turbine Purchase Credit Event. The obligation of the Banks to make each Turbine Purchase Loan (including the initial Turbine Purchase Loans for each Turbine) (a "Turbine Purchase Credit Event"), is subject to the prior satisfaction of each of the following conditions:

              3.6.1 Monthly Drawdown Frequency. Turbine Purchase Loans shall be made no more frequently than two times per month.

              3.6.2 Notice of Turbine Purchase Borrowing. Borrower shall have delivered a Notice of Turbine Purchase Borrowing to Administrative Agent in accordance with the procedures specified in Section 2.1.

              3.6.3 Turbine Purchase Drawdown Certificate and Engineer's Certificate. (i) At least 10 Banking Days prior to each Turbine Purchase Credit Event, Borrower shall have provided Administrative Agent with a certificate, dated the date of the proposed occurrence of such Turbine Purchase Credit Event and signed by Borrower, substantially in the form of Exhibit C-8, in respect of each Turbine for which a disbursement of funds are being requested and (ii) at least four Banking Days prior to each Turbine Purchase Credit Event, the Independent Engineer shall have provided Administrative Agent with a certificate of the Independent Engineer, substantially in the form of Exhibit C-9. To the extent that Turbine Loans being requested consist of reimbursement of Turbine Costs paid by Borrower or an Affiliate of Borrower, such certificates shall certify that the payments to the Turbine Purchase Contractor with respect to the relevant Turbine (including payments made during the month of January, 2001) for which Turbine Loans are being requested have been made.

              3.6.4 Amount. Turbine Purchase Loans may include reimbursement of Turbine Costs paid by Borrower or an Affiliate of Borrower during the month of January, 2001 and later and shall be in such amounts as shall ensure that uncommitted funds remaining in the Turbine Purchase Sub-Account shall be disbursed to the greatest extent possible, given the requirements of Section 2.1.2(b)(ii).

              3.6.5 Equity Contributions. Borrower shall be in compliance with
Section 5.17.

              3.6.6 Insurance. Insurance complying with the requirements of
Section 5.18 with respect to such Turbine shall be in effect, and upon the request of Administrative Agent evidence thereof shall be provided to Administrative Agent.

              3.6.7 Available Construction Funds. After taking into consideration the Turbine Purchase Loans being requested, Available Construction Funds shall not be less than the aggregate unpaid amount of Project Costs required to cause the Completion Date of all Funded Projects that have not achieved Completion to occur in accordance with all Legal Requirements and the Construction Contracts prior to the guaranteed completion date with respect to each such Project set therefor in such Project's Project Schedule and to pay or provide for all anticipated non-construction Project Costs as to each such Project, all as set forth in the Project Budgets.

              3.6.8 Representations and Warranties. Each representation and warranty of the Partners, Calpine and the Portfolio Entities with respect to such Turbine under the Credit Documents and each representation and warranty of the Turbine Owner which owns such Turbine under the Operative Documents, in each case with respect to itself and a Turbine for which Turbine Purchase Loans are being requested, shall be true and correct in all material respects as if made on such date, unless such representation or warranty expressly relates solely to another time.

              3.6.9 No Event of Default or Inchoate Default. No Event of Default or Inchoate Default has occurred and is continuing or will result from such Turbine Purchase Credit Event.

              3.6.10 Credit Documents and Turbine Purchase Contract in Effect. Each Credit Document and the Turbine Purchase Contract related to the Turbine for which Turbine Purchase

Loans are then being requested remains in full force and effect in accordance with its terms and no material defaults have occurred thereunder.

              3.6.11 No Material Adverse Effect. No event or circumstance having a Material Adverse Effect with respect to Borrower has occurred since the Closing Date (except as is no longer continuing).

              3.6.12 Debt to Capitalization Ratio. Borrowers' Debt to Capitalization Ratio shall be no more than the Maximum Debt to Capitalization Ratio.

              3.6.13 Funded Projects. In the event such Turbine Purchase Credit Event occurs after the second anniversary of the Closing Date, at least three Subsequent Projects and all Initial Projects shall be Funded Projects.

         3.7 Conditions Precedent to Final Completion. Final Completion with respect to a Project shall not occur until the following conditions shall have been satisfied:

              3.7.1 Notice of Completion. Delivery to Administrative Agent, in form and substance satisfactory to Administrative Agent, of evidence that all work with respect to such Project requiring inspection by municipal and other Governmental Authorities having jurisdiction has been duly inspected and approved by such authorities, that the relevant Project Owner (or other Person that directly owns such Project) has duly recorded a notice of completion for such Project, that all parties performing such work have been or will be paid for such work, and that no mechanics' and/or materialmen's liens or application therefor have been filed and all applicable filing periods for any such mechanics' and/or materialmen's liens have expired; provided, however, that in the event Borrower delivers to Administrative Agent either (i) a policy of title insurance or endorsement thereto, in form and substance satisfactory to Administrative Agent, insuring against loss arising by reason of any mechanics' or materialmen's lien gaining priority over the relevant Deed of Trust (except where applicable Governmental Rules prevent the insurance against such a loss) or (ii) a bond, in form and substance satisfactory to Administrative Agent, in the amount of all payments owed to any contractor, subcontractor or any other person as to whom the filing periods for mechanics' and materialmen's liens have not expired, and covering the relevant Project Owner's liability to such contractors, subcontractors or other persons, Administrative Agent shall waive the applicable filing periods referred to herein.

              3.7.2 Completion. Completion with respect to such Project shall have occurred and Administrative Agent shall have received a certification by Construction Manager for such Project and by Borrower and the Independent Engineer to such effect.

              3.7.3 Annual Budget. Administrative Agent shall have received the Annual Operating Budget with respect to such Project as required under Section
5.15.2 for the calendar year containing the date of Final Completion. In the event that such Annual Operating Budget does not, in Administrative Agent's opinion, properly reflect the operation of such Project during such calendar year as a result of the actual date of Final Completion being different from the date anticipated therefor and set forth in such Annual Operating Budget, Administrative Agent shall have received an amendment to such Annual Operating Budget properly reflecting the actual date of Final Completion.

              3.7.4 Insurance. Insurance complying with the requirements of
Section 5.18 shall be in effect, and upon the request of Administrative Agent, evidence thereof shall be provided to Administrative Agent.

              3.7.5 Applicable Permits and Applicable Third Party Permits. The relevant Project Owner shall have obtained or caused to be obtained and delivered to Administrative Agent all Applicable Permits with respect to such Project, satisfactory in form and substance to Administrative Agent, together with copies of each such Applicable Permit and a certificate of an authorized officer of Borrower certifying that all such Applicable Permits have been obtained. Each Major Project Participant with respect to such Project shall have obtained or caused to be obtained all Applicable Third Party Permits applicable to such Person with respect to such Project, satisfactory in form and substance to Borrower and Administrative Agent, and Borrower shall have delivered or cause to be delivered to Administrative Agent copies or other evidence of each such Applicable Third Party Permit and a certificate of an authorized officer of Borrower certifying that all such Applicable Third Party Permits have been obtained. All such Applicable Permits and Applicable Third Party Permits shall be in full force and effect, not subject to any then current legal proceeding or to any unsatisfied condition that could reasonably be expected to allow material modification or revocation, and all applicable appeal periods with respect thereto shall have expired.

              3.7.6 Real Estate Rights; A.L.T.A. Surveys. Administrative Agent shall have received as-built A.L.T.A. surveys of the Site and the Easements with respect to such Project (or such other documentation acceptable to Administrative Agent), reasonably satisfactory in form and substance to Administrative Agent and the Title Insurer, certified to Administrative Agent as to completeness and accuracy as of not more than four weeks prior to Final Completion by a licensed surveyor reasonably satisfactory to Administrative Agent, showing (a) as to such Site, the exact location and dimensions thereof, including the location of all means of access thereto and all easements relating thereto and showing the perimeter within which all foundations are located; (b) as to such Easements, the exact location and dimensions thereof, including the location of all means of access thereto, and all improvements or other encroachments in or on such Easements; (c) the location and dimensions of all improvements, fences or encroachments located in or on such Site or such Easements; (d) that the location of such Project does not encroach on or interfere with adjacent property or existing easements or other rights (whether on, above or below ground), and that there are no gaps, gores, projections, protrusions or other survey defects; (e) whether such Site or any portion thereof is located in a special earthquake or flood hazard zone; and (f) that there are no other matters that could reasonably be expected to be disclosed by a survey constituting a defect in title other than relevant Permitted Encumbrances; provided, however, that the matters described in clauses (b) and
(e) may be shown by separate maps, surveys or other information reasonably satisfactory to Administrative Agent.

              3.7.7 Title Policy. Administrative Agent shall have received (a) a lender's A.L.T.A. policy of title insurance, together with such endorsements as are reasonably required by Administrative Agent and are obtainable in the state where such Project is located at reasonable costs, in the amount of an aggregate principal amount reasonably satisfactory to Administrative

Agent, not to exceed the amount of the Title Policies delivered in respect of the initial funding of the Initial Projects or the Lost Pines Project or pursuant to Section 3.3.30, as applicable, with respect to such Project, issued by the Title Insurer, in form and substance and with such reinsurance as is reasonably satisfactory to Administrative Agent, and insuring Administrative Agent as to all matters described in Section 3.3.30 or comparable matters insured in respect of the Initial Projects or the Lost Pines Project, as applicable, the continued first priority of the Lien on the relevant Mortgaged Property evidenced by the relevant Deed of Trust (without a mechanics' and materialmen's exception included in such title policy, except where applicable Governmental Rules prevent the deletion of such exception) and as to such other matters as Administrative Agent may reasonably request, and containing only relevant Permitted Encumbrances, such Permitted Liens (other than Permitted Liens described in clauses (a) and (b) of the definition thereof) as are junior and subordinate to the relevant Deed of Trust and any other exceptions relating to the boundaries of the relevant Site, encroachments and matters disclosed or discoverable by a survey or inspection as are acceptable to Administrative Agent in its sole discretion or (b) an endorsement to the A.L.T.A. Policy delivered to Administrative Agent in respect of the initial funding of the Initial Projects or the Lost Pines Project or pursuant to Section 3.3.29, as applicable, reasonably satisfactory to Administrative Agent reflecting the items referred to above.

              3.7.8 Operating Plans. Borrower shall have provided to Administrative Agent a plan setting forth such Project's procedures for operating the Project, fuel procurement and power marketing in form and substance reasonably satisfactory to Administrative Agent.

              3.7.9 Affiliated Party Deeds of Trust. Borrower shall have delivered to Administrative Agent either (a) a deed of trust in form and substance satisfactory to Administrative Agent executed by each Affiliate of Calpine (other than the relevant Project Owner) that is party to an agreement with respect to such Project and owns or otherwise holds an interest in any real property related to the operation of such Project, if any, in favor of such Project Owner and securing either (i) in the case such agreement is entered into between such Affiliate and such Project Owner, such Affiliate's obligations to such Project Owner under such agreement or (ii) in the case such agreement is entered into between such Affiliate and a Person other than such Project Owner, such Affiliate's obligations to such Project Owner under a guaranty executed by such Affiliate in favor of such Project Owner evidencing such Affiliate's guaranty (for the benefit of such Project Owner) of its obligations to the relevant Person under such agreement (such guaranty to be delivered to Administrative Agent concurrently with the delivery of such deed of trust and in form and substance satisfactory to Administrative Agent) or (b) in the case such agreement is entered into between such Affiliate and a Person other than such Project Owner, such documents, agreements and other instruments in form and substance satisfactory to Administrative Agent (other than those specified in clause (a)(ii) above) pursuant to which such Affiliate's ownership interests in such real property are pledged to such Project Owner (whether by collateral assignment or otherwise) as security for such Person's obligations to such Project Owner under a Project Document related to such agreement and, in each such case, such amendments, supplements or modifications to each of the Collateral Documents with respect to such Project (or additional Collateral Documents if reasonably requested by Administrative Agent) considered necessary by Administrative Agent to ensure that all of such Project Owner's rights under such deed of trust, guaranty and/or other documentation, as the case may be, are subject to the Lien of the Collateral Documents.


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



              3.7.10 Equipment Maintenance Agreements. In the event an Equipment Finance Company has entered into any maintenance or other service agreements associated with or related to any equipment leased or to be leased by such Equipment Finance Company to the Project Owner with respect to such Project, if reasonably requested by the Technical Committee such agreements shall be assigned or otherwise transferred by such Equipment Finance Company to such Project Owner and any related Consents shall be amended accordingly.

              3.7.11 Project Pre-Completion Requirements. If such Project is an Initial Project, all of the Pre-Completion Requirements applicable to such Project shall have been satisfied.

         3.8 Conditions Precedent to the Issuance of Letters of Credit. The obligation of the LC Bank to issue, extend or increase the Stated Amount of any Letter of Credit (an "LC Action") is subject to the prior satisfaction of each of the following conditions:

              3.8.1 Representations and Warranties. Each representation and warranty of the Partners and Calpine under the Credit Documents and each representation and warranty of the Portfolio Entities under the Operative Documents, in each case with respect to itself and the Project for which the issuance, extension or increase in Stated Amount of a Letter of Credit is being requested, shall be true and correct in all material respects as if made on such date, unless such representation or warranty expressly relates solely to another time.

              3.8.2 No Event of Default or Inchoate Default. No Event of Default or Inchoate Default has occurred and is continuing or will result from such LC Action and no Non-Fundamental Project Default or Non-Fundamental Project Inchoate Default in respect of the Project for which the issuance, extension or increase in Stated Amount of a Letter of Credit is requested has occurred and is continuing or will result from such LC Action.

              3.8.3 Operative Documents, Applicable Permits and Applicable Third Party Permits in Effect. Each Credit Document, Project Document, Additional Project Document, Applicable Permit and Applicable Third Party Permit related to the Project for which Letters of Credit are then being requested remains in full force and effect in accordance with its terms and no material defaults have occurred thereunder.

              3.8.4 No Material Adverse Effect. No event or circumstance having a Material Adverse Effect with respect to Borrower has occurred since the Closing Date (except as is no longer continuing) and no event or circumstance having a Material Adverse Effect with respect to the Project in respect of which the LC Bank is being requested to issue, extend or increase the stated Amount of a Letter of Credit has occurred since the Closing Date (except as is no longer continuing).

              3.8.5 Interest Coverage Ratio. From and after the first day of the second calendar quarter following Final Completion of the first Project to achieve Final Completion, Borrower's Four-Quarter Portfolio Interest Coverage Ratio as of the most recent calendar quarter shall equal or exceed [*] to 1.00.

              3.8.6 Project Satisfaction of Conditions Precedent to Initial Funding. The Project in respect of which the LC Bank is being requested to issue, extend or increase the stated Amount of a Letter of Credit shall be a Funded Project.

              3.8.7 Debt to Capitalization Ratio. Borrower's Debt to Capitalization Ratio shall be no more than the Maximum Debt to Capitalization Ratio.

         3.9 Failure of Conditions Precedent to be Satisfied for a Particular Project.

                     (a) In the event that Borrower requests a Borrowing with respect to more than one Project, and the applicable conditions set forth in this Article 3 for such Borrowing have not been satisfied for one or more of such Projects, then such Borrowing shall be permitted to occur for the Projects in respect of which all applicable conditions have been satisfied, unless (i) the failure of any condition to be satisfied with respect to any Project has the effect of causing an Event of Default or Inchoate Default to occur under this Agreement, in which case the requested Borrowing shall not be permitted to occur until such time as the Event of Default or Inchoate Default has been cured and the applicable conditions have been satisfied, or (ii) a Non-Fundamental Project Default or Non-Fundamental Project Inchoate Default has occurred and is continuing with respect to any Project, as the case may be, in which case the provisions of Section 3.9(b) shall apply.

                     (b) In the event that a Non-Fundamental Project Default or Non-Fundamental Project Inchoate Default has occurred and is continuing with respect to a given Project but the conditions to the requested Borrowing in respect of a different Project are otherwise satisfied, then:

                         (i) In the event that (A) the Four-Quarter Portfolio
Interest Coverage Ratio yields a minimum projected ratio of no less than [*] to
1.00 through the same term of the Base Case Project Projections delivered in respect of the Funded Projects and (B) the Debt to Capitalization Ratio yields maximum projected ratios that are no higher than the Maximum Debt to Capitalization Ratio at any time through the Loan Maturity Date, then Borrower shall be permitted to obtain the requested Borrowing for a Project with respect to which no Non-Fundamental Project Default or Non-Fundamental Project Inchoate Default has occurred and is continuing and which otherwise satisfied the required conditions of this Article 3.

                         (ii) In the event that (A) the Four-Quarter Portfolio
Interest Coverage Ratio yields a minimum projected ratio of less than [*] to
1.00 through the same term of the Base Case Project Projections delivered in respect of the Funded Projects or (B) the Debt to Capitalization Ratio yields maximum projected ratios that are higher than the Maximum Debt to Capitalization Ratio at any time through the Loan Maturity Date, then Borrower shall not be permitted to obtain the requested Borrowing with respect to any Project unless and until such time as (x) the Four-Quarter Portfolio Interest Coverage Ratio and the Debt to Capitalization Ratio meet the thresholds specified above or (y) the Non-Fundamental Project Default or Non-Fundamental Project Inchoate Default, is no longer continuing and, in each case, the applicable conditions in this
Article 3 have been satisfied.

         3.10 Funding of Equity.

                     (a) Notwithstanding any other provision of this Agreement to the contrary, Borrower shall have the right to, at any time, make a Contribution into the Construction Account or any sub-account therein and have such funds applied to the payments of Costs in accordance with Section 7.1.2 so long as (i) at least 10 Banking Days prior to the requested disbursement of funds from the Construction Account, Borrower shall have provided Administrative Agent with a certificate, dated the date of the proposed disbursement and signed by Borrower, substantially in the form of Exhibit C-6 or C-8, as the case may be, in respect of the Project or Turbine for which the disbursement is being requested and (ii) at least 4 Banking Days prior to the date of the requested disbursement of funds from the Construction Account, the Independent Engineer shall have provided Administrative Agent with a certificate, substantially in the form of Exhibit C-7 or C-9, as the case may be, relating to such disbursement; provided, however, that in the case of a Project (rather than a Turbine) such certificates need not certify as to whether the amount of Project Costs incurred by the Project for which the disbursement is being requested are in excess of the amounts set forth in the corresponding Project Budget, and the funds deposited by Borrower into the Construction Account with respect to Projects shall be released regardless of whether or not the requested disbursement is in excess of the amounts set forth in the corresponding Project Budget; provided, further, that until the funding of the initial Loans with respect to a given Project or Turbine, funds deposited by Borrower into the Construction Account with respect to such Project or Turbine shall be released notwithstanding failure to satisfy the conditions set forth in
(i) Sections 3.3, 3.4.5, 3.4.7, 3.4.8, 3.4.9, 3.4.11, 3.4.12, 3.4.14, 3.4.15,
3.4.17, 3.4.18 (as it relates to such Project), 3.4.19 and 3.4.20 with respect to such Project, or (ii) Sections 3.5, 3.6.5, 3.6.7, 3.6.8, 3.6.10, 3.6.11 (as
it relates to such Turbine), and 3.6.12 (with respect to such Turbine).

                     (b) In the event that Borrower makes a Contribution with respect to a Project as contemplated in paragraph (a) above or otherwise with respect to a Project which is in excess of the Base Equity and Additional Borrower Equity which Borrower is required to contribute or cause to be contributed under this Agreement, then Borrower shall, at any time (i) prior to the Completion of the Project for which such funds were contributed, (ii) when no Non-Fundamental Project Default, Non-Fundamental Project Inchoate Default, Event of Default or Inchoate Default has occurred and is continuing, (iii) so long as Borrower's Four-Quarter Portfolio Interest Coverage Ratio as of the end of the most recent calendar quarter equaled or exceeded [*] to 1.00, and (iv) so long as Borrower's Debt to Capitalization Ratio as of the end of the most recent calendar quarter was no higher than the Maximum Debt to Capitalization Ratio, obtain reimbursement of or repayment of, as the case may be, such Contributions through Loans by satisfying the conditions set forth in Section 3.4 with respect to such Project; provided, however, that the difference between (x) the aggregate amount of Contributions by Borrower to the Funded Projects less (y) the sum of the amount of the requested reimbursement or repayment, as the case may be, plus the aggregate amount of all prior reimbursements and repayments shall be no less than (z) $[*] plus the Contributions required pursuant to
Section 5.17.1.

         3.11 No Approval of Work. Neither the making of any Loan nor the issuance of any Letter of Credit hereunder shall be deemed an approval or acceptance by Administrative Agent or the Banks of any work, labor, supplies, materials or equipment furnished or supplied with respect to any of the Projects or Turbines.

         3.12 Waiver of Funding; Adjustment of Drawdown Requests. Notwithstanding the foregoing, the Required Banks, without waiving any of the Banks' rights hereunder, shall have the right to effect a Construction Credit Event, Turbine Purchase Credit Event or LC Action hereunder without full compliance by Borrower with the conditions described in this Article 3. In the event Administrative Agent determines that an item or items listed in a Drawdown Certificate as a Cost is not properly included in such Drawdown Certificate, Administrative Agent, in consultation with the Independent Engineer, may in its reasonable discretion cause to be made a Loan or Loans in the amount requested in such Drawdown Certificate less the amount of such item or items or may reduce the amount of Loans made pursuant to any subsequent Drawdown Certificate. In the event that Borrower prevails in any dispute as to whether such Costs were properly included in such Drawdown Certificate, Loans in the amount requested but not initially made shall forthwith be made.

                                   ARTICLE 4.
                         REPRESENTATIONS AND WARRANTIES

              Borrower makes the following representations and warranties to and in favor of the Lead Arrangers, Administrative Agent, LC Bank and the other Banks as of the Effective Date and as of the date of each Construction Credit Event, Turbine Purchase Credit Event and LC Action, in each case to the extent set forth in Article 3. All of these representations and warranties shall survive the Effective Date, the issuance of any Letters of Credit and the making of the Loans:

         4.1  Organization.

              4.1.1 Borrower is a limited partnership duly constituted, validly existing and in good standing under the laws of the State of Delaware and is duly qualified, authorized to do business and in good standing in each other jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary. Borrower has all requisite power and authority to own or hold under lease and operate the property it purports to own or hold under lease and to carry on its business as now being conducted and as now proposed to be conducted. On the Effective Date, Calpine CCFC GP, Inc., a Delaware corporation, is the sole general partner of Borrower.

              4.1.2 Calpine CCFC GP, Inc., a Delaware corporation (a) is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware with all requisite corporate power and authority under the laws of the State of Delaware to enter into the Partnership Agreement and, as the sole general partner of Borrower, to perform its obligations thereunder and to consummate the transactions contemplated thereby, (b) is duly qualified, authorized to do business and in good standing in each other jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary, (c) has the corporate power (i) to carry on its business as now being conducted and as proposed to be conducted by it, (ii) to execute, deliver and perform each Operative Document to which it is a party, in its individual capacity, and (iii) to take all action as may be necessary to consummate the transactions contemplated thereunder and (d) has the power and authority under the Partnership Agreement to execute and deliver, on behalf of Borrower, each Operative Document to which Borrower is a party.

              4.1.3 Each of the Portfolio Entities (other than Borrower and the Hermiston Project Owner) is a corporation, limited partnership or limited liability company, as the case may be, in each case duly organized, validly existing and in good standing under the laws of the State of Delaware, and the Hermiston Project Owner is an Oregon general partnership, duly organized, validly existing and in good standing under the laws of the State of Oregon and, in each case, is duly qualified, authorized to do business and in good standing in the states where the character of its properties or the nature of its activities makes such qualification necessary including, in respect to a Project Owner and an Equipment Finance Company party to an Equipment Lease, the state where the respective Project is located. Each such Portfolio Entity has all requisite corporate, partnership or company, as the case may be, power and authority to own or hold under lease and operate the property it purports to own or hold under lease and to carry on its business as now being conducted and as now proposed to be conducted and to execute, deliver and perform each Operative Document to which it is a party. Each such Portfolio Entity is directly or indirectly a wholly-owned Subsidiary of Borrower.

         4.2 Authorization; No Conflict. Each Portfolio Entity has duly authorized, executed and delivered, or has been properly assigned, each Operative Document to which such Portfolio Entity is a party and neither such Portfolio Entity's execution and delivery thereof nor its consummation of the transactions contemplated thereby nor its compliance with the terms thereof (a) does or will contravene the constituent documents or any other Legal Requirement applicable to or binding on such Portfolio Entity or any of its properties, (b) does or will contravene or result in any breach of or constitute any default under, or result in or require the creation of any Lien (other than Permitted Liens) upon any of its properties under, any agreement or instrument to which such Portfolio Entity is a party or by which it or any of its properties may be bound or affected or (c) does or will require the consent or approval of any Person which has not already been obtained.

         4.3 Enforceability. Each of the Operative Documents to which each Portfolio Entity is a party is a legal, valid and binding obligation of such Portfolio Entity enforceable against such Portfolio Entity in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors' rights or by the effect of general equitable principles. None of the Operative Documents to which a Portfolio Entity is a party has been amended or modified except in accordance with this Agreement.

         4.4 Compliance with Law. There are no violations by any Portfolio Entity, any Partner or, to Borrower's knowledge, Calpine, of any Legal Requirement which could reasonably be expected to have a Material Adverse Effect on Borrower or any Funded Project. Except as otherwise have been delivered to Administrative Agent, no notices of violation of any Legal Requirement relating to any Funded Project or related Site or any Funded Turbine have been issued, entered or received by any Portfolio Entity, any Partner or, to Borrower's knowledge, Calpine.

         4.5  Business, Debt, Contracts, Joint Ventures Etc.

              4.5.1 Neither any Partner nor any Portfolio Entity has conducted any business other than the business contemplated by the Operative Documents, has any outstanding Debt or other material liabilities other than pursuant to or allowed by the Operative Documents. None of such Persons is party to or bound by any material contract other than the Operative Documents to which it is a party.

              4.5.2 No Portfolio Entity is (a) a general partner or a limited partner in any general or limited partnership or a member in any limited liability company or (b) a joint venturer in any joint venture, except, (i) Borrower, (ii) Intermediate Parents, or (iii) Project Owners with respect to Subsequent Projects where such Subsequent Projects are at least 50% owned by the respective Project Owners.

              4.5.3 Neither any Portfolio Entity nor any Partner has any subsidiaries other than Portfolio Entities.

              4.5.4 No Portfolio Entity has any properties or assets other than as permitted by the Credit Documents.

         4.6  Adverse Change.

              4.6.1 With respect to each Funded Project, to the best of Borrower's knowledge, there has occurred no material adverse change in the Project Budget, Project Schedule or Base Case Project Projections, in the economics or feasibility of constructing and/or operating such Project, or in the financial condition, business or property of any Major Project Participant, or any other event or circumstance which is reasonably likely to have a Material Adverse Effect on Borrower or such Project (a) as of the Closing Date, since May 28, 1999 and (b) after the Closing Date, except as disclosed to Administrative Agent in writing at the time the representation in this Section 4.6 is being made, since such Project's Funding Date).

              4.6.2 With respect to each Funded Turbine, to the best of Borrower's knowledge, there has occurred no material adverse change in the economics or feasibility of procuring or owning such Turbine, or in the financial condition, business or property of the Turbine Purchase Contractor with respect to such Turbine, or any other event or circumstance which is reasonably likely to have a Material Adverse Effect on Borrower, except as disclosed to Administrative Agent in writing at the time the representation in this Section 4.6 is being made, since such Turbine's Turbine Funding Date.

         4.7 Investment Company Act, Etc. Neither any Portfolio Entity nor any Partner is an investment company or a company controlled by an investment company, within the meaning of the Investment Company Act of 1940, and neither any Portfolio Entity nor any Partner is or has been determined by the Securities and Exchange Commission or any other Governmental Authority to be subject to, or not exempt from, regulation under PUHCA or the FPA (other than as provided by PURPA or as an Exempt Wholesale Generator).

         4.8 ERISA. Either (a) there are no ERISA Plans for any Portfolio Entity or any member of the Controlled Group or (b) each Portfolio Entity and each member of the Controlled Group have fulfilled their obligations (if any) under the minimum funding standards of ERISA and the Code for each ERISA Plan, each ERISA Plan is in compliance in all material respects with the currently applicable provisions of ERISA and the Code and neither any Portfolio Entity nor any Controlled Group member has incurred any liability to the PBGC or any ERISA Plan under Title IV of ERISA (other than liability for premiums due in the ordinary course). None of any Portfolio Entity's assets constitute assets of an employee benefit plan within the meaning of 29 CFR Section 2510.3-101.

         4.9 Permits. With respect to each Funded Project in the case of Sections 4.9.1 and 4.9.2 and with respect to each Funded Turbine in the case of
Section 4.9.3:

              4.9.1 There are no Permits under existing law as such Project is designed that are or will become Applicable Permits other than the Permits described in the applicable Permit Schedule. Except as disclosed therein, each Applicable Permit listed in Part I(A) of the applicable Permit Schedule is in full force and effect and is not subject to any current legal proceeding or to any unsatisfied condition that could reasonably be expected to have a Material Adverse Effect on Borrower or such Project, and all applicable appeal periods with respect thereto have expired. Each Permit listed in Part II(A) of the applicable Permit Schedule is either (a) timely obtainable at a cost consistent with the applicable Project Budget prior to the time the applicable Project Owner requires such Permit and is of a type that is routinely granted upon application and that would not normally be obtained before contemplated by Borrower or the relevant Project Owner or (b) able to be eliminated as an Applicable Permit through the implementation of alternative solutions at a cost consistent with the applicable Project Budget. No fact or circumstance exists, to Borrower's knowledge, which indicates that any Permit identified in Part II(A) of the applicable Permit Schedule shall not be timely obtainable at a cost consistent with the applicable Project Budget without material difficulty or delay by the relevant Project Owner before it becomes an Applicable Permit. Each Project Owner is in compliance in all material respects with all Applicable Permits.

              4.9.2 There are no Permits under existing law as such Project is designed that are or will become Applicable Third Party Permits other than the Third Party Permits described in the applicable Permit Schedule (other than those, the failure of which to obtain could not reasonably be expected to have a Material Adverse Effect on Borrower or such Project). Except as disclosed therein, each Applicable Third Party Permit listed in Part I(B) of the applicable Permit Schedule is in full force and effect and is not subject to current legal proceeding or to any unsatisfied condition that could reasonably be expected to have a Material Adverse Effect on Borrower or such Project, and all applicable appeal periods with respect thereto have expired. No fact or circumstance exists, to Borrower's knowledge, which indicates that any Permit identified in Part II(B) of the applicable Permit Schedule shall not be timely obtainable at a cost consistent with the applicable Project Budget without material difficulty or delay by the applicable Major Project Participant before it becomes an Applicable Third Party Permit. To the best knowledge of Borrower, each Major Project Participant is in compliance in all material respects with its respective Applicable Third Party Permits, each other Major Project Participant possesses all licenses, franchises, patents, copyrights, trademarks and trade names, or rights thereto necessary to perform its duties under the Operative Documents to which it is a party, and such Person is not in violation of any valid rights of others with respect to any of the foregoing which could reasonably be expected to have a Material Adverse Effect on Borrower or such Project.

              4.9.3 To the best knowledge of Borrower, each Turbine Purchase Contractor possesses all licenses, franchises, patents, copyrights, trademarks and trade names, or rights thereto necessary to perform its duties under the Turbine Purchase Contract to which it is a party, and such Turbine Purchase Contractor is not in violation of any valid rights of others with respect to any of the foregoing which could reasonably be expected to have a Material Adverse Effect on Borrower.

         4.10 Qualifying Facility/Exempt Wholesale Generator. Each Funded Project, upon Completion of such Project, will be a Qualifying Facility or an Eligible Facility and, from and after the commencement of commercial operations of each Project that is an Eligible Facility, the respective Project Owner will be an Exempt Wholesale Generator.

         4.11 Hazardous Substance.

              4.11.1 Except as set forth in Exhibit G-8: (a) neither any Portfolio Entity nor any Partner nor Calpine (the "Subject Companies"), with respect to the Sites, Improvements or other Mortgaged Properties owned or leased by a Portfolio Entity, is or has in the past been in violation of any Hazardous Substance Law which violation could reasonably be expected to result in a material liability to any of the Subject Companies or their respective properties and assets or in an inability of any Portfolio Entity to perform its obligations under the Operative Documents; (b) none of the Subject Companies nor, to the best knowledge of the Partners and Borrower, any third party has used, released, discharged, generated, manufactured, produced, stored, or disposed of in, on, under, or about the Sites, Improvements or other Mortgaged Properties owned or leased by any Portfolio Entity, or transported thereto or therefrom, any Hazardous Substances that could reasonably be expected to subject the Banks to liability or the Subject Companies to liability, under any Hazardous Substance Law; (c) there are no underground tanks, whether operative or temporarily or permanently closed, located on the Sites, Improvements or other Mortgaged Properties owned or leased by any Portfolio Entity; (d) there are no Hazardous Substances used, stored or present at, on or, to the best knowledge of the Partners and Borrower, near the Sites, Improvements or other Mortgaged Properties owned or leased by any Portfolio Entity, except in compliance with Hazardous Substance Laws and other Legal Requirements or as disclosed in the Environmental Reports; and (e) to the best knowledge of the Partners and Borrower, there neither is nor has been any condition, circumstance, action, activity or event that could reasonably be expected to be a material violation by the Subject Companies of any Hazardous Substance Law, or to result in liability to the Banks or material liability to the Subject Companies under any Hazardous Substance Law.

              4.11.2 Except as set forth on Exhibit G-7 or Exhibit G-8, there is no pending or, to the best knowledge of Borrower, threatened, action or proceeding by any Governmental Authority (including, without limitation, the U.S. Environmental Protection Agency) or any non-governmental third party with respect to the presence or Release of Hazardous Substances in, on, from or to the Sites, Improvements or other Mortgaged Properties owned or leased by any Portfolio Entity.

              4.11.3 Neither any Partner nor Borrower nor Calpine has knowledge of any past or existing violations of any Hazardous Substances Laws by any Person relating in any way to the Sites, Improvements or other Mortgaged Properties owned or leased by any Portfolio Entity.

         4.12 Litigation. Except as set forth on Exhibit G-7 there are no pending or, to the best knowledge of Borrower, threatened actions or proceedings of any kind, including actions or proceedings of or before any Governmental Authority, to which any Portfolio Entity, any

Partner, Calpine, or, to the best knowledge of Borrower, any other Major Project Participant, Turbine Purchase Contractor or Project is a party or is subject, or by which any of them or any of their properties or a Project or Turbine are bound, which if adversely determined to or against any Portfolio Entity, any other Major Project Participant or a Project or Turbine could reasonably be expected to have a Material Adverse Effect on any Funded Project or Borrower.

         4.13 Labor Disputes and Acts of God. Neither the business nor the properties of any Portfolio Entity, any Partner, Calpine, or, to the best knowledge of Borrower, any other Major Project Participant or Turbine Purchase Contractor are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy, or other casualty (whether or not covered by insurance), which could reasonably be expected to have a Material Adverse Effect on any Funded Project or Borrower.

         4.14 Project Documents and Turbine Purchase Contracts.

              4.14.1 Copies of all of the Project Documents and Turbine Purchase Contracts in effect with respect to the Funded Projects and the Funded Turbines, as the case may be, as of such date have been delivered to Administrative Agent by Borrower. Except as has been previously disclosed in writing to Administrative Agent, as of the date of delivery of such Project Documents or Turbine Purchase Contracts none of such Project Documents or Turbine Purchase Contracts has been amended, modified or terminated.

              4.14.2 To Borrower's knowledge, the representations and warranties of the Major Project Participants contained in the Operative Documents relating to the Funded Projects and the Funded Turbines, as the case may be, other than this Agreement are true and correct.

         4.15 Disclosure. Neither this Agreement nor any certificate or other documentation furnished to Administrative Agent, or to any consultant submitting a report to Administrative Agent, by or, to the knowledge of Borrower, on behalf of any Portfolio Entity in connection with the transactions contemplated by this Agreement, the other Project Documents or Turbine Purchase Contracts or the design, description, testing or operation of a Project or a Turbine, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading under the circumstances in which they were made at the time such statements are made. As of the Closing Date, there is no fact known to Borrower which has had or could reasonably be expected to have a Material Adverse Effect on Borrower or any Funded Project which has not been set forth in this Agreement or in the other documents, certificates and written statements furnished to Administrative Agent and/or the Independent Engineer, by or on behalf of Borrower in connection with the transactions contemplated hereby. The documentation furnished to Administrative Agent and to the Independent Engineer taken as a whole, including without limitation written updated or supplemented information, is true and correct in all material respects and all such documentation does not omit to state any fact which would have a Material Adverse Effect on Borrower or any Funded Project.

         4.16 Private Offering by Borrower. Assuming that the Banks are acquiring the Notes for investment purposes only, and not for purposes of resale or distribution thereof except for assignments or participations as provided in Sections 10.13 and 10.14, no registration of the

Notes under the Securities Act of 1933, as amended, or under the securities laws of the State of New York, or any other state in which a Project is located is required in connection with the offering, issuance and sale of the Notes hereunder. Neither Borrower nor anyone acting on its behalf has taken, or will take, any action which would subject the issuance or sale of the Notes to
Section 5 of the Securities Act of 1933, as amended.

         4.17 Taxes. Each Partner and each Portfolio Entity has filed all federal, state and local tax returns that it is required to file, has paid all taxes it is required to pay to the extent due (other than those taxes that it is contesting in good faith and by appropriate proceedings, with adequate, segregated reserves or other security reasonably acceptable to Administrative Agent established for such taxes) and, to the extent such taxes are not due, has established reserves that are adequate for the payment thereof and are required by GAAP. For federal income tax purposes, each Portfolio Entity (other than Portfolio Entities established as corporations) is a partnership or a limited liability company and not an association taxed as a corporation.

         4.18 Governmental Regulation. Except to the extent that the FPA is applicable solely by reason of a Portfolio Entity being an Exempt Wholesale Generator or the owner of a Qualifying Facility, (i) none of any Portfolio Entity, any Partner, Administrative Agent, or the Banks, nor any Affiliate of any of them will, solely as a result of the construction, ownership, leasing or operation of any Project or any Turbine, the sale of electricity therefrom or the entering into any Operative Document or any transaction contemplated hereby or thereby, be subject to, or not exempt from, regulation under the FPA or PUHCA or under state laws and regulations respecting the rates or the financial or organizational regulation of electric utilities, (ii) no Portfolio Entity is subject to regulation under any Governmental Rule as to securities, rates or financial or organizational matters that would preclude any Loans, or the incurrence by any Portfolio Entity of any of the Obligations or the execution, delivery and performance by any Portfolio Entity of the Operative Documents and
(iii) no Portfolio Entity will be deemed by any Governmental Authority having jurisdiction to be subject to financial, organizational or rate regulation as an "electric utility," "electric corporation," "electrical company," "public utility," "public utility holding company" or any similar entity under any existing law, rule or regulation of any Governmental Authority.

         4.19 Regulation U, Etc. No Portfolio Entity is engaged principally, or as one of its principal activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (as defined in Regulations T, U or X of the Federal Reserve Board), and no part of the proceeds of the Loans or the Project Revenues will be used by a Portfolio Entity to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock.

         4.20 Project Budgets; Projections. Borrower has prepared the Project Budgets and the Base Case Project Projections and is responsible for developing the assumptions on which the Project Budget and the Base Case Project Projections are based; and the Project Budgets and the Base Case Project Projections for the Funded Projects (a) are based on reasonable assumptions as to all legal and factual matters material to the estimates set forth therein,
(b) as of the date delivered are consistent with the provisions of the Project Documents and (c) indicate that the estimated Project Costs with respect to such Project will not exceed funds available (including Committed Equity Funds) to pay Project Costs with respect to such Project. In the reasonable


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opinion of Borrower, as of the date delivered the textual material accompanying the Base Case Project Projections for the Funded Projects discloses all information reasonably necessary for an understanding of the Base Case Project Projections, and does not contain any material misstatements or omit any information which, in conjunction with other information given, would be necessary to make such information not materially misleading.

         4.21 Financial Statements. The financial statements of the Portfolio Entities, Calpine, the Partners and any Affiliated Major Project Participants delivered in respect of the Initial Projects, the Lost Pines Project or pursuant to Sections 3.3.23, 3.5.15 and 5.5 are true, complete and correct and fairly present the financial condition of each such Person as of the date thereof. Such financial statements have been prepared in accordance with GAAP. Neither the Portfolio Entities, the Partners, Calpine or such Affiliated Major Project Participants has any material liabilities, direct or contingent, except as has been disclosed in such financial statements.

         4.22 Existing Defaults. No Portfolio Entity is in default under any material term of any Operative Document relating to the Funded Projects or the Funded Turbines or any agreement relating to any obligation of any Portfolio Entity for or with respect to borrowed money, and to the best of Borrower's knowledge, no other party to any Project Document or Turbine Purchase Contract is in default thereunder.

         4.23 No Default. No Event of Default, Inchoate Default, Non-Fundamental Project Default or Non-Fundamental Project Inchoate Default has occurred or is existing.

         4.24 Offices, Location of Collateral.

              4.24.1 The chief executive office or chief place of business (as such term is used in Article 9 of the Uniform Commercial Code as in effect in each state where the Projects are located and the State of New York from time to time) of Borrower and each Portfolio Entity is set forth in Schedule 4.24. Borrower's federal employer identification number is 77-0520679 and each of the other Portfolio Entities' federal employer numbers are set forth in Schedule
4.24 or as otherwise delivered to Administrative Agent in connection with the satisfaction of the requirements for initial funding of Construction Loans or Turbine Purchase Loans under Section 3.3 or 3.5, as the case may be.

              4.24.2 With respect to each Project, all of the tangible Collateral (other than the Accounts and general intangibles), including the Mortgaged Properties is, or when installed pursuant to the Project Documents will be, located on the Site or the Easements or at the address set forth in
Section 4.24.1.

              4.24.3 The location of each Portfolio Entity's books of accounts and records is set forth in Schedule 4.24.

         4.25 Title and Liens.

                     (a) With respect to each Funded Project (other than Funded Subsequent Projects in which the relevant Project Owner holds a partial undivided ownership interest), the Project Owner and the Equipment Finance Company (with respect to any equipment subject to an Equipment Lease) with respect to such Project have good, and with respect to real property,


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marketable and insurable title to such Project, and all of the Collateral relating to such Project, and good, marketable and insurable title to, or, as applicable, a leasehold estate in, the Site and the Easements relating to such Project in existence as of the date this representation is made (except that title to certain of the Easements which are licenses may not be insurable), in each case free and clear of all Liens, encumbrances or other exceptions to title other than Permitted Liens. With respect to each Funded Turbine, such Turbine is wholly-owned by a Turbine Owner and such Turbine Owner has good title to such Turbine, free and clear of all Liens, encumbrances or other exceptions to title other than Permitted Liens.

                     (b) With respect to each Funded Subsequent Project in which the relevant Project Owner (subject to the last sentence of clause (a) above) holds a partial undivided ownership interest, such Project Owner has good, and with respect to real property, marketable and insurable title to the applicable undivided portion of such Project, and all of the Collateral relating to such Project, and good, and with respect to real property, marketable and insurable title to, or, as applicable, a leasehold estate in, the applicable undivided portion of the Site and the Easements relating to such Project in existence as of the date this representation is made (except that title to certain of the Easements which are licenses may not be insurable), in each case free and clear of all Liens, encumbrances or other exceptions to title other than Permitted Liens.

                     (c) Subject to clause (b) above, (i) each Project Owner owns 100% of its respective Project, (ii) each Project Owner other than Borrower holds title to only one Project, (iii) each Funded Turbine is 100% owned by a Turbine Owner that is a directly or indirectly wholly-owned Subsidiary of Borrower, and (iv) all equipment leased to a Funded Project pursuant to an Equipment Lease is 100% owned by an Equipment Finance Company that is a directly or indirectly wholly-owned Subsidiary of Borrower.

                     (d) The Lien of the Collateral Documents (to the extent then existing) constitutes a valid lien on all Collateral relating to the Funded Projects (including any equipment leased to a Project Owner pursuant to an Equipment Lease) and relevant Turbine Owners' interest in the Funded Turbines. The Lien of the Collateral Documents (to the extent then existing) constitutes a valid and subsisting first priority Lien of record on all the Mortgaged Properties relating to the Funded Projects described in the Deeds of Trust and, a first priority perfected security interest in all the personal property relating to the Funded Projects and the Funded Turbines described in the Collateral Documents, subject to no Liens except Permitted Encumbrances and Permitted Liens described in clauses (a), (b) and (c) of the definition thereof; provided, however, as set forth in the Project/Turbine Owner Security Agreements, the Lien on the Collateral comprising each Project or Turbine shall not secure those Obligations relating to or arising from Projects owned by Project Owners that own one or more Projects that have achieved Operation prior to the relevant Funding Date or Turbine Funding Date, as the case may be.

         4.26 Trademarks. Each Portfolio Entity owns or has the right to use all patents, trademarks, service marks, trade names, copyrights, licenses and other rights, which are necessary for the operation of its business. Nothing has come to the attention of Borrower to the effect that (a) any material product, process, method, substance, part or other material presently contemplated to be sold by or employed by any Portfolio Entity in connection with its business will infringe any patent, trademark, service mark, trade name, copyright, license or other right


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owned by any other Person, (b) there is pending or threatened any claim or litigation against or affecting any Portfolio Entity contesting its right to sell or use any such product, process, method, substance, part or other material or (c) there is, or there is pending or proposed, any patent, invention, device, application or principle or any statute, law, rule, regulation, standard or code relating to the use of technology or intellectual property by any Portfolio Entity which could reasonably have a Material Adverse Effect on Borrower or a Project.

         4.27 Collateral. The security interests granted to Administrative Agent pursuant to the Collateral Documents in the Collateral related to the Funded Projects (including equipment leased to a Project Owner pursuant to an Equipment Lease) and the Funded Turbines (a) constitute as to personal property included in the Collateral and, with respect to subsequently acquired personal property included in the Collateral, will constitute, a perfected security interest under the UCC to the extent a security interest can be perfected by filing or, in the case of the Accounts and the Pledged Equity Interests (the Pledged Equity Interests being "certificated securities" as defined in Article 8 of the UCC), by possession by or on behalf of the secured party and (b) are, and, with respect to such subsequently acquired personal property, will be, as to Collateral related to the Funded Projects (including equipment leased to a Project Owner pursuant to an Equipment Lease) and the Funded Turbines perfected under the UCC as aforesaid, superior and prior to the rights of all third Persons now existing or hereafter arising whether by way of mortgage, lien, security interests, encumbrance, assignment or otherwise; provided, however, as set forth in the Collateral Documents, the Lien on the Collateral comprising each Project (including equipment leased to a Project Owner pursuant to an Equipment Lease) or Turbine shall not secure those Obligations relating to or arising from Projects owned by Project Owners that own one or more Projects that have achieved Operation prior to the relevant Funding Date or Turbine Funding Date, as the case may be. Except to the extent possession of portions of such Collateral is required for perfection, all such action as is necessary has been taken to establish and perfect Administrative Agent's rights in and to such Collateral to the extent Administrative Agent's security interest can be perfected by filing, including any recording, filing, registration, giving of notice or other similar action. No filing, recordation, re-filing or re-recording other than those listed on Exhibit D-6 hereto is necessary to perfect and maintain the perfection of the interest, title or Liens of the Collateral Documents related to the Funded Projects (including equipment leased to a Project Owner pursuant to an Equipment Lease) and the Funded Turbines, and all such filings or recordings will have been made to the extent Administrative Agent's security interest can be perfected by filing. Each Portfolio Entity has properly delivered or caused to be delivered to Administrative Agent all such Collateral that requires perfection of the Lien and security interest described above by possession.

         4.28 Sufficiency of Project Documents.

              4.28.1 With respect to each Funded Project, other than those that can be reasonably expected to be commercially available when and as required, the services to be performed, the materials to be supplied and the real property interests, the Easements and other rights granted or to be granted pursuant to the Project Documents in effect as of such date:

                     (a) comprise all of the property interests necessary to secure any right material to the acquisition, leasing, development, construction, installation, completion, operation and maintenance of such Project in accordance with all Legal Requirements and in


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accordance with the Project Schedule, all without reference to any proprietary information not owned by the relevant Project Owner;

                     (b) are sufficient to enable such Project to be located, constructed and operated on its respective Site and the Easements, respectively; and

                     (c) provide adequate ingress and egress from the Site for such Project for any reasonable purpose in connection with the construction and operation of such Project.

              4.28.2 With respect to each Funded Project, there are no services, materials or rights required for the construction or operation of such Project in accordance with the Construction Contracts and the Base Case Project Projections, respectively, other than those that can reasonably be expected to be commercially available at the Site for such Project on commercially reasonable terms consistent with the Project Budget and the Base Case Project Projections, respectively.

         4.29 Utilities. With respect to each Funded Project, all gas and electrical interconnection and utility services necessary for the construction and the operation of such Project for its intended purposes are available at such Project or will be so available as and when required upon commercially reasonable terms consistent with the Project Budget, Project Schedule and the Base Case Project Projections.

         4.30 Roads/Transmission Line. With respect to each Funded Project, other than those that can be reasonably expected to be commercially available when and as required:

              4.30.1 All roads necessary for the construction and full utilization of such Project for its intended purposes have either been completed or the necessary rights of way therefor have been acquired.

              4.30.2 All necessary easements, rights of way, licenses, agreements and other rights for the construction, interconnection and utilization of the interconnection facilities have been acquired.

         4.31 Proper Subdivision. With respect to each Funded Project, at such time as a Project Owner obtains any title or leasehold interests therein, the Site for such Project has been properly subdivided or entitled to exception therefrom, and for all purposes such Site may be mortgaged, conveyed and otherwise dealt with as separate legal lots or parcels.

         4.32 Flood Zone Disclosure. With respect to each Funded Project, none of the Collateral in respect of such Project includes improved real property that is or will be located below the relevant flood level elevation in an area that has been identified by the Director of the Federal Emergency Management Agency as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968, as amended.

         4.33 Acquisition of Real Property. No Portfolio Entity has acquired or leased any real property or other interest in real property (excluding the acquisition (but not the exercise) of any


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options to acquire any such interests in real property) except as otherwise permitted pursuant to Section 6.23.

         4.34 Representation and Warranties Prior to Effective Date. Each representation and warranty of the Partners and Calpine under the Credit Documents and each representation and warranty of Borrower under the Operative Documents, in each case as made by such Persons prior to the Effective Date (whether made pursuant to the Original Credit Agreement or otherwise), shall be true and correct in all material respects as if made on such date, unless such representation or warranty expressly relates solely to another time, in which case it shall have been true and correct in all material respects when made.

                                   ARTICLE 5.
                              COVENANTS OF BORROWER

              Borrower covenants and agrees that so long as this Agreement is in effect, it will, and will cause each other Portfolio Entity to:

         5.1  Use of Proceeds and Revenues.

              5.1.1 Proceeds. Unless otherwise applied by Administrative Agent pursuant to this Agreement, deposit the proceeds of the Loans advanced for each Project or Turbine, as the case may be, the Additional Borrower Equity and the other Contributions made pursuant to Section 3.10(a) in the relevant Construction Sub-Account, and except to the extent permitted in Section 3.10(b),
(a) hold such proceeds as a trust fund for the payment of Costs of such Project or Turbine, as the case may be, and (b) use them solely to pay Costs of such Project or Turbine, as the case may be. Notwithstanding anything to the contrary contained in this Agreement, Turbine Purchase Loans shall only be used to pay Turbine Costs associated with Turbines assigned to Unfunded Projects (as set forth on Exhibit G-3).

              5.1.2 Revenues. With respect to each Funded Project, unless otherwise applied by Administrative Agent pursuant to Articles 7 and 8, (a) deposit all Project Revenues received or due any Portfolio Entity other than Insurance Proceeds, Eminent Domain Proceeds and damage payments described in
Section 7.7 received prior to Completion of such Project in the relevant Construction Sub-Account for application toward Project Costs and otherwise for application as set forth in Section 7.1, (b) deposit all Project Revenues received or due any Portfolio Entity other than Insurance Proceeds, Eminent Domain Proceeds and damage payments described in Section 7.7 received after Completion of such Project in the Revenue Account for application solely for the purposes and in the order and manner provided in Section 7.2, and (c) deposit all Insurance Proceeds, Eminent Domain Proceeds and damage payments described in
Section 7.7 received at any time in the Loss Proceeds Account for application solely for the purposes, and in the order and manner, provided in Section 7.5. With respect to each Funded Turbine, unless otherwise applied by Administrative Agent pursuant to Articles 7 and 8, deposit all Insurance Proceeds and damage payments described in Section 7.7 received at any time in the Loss Proceeds Account for application solely for the purposes, and in the order and manner, provided in Section 7.5.

         5.2  Payment.


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              5.2.1  Credit Documents. Pay all sums due under this Agreement and the other Credit Documents according to the terms hereof and thereof.

              5.2.2 Project Documents and Turbine Purchase Contracts. With respect to each Funded Project (including equipment leased to a Project Owner pursuant to an Equipment Lease) and Funded Turbine, pay all obligations due under the Project Documents and Turbine Purchase Contracts, howsoever arising, as and when due and payable, except (a) such as may be contested in good faith or as to which a bona fide dispute may exist, provided that Administrative Agent is satisfied in its reasonable discretion that non-payment of such obligation pending the resolution of such contest or dispute will not in any way endanger or have a Material Adverse Effect on such Project, the Banks' Liens in the Collateral, any Portfolio Entity or that provision is made to the satisfaction of Administrative Agent in its reasonable discretion for the posting of security (other than the Collateral) for or the bonding of such obligations or the prompt payment thereof in the event that such obligation is payable and (b) each Portfolio Entity's trade payables which shall be paid in the ordinary course of business.

         5.3 Warranty of Title. Maintain (a) with respect to each Funded Project, good, marketable and insurable leasehold or fee title, as the case may be, to the Site and related Easements (or the applicable undivided portion thereof), subject only to Permitted Liens, (b) with respect to each Funded Project (including equipment leased to a Project Owner pursuant to an Equipment Lease) and Funded Turbine, good title to such Project (including equipment leased to a Project Owner pursuant to an Equipment Lease), Turbine or the related Turbine Purchase Contract, as applicable, and (c) good, and with respect to real property, marketable and insurable title to all of its other respective properties and assets (other than properties and assets disposed of in the ordinary course of business).

         5.4 Notices. Promptly, upon acquiring notice or giving notice, as the case may be, or obtaining knowledge thereof, give written notice (with copies of any such underlying notices) to Administrative Agent of:

              5.4.1 Any litigation pending or, to the knowledge of any Portfolio Entity, threatened against any Portfolio Entity and involving claims against any Portfolio Entity or any Funded Project or Funded Turbine in excess of $2,000,000 in the aggregate per calendar year or involving any injunctive, declaratory or other equitable relief, such notice to include, if requested by Administrative Agent, copies of all papers filed in such litigation and to be given monthly if any such papers have been filed since the last notice given;

              5.4.2 Any dispute or disputes which may exist between any Portfolio Entity and any Governmental Authority and which involve (a) claims against any Portfolio Entity which exceed $2,000,000 individually or $5,000,000 in the aggregate per calendar year, (b) injunctive or declaratory relief, (c) revocation, modification, failure to renew or the like of any Applicable Permit or Applicable Third Party Permit relating to a Funded Project or imposition of additional material conditions with respect thereto, or (d) any Liens relating to a Funded Project or a Funded Turbine for taxes due but not paid;

              5.4.3 Any Event of Default, Inchoate Default, Non-Fundamental Project Default or Non-Fundamental Project Inchoate Default;


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              5.4.4  Any casualty, damage or loss, whether or not insured, through fire, theft, other hazard or casualty, or any act or omission of any Portfolio Entity, its employees, agents, contractors, consultants or representatives, or of any other Person if such casualty, damage or loss affects any Portfolio Entity or any Funded Project or Funded Turbine, in excess of $500,000 for any one casualty or loss or $2,000,000 in the aggregate in any policy period;

              5.4.5 Any cancellation or material change in the terms, coverage or amounts of any insurance described in Exhibit K;

              5.4.6 Any matter which has had, or, in any Portfolio Entity's reasonable judgment, could reasonably be expected to have, a Material Adverse Effect on Borrower or any Funded Project, including any PUC or FERC proceedings affecting any Funded Project which if adversely determined, reasonably could be expected to have a Material Adverse Effect on such Project;

              5.4.7 Any act by any Portfolio Entity to become a surety, guarantor, endorser or accommodation endorser for a third party other than endorsement of negotiable instruments for collection purposes;

              5.4.8 Any intentional withholding of compensation to any Contractor, any Turbine Purchase Contractor, any engineer or Operator or any other Person under any Major Construction Contract, any O&M Agreement, any Power Marketing Agreement or any other construction or operating contract relating to any Funded Project or Funded Turbine, other than retention provided by the express terms of any such contracts;

              5.4.9 Any termination or material default or notice thereof (including any notice of default) under any Project Document relating to a Funded Project or under any Turbine Purchase Contract relating to a Funded Turbine;

              5.4.10 Any events of force majeure or change orders under any Major Construction Contract or other Project Documents relating to any Funded Project or under any Turbine Purchase Contract relating to any Funded Turbine and, to the extent requested by Administrative Agent, copies of invoices or statements which are reasonably available to any Portfolio Entity under such Construction Contract, other Construction Contract or Turbine Purchase Contract, certified by an authorized representative of Borrower, together with a copy of any supporting documentation, schedule, data or affidavit delivered under such Construction Contract, other Construction Contract or Turbine Purchase Contract, other Project Document or Turbine Purchase Contract;

              5.4.11 No later than the date upon which the Independent Engineer is entitled to receive notice pursuant to any Major Construction Contract of the proposed conduct of the initial Performance Tests under such Construction Contract, promptly prior to the proposed conduct of any subsequent Performance Tests pursuant to each such Construction Contract and promptly prior to the conduct of any performance tests required under any other Project Document, written notice of such proposed test;

              5.4.12 Any (a) fact, circumstance, condition or occurrence at, on, or arising from, any Site, Improvements, or other Mortgaged Property that results in material


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noncompliance with any Hazardous Substance Law or any Release of Hazardous
Substances on or from such Site, Improvements or other Mortgaged Property that has resulted or could reasonably be expected to result in personal injury or material property damage or to have a Material Adverse Effect on a Project, and
(b) pending or, to any Portfolio Entity's knowledge, threatened, Environmental Claim against any Portfolio Entity or to any Portfolio Entity's knowledge any of its Affiliates, contractors, lessees or any other Persons, arising in connection with their occupying or conducting operations on or at any Project or any related Site, Improvements or other Mortgaged Property;

              5.4.13 Promptly, but in no event later than 30 days if consent of Administrative Agent or the Banks is required, and 15 days otherwise, prior to the time any Person will become an equity holder of any Portfolio Entity or the occurrence of any other change in or transfer of ownership interests in any Portfolio Entity, any Project or any Turbine notice thereof, which notice shall identify such Person and such Person's interest in the relevant Portfolio Entity, Project or Turbine and shall describe, in reasonable detail, such other change or transfer;

              5.4.14 Any material notices delivered to or received from, the parties to the Project Documents relating to a Funded Project or the parties to a Turbine Purchase Contract relating to a Funded Turbine;

              5.4.15 Initiation of any condemnation proceedings involving any Funded Project or the related Site or material portion thereof;

              5.4.16 Promptly, but in no event later than 15 days after any Portfolio Entity has knowledge of the execution and delivery thereof, a copy of each Additional Project Document relating to a Funded Project; and

              5.4.17 Promptly, but in no event later than 30 days after the receipt thereof by any Portfolio Entity, copies of (a) all Applicable Permits relating to a Funded Project obtained by any Portfolio Entity or any Partner after the Closing Date, (b) any amendment, supplement or other modification to any Applicable Permits relating to a Funded Project received by any Portfolio Entity after the Closing Date and (c) all material notices relating to any Funded Project received by any Portfolio Entity from any Governmental Authority.

         5.5  Financial Statements.

              5.5.1 Unless Administrative Agent otherwise consents, deliver or cause to be delivered to Administrative Agent, in form and detail reasonably satisfactory to Administrative Agent:

                     (a) As soon as practicable and in any event within 45 days after the end of the first, second and third quarterly accounting periods of its fiscal year (commencing with the quarter ending March 31, 2001), an unaudited balance sheet of the Portfolio Entities, the Partners, Calpine and each other Affiliated Major Project Participant as of the last day of such quarterly period and the related statements of income, cash flows, and partners' capital (where applicable) for such quarterly period and (in the case of second and third quarterly periods) for the portion of the fiscal year ending with the last day of such quarterly period, setting forth in each case in comparative form corresponding unaudited figures from the preceding fiscal year


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(such requirement may be satisfied with respect to any party by delivery of the appropriate Form 10-Q filed with the Securities and Exchange Commission); and

                     (b) As soon as available but no later than 120 days after the close of each applicable fiscal year, (i) audited (or, if not available with respect to Persons who are not Calpine Affiliates, unaudited) financial statements of the Borrower and the other Project Owners, the General Partner, Calpine, each other Affiliated Major Project Participant, each Major Fuel Supplier and each Major Power Purchaser relating to a Funded Project and (ii) unaudited financial statements of the Limited Partners, the Turbine Owners, the Intermediate Parents and each other Portfolio Entity not specified in clause (i) above, in each case including a statement of equity, a balance sheet as of the close of such year, an income and expense statement, reconciliation of capital accounts and a statement of sources and uses of funds, all prepared in accordance with GAAP and in the case of audited financial statements, certified by an independent certified public accountant selected by the Person whose financial statements are being prepared and satisfactory to Administrative Agent. Such certificate for the Portfolio Entities, the Partners, Calpine and each Affiliated Major Project Participant shall not be qualified or limited because of restricted or limited examination by such accountant of any material portion of the records of the applicable Person. Such requirement may be satisfied with respect to any party by delivery of the appropriate Form 10-K filed with the Securities and Exchange Commission.

                     (c) Each time the financial statements are delivered under
Section 5.5.1(a) above for the Portfolio Entities, the Partners, Calpine and each Affiliated Major Project Participant, deliver or cause to be delivered, along with such financial statements, a certificate signed by a Responsible Officer of such Person, certifying that such officer has made or caused to be made a review of the transactions and financial condition of such Person during the relevant fiscal period and that such review has not, to the best of such Responsible Officer's knowledge, disclosed the existence of any event or condition which constitutes an Event of Default or Inchoate Default (or, in the case of the Portfolio Entities, a Non-Fundamental Project Default or Non-Fundamental Project Inchoate Default), or if any such event or condition existed or exists, the nature thereof and the corrective actions that such Person has taken or proposes to take with respect thereto, and also certifying that such Person is in compliance with all applicable material provisions of each Credit Document to which such Person is a party or, if such is not the case, stating the nature of such non-compliance and the corrective actions which such Person has taken or proposes to take with respect thereto.

         5.6 Books, Records, Access. Maintain or cause to be maintained adequate books, accounts and records and prepare all financial statements required hereunder in accordance with GAAP and in compliance with the regulations of any Governmental Authority having jurisdiction thereof, and, subject to requirements of Governmental Rules and safety requirements, after pre-scheduling with the relevant Operator, permit employees or agents of Administrative Agent and Independent Engineer at any reasonable times and upon reasonable prior notice to inspect all of its properties, including the Sites, to examine or audit all of its books, accounts and records and make copies and memoranda thereof and to witness all Performance Tests.


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         5.7  Compliance with Laws, Instruments, Etc. Promptly comply, or cause compliance, in all material respects, with all Legal Requirements relating to the Portfolio Entities, the Funded Projects, including Legal Requirements relating to pollution control, environmental protection, equal employment opportunity or employee benefit plans, ERISA Plans and employee safety, with respect to the Portfolio Entities and each such Project or Turbine, and make such alterations to such Projects and Sites and Turbines as may be required for such compliance.

         5.8 Reports. With respect to each Funded Project and, in the case of Sections 5.8.6, 5.8.7 and 5.8.8, with respect to each Funded Turbine:

              5.8.1 Deliver to Administrative Agent on the last Banking Day of each month (if any) prior to Final Completion of such Project in which no Loan is made to such Project a certificate of an authorized officer of Borrower as to the matters required by Section 3.4.3 in respect of such Project, substantially in the form of the Construction Drawdown Certificate.

              5.8.2 Until Final Completion of such Project, deliver to Administrative Agent at such times as Administrative Agent may reasonably request (but not more frequently than monthly) a report describing in reasonable detail the progress of the construction of such Project since the last prior report hereunder.

              5.8.3 Within 30 days following the completion of the major foundations for such Project, provide to Administrative Agent a foundation survey showing (a) the exact location and dimensions of such foundations, (b) that such foundations comply with all applicable building and zoning codes and set-back lines, and (c) that such foundations do not encroach or interfere with existing property rights.

              5.8.4 From and after the commercial operation date of such Project, deliver to Administrative Agent within 30 days of the end of each month, a summary operating report with respect to such Project which shall include, with respect to the month most recently ended, (a) a monthly and year-to-date numerical and narrative assessment of (i) such Project's compliance with each material category in the Annual Operating Budget for such Project,
(ii) electrical production and delivery, (iii) fuel deliveries and use, including heat rate, (iv) plant and unit availability, including trips and scheduled and unscheduled outages, (v) cash receipts and disbursements and cash balances, including distributions to the Partners, debt service payments and balances in the Accounts, (vi) maintenance activity, (vii) staffing changes with respect to project or construction managers, (viii) casualty losses of value in excess of $500,000, (ix) replacement of equipment of value in excess of $500,000 and (x) material disputes with contractors, materialmen, suppliers or others and any related claims against Borrower; (b) statistical data and reasonably detailed commentary thereon; and (c) a comparison of year-to-date figures to corresponding figures provided in the prior year.

              5.8.5 Deliver to Administrative Agent within 60 days of the end of each year after the Closing Date, a report setting forth a narrative summary describing and assessing such Project's compliance with all Applicable Permits and Legal Requirements.

              5.8.6 Provide to Administrative Agent promptly upon request such reports, statements, lists of property, accounts, budgets, forecasts and other information concerning such


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Project or Turbine and, to the extent reasonably available, the Major Project
Participants or Turbine Purchase Contractors, as the case may be, and at such times as Administrative Agent shall reasonably require, including such reports and information as are reasonably required by the Independent Consultants.

              5.8.7 Provide to Administrative Agent promptly upon receipt by any Portfolio Entity any material notices, information or reports provided by
(a) Power Marketer under any Power Marketing Project Document, (b) any Fuel Supplier under a Gas Contract, (c) any other purchaser under a Power Purchase Document or (d) any Turbine Purchase Contractor under a Turbine Purchase Contract.

              5.8.8 Within 30 days of the end of each fiscal year after the Closing Date, deliver to Administrative Agent a certificate, substantially in the Form of Exhibit I hereto, and otherwise in form and substance satisfactory to Administrative Agent in consultation with the Insurance Consultant, certifying that the insurance requirements of Exhibit K have been implemented and are being complied with in all material respects.

         5.9 Existence, Conduct of Business, Properties, Etc. Except as otherwise expressly permitted under this Agreement, (a) in the case of Borrower, maintain and preserve its existence as a limited partnership formed under the laws of the state of Delaware and all material rights, privileges and franchises necessary or desirable in normal conduct of its business, (b) in the case of each other Portfolio Entity, maintain and preserve its existence as a limited partnership or limited liability company, as the case may be, formed under the laws of the state of Delaware (other than the Hermiston Project Owner, which shall maintain and preserve its existence as a general partnership formed under the laws of the State of Oregon) and all material rights, privileges and franchises necessary or desirable in normal conduct of its business, (c) perform (to the extent not excused by force majeure events or the nonperformance of another party and not subject to a good faith dispute) all of its contractual obligations under the Project Documents or Turbine Purchase Contracts, as the case may be, to which it is party or by which it is bound, (d) maintain all necessary Permits and licenses, including all Applicable Permits, with respect to its business and each Funded Project and cause all Major Project Participants to maintain all Applicable Third-Party Permits with respect to each such Project, (e) at or before the time that any Permit becomes an Applicable Permit with respect to any Funded Project, obtain such Permit, (f) at or before the time that any Permit required to be obtained by a Major Project Participant becomes an Applicable Third-Party Permit with respect to any Funded Project, cause the relevant third party to obtain such Permit, (g) engage only in the business contemplated by the Operative Documents and (h) perform all of its contractual obligations under the Credit Documents.

         5.10 Four-Quarter Portfolio Interest Coverage Ratio; Maximum Debt to Capitalization Ratio.

                     (a) As promptly as practicable, but in no event later than 45 days after (a) the last Banking Day of each calendar quarter, calculate and deliver to Administrative Agent the Four-Quarter Portfolio Interest Coverage Ratio. Administrative Agent shall notify Borrower in writing of any suggested corrections, changes or adjustments which should be made to such Four-Quarter Portfolio Interest Coverage Ratio calculations within 20 days after receipt.


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Borrower shall incorporate all such corrections, changes or adjustment as
Administrative Agent reasonably deems appropriate.

                     (b) (i) As promptly as practicable, but in no event later than two Banking Days after delivery by Borrower of the financial statements of the Portfolio Entities required to be delivered pursuant to Section 5.5.1 and at such other times as required under this Agreement, calculate and deliver to Administrative Agent the Debt to Capitalization Ratio based on the financial statements so delivered. Administrative Agent shall notify Borrower in writing of any suggested corrections, changes or adjustments which should be made to such ratio calculations within five days after receipt. Borrower shall incorporate all such corrections, changes or adjustments as Administrative Agent reasonably deems appropriate.

                         (ii)  Borrower shall maintain, as of the end of each
calendar quarter (after giving effect to any Construction Credit Event and/or the Turbine Purchase Credit Event as of the end of each such calendar quarter), a Debt to Capitalization Ratio of no more than the Maximum Debt to Capitalization Ratio.

                     (c) For purposes of this Agreement, Borrower shall calculate the Four-Quarter Portfolio Interest Coverage Ratio and the Debt to Capitalization Ratio without taking into account the EBITDA produced by, or the Contributions with respect to, a Project (i) where a Non-Fundamental Project Default or Non-Fundamental Project Inchoate Default shall have occurred and be continuing with respect to such Project or (ii) that is an Unfunded Project.

         5.11 Indemnification.

              5.11.1 Indemnify, defend and hold harmless Administrative Agent and each Bank, and in their capacities as such, their respective officers, directors, shareholders, controlling persons, employees, agents and servants (collectively, the "Indemnitees") from and against and reimburse the Indemnitees for:

                     (a) any and all claims, obligations, liabilities, losses, damages, injuries (to person, property, or natural resources), penalties, stamp or other similar taxes, actions, suits, judgments, costs and expenses (including reasonable attorney's fees) of whatever kind or nature, whether or not well founded, meritorious or unmeritorious, demanded, asserted or claimed against any such Indemnitee (collectively, "Subject Claims") in any way relating to, or arising out of or in connection with this Agreement, the other Operative Documents, any Project or any Turbine, except for claims by a Portfolio Entity against an Indemnitee;

                     (b) any and all Subject Claims arising in connection with the release or presence of any Hazardous Substances at any Project, whether foreseeable or unforeseeable, including all costs of removal and disposal of such Hazardous Substances, all reasonable costs required to be incurred in (i) determining whether any Project is in compliance and (ii) causing each Project to be in compliance, with all applicable Legal Requirements, all reasonable costs associated with claims for damages to persons or property, and reasonable attorneys' and consultants' fees and court costs; and


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                     (c) any and all Subject Claims in any way relating to, or
arising out of or in connection with any claims, suits, liabilities against any Portfolio Entity, any Partner, Calpine or any of their Affiliates.

              5.11.2 The foregoing indemnities shall not apply with respect to an Indemnitee, to the extent arising as a result of the gross negligence or willful misconduct of such Indemnitee, but shall continue to apply to other Indemnitees.

              5.11.3 The provisions of this Section 5.11 shall survive foreclosure of the Collateral Documents and satisfaction or discharge of the Portfolio Entities obligations hereunder and under the other Credit Documents, and shall be in addition to any other rights and remedies of the Banks.

              5.11.4 In case any action, suit or proceeding shall be brought against any Indemnitee, such Indemnitee shall notify Borrower of the commencement thereof, and Borrower shall be entitled, at its expense, acting through counsel reasonably acceptable to such Indemnitee, to participate in, and, to the extent that Borrower desires, to assume and control the defense thereof. Such Indemnitee shall be entitled, at its expense, to participate in any action, suit or proceeding the defense of which has been assumed by Borrower. Notwithstanding the foregoing, Borrower shall not be entitled to assume and control the defenses of any such action, suit or proceedings if and to the extent that, in the reasonable opinion of such Indemnitee and its counsel, such action, suit or proceeding involves the potential imposition of criminal liability upon such Indemnitee or a conflict of interest between such Indemnitee and Borrower or between such Indemnitee and another Indemnitee (unless such conflict of interest is waived in writing by the affected Indemnitees), and in such event (other than with respect to disputes between such Indemnitee and another Indemnitee) Borrower shall pay the reasonable expenses of such Indemnitee in such defense.

              5.11.5 Borrower shall report to such Indemnitee on the status of such action, suit or proceeding as material developments shall occur and from time to time as requested by such Indemnitee (but not more frequently than every 60 days). Borrower shall deliver to such Indemnitee a copy of each document filed or served on any party in such action, suit or proceeding, and each material document which Borrower possesses relating to such action, suit or proceeding.

              5.11.6 (a) Notwithstanding Borrower's rights hereunder to control certain actions, suits or proceedings, if any Indemnitee reasonably determines that failure to compromise or settle any Subject Claim made against such Indemnitee is reasonably likely to have an imminent and material adverse effect on such Indemnitee, such Indemnitee shall be entitled (and Borrower shall cause other relevant Portfolio Entity to agree to the same) to compromise or settle such Subject Claim.

                     (b) Notwithstanding Borrower's rights hereunder to control certain actions, suits or proceedings, if the Required Banks reasonably determine that failure to compromise or settle any Subject Claim made against such Indemnitee is reasonably likely to have an imminent and material adverse effect on Borrower or any Project, such Indemnitee or the Required Banks, as the case may be, shall provide Borrower with written notice of a


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proposed compromise or settlement of such claim specifying in detail the nature and amount of such proposed settlement or compromise. Borrower (and any other relevant Portfolio Entity) shall be deemed to have approved such proposed compromise or settlement unless, within 30 days after the date Borrower receives such notice of intended compromise or settlement, Borrower provides such Indemnitee or the Required Banks, as the case may be, with (i) a written legal analysis from counsel reasonably acceptable to such Indemnitee or Required Banks, as the case may be, reasonably concluding that, based on the magnitude of the Subject Claim, the legal basis for such Subject Claim, and/or the cost of defending such Subject Claim, the amount of such proposed settlement or compromise is not within a reasonable range of settlements or compromises for such Subject Claim, and indicating, based on such factors, such counsel's view as to the appropriate amount of a reasonable settlement or compromise for such Subject Claim (the "Settlement Amount"). If the Indemnitee or the Required Banks, as the case may be, receives such legal analysis required by this Section within such 30-day period, the Indemnitee or the Required Banks, as the case may be, may elect to settle or compromise such Subject Claim and Borrower shall be responsible for the payment of all amounts of such compromise or settlement up to 125% of the Settlement Amount, such Indemnitee shall be responsible for payment of all amounts of such compromise or settlement in excess of such 125% limit and such compromise or settlement shall be binding upon Borrower. If Borrower does not provide such legal analysis within such period, or if such legal analysis is not reasonable, in the reasonable determination of such Indemnitee or the Required Banks, as the case may be, such Indemnitee may settle or compromise such Subject Claim (and Borrower shall cause any other relevant Portfolio Entity to agree to the same) and shall be fully indemnified by Borrower therefor. Such Indemnitee or the Required Banks, as the case may be, shall not otherwise settle or compromise any such Subject Claim other than at its own expense.

              5.11.7 Upon payment of any Subject Claim by Borrower pursuant to this Section 5.11 or other similar indemnity provisions contained herein to or on behalf of an Indemnitee, Borrower, without any further action, shall be subrogated to any and all claims that such Indemnitee may have relating thereto, and such Indemnitee shall cooperate with Borrower and give such further assurances as are necessary or advisable to enable Borrower vigorously to pursue such claims.

              5.11.8 Any amounts payable by Borrower pursuant to this Section
5.11 shall be regularly payable within 30 days after Borrower receives an invoice for such amounts from any applicable Indemnitee, and if not paid within such 30-day period shall bear interest at the Default Rate.

              5.11.9 Notwithstanding anything to the contrary set forth herein, Borrower shall not, in connection with any one legal proceeding or claim, or separate but related proceedings or claims arising out of the same general allegations or circumstances, in which the interests of the Indemnitees do not materially differ, be liable to the Indemnitees (or any of them) under any of the provisions set forth in this Section 5.11 for the fees and expenses of more than one separate firm of attorneys (which firm shall be selected by the affected Indemnitees, or upon failure to so select, by Administrative Agent).

              5.11.10 If, for any reason whatsoever, the indemnification provided under this Section 5.11 is unavailable to any Indemnitee or is insufficient to hold it harmless to the extent


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provided in this Section 5.11, then provided such payment is not prohibited by or contrary to any applicable Governmental Rule, Legal Requirement or public policy, Borrower shall contribute to the amount paid or payable by such Indemnitee as a result of the Subject Claim in such proportion as is appropriate to reflect the relative economic interests of Borrower and its Affiliates on the one hand, and such Indemnitee on the other hand, in the matters contemplated by this Agreement as well as the relative fault of Borrower (and its Affiliates) and such Indemnitee with respect to such Subject Claim, and any other relevant equitable considerations.

         5.12 Qualifying Facility/Exempt Wholesale Generator. With respect to each Project, take or cause to be taken all necessary or appropriate actions (a) so that such Project will, from and after commercial operations of such Project, either be a Qualifying Facility or an Eligible Facility until all Obligations due the Banks under the Credit Documents have been paid in full unless such Project's failure to be a Qualifying Facility or Eligible Facility, as the case may be, could not reasonably be expected to have a Material Adverse Effect on such Project, and (b) except to the extent that the FPA is applicable solely by reason of the relevant Project Owner being the owner of a Qualifying Facility or an Exempt Wholesale Generator, to maintain such Project Owner's and such Project's exemptions from regulation under the FPA (unless failure to so maintain such exemptions could not reasonably be expected to have a Material Adverse Effect on Borrower or such Project) and PUHCA (except regulations specifically applicable to an Exempt Wholesale Generator or a Qualifying Facility) or, if Calpine or its successor or Borrower becomes a registered holding company under PUHCA, as a subsidiary of such registered holding company.

         5.13 Construction of Each Project. With respect to each Funded Project, cause such Project to be constructed and equipped substantially in accordance with the Plans and Specifications, Construction Contracts, other Project Documents, Project Budget and the Project Schedule for such Project as the same may be amended from time to time pursuant to Section 6.13.

         5.14 Completion. With respect to each Funded Project, achieve Completion and Final Completion of such Project in a timely and diligent manner in accordance with the Project Schedule, Project Budget, Construction Contracts and Plans and Specifications of such Project as the same may be extended and, in the case of Completion, in no event later than the guaranteed completion date set therefor in such Project's Project Schedule (which shall be extended as the result of the occurrence of events of force majeure for additional periods up to an aggregate of 180 days).

         5.15 Operation of Projects and Annual Operating Budget. With respect to each Funded Project:

              5.15.1 (a) Keep such Project, after Completion thereof, or cause the same to be kept, in good operating condition consistent with Prudent Utility Practices, all Applicable Permits (and, if applicable, Applicable Third Party Permits), Legal Requirements and the Operative Documents, and make or cause to be made all repairs (structural and non-structural, extraordinary or ordinary) necessary to keep such Project in such condition; and (b) operate such Project, after Completion thereof, or cause the same to be operated, in a manner consistent with Prudent Utility Practices and in compliance with the terms of the Power Purchase Documents so


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as to assure, to the extent reasonably possible, the maximum generation of net revenue for such Project consistent with the Power Purchase Documents.

              5.15.2 On or before 60 days prior to the first day of the month in which Completion of such Project occurs or is anticipated to occur and 60 days prior to the first day of each calendar year thereafter, submit to Administrative Agent a draft operating plan and a budget, detailed by month for such Project, of anticipated revenues and anticipated expenditures, such budget to include debt service (if applicable), proposed distributions, maintenance, repair and operation expenses (including reasonable allowance for contingencies), Major Maintenance, reserves and all other anticipated O&M Costs for such Project for the remainder of the calendar year for the first such plan and budget and for the ensuing calendar year for each other such plan and budget and, in the case of Major Maintenance in accordance with Section 5.15.3, to the conclusion of the second full calendar year thereafter (each such annual operating plan and budget with respect to each Project and for all the Projects as a whole, an "Annual Operating Budget"). Each Annual Operating Budget shall be subject to the reasonable approval of Administrative Agent and the Independent Engineer. Failure by Administrative Agent to approve or disapprove such draft Annual Operating Budget within 30 days after receipt thereof shall be deemed to be an approval by Administrative Agent of such draft. Borrower shall incorporate Administrative Agent's suggestions into a final Annual Operating Budget, which, subject to the provisions of the last sentence of this Section 5.15.2, shall be prepared no less than 30 days in advance of each fiscal year. The O&M Costs in each Annual Operating Budget which are subject to escalation limitations in the Project Documents shall not, absent extraordinary circumstances, be increased by more than the amounts provided in such Project Documents. Borrower shall continue to operate and maintain such Project, or cause such Project to be operated and maintained, within amounts not to exceed 115% of the aggregate amounts set forth in the applicable Annual Operating Budget; provided, however, the costs for fuel shall not be limited by the Annual Operating Budget. Pending approval of any Annual Operating Budget in accordance with the terms of this
Section 5.15.2, Borrower shall continue to operate and maintain such Project, or cause such Project to be operated and maintained, within the Annual Operating Budget for such Project then in effect; provided that the amounts specified therein shall be increased by the amounts specified in the Project Documents.

              5.15.3 Replace the Operator of such Project if such Operator is not operating such Project in accordance with the provisions hereof or the applicable O&M Agreement, Power Purchase Documents or any other agreement or instrument under which the relevant Project Owner holds title, an easement or a leasehold to the applicable Site, the Easements or the Collateral, and such failure could reasonably be expected to have a Material Adverse Effect on such Project, upon receipt of notice from Administrative Agent (after consultation with Borrower) to the effect that, in the opinion of the Required Banks and the Independent Engineer, said Operator has failed to perform any material obligations set forth above; provided, however, that the Operator may have 30 days from Borrower's receipt of notice to cure said failure (or to establish to the satisfaction of the Required Banks that a failure does not exist); provided, further, that if such failure cannot be corrected within such 30 days, the Required Banks will not unreasonably withhold their consent to an extension of such time if corrective action is promptly instituted by such Operator within the 30-day period and thereafter diligently pursued until the failure is corrected and such extension shall not have a Material Adverse Effect on such Project.


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         5.16 Preservation of Rights; Further Assurances.

              5.16.1 Preserve, protect and defend the rights of the Portfolio Entities under each material Project Document relating to the Funded Projects and under each Turbine Purchase Contract relating to the Funded Turbines, including prosecution of suits to enforce any rights of the Portfolio Entities thereunder and enforcement of any claims with respect thereto; provided, however, that upon the occurrence and during the continuance of an Event of Default if Administrative Agent requests that certain actions be taken and the Portfolio Entities fail to take the requested actions within five Banking Days and such failure reasonably could be expected to have a Material Adverse Effect on Borrower, any such Project or any such Turbine, Administrative Agent may enforce in its own name or in the relevant Portfolio Entity's name, such rights of any Portfolio Entity.

              5.16.2 From time to time, execute, acknowledge, record, register, deliver and/or file all such notices, statements, instruments and other documents (including any memorandum of lease or other agreement, financing statement, continuation statement, certificate of title or estoppel certificate), relating to the Loans stating the interest and charges then due and any known defaults, and take such other steps as may be necessary or advisable to render fully valid and enforceable under all applicable laws the rights, liens and priorities of the Banks with respect to all Collateral and other security from time to time furnished under this Agreement and the other Credit Documents or intended to be so furnished, including (x) granting Liens, subject to no other Liens other than Permitted Liens, in favor of Administrative Agent, in any Project or portion thereof not part of the Collateral and (y) causing its partners, members or shareholders, as the case may be, to grant a first priority Lien to Administrative Agent in all the ownership interests in a Portfolio Entity, in each case to the extent permitted, without any waivers, and consistently with the characterization of the Debt incurred and Liens granted hereunder and under the other Credit Documents, under the Calpine Indenture, in each case in such form and at such times as shall be satisfactory to Administrative Agent, and pay all fees and expenses (including reasonable attorneys' fees) incident to compliance with this Section 5.16.2.

              5.16.3 Subject to Section 6.23, if a Portfolio Entity shall at any time acquire any real property or leasehold or other interest in real property related to a Funded Project not covered by the Deeds of Trust, promptly upon such acquisition (or on the Closing Date if such acquisition occurred prior thereto) in furtherance of the Lien on the Project and related Collateral granted on the respective Funding Date execute, deliver and record a supplement to the applicable Deed of Trust or, if necessary, execute, deliver and record a new Deed of Trust, satisfactory in form and substance to Administrative Agent, subjecting the real property or leasehold or other interests so acquired to a lien and security interest in favor of Administrative Agent and the Banks, subject only to Permitted Liens and other exceptions to title approved by Administrative Agent, securing all of the relevant Portfolio Entity's Obligations under the Credit Documents other than such Obligations relating to Projects owned by Project Owners that own one or more Projects that have achieved Operation prior to the execution of such Deed of Trust. If requested by Administrative Agent, Borrower shall obtain an appropriate endorsement or supplement to the applicable Title Policy or procure a new Title Policy insuring the Lien of the Banks in such additional property, subject only to Permitted Liens and other exceptions to title approved by Administrative Agent, and shall obtain subordination and nondisturbance


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agreements from applicable third parties to the extent reasonably requested by
Administrative Agent.

              5.16.4 Perform, upon the request of Administrative Agent, such reasonable acts as may be necessary to carry out the intent of this Agreement and the other Credit Documents.

              5.16.5 Cause the Pledged Equity Interests to be "certificated securities" as defined in Article 8 of the UCC and include in each appropriate Portfolio Entity's constituent documents terms, in each case consistent with
Section 8-103(c) of the UCC, to the effect that the corresponding Pledged Equity Interests are "securities" (as such term is defined in Article 8 of the UCC) governed by Article 8 of the UCC.

         5.17 Project Equity.

              5.17.1 (a) Make or cause to be made Contributions with respect to Funded Projects (i) on or before the initial funding of each Subsequent Project (other than the Lost Pines Project), in an amount equal to the Minimum Equity Contribution (taking into account Contributions made with respect to the Subsequent Project then being initially funded) and (ii) in an amount equal to the amount necessary to maintain a Debt to Capitalization Ratio of no more than the Maximum Debt to Capitalization Ratio, such Contributions to be made at the time of each Borrowing and (b) make or cause to be made Contributions with respect to Funded Projects in an amount equal to any or all income taxes due or owing by Borrower and each other Portfolio Entity within 10 days after such payment becoming due (all Contributions pursuant to clauses (a) and (b) above, the "Base Equity"). Borrower may deposit some or all of the Base Equity with Administrative Agent as provided in Section 3.10. In such event, Administrative Agent shall deposit the Base Equity into the relevant Construction Sub-Accounts at Administrative Agent's New York office pursuant to the Depositary Agreement. From time to time following the deposits of such amounts, Borrower shall have the right to request that Administrative Agent transfer amounts from such funds deposited in the relevant Construction Sub-Accounts to pay Costs upon the satisfaction of the requirements set forth in Section 3.10(a).

              5.17.2 At such time, if ever, as the Available Construction Funds are less than the remaining Project Costs to be incurred or paid to achieve Final Completion of the Funded Projects, then promptly thereafter deposit or cause to be deposited with Administrative Agent, Contributions in an amount equal to all such further Project Costs, such Contributions to be made on or before the date such Project Costs are due to be paid ("Additional Borrower Equity"). All such Additional Borrower Equity proceeds shall be deposited in the relevant Construction Sub-Accounts established pursuant to Section 7.1 hereof and applied, after satisfaction of the requirements set forth in Section 3.10(a), to pay Project Costs.

              5.17.3 Upon an acceleration of Loans pursuant to Section 8.2.5, promptly make or cause to be made Contributions in an amount equal to (x) the Committed Equity Funds that have not yet been contributed and that would have otherwise been contributed with respect to all remaining Costs for Funded Projects and (y) to the extent required by Section 6.4.2(h), an amount equal to the aggregate remaining progress payments to be made for Funded Turbines at the time of such acceleration.


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         5.18 Maintenance of Insurance. With respect to each Funded Project without cost to the Banks, maintain or cause to be maintained on its behalf in effect at all times the types of insurance required pursuant to Exhibit K, in the amounts and on the terms and conditions specified therein, with insurance companies rated "A-" or better, with a minimum size rating of "IX," by Best's Insurance Guide and Key Ratings, (or an equivalent rating by another nationally recognized insurance rating agency of similar standing if Best's Insurance Guide and Key Ratings shall no longer be published) or other insurance companies of recognized responsibility satisfactory to Administrative Agent.

         5.19 Taxes and Other Government Charges. With respect to each Funded Project and, to the extent required by the applicable Turbine Purchase Contract, Funded Turbine, pay, or cause to be paid, as and when due and prior to delinquency, all taxes, assessments and governmental charges of any kind that may at any time be lawfully assessed or levied against or with respect to any Portfolio Entity, such Project or such Turbine, including sales and use taxes and real estate taxes, all other charges incurred in the operation, maintenance, use, occupancy and upkeep of such Project or such Turbine, other than utility charges, and all assessments and charges lawfully made by any Governmental Authority for public improvements that may be secured by a lien on such Project or such Turbine. In furtherance of the foregoing, Borrower shall engage a qualified Person or Persons to confirm each Portfolio Entity's compliance with all tax laws and regulations and to implement any required programs and procedures to ensure continued compliance with the same. The Portfolio Entities may contest in good faith any such taxes, assessments and other charges and, in such event, may permit the taxes, assessments or other charges so contested to remain unpaid during any period, including appeals, when the Portfolio Entities are in good faith contesting the same, so long as (a) reserves reasonably satisfactory to Administrative Agent have been established in an amount sufficient to pay any such taxes, assessments or other charges, accrued interest thereon and potential penalties or other costs relating thereto, or other adequate provision for the payment thereof shall have been made, (b) enforcement of the contested tax, assessment or other charge is effectively stayed for the entire duration of such contest, and (c) any tax, assessment or other charge determined to be due, together with any interest or penalties thereon, is immediately paid after resolution of such contest.

         5.20 Event of Eminent Domain. With respect to each Funded Project, if an Event of Eminent Domain shall occur with respect to any Collateral, (a) promptly upon discovery or receipt of notice of any such occurrence, provide written notice of the same to Administrative Agent, (b) diligently pursue all its rights to compensation against the relevant Governmental Authority in respect of such Event of Eminent Domain, (c) not, without the written consent of Administrative Agent and the Required Banks, which consent shall not be unreasonably withheld, compromise or settle any claim against such Governmental Authority, (d) pay or apply all Eminent Domain Proceeds in accordance with
Section 7.10. Borrower consents and shall cause each other Portfolio Entity to consent to the participation of Administrative Agent in any eminent domain proceedings, and Borrower shall from time to time deliver to Administrative Agent all documents and instruments requested by it to permit such participation.

         5.21 Power Marketing Plan; Fuel Plan. With respect to each Funded Project, comply in all material respects with the provisions of the Power Marketing Plan and Fuel Plan delivered to and approved by the Technical Committee as contemplated in Article 3.


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         5.22 Utility Charges. With respect to each Funded Project, pay, or cause to be paid, as and when due and prior to delinquency, all utility charges of any kind that may at any time be lawfully assessed or levied against or with respect to any Portfolio Entity or such Project.

         5.23 Revenue Payment to Borrower. Use good faith reasonable efforts to include, or cause to be included, in each Major Project Document or Consent related thereto and entered into after the Closing Date, provisions to the effect that each counterparty will pay all Project Revenues or other payments, disbursements or distributions due and owing to a Project Owner directly to Borrower for application in accordance with this Agreement.

         5.24 Project Document Scope of Liability. Use good faith reasonable efforts to include, or cause to be included, in each Major Project Document related to a Project owned directly by Borrower and entered into after the Closing Date, provisions to the effect that the counterparty's recourse against Borrower under such Project Document will be limited to the Project, or Borrower's interest in the Project, to which such Project Document relates.

         5.25 Funded Subsequent Projects. Cause, within 24 months after the Closing Date, not less than two wholly owned Subsequent Projects or three wholly or partially owned Subsequent Projects to become Funded Subsequent Projects in accordance with this Agreement.

         5.26 Minimum Cross-Collateralization Requirement. Cause the Obligations with respect to each Funded Project to be at all times 100% fully cross-collateralized by a Lien created under the Collateral Documents on Collateral comprising at least three other Funded Projects.

                                   ARTICLE 6.
                               NEGATIVE COVENANTS

              Borrower covenants and agrees that so long as this Agreement is in effect, it will not, and will not allow any other Portfolio Entity to:

         6.1 Contingent Liabilities. Except as provided in this Agreement or the other Credit Documents, become liable as a surety, guarantor, accommodation endorser or otherwise, for or upon the obligation of any other Person; provided, however, that this Section 6.1 shall not be deemed to prohibit (a) the acquisition of goods, supplies or merchandise in the normal course of business or normal trade credit; (b) the endorsement of negotiable instruments received in the normal course of its business; (c) contingent liabilities required under any Applicable Permit or Operative Document; or (d) joint liabilities incurred with respect to any partially owned Project or pursuant to a Joint Venture Agreement.

         6.2 Limitations on Liens. Create, assume or suffer to exist any Lien, securing a charge or obligation on any Funded Project or Funded Turbine or on any related Collateral, real or personal, whether now owned or hereafter acquired, except Permitted Liens.

         6.3 Indebtedness. Incur, create, assume or permit to exist any Debt except Permitted Debt.

         6.4  Sale or Lease of Assets.


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              6.4.1  Except as permitted in Section 6.4.2 below, sell, lease, assign, transfer or otherwise dispose of assets, whether now owned or hereafter acquired except (a) in the ordinary course of its business as contemplated by the Operative Documents, (b) to the extent that such property is worn out or no longer useful or usable in connection with the operation of a relevant Project, and in each case at fair market value, or (c) in the case of a transfer of 100% of the ownership interests in a Project Owner, a Turbine Owner or an Equipment Finance Company party to an Equipment Lease with respect to a Funded Project from a direct or indirect wholly-owned Subsidiary of Borrower to Borrower or another direct or indirect wholly-owned Subsidiary of Borrower.

              6.4.2 (a) (a) Borrower shall be permitted to implement the sale-leaseback financing contemplated in the South Point Lease on the conditions that (i) at least two wholly owned or three partially or wholly owned Subsequent Projects have become Funded Subsequent Projects, (ii) concurrently with the closing of such sale-leaseback financing Borrower use all of the net proceeds of such financing and, to the extent necessary, make additional Contributions to prepay the Loans in an amount equal to the greater of (A) the book value of the South Point Project calculated in accordance with GAAP and (B) the net proceeds of such sale-leaseback, (iii) no Inchoate Default or Event of Default has occurred and is continuing and (iv) Borrower's Four-Quarter Portfolio Interest Coverage Ratio as of the most recent calendar quarter shall equal or exceed [*] to 1.00. Upon satisfaction of each of the foregoing conditions Administrative Agent shall execute and deliver to Borrower such documents and instruments, including UCC-3 termination statements, as reasonably may be necessary to release the Liens on the South Point Project Collateral granted to the Banks pursuant to the South Point Deed of Trust and the other Collateral Documents and, at Borrower's election, to permit the transfer of the South Point Project Collateral to another Person or Persons.

                     (b) [*]


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                     (c) [*]


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                     (d) [*]

                     (e) INTENTIONALLY OMITTED

                     (f) Borrower shall have the right in its sole discretion without payment of additional consideration or any mandatory prepayment of Loans to have any Unfunded Subsequent Project released from the Lien of the Collateral Documents (if applicable) and, at Borrower's election, transferred to another Person or Persons (whether by sale of assets or equity), and the Banks shall promptly consent to the transfer of such Project and/or related Project Owner, as the case may be, notwithstanding the existence of an Inchoate Default or Event of Default or any other circumstance or condition whatsoever. Upon receipt of notice from Borrower, Administrative Agent shall execute and deliver to Borrower such documents and instruments as may be reasonably necessary to permit such release and transfer of ownership.

                     (g) In the event an Unfunded Subsequent Project to which a Funded Turbine is assigned (as set forth in Exhibit G-3) is transferred and/or released pursuant to this


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Section 6.4 or if Borrower elects not to proceed with the development of such a
Project, (i) Borrower shall have the right in its discretion to have such Turbine and the related Turbine Owner released from the Liens of the Collateral Documents and, at Borrower's election, to transfer ownership of such Turbine to another Person or Persons, and the Banks shall promptly release such Turbine and Turbine Owner and consent to its transfer to another Person or Persons upon written notice to Administrative Agent, so long as Borrower shall prepay the aggregate principal amount of all Turbine Purchase Loans made hereunder to pay Turbine Costs related to such Turbine (with amounts other than amounts in any Account or otherwise constituting Collateral), (ii) Borrower shall have the right at its discretion, upon written notice to Administrative Agent, to have such Turbine assigned to another Unfunded Subsequent Project, in which case Exhibit G-3 shall be amended to reflect such assignment, or (iii) subject to
Section 6.4.2(f), Borrower shall have the right at its discretion to make Contributions to pay Turbine Costs with respect to such Turbine in accordance with Section 3.10(a) until such time as Borrower selects either clause (i) or
(ii) above with respect to such Turbine, and until such time as Borrower selects clause (ii) above with respect to such Turbine, if ever, such Turbine will not be eligible to receive Turbine Purchase Loans for the payment of Turbine Costs associated thereto. Upon receipt of a notice under clause (i) above requesting the release of any such Turbine and compliance with the conditions thereto, Administrative Agent shall promptly execute and deliver to Borrower such documents and instruments as may be reasonably necessary to release such Turbine from the Liens of the Collateral Documents and to permit such transfer of ownership.

                     (h) (i)   In the event the Loans are accelerated pursuant
to Section 8.2.5, at the election of the Required Banks, Borrower shall, or shall cause Calpine to, make either (A) Contributions in an amount equal to the aggregate remaining payments to be made under the Turbine Purchase Contracts with respect to Turbines that have not been assigned to Funded Projects or (B) all remaining payments under the applicable Turbine Purchase Contracts with respect to Funded Turbines that have not been assigned to Funded Projects, and
(ii) if on the date that is 30 days prior to the Turbine Delivery Date with respect to any Turbine, the Project to which such Turbine has been assigned (as set forth on Exhibit G-3) is not a Funded Project, Borrower shall, or shall cause Calpine to, make all remaining payments under the applicable Turbine Purchase Contract with respect to such Turbine (with amounts other than amounts in any Account or otherwise constituting Collateral), and Borrower and/or the applicable Portfolio Entities shall grant Administrative Agent a Lien on the Collateral related to the Unfunded Project to which such Turbine is assigned (as set forth on Exhibit G-3) securing all outstanding Loans hereunder other than Loans attributable to Projects owned by Project Owners that own one or more Projects which have achieved Operation prior to the date such Lien is granted; provided, however, that in any such case, Borrower shall have the right in its discretion to prepay or cause to be prepaid the aggregate amount of outstanding Turbine Purchase Loans attributable to such Turbine(s) (with amounts other than amounts in any Account or otherwise constituting Collateral) and, upon Administrative Agent's receipt of such payment, to have such Turbine(s) released from the Liens of the Collateral Documents and to transfer ownership of such Turbine(s) to Calpine. If Borrower exercises the right in the foregoing proviso, upon prepayment in full of all such Turbine Purchase Loans, the Banks shall promptly release such Turbine(s) and consent to the transfer of such Turbine(s) to Calpine, and Administrative Agent shall promptly execute and deliver to Borrower such documents and instruments as may be reasonably


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



necessary to release such Turbine(s) from the Liens of the Collateral Documents and to permit such transfer(s) of ownership.

                     (i) Upon any release of a Project or Turbine and, if applicable, the related Project Owner or Turbine Owner, from the Lien of the Collateral Documents as provided herein, such Project or Turbine shall cease to be an Initial Project, Subsequent Project or Turbine, as applicable, and such Person shall cease to be a Project Owner or Turbine Owner, as applicable, for purposes of this Agreement and the other Credit Documents.

                     (j) Borrower or the applicable Portfolio Entity shall have the right to transfer and convey, notwithstanding the existence of an Event of Default or Inchoate Default and free and clear of all Liens under the Credit Documents, real estate interests, including Easements, relating to (i) the transmission or transportation of power, gas, water or other inputs or outputs to or from a Project, (ii) access to or from the Project, or (iii) the provision of other services to the Project, to a Governmental Authority, local utility or similar Person, so long as the Technical Committee is satisfied that the transmission or transportation of such commodities, access and the provision of such other services to or from the Project will not be adversely affected as a result of such conveyance. In the event of such transfer and conveyance, Administrative Agent shall execute and deliver to Borrower such documents and instruments, including UCC-3 termination statements and deeds of reconveyance, as reasonably may be necessary to release such real estate interests and related portions of the Collateral from the Liens under the Credit Agreement.

         6.5 Changes. Change the nature of its business or expand its business beyond the business contemplated in the Operative Documents, including without limitation purchasing gas with the intention of reselling such gas; provided (a) each Portfolio Entity shall be directly or indirectly a wholly-owned Subsidiary of Borrower, (b) each Project Owner (other than Borrower) shall hold title to only one Project (or portion thereof), (c) each Project Owner shall own 100% of its respective Project other than Project Owners that are directly or indirectly wholly-owned by Borrower and which own at least an undivided 50% interest in a Subsequent Project, (d) each Turbine is 100% owned by a Turbine Owner (that is directly or indirectly wholly-owned by Borrower) and (e) all equipment that is leased to a Funded Project by an Equipment Finance Company pursuant to an Equipment Lease is 100% owned by such Equipment Finance Company.

         6.6 Distributions. (a) Subject to Section 7.14, directly or indirectly, make or declare any distribution (in cash, property or obligation) on, repay any subordinated indebtedness or make any other payment on account of, any interest in Borrower or any other Portfolio Entity (including any transfers of any tax benefits) unless:

                         (i)   no Event of Default or Inchoate Default has
occurred and is continuing and such payment or distribution will not result in an Inchoate Default or Event of Default;

                         (ii)  no Non-Fundamental Project Default or
Non-Fundamental Project Inchoate Default has occurred and is continuing with respect to the Project to which the funds to be distributed are attributable, such payment or distribution will not result in such Non-


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Fundamental Project Default or Non-Fundamental Project Inchoate Default and such
Project shall have achieved Final Completion;

                         (iii) such distribution is made at Waterfall Level 8;

                         (iv)  no Material Adverse Effect with respect to
Borrower has occurred and is continuing;

                         (v)   the proceeds of such payment or distribution are
in an amount that is not greater than Deemed Interest due, from time to time, on the amount of Contributions made to Borrower in excess of the sum of (x) $[*] plus (y) and Contributions required to be made to Borrower pursuant to Sections
5.17.1 and 5.17.2 plus (z) Contributions made in connection with the release of Collateral pursuant to Section 6.4.2; and

                         (vi)  Borrower's Four-Quarter Portfolio Interest
Coverage Ratio as of the most recent calendar quarter shall equal or exceed [*] to 1.00.

                     (b) Notwithstanding anything herein to the contrary, if Borrower makes Contributions, or causes Contributions to be made, whether before or after Commercial Operation of any Project, to itself or its Subsidiaries in order to enable one or more Project Owners to pay amounts due the applicable Equipment Finance Company pursuant to an Equipment Lease, such payments under the applicable Equipment Lease shall not be considered Project Revenues, and if and to the extent that such payments are not used to pay the purchase price for such equipment to the vendor thereof, and are in excess of all other Contributions then required to be made in accordance with this Agreement, Borrower (or the relevant Subsidiaries) shall be entitled to make distributions equal to the amount of such Contributions, free and clear of the Liens of the Collateral Documents.

         6.7 Investments. Make any investments (whether by purchase of stocks, bonds, notes or other securities, loan, extension of credit, advance or otherwise) other than Permitted Investments and investments in other Portfolio Entities.

         6.8 Transactions With Affiliates. Except for (a) the Equity Documents, the Project Documents and the Additional Project Documents approved by Administrative Agent and/or the Technical Committee, as the case may be, pursuant to this Agreement and the transactions permitted thereby, (b) arms-length transactions in the ordinary course of business, (c) transfers of ownership interests permitted under Section 6.4.1(c) and the related Equipment Leases and (d) as otherwise expressly permitted or contemplated by this Agreement and the other Credit Documents, directly or indirectly enter into any transaction or series of transactions relating to a Funded Project or a Funded Turbine with or for the benefit of an Affiliate without the prior written approval of Administrative Agent; provided, Borrower shall, subject to Section
3.3 and except in the case of an Equipment Lease, cause (i) any Affiliate entering into a Project Document with a Project Owner for the supply of goods or services to any such Project to deliver to Administrative Agent a duly executed Affiliated Subordination Agreement substantially in the form of Exhibit D-8 with conforming changes to address the specifics of such Project or otherwise in form and substance reasonably satisfactory to Administrative Agent (or, if applicable, amend an existing Affiliated Subordination Agreement) in order to subordinate O&M


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Costs, to the extent satisfactory to Administrative Agent, that a Project Owner may incur pursuant to such Project Document to the Obligations and (ii) if such Affiliate is a Subsidiary of Calpine, Calpine to deliver to Administrative Agent
(A) if such Affiliate is a Subsidiary of Calpine that is directly or indirectly more than 50% owned by Calpine, a duly executed Affiliated Party Agreement Guaranty (or, if applicable, an amendment to an existing Affiliated Party Agreement Guaranty) in order to evidence Calpine's guaranty of 100% of such Affiliate's performance under such Project Document in favor of such Project Owner or (B) if such Affiliate is a Subsidiary of Calpine that is directly or indirectly 50% owned by Calpine, a duly executed Affiliated Party Agreement Guaranty (or, if applicable, an amendment to an existing Affiliated Party Agreement Guaranty) in order to evidence Calpine's guaranty of at least Calpine's percentage ownership in such Affiliate's performance under such Project Document in favor of such Project Owner and a duly executed guaranty agreement in favor of such Project Owner executed by a guarantor satisfactory to the Technical Committee and in form and substance satisfactory to the Technical Committee in order to evidence such guarantor's guaranty of those obligations of such Affiliate under such Project Document not otherwise addressed in the relevant Affiliated Party Agreement Guaranty. Notwithstanding the foregoing, in no event shall any Project Owner enter into any Project Document with respect to any Project other than such Project Owner's Project(s).

         6.9 Regulations. Directly or indirectly apply any part of the proceeds of any Loan or other revenues to the purchasing or carrying of any margin stock within the meaning of Regulations T, U or X of the Federal Reserve Board, or any regulations, interpretations or rulings thereunder.

         6.10 ERISA. Establish, maintain, contribute to or become obligated to contribute to any ERISA Plan or suffer or permit any member of the Controlled Group to do so.

         6.11 Partnerships, Etc. Become a general or limited partner in any partnership or a member in any limited liability company (except, in the case of Borrower and Intermediate Parents, with respect to other Portfolio Entities) create and hold stock in any subsidiary (except with respect to other Portfolio Entities) or, except as otherwise expressly permitted by this Agreement, become a joint venturer in any joint venture.

         6.12 Dissolution. Except as otherwise expressly permitted by this Agreement or in connection with the acquisition of a Subsequent Project, liquidate or dissolve, or sell or lease or otherwise transfer or dispose of all or any substantial part of its property, assets or business or combine, merge or consolidate with or into any other entity, or change its legal form, or purchase or otherwise acquire all or substantially all of the assets of any Person.

         6.13 Amendments; Change Orders; Completion.

              6.13.1 Directly or indirectly, amend, modify, supplement or waive, or permit or consent to the amendment, modification, supplement or waiver (including any waiver (or refund) of liquidated damages payable by any Major Contractor under any Major Construction Contract or any Turbine Purchase Contractor under any Turbine Purchase Contract) of, any of the provisions of, or give any consent under, (a) any of (i) the Major Project Documents (other than Major Gas Supply Contracts, Major Gas Transportation Agreements and Major Power Purchase


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Agreements) relating to a Funded Project or (ii) any of the Turbine Purchase
Contracts relating to a Funded Turbine without first submitting to Administrative Agent a copy of such proposed amendment, modification, supplement or waiver and if, in the reasonable judgment of Administrative Agent, the amendment, modification, supplement or waiver could reasonably be expected to have a Material Adverse Effect on Borrower or any Funded Project or Funded Turbine, obtaining the prior written consent of the Required Banks thereto, which consent shall not be unreasonably withheld or delayed or (b) any Project Document between Borrower or a Project Owner and an Affiliate thereof relating to a Funded Project (but not including the amendment, modification, supplement or waiver of any "Transactions" under any Power Marketing Agreement or Gas Supply Contract between Borrower and such Affiliate) without obtaining the prior written consent of the Required Banks thereto.

              6.13.2 Without the prior written consent of Administrative Agent direct or consent to any change order under any of the Major Construction Contracts relating to a Funded Project or a Funded Turbine if such change order:

                     (a) in the case of a Funded Project, will, individually or together with all previous change orders, increase or decrease the Project Costs of a particular Funded Project by more than $2,500,000 in the aggregate (exclusive of increases reimbursed by insurance awards, condemnation awards or contractual damage awards); provided, however, notwithstanding the foregoing, Borrower or a Project Owner may direct or consent to any such change order without the prior written consent of Administrative Agent if such change order will not individually increase the Project Costs of a particular Funded Project by more than $250,000 and such change order, together with all previous change orders, will not increase the Project Costs of such Funded Project by more than $5,000,000 in the aggregate (in each case, exclusive of increases reimbursed by insurance awards, condemnation awards or contractual damage awards);

                     (b) in the case of a Funded Turbine, will, individually or together with all previous change orders, increase or decrease the Turbine Costs of a particular Funded Turbine by more than $1,000,000 in the aggregate (exclusive of increases reimbursed by insurance awards, condemnation awards or contractual damage awards);

                     (c) in the case of a Funded Project, is reasonably likely to delay Completion of any Project beyond the Loan Maturity Date;

                     (d) is reasonably likely to permit or result in any adverse modification or impair the enforceability of any warranty under any Major Construction Contract, any Maintenance Contract or any O&M Agreement relating to a Funded Project or any warranty under any Turbine Purchase Contract relating to a Funded Turbine, in each case if such modification or impairment could reasonably be expected to have a Material Adverse Effect on a Funded Project;

                     (e) is reasonably likely, in the opinion of the Independent Engineer, to impair or reduce the maximum capacity, efficiency, output, performance, reliability, durability or availability of any Funded Project or Funded Turbine, or increase O&M Costs associated with any Funded Project, or decrease Project Revenues from any Funded Project, in each case after


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accounting for other favorable or unfavorable circumstances which may have affected such Project or Turbine, as the case may be;

                     (f) is not permitted by any Major Project Document relating to a Funded Project or Turbine Purchase Contract relative to a Funded Turbine or would (i) materially diminish any obligation of any Major Project Participant or Turbine Purchase Contractor, as the case may be, or (ii) materially increase any obligation of any Portfolio Entity thereunder;

                     (g) is likely, in the reasonable opinion of Administrative Agent, to present a significant risk of the revocation or material modification of any Applicable Permit or Third Party Permit relating to a Funded Project or jeopardize any Project's status as a Qualifying Facility or an Eligible Facility, as the case may be;

                     (h) may cause any Funded Project or Funded Turbine not to comply or lessen any such Project's or Turbine's ability to comply with Legal Requirements; or

                     (i) relates to a Major Construction Contract between any Portfolio Entity and an Affiliate of Borrower.

              6.13.3 Declare "Completion", "Final Construction Completion", "Final Project Completion" or "Mechanical Completion" (as such terms are defined in the Construction Contracts) under the Construction Contracts relating to a Funded Project or declare that the "Acceptance Date" has occurred or approve the successful completion of the "Acceptance Tests" relating to a Funded Project (as such terms are defined in the Construction Contracts) without the written approval of Administrative Agent acting in consultation with the Independent Engineer, which approval shall not be unreasonably withheld or delayed.

              6.13.4 Consent, without Administrative Agent's prior approval, to
(a) any action taken by any Contractor or Turbine Purchase Contractor to conform the equipment or services provided by such Person to the intellectual property rights of others if such action could reasonably be expected to materially and adversely affect a Portfolio Entity's continued use of any Funded Project or Funded Turbine or (b) to the settlement by any Contractor or Turbine Purchase Contractor of any claim or proceeding which could reasonably be expected to materially adversely affect a Portfolio Entity's rights relating to a Funded Project or a Funded Turbine.

              6.13.5 Direct any Major Contractor or Turbine Purchase Contractor to suspend the work being performed under any Construction Contract or any Turbine Purchase Contract relating to a Funded Project or a Funded Turbine without Administrative Agent's prior consent.

Wherever Administrative Agent is required to approve or consent to any change order under this Section 6.13, Administrative Agent shall use good faith efforts to respond to each change order request as soon as possible and in all events within 20 days. No change order shall be deemed approved by Administrative Agent until expressly approved.

         6.14 Compliance with Operative Documents. Do or permit (to the extent within its control) to be done in, upon or about any Project or Turbine or any part thereof, or do or permit (to the extent within its control) to be done any act under the Operative Documents, or omit or


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refrain from any act under the Operative Documents, where such act done or permitted to be done, or such omission of or refraining from action, could reasonably be expected to have a Material Adverse Effect on Borrower a Funded Project.

         6.15 Name and Location; Fiscal Year. Unless waived in writing by Administrative Agent, change its name, the location of its principal place of business or its federal employer identification number without notice to Administrative Agent at least 45 days prior to such change, or change its fiscal year without Administrative Agent's consent.

         6.16 Use of Project Sites. Use, or permit to be used, any Site owned or leased by a Portfolio Entity for any purpose other than for the construction, operation and maintenance of the Project situated thereon as contemplated by the Operative Documents, without the prior written approval of Administrative Agent.

         6.17 Assignment. Assign its rights hereunder or under any of the other Credit Documents, under any of the Project Documents relating to a Funded Project or under a Turbine Purchase Contract relating to a Funded Turbine, to any Person except as permitted under this Agreement and the other Credit Documents.

         6.18 Abandonment of Project or Turbine. Except as set forth in Section 6.4, voluntarily cease or abandon the development, construction or operation of any Funded Project or voluntarily cease or abandon the procurement of any Funded Turbine.

         6.19 Hazardous Substance. Release, emit or discharge into the environment any Hazardous Substances in violation of any Hazardous Substance Laws, Legal Requirements or Applicable Permits.

         6.20 Additional Project Documents. Except as contemplated under the Power Marketing Plans and Fuel Plans, enter into or become a party to any Project Document relating to a Funded Project not in existence or specifically contemplated pursuant to this Agreement (with the form of such contemplated agreement approved by the Technical Committee) on the Funding Date with respect to such Project, except (a) with the prior written consent of Administrative Agent acting at the direction of the Technical Committee, and (b) if required by Administrative Agent, upon delivery to Administrative Agent of a Consent from such third party in substantially the form of Exhibit E-1; provided that the consent of Administrative Agent and the Technical Committee shall not be required for a Portfolio Entity to enter into Additional Project Documents (i) with Persons other than Affiliates of Borrower and (ii) pursuant to which such Portfolio Entity will incur obligations or liabilities with a value of not more than $1,000,000 individually, or $2,000,000 in the aggregate, per year. In the event that the consent of Administrative Agent is required in connection with a proposed Project Document pursuant to this Section 6.20, Administrative Agent shall have 20 days from the time at which it received such proposed Project Document to approve or disapprove such proposed Project Document. No proposed Project Document shall be deemed approved by Administrative Agent until expressly approved.

         6.21 Project Budget Amendments. Directly or indirectly, amend, modify, allocate, re-allocate or supplement or permit or consent to the amendment, modification, allocation, re-


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allocation or supplement of, any of the provisions of any Project Budget relating to a Funded Project.

         6.22 Loan Proceeds; Project Revenues. Use, pay, transfer, distribute or dispose of any Loan proceeds in any manner or for any purposes except as provided in Section 5.1.1 or of any Project Revenues in any manner or for any purposes except as provided in Sections 5.1.2, 7.1 and 7.2.

         6.23 Acquisition of Real Property. Acquire or lease any real property or other interest in real property (excluding the acquisition (but not the exercise) of any options to acquire any such interests in real property and the acquisition of any Easements) unless (a) Borrower shall have delivered to Administrative Agent on behalf of the Banks the Environmental Consultant's Phase I environmental report with respect to such real property along with a corresponding reliance letter from the Environmental Consultant confirming that no Hazardous Substances were found in, on or under such real property and that a Phase II environmental report is not warranted by the findings of such Phase I environmental report and (b) if Hazardous Substances were found in, on or under such real property pursuant to such Phase I environmental report or a Phase II environmental report is warranted by the findings of such Phase I environmental report, Borrower shall have either (i) delivered to Administrative Agent on behalf of the Banks a Phase II environmental report with respect to such real property along with a corresponding reliance letter from the Environmental Consultant, confirming, in form and substance satisfactory to Administrative Agent, either (A) that no Hazardous Substances were found in, on or under such real property or (B) matters otherwise satisfactory to Administrative Agent or
(ii) delivered to Administrative Agent an environmental indemnity agreement in form and substance satisfactory to Administrative Agent pursuant to which an indemnitor satisfactory to Administrative Agent indemnifies the Portfolio Entities and the Banks from any and all damages or other liabilities relating to or arising from Hazardous Substances then in, on or under such real property or otherwise caused by or attributable to such indemnitor.

         6.24 Accounts. Maintain, or permit other Portfolio Entities to maintain, any bank accounts other than the Accounts.

                                   ARTICLE 7.
                              APPLICATION OF FUNDS

         7.1  Construction Account.

              7.1.1 Establishment of Account. Borrower and Administrative Agent have established the Construction Account at the Depositary Agent's New York office and within the Construction Account a sub-account for each Initial Project and the Lost Pines Project. On or prior to the initial funding of Construction Loans in respect of a Subsequent Project, Borrower and Administrative Agent shall establish a sub-account within the Construction Account for such Project and, on or prior to the initial funding of Turbine Purchase Loans in respect of a Turbine, Borrower and Administrative Agent shall establish a sub-account within the Construction Account for such Turbine (a "Turbine Purchase Sub-Account" and, each sub-account established pursuant to the two preceding sentences, a "Construction Sub-Account"). Subject to the satisfaction (or waiver) of the applicable provisions of Article 3 in respect of the applicable


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Project or Turbine, as the case may be, there shall be deposited into each
Construction Sub-Account the proceeds of all Loans made hereunder in respect of the corresponding Project or, in the case of each Turbine Purchase Sub-Account, the corresponding Turbine, and all amounts required to be deposited in such Construction Sub-Account pursuant to Sections 3.10(a), 5.1.2 and 5.17.

              7.1.2 Disbursements from Construction Account. Amounts shall be disbursed from each Construction Sub-Account from time to time as provided in this Section 7.1. Borrower shall have the right to cause Administrative Agent
(a) to disburse amounts from the Construction Sub-Account for the corresponding Project to the accounts of each of the Contractors performing work on such Project for amounts due and owing to such Contractors under the Construction Contracts, or to any other materialmen, subcontractors, Administrative Agent or any other Person performing work on such Project in payment of amounts due and owing to such parties in respect of such Project in accordance with a duly completed Construction Drawdown Certificate, (b) to transfer up to $250,000 in any month from the Construction Sub-Account with respect to a Project to the Operating Account with respect to such Project to pay specified amounts of less than $50,000, individually, (c) to maintain up to $100,000 in any Operating Account by transferring amounts from the corresponding Construction Sub-Account to pay unspecified amounts (the expenditure of which shall be identified, and substantiated to the reasonable satisfaction of Administrative Agent in the immediately subsequent Construction Drawdown Certificate), (d) to disburse amounts from the Turbine Purchase Sub-Account for the corresponding Turbine to the account of the Turbine Purchase Contractor performing work with respect to such Turbine in payment for amounts due and owing to such Turbine Purchase Contractor under the Turbine Purchase Contract in accordance with a duly completed Turbine Purchase Drawdown Certificate, and (e) to transfer amounts (i) from the Construction Sub-Account for the corresponding Project to the Operating Account with respect to such Project for payment by Borrower of amounts due and owing to Contractors under the Construction Contracts or to any other materialmen, subcontractors or other Persons performing work on such Project of amounts due and owing to such parties in respect of such Project in accordance with a duly completed Construction Drawdown Certificate and (ii) from the Turbine Purchase Sub-Account for the corresponding Turbine to the Operating Account for payment by Borrower of amounts due and owing to the Turbine Purchase Contractor performing work with respect to such Turbine for amounts due and owing to such Turbine Purchase Contractor under the Turbine Purchase Contract in accordance with a duly completed Turbine Purchase Drawdown Certificate. Borrower agrees that, where Administrative Agent has not transferred such amounts to the relevant Operating Account pursuant to clause (e) above, Administrative Agent may transfer any or all of a Loan and other sums in the applicable Construction Sub-Account directly into the account of any Contractor or Turbine Purchase Contractor, as the case may be, for amounts due and owing to such Person under the relevant Construction Contract or Turbine Purchase Contract, as the case may be, or any other materialmen or subcontractors in payment of amounts due and owing to such parties in respect of the applicable Project or Turbine without further authorization from Borrower; provided, however, that if Borrower has notified Administrative Agent that it is contesting a claim for payment by any such Person or a subcontractor or materialmen in accordance with the requirements of this Agreement and the definition of "Permitted Liens," Administrative Agent will not, except as described in the proviso to the next sentence, be entitled to pay any amount being contested. Borrower hereby constitutes and appoints Administrative Agent its true and


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lawful attorney-in-fact to make such direct payments and this power of attorney shall be deemed to be a power coupled with an interest and shall be irrevocable; provided that, except upon the occurrence and continuation of an Event of Default or a Non-Fundamental Project Default with respect to the relevant Project, Administrative Agent shall not exercise its rights under this power of attorney except to make payments (a) as directed by Borrower or (b) which Administrative Agent reasonably believes, if not promptly made, are reasonably likely to have a Material Adverse Effect on the applicable Project. No further direction or authorization from Borrower shall be necessary to warrant or permit Administrative Agent to make such direct Loans in accordance with the foregoing sentence, and all such direct Loans shall satisfy pro tanto the obligations of Administrative Agent and the Banks hereunder, and shall be secured by the Collateral Documents as fully as if made directly to Borrower, regardless of the disposition thereof by any Contractor, Turbine Purchase Contractor, or any other subcontractors, materialmen, laborers or other parties. Upon Completion of a Project, any amounts remaining in the applicable Construction Sub-Account in excess of amounts necessary to pay for "punchlist" items for such Project shall, at Borrower's option, (i) be transferred to the Construction Sub-Account for another Project, (ii) be transferred to the relevant sub-account of the Revenue Account, and/or (iii) be applied to prepay Loans. Upon Final Completion of a Project, any amounts remaining in the Construction Sub-Account for such Project shall be transferred to the relevant sub-account of the Revenue Account. At any time when there exists no remaining Turbine Costs for a Funded Turbine, any amounts remaining in the corresponding Turbine Purchase Sub-Account shall, at Borrower's option, (i) be transferred to the Construction Sub-Account for another Turbine, (ii) be transferred to the Construction Sub-Account for a Project, and/or (iii) be applied to prepay Loans; provided, in the case of clause (ii) of this sentence, the Turbine Purchase Loans corresponding to such transferred amounts shall be deemed Construction Loans in the manner set forth in Section 2.3.5.

              7.1.3 Rights of Administrative Agent. Administrative Agent will have the right, but not the obligation, to (a) supply any missing endorsements of Borrower, refuse any item for deposit except as required by the terms of this Agreement, and pay and charge items payable by Administrative Agent pursuant to
Section 7.1.2 in any order convenient to Administrative Agent; (b) refuse to honor any check drawn on the Construction Account or any sub-account therein which is not consistent with this Agreement, or which has been improperly filled out or endorsed; (c) create and charge to the Construction Account or the applicable Construction Sub-Account overdrafts and all applicable charges; (d) remit copies of checks and other items with statements instead of the originals which may be retained by Administrative Agent; and (e) pay fees, interest and other charges owing by Borrower.

         7.2  Revenue Account.

              7.2.1 Establishment of Account; Priority of Payments. Borrower and Administrative Agent have established the Revenue Account at the Depositary Agent's New York office and within the Revenue Account a sub-account for each Initial Project and the Lost Pines Project. On or prior to the initial funding of Construction Loans in respect of a Subsequent Project, Borrower and Administrative Agent shall establish a sub-account within the Revenue Account for such Project. There shall be deposited into the Revenue Account the amounts specified in Section 5.1.2 and the applicable portion of withdrawals from time to time from the Working Capital Reserve Account pursuant to Section 7.8.3. So long as no Event of Default has


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occurred and is continuing, or will occur upon giving effect to the application described below, funds in the Revenue Account shall be applied at the following times and in the following order of priority by disbursement or internal account transfer by the Depositary Agent, (a) on Administrative Agent's volition with respect to Waterfall Levels 1 through 6 and 8 or if Administrative Agent reasonably believes that failure to make any such payment could reasonably be expected to have a Material Adverse Effect with respect to Borrower or a Project, or (b) pursuant to a disbursement requisition executed by Borrower, directly to the Person entitled thereto, in each case at the following times, commencing on the date funds are first deposited in the Revenue Account, and in the following order of priority (each, a "Waterfall Level"):

                     (1) from time to time, provided that Administrative Agent has timely received and approved a Disbursement Requisition delivered pursuant to Section 7.2.2, amounts in the Revenue Account shall be transferred to a Project's Operating Account for payment of Senior O&M Costs incurred with respect to such Project in an amount determined pursuant to Section 7.2.2 below;

                     (2) as and when due under the terms of this Agreement, from the Revenue Account to the payment of all fees, costs, charges and any other amounts due and payable to Administrative Agent, LC Bank and the Banks in connection with this Agreement and the other Credit Documents;

                     (3) as and when due, on a pro rata basis among the Banks, from the Revenue Account to the payment of interest on the Loans and on Reimbursement Obligations;

                     (4) as and when due, from the Revenue Account, to repayment of the Reimbursement Obligations incurred in connection with Letters of Credit;

                     (5) on the last Banking Day of each calendar quarter, as and to the extent requested by Borrower, from the Revenue Account to the Working Capital Reserve Account as required by Section 7.8;

                     (6) on the last Banking Day of each calendar quarter, in the event that the conditions to distributions set forth in Section 6.6 have been satisfied, provided that Administrative Agent has timely received and approved a Disbursement Requisition delivered pursuant to Section 7.2.2, and as and to the extent requested by Borrower from the Revenue Account to the payment of Subordinated O&M Costs in an amount determined pursuant to Section 7.2.3 below;

                     (7) on the last Banking Day of each calendar quarter, in the event that the conditions to distributions set forth in Section 6.6 have been satisfied, for payment of obligations owed to Persons that are not Affiliates of Borrower and which obligations have been approved by the Technical Committee in its sole discretion;

                     (8) on the last Banking Day of each calendar quarter, in the event that the conditions to distributions set forth in Section 6.6 have been satisfied, for payment to Borrower or distribution by Borrower in amounts described in and for application in accordance with Section 6.6;


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                     (9) on the last Banking Day of each calendar quarter, on a pro rata basis among the Banks, to the prepayment of principal amounts of the Loans outstanding; and

                     (10) on the last Banking Day of each calendar quarter, provided no Loans are then outstanding, to Borrower.

To the extent reasonably practicable, funds in the various sub-accounts of the Revenue Account shall be applied at each Waterfall Level to costs, payments or other uses as described in such Waterfall Level related or attributable to the Project to which such sub-account relates; provided, if funds in any such sub-account are insufficient for such application, Borrower or Administrative Agent may apply funds in other sub-accounts of the Revenue Account to such application; provided further, however, that the Lien of the Collateral Documents on the Project Revenues from a particular Project shall not secure Obligations relating to or arising from Projects owned by Project Owners that own one or more Projects that had achieved Operation prior to the date such Lien was granted to Administrative Agent on behalf of the Banks pursuant to the Credit Documents.

              7.2.2 O&M Costs. Sums shall be transferred to the Operating Accounts for the payment of Senior O&M Costs as provided in this Section 7.2.2. On or before the fifth Banking Day prior to the last Banking Day of each month during which Borrower desires to transfer sums to the Operating Account for the corresponding Project for the payment of Senior O&M Costs incurred in respect of the corresponding Project, Borrower shall submit to Administrative Agent a certificate in the form of Exhibit C-10 detailing the amounts to be so transferred ("Disbursement Requisition"), which amounts shall not exceed the Senior O&M Costs incurred in respect of the corresponding Project which have become, or are anticipated to become, due and payable during such month. Administrative Agent shall review such Disbursement Requisition within five Banking Days following receipt thereof, and shall transfer the amounts specified therein to the applicable Operating Account for application in accordance with Waterfall Level 1 to the extent that such expenditures are in accordance with the terms of the applicable Annual Operating Budget and this Agreement, as such budget may be exceeded pursuant to the terms hereof. Notwithstanding anything in this Section 7.2.2 to the contrary, the transfers to, and expenditures from, the Revenue Account or a sub-account therein for Senior O&M Costs (other than O&M Costs incurred in an emergency and fuel costs and netting any O&M Costs consisting of payments under Equipment Leases against the corresponding Project Revenues resulting from such payments) payable pursuant to Waterfall Level 1 shall not, without Administrative Agent's consent, exceed 115% of the aggregate amounts specified in such Annual Operating Budget. Borrower shall promptly pay or cause to be paid all Senior O&M Costs in excess of the amounts permitted under the preceding sentence by Contributions of additional funds; provided, however, that if Administrative Agent subsequently approves a variation in such Annual Operating Budget which would have allowed the payment of such excess Senior O&M Costs, Borrower shall be entitled to recover any such Senior O&M Costs previously paid by Contributions of additional funds at Waterfall Level 1. Each Disbursement Requisition shall reflect a reduction in the Senior O&M Costs for which Borrower requests that funds be transferred to the Operating Account during such month for any amounts which remain, or are expected to remain, in the applicable Operating Account at the end of any month as a result of a previous Disbursement Requisition.


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              7.2.3  Subordinated O&M Costs. On or before the fifth Banking Day prior to the end of each calendar quarter on which Borrower desires to make payments of Subordinated O&M Costs, Borrower shall include in the Disbursement Requisition submitted pursuant to Section 7.2.2 on such date the amounts to be so paid, which amounts shall not exceed the Subordinated O&M Costs which have become due and payable. Administrative Agent shall review such Disbursement Requisition within five Banking Days following receipt thereof, and, to the extent funds exist in the Revenue Account after application of amounts in such account to Waterfall Levels 1 through 5, make payment of the Subordinated O&M Costs specified therein in accordance with Section 7.2.1 to the designated payee thereof to the extent that such expenditures are in accordance with the terms of the relevant Annual Operating Budget.

              7.2.4  Mandatory Prepayment.

                     (a) If on the last Banking Day of any calendar quarter, an Event of Default shall exist, Borrower shall use all amounts, if any, in the Revenue Account and all sub-accounts thereof at such time after application of amounts in such account to Waterfall Levels 1 through 5 (i) to prepay the Loans (and the Reimbursement Obligations, pro rata), and (ii) upon repayment in full of the Loans and the Reimbursement Obligations, to repay all other Obligations of Borrower to the Banks, as designated by Administrative Agent and the Required Banks.

                     (b) Nothing in this Section 7.2.4 shall limit in any manner the rights and remedies of Administrative Agent and the Banks upon and during the continuation of an Event of Default under this Agreement.

         7.3  Operating Account.

              7.3.1 Establishment of Account. On or prior to (a) the Effective Date for the Initial Projects and the Lost Pines Project and (b) the Funding Date for each other Subsequent Project, the relevant Project Owner and Administrative Agent shall establish at a mutually acceptable financial institution an account entitled "[RELEVANT] Project -- Operating Account" (each, an "Operating Account" and collectively, the "Operating Accounts").

              7.3.2  Funding. From time to time, in accordance with Section
7.1.2 or the provisions of the Waterfall Levels, Borrower shall cause to be transferred to the Operating Accounts the amounts specified in Sections 7.1.2,
7.2.1 and 7.2.2, as the case may be.

              7.3.3 Withdrawals. The relevant Project Owner shall be entitled to withdraw amounts from an Operating Account (a) to pay Project Costs for the corresponding Project in accordance with Section 7.1.2 or (b) to pay Senior O&M Costs for the corresponding Project which have become due and payable in respect of such Project in accordance with the Disbursement Requisition in which such Senior O&M Costs were described. Amounts transferred to an Operating Account for the payment of Project Costs which are not, for any reason, applied to the payment of Project Costs pursuant to the Construction Drawdown Certificate pursuant to which such amounts were transferred, shall be retained in such Operating Account for application to the following month's Project Costs in accordance with Section 7.1.2. Amounts transferred to an Operating Account for the payment of Senior O&M Costs which are not, for any reason, applied to the payment of Senior O&M Costs in accordance with the


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Disbursement Requisition pursuant to which such amounts were transferred, shall be retained in such Operating Account for application to the following month's Senior O&M Costs in accordance with Section 7.2.2.

              7.3.4 Security Interest. Each Operating Account shall be established in a state in which the Uniform Commercial Code as adopted in such state governs the creation, perfection and priority of security interests in "Deposit Accounts" (as defined in such Uniform Commercial Code), and each Operating Account shall be maintained as a "Deposit Account" in accordance with such Uniform Commercial Code. The relevant Project Owner shall execute and deliver such documents and instruments as Administrative Agent shall reasonably request in order to grant Administrative Agent a perfected first priority Lien in each Operating Account.

         7.4 Loss Proceeds Account. Borrower and Administrative Agent have established at the Depositary Agent's New York Office the Loss Proceeds Account. On or prior to the Effective Date, Borrower and Administrative Agent shall establish within the Loss Proceeds Account a sub-account for each Initial Project and the Lost Pines Project. On or prior to the initial funding of Construction Loans in respect of a Subsequent Project, Borrower and Administrative Agent shall establish a sub-account within the Loss Proceeds Account for such Project. Except where a Project Document for a Funded Project that is not directly or indirectly wholly-owned by Borrower may, with the approval of the Technical Committee, direct otherwise, all Insurance Proceeds, Eminent Domain Proceeds and damage payments described in Section 7.7 shall be deposited in the appropriate subaccount in the Loss Proceeds Account and applied
(a) as specified in Sections 7.5 through 7.7 and (b) if no such application is specified, to the prepayment of the Loans, and thereafter to payment of all other Obligations of Borrower.

         7.5  Application of Insurance Proceeds.

              7.5.1 General. Borrower shall notify Administrative Agent of casualties as provided in Section 5.4.4 and any other casualty as to which Insurance Proceeds have been made available. Borrower shall keep Administrative Agent timely apprised of insurance claim proceedings. All amounts and proceeds (including instruments) in respect of the proceeds of any insurance policy required to be maintained by a Portfolio Entity hereunder (including the pro rata portion of such amounts received under any policy maintained by a Joint Venture) ("Insurance Proceeds") shall be applied as provided in this Section 7.5 except where a Project Document for a Funded Project that is not directly or indirectly wholly-owned by Borrower may, with the approval of the Technical Committee, direct otherwise. Except where a Project Document for a Funded Project that is not directly or indirectly wholly-owned by a Borrower may, with the approval of the Technical Committee, direct otherwise, and except as set forth in Section 7.5.9, all Insurance Proceeds (or, in the case of a Project that is not wholly-owned by a Portfolio Entity, such Portfolio Entity's share of such Insurance Proceeds) shall be paid by the insurers directly to Administrative Agent (as loss payee or additional insured as provided in Exhibit
K). If any Insurance Proceeds required to be paid to Administrative Agent pursuant to the preceding sentence are paid directly to any Portfolio Entity, Calpine or any other Person with respect to any Project or Turbine by any insurer, such Insurance Proceeds shall be received only in trust for Administrative Agent, shall be segregated from other funds of the Portfolio Entities, Calpine or such other Person, as the case may be, and Borrower shall cause such amounts to be forthwith paid over to Administrative Agent in the same form as received (with any necessary


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endorsement). To the fullest extent that it effectively may do so under applicable law, Administrative Agent shall apply all such Insurance Proceeds in accordance with the provisions of this Section 7.5.

              7.5.2 Delay in Start Up and Business Interruption Insurance. Any delay in start up Insurance Proceeds received by Administrative Agent or any Portfolio Entity (i) prior to Completion of the Project to which such Insurance Proceeds relate shall be deposited into the Construction Sub-Account for such Project for application in accordance with Section 7.1 and (ii) on or after Completion of the Project to which such Insurance Proceeds relate shall be deposited into the Revenue Account for application in accordance with Section 7.2.

              7.5.3 Applications; Mandatory Prepayments. All Insurance Proceeds (other than those described in Sections 7.5.2, 7.5.4 and 7.5.9) and all Eminent Domain Proceeds shall be applied (a) to the prepayment of Loans and Reimbursement Obligations, pro rata, and (b) to the payment of all other Obligations of Borrower, unless, with respect to a Project, each of the following conditions are satisfied or waived by Administrative Agent, or the Required Banks, as required pursuant to Section 7.5.5 or 7.5.6, in which event such amounts shall be applied to the repair or restoration of the Project to which such Insurance Proceeds or Eminent Domain Proceeds relate in accordance with the terms of such subsections:

                     (a) such damage or destruction does not constitute the destruction of all or substantially all of the man-made portion of the Project to which such Insurance Proceeds or Eminent Domain Proceeds relate;

                     (b) neither a Non-Fundamental Project Default or a Non-Fundamental Project Inchoate Default with respect to the damaged or destroyed Project nor an Inchoate Default or an Event of Default has occurred and is continuing and after giving effect to any proposed repair and restoration, such damage or destruction or proposed repair and restoration will not result in a Non-Fundamental Project Default or Non-Fundamental Project Inchoate Default with respect to such Project or an Event of Default or an Inchoate Default;

                     (c) Borrower and the Independent Engineer certify, and Administrative Agent (with, if applicable, the consent of the Required Banks) determines in its reasonable judgment, that repair or restoration of the Project to which such Insurance Proceeds or Eminent Domain Proceeds relate is technically and economically feasible within a twelve-month period and that a sufficient amount of funds is or will be available to Borrower and the relevant Project Owner and, if applicable, the Joint Venturer to make repairs and restorations; provided, however, that if such Project is not wholly-owned by a Project Owner, then the Joint Venture Agreement shall, unless otherwise approved by the Technical Committee, require the other Persons owning an interest in such Project to use their share of Insurance Proceeds or Eminent Domain Proceeds for the repair or restoration of such Project;

                     (d) Borrower certifies, and Administrative Agent (with, if applicable, the consent of the Required Banks) determines in its reasonable judgment, that a sufficient amount of funds is or will be available to Borrower to make all payments of Debt Service which will become due during, if any, and following repair period and to maintain the Four-Quarter


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Portfolio Interest Coverage Ratios set forth in the Base Case Project
Projections, unless the Required Banks agree otherwise;

                     (e) if such damage or destruction occurs prior to the Completion of a Project, such repair or restoration will not adversely affect, in the reasonable judgment of Administrative Agent in consultation with the Independent Engineer, achievement of Completion in accordance with the terms and conditions of this Agreement and the other Credit Documents;

                     (f) no Permit is necessary to proceed with the repair and restoration of the Project to which such Insurance Proceeds or Eminent Domain Proceeds relate and no material amendment to the Project Documents, or, except with the consent of the Required Banks, this Agreement or any of the Credit Documents, and no other instrument is necessary for the purpose of effecting the repairs or restorations of the Project to which such Insurance Proceeds or Eminent Domain Proceeds relate or subjecting the repairs or restorations to the Liens of the applicable Collateral Documents and maintaining the priority of such Liens or, if any of the above is necessary, Borrower will be able to obtain the same as and when required;

                     (g) Administrative Agent shall receive an opinion of counsel acceptable to Administrative Agent opining as to the Permits described in paragraph (f) above, and an opinion to the effect that such repairs or restoration (to the extent constituting Collateral) will be subject to the Liens of the applicable Collateral Documents at the same level of priority as the other Collateral; and

                     (h) Administrative Agent shall receive such additional title insurance, title insurance endorsements, mechanic's lien waivers, certificates, opinions or other matters as it may reasonably request as necessary or appropriate in connection with such repairs or restoration of the Project to which such Insurance Proceeds or Eminent Domain Proceeds relate or to preserve or protect the Banks' interests hereunder and in the applicable Collateral.

              7.5.4 Proceeds Less than $1,000,000. If there shall occur any damage or destruction of a Project with respect to which Insurance Proceeds received by the Portfolio Entities for any single loss not in excess of $1,000,000 are payable, such Insurance Proceeds received by the Portfolio Entities shall be held by Administrative Agent in the Loss Proceeds Account and released by Administrative Agent to Borrower in accordance with Section 7.5.7.

              7.5.5 Proceeds in Excess of $1,000,000, Not in Excess of $10,000,000. Provided that the conditions set forth in Section 7.5.3 have been waived by Administrative Agent and the Independent Engineer, or have been acknowledged by such Persons as having been satisfied, if there shall occur any damage or destruction of a Project with respect to which Insurance Proceeds received by the Portfolio Entities for any single loss in excess of $1,000,000, but not in excess of $10,000,000, are payable, such Insurance Proceeds received by the Portfolio Entities shall be held by Administrative Agent in the Loss Proceeds Account and released by Administrative Agent to Borrower in accordance with Section 7.5.7.

              7.5.6 Proceeds in Excess of $10,000,000. Provided that the conditions set forth in Section 7.5.3 have been waived by Administrative Agent, the Required Banks and the


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Independent Engineer, or have been acknowledged by such Persons as having been satisfied, if there shall occur any damage or destruction of a Project with respect to which Insurance Proceeds for any single loss in excess of $10,000,000 are payable, such Insurance Proceeds shall be held by Administrative Agent in the Loss Proceeds Account and released by Administrative Agent to Borrower in accordance with Section 7.5.7.

              7.5.7 Repair and Restoration Procedures. Amounts which are to be applied to repair or restoration of a Project pursuant to this Section 7.5 shall be disbursed by Administrative Agent from the Loss Proceeds Account in accordance with the following procedures:

                     (a) Borrower shall cause any repairs or restoration to be commenced and completed promptly and diligently either using Insurance Proceeds as contemplated in paragraph (b) below or, to the extent such proceeds are not, or have not yet been made, available, using Borrower's funds;

                     (b) From time to time (after Administrative Agent or the Required Banks, if applicable, shall have duly approved the making of such repairs or restoration), Administrative Agent's authorization of release of Insurance Proceeds for application toward such repairs or restoration shall be conditioned upon Borrower's written request and the presentation to Administrative Agent of all documents, certificates and information with respect to such Insurance Proceeds which would be required in order to obtain a Loan under this Agreement, including a certificate from Borrower (i) describing in reasonable detail the nature of the repairs or restoration to be effected with such release, (ii) stating the cost of such repairs or restoration and the specific amount requested to be paid over to or upon the order of Borrower and that such amount is requested to pay the cost thereof, (iii) stating that the aggregate amount requested by Borrower in respect of such repairs or restoration (when added to any other Insurance Proceeds received by the Portfolio Entities or otherwise made available to a Project in respect of such damage or destruction) does not exceed the cost of such repairs or restoration and that a sufficient amount of funds is or will be available to the Portfolio Entities to complete the applicable Project, and (iv) stating that neither a Non-Fundamental Project Inchoate Default with respect to the damaged or destroyed Project nor an Inchoate Default has occurred and is continuing other than a Non-Fundamental Project Default with respect to such Project or an Event of Default resulting solely from such damage or destruction.

              7.5.8 Excess Insurance Proceeds. If, after Insurance Proceeds have been applied to the repair or restoration of a Project as provided in Sections 7.5.4, 7.5.5 or 7.5.6, the Banks in consultation with the Independent Consultants determine that such Project will be able to operate at a level enabling Borrower to satisfy its obligations hereunder as well as before the damage or destruction, any excess Insurance Proceeds shall be paid into the Revenue Account. In the event that the Banks in consultation with the Independent Engineer determine otherwise, such excess Insurance Proceeds shall be applied (a) to the prepayment of Loans and Reimbursement Obligations, pro rata, and (b) to the payment of all other Obligations of Borrower.

              7.5.9 Turbine Insurance Proceeds. Any Insurance Proceeds related to Turbines shall be distributed directly to Borrower, provided that, with respect to a Funded Turbine, Borrower pays to Administrative Agent the aggregate amount of the Turbine Purchase Loans then outstanding with respect to such Turbine. Upon satisfaction of the foregoing condition,


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Administrative Agent shall execute and deliver to Borrower such documents and instruments as may be reasonably necessary to release such Turbine from the Liens of the Collateral Documents and to permit such transfer of ownership.

              7.5.10 Events of Default. If a Non-Fundamental Project Default with respect to the damaged or destroyed Project or an Event of Default shall have occurred and be continuing, then any provisions of this Sections 7.5 to the contrary notwithstanding, the Insurance Proceeds (including any Permitted Investments made with such proceeds, which shall be liquidated in such manner as the Banks shall deem reasonable and prudent under the circumstances) may be applied by Administrative Agent (a) to curing such Non-Fundamental Project Default or Event of Default, and any Insurance Proceeds remaining thereafter shall be applied as provided in this Section 7.5 or (b) if such Non-Fundamental Project Default or Event of Default cannot be cured, toward payment of all other Obligations of Borrower, in connection with exercise of the Banks' remedies pursuant to Article 8.

         7.6 Application of Eminent Domain Proceeds. All amounts and proceeds (including instruments) received in respect of any Event of Eminent Domain ("Eminent Domain Proceeds") shall be subject to the same treatment as Insurance Proceeds as provided in Section 7.5.

         7.7  Application of Certain Damages Payments; Mandatory Prepayments.

              7.7.1 Contractor. All delay related liquidated damages (or, in the case of a Project that is not wholly-owned by a Portfolio Entity, such Portfolio Entity's share of such liquidated damages) shall (a) if received prior to Completion of the Project in respect of which they were received, be deposited in the Construction Account and applied pursuant to Section 7.1 or (b) if received after Completion of such Project, be deposited in the Revenue Account and applied pursuant to Section 7.2.1. All performance related liquidated damages (or, in the case of a Project that is not wholly-owned by a Portfolio Entity, such Portfolio Entity's share of such liquidated damages), including all payments in lieu of performance related liquidated damages payable by Calpine pursuant to clause (vii) of the definition of "Completion", shall be applied be applied first to the prepayment of Loans and Reimbursement Obligations, pro rata, in accordance with Section 2.1.7 and thereafter to all other Obligations of Borrower.

              7.7.2 Power Purchasers. All damage payments made by Power Marketer or any other purchaser of the power generated by a Project in satisfaction of such party's obligations under its purchase agreement (or, in the case of a Project that is not wholly-owned by a Portfolio Entity, such Portfolio Entity's share of such damage payments,) shall (a) to the extent such damages are intended to replace lost revenues, be deposited in the Revenue Account for application as provided in Section 7.2, and (b) otherwise, applied to (i) the prepayment of Loans and the Reimbursement Obligations, pro rata, and
(ii) to the extent that all such Loans and Reimbursement Obligations, as applicable, have been prepaid, applied to the other Obligations of Borrower.

              7.7.3 Other. Except as otherwise expressly permitted under this Agreement, including this Section 7.7, Borrower shall apply the proceeds of any other surety, performance or similar bonds and any other liquidated or other damages paid in respect of damage payments or performance payments by (a) any contractors or subcontractors or other Persons involved in the


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construction and operation of a Project or (b) any Turbine Purchase Contractors
with respect to Turbines (or in the case of a Project or a Turbine that is not wholly-owned by a Portfolio Entity, such Portfolio Entity's share of such proceeds), to the prepayment of the Loans and Reimbursement Obligations, pro rata, and thereafter to the Obligations of Borrower or, with the prior written consent of Administrative Agent acting in consultation with the Independent Engineer, to such other application in relation to a Project or a Turbine as Borrower may request.

         7.8  Working Capital Reserve Account.

              7.8.1 Establishment of Account. Borrower and Administrative Agent have established the Working Capital Reserve Account at the Depositary Agent's New York office. On or prior to the Effective Date, Borrower and Administrative Agent shall establish within the Working Capital Reserve Account a sub-account for each Initial Project and the Lost Pines Project. On or prior to the initial funding of Construction Loans in respect of a Subsequent Project, Borrower and Administrative Agent shall establish a sub-account within the Working Capital Reserve Account for such Project.

              7.8.2 Funding. On the last Banking Day of each calendar quarter, Borrower shall cause such portion as Borrower may direct of the amounts then in the Revenue Account in excess of the amounts applied through Waterfall Level 4 to be deposited into the Working Capital Reserve Account, until the amounts deposited therein equal the Working Capital Reserve Requirement; provided, if the applicable Project's Project Budget approved by the Lead Arrangers or the Technical Committee, as the case may be, with respect to the Initial Projects, the Lost Pines Project or pursuant to Article 3, as applicable, contains initial working capital as an approved Project Cost, such amounts up to the Working Capital Reserve Requirement shall be deposited into the Working Capital Reserve Account on the Completion Date with respect to such Project.

              7.8.3 Withdrawals. Borrower shall be entitled to submit a duly executed Reserve Account Disbursement Requisition in substantially the form of Exhibit C-11 (a "Reserve Account Disbursement Requisition") in order to withdraw amounts from the Working Capital Reserve Account, including for deposit into the Revenue Account, to pay all Senior O&M Costs (a) that have become due and payable for any Funded Project, (b) for which insufficient amounts are available in the Revenue Account or applicable Operating Account and (c) which, unless Administrative Agent consents, do not, together with all Senior O&M Costs previously paid during the same calendar year with respect to such Project, exceed 115% of the amounts of Senior O&M Costs (other than fuel costs) specified for such Project in the applicable Annual Operating Budget for such calendar year, or as otherwise approved by Administrative Agent and the Independent Engineer. To the extent reasonably practicable, funds in the various sub-accounts of the Working Capital Reserve Account shall be applied to costs, payments or other uses as described in this Section 7.8 related or attributable to the Project to which such sub-account relates; provided, if funds in any such sub-account are insufficient for such application, Borrower or Administrative Agent may apply funds in other sub-accounts of the Working Capital Reserve Account to such application.


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              7.8.4  Earnings. All earnings on monies in the Working Capital
Reserve Account shall accrue to the Working Capital Reserve Account up to the Working Capital Reserve Requirement and shall thereafter be deposited in the Revenue Account.

         7.9 Security Interest in Proceeds and Accounts. Borrower hereby pledges, assigns and transfers to Administrative Agent on behalf of the Banks and grants to Depositary Agent on behalf of the Banks a security interest in and to all of its right, title and interest in and to all Insurance Proceeds and Eminent Domain Proceeds (to the extent permitted under the Calpine Indenture) (collectively, "Proceeds"), Accounts, Sub-Accounts and contents of Accounts and Sub-Accounts, as security for the Loans and the full and faithful performance of all of Borrower's obligations hereunder and under the other Credit Documents. Borrower shall not have any rights or powers with respect to any Account except to have funds on deposit therein applied or distributed in accordance with this Agreement. Administrative Agent is hereby authorized to reduce to cash any Permitted Investment (without regard to maturity) in order to make any application required by any section of this Article 7 or otherwise pursuant to the Credit Documents. Upon the occurrence and during the continuance of an Event of Default, Administrative Agent shall have all rights and powers with respect to Proceeds, the Accounts and the contents of the Accounts as it has with respect to any other Collateral and may apply such amounts to the payment of interest, principal, fees, costs, charges or other amounts due or payable to Administrative Agent or the Banks with respect to the Loans in such order as the Required Banks may elect in their sole discretion. If such Event of Default occurs and is continuing, until such time as the Required Banks so elect to exercise such rights and powers, amounts in the Revenue Account shall continue to be applied by Administrative Agent to the payment categories specified in Waterfall Levels 1 (to the extent of actual Senior O&M Costs payable to third parties that are not Affiliates of Borrower) and 2 through 5 and Level 9, and, to the extent that Administrative Agent, as directed by the Required Banks acting in their sole discretion, so elects Waterfall Levels 6, 7, 8 and 10. Borrower shall not have any rights or powers with respect to such amounts except as expressly provided in this Article 7.

         7.10 Permitted Investments. All amounts held by Borrower and/or Administrative Agent in the Accounts or as Insurance Proceeds or Eminent Domain Proceeds shall only be invested in Permitted Investments as provided in the Depositary Agreement. Borrower shall not hold funds in any accounts other than the Accounts; provided that the relevant Project Owners shall be permitted to maintain the Operating Accounts in accordance with Section 7.3.

         7.11 Earnings on Accounts. Except as otherwise expressly provided herein, including with respect to the Revenue Account and the Operating Accounts, all earnings on funds in any Account maintained hereunder shall, on the last day of each calendar quarter, be deposited in the Revenue Account.

         7.12 Dominion and Control. Each of the Accounts and the amounts held thereunder (including Permitted Investments therein) shall at all times be under the exclusive dominion and control of the Depositary Agent.

         7.13 Termination of Commitments. Upon repayment in full of all Obligations and expiration or irrevocable termination of all Commitments, Administrative Agent shall disburse


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any amounts on deposit in the Accounts to Borrower, or, if applicable, as directed by a court of competent jurisdiction.

         7.14 Flow of Funds Between Portfolio Entities.

                     (a) All proceeds of Loans, Contributions and any other amounts utilized by Borrower with respect to the Funded Projects or the Funded Turbines in accordance with this Agreement, including amounts disbursed from the Accounts in accordance with this Article 7, shall be permitted and may be made or transferred by or at the direction of Borrower to the applicable Portfolio Entity, and, except for Loans attributed to Funded Projects or Funded Turbines directly owned by Borrower, shall constitute loans, in each case subordinated to the Obligations, among the relevant Portfolio Entities.

                     (b) Borrower shall use its good faith reasonable efforts to cause all Project Revenues, Insurance Proceeds, Eminent Domain Proceeds, damage payments (including delay or performance liquidated damage payments) and any other amounts due any Portfolio Entity to be paid or otherwise delivered by such Persons making such payment or delivery directly to Borrower for deposit in the Accounts as required pursuant to this Agreement. Upon the receipt of such amounts by Borrower, such amounts shall be deemed repayments of amounts due and owing under the corresponding loans described in Section 7.14(a) above; provided, to the extent no amounts are due and owing under such loans such amounts shall be deemed distributions with respect to the relevant ownership interests in the Portfolio Entities making such distribution.

                     (c) If any amounts described in Sections 7.14(a) and (b) above are paid directly to or received directly by any Portfolio Entity (other than Borrower), such amounts shall be received only in trust for Administrative Agent, shall be segregated from other funds of such Portfolio Entities, and Borrower shall cause such amounts to be forthwith paid over to (i) in the case of clause (a) above, the Person to which such amounts are due and owing and (ii) in the case of clause (b) above, Administrative Agent for application in accordance with this Agreement, in each case in the same form as received (with any necessary endorsement).

                     (d) Other than with respect to the Operating Accounts held by the relevant Portfolio Entities, no Portfolio Entity, other than Borrower, shall have any right, power or interest with respect to the Accounts, Sub-Accounts and contents of Accounts and Sub-Accounts, and no such Portfolio Entity shall hold funds in any accounts.

                                   ARTICLE 8.
                           EVENTS OF DEFAULT; REMEDIES

         8.1 Events of Default. The occurrence of any of the following events shall constitute an event of default ("Events of Default") hereunder:

              8.1.1 Failure to Make Payments. Borrower shall fail to pay, in accordance with the terms of this Agreement, (a) any principal on any Loan, or any Reimbursement Obligation, on the date that such sum is due, (b) any interest on any Loan or on any Reimbursement Obligation or any scheduled fee, cost, charge or sum due hereunder or under the other Credit Documents, within three days after the date that such sum is due, or (c) any other fee, cost,


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charge or other sum due under this Agreement within five days after written notice that such sum is due and has not been paid.

              8.1.2 Judgments. A final judgment or judgments shall be entered against (i) Calpine in the amount of $10,000,000 or more individually or in the aggregate or (ii) any Portfolio Entity or any Partner in the amount of $1,000,000 or more individually or in the aggregate (other than, in the case of both clauses (i) and (ii) above, (a) a judgment which is fully covered by insurance or discharged within 30 days after its entry, or (b) a judgment, the execution of which is effectively stayed within 30 days after its entry but only for 30 days after the date on which such stay is terminated or expires) or, in the case of both clauses (i) and (ii) above, which if left unstayed could reasonably be expected to have a Material Adverse Effect on Borrower.

              8.1.3 Misstatements; Omissions. Any financial statement, representation, warranty or certificate made or prepared by, under the control of or on behalf of any Portfolio Entity and furnished to Administrative Agent, the Lead Arrangers, the Technical Committee or any Bank pursuant to this Agreement, or in any separate statement or document to be delivered to Administrative Agent or any Bank hereunder or under any other Credit Document, shall contain an untrue or misleading statement of a material fact or shall fail to state a material fact necessary to make the statements therein not misleading as of the date made, in either case, which could reasonably be expected to result in a Material Adverse Effect on Borrower.

              8.1.4 Bankruptcy; Insolvency. Any of the Portfolio Entities, the Partners, Calpine, any Construction Manager (so long as such Construction Manager has outstanding or unperformed obligations under any Construction Management Agreement), any Operator, any Project Manager, any Joint Venturer, Power Marketer or any other purchaser of capacity or energy from a Project (so long as Power Marketer or such other purchaser, as the case may be, has outstanding or unperformed obligations under the Power Purchase Documents to which it is party and such party's Bankruptcy Event could reasonably be expected to have a Material Adverse Effect on Borrower), any Fuel Supplier (so long as such party's Bankruptcy Event could reasonably be expected to have a Material Adverse Effect on Borrower) or any Turbine Purchase Contractor, Major Contractor, Major Gas Transporter or counterparty to any electrical transmission or interconnection agreement or material water supply agreement (so long as such Turbine Purchase Contractor, Major Contractor, Major Gas Transporter or counterparty has outstanding or unperformed obligations under the Turbine Purchase Contract, Major Construction Contract, Major Gas Transportation Agreement or other agreement to which it is a party and such party's Bankruptcy Event could reasonably be expected to have a Material Adverse Effect on Borrower) shall become subject to a Bankruptcy Event; provided that, solely with respect to a Bankruptcy Event affecting any entity other than the Portfolio Entities, the Partners and Calpine, no Event of Default shall occur as a result of such Bankruptcy Event if the applicable Portfolio Entity obtains a Replacement Obligor (or, in the case of the occurrence of a Bankruptcy Event with respect to a Joint Venturer, if such Portfolio Entity or another Person acquired such Person's interest in such Project or Turbine, as the case may be) for the affected party within 90 days thereafter and such Bankruptcy Event has not had and does not have prior to so obtaining such Replacement Obligor (or purchaser of the Joint Venturer's interest), a Material Adverse Effect on Borrower.


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              8.1.5  Debt Cross Default. Except with respect to debt permitted pursuant to Section 7.14, any Portfolio Entity, Calpine or any other Calpine Affiliate other than a Calpine Sole Purpose Entity shall default for a period beyond any applicable grace period (a) in the payment of any principal, interest or other amount due under any agreement involving the borrowing of money or the advance of credit and the outstanding amount or amounts payable under all such agreements equals or exceeds $1,000,000 in the aggregate (or, in the case of Calpine only, $10,000,000 in the aggregate), or (b) in the payment of any amount or performance of any obligation due under any guarantee or other agreement if in either case, pursuant to such default, the holder of the obligation concerned has the right to accelerate the maturity of an indebtedness evidenced thereby which equals or exceeds $1,000,000 (or, in the case of Calpine only, $10,000,000 in the aggregate). For purposes of this Section, the term "Calpine Sole Purpose Entity" shall mean a Calpine Affiliate (i) whose sole purpose is the ownership and maintenance of a power project (other than a Project) that has been financed on a non-recourse basis and (ii) that is not directly connected to a Project or responsible for actions materially and directly affecting a Project.

              8.1.6 ERISA. If any Portfolio Entity or any member of the Controlled Group should establish, maintain, contribute to or become obligated to contribute to any ERISA Plan and (a) a reportable event (under Section 4043(b) or (c) of ERISA for which notice to the PBGC is not waived) shall have occurred with respect to any ERISA Plan and, within 30 days after the reporting of such reportable event to Administrative Agent by Borrower (or Administrative Agent otherwise obtaining knowledge of such event) and the furnishing of such information as Administrative Agent may reasonably request with respect thereto, Administrative Agent shall have notified Borrower in writing that (i) Administrative Agent has made a determination that, on the basis of such reportable event, there are reasonable grounds for the termination of such ERISA Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such ERISA Plan and (ii) as a result thereof, an Event of Default exists hereunder; or (b) a trustee shall be appointed by a United States District Court to administer any ERISA Plan; or (c) the PBGC shall institute proceedings to terminate any ERISA Plan; or (d) a complete or partial withdrawal by any Portfolio Entity or any member of the Controlled Group from any Multiemployer Plan shall have occurred, or any Multiemployer Plan shall enter reorganization status, become insolvent, or terminate (or notify Borrower or any member of the Controlled Group of its intent to terminate) under Section 4041A of ERISA and, within 30 days after the reporting of any such occurrence to Administrative Agent by Borrower (or Administrative Agent otherwise obtaining knowledge of such event) and the furnishing of such information as Administrative Agent may reasonably request with respect thereto, Administrative Agent shall have notified Borrower in writing that Administrative Agent has made a determination that, on the basis of such occurrence, an Event of Default exists hereunder; provided that any of the events described in this Section 8.1.6 shall involve (A) one or more ERISA Plans that are single-employer plans (as defined in Section 4001(a)(15) of ERISA) and under which the aggregate gross amount of unfunded benefit liabilities (as defined in Section 4001(a)(16) of ERISA), including vested unfunded liabilities which arise or might arise as the result of the termination of such ERISA Plans, and/or (B) one or more Multiemployer Plans to which the aggregate liabilities of the Portfolio Entity and all members of the Controlled Group, shall exceed $500,000.

              8.1.7  Breach of Terms of Agreement.


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                     (a) Borrower or the relevant Project Owner under its
respective Project Owner Guaranty shall fail to perform or observe any of the covenants (in the case of the relevant Project Owner, as if such covenants were fully set forth and incorporated in its respective Project Owner Guaranty) set forth in Section 5.1, 5.9(a), 5.9(g), 5.10, 5.11, 5.17, 5.18, 5.24, or Article 6
(other than Section 6.7, 6.8, 6.14, 6.15, 6.20, 6.23 or 6.24).

                     (b) Borrower or the relevant Project Owner under its respective Project Owner Guaranty shall fail to perform or observe any of the covenants (in the case of the relevant Project Owner, as if such covenants were fully set forth and incorporated in its respective Project Owner Guaranty) set forth in Section 5.4 (unless the event with respect to which notice is required to be given relates to one or more specific Projects), 5.5 (unless the party whose financial statements were not properly delivered is not a Calpine Affiliate), 5.6 (unless the books, accounts or records in question specifically relate to one or more Projects), 5.7 (unless the failure to comply with the Legal Requirement in question specifically relates to one or more Projects), 5.12, 5.16.2, 5.16.4, 5.19, 5.20, 5.24, 6.7, 6.8, 6.15, 6.19, or any other covenant to be observed or performed by it hereunder or any other Credit Document not otherwise specifically provided for in Section 8.1.7(a), elsewhere in this Article 8 or in the definition of the term "Non-Fundamental Project Default" and such failure shall continue unremedied for a period of 30 days after Borrower becomes aware thereof or receives written notice thereof from Administrative Agent provided, however, that, if (i) such failure cannot be cured within such 30 day period, (ii) such failure is susceptible of cure, (iii) a Portfolio Entity is proceeding with diligence and in good faith to cure such failure, (iv) the existence of such failure has not had and cannot after considering the nature of the cure be reasonably expected to have a Material Adverse Effect on Borrower and (v) Administrative Agent shall have received an officer's certificate signed by a Responsible Officer of Borrower to the effect of clauses (i), (ii), (iii) and (iv) above and stating what action the relevant Portfolio Entity is taking to cure such failure, then such 30 day cure period shall be extended to such date, not to exceed a total of 90 days, as shall be necessary for such Portfolio Entity diligently to cure such failure.

                     (c) Any Portfolio Entity, any Partner or Calpine shall be in breach of, or in default under, its respective Pledge Agreement (Pledged Equity Interests), Borrower Security Agreement, Project/Turbine Owner Security Agreement, Equipment Finance Company Security Agreement or any other Credit Document to which it is a party and such failure shall continue unremedied for a period of 30 days after any such Person becomes aware thereof or receives written notice thereof from Administrative Agent provided, however, that, if (i) such failure cannot be cured within such 30 day period, (ii) such failure is susceptible of cure, (iii) such Person is proceeding with diligence and in good faith to cure such failure, (iv) the existence of such failure has not had and cannot after considering the nature of the cure be reasonably expected to have a Material Adverse Effect on Borrower and (v) Administrative Agent shall have received an officer's certificate signed by a Responsible Officer of the relevant Person to the effect of clauses (i), (ii), (iii) and (iv) above and stating what action the relevant Person is taking to cure such failure, then such 30 day cure period shall be extended to such date, not to exceed a total of 90 days, as shall be necessary for such Person diligently to cure such failure.

                     (d) Calpine shall be in breach of, or in default under, the Project Completion Guaranty or the Turbine Purchase Guaranty.


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              8.1.8  Loss of Qualifying Facility or Eligible Facility Status.

                     (a) If loss of Qualifying Facility or Eligible Facility status of a Project could reasonably be expected to have a Material Adverse Effect on Borrower (i) FERC shall have issued an order determining that any Project has ceased to be a Qualifying Facility or Eligible Facility, as the case may be, or (ii) any Project shall have failed to meet the criteria for a Qualifying Facility or Eligible Facility, as the case may be, and, subject to cure rights equivalent to those set forth in clause (a)(i) of the definition of "Non-Fundamental Project Default", shall have failed to obtain a waiver from FERC on account thereof within six months after the end of any calendar year in which Borrower knows or should reasonably have known that it has failed to meet such criteria.

                     (b) Any Portfolio Entity or any Partner shall lose the exemption from regulation under PUHCA.

              8.1.9  Abandonment.

                     (a) At any time prior to the Completion of any Funded Project, a Portfolio Entity shall announce that it is abandoning such Project or such Project shall be abandoned or work thereon shall cease for a period of more than 30 consecutive days for any reason (which period (i) shall be measured from the first occurrence of a work stoppage and continuing until work of a substantial nature is resumed and thereafter diligently continued, and (ii) shall not include delays caused by any event of "force majeure" (as defined in the relevant Project Document) or default by a Major Project Participant (other than a Portfolio Entity or its Affiliates) under the Construction Contracts) or any Project shall not be constructed substantially in accordance with the Plans and Specifications (except as to changes therein approved by Administrative Agent).

                     (b) At any time following the Completion of any Funded Project, a Portfolio Entity shall announce that it is abandoning such Project or such Project shall be abandoned or operation thereof shall cease for a period of more than 30 consecutive days for any reason (other than force majeure).

              8.1.10 Security. Any of the Collateral Documents, once executed and delivered, shall, except as the result of the acts or omissions of Administrative Agent or the Banks, fail to provide the Banks the Liens, first priority security interest, rights, titles, interest, remedies permitted by law, powers or privileges intended to be created thereby or cease to be in full force and effect with respect to Collateral relating to the Funded Projects and the Funded Turbines, or the first priority or validity thereof or the applicability thereof to the Loans, the Notes, the Reimbursement Obligations or any other obligations purported to be secured or guaranteed thereby or any part thereof shall be disaffirmed by or on behalf of Calpine, any Partner or any Portfolio Entity.

              8.1.11 Loss of Control. (a) Calpine shall cease to indirectly own 100% of the ownership interests in Borrower, (b) the Partners shall cease to directly own 100% of the partnership interests in Borrower, (c) Borrower shall cease to directly or indirectly own 100% of the ownership interests in each of the other Portfolio Entities, or (d) except for (i) the Lost Pines


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Project or Projects approved pursuant to Section 3.3 which are at least 50%
owned by a Project Owner, or (ii) as otherwise permitted pursuant to Section 6.4.2, a Project Owner shall cease to directly own or, with respect to Turbines and other equipment leased pursuant to Equipment Leases, lease 100% of its respective Project.

              8.1.12 Loss of or Failure to Obtain Applicable Permits or Applicable Third Party Permits.

                     (a) The relevant Portfolio Entity shall fail to obtain any Permit on or before the date that such Permit becomes an Applicable Permit with respect to a Funded Project, or any Major Project Participant shall fail to obtain any Permit on or before the date that such Permit becomes an Applicable Third Party Permit with respect to a Funded Project, and such failure could reasonably be expected to have a Material Adverse Effect on Borrower or the Projects, taken as a whole.

                     (b) Any Applicable Permit necessary for operation of any Funded Project shall be materially modified (other than modifications contemplated in a Project Document requested by a Portfolio Entity and approved in writing in advance of such modification by Administrative Agent acting at the direction of the Required Banks which approval shall not be unreasonably withheld), revoked, canceled or not renewed by the issuing agency or other Governmental Authority having jurisdiction and within 30 days thereafter Borrower is not able to demonstrate to the reasonable satisfaction of the Required Banks that such modification or loss of such Permit reasonably could not be expected to have a Material Adverse Effect on Borrower.

                     (c) Any Third Party Permit necessary for performance by the applicable Major Project Participant with respect to a Funded Project, shall be materially modified, revoked, canceled or not renewed by the issuing agency or other Governmental Authority having jurisdiction and within 90 days thereafter
(i) Borrower is not able to demonstrate to the reasonable satisfaction of the Required Banks that such modification or loss of such Third Party Permit will not have a Material Adverse Effect on Borrower or (ii) a Portfolio Entity is not able to obtain a Replacement Obligor for such Major Project Participant, where prior to a Portfolio Entity obtaining such Replacement Obligor such breach or default has not had and could not reasonably be expected to have, a Material Adverse Effect on Borrower.

              8.1.13 Loss of Collateral. Any substantial portion of any Portfolio Entity's property relating to a Funded Project or Funded Turbine is seized or appropriated without fair value being paid therefor so as to allow replacement of such property and/or prepayment of Loans and to allow the Portfolio Entities in Administrative Agent's reasonable judgment to continue satisfying its obligations hereunder and under the other Operative Documents.

              8.1.14 Non-Fundamental Defaults. A Non-Fundamental Project Default has occurred, is continuing, and could reasonably be expected to have a Material Adverse Effect with respect to Borrower.

         8.2 Remedies. Upon the occurrence and during the continuation of an Event of Default, but subject to Section 1(a) of the Project Completion Guaranty, Administrative Agent,


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LC Bank and the Banks may, at the election of the Required Banks, without further notice of default, presentment or demand for payment, protest or notice of non-payment or dishonor, or other notices or demands of any kind, all such notices and demands being waived, exercise any or all of the following rights and remedies, in any combination or order that the Required Banks may elect, in addition to such other rights or remedies as the Banks may have hereunder, including without limitation, such rights and remedies under Section 5.17.3, under the Collateral Documents or at law or in equity:

              8.2.1 No Further Loans or Letters of Credit. Cancel all commitments, refuse, and Administrative Agent, LC Bank and the Banks shall not be obligated, to continue any Loans, make any additional Loans, issue, renew, extend or increase the Stated Amount of any Letter of Credit, or make any payments, or permit the making of payments, from any Account or any Proceeds or other funds held by Administrative Agent under the Credit Documents or on behalf of Borrower.

              8.2.2 Cash Collateralization of Letters of Credit. Maintain in the Accounts for payment of any Reimbursement Obligations or interest thereon arising in connection with any outstanding Letter of Credit an amount of cash equal to the Stated Amount of each such Letter of Credit (plus accrued interest on the amounts in such Accounts).

              8.2.3 Prepayment of Loans. Cause the Loans to be prepaid as set forth in Section 7.2.4.

              8.2.4 Cure by Administrative Agent. Without any obligation to do so, make disbursements or Loans to or on behalf of Borrower to cure any Event of Default hereunder and to cure any default and render any performance under any Project Documents or Turbine Purchase Contracts as the Required Banks in their sole discretion may consider necessary or appropriate, whether to preserve and protect the Collateral or the Banks' interests therein or for any other reason, and all sums so expended, together with interest on such total amount at the Default Rate (but in no event shall the rate exceed the maximum lawful rate), shall be repaid by Borrower to Administrative Agent on demand and shall be secured by the Credit Documents, notwithstanding that such expenditures may, together with amounts advanced under this Agreement, exceed the aggregate amount of the Total Loan Commitment, Total Turbine Purchase Loan Commitment and Total Letter of Credit Commitment.

              8.2.5 Acceleration. Declare and make all sums of accrued and outstanding principal and accrued but unpaid interest remaining under this Agreement together with all unpaid fees, costs (including Liquidation Costs and charges due hereunder or under any other Credit Document), immediately due and payable and require Borrower immediately, without presentment, demand, protest or other notice of any kind, all of which Borrower hereby expressly waives, to pay Administrative Agent or the Banks an amount in immediately available funds equal to the aggregate amount of any outstanding Reimbursement Obligations, provided that in the event of an Event of Default occurring under Section 8.1.4 with respect to Borrower, all such amounts shall become immediately due and payable without further act of Administrative Agent or the Banks.


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              8.2.6  Cash Collateral. Apply or execute upon any amounts on deposit in any Account or any Proceeds or any other monies of Borrower on deposit with Administrative Agent or any Bank in the manner provided in the Uniform Commercial Code and other relevant statutes and decisions and interpretations thereunder with respect to cash collateral.

              8.2.7 Possession of Projects and Turbines. Enter into possession of any Project or Turbine and perform any and all work and labor necessary to complete such Project or Turbine substantially according to the Plans and Specifications or to operate and maintain such Project or Turbine, and all sums expended by Administrative Agent in so doing, together with interest on such total amount at the Default Rate, shall be repaid by Borrower to Administrative Agent upon demand and shall be secured by the Credit Documents to the extent provided herein, notwithstanding that such expenditures may, together with amounts advanced under this Agreement, exceed the aggregate amount of the Total Loan Commitment, Total Turbine Purchase Loan Commitment and Total Letter of Credit Commitment.

              8.2.8 Remedies Under Credit Documents. Exercise any and all rights and remedies available to it under any of the Credit Documents, including judicial or non-judicial foreclosure or public or private sale of any of the Collateral pursuant to the Collateral Documents.

                                   ARTICLE 9.
                               SCOPE OF LIABILITY

              Except as set forth in this Article 9, notwithstanding anything in the Credit Agreement or the other Credit Documents to the contrary, the Banks shall have no claims with respect to the transactions contemplated by the Operative Documents against the Portfolio Entities, the Partners, Calpine or any of their respective Affiliates (other than the Portfolio Entities), shareholders, officers, directors or employees (collectively the "Nonrecourse Persons"), and the Banks' recourse against the Portfolio Entities shall be limited to the Collateral, the Projects, the Turbines and the equipment and assets owned by the Equipment Finance Companies (and all portions thereof and rights or appurtenances thereto), all Project Revenues, all Proceeds, and all income or revenues of the foregoing as and to the extent provided herein and in the Collateral Documents; provided that (a) the foregoing provision of this
Article 9 shall not constitute a waiver, release or discharge of any of the indebtedness, or of any of the terms, covenants, conditions, or provisions of this Agreement, any other Security Document or Credit Document and the same shall continue (but without personal liability to the Nonrecourse Person or to the Portfolio Entities except as provided herein and therein) until fully paid, discharged, observed, or performed; (b) the foregoing provision of this Article 9 shall not limit or restrict the right of Administrative Agent and/or the Banks (or any assignee, beneficiary or successor to any of them) to name the Portfolio Entities or any other Person as a defendant in any action or suit for a judicial foreclosure or for the exercise of any other remedy under or with respect to this Agreement or any other Security Document or Credit Document, or for injunction or specific performance, so long as no judgment in the nature of a deficiency judgment shall be enforced against any Nonrecourse Person, and recourse to the Portfolio Entities shall be limited as provided above, except as set forth in this Article 9, (c) the foregoing provision of this Article 9 shall not in any way limit or restrict any right or remedy of Administrative Agent and/or the Banks (or any assignee or beneficiary thereof or successor thereto) with respect to, and each of


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the Nonrecourse Persons and the Portfolio Entities shall remain fully liable to the extent that it would otherwise be liable for its own actions with respect to, any fraud (which shall not include innocent or negligent misrepresentation), willful misrepresentation, or misappropriation of Project Revenues, Proceeds or any other earnings, revenues, rents, issues, profits or proceeds from or of the Collateral that should or would have been paid as provided herein or paid or delivered to Administrative Agent or any Bank (or any assignee or beneficiary thereof or successor thereto) towards any payment required under this Agreement or any other Credit Document; (d) the foregoing provision of this Article 9 shall not affect or diminish or constitute a waiver, release or discharge of any specific written obligation, covenant, or agreement in respect of any Project or Turbine made by any of the Nonrecourse Persons or any security granted by the Nonrecourse Persons in support of the obligations of such persons under any Equity Document or as security for the obligations of the Portfolio Entities; and (e) nothing contained herein shall limit the liability of (i) any Person who is a party to any Project Document or Turbine Purchase Contract or has issued any certificate or other statement in connection therewith with respect to such liability as may arise by reason of the terms and conditions of such Project Document or Turbine Purchase Contract (but subject to any limitation of liability in such Project Document or Turbine Purchase Contract), certificate or statement, or (ii) any Person rendering a legal opinion pursuant to this Agreement, in each case under this clause (e) relating solely to such liability of such Person as may arise under such referenced agreement, instrument or opinion. The limitations on recourse set forth in this Article 9 shall survive the termination of this Agreement and the full payment and performance of the Obligations hereunder and under the other Operative Documents.

                                   ARTICLE 10.
             ADMINISTRATIVE AGENT; SUBSTITUTION; TECHNICAL COMMITTEE

         10.1 Appointment, Powers and Immunities.

              10.1.1 Each Bank hereby appoints and authorizes Administrative Agent to act as its agent hereunder and under the other Credit Documents with such powers as are expressly delegated to Administrative Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. Administrative Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement or in any other Credit Document, or be a trustee or a fiduciary for any Bank. Notwithstanding anything to the contrary contained herein Administrative Agent shall not be required to take any action which is contrary to this Agreement or any other Credit Documents or any Legal Requirement or exposes Administrative Agent to any liability. Each of Administrative Agent, the Banks and any of their respective Affiliates shall not be responsible to any other Bank for any recitals, statements, representations or warranties made by either Partner, any Portfolio Entity or its Affiliates contained in this Agreement or in any certificate or other document referred to or provided for in, or received by Administrative Agent, or any Bank under this Agreement, for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, the Notes or any other document referred to or provided for herein or for any failure by either Partner, any Portfolio Entity or its Affiliates to perform their respective obligations hereunder or thereunder. Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.


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              10.1.2 Administrative Agent and its respective directors,
officers, employees or agents shall not be responsible for any action taken or omitted to be taken by it or them hereunder or under any other Credit Document or in connection herewith or therewith, except for its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, Administrative Agent (a) may treat the payee of any Note as the holder thereof until Administrative Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to Administrative Agent; (b) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by them in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Bank for any statements, warranties or representations made in or in connection with any Project Document, Turbine Purchase Contract or Credit Document; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Operative Document on the part of any party thereto or to inspect the property (including the books and records) of any Portfolio Entity or any other Person; and (e) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Operative Document or any other instrument or document furnished pursuant hereto. Except as otherwise provided under this Agreement, Administrative Agent shall take such action with respect to the Credit Documents as shall be directed by the Required Banks.

         10.2 Reliance by Administrative Agent. Administrative Agent shall be entitled to rely upon any certificate, notice or other document (including any cable, telegram, telecopy or telex) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by Administrative Agent. As to any other matters not expressly provided for by this Agreement, Administrative Agent shall not be required to take any action or exercise any discretion, but shall be required to act or to refrain from acting upon instructions of the Required Banks or, where expressly provided, the Required Banks (except that Administrative Agent shall not be required to take any action which exposes Administrative Agent to personal liability or which is contrary to this Agreement, any other Credit Document or any Legal Requirement) and shall in all cases be fully protected in acting, or in refraining from acting, hereunder or under any other Credit Document in accordance with the instructions of the Required Banks (or, where so expressly stated, the Required Banks), and such instructions of the Required Banks (or Required Banks, where applicable) and any action taken or failure to act pursuant thereto shall be binding on all of the Banks.

         10.3 Non-Reliance. Each Bank represents that it has, independently and without reliance on Administrative Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of the financial condition and affairs of the Portfolio Entities and decision to enter into this Agreement and agrees that it will, independently and without reliance upon Administrative Agent, or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own appraisals and decisions in taking or not taking action under this Agreement. Each of Administrative Agent and any Bank shall not be required to keep informed as to the performance or observance by either Partner, any Portfolio Entity or its Affiliates under this Agreement or any other document referred to or provided for herein or to make inquiry of, or to inspect the properties or books of either Partner, any Portfolio Entity or its Affiliates.


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         10.4 Defaults. Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Inchoate Default, Event of Default, Non-Fundamental Project Default or Non-Fundamental Project Inchoate Default unless Administrative Agent has received a notice from a Bank or Borrower, referring to this Agreement, describing such Inchoate Default, Event of Default, Non-Fundamental Project Default or Non-Fundamental Project Inchoate Default and indicating that such notice is a notice of default. If Administrative Agent receives such a notice of the occurrence of an Inchoate Default, Event of Default, Non-Fundamental Project Default or Non-Fundamental Project Inchoate Default Administrative Agent shall give notice thereof to the Banks and Borrower. Administrative Agent shall take such action with respect to any Inchoate Default or Event of Default as is provided in Article 8 or if not provided for in Article 8, as Administrative Agent shall be reasonably directed by the Required Banks; provided, however, unless and until Administrative Agent shall have received such directions, Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Inchoate Default or Event of Default as it shall deem advisable in the best interest of the Banks.

         10.5 Indemnification. Without limiting the Obligations of Borrower hereunder, each Bank agrees to indemnify Administrative Agent and its officers, directors, shareholders, controlling persons, employees, agents and servants, ratably in accordance with their Proportionate Shares for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against Administrative Agent or any such Person in any way relating to or arising out of this Agreement or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or the enforcement of any of the terms hereof or thereof or of any such other documents; provided, however, that no Bank shall be liable for any of the foregoing to the extent they arise from Administrative Agent's or any such Person's gross negligence or willful misconduct. Administrative Agent of any such Person shall be fully justified in refusing to take or to continue to take any action hereunder unless it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Without limitation of the foregoing, each Bank agrees to reimburse Administrative Agent and any such Person promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by Administrative Agent or any such Person in connection with the preparation, execution, administration or enforcement of, or legal advice in respect of rights or responsibilities under, the Operative Documents, to the extent that Administrative Agent or any such Person is not reimbursed for such expenses by Borrower.

         10.6 Successor Administrative Agent. Administrative Agent acknowledges that its current intention is to remain Administrative Agent hereunder. Nevertheless, Administrative Agent may resign at any time by giving written notice thereof to the Banks and Borrower. Administrative Agent may be removed involuntarily only for a material breach of its duties and obligations hereunder or under the other Credit Documents or for gross negligence or willful misconduct in connection with the performance of its duties hereunder or under the other Credit Documents and then only upon the affirmative vote of the Required Banks (excluding Administrative Agent from such vote and Administrative Agent's Proportionate Share of the Commitment from the amounts used to determine the portion of the Commitment necessary to constitute the required Proportionate Share of the remaining Banks). Upon any such resignation


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or removal, the Required Banks shall have the right, with the consent of
Borrower (such consent not to be unreasonably withheld or delayed) to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Banks' removal of the retiring Administrative Agent, the retiring Administrative Agent may, on behalf of the Banks, with the consent of Borrower (such consent not to be unreasonably withheld or delayed), appoint a successor Administrative Agent, which shall be a Bank, if any Bank shall be willing to serve, and otherwise shall be a commercial bank having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent under the Operative Documents by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations as Administrative Agent only under the Credit Documents. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this
Article 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under the Operative Documents.

         10.7 Authorization. Administrative Agent is hereby authorized by the Banks to execute, deliver and perform each of the Credit Documents to which Administrative Agent is or is intended to be a party and each Bank agrees to be bound by all of the agreements of Administrative Agent contained in the Credit Documents. Administrative Agent is further authorized by the Banks to release liens on property that the Portfolio Entities permitted to sell or transfer pursuant to the terms of this Agreement, the other Credit Documents or the Operative Documents, and to enter into agreements supplemental hereto for the purpose of curing any formal defect, inconsistency, omission or ambiguity in this Agreement or any Credit Document to which it is a party.

         10.8 Administrative Agent, Technical Committee, Bookrunner, Lead Arrangers, Co-Arrangers, Syndication Agent and Co-Documentation Agents. With respect to its Commitment, the Loans made by it and any Note issued to it, each of the financial institutions acting as Administrative Agent or as members of the Technical Committee shall have the same rights and powers under the Operative Documents as any other Bank and may exercise the same as though it were not Administrative Agent or a member of the Technical Committee, as the case may be. The term "Bank" or "Banks" shall, unless otherwise expressly indicated, include Administrative Agent and members of the Technical Committee, in each case in their individual capacity. The financial institutions acting as Administrative Agent and members of the Technical Committee and their Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with Borrower or any other Person, without any duty to account therefor to the Banks. The parties acknowledge and agree that the Bookrunner, Lead Arrangers, Co-Arrangers, Syndication Agent and the Co-Documentation Agents shall not, in such capacities (but not in their capacities as Banks), have any rights, responsibilities, duties, obligations (including any fiduciary obligations) or liability hereunder.

         10.9 Amendments; Waivers. Subject to the provisions of this Section 10.9, unless otherwise specified in this Agreement or another Credit Document, the Required Banks (or


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Administrative Agent with the consent in writing of the Required Banks) and
Borrower may enter into agreements supplemental hereto for the purpose of adding, modifying or waiving any provisions to the Credit Documents or changing in any manner the rights of the Banks or Borrower hereunder or waiving any Inchoate Default or Event of Default; provided, however, that no such supplemental agreement shall, without the consent of all of the Banks:

                         (i)    Modify Section 2.1.1(d), 2.1.2(d), 2.7, 2.8,
2.9, 5.1, 5.17, 6.17, 6.22, 7.1 through 7.14, 8.1.10, 10.1, 10.13, 10.14 or
10.17;

                         (ii)   Increase the amount of the Commitment of any
Bank hereunder; or

                         (iii)  Reduce the percentage specified in the
definition of Required Banks; or

                         (iv)   Permit Borrower to assign its rights under this
Agreement except as provided in Section 6.17, or permit a transfer of ownership of a Portfolio Entity, a Project or a Turbine except as provided in Section 8.1.11, or

                         (v)    Amend this Section 10.9; or

                         (vi)   Release any Collateral from the Lien of any of
the Collateral Documents, except as permitted in Section 6.4, or allow release of any funds from any Account otherwise than in accordance with the terms hereof; or

                         (vii)  Extend the maturity of any Loan or any of the
Notes or reduce the principal amount thereof, or reduce the rate or change the time of payment of interest due on any Loan or any Notes; or

                         (viii) Extend the Loan Maturity Date; or

                         (ix)   Reduce the amount or extend the payment date for
any amount due under Article 2, whether principal, interest, fees or other amounts; or

                         (x)    Reduce or change the time of payment of any fee
due or payable hereunder; or

                         (xi)   Terminate the Project Completion Guaranty or the
Turbine Purchase Guaranty except in accordance with its terms; or

                         (xii)  Subordinate the Loans to any other Indebtedness.

         10.10 Withholding Tax.

               10.10.1 Administrative Agent may withhold from any interest payment to any Bank an amount equivalent to any applicable withholding tax. If the forms or other documentation required by Section 2.6 are not delivered to Administrative Agent, then


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Administrative Agent may withhold from any interest payment to any Bank not providing such forms or other documentation, an amount equivalent to the applicable withholding tax.

               10.10.2 If the Internal Revenue Service or any authority of the United States or other jurisdiction asserts a claim that Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered, was not properly executed, or because such Bank failed to notify Administrative Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Bank shall indemnify Administrative Agent fully for all amounts paid, directly or indirectly, by Administrative Agent as tax or otherwise, including penalties and interest, together with all expenses incurred, including legal expenses, allocated staff costs, and any out of pocket expenses.

               10.10.3 If any Bank sells, assigns, grants participation in, or otherwise transfers its rights under this Agreement, the purchaser, assignee, participant or transferee, as applicable, shall comply and be bound by the terms of Sections 2.6.7, 10.10.1 and 10.10.2 as though it were such Bank.

         10.11 General Provisions as to Payments. Administrative Agent shall promptly distribute to each Bank, subject to the terms of the assignment and assumption agreement between Administrative Agent and such Bank, its pro rata share of each payment of principal and interest payable to the Banks on the Loans and of fees hereunder received by Administrative Agent for the account of the Banks and of any other amounts owing under the Loans. The payments made for the account of each Bank shall be made, and distributed to it, for the account of (a) its domestic lending office in the case of payments of principal of, and interest on, its Base Rate Loans, (b) its domestic or foreign lending office, as each Bank may designate in writing to Administrative Agent, in the case of LIBOR Loans, and (c) its domestic lending office, or such other lending office as it may designate for the purpose from time to time, in the case of payments of fees and other amounts payable hereunder. Banks shall have the right to alter designated domestic lending offices upon notice to Administrative Agent and Borrower.

         10.12 Substitution of Bank. Should any Bank fail to make a Loan in violation of its obligations under this Agreement (a "Non-Advancing Bank"), Administrative Agent shall (a) in its sole discretion fund the Loan on behalf of the Non-Advancing Bank or (b) cooperate with Borrower or any other Bank to find another Person that shall be acceptable to Administrative Agent and that shall be willing to assume the Non-Advancing Bank's obligations under this Agreement (including the obligation to make the Loan which the Non-Advancing Bank failed to make but without assuming any liability for damages for failing to have made such Loan or any previously required Loan). Subject to the provisions of the next following sentence, such Person shall be substituted for the Non-Advancing Bank hereunder upon execution and delivery to Administrative Agent of an agreement acceptable to Administrative Agent by such Person assuming the Non-Advancing Bank's obligations under this Agreement, and all interest and fees which would otherwise have been payable to the Non-Advancing Bank shall thereafter be payable to such Person. Nothing in (and no action taken pursuant to) this Section 10.12 shall relieve the Non-Advancing Bank from any liability it might have to Borrower or to the other Banks as a result of its failure to make any Loan.


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         10.13 Participation.

               10.13.1 Nothing herein provided shall prevent any Bank from selling a participation in one or more of its Commitments (and Loans made and Letters of Credit issued thereunder); provided that (a) no such sale of a participation shall alter such Bank's or Borrower's obligations hereunder, (b) any agreement pursuant to which any Bank may grant a participation in its rights with respect to its Commitment (Letters of Credit and Loans) shall provide that, with respect to such Commitment (Letters of Credit and Loans), subject to the following proviso, such Bank shall retain the sole right and responsibility to exercise the rights of such Bank, and enforce the obligations of Borrower relating to such Commitment (Letters of Credit and Loans), including the right to approve any amendment, modification or waiver of any provision of this Agreement or any other Bank Document and the right to take action to have the Notes declared due and payable pursuant to Article 8; provided, however, that such agreement may provide that the participant may have rights to approve or disapprove decreases in Commitments, interest rates or fees, lengthening of maturity of any Loans, extend the payment date for any amount due under Article 2 hereof or release of any material Collateral. No recipient of a participation in any Commitment or Loans of any Bank shall have any rights under this Agreement or shall be entitled to any reimbursement for Taxes, Other Taxes increased costs or reserve requirements under Sections 2.6 or 2.8 or any other indemnity or payment rights against Borrower (but shall be permitted to receive from the Bank granting such participation a proportionate amount which would have been payable to the Bank from whom such Person acquired its participation).

               10.13.2 Notwithstanding anything to the contrary contained herein, any Bank (a "Granting Bank") may grant to a special purpose funding vehicle (a "SPC"), identified as such in writing from time to time by the Granting Bank to Administrative Agent and Borrower, the option to provide to Borrower all or any part of any Loan that such Granting Bank would otherwise be obligated to make to Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan, (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Bank shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Bank to the same extent, and as if, such Loan were made by such Granting Bank. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Bank). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any state thereof. In addition, notwithstanding anything to the contrary contained in this Section 10.13, any SPC may (i) with notice to, but without the prior written consent of, Borrower and Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Bank or to any financial institutions (consented to by Borrower and Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency,


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commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC. This section may not be amended without the written consent of the SPC.

         10.14 Transfer of Commitment. Notwithstanding anything else herein to the contrary, any Bank, after receiving Borrower's prior written consent as to the identity of the assignee, which consent shall not be unreasonably withheld or delayed (provided if an Event of Default has occurred and is continuing, such consent shall not be required), may from time to time, at its option, sell, assign, transfer, negotiate or otherwise dispose of a portion of one or more of its Commitments (and Loans made and Letters of Credit issued thereunder) (including the Bank's interest in this Agreement and the other Credit Documents) to any bank or other lending institution which in such assigning Bank's judgment is reasonably capable of performing the obligations of a Bank hereunder and reasonably experienced in project financing; provided, however, that no Bank (including any assignee of any Bank) may assign any portion of its Commitment (including Loans and Letters of Credit) of less than $10,000,000 (unless to another Bank or in the event such assignment is an assignment of the entire remaining Commitment of such Bank) and provided, further, that assignments of any rights or obligations under any Letter of Credit shall require the consent of the LC Bank; provided, further, that any Bank may assign all or any portion of its Commitments to an Affiliate of such Bank. In the event of any such assignment, (a) the assigning Bank's Proportionate Share shall be reduced and its obligations hereunder released by the amount of the Proportionate Share assigned to the new lender, (b) the parties to such assignment shall execute and deliver to Administrative Agent an Assignment Agreement evidencing such sale, assignment, transfer or other disposition substantially in the form of Exhibit L or otherwise satisfactory to Administrative Agent together with an assignment fee payable to Administrative Agent of $3,500 (provided such assignment fee shall not be required with respect to the initial syndication of the Lead Arrangers' and Co-Arrangers' Commitments) and any other related documentation reasonably requested by Administrative Agent, including without limitation such withholding tax certificates as may be appropriate pursuant to Section 2.6.7,
(c) at the assigning Bank's option, Borrower shall execute and deliver to such new lender new Notes in the forms attached hereto as Exhibit B in a principal amount equal to such new lender's Commitment, and Borrower shall execute and exchange with the assigning Bank a replacement note for any Note in an amount equal to the Commitment retained by the Bank, if any and (d) Administrative Agent may amend Exhibit H attached hereto to reflect the Proportionate Shares of the Banks following such assignment. Thereafter, such new lender shall be deemed to be a Bank and shall have all of the rights and duties of a Bank (except as otherwise provided in this Article 10), in accordance with its Proportionate Share, under each of the Credit Documents.

         10.15 Laws. Notwithstanding the foregoing provisions of this Article 10, no sale, assignment, transfer, negotiation or other disposition of the interests of any Bank hereunder or under the other Credit Documents shall be allowed if it would require registration under the federal Securities Act of 1933, as then amended, any other federal securities laws or regulations or the securities laws or regulations of any applicable jurisdiction. Borrower shall, from time to time at the request and expense of Administrative Agent, execute and deliver to Administrative Agent, or to such party or parties as Administrative Agent may designate, any and all further instruments as may in the opinion of Administrative Agent be reasonably necessary or advisable to give full force and effect to such disposition.


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         10.16 Assignability to Federal Reserve Bank. Notwithstanding any other provision contained in this Agreement or any other Credit Document to the contrary, any Bank may assign all or any portion of the Loans or Notes held by it to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank, provided that any payment in respect of such assigned Loans or Notes made by Borrower to or for the account of the assigning and/or pledging Bank in accordance with the terms of this Agreement shall satisfy Borrower's obligations hereunder in respect of such assigned Loans or Notes to the extent of such payment. No such assignment shall release the assigning Bank from its obligations hereunder.

         10.17 Technical Committee. Each Bank hereby appoints and authorizes each of CIBC World Markets Corp., Credit Suisse First Boston, TD Securities
(USA) Inc. and The Bank of Nova Scotia to act as its technical committee hereunder and under the other Credit Documents (the "Technical Committee") with such powers as are expressly delegated to the Technical Committee by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. The Technical Committee shall not have any duties or responsibilities except those expressly set forth in this Agreement or in any other Credit Document, or be a trustee or a fiduciary for any Bank. Notwithstanding anything to the contrary contained herein the Technical Committee shall not be required to take any action which is contrary to this Agreement or any other Credit Documents or any Legal Requirement or exposes the Technical Committee to any liability. All decisions and determinations to be made by the Technical Committee hereunder and under the other Credit Documents shall be made by unanimous consent of its members. Borrower and each Bank hereby agrees that the protective provisions set forth in
Section 5.11 and Sections 10.1 through 10.5 shall apply to and protect, mutatis mutandis, each member of the Technical Committee and all determinations, decisions, actions or inactions taken or omitted to be taken by the Technical Committee. In the event that any member of the Technical Committee at any time reduces its Commitment to less than $10,000,000, ceases to be a Bank hereunder or otherwise resigns from the Technical Committee, the remaining members of the Technical Committee shall appoint a Bank as a successor member to the Technical Committee; provided (i) such Bank shall be a Bank with one of the five largest Commitments at such time among the Banks who are not then members of the Technical Committee and (ii) Borrower does not reasonably disapprove of such Bank within two Banking Days of receipt of notice of such Bank's appointment to the Technical Committee.

         10.18 Notices to Technical Committee and Banks. Administrative Agent promptly shall deliver all material documents, instruments and notices that it receives hereunder and under the other Operative Documents to the Technical Committee and to each Bank that is not a member of the Technical Committee.

                                   ARTICLE 11.
                             INDEPENDENT CONSULTANTS

         11.1 Removal and Fees. Administrative Agent, in its reasonable discretion, may remove from time to time, any one or more of the Independent Consultants and, after consulting with Borrower as to an appropriate Person, appoint replacements as Administrative Agent may choose. Notice of any replacement Independent Consultant shall be given by Administrative


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Agent to Borrower, the Banks and to the Independent Consultant being replaced.
All reasonable fees and expenses of the Independent Consultants (whether the original ones or replacements) shall be paid by Borrower.

         11.2 Duties. Each Independent Consultant shall be contractually obligated to Administrative Agent to carry out the activities required of it in this Agreement and as otherwise requested by Administrative Agent and shall be responsible solely to Administrative Agent. Borrower acknowledges that it will not have any cause of action or claim against any Independent Consultant resulting from any decision made or not made, any action taken or not taken or any advice given by such Independent Consultant in the due performance in good faith of its duties to Administrative Agent, except to the extent arising from such Independent Consultant's gross negligence or willful misconduct.

         11.3 Independent Consultants' Certificates.

              11.3.1 Until the receipt by Administrative Agent of certificates satisfactory to Administrative Agent from each Independent Consultant whom Administrative Agent considers necessary or appropriate certifying Final Completion, Borrower shall provide such documents and information to the Independent Consultants as any of the Independent Consultants may reasonably consider necessary in order for the Independent Consultants to deliver to Administrative Agent the following certificates:

                     (a) all certificates to be delivered pursuant to Article 3, if any, or, if no Loan has taken place in any month, certificates delivered at the end of the month as to the matters required by Exhibit C-11; and

                     (b) monthly after the Closing Date, a full report and status of the progress of each Funded Project to that date, a complete assessment of Project Costs to Final Completion of such Projects and such other information and certification as Administrative Agent may reasonably require from time to time.

              11.3.2 Following Final Completion of each Project, Borrower shall provide such documents and information to the Independent Consultants (subject to the execution by such Independent Consultants of confidentiality agreements reasonably acceptable to Administrative Agent and Borrower) as they may reasonably consider necessary in order for the Independent Consultants to deliver annually to Administrative Agent a certificate setting forth a full report on the status of such Project and such other information and certification as Administrative Agent may reasonably require from time to time.

         11.4 Certification of Dates. Administrative Agent will request that the Independent Consultants act diligently in the issuance of all certificates required to be delivered by the Independent Consultants hereunder, if their issuance is appropriate. Borrower shall provide the Independent Consultants with reasonable notice of the expected occurrence of any such dates or events.


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                                   ARTICLE 12.
                                  MISCELLANEOUS

         12.1 Addresses. Any communications between the parties hereto or notices provided herein to be given may be given to the following addresses:

If to Administrative Agent:       The Bank of Nova Scotia
                                  600 Peachtree Street, N.E., Suite 2700
                                  Atlanta, Georgia 30308
                                  Attn:  Hilma Gabbidon
                                  Telephone No.:  (404) 877-1522
                                  Telecopy No.:  (404) 888-8998

If to Borrower:                   Calpine Construction Finance Company, L.P.
                                  50 West San Fernando Street
                                  San Jose, California 95113
                                  Attn:  General Counsel
                                  Telephone No.: (408) 995-5115
                                  Telecopy No.: (408) 995-0505

              and                 6700 Koll Center Parkway, Suite 200
                                  Pleasanton, California 94566
                                  Attn:  Corporate Asset Management
                                  Telephone No.: (925) 600-2000
                                  Telecopy No.: (925) 600-8926

If to the Technical Committee:    The Bank of Nova Scotia
                                  580 California Street, Suite 2100
                                  San Francisco, California 94104
                                  Attn: Jon Burckin
                                  Telephone No.: (415) 986-1100
                                  Telecopy No.: (415) 397-0791

                                  The Bank of Nova Scotia
                                  600 Peachtree Street, N.E., Suite 2700
                                  Atlanta, Georgia 30308
                                  Attn: Hilma Gabbidon
                                  Telephone No.: (404) 877-1558
                                  Telecopy No.: (404) 888-8998

                                  Credit Suisse First Boston, New York Branch
                                  Eleven Madison Avenue
                                  New York, New York 10010-3629
                                  Attn:  CPG - Global Project Finance
                                  Telephone No.: (212) 325-0029
                                  Telecopy No.: (212) 325-8321


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                                  CIBC Inc.
                                  425 Lexington Avenue
                                  New York, New York 10017
                                  Attn:  Eric Klaussman
                                  Telephone No.: (212) 856-3828
                                  Telecopy No.: (212) 885-4911

                                  TD Securities (USA) Inc.
                                  31 West 52nd Street
                                  New York, New York  10019
                                  Attn:  Deborah Gravinese
                                  Telephone No.:  (212) 827-7777
                                  Telecopy No.: (212) 827-7778

              All notices or other communications required or permitted to be given hereunder shall be in writing and shall be considered as properly given
(a) if delivered in person, (b) if sent by overnight delivery service (including Federal Express, UPS, ETA, Emery, DHL, AirBorne and other similar overnight delivery services), (c) in the event overnight delivery services are not readily available, if mailed by first class United States Mail, postage prepaid, registered or certified with return receipt requested or (d) if sent by prepaid telegram, or by telecopy or other electronic means (including electronic mail) confirmed by telephone. Notice so given shall be effective upon receipt by the addressee, except that communication or notice so transmitted by telecopy or other direct electronic means shall be deemed to have been validly and effectively given on the day (if a Banking Day and, if not, on the next following Banking Day) on which it is transmitted if transmitted before 4:00 p.m., recipient's time, and if transmitted after that time, on the next following Banking Day; provided, however, that if any notice is tendered to an addressee and the delivery thereof is refused by such addressee, such notice shall be effective upon such tender. Any party shall have the right to change its address for notice hereunder to any other location within the continental United States by giving of 30 days' notice to the other parties in the manner set forth hereinabove.

         12.2 Additional Security; Right to Set-Off. Any deposits or other sums at any time credited or due from Banks and any Project Revenues, securities or other property of Borrower in the possession of Administrative Agent may at all times be treated as collateral security for the payment of the Loans and the Notes and all other obligations of Borrower to Banks under this Agreement and the other Credit Documents, and Borrower hereby pledges to Administrative Agent for the benefit of the Banks and grants Administrative Agent a security interest in and to all such deposits, sums, securities or other property. Regardless of the adequacy of any other collateral, Administrative Agent and only Administrative Agent, may execute or realize on the Banks' security interest in any such deposits or other sums credited by or due from Banks to Borrower, may apply any such deposits or other sums to or set them off against Borrower's obligations to Banks under the Notes and this Agreement at any time after the occurrence and during the continuance of any Event of Default.

         12.3 Delay and Waiver. No delay or omission to exercise any right, power or remedy accruing to the Banks upon the occurrence of any Event of Default or Inchoate Default or any breach or default of the Portfolio Entities under this Agreement or any other Credit Document


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



shall impair any such right, power or remedy of the Banks, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single Event of Default, Inchoate Default or other breach or default be deemed a waiver of any other Event of Default, Inchoate Default or other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of Administrative Agent and/or the Banks of any Event of Default, Inchoate Default or other breach or default under this Agreement or any other Credit Document, or any waiver on the part of Administrative Agent and/or the Banks of any provision or condition of this Agreement or any other Credit Document, must be in writing and shall be effective only to the extent in such writing specifically set forth. All remedies, either under this Agreement or any other Credit Document or by law or otherwise afforded to Administrative Agent, LC Bank and the Banks, shall be cumulative and not alternative.

         12.4 Costs, Expenses and Attorneys' Fees; Syndication.

              12.4.1 Borrower will pay to Administrative Agent, Lead Arrangers, Co-Arrangers, Syndication Agent and Co-Documentation Agents all of its reasonable costs and expenses in connection with the preparation, negotiation, closing and administering this Agreement and the documents contemplated hereby and any participation or syndication of the Loans or this Agreement, including the reasonable fees, expenses and disbursements of Latham & Watkins and other associated local attorneys retained by such Persons in connection with the preparation of such documents and any amendments hereof or thereof, or the preparation, negotiation, closing, administration, enforcement, participation or syndication of the Loans or this Agreement, the reasonable fees, expenses and disbursements of the Independent Consultants and any other engineering, insurance and construction consultants to Administrative Agent, Lead Arrangers, Co-Arrangers, Syndication Agent and Co-Documentation Agents incurred in connection with this Agreement or the Loans subsequent to the Closing Date, and the travel and out-of-pocket costs incurred by such Persons following the Closing Date, and Borrower further agrees to pay Administrative Agent, Lead Arrangers, Co-Arrangers, Syndication Agent and Co-Documentation Agents the out-of-pocket costs and travel costs incurred by such Persons in connection with syndication of the Loans or this Agreement; provided, however, Borrower shall not be required to pay advertising costs of any of the Banks or the fees of the Banks' attorneys, other than Latham & Watkins and associated local counsel or the fees and costs of any engineers or consultants other than the Independent Engineer and the Independent Consultant engaged by Administrative Agent. Borrower will reimburse Administrative Agent, Lead Arrangers, Co-Arrangers, Syndication Agent and Co-Documentation Agents for all costs and expenses, including reasonable attorneys' fees, expended or incurred by such Persons in enforcing this Agreement or the other Credit Documents in connection with an Event of Default or Inchoate Default, in actions for declaratory relief in any way related to this Agreement or in collecting any sum which becomes due such Persons on the Notes or under the Credit Documents.

              12.4.2 Upon request of Administrative Agent, Lead Arrangers, Co-Arrangers, Syndication Agent and Co-Documentation Agents, Borrower shall represent to such Persons, and indemnify such Persons for claims relating to, the accuracy and completeness of disclosure of relevant information concerning Borrower, the Projects and other Project participants provided to Banks and participants in connection with the syndication of the Loans, including the


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Information Memorandum and all updates or supplements thereto, upon terms acceptable to such Persons.

         12.5 Entire Agreement. This Agreement and any agreement, document or instrument attached hereto or referred to herein integrate all the terms and conditions mentioned herein or incidental hereto and supersede all oral negotiations and prior writings in respect to the subject matter hereof. In the event of any conflict between the terms, conditions and provisions of this Agreement and any such agreement, document or instrument, the terms, conditions and provisions of this Agreement shall prevail. This Agreement and the other Credit Documents may only be amended or modified by an instrument in writing signed by Borrower, Administrative Agent and any other parties to such agreements.

         12.6 Governing Law. This Agreement, and any instrument or agreement required hereunder (to the extent not otherwise expressly provided for therein), shall be governed by, and construed under, the laws of the State of New York, without reference to conflicts of laws (other than Section 5-1401 of the New York General Obligations Law).

         12.7 Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         12.8 Headings. Paragraph headings have been inserted in this Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.

         12.9 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP and practices consistent with those applied in the preparation of the financial statements submitted by Borrower to Administrative Agent, and all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles and practices.

         12.10 Additional Financing. The parties hereto acknowledge that the Banks have made no agreement or commitment to provide any financing except as set forth herein.

         12.11 No Partnership, Etc. The Banks and Borrower intend that the relationship between them shall be solely that of creditor and debtor. Nothing contained in this Agreement, the Notes or in any of the other Credit Documents shall be deemed or construed to create a partnership, tenancy-in-common, joint tenancy, joint venture or co-ownership by or between the Banks, Borrower or any other Person. The Banks shall not be in any way responsible or liable for the debts, losses, obligations or duties of the Portfolio Entities or any other Person with respect to any Project, Turbine or otherwise. All obligations to pay real property or other taxes, assessments, insurance premiums, and all other fees and charges arising from the ownership, operation or occupancy of any Project or Turbine and to perform all obligations and other agreements and contracts relating to any Project or Turbine shall be the sole responsibility of the Portfolio Entities.

         12.12 Deed of Trust/Collateral Documents. The Loans are or will be secured in part by the Deeds of Trust encumbering certain properties associated with the Projects in such Projects'


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



respective states. Reference is hereby made to the Deeds of Trust and the other Collateral Documents for the provisions, among others, relating to the nature and extent of the security provided thereunder, the rights, duties and obligations of the Portfolio Entities and the rights of Administrative Agent and the Banks with respect to such security.

         12.13 Limitation on Liability. No claim shall be made by any Portfolio Entity, either Partner, Calpine or any of their Affiliates, against the Banks or any of their Affiliates, directors, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any breach or wrongful conduct (whether or not the claim therefor is based on contract, tort or duty imposed by law), in connection with, arising out of or in any way related to the transactions contemplated by this Agreement or the other Operative Documents or any act or omission or event occurring in connection therewith except to the extent that any such claims are caused by the willful misconduct of the Banks; and Borrower hereby waives, releases and agrees not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

         12.14 Waiver of Jury Trial. THE BANKS AND BORROWER HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT, OR ANY COURSE OR CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE BANKS OR BORROWER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE BANKS TO ENTER INTO THIS AGREEMENT.

         12.15 Consent to Jurisdiction. The Banks and Borrower agree that any legal action or proceeding by or against Borrower or with respect to or arising out of this Agreement, the Notes, or any other Credit Document may be brought in or removed to the courts of the State of New York, in and for the County of New York, or of the United States of America for the Southern District of New York, as Administrative Agent may elect. By execution and delivery of the Agreement, the Banks and Borrower accept, for themselves and in respect of their property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Banks and Borrower irrevocably consent to the service of process out of any of the aforementioned courts in any manner permitted by law. Nothing herein shall affect the right of Administrative Agent to bring legal action or proceedings in any other competent jurisdiction, including judicial or non-judicial foreclosure of the Deed of Trust. Notwithstanding the foregoing, service of process shall not be deemed served or mailed to Administrative Agent or the Banks until a copy of all matters to be served have be mailed to Latham & Watkins, 701 B Street, Suite 2100, San Diego, California 92101, Attn: Andrew Singer or such other Person as Administrative Agent or the Banks may hereafter designate by notice given pursuant to Section 12.1. The Banks and Borrower further agree that the aforesaid courts of the State of New York and of the United States of America shall have exclusive jurisdiction with respect to any claim or counterclaim of Borrower based upon the assertion that the rate of interest charged by the Banks on or under this Agreement, the Loans and/or the other Credit Documents is usurious. The Banks and Borrower hereby waive any right to stay or dismiss any action or proceeding under or in connection with any or all of any Project, Turbine, this Agreement or any other Credit Document brought before the foregoing courts on the basis of forum non-conveniens.


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         12.16 Usury. Nothing contained in this Agreement or the Notes shall be deemed to require the payment of interest or other charges by Borrower or any other Person in excess of the amount which the holders of the Notes may lawfully charge under any applicable usury laws. In the event that the holders of the Notes shall collect moneys which are deemed to constitute interest which would increase the effective interest rate to a rate in excess of that permitted to be charged by applicable law, all such sums deemed to constitute interest in excess of the legal rate shall, upon such determination, at the option of the holder of the Notes, be returned to Borrower or credited against the principal balance of the Notes then outstanding.

         12.17 Knowledge and Attribution. References in this Agreement and the other Credit Documents to the "knowledge," "best knowledge" or facts and circumstances "known to" Borrower, and all like references, mean facts or circumstances of which a Responsible Officer of a Portfolio Entity or a Partner has actual knowledge after due inquiry.

         12.18 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Borrower may not assign or otherwise transfer any of its rights under this Agreement except as provided in Section 6.17, and the Banks may not assign or otherwise transfer any of their rights under this Agreement except as provided in Article 10.

         12.19 Counterparts. This Agreement may be executed in one or more duplicate counterparts and when signed by all of the parties listed below shall constitute a single binding agreement.

         12.20 Amendment and Restatement. This Agreement amends and restates the Original Credit Agreement in its entirety and all loans, letters of credit, liens or other obligations outstanding under the Original Credit Agreement shall continue as Loans, Letters of Credit, Liens and Obligations outstanding hereunder. Neither the foregoing nor Section 12.5 hereof withstanding, (i) any breach or default under the representations and warranties contained in the Original Credit Agreement, to the extent such representations and warranties were made by Borrower prior to the Effective Date, shall (to the extent not cured or otherwise waived in writing by Administrative Agent) survive and be effective until the Obligations are paid and performed in full and (ii) any other breaches or defaults under the Original Credit Agreement occurring prior to the Effective Date (to the extent not cured or otherwise waived in writing by the Administrative Agent) shall continue as a breach or default hereunder. If the context requires, references to agreements, documents, instruments or other deliverables in respect to the Initial Projects or the Lost Pines Project shall be deemed references to such agreements, documents, instruments or other deliverables as provided to Administrative Agent, the Lead Arrangers and/or the Technical Committee, as applicable, pursuant to the Original Credit Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


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              IN WITNESS WHEREOF, the parties have caused this Credit Agreement to be duly executed by their officers or partners thereunto duly authorized as of the day and year first above written.


                                       CALPINE CONSTRUCTION FINANCE COMPANY,
                                      L.P.

                                            By:  CALPINE CCFC GP, INC., its
                                                 General Partner


                                                 By: ___________________________
                                                 Name:__________________________
                                                 Title: ________________________

                                       CREDIT SUISSE FIRST BOSTON,
                                       as Lead Arranger, Syndication Agent,
                                       Bookrunner and Bank


                                            By: ___________________________
                                            Name:__________________________
                                            Title: ________________________

                                            By: ___________________________
                                            Name:__________________________
                                            Title: ________________________


                                       THE BANK OF NOVA SCOTIA, as Lead
                                       Arranger, LC Bank, Administrative Agent
                                       and Bank


                                            By: ___________________________
                                            Name:__________________________
                                            Title: ________________________

                                            By: ___________________________
                                            Name:__________________________
                                            Title: ________________________


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



                                       TD SECURITIES (USA) INC.,
                                       as Co-Arranger and Co-Documentation Agent


                                            By: ___________________________
                                            Name:__________________________
                                            Title: ________________________


                                       CIBC WORLD MARKETS CORP.,
                                       as Co-Arranger and Co-Documentation Agent


                                            By: ___________________________
                                            Name:__________________________
                                            Title: ________________________


                                       ABN AMBRO BANK N.V.,
                                     as Bank


                                            By: ___________________________
                                            Name:__________________________
                                            Title: ________________________

                                            By: ___________________________
                                            Name:__________________________
                                            Title: ________________________


                                       BANK OF AMERICA, N.A.,
                                     as Bank


                                            By: ___________________________
                                            Name:__________________________
                                            Title: ________________________

                                            By: ___________________________
                                            Name:__________________________
                                            Title: ________________________


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



                                       BANK OF MONTREAL,
                                     as Bank


                                            By: ___________________________
                                            Name:__________________________
                                            Title: ________________________

                                            By: ___________________________
                                            Name:__________________________
                                            Title: ________________________

                                       BANQUE NATIONALE DE PARIS,
                                     as Bank


                                            By: ___________________________
                                            Name:__________________________
                                            Title: ________________________

                                            By: ___________________________
                                            Name:__________________________
                                            Title: ________________________


                                       BAYERISCHE HYPO-UND VEREINSBANK AG --
                                       NEW YORK BRANCH,
                                     as Bank


                                            By: ___________________________
                                            Name:__________________________
                                            Title: ________________________

                                            By: ___________________________
                                            Name:__________________________
                                            Title: ________________________


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



                                       BAYERISCHE LANDESBANK
                                       CAYMAN ISLANDS BRANCH,
                                     as Bank


                                            By: ___________________________
                                            Name:__________________________
                                            Title: ________________________

                                            By: ___________________________
                                            Name:__________________________
                                            Title: ________________________


                                       CIBC INC.,
                                     as Bank


                                            By: ___________________________
                                            Name:__________________________
                                            Title: ________________________

                                            By: ___________________________
                                            Name:__________________________
                                            Title: ________________________

                                       CITICORP USA, INC.,
                                     as Bank


                                            By: ___________________________
                                            Name:__________________________
                                            Title: ________________________

                                            By: ___________________________
                                            Name:__________________________
                                            Title: ________________________


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



                                       COBANK, ACB,
                                     as Bank


                                            By: ___________________________
                                            Name:__________________________
                                            Title: ________________________

                                            By: ___________________________
                                            Name:__________________________
                                            Title: ________________________


                                       DG BANK DEUTSCHE
                                       GENOSSENSCHAFTSBANK AG, CAYMAN ISLAND
                                     BRANCH,
                                     as Bank


                                            By: ___________________________
                                            Name:__________________________
                                            Title: ________________________

                                            By: ___________________________
                                            Name:__________________________
                                            Title: ________________________


                                       DRESDNER BANK AG, NEW YORK AND GRAND
                                       CAYMAN BRANCHES,
                                     as Bank


                                            By: ___________________________
                                            Name:__________________________
                                            Title: ________________________

                                            By: ___________________________
                                            Name:__________________________
                                            Title: ________________________

                                       EXPORT DEVELOPMENT CORPORATION,
                                     as Bank


                                            By: ___________________________
                                            Name:__________________________
                                            Title: ________________________

                                            By: ___________________________
                                            Name:__________________________
                                            Title: ________________________


                                       FLEET NATIONAL BANK,
                                     as Bank


                                            By: ___________________________
                                            Name:__________________________
                                            Title: ________________________

                                            By: ___________________________
                                            Name:__________________________
                                            Title: ________________________


                                       FORTIS CAPITAL CORP.,
                                     as Bank


                                            By: ___________________________
                                            Name:__________________________
                                            Title: ________________________

                                            By: ___________________________
                                            Name:__________________________
                                            Title: ________________________


                                       ING (U.S.) CAPITAL LLC,
                                     as Bank


                                            By: ___________________________
                                            Name:__________________________
                                            Title: ________________________

                                            By: ___________________________

                                            Name:__________________________
                                            Title: ________________________


                                       NATEXIS BANQUE,
                                     as Bank


                                            By: ___________________________
                                            Name:__________________________
                                            Title: ________________________

                                            By: ___________________________
                                            Name:__________________________
                                            Title: ________________________


                                       NEWCOURT CAPITAL USA INC.,
                                     as Bank


                                            By: ___________________________
                                            Name:__________________________
                                            Title: ________________________

                                            By: ___________________________
                                            Name:__________________________
                                            Title: ________________________

                                       TORONTO DOMINION (TEXAS) INC.,
                                     as Bank


                                            By: ___________________________
                                            Name:__________________________
                                            Title: ________________________

                                            By: ___________________________
                                            Name:__________________________
                                            Title: ________________________


                                       UNION BANK OF CALIFORNIA, N.A.,
                                     as Bank


                                            By: ___________________________
                                            Name:__________________________
                                            Title: ________________________

                                            By: ___________________________
                                            Name:__________________________
                                            Title: ________________________

INDEX OF EXHIBITS AND SCHEDULES


Exhibit A        Definitions and Rules of Interpretation

                 NOTES
Exhibit B        Form of Note

                 LOAN DISBURSEMENT PROCEDURES
Exhibit C-1      Form of Notice of Construction Borrowing
Exhibit C-2      Form of Notice of Turbine Purchase Borrowing
Exhibit C-3      Form of Confirmation of Interest Period Selection
Exhibit C-4      Form of Notice of Conversion of Loan Type
Exhibit C-5      Form of Notice of LC Activity
Exhibit C-6      Form of Construction Drawdown Certificate
Exhibit C-7      Form of Engineer's Construction Certificate
Exhibit C-8      Form of Turbine Purchase Drawdown Certificate
Exhibit C-9      Form of Engineer's Turbine Purchase Certificate
Exhibit C-10     Form of Disbursement Requisition
Exhibit C-11     Form of Reserve Account Disbursement Requisition

                 EQUITY AND SECURITY-RELATED DOCUMENTS
Exhibit D-1      Form of Depositary Agreement
Exhibit D-2A     Form of Affiliated Party Agreement Guaranty
Exhibit D-2B     Form of Project Completion Guaranty
Exhibit D-2C     Form of Turbine Purchase Guaranty
Exhibit D-2D     Form of Project Owner Guaranty
Exhibit D-3      Form of Deed of Trust
Exhibit D-4A     Form of Borrower Security Agreement
Exhibit D-4B     Form of Project/Turbine Owner Security Agreement
Exhibit D-4C     Intentionally Omitted
Exhibit D-4D     Intentionally Omitted
Exhibit D-4E     Form of Equipment Finance Company Security Agreement
Exhibit D-5      Intentionally Omitted
Exhibit D-6      Schedule of Security Filings
Exhibit D-7      Form of Debt Subordination Agreement
Exhibit D-8      Form of Affiliated Subordination Agreement
Exhibit D-9      Form of Pledge Agreement (Pledged Equity Interests)

                 CONSENTS
Exhibit E-1      Form of Consent for Contracting Party

                 CLOSING CERTIFICATES
Exhibit F-1      Form of Borrower's Effective Date Certificate
Exhibit F-2      Form of Borrower's Project Funding Certificate
Exhibit F-3      Form of Borrower's Turbine Funding Certificate
Exhibit F-4      Form of Insurance Consultant's Certificate

Exhibit F-5      Intentionally Omitted
Exhibit F-6      Form of Independent Engineer's Project Funding Certificate
Exhibit F-7      Form of Independent Engineer's Turbine Funding Certificate
Exhibit F-8      Form of Fuel Consultant's Certificate
Exhibit F-9      Form of Power Marketing Consultant's Certificate

                 PROJECT DESCRIPTION EXHIBITS
Exhibit G-1      Description of Initial Projects
Exhibit G-2      Description of Subsequent Projects
Exhibit G-3      Description of Turbines
Exhibit G-4      Intentionally Omitted
Exhibit G-5      Intentionally Omitted
Exhibit G-6      Intentionally Omitted
Exhibit G-7      Pending Litigation
Exhibit G-8      Hazardous Substances Disclosure

                 OTHER
Exhibit H        Banks/Lending Offices
Exhibit I        Annual Insurance Consultant's Certificate
Exhibit J-1      Form of Withholding Certificate (Treaty)
Exhibit J-2      Form of Withholding Certificate (Effectively Connected)
Exhibit K        Insurance Requirements
Exhibit L        Assignment Agreement
Exhibit M        Pre-Completion Requirements:  Magic Valley Project
Exhibit N        Pre-Completion Requirements:  South Point Project
Exhibit O        Pre-Completion Requirements:  Sutter Project
Exhibit P        Pre-Completion Requirements:  Westbrook Project
Schedule 3.2.6   Effective Date Credit Documents
Schedule 4.24    Chief Executive Offices of Portfolio Entities

                                                                       EXHIBIT A
                                                             to Credit Agreement

                                   DEFINITIONS

                "Accounts" means the Construction Account, the Revenue Account, the Operating Accounts, the Working Capital Reserve Account and the Loss Proceeds Account, including any sub-accounts within such accounts.

                "Activation Fee" has the meaning given in Section 2.4.3 of the Credit Agreement.

                "Additional Borrower Equity" has the meaning given in Section
5.17.2 of the Credit Agreement.

                "Additional Commitment" has the meaning given in Section 2.11.2 of the Credit Agreement.

                "Additional Major Project Document" means an Additional Project Document that is a Major Project Document.

                "Additional Project Documents" means any material contracts or agreements related to the construction, testing, maintenance, repair, operation or use of one or more of the Projects entered into by a Project Owner or an Equipment Finance Company and any other Person, or assigned to a Project Owner or an Equipment Finance Company, subsequent to the Funding Date of a particular Project. Without in any way limiting the foregoing, all such contracts and agreements providing for the payment by a Project Owner or an Equipment Finance Company of $1,000,000 or more, or the provision to a Project Owner or an Equipment Finance Company of $1,000,000 in value of goods or services, entered into by or assigned to a Project Owner or an Equipment Finance Company after the Funding Date for the respective Project shall be deemed to constitute an Additional Project Document.

                "Administrative Agent" means The Bank of Nova Scotia, acting in its capacity as administrative agent for the Banks under the Credit Agreement, or its successor appointed pursuant to the terms of the Credit Agreement.

                "Affiliate" of a specified Person means any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Person specified, or who holds or beneficially owns 10% or more of the equity interest in the Person specified or 10% or more of any class of voting securities of the Person specified. When used with respect to Borrower, "Affiliate" shall include each Partner, Calpine and any Affiliate of any Partner or Calpine (other than the Portfolio Entities).

                "Affiliated Major Project Participant" means Calpine and each Major Project Participant (other than the Portfolio Entities) that is an Affiliate of Calpine.

                "Affiliated Party Agreement Guaranty" means, collectively, for each Project, the contract or agreement approved by the Lead Arrangers in respect of the Initial Projects or the Technical Committee in respect of the Lost Pines Project or in accordance with Section 3.3 of the Credit Agreement, as the case may be, or as otherwise required thereby entered into by Calpine in favor of the Project Owner with respect to such Project guarantying in whole or in part the obligations of Subsidiaries of Calpine (other than Equipment Finance Companies) pursuant to Project Documents to which such Subsidiaries are party.

                "Affiliated Subordination Agreement" means, collectively, for each Affiliate of Borrower (other than Equipment Finance Companies) providing goods or services to a Project, the contract or agreement approved by the Lead Arrangers in respect of the Initial Projects or the Technical Committee in respect of the Lost Pines Project or in accordance with Section 3.3 of the Credit Agreement, as the case may be, or as otherwise required thereby entered into by such Affiliate in favor of Administrative Agent for the subordination of O&M Costs as provided therein.

                "Aggregate LC Stated Amount" means, as of any time, the aggregate Stated Amount of all Letters of Credit issued and outstanding under the Credit Agreement.

                "Annual Operating Budget" has the meaning given in Section
5.15.2 of the Credit Agreement.

                "Applicable Margin" shall mean, for all Loans, the amount set forth below for the applicable Type of Loan (with (lambda) being Borrower's Debt to Capitalization Ratio):

                             Debt to Capitalization Ratio
                                      (Projects)                         Base Rate,         LIBO Rate
         Level                                                            (% p.a.)           (% p.a.)

          I              (lambda less than or equal to) 50%                0.75%             1.50%

          II             50%(less than lambda less than or equal to)60%    1.00%             1.75%

          III            60%(less than lambda)                            1.375%             2.125%

                "Applicable Permit" means any Permit, including any zoning, environmental protection, pollution (including air, water or noise), sanitation, FERC, PUC, import, export, safety, siting or building Permit (a) that is necessary to be obtained by or on behalf of a Project Owner at the time the determination is made in light of the stage of development, construction or operation of a Project (to the extent required by Legal Requirements or the Operative Documents) to construct, test, operate, maintain, repair, own or use a Project as contemplated by the Operative Documents, to sell electricity and steam therefrom, for a Project Owner to enter into any Operative Document or to consummate any transaction contemplated thereby, in each case in accordance with all applicable Legal Requirements, (b) that is necessary so that none of Borrower or the other Portfolio Entities, Administrative Agent, Lead Arrangers, Technical

Committee or the Banks nor any Affiliate of any of them may be deemed by any Governmental Authority to be subject to regulation under the FPA or PUHCA or under any state laws or regulations respecting the rates of, or the financial or organizational regulation of, electric utilities as a result of the construction or operation of a Project or the sale of electricity or steam therefrom, or (c) that is listed on Part I(A) of any Permit Schedule.

                "Applicable Third Party Permit" means any Permit, including any zoning, environmental protection, pollution, sanitation, FERC, PUC, import, export, safety, siting or building Permit (a) that is necessary to be obtained by any Person (other than a Project Owner) that is a party to a Project Document, a Credit Document or an Additional Project Document in order to perform such Person's obligations under and as contemplated by the Operative Documents to which such Person is a party, or in order to consummate any transaction contemplated thereby, in each case in accordance with all applicable Legal Requirements or (b) that is listed on Part I(B) of any Permit Schedule.

                "Available Construction Funds" means, at any time and without duplication, the sum of (a) amounts in the Construction Account and all subaccounts thereunder other than the Turbine Purchase Sub-Account (provided, however, that amounts in any given Construction Sub-Account shall only be taken into account to the extent of the Project Costs remaining to be paid in respect of the Project to which such Construction Sub-Account relates), (b) the Available Loan Commitment, (c) undisbursed Insurance Proceeds which are available for payment of Project Costs, (d) any delay liquidated damages which Borrower or another Portfolio Entity has received under any Construction Contract, (e) any other liquidated damages which Borrower or another Portfolio Entity has received under the other Project Documents and which, by the terms of the Credit Agreement, are available for the payment of Project Costs, (f) any undisbursed amounts on deposit with Administrative Agent or Depositary Agent constituting Base Equity or Additional Borrower Equity or amounts deposited pursuant to Section 3.10(a) of the Credit Agreement which are designated to be used to pay Project Costs but not Turbine Costs other than Turbine Costs for Turbines assigned to the applicable Project(s) (as set forth on Exhibit G-3 to the Credit Agreement), (g) the Base Equity required to be funded pursuant to
Section 5.17.1(a) of the Credit Agreement and (h) any other Committed Equity Funds which are designated to be used to pay Project Costs but not Turbine Costs other than Turbine Costs for Turbines assigned to the applicable Project(s) (as set forth on Exhibit G-3 to the Credit Agreement).

                "Available Loan Commitment" means at any time and from time to time during the Loan Availability Period, the Total Loan Commitment at such time minus the sum of (a) the aggregate principal amount of all Loans outstanding at such time plus (b) the aggregate Stated Amount of all Letters of Credit and outstanding Reimbursement Obligations thereunder at such time.

                "Bank" or "Banks" means the banks and other financial institutions that are or become parties to the Credit Agreement and their successors and assigns including each LC Bank.

                "Banking Day" means any day other than a Saturday, Sunday or other day on which banks are or Administrative Agent is authorized to be closed in the State of New York or the State of California and, where such term is used in any respect relating to a LIBOR Loan, which is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

                "Bankruptcy Event" shall be deemed to occur, with respect to any Person, if that Person shall institute a voluntary case seeking liquidation or reorganization under the Bankruptcy Law, or shall consent to the institution of an involuntary case thereunder against it; or such Person shall file a petition or consent or shall otherwise institute any similar proceeding under any other applicable Federal or state law, or shall consent thereto; or such Person shall apply for, or by consent or acquiescence there shall be an appointment, of a receiver, liquidator, sequestrator, trustee or other officer with similar powers for itself or any substantial part of its assets; or such Person shall make an assignment for the benefit of its creditors; or such Person shall admit in writing its inability to pay its debts generally as they become due; or if an involuntary case shall be commenced seeking liquidation or reorganization of such Person under the Bankruptcy Law or any similar proceedings shall be commenced against such Person under any other applicable Federal or state law and (i) the petition commencing the involuntary case is not timely controverted,
(ii) the petition commencing the involuntary case is not dismissed within 60 days of its filing, (iii) an interim trustee is appointed to take possession of all or a portion of the property, and/or to operate all or any part of the business of such Person and such appointment is not vacated within 60 days, or
(iv) an order for relief shall have been issued or entered therein; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee or other officer having similar powers, of such Person or all or a part of its property shall have been entered; or any other similar relief shall be granted against such Person under any applicable Federal or state law.

                "Bankruptcy Law" means Title 11, United States Code, and any other state or federal insolvency, reorganization, moratorium or similar law for the relief of debtors, or any successor statute.

                "Base Case Project Projections" means a projection of operating results for the Projects over a period ending no sooner than the Loan Maturity Date, showing at a minimum Borrower's reasonable good faith estimates, as of the date of delivery, of revenue, operating expenses, Four-Quarter Portfolio Interest Coverage Ratios (on an annual basis), Debt to Capitalization Ratios projected to exist from time to time and sources and uses of revenues over the forecast period, in each case as delivered in respect of the Initial Projects or the Lost Pines Project or pursuant to Section 3.3.27 of the Credit Agreement.

                "Base Equity" has the meaning given in Section 5.17.1 of the Credit Agreement.

                "Base Rate" means the greater of (a) the prime commercial lending rate announced by The Bank of Nova Scotia at its New York office or (b) the Federal Funds Rate plus 0.50%.

                "Base Rate Construction Loan" has the meaning given in
Section 2.1.1(b)(i) of the Credit Agreement.

                "Base Rate Loans" means, collectively, the Base Rate Construction Loans and the Base Rate Turbine Purchase Loans.

                "Base Rate Turbine Purchase Loans" has the meaning given in
Section 2.1.2(b)(i) of the Credit Agreement.

                "Beneficiary" has the meaning given in the granting clause of the Deeds of Trust.

                "Bookrunner" means Credit Suisse First Boston, New York Branch.

                "Borrower" means Calpine Construction Finance Company, L.P., a Delaware limited partnership.

                "Borrower Security Agreement" means the Amended and Restated Borrower Security Agreement dated as of February 15, 2001 in substantially the form of Exhibit D-4A to the Credit Agreement as executed by Borrower in favor of Administrative Agent.

                "Borrower's Environmental Consultant" means with respect to any Project, the Person providing environmental consulting services and site assessment report(s) to the Portfolio Entities with respect to such Project and who provides (or, in respect of the Initial Projects and the Lost Pines Project, has provided) a reliance letter in form and substance reasonably acceptable to the Technical Committee (or, in the case of the Initial Projects, the Lead Arrangers).

                "Borrowing" means a borrowing by Borrower of any Loan or the issuance, renewal, extension or increase in the Stated Amount of any Letter of Credit.

                "Calpine" means Calpine Corporation, a Delaware corporation.

                "Calpine Indenture" means, collectively, (a) that certain Indenture dated February 17, 1994 relating to the principal amount of $105,000,000 9 -1/4% Senior Notes due 2004 by and between Calpine and State Street Bank and Trust Company (as successor to Shawmut Bank Connecticut), as trustee, as supplemented by that certain First Supplemental Indenture, dated as of July 31, 2000; (b) that certain Indenture dated as of May 16, 1996 relating to the issuance of the principal amount of $180,000,000 of 10 -1/2% Senior Notes due 2006, by and between Calpine and State Street Bank and Trust Company (as successor to Fleet National Bank), as trustee, as supplemented by that certain First Supplemental Indenture, dated as of August 1, 2000; (c) that certain Indenture dated as of July 8, 1997 relating to the issuance of a principal amount of $275,000,000, 8 -3/4% Senior Notes due 2007, by and between Calpine and The Bank of New York, as trustee, as supplemented by that certain First Supplemental Indenture dated as of September 10, 1997 and that certain Second Supplemental Indenture, dated as of July 31, 2000; (d) that certain Indenture dated as of March 31, 1998 relating to the issuance of a principal amount of $400,000,000, 7 7/8% Senior Notes due 2008, by and between Calpine and the Bank of

New York, as trustee, as supplemented by that certain First Supplemental Indenture dated as of July 24, 1998 and that Second Supplemental Indenture, dated as of July 31, 2000; (e) that certain Indenture, dated as of March 29, 1999, relating to the issuance of a principal amount of $250,000,000, 7 5/8% Senior Notes due 2006 and the issuance of a principal amount of $350,000,000, 7 -3/4% Senior Notes due 2009 by and between Calpine and The Bank of New York, as trustee, as supplemented by that certain First Supplemental Indenture, dated as of July 31, 2000; (f) that certain Indenture, dated as of August 10, 2000, relating to the issuance of a principal amount of $250,000,000, 8 1/4% Senior Notes due 2005 and the issuance of a principal amount of $750,000,000, 8 5/8% Senior Notes due 2010 by and between Calpine and Wilmington Trust, as trustee, as supplemented by that certain First Supplemental Indenture, dated as of September 28, 2000; and (g) such additional indentures relating to senior notes of Calpine issued after the date hereof.

                "Capital Adequacy Requirement" has the meaning given in Section
2.8.4 of the Credit Agreement.

                "Capitalization" means, at any time, the sum of (x) the aggregate Debt of the Portfolio Entities at such time (except (a) Debt consisting of Contributions made in the form of subordinated loans and (b) Portfolio Entity Debt) and (y) the Net Worth of the Portfolio Entities at such time. The Debt and Net Worth of the Portfolio Entities with respect to partially owned Projects shall be determined in accordance with GAAP.

                "Change of Law" has the meaning given in Section 2.8.2 of the Credit Agreement.

                "Closing Date" means November 3, 1999.

                "COD" means, with respect to a Project, the date on which such Project has achieved Commercial Operation.

                "Co-Arrangers" means each of CIBC World Markets Corp. and TD Securities (USA) Inc.

                "Co-Documentation Agents" means each of CIBC World Markets Corp. and TD Securities (USA) Inc.

                "Code" means the Internal Revenue Code of 1986, as amended.

                "Collateral" means all real and personal property which is subject or is intended to become subject to the security interests or liens granted by any of the Collateral Documents.

                "Collateral Documents" means the Deeds of Trust, the Depositary Agreement, the Credit Agreement, the Borrower Security Agreement, the Pledge Agreements (Pledged Equity Interests), the Project/Turbine Owner Security Agreements, the Equipment Finance Company Security Agreements, the Consents, the Equity Documents, the Affiliated Subordination Agreements, the Debt Subordination Agreements, any security agreements granting security interests in the Operating Accounts and any financing statements, notices and the like filed, recorded or delivered in connection with the foregoing.

                "Commercial Operation" means, with respect to a Project, that such Project is able to operate and produce electrical energy for commercial sale in accordance with the Prudent Utility Practices and applicable laws.

                "Commitment Fee" has the meaning given in Section 2.4.2 of the Credit Agreement.

                "Commitments" means, with respect to each Bank, such Bank's Loan Commitment, Turbine Purchase Loan Commitment and Letter of Credit Commitment, and with respect to all Banks, the Total Loan Commitment, the Total Turbine Purchase Loan Commitment and the Total Letter of Credit Commitment.

                "Committed Equity Funds" means Contributions required pursuant to Section 5.17.1(a) of the Credit Agreement and guaranteed by Calpine pursuant to Section 1 of the Project Completion Guaranty or otherwise irrevocably and unconditionally committed by Calpine to fund Project Costs pursuant to documentation in form and substance reasonably satisfactory to the Required Banks.

                "Completion" means, with respect to each Project, that (i) all work under the applicable Major Construction Contracts (other than "punchlist" items and work which is to be done after the Project has passed its "acceptance tests" or "performance tests") has been completed substantially in accordance with the applicable Plans and Specifications and the requirements of all Applicable Permits, (ii) all necessary facilities for the transportation of natural gas to such Project have been completed, (iii) all necessary electrical interconnection facilities sufficient to transmit all power generated by such Project have been completed, (iv) all necessary facilities for the procurement, transportation and discharge of water to or from such Project have been completed, (v) the "acceptance tests" or "performance tests" (however defined) under the applicable Prime Construction Contract and the applicable Power Island Supply Contract have been performed and the Project has achieved the minimum levels specified in such contracts for such "acceptance tests" or "performance tests," (vi) such "acceptance tests" or "performance tests" either (A) have been successfully completed as provided in the Prime Construction Contract and the Power Island Supply Contract, or (B) performance liquidated damages as provided in such contracts have been paid by the applicable Contractor under the applicable Major Construction Contract and/or by Calpine under the Project Completion Guaranty in an amount which, in the aggregate, is equal to the lesser of (1) the amount of performance liquidated damages required to be paid in order to be deemed to have successfully completed such "acceptance tests" or "performance tests" under the applicable Major Construction Contracts, without regard to any limitations of liability in such contracts, or (2) the EPC Equivalent Damages for such Project, (vii) with respect to the Initial Projects, all Pre-Completion Requirements applicable to such Project have been satisfied, and (viii) all real estate rights necessary for the completion of the foregoing and the continued operation of such Project shall have been obtained, in each case other than clause (vii) above, as satisfactorily certified by the Independent Engineer to Administrative Agent in its reasonable discretion.

                "Completion Date" means, with respect to a Project, the date on which Completion of such Project occurs.

                "Confirmation of Interest Period Selection" has the meaning given in Section 2.1.3(b)(ii) of the Credit Agreement.

                "Consents" means the third-party consents delivered with respect to the Initial Projects or the Lost Pines Project or otherwise required pursuant to the Credit Agreement in substantially the form of Exhibit E-1 to the Credit Agreement and any other third party consents to the assignments contemplated by the Credit Documents.

                "Construction Account" has the meaning given in Section 1.1 of the Depositary Agreement.

                "Construction Contracts" means, collectively, for each Project, the Prime Construction Contract, the Construction Management Agreement, the Power Island Supply Contract and the Engineering Contract for such Project and any other contract or agreement approved by the Lead Arrangers in respect of the Initial Projects or the Technical Committee in respect of the Lost Pines Project or in accordance with Section 3.3 of the Credit Agreement, as the case may be, entered into by, or on behalf of, the Project Owner with respect to such Project with a Contractor for the construction of all or any portion of such Project, or the supply or provision of any goods or services relating to the construction of such Project.

                "Construction Credit Event" has the meaning given in Section 3.4 of the Credit Agreement.

                "Construction Drawdown Certificate" means a certificate delivered to Administrative Agent substantially in the form of Exhibit C-6 to the Credit Agreement.

                "Construction Loan" has the meaning given in Section 2.1.1(a) of the Credit Agreement.

                "Construction Management Agreement" means, collectively, for each Project, the contract or agreement approved by the Lead Arrangers in respect of the Initial Projects or the Technical Committee in respect of the Lost Pines Project or in accordance with Section 3.3 of the Credit Agreement, as the case may be, entered into by, or on behalf of, the Project Owner with respect to such Project for the provision of construction management services for such Project.

                "Construction Manager" means any wholly-owned subsidiary of Calpine or any other Person approved by the Lead Arrangers in respect of the Initial Projects or the Technical Committee in respect of the Lost Pines Project or in accordance with Section 3.3 of the Credit Agreement, as the case may be, in its capacity as construction manager under a Construction Management Agreement.

                "Construction Period" means, with respect to any Project, the period from the commencement of construction of such Project through the Completion Date of such Project.

                "Construction Sub-Account" has the meaning given in Section
7.1.1 of the Credit Agreement.

                "Contractors" means, collectively, each Construction Manager, each Prime Contractor, each Project Engineer, and any other Person who is providing goods or services to a Project pursuant to a Construction Contract.

                "Contribution" means either (i) a cash equity contribution or
(ii) a subordinated loan made pursuant to a Debt Subordination Agreement, or a combination thereof (other than with respect to Portfolio Entity Debt) and, for purposes of Section 6.6 of the Credit Agreement only, in-kind amounts considered to be Contributions, in each case as permitted pursuant to the Credit Agreement and whether made before or after a Project becomes a Funded Project. At such time as a Project to which a Turbine has been assigned (as set forth in Exhibit G-3 to the Credit Agreement) becomes a Funded Project, Contributions with respect to such Turbine shall be deemed Contributions with respect to such Project.

                "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with a Portfolio Entity, are treated as a single employer under Sections 414(b), (c), (m) or (o) of the Code.

                "Costs" means, collectively, Project Costs and Turbine Costs.

                "Credit Agreement" means the Amended and Restated Credit Agreement dated as of February 15, 2001 by and among Borrower, Administrative Agent, Lead Arrangers, Co-Arrangers, LC Bank, Co-Documentation Agents, Syndication Agent, Bookrunner and the Banks.

                "Credit Documents" means the Credit Agreement, the Notes, the Collateral Documents, the Letters of Credit and any other loan or security agreements or letter agreement or similar document, entered into by Administrative Agent and one or more Major Project Participants in connection with the transactions contemplated by the Credit Documents.

                "Date Certain" means the fourth anniversary of the Closing Date, provided, however, that the Date Certain may be extended up to the fifth anniversary of the Closing Date in accordance with Section 2.11 of the Credit Agreement.

                "Debt" of any Person at any date means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (d) all obligations of such Person under leases which are or should be, in accordance with GAAP, recorded as capital leases in respect of which such Person is liable, (e) all obligations of such Person to purchase securities (or other property) which arise out of or in connection with the sale of the same or substantially similar securities (or property), (f) all deferred obligations of such Person to reimburse any bank or other Person in respect of amounts paid or advanced under a letter of credit or other instrument, (g) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person,
(h) all Debt (or other obligations) of others guaranteed directly or indirectly by such Person or as to which such Person has an obligation substantially the economic equivalent of a guaranty and (i) obligations in respect of Hedge Transactions.

                "Debt Service" means all fees of Administrative Agent and the Banks, interest (including all interest accrued during the subject period) and principal, Reimbursement Obligations and interest thereon and any other payments due in connection with Letters of Credit, Liquidation Costs, Hedge Breaking Fees, and net payments pursuant to Hedge Transactions.

                "Debt to Capitalization Ratio" means the ratio of (x) the aggregate outstanding principal amount of Debt of the Portfolio Entities (except
(a) Debt consisting of Contributions made in the form of subordinated loans and
(b) Portfolio Entity Debt) at a given time to (y) the sum of the Capitalization of the Portfolio Entities at such time (excluding, for purposes of clause (y), Turbine Purchase Loans then outstanding and the aggregate amount of progress payments made on the Turbines), all calculated in accordance with Section 5.10(c) of the Credit Agreement.

                "Debt Subordination Agreement" means a Subordination Agreement executed by a Partner or Calpine, Borrower and Administrative Agent in substantially the form of Exhibit D-7 to the Credit Agreement and otherwise in form and substance satisfactory to Administrative Agent.

                "Declined Commitment" has the meaning given in Section 2.11.2 of the Credit Agreement.

                "Deeds of Trust" means, collectively, each of the deeds of trust or mortgages encumbering the Sites and/or Easements related to the Projects as security for the Obligations, each in substantially the form of Exhibit D-3 to the Credit Agreement with such changes as may be appropriate or necessary under the laws of the jurisdiction in which the respective Project is located.

                "Deemed Interest" means interest accruing at an interest rate equal to 9% per annum; provided, however, that with respect to Contributions made for a Project or a Turbine prior to Completion of such Project or the Project to which such Turbine is assigned (as set forth in Exhibit G-3 to the Credit Agreement), Deemed Interest thereon shall accrue but not be payable until Completion of the relevant Project, at which time such accrued interest shall be added to, and be considered part of, the principal amount of such Contribution.

                "Default Rate" means the interest rate per annum equal to the interest rate then applicable plus two percent. Interest computed with reference to the Default Rate shall be adjusted and calculated in the same manner as interest computed with reference to the Base Rate.

                "Depositary Agent" means The Bank of Nova Scotia, in its capacity as depositary agent under the Depositary Agreement.

                "Depositary Agreement" means the Amended and Restated Depositary Agreement dated as of February 15, 2001 in substantially the form of Exhibit D-1 to the Credit Agreement among Borrower, Administrative Agent and Depositary Agent.

                "Disbursement Requisition" means a request for disbursement of funds submitted by Borrower to Administrative Agent in the form of Exhibit C-10 to the Credit Agreement.

                "Diversification Requirements" means, with respect to any Subsequent Project, that the fraction determined by dividing (A) the projected net capacity of such Subsequent Project plus the net capacity of all other Funded Projects located within the same NERC Region as such Subsequent Project by (B) the aggregate net capacity of all Funded Projects (including such Subsequent Project) is less than .50.

                "Dollars" and "$" means United States dollars or such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts in the United States of America.

                "Drawdown Certificate" means a Construction Drawdown Certificate or a Turbine Purchase Drawdown Certificate, as appropriate.

                "Drawing Date" has the meaning given in Section 2.2.4 of the Credit Agreement.

                "Drawing Payment" means any payment by LC Bank honoring a drawing under a Letter of Credit.

                "Easements" means the easements appurtenant, easements in gross, license agreements and other rights running in favor of a Project Owner and/or appurtenant to any Site, including without limitation those certain easements and licenses described in the Title Policies.

                "EBITDA" means, for any period, Project Operating Revenues for such period minus Senior O&M Costs (excluding payments under Equipment Leases) for such period.

                "Effective Date" means the date when each of the conditions precedent listed in Section 3.2 of the Credit Agreement has been satisfied (or waived in accordance with the terms of the Credit Agreement).

                "Eligible Facility" means an eligible facility within the meaning of PUHCA.

                "Eminent Domain Proceeds" has the meaning given in Section 7.6 of the Credit Agreement.

                "Engineering Contracts" means, collectively, for each Project, the contract or agreement approved by the Lead Arrangers in respect of the Initial Projects or the Technical Committee in respect of the Lost Pines Project or in accordance with Section 3.3 of the Credit

Agreement, as the case may be, entered into by, or on behalf of, the Project Owner with respect to such Project for the supply of engineering or design services for such Project.

                "Environmental Claim" means any and all liabilities, losses, administrative, regulatory or judicial actions, suits, demands, decrees, claims, liens, judgments, warning notices, notices of noncompliance or violation, investigations, proceedings, removal or remedial actions or orders, or damages (foreseeable and unforeseeable, including consequential and punitive damages), penalties, fees, out-of-pocket costs, expenses, disbursements, attorneys' or consultants' fees, relating in any way to any Hazardous Substance Law or any Permit issued under any such Hazardous Substance Law (hereafter "Claims"), including (a) any and all Claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Hazardous Substance Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Substances or arising from alleged injury or threat of injury to health, safety or the environment.

                "Environmental Reports" means, collectively, for each Project, the environmental reports delivered to Administrative Agent in respect of the Initial Projects or the Lost Pines Project or in accordance with Section 3.3.14 of the Credit Agreement, as the case may be, with respect to such Project.

                "EPC Equivalent Damages" means [*]

                "Equipment" has the meaning given in the granting clause of the Deeds of Trust.

                "Equipment Finance Company" means a direct or indirect wholly-owned Subsidiary of Borrower (or, with the consent of the Required Banks, if the relevant Project Owner is a partially-owned Subsidiary of Borrower, a partially-owned Subsidiary of Borrower) that directly owns Turbines or other equipment leased to one or more Project Owners pursuant to one or more Equipment Leases. In the event a Turbine Owner leases Turbines to a Project Owner pursuant to an Equipment Lease, such Turbine Owner shall be deemed an Equipment Finance Company and shall no longer be considered a Turbine Owner.

                "Equipment Finance Company Security Agreements" means, collectively, each Equipment Finance Company Security Agreement, in substantially the form of Exhibit D-4E to the Credit Agreement, executed by an Equipment Finance Company pursuant to Section 3.3 of the Credit Agreement with respect to its respective Turbine(s) or other equipment leased to a Project Owner in favor of Administrative Agent. In the event a Turbine Owner becomes an Equipment Finance Company pursuant to the definition of "Equipment Finance Company" or "Turbine Owner" contained herein, the Project/Turbine Owner Security Agreement previously executed by such Turbine Owner, if any, shall be amended at such time as the relevant Project becomes a Funded Project as considered necessary by the Technical Committee to ensure that all rights and assets held by such Equipment Finance Company related to such Project, including the related Equipment Lease, have been pledged to Administrative Agent and the Banks, at which time such Project/Turbine Owner Security Agreement shall be deemed an Equipment Finance Company Security Agreement.

                "Equipment Lease" means a lease entered into between an Equipment Finance Company, as lessor, and a Project Owner with respect to a Funded Project, as lessee, pursuant to which such Equipment Finance Company leases to such Project Owner Turbine(s) and/or other equipment to be used or incorporated into such Project Owner's Funded Project, in each case as approved by the Technical Committee pursuant to Section 3.3 of the Credit Agreement; collectively, the "Equipment Leases".

                "Equity Documents" means the Project Completion Guaranty, the Turbine Purchase Guaranty, the Project Owner Guaranties, and any other guaranty executed from time to time by a Portfolio Entity, or an Affiliate of Borrower in favor of Administrative Agent and the Banks.

                "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                "ERISA Plan" means any employee benefit plan (a) maintained by a Portfolio Entity or any member of the Controlled Group, or to which any of them contributes or is obligated to contribute, for its employees and (b) covered by Title IV of ERISA or to which Section 412 of the Code applies.

                "Event of Default" has the meaning given in Article 8 of the Credit Agreement.

                "Event of Eminent Domain" means any compulsory transfer or taking by condemnation, eminent domain or exercise of a similar power, or transfer under threat of such compulsory transfer or taking, of any part of the Collateral or any of the real property interests subject to the Deeds of Trust, by any agency, department, authority, commission, board, instrumentality or political subdivision of any state, the United States or another Governmental Authority having jurisdiction.

                "Exempt Wholesale Generator" means an exempt wholesale generator within the meaning of PUHCA.

                "Expiration Date" has the meaning given in each Letter of Credit.

                "Federal Funds Rate" means, for any day, the weighted average of the per annum rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers as published by the Federal Reserve Bank of New York for such day (or, if such rate is not so published for any day, the average rate charged by Administrative Agent on such day on such transactions as determined by Administrative Agent).

                "Federal Reserve Board" means the Board of Governors of the Federal Reserve System.

                "FERC" means the Federal Energy Regulatory Commission and its successors.

                "Final Completion" means, with respect to any Project, that all conditions to "Final Completion" shall have been satisfied as provided in
Section 3.7 of the Credit Agreement.

                "Final Project Cost" means, with respect to any Project, the actual total Project Costs through Final Completion of such Project, as determined by Administrative Agent in consultation with Independent Engineer and Borrower.

                "Four-Quarter Portfolio Interest Coverage Ratio" means, as of the last day of each calendar quarter, the ratio of (a) EBITDA for the 12-month period ending on such day for the Projects that have achieved (or, in the case of a projected ratio calculation, are projected to achieve) Commercial Operation before such day to (b) the sum of (x) Borrower's interest expense allocated to such Projects plus (y) interest accruing on all outstanding Turbine Loans to the extent not capitalized or paid for with Contributions in excess of amounts required under Section 5.17.1 of the Credit Agreement, all in accordance with GAAP for such 12-month period. In the event that a given Project achieved (or, in the case of a projected ratio calculation, is projected to achieve) Commercial Operation at any time during such 12-month period, such Project's EBITDA and allocated interest expense shall be calculated beginning on the date Commercial Operation was achieved (or projected to be achieved), all calculated pursuant to Section 5.10(c) of the Credit Agreement.

                "FPA" means the Federal Power Act, excluding Sections 1-18, 21-30, 202(c), 210, 211, 212, 305(c) and any necessary enforcement provision of
Part III of the Act with regard to the foregoing sections.

                "Fuel Consultant" means, for each Project, the Person providing fuel consulting services to the Banks with respect to such Project or their respective successors appointed pursuant to the Credit Agreement.

                "Fuel Manager" means any Person approved by the Lead Arrangers in respect of the Initial Projects or the Technical Committee in respect of the Lost Pines Project or in accordance with Section 3.3 of the Credit Agreement, as the case may be, in its capacity as fuel manager under a Fuel Management Agreement.

                "Fuel Management Agreements" means, collectively, for each Project, the fuel management agreement approved by the Lead Arrangers in respect of the Initial Projects or the Technical Committee in respect of the Lost Pines Project or in accordance with Section 3.3 of the Credit Agreement, as the case may be, and entered into by the Project Owner with respect to such Project.

                "Fuel Plans" means, collectively, the fuel plans delivered by Borrower in respect of the Initial Projects or the Lost Pines Project or pursuant to Section 3.3.18 of the Credit Agreement.

                "Fuel Supplier" means any wholly-owned subsidiary of Calpine or any other Person who is supplying fuel and/or related services to a Project pursuant to a Gas Supply Contract.

                "Funded Projects" means, collectively, the Initial Projects, the Lost Pines Project and the Projects that have satisfied their initial funding requirements under Section 3.3 of the Credit Agreement.

                "Funded Subsequent Projects" means, collectively, the Subsequent Projects that are Funded Projects.

                "Funded Turbines" means, collectively, the Turbines that have satisfied their initial funding requirements under Section 3.5 of the Credit Agreement; provided, Funded Turbines do not include Turbines from and after the date that they are assigned or leased to Funded Projects (as set forth on Exhibit G-3 to the Credit Agreement) (regardless of whether such Turbines where Funded Turbines prior to the initial funding of such Project).

                "Funding Date" means each date of an initial funding of Loans for a Project pursuant to Section 3.3 of the Credit Agreement or, with respect to the Westbrook Project, January 18, 2000, with respect to the South Point Project, January 28, 2000, with respect to the Sutter Project, February 28, 2000, with respect to the Magic Valley Project, March 30, 2000, and with respect to the Lost Pines Project, May 31, 2000.

                "GAAP" means generally accepted accounting principles in the United States consistently applied.

                "Gas Supply Contracts" means, collectively, the contracts or agreements entered into in respect of the Initial Projects or the Lost Pines Project or otherwise in accordance with the Credit Agreement by, or on behalf of, a Project Owner with a Fuel Supplier for the supply of fuel and/or related services for a Project.

                "Gas Transportation Agreements" means, collectively, the contracts or agreements entered into in respect of the Initial Projects or the Lost Pines Project or otherwise in accordance with the Credit Agreement by, or on behalf of, a Project Owner with a Gas Transporter for the supply of fuel transportation services for a Project.

                "Gas Transporter" means any Person that owns gathering systems and/or transportation systems that are able to move fuel from its source of supply to a point of interconnection that provides such services to a Project pursuant to a Gas Transportation Agreement.

                "General Partner" means any Person who is a general partner of Borrower.

                "GenTex" means GenTex Power Corporation, a wholly-owned subsidiary of the Lower Colorado River Authority.

                "Governmental Authority" means any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi-governmental, judicial, public or statutory instrumentality, authority, body, agency, bureau or entity, (including any zoning authority, FERC, the PUC, the FDIC, the Comptroller of the Currency or the Federal Reserve Board, any central bank or any comparable authority) or any arbitrator with authority to bind a party at law.

                "Governmental Rule" means any law, rule, regulation, ordinance, order, code interpretation, treaty, judgment, decree, directive, guidelines, policy or similar form of decision of any Governmental Authority.

                "Granting Bank" has the meaning given in Section 10.13.2 of the Credit Agreement.

                "Hazardous Substances" means (statutory acronyms and abbreviations having the meaning given them in the definition of "Hazardous Substances Laws") substances defined as "hazardous substances," "pollutants" or "contaminants" in Section 101 of the CERCLA; those substances defined as "hazardous waste," "hazardous materials" or "regulated substances" by the RCRA; those substances designated as a "hazardous substance" pursuant to Section 311 of the CWA; those substances defined as "hazardous materials" in Section 103 of the HMTA; those substances regulated as a hazardous chemical substance or mixture or as an imminently hazardous chemical substance or mixture pursuant to Sections 6 or 7 of the TSCA; those substances defined as "contaminants" by
Section 1401 of the SDWA, if present in excess of permissible levels; those substances regulated by the Oil Pollution Act; those substances defined as a pesticide pursuant to Section 2(u) of the FIFRA; those substances defined as a source, special nuclear or by-product material by Section 11 of the AEA; those substances defined as "residual radioactive material" by Section 101 of the UMTRCA; those substances defined as "toxic materials" or "harmful physical agents" pursuant to Section 6 of the OSHA); those substances defined as hazardous wastes in 40 C.F.R. Part 261.3; those substances defined as hazardous waste constituents in 40 C.F.R. Part 260.10, specifically including Appendix VII and VIII of Subpart D of 40 C.F.R. Part 261; those substances designated as hazardous substances in 40 C.F.R. Parts 116.4 and 302.4; those substances defined as hazardous substances or hazardous materials in 49 C.F.R. Part 171.8; those substances regulated as hazardous materials, hazardous substances, or toxic substances in 40 C.F.R. Part 1910; in any other Hazardous Substances Laws; and in the regulations adopted and publications promulgated pursuant to said laws, whether or not such regulations or publications are specifically referenced herein.

                "Hazardous Substances Law" means any of:

                  (i) the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.) ("CERCLA");

                  (ii) the Federal Water Pollution Control Act (33 U.S.C.
Section 1251 et seq.) ("Clean Water Act" or "CWA");

                  (iii) the Resource Conservation and Recovery Act (42 U.S.C.
Section 6901 et seq.) ("RCRA");

                  (iv) the Atomic Energy Act of 1954 (42 U.S.C. Section 2011 et seq.) ("AEA");

                  (v) the Clean Air Act (42 U.S.C. Section 7401 et seq.)
("CAA");

                  (vi) the Emergency Planning and Community Right to Know Act (42 U.S.C. Section 11001 et seq.) ("EPCRA");

                  (vii) the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Section 136 et seq.) ("FIFRA");

                  (viii) the Oil Pollution Act of 1990 (P.L. 101-380, 104 Stat.
486);

                  (ix) the Safe Drinking Water Act (42 U.S.C. Sections 300f et seq.) ("SDWA");

                  (x) the Surface Mining Control and Reclamation Act of 1974 (30 U.S.C. Sections 1201 et seq.) ("SMCRA");

                  (xi) the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.) ("TSCA");

                  (xii) the Hazardous Materials Transportation Act (49 U.S.C.
Section 1801 et seq.) ("HMTA");

                  (xiii) the Uranium Mill Tailings Radiation Control Act of 1978 (42 U.S.C. Section 7901 et seq.) ("UMTRCA");

                  (xiv) the Occupational Safety and Health Act (29 U.S.C.
Section 651 et seq.) ("OSHA");

                  (xv) all other Federal Governmental Rules which govern Hazardous Substances; and

                  (xxi) and all state and local Governmental Rules which govern Hazardous Substances in any state or local jurisdiction in which a Project is located, and the regulations adopted and publications promulgated pursuant to all such foregoing laws.

                "Hedge Breaking Fees" means all reasonable costs, fees and expenses incurred by Borrower in connection with any unwinding, breach or termination of the Hedge Transactions, all to the extent provided in and calculated pursuant to the applicable Interest Rate Agreements.

                "Hedge Transaction" means any "Transaction" (such as swaps, caps, collars or floors) entered into under an Interest Rate Agreement.

                "Hermiston Project Owner" means Hermiston Power Partnership, an Oregon general partnership.

                "Improvements" has the meaning given in the granting clause in the Deeds of Trust.

                "Inchoate Default" means any occurrence, circumstance or event, or any combination thereof, which, with the lapse of time and/or the giving of notice, would constitute an Event of Default.

                "Independent Consultants" means, collectively, the Insurance Consultant, the Fuel Consultant, the Independent Engineer, the Power Marketing Consultant or their successors appointed pursuant to the Credit Agreement.

                "Independent Engineer" means R.W. Beck, Inc., or its successor appointed pursuant to the Credit Agreement.

                "Information Memorandum" means the descriptive Information Memorandum with respect to the Projects and the Original Credit Agreement prepared by the Syndication Agent in consultation with Borrower for use in connection with the syndication of the Commitments.

                "Initial Projects" means, collectively, the Magic Valley Project, the South Point Project, the Sutter Project and the Westbrook Project, each individually, an "Initial Project."

                "Insurance Consultant" means Marsh USA Inc. or its successor appointed pursuant to the Credit Agreement.

                "Insurance Proceeds" has the meaning given in Section 7.5.1 of the Credit Agreement.

                "Intermediate Parents" means, collectively, each of the wholly-owned Subsidiaries of Borrower that holds a direct or indirect ownership interest in a Project Owner, an Equipment Finance Company or a Turbine Owner.

                "Interest Period" means, with respect to any LIBOR Loan, the time period selected by Borrower which commences on the first day of such Loan or the effective date of any conversion (as the case may be) and ends on the last day of such time period, provided that no single day shall be deemed to be a part of two Interest Periods.

                "Interest Rate" means the Base Rate or the LIBO Rate, as the case may be.

                "Interest Rate Agreements" means any ISDA Master Agreement and the schedules thereto between Borrower and the counterparty(ies) thereto and the transaction confirmations thereunder.

                "Inventory" means "inventory," as defined in the UCC, of the Portfolio Entities.

                "Joint Venture Agreement" has the meaning given in Section 3.3.2 of the Credit Agreement.

                "Joint Venturers" has the meaning given in Section 3.3.2 of the Credit Agreement.

                "LC Action" has the meaning given in Section 3.8 of the Credit Agreement.

                "LC Bank" means the Bank of Nova Scotia or, from time to time, The Bank approved by such Bank, Borrower and Administrative Agent that issues the Letters of Credit, in its capacity as such issuer.

                "LC Beneficiary" means the account beneficiary under a Letter of Credit, or any assignee or transferee of such beneficiary with respect to the rights of such beneficiary under such Letter of Credit.

                "Lead Arrangers" means each of Credit Suisse First Boston, New York Branch and The Bank of Nova Scotia as the lead arrangers of the Commitments.

                "Leases" mean all contracts or agreements approved by the Lead Arrangers in respect of the Initial Projects or the Technical Committee in respect of the Lost Pines Project or in accordance with Section 3.3 of the Credit Agreement, as the case may be, entered into by or on behalf of a Project Owner for the leasing of a Site for a Project.

                "Legal Requirements" means, as to any Person, the articles of incorporation, bylaws or other organizational or governing documents of such Person, and any requirement under a Permit, and any Governmental Rule in each case applicable to or binding upon such Person or any of its properties or to which such Person or any of its property is subject.

                "Lending Office" means, with respect to any Bank, the office designated as such beneath the name of such Bank on Exhibit H of the Credit Agreement or such other office of such Bank as such Bank may specify from time to time to Administrative Agent and Borrower.

                "Letter of Credit" means a letter of credit issued by LC Bank pursuant to Section 2.2 of the Credit Agreement in substantially the format of letters of credit generally issued by LC Bank.

                "Letter of Credit Commitment" means, at any time with respect to each Bank, such Bank's Proportionate Share of the Total Letter of Credit Commitment at such time.

                "Letter of Credit Fee" has the meaning given in Section 2.5.1 of the Credit Agreement.

                "LIBO Rate" means, with respect to any LIBOR Loan for any Interest Period, the rate per annum determined by Administrative Agent at approximately 11:00 a.m. (London time) on the date which is two Business Days prior to the beginning of such Interest Period by reference to the British Bankers' Association Interest Settlement Rates for deposits in Dollars (as set forth by any service selected by Administrative Agent which has been nominated by the

British Bankers' Association as an authorized information vendor for the purpose of displaying such rates) for a period equal to such Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition the "LIBO Rate" shall be the interest rate per annum determined by Administrative Agent to be the average of the rates per annum at which deposits in Dollars are offered for such Interest Period to major banks in the London interbank market in London, England by Administrative Agent at approximately 11:00 a.m. (London time) on the date which is two Business Days prior to the beginning of such Interest Period. +Each determination by Administrative Agent pursuant to this definition shall be conclusive absent manifest error.

                "LIBOR Construction Loan" has the meaning given in Section 2.1.1(b)(i) of the Credit Agreement.

                "LIBOR Loans" means, collectively, the LIBOR Construction Loans and the LIBOR Turbine Purchase Loans.

                "LIBOR Turbine Purchase Loans" has the meaning given in Section 2.1.2(b)(i) of the Credit Agreement.

                "Lien" on any asset means any mortgage, deed of trust, lien, pledge, charge, security interest, or easement or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected or effective under applicable law, as well as the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

                "Limited Partner" means any Person who is a limited partner in Borrower.

                "Liquidation Costs" has the meaning given in Section 2.9 of the Credit Agreement.

                "Loan" means, collectively, the Construction Loans and the Turbine Purchase Loans.

                "Loan Availability Period" means the period from the Closing Date to the Loan Maturity Date.

                "Loan Commitment" means, at any time with respect to each Bank, such Bank's Proportionate Share of the Total Loan Commitment at such time.

                "Loan Maturity Date" means the date that is the earliest to occur of (a) the acceleration of the Obligations upon and during the occurrence and continuance of an Event of Default and (b) the Date Certain.

                "Loss Proceeds Account" has the meaning given in Section 1.1 of the Depositary Agreement.

                "Lost Pines Project" means, the approximately 545 MW combined cycle facility located in Bastrop County, Texas, which is jointly owned with GenTex, together with all buildings, structures or improvements erected on the Site and the Easements with respect to the Lost Pines Project, all alterations thereto or replacements thereof, all fixtures, attachments, appliances, equipment, machinery and other articles jointly owned by Borrower and GenTex and attached thereto or used in connection therewith and all Parts which may from time to time be incorporated or installed in or attached thereto, all contracts and agreements for the purchase or sale of commodities or other personal property related thereto, all leases by Borrower and GenTex of real or personal property related thereto, and all other real and tangible and intangible personal property owned by Borrower and GenTex and placed upon or used in connection with the electric and steam generation plant located upon the Site and the Easements with respect to the Lost Pines Project.

                "Magic Valley Power Purchase Agreement" means the Power Purchase and Sale Agreement, dated as of May 22, 1998 between Borrower and Magic Valley Electric Cooperative, Inc., a Texas corporation.

                "Magic Valley Project" means, the approximately 700 MW (gross) combined cycle facility located in Edinburg, Texas, together with all buildings, structures or improvements erected on the Site and the Easements with respect to the Magic Valley Project, all alterations thereto or replacements thereof, all fixtures, attachments, appliances, equipment, machinery and other articles owned by Borrower and attached thereto or used in connection therewith and all Parts which may from time to time be incorporated or installed in or attached thereto, all contracts and agreements for the purchase or sale of commodities or other personal property related thereto, all leases by Borrower of real or personal property related thereto, and all other real and tangible and intangible personal property owned by Borrower and placed upon or used in connection with the electric and steam generation plant located upon the Site and the Easements with respect to the Magic Valley Project.

                "Magic Valley Subordination Agreement means that certain Lien Subordination Agreement, dated as of October 20, 1999, between Administrative Agent and Magic Valley Electric Cooperative, Inc.

                "Maintenance Contracts" means, collectively, the contracts or agreements approved by the Lead Arrangers in respect of the Initial Projects or the Technical Committee in respect of the Lost Pines Project or in accordance with Section 3.3 of the Credit Agreement, as the case may be, entered into by, or on behalf of, a Project Owner or an Equipment Finance Company for the supply of maintenance services for a Project.

                "Maintenance Provider" means any entity approved by the Lead Arrangers in respect of the Initial Projects or the Technical Committee in respect of the Lost Pines Project or in accordance with Section 3.3 of the Credit Agreement, as the case may be, in its capacity as maintenance provider under a Maintenance Contract.

                "Major Construction Contracts" means, collectively, the Construction Management Agreement, the Prime Construction Contract, the Engineering Contract and the Power Island Supply Contract for the Project to which it relates.

                "Major Contractors" means, collectively, with respect to a given Project, the Construction Manager, the Prime Contractor, the Project Engineer and the Power Island Supplier, if any, for such Project.

                "Major Fuel Supplier" means the Fuel Supplier under a Major Gas Supply Contract.

                "Major Gas Supply Contract" means, collectively, (i) one or more Gas Supply Contracts, with the same Fuel Supplier for the same Project, for more than 17,000 MMBtu/day in the aggregate (calculated on a yearly average basis) for a given Project with a term of more than two years or (ii) any Gas Supply Contract with an Affiliate of Borrower.

                "Major Gas Transportation Agreement" means, collectively, (i) one or more Gas Transportation Agreements, with the same Fuel Transporter for the same Project, for more than 17,000 MMBtu/day in the aggregate (calculated on a yearly average basis) for a given Project with a term of more than two years and (ii) any Gas Transportation Agreement with an Affiliate of Borrower.

                "Major Gas Transporter" means the Gas Transporter under a Major Gas Transportation Agreement.

                "Major Maintenance" means labor, materials and other direct expenses for any overhaul of, or major maintenance procedure for, the Projects which requires significant disassembly or shutdown of any of the Projects pursuant to manufacturers' guidelines or recommendations, engineering or operating considerations or the requirements of any applicable Legal Requirement, including, without limitation, fees payable under the Maintenance Contracts.

                "Major Power Purchase Agreement" means one or more Power Purchase Documents, with the same power purchaser for the same Project, for more than 100 MW in the aggregate (calculated on a yearly average basis) of capacity and/or firm energy from a given Project with a term of more than two years.

                "Major Power Purchaser" means the Power Purchaser under a Major Power Purchase Agreement.

                "Major Project Documents" means, collectively, with respect to a given Project, the Major Construction Contracts, the Project Management Agreement, the Power Marketing Agreement, the Fuel Management Agreement, the Maintenance Contract, any Major Gas Supply Contracts, the Affiliated Party Agreement Guaranty, any guaranty agreements executed by Persons other than Calpine in favor of the relevant Project Owner pursuant to Sections 3.3.36 and
6.8 of the Credit Agreement, any Major Gas Transportation Agreements, any Major Power

Purchase Agreements, the Lease, if any, of the applicable Site, the O&M Agreement, the Equipment Lease, if any, and any Joint Venture Agreement, if any, for such Project.

                "Major Project Participants" means Borrower, the General Partner, Calpine, and, with respect to each Project, the Project Owner, the Operator, the Project Manager, the Power Marketer, the Fuel Manager, the Maintenance Provider, the lessor under the Lease, if any, of the applicable Site, each Major Contractor, each Major Power Purchaser, each Major Fuel Supplier, each Major Gas Transporter, each guarantor that executes a guaranty agreement (other than Calpine) in favor of a Project Owner pursuant to Sections
3.3.36 and 6.8 of the Credit Agreement, the Equipment Finance Company, if any, and each Joint Venturer, if any, for such Project.

                "Major Subcontractor" means any subcontractor party to a subcontract with a Major Contractor providing for the payment to such subcontractor of $100,000 or more.

                "Mandatory Prepayment" has the meaning specified in Section 2.1.7(c) of the Credit Agreement.

                "Material Adverse Effect" means

                (a) a material adverse change (i) with respect to Borrower, in the business, property, results of operation or financial condition of Borrower, the other Portfolio Entities, the Funded Projects, and the Funded Turbines taken as a whole, or Calpine, and (ii) with respect to an individual Funded Project or related Project Owner, in the business, property, results of operating or financial condition of such Project and the relevant Project Owner taken as a whole; provided that a change in any Bank's or the Power Marketing Consultant's or Fuel Consultant's view of future price of electricity or gas is not a Material Adverse Effect; or

                (b) any event or occurrence of whatever nature (but specifically excluding a change in any Bank's or the Power Marketing gas) which could reasonably be expected to materially and adversely affect:

                     (i) the Portfolio Entities' ability to perform their obligations under the Credit Documents or, with respect to an individual Funded Project or Funded Turbine, the ability of such Project, relevant Project Owner, relevant Major Project Participant or relevant Turbine Purchase Contractor to perform its obligations under a Project Document or Turbine Purchase Contract, as the case may be, where such inability to perform will have a material and adverse effect on the completion of the construction or operation of such Project or the purchase and operation of such Turbine, as the case may be, or

                     (ii) the Banks' security interests in the Collateral.

                "Maturity" or "maturity" means, with respect to any Loan, Borrowing, interest, fee or other amount payable by Borrower under the Credit Agreement or the other Credit Documents, the date such Loan, Borrowing, interest, fee or other amount becomes due, whether upon the stated maturity or due date, upon acceleration or otherwise.

                "Maximum Debt to Capitalization Ratio" means [*]

                "Minimum Equity Contribution" means, with respect to the initial funding of a Subsequent Project, an amount equal to [*] of the total budgeted Project Costs (as shown by the applicable Project Budgets) of each Subsequent Project (other than the Lost Pines Project) previously funded or then being funded (including such Subsequent Project then being initially funded).

                "Minimum Notice Period" means at least three Banking Days before the date of any Borrowing or conversion of Type of Loan resulting in whole or in part of LIBOR Loans and at least one Banking Day before any Borrowing or conversion of Type of Loan resulting in whole of Base Rate Loans.

                "Moody's" means Moody's Investors Service, Inc.

                "Mortgaged Properties" has the meaning given in the granting clauses of the Deeds of Trust.

                "Multiemployer Plan" means any multiemployer plan (as defined in Section 3(37) of ERISA).

                "NERC Region" means one of the ten geographic areas within the United States, Canada and a portion of Baja California Norte designated as a "region" by the North American Electric Reliability Counsel.

                "Net Worth" means, at any time, the aggregate net equity of the Portfolio Entities set forth in the balance sheet of the Portfolio Entities, prepared in accordance with GAAP.

                "Non-Advancing Bank" has the meaning given in Section 10.12 of the Credit Agreement.

                "Non-Fundamental Project Default" with respect to any Funded Project means the occurrence of any of the following events with respect to such
Project:

                (a)  Breach of Project Documents.

                     (i) Portfolio Entities. Any of the relevant Portfolio Entities shall be in breach of any term, condition, provision, covenant, representation, warranty or obligation, or in default, under a Project Document relating to such Project, and such breach or default shall not be remediable or, if remediable, shall continue unremedied for a period of 30 days; provided that, except that with respect to a breach or default under the South Point Lease, if (A) such breach cannot be cured within such 30 day period,
(B) such breach is susceptible of cure within 90 days, (C) the relevant Portfolio Entity is proceeding with diligence and in good faith to cure such breach, (D) the existence of such breach has not had and could not after considering the nature of the cure, be reasonably expected to give rise to termination by the counterparty to the Project Document which is subject to breach or to otherwise have a Material Adverse Effect on such Project and (E) Administrative Agent shall have received an officer's certificate signed by a Responsible Officer of Borrower to the effect of clauses (A), (B), (C) and (D) above and stating what action such Portfolio Entity is taking to cure such breach, then such 30 day cure period shall be extended to such date, not to exceed a total of 90 days, as shall be necessary for such Portfolio Entity diligently to cure such breach.

                     (ii) Third Party. A party other than the relevant Portfolio Entities shall be in breach of, or in default under, a Project Document relating to such Project or any Consent, or any Equity Document (other than the Project Completion Guaranty), such breach could reasonably be expected to have a Material Adverse Effect on such Project, and such breach or default shall not be remediable or, if remediable, shall continue unremedied for a period of 30 days; provided that if (A) such breach cannot be cured within such 30 day period, (B) such breach is susceptible of cure within 90 days, (C) the breaching party is proceeding with diligence and in good faith to cure such breach, and (D) the existence of such breach has not had and could not after considering the nature of the cure, be reasonably expected to have a Material Adverse Effect on such Project then, such 30 day cure period shall be extended to such date, not to exceed a total of 90 days, as shall be necessary for such third party diligently to cure such breach; provided further that, no Event of Default shall be declared as a result of any such action if the relevant Portfolio Entity obtains a Replacement Obligor for the affected party within the 90 day cure period referred to in this paragraph (or within the 30 day cure period, if no extension is given) and such action has not had and does not have prior to so obtaining such Replacement Obligor a Material Adverse Effect on such Project.

                     (iii) Termination. Any material provision in any Project Document relating to such Project shall for any reason cease to be valid and binding on any party thereto (other than the relevant Portfolio Entities) except upon fulfillment of such party's obligations thereunder (or any such party shall so state in writing), or shall be declared null and void, or the validity or enforceability thereof shall be contested by any party thereto (other than Administrative Agent and the Banks) or any Governmental Authority, or any such party shall deny that it has any liability or obligation thereunder, except upon fulfillment of its obligations thereunder, and such occurrence could reasonably be expected to have a Material Adverse Effect on such Project; provided that no Event of Default shall occur as a result of such breach or default if the relevant Portfolio Entity obtains a Replacement Obligor for the affected party within 90 days thereafter and, such breach or default has not had and does not have prior to so obtaining such Replacement Obligor, a Material Adverse Effect on such Project.

                (b) Breach of Covenants. Borrower or the relevant Project Owner (other than Borrower) under its respective Project Owners Guaranty shall fail to perform or observe any of the covenants (in the case of a relevant Project Owner (other than Borrower), as if such covenants were fully set forth and incorporated in its respective Project Owners Guaranty) set forth in Section 5.2.2, 5.3, 5.4 (if the event with respect to which notice is required to be given relates to such Project), 5.5 (if the party whose financial statements were not properly delivered is not a Calpine Affiliate), 5.6 (with respect to books, records and accounts of such Project), 5.7 (if the failure to comply with the Legal Requirement relates to such Project), 5.8, 5.9(b), (c), (d), (e) or (f), 5.13, 5.14, 5.15, 5.16.1,
5.16.3, 5.21, 5.22, 5.23, 6.14, 6.20 or 6.23 and such failure shall continue unremedied for a period of 30 days after Borrower becomes aware thereof or receives written notice thereof from Administrative Agent provided, however, that, if (i) such failure cannot be cured within such 30 day period, (ii) such failure is susceptible of cure, (iii) the relevant Project Owner is proceeding with diligence and in good faith to cure such failure, (iv) the existence of such failure has not had and cannot after considering the nature of the cure be reasonably expected to have a Material Adverse Effect on such Project and (v) Administrative Agent shall have received an officer's certificate signed by a Responsible Officer of Borrower to the effect of clauses (i), (ii), (iii) and
(iv) above and stating what action the relevant Project Owner is taking to cure such failure, then such 30 day cure period shall be extended to such date, not to exceed a total of 90 days, as shall be necessary for such Project Owner diligently to cure such failure.

                (c) Material Adverse Effect. The occurrence of any event or circumstance having a Material Adverse Effect on such Project.

                (d) Omissions. Any financial statement, representation, warranty or certificate made or prepared by, under the control of or on behalf of a Portfolio Entity and furnished to Administrative Agent, the Lead Arrangers, the Technical Committee or any Bank pursuant to this Agreement, or in any separate statement or document to be delivered to Administrative Agent or any Bank hereunder or under any other Credit Document, shall contain an untrue or misleading statement of a material fact or shall fail to state a material fact necessary to make the statements therein not misleading as of the date made, in either case, which could reasonably be expected to result in a Material Adverse Effect on such Project.

                "Non-Fundamental Project Inchoate Default" means, with respect to any Funded Project, any occurrence, circumstance or event, or any combination thereof, which, with the lapse of time or giving of notice, would constitute a Non-Fundamental Project Default with respect to such Project.

                "Nonrecourse Persons" has the meaning given in Article 9 of the Credit Agreement.

                "Notice of Borrowing" means a Notice of Construction Borrowing or a Notice of Turbine Purchase Borrowing, as appropriate.

                "Note" has the meaning given in Section 2.1.4 of the Credit Agreement.

                "Notice of Construction Borrowing" has the meaning given in
Section 2.1.1(b) of the Credit Agreement.

                "Notice of Conversion of Loan Type" has the meaning given in
Section 2.1.6 of the Credit Agreement.

                "Notice of LC Activity" has the meaning given in Section 2.2.3 of the Credit Agreement.

                "Notice of Turbine Purchase Borrowing" has the meaning given in
Section 2.1.2(b) of the Credit Agreement.

                "O&M Agreement" means the contracts or agreements approved by the Lead Arrangers in respect of the Initial Projects or the Technical Committee in respect of the Lost Pines Project or in accordance with Section 3.3 of the Credit Agreement, as the case may be, entered into by, or on behalf of, a Project Owner for the operation or maintenance of a Project.

                "O&M Costs" means all actual cash maintenance and operation costs incurred and paid for any Project in any particular calendar or fiscal year or period to which said term is applicable, including payments for fuel, additives or chemicals and transportation costs related thereto, replacement energy, capacity and other products or services required to be obtained by a Project Owner under any Power Purchase Agreement, Major Maintenance costs, local, sales and real estate taxes, income taxes of any Portfolio Entity, insurance, consumables, payments made in connection with the requirements of any Permit or Legal Requirement, payments under any lease (including an Equipment Lease), payments pursuant to the agreements for the management, operation and maintenance of the applicable Project, payments for goods or services, including project management, power marketer and fuel management services, provided or rendered to the owner of such Project, legal, accounting and consulting fees and expenses paid by the owner of such Project in connection with the management, maintenance or operation of Project, fees paid in connection with obtaining, transferring, maintaining or amending any Permits and reasonable general and administrative expenses, but exclusive in all cases of non-cash charges, including depreciation or obsolescence charges or reserves therefor, amortization of intangibles or other bookkeeping entries of a similar nature, and also exclusive of all interest charges and charges for the payment or amortization of principal of indebtedness of the owner of the applicable Project. O&M Costs shall not include (a) distributions of any kind (as opposed to payments for goods or services) to a Project Owner or its Affiliates, (b) depreciation, (c) capital expenditures other than those incurred in an emergency included in and approved as part of an Annual Operating Budget or (d) payments for restoration or repair of such Project from the Loss Proceeds Account in accordance with the terms of the Credit Agreement. In the case of Projects that are not wholly-owned by a Project Owner, O&M Costs shall consist of a pro rata portion (based on such Project Owner's ownership percentage in such Project) of the amounts of costs described above.

                "Obligations" means and includes, with respect to any Person, all loans, advances, debts, liabilities, and obligations, howsoever arising, owed by such Person to Administrative Agent, LC Bank, Lead Arrangers, Technical Committee or the Banks of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, pursuant to the terms of the Credit Agreement or any of the other

Credit Documents, including all interest, fees, charges, expenses, attorneys' fees and accountants fees chargeable to such Person and payable by such Person hereunder or thereunder.

                "Operating Account" has the meaning given in Section 7.3.1 of the Credit Agreement.

                "Operation" means, with respect to any Project, the commencement of commercial operation with respect to such Project.

                "Operative Documents" means the Credit Documents, the Project Documents, the Turbine Purchase Contracts and any Additional Project Documents.

                "Operator" means any wholly-owned subsidiary of Calpine or any other Person approved by the Lead Arrangers in respect of the Initial Projects or the Technical Committee in respect of the Lost Pines Project or in accordance with Section 3.3 of the Credit Agreement, as the case may be, in its capacity as operator under an O&M Agreement.

                "Original Credit Agreement" means the Credit Agreement dated as of October 20, 1999 by and among Borrower, Administrative Agent, Lead Arrangers, LC Bank, Co-Documentation Agents, Syndication Agent, Bookrunner and the Banks, as amended by the First Amendment to Credit Agreement dated as of April 10, 2000 and as further clarified by that certain Letter Agreement Curing Defects and Ambiguities in Section 3.2.5 of the Credit Agreement dated as of May 31, 2000.

                "Other Taxes" has the meaning given in Section 2.6.4(a) of the Credit Agreement.

                "Outstanding Committed Credit" means, as of a given date, the total of the aggregate principal amount of all Loans then outstanding.

                "Partners" means the General Partner and the Limited Partners, and any other partner of Borrower permitted by the Credit Agreement.

                "Partnership Agreement" means the Limited Partnership Agreement dated as of August 23, 1999 and amended as of September 9, 1999 for Calpine Construction Finance Company, L.P.

                "Parts" means any part, appliance, instrument, appurtenance, accessory or other property of any nature necessary or useful to the operation, maintenance, service or repair of a Project.

                "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under Title IV of ERISA.

                "Performance Tests" means, for any Project, the "acceptance tests" or "performance tests" (however defined) under the Major Construction Contracts for such Project.

                "Permit" means any action, approval, consent, waiver, exemption, variance, franchise, order, permit, authorization, right or license of or from a Governmental Authority.

                "Permit Schedules" means, collectively, each schedule of Permits required to construct, own and operate a Funded Project or required to be obtained by any Person that is party to any Project Document with respect to such a Funded Project in order to perform its obligations thereunder, in each case delivered in respect of the Initial Projects or the Lost Pines Project or pursuant to Section 3.3.19 of the Credit Agreement, as the case may be.

                "Permitted Debt" means: (a) indebtedness incurred under the Credit Documents, (b) indebtedness to any party pursuant to the terms of an Operative Document, not more than 90 days past due or being contested in good faith and by appropriate proceedings, (c) trade or other similar indebtedness incurred in the ordinary course of business (but not for borrowed money) (i) not more than 90 days past due, or (ii) being contested in good faith and by appropriate proceedings, (d) contingent liabilities permitted pursuant to
Section 6.1 of the Credit Agreement, (e) indebtedness incurred pursuant to a Contribution, (f) Interest Rate Agreements with an aggregate notional amount not to exceed at any time the Outstanding Committed Credit, (g) Contributions in the form of subordinated debt, (h) Portfolio Entity Debt and (i) rights under Equipment Leases.

                "Permitted Encumbrances" means (a) with respect to the Funded Projects, those liens, encumbrances or other exceptions to title satisfactory to the Technical Committee (or, with respect to the Initial Projects, the Lead Arrangers) and specified on a Title Policy in respect of the Initial Projects, the Lost Pines Project and pursuant to Section 3.3.30(a) of the Credit Agreement, and (b) with respect to the Unfunded Subsequent Projects, those liens, encumbrances, or other exceptions to title which do not result in a Material Adverse Effect on Borrower.

                "Permitted Investments" means (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having a maturity not exceeding one year from the date of issuance, (ii) time deposits and certificates of deposit of any Bank or any domestic commercial bank rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's having capital and surplus in excess of $500,000,000, (iii) commercial paper of any domestic corporation rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's and, in each case, having a maturity not exceeding 90 days from the date of acquisition, (iv) fully secured repurchase obligations with a term of not more than seven (7) days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications established in clause (ii) above and
(v) money market mutual funds.

                "Permitted Liens" means (a) the rights and interests of the Banks as provided in the Credit Documents, (b) Liens for any tax, assessment or other governmental charge, either secured by a bond or other security reasonably acceptable to Administrative Agent or not yet due or being contested in good faith and by appropriate proceedings, so long as (i) such proceedings shall not involve any substantial danger of the sale, forfeiture or loss of a Funded Project, or the related Site or any related Easements, or a Funded Turbine, as the case may be, title thereto or any interest therein and shall not interfere in any material respect with the use or disposition of such Project, Site or any Easements, or (ii) a bond or other security reasonably acceptable to Administrative Agent has been posted or provided in such manner and amount as to assure Administrative Agent that any taxes, assessments or other charges determined to be due will be promptly paid in full when such contest is determined, (c) materialmen's, mechanics', workers', repairmen's, employees' or other like Liens, junior in right of payment to the Lien of the Collateral Documents or for which the Banks are otherwise indemnified, arising in the ordinary course of business or in connection with the construction of a Funded Project or the purchase of a Funded Turbine, either for amounts not yet due or for amounts being contested in good faith and by appropriate proceedings, so long as (i) such proceedings shall not involve any substantial danger of the sale, forfeiture or loss of such Project or the related Site or any related Easements or such Turbine, as the case may be, title thereto or any interest therein and shall not interfere in any material respect with the use or disposition of such Project, Site or Easements, or such Turbine, or (ii) a bond or other security reasonably acceptable to Administrative Agent has been posted or provided in such manner and amount as to assure Administrative Agent that any amounts determined to be due will be promptly paid in full when such contest is determined, (d) Liens arising out of judgments or awards so long as an appeal or proceeding for review is being prosecuted in good faith and for the payment of which adequate reserves, bonds or other security reasonably acceptable to Administrative Agent have been provided or are fully covered by insurance, (e) Permitted Encumbrances, (f) Liens, deposits or pledges to secure statutory obligations or performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, or for purposes of like general nature in the ordinary course of its business, not to exceed $2,000,000 in the aggregate at any time, and with any such Lien to be released as promptly as practicable, (g) other Liens incident to the ordinary course of business that are not incurred in connection with the obtaining of any loan, advance or credit and that do not in the aggregate materially impair the use of the property or assets of the Portfolio Entities or the value of such property or assets for the purposes of such business, (h) involuntary Liens as contemplated by the Operative Documents (including a lien of an attachment, judgment or execution) securing a charge or obligation, on the Portfolio Entities' property, either real or personal, whether now or hereafter owned in the aggregate sum of less than $1,000,000, (i) the Lien granted by Borrower to Magic Valley Electric Cooperative, Inc. pursuant to the Magic Valley Power Purchase Agreement, which shall be subordinated to the Lien of the Collateral Documents pursuant to the Magic Valley Subordination Agreement and (j) rights under any Equipment Lease.

                "Person" means any natural person, corporation, partnership, limited liability company, firm, association, Governmental Authority or any other entity whether acting in an individual, fiduciary or other capacity.

                "Plans and Specifications" means, collectively, the plans and specifications for the construction and design of the Projects, including any document describing the scope of work performed by the Contractors under the Construction Contracts or any other contract for the construction of the Projects and any transmission or other interconnection facilities, all work drawings, engineering and construction schedules, project schedules, project monitoring systems, specifications status lists, material and procurement ledgers, drawings and drawing lists, manpower allocation documents, management and project procedures documents, project design criteria, and any other document referred to in the Construction Contracts or any of the documents referred to in this definition.

                "Pledge Agreements (Pledged Equity Interests)" means, collectively, each Pledge Agreement (Pledged Equity Interests), in substantially the form of Exhibit D-9 to the Credit Agreement, executed by a Partner or a Portfolio Entity (other than a Project Owner, an Equipment Finance Company or a Turbine Owner (unless such Equipment Finance Company or Turbine Owner is also an Intermediate Parent)), as the case may be, pursuant to Section 3.3 or 3.5, as the case may be, of the Credit Agreement with respect to Pledged Equity Interests held by such Person in favor of Administrative Agent.

                "Pledged Equity Interests" means the equity interests of each Portfolio Entity, such equity interests being pledged as security to Administrative Agent by a Partner or the Portfolio Entities (other than the Project Owners, the Equipment Finance Companies and the Turbine Owners (unless such Equipment Finance Companies or Turbine Owners are also Intermediate Parents)), as the case may be, pursuant to the Pledge Agreements (Pledged Equity Interests).

                "Portfolio Entities" means, collectively, Borrower, the Project Owners and their Intermediate Parents, the Equipment Finance Companies and their Intermediate Parents and the Turbine Owners and their Intermediate Parents.

                "Portfolio Entity Debt" means collectively, the subordinated loans made by a Portfolio Entity to another Portfolio Entity in accordance with
Section 7.14 of the Credit Agreement.

                "Power Island Supplier" means the Turbine Purchase Contractor or any entity approved by the Lead Arrangers in respect of the Initial Projects or the Technical Committee in respect of the Lost Pines Project or in accordance with Section 3.3 of the Credit Agreement, as the case may be, in its capacity as supplier under one or more Power Island Supply Contracts.

                "Power Island Supply Contracts" means, collectively, the contracts or agreements for the purchase or supply of the "power island" (combustion turbines, steam turbine, HRSGs, etc.) for a Project (including any Turbine Purchase Contract related thereto) between the Project Owner, the Turbine Owner or the Equipment Finance Company, if any, and the Power Island Suppliers for such Project and approved by the Lead Arrangers in respect of the Initial Projects or the Technical Committee in respect of the Lost Pines Project or pursuant to Section 3.3 of the Credit Agreement, as the case may be.

                "Power Marketer" means any wholly-owned subsidiary of Calpine or any other Person approved by the Lead Arrangers in respect of the Initial Projects or the Technical Committee in respect of the Lost Pines Project or in accordance with Section 3.3 of the Credit

Agreement, as the case may be, in its capacity as power marketer under a Power Marketing Agreement.

                "Power Marketing Agreement" means, collectively, for each Project, the power marketing agreement approved by the Lead Arrangers in respect of the Initial Projects or the Technical Committee in respect of the Lost Pines Project or in accordance with Section 3.3 of the Credit Agreement, as the case may be, and entered into by the Project Owner with respect to such Project.

                "Power Marketing Consultants" means for each Project, the nationally recognized independent power marketing consultants providing power marketing consulting services with respect to such Project to the Banks or their representatives.

                "Power Marketing Plan" means, collectively, the power marketing plans delivered by Borrower in respect of the Initial Projects or the Lost Pines Project or otherwise pursuant to Section 3.3.17 of the Credit Agreement.

                "Power Purchase Documents" means, collectively, for each Project, contracts or agreements entered into by, or on behalf of, the Project Owner in respect of the Initial Projects or the Lost Pines Project or otherwise in accordance with the Credit Agreement for the sale of electrical and/or steam energy or capacity or any ancillary or other related services, including transmission services, from such Project.

                "Power Purchaser" means any Person who is purchasing electrical and/or steam energy or capacity or ancillary or other related services pursuant to any Power Purchase Document.

                "Pre-Completion Requirements" means, (a) with respect to the Magic Valley Project, each of the items set forth in Exhibit M to the Credit Agreement, (b) with respect to the South Point Project, each of the items set forth in Exhibit N to the Credit Agreement, (c) with respect to the Sutter Project, each of the items set forth in Exhibit O to the Credit Agreement, and
(d) with respect to the Westbrook Project, each of the items set forth in Exhibit P to the Credit Agreement.

                "Prime Construction Contracts" means, for each Project, the contract or agreement approved by the Lead Arrangers in respect of the Initial Projects or the Technical Committee in respect of the Lost Pines Project or in accordance with Section 3.3 of the Credit Agreement, as the case may be, entered into by, or on behalf of, the Project Owner with respect to such Project for either (i) the design and construction of the entire Project on a "turnkey" basis or (ii) the construction of that portion of the Project not included within the scope of the Power Island Supply Contract pursuant to plans or designs prepared by the Project Engineer for such Project.

                "Prime Contractor" means any entity approved by the Lead Arrangers in respect of the Initial Projects or the Technical Committee in respect of the Lost Pines Project or in accordance with Section 3.3 of the Credit Agreement, as the case may be, of the Credit Agreement in its capacity as prime contractor under a Prime Construction Contract.

                "Proceeds" has the meaning given in Section 7.9 of the Credit Agreement.

                "Prohibited Transaction" means any transaction set forth in
Section 406 of ERISA or Section 4975 of the Code which is not exempt under
Section 408 of ERISA or Section 4975 of the Code.

                "Project" means an Initial Project or a Subsequent Project; collectively, the "Projects".

                "Project Budget" means, collectively, the project budgets delivered by Borrower in respect of the Initial Projects or the Lost Pines Project or otherwise pursuant to Section 3.3.25 of the Credit Agreement.

                "Project Completion Guaranty" means the Amended and Restated Project Completion Guaranty dated as of February 15, 2001 on substantially the form of Exhibit D-2B to the Credit Agreement executed by Calpine in favor of Administrative Agent.

                "Project Costs" means, with respect to any Project or any Portfolio Entity, the cost of the development, design, engineering, acquisition, equipping, construction, assembly, inspection, testing, completion, and start-up of a Project, including: (a) all amounts payable under the Construction Contracts, any contractor bonuses, site acquisition and preparation costs, any interconnection and transmission upgrade costs payable by a Project Owner pursuant to the Power Purchase Documents, all steam and water interconnection costs, all costs related to water clarification facilities and/or water treatment facilities and all costs of acquisition and construction of natural gas fuel handling and processing equipment (if any) and interconnection expenses payable pursuant to the Gas Supply Contracts and the Gas Transportation Agreements after the Closing Date; (b) financing, advisory, legal and other fees; (c) all other costs, including fuel-related costs and prepaid fuel costs, management services fees and expenses and expenses to complete the acquisition, construction and financing of such Project; (d) interest and fees payable on or in respect of any Note or Loan Commitments pursuant to the Credit Agreement prior to Final Completion of such Project; (e) payments and fees under the Interest Rate Agreements; provided, however, that "Project Costs" shall not include any contingency and (f) the initial working capital for a Project as included in the applicable Project Budget. Project Costs with respect to a Funded Project shall include Turbine Costs for Turbines assigned or leased to such Project regardless of whether such Turbine Costs were funded by Turbine Purchase Loans prior to such Project becoming a Funded Project. Except as otherwise set forth in Section 3.3.2 of the Credit Agreement, in the case of Projects that are not wholly owned by a Project Owner, Project Costs shall consist of a pro rata portion (based on such Project Owner's ownership percentage in such Project) of the amounts of costs described above.

                "Project Documents" means, collectively, agreements or documents relating to the development, construction or operation of any Project, including Turbine Purchase Contracts assigned to a Project Owner, entered into by a Project Owner, a Turbine Owner or an Equipment

Finance Company and approved the Lead Arrangers in respect of the Initial Projects or by the Technical Committee in respect of the Lost Pines Project or in accordance with and to the extent required under Section 3.3 of the Credit Agreement, as the case may be.

                "Project Engineer" means any entity approved by the Lead Arrangers in respect of the Initial Projects or the Technical Committee in respect of the Lost Pines Project or in accordance with Section 3.3 of the Credit Agreement, as the case may be, in its capacity as project engineer under an Engineering Contract.

                "Project Management Agreement" means, collectively, each agreement or document relating to the provision of management services to a Project, entered into by the Project Owner with respect to such Project and approved by the Lead Arrangers in respect of the Initial Projects or the Technical Committee in respect of the Lost Pines Project or in accordance with
Section 3.3 of the Credit Agreement, as the case may be.

                "Project Manager" means any wholly-owned subsidiary of Calpine or any other Person approved by the Lead Arrangers in respect of the Initial Projects or the Technical Committee in respect of the Lost Pines Project or in accordance with Section 3.3 of the Credit Agreement, as the case may be, in its capacity as project manager under a Project Management Agreement.

                "Project Operating Revenues" means all payments received by a Project Owner under the Power Purchase Documents (excluding damages, liquidated damages and certain other payments described in Section 7.7 of the Credit Agreement to the extent deposited in the Loss Proceeds Account), proceeds of any business interruption insurance, income derived from the sale or use of electric or thermal capacity or energy transmitted or distributed by any Project, payments for remarketing of fuel or transportation rights relating thereto, and net payments, if any, received by Borrower under Hedge Transactions, all as determined in conformity with cash accounting principles, and the investment income on amounts in the Accounts (but solely to the extent deposited in the Revenue Account).

                "Project Owners" means, collectively, Borrower and each of the direct or indirect Subsidiaries of Borrower that directly develops and owns all or a portion of a Funded Project in accordance with the Credit Agreement.

                "Project Owner Guaranties" means, collectively, each Project Owner Guaranty, in substantially the form of Exhibit D-4A to the Credit Agreement, executed by each Project Owner (other than Borrower) pursuant to
Section 3.3 of the Credit Agreement with respect to its respective Project, in favor of Administrative Agent.

                "Project Revenues" means all income and receipts of the Portfolio Entities (including Equipment Finance Companies pursuant to Equipment Leases (except as provided in Section 6.6(b) of the Credit Agreement)) derived from the ownership or operation of the Projects, including payments received by the Portfolio Entities under the Power Purchase Documents, Construction Contracts and O&M Agreements (including damages, liquidated damages and certain other payments described in Section 7.7 of the Credit Agreement), proceeds of any delay in start up or business interruption or other insurance, income derived from the sale or use of electric or thermal capacity or energy transmitted or distributed by any Project, payments for remarketing of fuel or transportation rights relating thereto, and net payments, if any, received by Borrower under Hedge Transactions, together with any receipts derived from the sale of any property pertaining to any Project or incidental to the operation of any Project, all as determined in conformity with cash accounting principles, the investment income on amounts in the Accounts (but solely to the extent deposited in the Revenue Account), the proceeds of any condemnation awards relating to any Project and proceeds from the Collateral Documents with respect to Projects.

                "Project Schedules" means, collectively, the project schedules delivered by Borrower in respect of the Initial Projects or the Lost Pines Project or otherwise pursuant to Section 3.3.26 of the Credit Agreement.

                "Project/Turbine Owner Security Agreements" means, collectively, each Project/Turbine Owner Security Agreement, in substantially the form of Exhibit D-4B (i) to the Credit Agreement, executed by a Project Owner (other than Borrower) or a Turbine Owner pursuant to Section 3.3 or 3.5 of the Credit Agreement, as the case may be, with respect to its respective Projects or Turbine(s), as the case may be, in favor of Administrative Agent and (ii) with respect to Borrower, the Borrower Security Agreement.

                "Proportionate Share" means, with respect to each Bank, the percentage participation of such Bank in the Total Loan Commitment, the Total Turbine Purchase Loan Commitment or the Total Letter of Credit Commitment, respectively, as set forth on Exhibit H to the Credit Agreement. Upon any transfer by a Bank of all or part of its Commitments, Administrative Agent may revise Exhibit H to reflect the Banks' Proportionate Shares after giving effect to such transfer.

                "Prudent Utility Practices" means those practices, methods, equipment, specifications and standards of safety and performance, as the same may change from time to time, as are commonly used by gas fired electric generation stations in the state where a Project is located, as applicable, of a type and size similar to the applicable Project as good, safe and prudent engineering practices in connection with the design, construction, operation, maintenance, repair and use of electrical and other equipment, facilities and improvements of such electrical station, with commensurate standards of safety, performance, dependability, efficiency and economy. Prudent Utility Practices does not necessarily mean one particular practice, method, equipment specification or standard in all cases, but is instead intended to encompass a broad range of acceptable practices, methods, equipment specifications and standards.

                "PUC" means, with respect to a Project, the Public Utility Commission, Public Service Commission, or equivalent Government Authority in the state where a Project is located.

                "PUHCA" means the Public Utility Holding Company Act of 1935 and all rules and regulations adopted thereunder.

                "PURPA" means the Public Utility Regulatory Policies Act of 1978 and all rules and regulations adopted thereunder.

                "Qualifying Facility" means a qualifying facility within the meaning of PURPA.

                "Receivables" means "accounts" and "general intangibles", as such terms are defined in Section 9-106 of the UCC, of the Portfolio Entities and any chattel paper, document or instrument relating to any such account or general intangible and any security agreement, lease or other contract securing any of the foregoing.

                "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System (or any successor).

                "Regulatory Change" means any change after the date of the Credit Agreement in federal, state, local or foreign laws, regulations, Legal Requirements or requirements under Applicable Permits, or the adoption or making after such date of any interpretations, directives or requests of or under any federal, state, local or foreign laws, regulations, Legal Requirements or requirements under Applicable Permits (whether or not having the force of law) by any Governmental Authority charged with the interpretation or administration thereof.

                "Reimbursement Obligation" means Borrower's obligation to repay Drawing Payments under any of the Letters of Credit as provided in Sections
2.2.4 and 2.2.5 of the Credit Agreement.

                "Reimbursement Payment" means a payment made by or on behalf of Borrower in partial or complete satisfaction of a Reimbursement Obligation, including any interest payment obligation in connection therewith.

                "Release" means disposing, discharging, injecting, spilling, leaking, leaching, dumping, pumping, pouring, emitting, escaping, emptying, seeping, placing and the like, into or upon any land or water or air, or otherwise entering into the environment.

                "Renewal Notice" has the meaning given in Section 2.11.2 of the Credit Agreement.

                "Renewing Bank" has the meaning given in Section 2.11.2 of the Credit Agreement.

                "Replacement Bank" has the meaning given in Section 2.11.3 of the Credit Agreement.

                "Replacement Obligor" means, with respect to any Person party to a Project Document, any Person satisfactory to the Required Banks and having credit, or acceptable credit support, equal to or greater than that of the replaced Person on the date that the applicable Project Document was entered into (or otherwise acceptable to the Required Banks) who, pursuant to any definitive agreement, definitive guaranty or definitive backup arrangement, in each case reasonably satisfactory to the Required Banks, assumes the obligation of providing the services and/or products on terms and conditions no less favorable to Borrower than those which such Person is obligated to provide pursuant to the applicable Project Document.

                "Required Banks" means, at any time, Banks having Proportionate Shares which in the aggregate exceed 66.67%.

                "Reserve Requirement" means, for LIBOR Loans, the maximum rate (expressed as a percentage) at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during the Interest Period therefor under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding $1,000,000,000 against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks by reason of any Regulatory Change against (i) any category of liabilities which includes deposits by reference to which the LIBO Rate or LIBOR Loans is to be determined,
(ii) any category of liabilities or extensions of credit or other assets which include LIBOR Loans or (iii) any category of liabilities or extensions of credit which are considered irrevocable commitments to lend.

                "Responsible Officer" means, as to any Person, its president, chief executive officer, any vice president, treasurer, or secretary or any managing general partner (or any of the preceding with regard to such managing general partner).

                "Revenue Account" has the meaning given in Section 1.1 of the Depositary Agreement.

                "S&P" means Standard & Poor's Corporation.

                "Secured Obligations" has the meaning given in the granting clause of the Deed of Trust.

                "Senior O&M Costs" means all O&M Costs except Subordinated O&M Costs.

                "Settlement Amount" has the meaning given in Section 5.11.6 of the Credit Agreement.

                "Site" has the meaning given in the relevant Deed of Trust.

                "South Point Lease" means that certain Amended and Restated Ground Lease Agreement, executed as of August 4, 1999 and approved as BIA Lease B1778-FM on August 19, 1999 between the Fort Mojave Indian Tribe, a federally recognized Indian Tribe, and Borrower.

                "South Point Project" means, the approximately 545 MW combined cycle facility located on the Fort Mojave Indian Tribe Reservation in Mojave County, Arizona, together with all buildings, structures or improvements erected on the Site and the Easements with respect to the South Point Project, all alterations thereto or replacements thereof, all fixtures, attachments, appliances, equipment, machinery and other articles owned by Borrower and attached thereto or used in connection therewith and all Parts which may from time to time be incorporated or installed in or attached thereto, all contracts and agreements for the purchase or sale of commodities or other personal property related thereto, all leases by Borrower of real or personal property related thereto, and all other real and tangible and intangible personal property owned by Borrower and placed upon or used in connection with the electric and steam generation plant located upon the Site and the Easements with respect to the South Point Project.

                "SPC" has the meaning given in Section 10.13.2 of the Credit Agreement.

                "Stated Amount" means with respect to each Letter of Credit, the total amount available to be drawn thereunder at the time in question in accordance with the terms of such Letter of Credit.

                "Subject Companies" has the meaning given in Section 4.11 of the Credit Agreement.

                "Subordinated O&M Costs" means all of the O&M Costs that are payable to Affiliates of Borrower to the extent such amounts are subordinated pursuant to the applicable Affiliated Subordination Agreements.

                "Subsequent Projects" means, collectively, the natural gas-fired power generating plants utilizing commercially accepted technology located on the respective Sites, all as further described in Exhibit G-2 to the Credit Agreement owned or partially owned by a Project Owner, together with all buildings, structures or improvements erected on the respective Sites and the respective Easements with respect to such Sites, all alterations thereto or replacements thereof, all fixtures, attachments, appliances, equipment, machinery and other articles attached thereto or used in connection therewith and all Parts which may from time to time be incorporated or installed in or attached thereto, all contracts and agreements for the purchase or sale of commodities or other personal property related thereto, all leases of real or personal property related thereto, and all other real and tangible and intangible personal property owned by a Project Owner or by an Equipment Finance Company and leased to a Project Owner and placed upon or used in connection with such natural gas-fired power generating plants, whether located upon the respective Sites and Easements or otherwise; each individually, a "Subsequent Project." Borrower may, in its sole discretion and upon written notice to Administrative Agent, amend, modify or supplement Exhibit G-2 to the Credit Agreement in order to add or subtract Subsequent Projects to such Exhibit.

                "Subsidiary" means, with respect to any Person, (i) any corporation, association, or other business entity (other than a partnership) of which 50% or more of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person of a combination thereof and (ii) any partnership or limited liability company of which 50% or more of the partnership's or limited liability company's, as the case may be, capital accounts, distribution rights or general or limited partnership interests or limited liability company membership interests, as the case may be, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof.

                "Sutter Project" means, the approximately 545 MW combined cycle facility located near Yuba City, California, together with all buildings, structures or improvements erected on the Sutter Site and the Easements with respect to the Sutter Project, all alterations thereto or replacements thereof, all fixtures, attachments, appliances, equipment, machinery and other articles owned by Borrower and attached thereto or used in connection therewith and all Parts which may from time to time be incorporated or installed in or attached thereto, all contracts and agreements for the purchase or sale of commodities or other personal property related thereto, all leases by Borrower of real or personal property related thereto, and all other real and tangible and intangible personal property owned by Borrower and placed upon or used in connection with the electric and steam generation plant located upon the Site and the Easements with respect to the Sutter Project.

                "Syndication Agent" means Credit Suisse First Boston, New York Branch.

                "Taxes" has the meaning given in Section 2.6.4(a) of the Credit Agreement.

                "Technical Committee" has the meaning given in Section 10.17 of the Credit Agreement.

                "Telerate Screen" means the display designated as Page 3750 on the Dow Jones Market Screen (or such page as may replace such page for the purpose of displaying London Interbank offered rates of major banks, or, if discontinued, any replacement service designated by Administrative Agent).

                "Title Insurer" means, with respect to a Project, the title company issuing a Title Policy in respect of the Initial Projects or the Lost Pines Project or otherwise pursuant to Section 3.3.30 of the Credit Agreement.

                "Title Policy" means, collectively, the title policies delivered by Borrower in respect of the Initial Projects or the Lost Pines Project or otherwise pursuant to Section 3.3.30 of the Credit Agreement.

                "Total Letter of Credit Commitment" has the meaning given in
Section 2.3.3 of the Credit Agreement.

                "Total Loan Commitment" has the meaning given in Section 2.3.1 of the Credit Agreement.

                "Total Turbine Purchase Loan Commitment" has the meaning given in Section 2.3.2 of the Credit Agreement.

                "Turbine" means a natural gas-fired combustion turbine generator or a steam turbine generator or rights thereto ordered and allocated by the manufacturer thereof, together with all alterations thereto or replacements thereof, all contracts and agreements relating thereto, including the Turbine Purchase Contract and/or the appropriate Power Island Supply Contract, and all other tangible and intangible personal property, interests or rights in respect thereof, in each case owned by (a) a Turbine Owner and assigned to a Subsequent Project with a Turbine Delivery Date, in each case as more fully described on Exhibit G-3 to the Credit Agreement, (b) a Project Owner or (c) an Equipment Finance Company and leased to a Project Owner pursuant to an Equipment Lease. Borrower may, in its sole discretion and upon written notice to Administrative Agent, amend, modify or supplement Exhibit G-3 to the Credit Agreement in order to add additional Turbines to such Exhibit. To the extent title to a Turbine has not been transferred to a Turbine Owner, "Turbine" means the rights to such Turbine under the applicable Turbine Purchase Contract. Once a Turbine has been assigned to a Funded Project or leased to a Project, reference to such Turbine shall be removed from Exhibit G-3 to the Credit Agreement.

                "Turbine Costs" means, with respect to any Turbine owned by a Turbine Owner, the sum of (a) all amounts payable under the associated Turbine Purchase Contract; plus (b) interest and fees payable on or in respect of any Note or Loan Commitments pursuant to the Credit Agreement prior to the date such Turbine has been assigned to a Funded Project or is no longer part of the Collateral. Notwithstanding the foregoing, at such time as a Project to which a Funded Turbine has been assigned (as set forth in Exhibit G-3 to the Credit Agreement) becomes a Funded Project, Turbine Costs with respect to such Turbines shall be deemed Project Costs with respect to the corresponding Project and shall thereafter no longer be considered Turbine Costs.

                "Turbine Delivery Date" means, with respect to any Turbine, the earliest date upon which such Turbine (or portion thereof) is scheduled to be physically delivered to Turbine Owner or otherwise deemed to be in Turbine Owner's control pursuant to the associated Turbine Purchase Contract, such date being set forth on Exhibit G-3 to the Credit Agreement with respect to each Turbine.

                "Turbine Funding Date" means each date of an initial funding of Turbine Purchase Loans for a Turbine pursuant to Section 3.5 of the Credit Agreement.

                "Turbine Owners" means, collectively, Borrower and/or each of the direct or indirect Subsidiaries of Borrower that directly owns (a) a Turbine or rights to a Turbine assigned to an Initial Project (as set forth in Exhibit G-3 to the Credit Agreement) or (b) a Funded Turbine or rights to a Funded Turbine. In the event a Turbine Owner leases Turbines to a Project Owner pursuant to an Equipment Lease, such Turbine Owner shall be deemed an Equipment Finance Company and shall no longer be considered a Turbine Owner.

                "Turbine Purchase Contractor" means Siemens Westinghouse Power Corporation, a Delaware corporation, or General Electric Company, a New York corporation or, with respect to steam Turbines only, any other Person approved by the Technical Committee.

                "Turbine Purchase Contracts" means, collectively, each of the contracts or agreements for the purchase or supply of the Turbines entered into by a Turbine Owner and approved by the Technical Committee pursuant to Section
3.5 of the Credit Agreement.

                "Turbine Purchase Credit Event" has the meaning given in Section
3.6 of the Credit Agreement.

                "Turbine Purchase Drawdown Certificate" means a certificate delivered to Administrative Agent substantially in the form of Exhibit C-8 to the Credit Agreement.

                "Turbine Purchase Guaranty" means the Turbine Purchase Guaranty dated as of February 15, 2001 on substantially the form of Exhibit D-2C to the Credit Agreement executed by Calpine in favor of Administrative Agent, on behalf of the Banks.

                "Turbine Purchase Loan" has the meaning given in Section 2.1.2(a) of the Credit Agreement.

                "Turbine Purchase Loan Commitment" means, at any time with respect to each Bank, such Bank's Proportionate Share of the Total Turbine Purchase Loan Commitment at such time.

                "Turbine Purchase Sub-Accounts" has the meaning given in Section
7.1.1 of the Credit Agreement.

                "Type" means the type of Loan, whether a Base Rate Loan or LIBOR Loan.

                "UCC" means the Uniform Commercial Code of the jurisdiction the law of which governs the document in which such term is used.

                "Unfunded Projects" means, collectively, the Projects other than the Funded Projects.

                "Unfunded Subsequent Projects" means, collectively, the Subsequent Projects other than the Funded Subsequent Projects.

                "Waterfall Level" has the meaning given in Section 7.2.1 of the Credit Agreement.

                "Westbrook Project" means, the approximately 540 MW combined cycle facility located in Westbrook, Maine, together with all buildings, structures or improvements erected on the Site and the Easements with respect to the Westbrook Project, all alterations thereto or replacements thereof, all fixtures, attachments, appliances, equipment, machinery and other articles owned by Borrower and attached thereto or used in connection therewith and all Parts which may from time to time be incorporated or installed in or attached thereto, all contracts and agreements for the purchase or sale of commodities or other personal property related thereto, all leases by Borrower of real or personal property related thereto, and all other real and tangible and intangible personal property owned by Borrower and placed upon or used in connection with the electric and steam generation plant located upon the Site and the Easements with respect to the Westbrook Project.

                "Working Capital Reserve Account" has the meaning given in
Section 1.1 of the Depositary Agreement.

                "Working Capital Reserve Requirement" means an amount equal to the anticipated O&M Costs (including fuel costs) for all Initial Projects and Funded Subsequent Projects then in operation for a 30-day period.

                             RULES OF INTERPRETATION

                1. The singular includes the plural and the plural includes the singular.

                2.  "or" is not exclusive.

                3. A reference to a Governmental Rule includes any amendment or modification to such Governmental Rule, and all regulations, rulings and other Governmental Rules promulgated under such Governmental Rule.

                4. A reference to a Person includes its permitted successors and permitted assigns.

                5. Accounting terms have the meanings assigned to them by GAAP, as applied by the accounting entity to which they refer.

                6. The words "include," "includes" and "including" are not limiting.

                7. A reference in a document to an Article, Section, Exhibit, Schedule, Annex or Appendix is to the Article, Section, Exhibit, Schedule, Annex or Appendix of such document unless otherwise indicated. Exhibits, Schedules, Annexes or Appendices to any document shall be deemed incorporated by reference in such document. In the event of any conflict between the provisions of the Credit Agreement (exclusive of the Exhibits, Schedules, Annexes and Appendices thereto) and any Exhibit, Schedule or Annex thereto, the provisions of this Credit Agreement shall control. A reference to any Exhibit, Schedule, Annex or Appendix of the Credit Agreement shall mean such Exhibit, Schedule, Annex or Appendix as, amended, modified or supplemented from time to time in accordance with the Credit Agreement; provided, that no Exhibit, Schedule, Annex or Appendix may be amended, modified or supplemented by Borrower except to the extent specifically permitted in the Credit Agreement.

                8. References to any document, instrument or agreement (a) shall include all exhibits, schedules and other attachments thereto, (b) shall include all documents, instruments or agreements issued or executed in replacement thereof, and (c) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time and in effect at any given time.

                9. The words "hereof," "herein" and "hereunder" and words of similar import when used in any document shall refer to such document as a whole and not to any particular provision of such document.

                10. References to "days" shall mean calendar days, unless the term "Banking Days" shall be used. References to a time of day shall mean such time in New York, New York, unless otherwise specified.

                11. The Credit Documents are the result of negotiations between, and have been reviewed by the Portfolio Entities, Administrative Agent, Lead Arrangers, Co-Arrangers,

Co-Documentation Agents, LC Bank, Syndication Agent, Bookrunner each Bank and their respective counsel. Accordingly, the Credit Documents shall be deemed to be the product of all parties thereto, and no ambiguity shall be construed in favor of or against the Portfolio Entities, Administrative Agent, Lead Arrangers, Co-Arrangers, LC Bank, Co-Documentation Agents, Syndication Agent, Bookrunner or any Bank solely as a result of any such party having drafted or proposed the ambiguous provision.

                                                                       EXHIBIT B
                                                             to Credit Agreement

                                                                    Note No. ___
                                  FORM OF NOTE

$______________                                               New York, New York
                                                           [date]_______________

                  For value received, the undersigned CALPINE CONSTRUCTION FINANCE COMPANY, L.P., a Delaware limited partnership ("Borrower"), promises to pay to ___________________ (the "Bank"), or order, at the office of _______ located at ______________________, Attn: ___________________, in lawful money of the United States of America and in immediately available funds, the principal amount of ______________________ DOLLARS ($______________), or if less, the aggregate unpaid and outstanding principal amount of Loans advanced by the Bank to Borrower pursuant to that certain Amended and Restated Credit Agreement, dated as of February 15, 2001 (the "Credit Agreement"), by and among Borrower, the financial institutions listed on Exhibit H thereto, Credit Suisse First Boston, acting through its New York Branch, as Lead Arranger, Syndication Agent and Bookrunner, The Bank of Nova Scotia, as Lead Arranger, LC Bank and Administrative Agent, TD Securities (USA) Inc., as Co-Arranger and Co-Documentation Agent, and CIBC World Markets Corp., as Co-Arranger and Co-Documentation Agent, as the same may be amended from time to time, and all other amounts owed by Borrower to the Bank hereunder.

                  This is one of the Notes referred to in the Credit Agreement and is entitled to the benefits thereof and is subject to all terms, provisions and conditions thereof. Capitalized terms used and not defined herein shall have the meanings set forth in the Credit Agreement.

                  This Note is made in connection with and is secured by, among other instruments, the provisions of the Collateral Documents. Reference is hereby made to the Credit Agreement and the Collateral Documents for the provisions, among others, with respect to the custody and application of the Collateral, the nature and extent of the security provided thereunder, the rights, duties and obligations of Borrower and the rights of the holder of this Note.

                  The principal amount hereof is payable in accordance with the Credit Agreement, and such principal amount may be prepaid solely in accordance with the Credit Agreement, including without limitation any prepayment fees and premiums provided for therein.

                  Borrower further agrees to pay, in lawful money of the United States of America and in immediately available funds, interest from the date hereof on the unpaid and outstanding principal amount hereof until such unpaid and outstanding principal amount shall become due and payable (whether at stated maturity, by acceleration or otherwise) at the rates of interest and at the times set forth in the Credit Agreement and Borrower agrees to pay other fees and costs as stated in the Credit Agreement.

                  If any payment on this Note becomes due and payable on a date which is not a Banking Day, such payment shall be made on the first succeeding, or next preceding, Banking Day, in accordance with the terms of the Credit Agreement.

                  All Loans made by the Bank pursuant to the Credit Agreement and other Credit Documents, and all payments and prepayments made on account of the principal balance hereof shall be recorded by the Bank on the grid attached hereto, provided that failure to make such a notation shall not affect or diminish Borrower's obligation to repay all amounts due on this Note, as and when due.

                  Upon the occurrence of any one or more Events of Default, all amounts then remaining unpaid on this Note may become or be declared to be immediately due and payable as provided in the Credit Agreement and other Credit Documents, without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or notices or demands of any kind, all of which are expressly waived by Borrower.

                  Recourse under this Note shall be limited as provided in
Article 9 of the Credit Agreement.

                  Borrower agrees to pay costs and expenses, including without limitation attorneys' fees, incurred in connection with the interpretation or enforcement of this Note, in accordance with the Credit Agreement.

              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

                  This Note has been executed and delivered in and shall be construed and interpreted in accordance with and governed by the laws of the State of New York, without reference to conflicts of laws (other than Section 5-1401 of the New York General Obligations Law).

                                 CALPINE CONSTRUCTION FINANCE COMPANY, L.P., a Delaware limited partnership

                                 By:  CALPINE CCFC GP, INC.,
                                      a Delaware corporation,
                                      its General Partner


                                      By: ______________________________________
                                          Name:
                                          Title:

                                        Prepayment or            Outstanding
     Date            Advance              Repayment                Balance
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

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

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                                        5

                                                             EXHIBIT C-1
                                                             to Credit Agreement

                    FORM OF NOTICE OF CONSTRUCTION BORROWING
                     (Delivered pursuant to Section 2.1.1(b)
                            of the Credit Agreement)

[Date]


The Bank of Nova Scotia,
  as Administrative Agent for the Banks
One Liberty Plaza, 26th Floor
New York, New York 10006
Attn: Manager, Project Finance

Re:  Calpine Construction Finance Company, L.P.

                  This Notice of Construction Borrowing is delivered to you pursuant to Section 2.1.1(b) of the Amended and Restated Credit Agreement dated as of February 15, 2001 ("Credit Agreement"), among Calpine Construction Finance Company, L.P., a Delaware limited partnership, as Borrower ("Borrower"), the financial institutions listed on Exhibit H thereto (the "Banks"), Credit Suisse First Boston, acting through its New York Branch, as Lead Arranger, Syndication Agent and Bookrunner, The Bank of Nova Scotia, as Lead Arranger, LC Bank and Administrative Agent ("Administrative Agent"), TD Securities (USA) Inc., as Co-Arranger and Co-Documentation Agent, and CIBC World Markets Corp., as Co-Arranger and Co-Documentation Agent. All capitalized terms used herein shall have the respective meanings specified in Exhibit A to the Credit Agreement unless otherwise defined herein or unless the context requires otherwise.

                  This Notice of Borrowing constitutes a request for a Borrowing of Construction Loans as set out below:

                  1. The requested date of the Borrowing is __________, ______, which is a Banking Day.

                  2. The total amount of the requested Construction Loans is $____________.

                  3.       Borrower requests the following funding options:

                           a.       Base Rate Loans amount: $_______________.

                           b.       LIBOR Loans:

                                    Amount     Requested Initial Interest Period

                                    $______                      ________ months
                                    $______                      ________ months
                                    $______                      ________ months

                  The undersigned further confirms and certifies to Administrative Agent and each Bank that (i) the requested Construction Loans, when added to all other Construction Loans outstanding as of the date hereof do not exceed the Total Loan Commitment minus the sum of (x) the aggregate principal amount of all Turbine Purchase Loans outstanding as of the date hereof, (y) the aggregate Stated Amount of all Letters of Credit outstanding as of the date hereof, (z) the aggregate amount of all Reimbursement Obligations outstanding as of the date hereof, and (ii) the conditions precedent to the Borrowing hereby requested set forth in Article 3 of the Credit Agreement have been satisfied or waived in accordance with the terms thereof.

                                CALPINE CONSTRUCTION FINANCE COMPANY, L.P., a Delaware limited partnership

                                By:  CALPINE CCFC GP, INC.,
                                     a Delaware corporation,
                                     its General Partner


                                     By:  ______________________________________
                                          Name:
                                          Title:

                                                             EXHIBIT C-2
                                                             to Credit Agreement

                  FORM OF NOTICE OF TURBINE PURCHASE BORROWING
                     (Delivered pursuant to Section 2.1.2(b)
                            of the Credit Agreement)

[Date]


The Bank of Nova Scotia,
  as Administrative Agent for the Banks
One Liberty Plaza, 26th Floor
New York, New York 10006
Attn:  Manager, Project Finance

Re:      Calpine Construction Finance Company, L.P.

                  This Notice of Turbine Purchase Borrowing is delivered to you pursuant to Section 2.1.2(b) of the Amended and Restated Credit Agreement dated as of February 15, 2001 ("Credit Agreement"), among Calpine Construction Finance Company, L.P., a Delaware limited partnership, as Borrower ("Borrower"), the financial institutions listed on Exhibit H thereto (the "Banks"), Credit Suisse First Boston, acting through its New York Branch, as Lead Arranger, Syndication Agent and Bookrunner, The Bank of Nova Scotia, as Lead Arranger, LC Bank and Administrative Agent ("Administrative Agent"), TD Securities (USA) Inc., as Co-Arranger and Co-Documentation Agent, and CIBC World Markets Corp., as Co-Arranger and Co-Documentation Agent. All capitalized terms used herein shall have the respective meanings specified in Exhibit A to the Credit Agreement unless otherwise defined herein or unless the context requires otherwise.

                  This Notice of Borrowing constitutes a request for a Borrowing of Turbine Purchase Loans as set out below:

                  1. The requested date of the Borrowing is __________, ______, which is a Banking Day.

                  2.       The total amount of the requested Turbine Purchase
                             Loans is $____________.

                  3.       Borrower requests the following funding options:

                           a.       Base Rate Loans amount: $_______________.

                           b.       LIBOR Loans:

                                    Amount     Requested Initial Interest Period

                                    $______                      ________ months
                                    $______                      ________ months
                                    $______                      ________ months

                  The undersigned further confirms and certifies to Administrative Agent and each Bank that (i) the requested Turbine Purchase Loans, when added to all other Turbine Purchase Loans outstanding as of the date hereof shall not exceed the lesser of (x) the Total Turbine Purchase Loan Commitment and (y) an amount equal to the excess, if any, of (A) the amount of the Total Loan Commitment as of the date hereof over (B) the aggregate principal amount of all Loans outstanding as of the date hereof plus the Aggregate LC Stated Amount and all outstanding Reimbursement Obligations outstanding as of the date hereof, and (ii) the conditions precedent to the Borrowing hereby requested set forth in Article 3 of the Credit Agreement have been satisfied or waived in accordance with the terms thereof.

                                CALPINE CONSTRUCTION FINANCE COMPANY, L.P., a Delaware limited partnership

                                By:  CALPINE CCFC GP, INC.,
                                     a Delaware corporation,
                                     its General Partner


                                     By:  ______________________________________
                                          Name:
                                          Title:

                                                             EXHIBIT C-3
                                                             to Credit Agreement

                FORM OF CONFIRMATION OF INTEREST PERIOD SELECTION
                   (Delivered pursuant to Section 2.1.3(b)(ii)
                            of the Credit Agreement)


[Date]

The Bank of Nova Scotia,
  as Administrative Agent for the Banks
One Liberty Plaza, 26th Floor
New York, New York 10006
Attn: Manager, Project Finance

                  Re:      Calpine Construction Finance Company, L.P.

                  This Confirmation of Interest Period Selection is delivered to you pursuant to Section 2.1.3(b)(ii) of the Amended and Restated Credit Agreement dated as of February 15, 2001 ("Credit Agreement"), among Calpine Construction Finance Company, L.P., a Delaware limited partnership, as Borrower ("Borrower"), the financial institutions listed on Exhibit H thereto (the "Banks"), Credit Suisse First Boston, acting through its New York Branch, as Lead Arranger, Syndication Agent and Bookrunner, The Bank of Nova Scotia, as Lead Arranger, LC Bank and Administrative Agent ("Administrative Agent"), TD Securities (USA) Inc., as Co-Arranger and Co-Documentation Agent, and CIBC World Markets Corp., as Co-Arranger and Co-Documentation Agent. All capitalized terms used herein shall have the respective meanings specified in Exhibit A to the Credit Agreement unless otherwise defined herein or unless the context requires otherwise.

                  This Confirmation of Interest Period Selection relates to $ __________ of the LIBOR Loans with an Interest Period ending on ________. This Confirmation of Interest Period Selection constitutes a confirmation that effective __________ (which shall be the last day of an Interest Period), the requested Interest Period for ___________ of such LIBOR Loans shall be __ months. [SPECIFY WHETHER CONSTRUCTION/TURBINE PURCHASE LOANS, IF NECESSARY]

                  This notice shall be effective only if delivered to Administrative Agent as a Confirmation of Interest Period Selection made pursuant to Section 2.1.3(b)(ii) of the Credit Agreement.

                  The undersigned confirms and certifies to each Bank that as of the date of this Confirmation of Interest Period Selection, no Event of Default or Inchoate Default exists under the Credit Agreement.

                                CALPINE CONSTRUCTION FINANCE COMPANY, L.P., a Delaware limited partnership

                                By:  CALPINE CCFC GP, INC.,
                                     a Delaware corporation,
                                     its General Partner


                                     By:  ______________________________________
                                          Name:
                                          Title:

                  The undersigned acknowledges receipt of a copy of this Confirmation of Interest Period Selection:

THE BANK OF NOVA SCOTIA,                                Date:  __________, _____
as Administrative Agent for the Banks


By:  ______________________________________
     Name:
     Title:


By:  ______________________________________
     Name:
     Title:

                                                             EXHIBIT C-4
                                                             to Credit Agreement

                    FORM OF NOTICE OF CONVERSION OF LOAN TYPE
                      (Delivered pursuant to Section 2.1.6
                            of the Credit Agreement)


[Date]

The Bank of Nova Scotia,
  as Administrative Agent for the Banks
One Liberty Plaza, 26th Floor
New York, New York 10006
Attn: Manager, Project Finance

                  Re:      Calpine Construction Finance Company, L.P.

                  1. Reference is hereby made to that certain Amended and Restated Credit Agreement dated as of February 15, 2001 ("Credit Agreement"), among Calpine Construction Finance Company, L.P., a Delaware limited partnership, as Borrower ("Borrower"), the financial institutions listed on Exhibit H thereto (the "Banks"), Credit Suisse First Boston, acting through its New York Branch, as Lead Arranger, Syndication Agent and Bookrunner, The Bank of Nova Scotia, as Lead Arranger, LC Bank and Administrative Agent ("Administrative Agent"), TD Securities (USA) Inc., as Co-Arranger and Co-Documentation Agent, and CIBC World Markets Corp., as Co-Arranger and Co-Documentation Agent. All capitalized terms used herein shall have the respective meanings specified in Exhibit A to the Credit Agreement unless otherwise defined herein or unless the context requires otherwise.

                  2. Pursuant to Section 2.1.6 of the Credit Agreement, Borrower hereby notifies Administrative Agent: [SPECIFY WHETHER
CONSTRUCTION/TURBINE PURCHASE LOANS, IF NECESSARY]]

                           (a) the conversion of $_______________ of such Loans from a [BASE RATE/LIBOR] Loan to a [LIBOR/BASE RATE] Loan;

                           (b) that the effective date of the conversion shall be ___________, which is a Banking Day and which shall be the first day after the last day of an Interest Period if converting from LIBOR Loans;

                           (c) if converting to LIBOR Loans, the following Interest Periods are selected:

                                    Amount     Requested Initial Interest Period

                                    $______                      ________ months
                                    $______                      ________ months
                                    $______                      ________ months




                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, Borrower has executed this Notice of Conversion of Loan Type on the date set forth above.

                                CALPINE CONSTRUCTION FINANCE COMPANY, L.P., a Delaware limited partnership

                                By:  CALPINE CCFC GP, INC.,
                                     a Delaware corporation,
                                     its General Partner


                                     By:  ______________________________________
                                          Name:
                                          Title:

         The undersigned acknowledges receipt of a copy of this Notice of Conversion of Loan Type:


THE BANK OF NOVA SCOTIA,                                Date:  __________, _____
as Administrative Agent for the Banks

By:  ______________________________________
     Name:
     Title:

By:  ______________________________________
     Name:
     Title:

                                                             EXHIBIT C-5
                                                             to Credit Agreement

                          FORM OF NOTICE OF LC ACTIVITY
                      (Delivered pursuant to Section 2.2.3
                            of the Credit Agreement)


[Date]

The Bank of Nova Scotia,
  as Administrative Agent for the Banks
One Liberty Plaza, 26th Floor
New York, New York 10006
Attn: Manager, Project Finance

                  Re:      Calpine Construction Finance Company, L.P.

                  This Notice of LC Activity is delivered to you pursuant to
Section 2.2.3 of the Amended and Restated Credit Agreement dated as of February 15, 2001 ("Credit Agreement"), among Calpine Construction Finance Company, L.P., a Delaware limited partnership, as Borrower ("Borrower"), the financial institutions listed on Exhibit H thereto (the "Banks"), Credit Suisse First Boston, acting through its New York Branch, as Lead Arranger, Syndication Agent and Bookrunner, The Bank of Nova Scotia, as Lead Arranger, LC Bank and Administrative Agent ("Administrative Agent"), TD Securities (USA) Inc., as Co-Arranger and Co-Documentation Agent, and CIBC World Markets Corp., as Co-Arranger and Co-Documentation Agent. All capitalized terms used herein shall have the respective meanings specified in Exhibit A to the Credit Agreement unless otherwise defined herein or unless the context requires otherwise.

                  1. We request that a/the [SPECIFY LETTER OF CREDIT] be [ISSUED] [EXTENDED] [INCREASED] as provided below.

                  2.       The Letter of Credit relates to the _______ Project.

                  3. The issue date of the Letter of Credit is __________________, and the [extended] Expiration Date of the Letter of Credit is ________________, neither of which is later than the Loan Maturity Date.

                  4. [THE STATED AMOUNT OF THE LETTER OF CREDIT IS $_____________] or [WE REQUEST THAT THE STATED AMOUNT OF THE LETTER OF CREDIT BE INCREASED FROM $________ TO $_________] which, together with the Aggregate LC Stated Amount and all outstanding Reimbursement Obligations thereunder, does not exceed the lesser of (i) the Total Letter of Credit Commitment and (ii) an amount equal to the excess, if any, of (a) the amount of the Total Loan

Commitment as of the date hereof over (b) the aggregate principal amount of all Loans then outstanding plus the Aggregate LC Stated Amount and all outstanding Reimbursement Obligations.

                  5. The Available Construction Funds, after taking into effect the issuance of the Letter of Credit requested hereby, will be equal to or exceed the remaining Project Costs of all Funded Projects then under construction.

                  6. Administrative Agent is instructed to deliver the [LETTER OF CREDIT] [NOTICE OF EXTENSION] [NOTICE OF INCREASE IN STATED AMOUNT] to ________, [THE LC BENEFICIARY] [BORROWER], at [ADDRESS].

                  The undersigned further confirms and certifies to Administrative Agent and each Bank that the Letter of Credit requested hereby shall only be used in the manner and for the purposes specified and permitted by the Credit Agreement, and that, as of the date of the issuance of such Letter of Credit, the conditions set forth in Section 3.8 of the Credit Agreement have all been satisfied or waived in accordance with the terms thereof.

                                CALPINE CONSTRUCTION FINANCE COMPANY, L.P., a Delaware limited partnership

                                By:  CALPINE CCFC GP, INC.,
                                     a Delaware corporation,
                                     its General Partner


                                     By:  ______________________________________
                                          Name:
                                          Title:

                                                             EXHIBIT C-6
                                                             to Credit Agreement

                    FORM OF CONSTRUCTION DRAWDOWN CERTIFICATE
                      (Delivered pursuant to Section 3.4.3
                            of the Credit Agreement)


                                                        Date: [__________, ____]

                                               Drawdown Date: [__________, ____]


The Bank of Nova Scotia,
  as Administrative Agent for the Banks
One Liberty Plaza, 26th Floor
New York, New York 10006
Attn: Manager, Project Finance

Ladies and Gentlemen:

         1. This Construction Drawdown Certificate is delivered to you pursuant to Section 3.4.3 of that certain Amended and Restated Credit Agreement dated as of February 15, 2001 ("Credit Agreement"), among Calpine Construction Finance Company, L.P., a Delaware limited partnership, as Borrower ("Borrower"), the financial institutions listed on Exhibit H thereto (the "Banks"), Credit Suisse First Boston, acting through its New York Branch, as Lead Arranger, Syndication Agent and Bookrunner, The Bank of Nova Scotia, as Lead Arranger, LC Bank and Administrative Agent ("Administrative Agent"), TD Securities (USA) Inc., as Co-Arranger and Co-Documentation Agent, and CIBC World Markets Corp., as Co-Arranger and Co-Documentation Agent. Unless otherwise defined herein, all capitalized terms used herein shall have the respective meanings specified in Exhibit A to the Credit Agreement.

         2. We have read the provisions of the Credit Agreement which are relevant to the furnishing of this Construction Drawdown Certificate. To the extent that this Construction Drawdown Certificate evidences, attests or confirms compliance with any covenants or conditions precedent provided for in the Credit Agreement, we have made such examination or investigation as was, in our opinion, necessary to enable us to express an informed opinion as to whether such covenants or conditions have been complied with. This Construction Drawdown Certificate relates to a Borrowing or other disbursement to take place on the Drawdown Date.

         3. This Construction Drawdown Certificate relates to the __________________________ Project (the "Project").

         4.       BORROWER HEREBY CERTIFIES THAT, as of the date hereof:

                  4.1 The Project Costs for the Project incurred through the immediately preceding Drawdown Date by or on behalf of the appropriate Portfolio Entities and for which a Construction Drawdown Certificate has previously been submitted by Borrower are $__________, segregated by major categories as described in Column A of Appendix I hereto. The Project Costs for the Project paid during the previous month from funds in the Project's Operating Account as permitted pursuant to Section 7.1.2(c) of the Credit Agreement are as follows:
_____.

                  4.2 The Project Costs for the Project to be paid with the funds requested by this Construction Drawdown Certificate for the current month are $___________, segregated by major categories as described in Column B of Appendix I hereto. Of such Project Costs, $__________ will be paid through the application of Contributions pursuant to Section 3.10 of the Credit Agreement, $__________ will be paid through the application of Contributions pursuant to
Section 5.17.1 of the Credit Agreement, $___________ will be paid through the application of Additional Borrower Equity and $_________ will be paid through the application of Construction Loans. All items shown in Column B represent work that has been satisfactorily performed in a good and workmanlike manner and in conformance with the Project's Construction Contracts or materials that have been supplied and delivered to the Project's Site prior to the date of this Certificate, or Borrower's best estimate of fuel and other O&M Costs related to startup and testing of the Project which will become due and payable on the Drawdown Date or within thirty (30) days thereafter.

                  4.3 The estimated dates of Completion and Final Completion for the Project are set forth on Appendix II hereto.

                  4.4 The estimated Project Costs to Final Completion for the Project are _________, segregated by major categories and described in Column K of Appendix I hereto. The aggregate amount of Project Costs for the Project (not including financing fees and interest expenses allocated to such Project but not reflected in such Project's Project Budget and other expenses not allocable to a Project) will not exceed 110% of the anticipated aggregate amount of such Project Costs for the Project as set forth in the Project's Project Budget. The aggregate amount of Project Costs for all Funded Projects under construction as of the date hereof will not exceed 105% of the anticipated aggregate amount of Project Costs for such Projects as set forth in such Projects' Project Budgets. [MODIFY THIS CERTIFICATION IF NECESSARY IN ACCORDANCE WITH THE LAST CLAUSE OF
SECTION 3.4.3 OF THE CREDIT AGREEMENT.]

                  4.5 A detailed description of the variances from the estimated Project Costs for the Project as of the date of the Credit Agreement is summarized in Appendix III hereto.

                  4.6 The Available Construction Funds are sufficient to pay all remaining Project Costs for all Funded Projects under construction as of the date hereof (after giving effect to this and any other Drawdown Certificates delivered as of the date hereof).

                  4.7 There has not occurred any development which materially adversely affects the likelihood of the Project achieving Completion on or before the Loan Maturity Date.

                  4.8 No Event of Default or Inchoate Default or, with respect to the Project, Non-Fundamental Project Default or Non-Fundamental Project Inchoate Default has occurred and is continuing.

                  4.9 All proceeds of all Construction Loans and other amounts deposited into the Project's Construction Sub-Account on or prior to the date hereof, except for $_________ remaining in the Project's Construction Sub-Account since the date of the last Construction Drawdown Certificate, have been expended and have been applied to Project Costs for the Project in accordance with the applicable Construction Contracts, the applicable Project Documents or the Credit Agreement.

                  4.10 All insurance required under the Credit Agreement is in place, in good standing and in full force and effect and all premiums due thereon have been paid.

                  4.11 There are no Applicable Permits or Applicable Third Party Permits other than those which have been obtained as of the date hereof.

                  4.12 Each Applicable Permit and Applicable Third Party Permit with respect to the Project has been issued, is in full force and effect and is not subject to any current legal proceedings, or to any unsatisfied condition that could allow modification or revocation and all applicable appeal periods have expired with respect thereto.

                  4.13 To Borrower's knowledge, no facts or circumstances exist which indicate that any Permit will not be timely obtainable at a cost consistent with the Project's Project Budget without material difficulty or delay by Borrower or the applicable Major Project Participant, respectively, prior to the time that it becomes an Applicable Permit or an Applicable Third Party Permit, as applicable.

                  4.14 All of the Operative Documents executed and delivered with respect to the Project on or prior to the date of the Borrowing requested by this Drawdown Certificate are in full force and effect without change or amendment since the respective dates of their execution and delivery in a form which was approved by Administrative Agent, except as consented to in writing by Administrative Agent to the extent required under the Credit Agreement or as otherwise permitted by the Credit Agreement. No Portfolio Entity is in default under any term of any Project Document with respect to the Project and, to the best of Borrower's knowledge, no other party to such a Project Document is in default thereunder except, in either case, where such default could not reasonably be expected to have a Material Adverse Effect on the Project.

                  4.15 The Project has not been abandoned or terminated.

                  4.16 No Portfolio Entity with respect to the Project has incurred or permitted to exist any Liens (other than Permitted Liens) on the Project or the Mortgaged Property with respect to the Project or any part thereof or on any other assets of such Portfolio Entity, except as permitted under the Credit Agreement. No Liens, claims of Lien, attachments or similar claims (including without limitation mechanic's and materialman's liens) have been recorded or filed with respect to the Project or the Mortgaged Property with respect to the Project or any part thereof, except Permitted Liens or Permitted Encumbrances, as the case may be, and such Liens, claims of Lien, attachments or similar claims as will be released, removed and discharged from the funds requested by this Construction Drawdown Certificate and the corresponding Notice of Construction Borrowing.

                  4.17 There are no pending or, to the best knowledge of Borrower, threatened actions or proceedings of any kind, including actions or proceedings of or before any Governmental Authority, to which Borrower or any other Portfolio Entity with respect to the Project, any Partner, Calpine, any Affiliated Major Project Participant or, to the best knowledge of Borrower, any other Major Project Participant with respect to the Project, or by which any of them or any of their properties or the Project are bound, which if adversely determined to or against Borrower or any other such Portfolio Entity, any Partner, Calpine, any other such Major Project Participant or the Project could reasonably be expected to have a Material Adverse Effect on Borrower or the Project, except as permitted pursuant to the terms of the Credit Agreement.

                  4.18 No Portfolio Entity with respect to the Project has waived performance or released from liability any party to any Operative Document with respect to the Project except with the consent of Administrative Agent or as otherwise permitted by the Credit Agreement.

                  4.19 Attached to this Construction Drawdown Certificate as Appendix IV are complete and accurate listings of all material contracts entered into by the Portfolio Entities with respect to the Project from the last day of the month preceding the date of the last Construction Drawdown Certificate to the last day of the month preceding the date hereof with respect to the Project.

                  4.20 Borrower has obtained and is delivering to Administrative Agent concurrently herewith a datedown endorsement to the Title Policy with respect to the Project to the date the Construction Loans requested hereby are to be made, extending the coverage of Title Policy to such date, including all Borrowings and extensions of credit made to and including such date, insuring that the Lien of the Deed of Trust with respect to the Project on the Mortgaged Property with respect to the Project is prior to any liens, encumbrances or other matters except Permitted Encumbrances and Permitted Liens described in clauses (a), (b) or (c) of the definition thereof.

                  4.21 All property, rights and assets acquired for the Project are free and clear of all encumbrances except for Permitted Liens or as otherwise permitted by the Credit Agreement.

                  4.22 All of the representations of Borrower and the other Portfolio Entities with respect to the Project contained in the Credit Documents (in each case with respect to itself or the Project) are true and correct to the extent provided therein on and as of the Construction Drawdown Date with the same effect as if given on the date hereof (except to the extent such representations and warranties relate to a prior date).

                  4.23 A list of all approved, pending and proposed change orders to the Construction Contracts since the previous Construction Drawdown Certificate pertaining to the Project, together with copies of all such change orders not previously delivered to the Administrative Agent, is attached hereto as Appendix V.

                  4.24 Attached hereto (if funds are being requested with respect to any Construction Contract) as Attachment A and delivered herewith is a duly executed and completed Contractor's Certificate and a copy of the information delivered to the relevant Portfolio Entity pursuant to [INSERT PROVISIONS OF APPLICABLE CONSTRUCTION CONTRACT], including the Monthly Progress Report prepared thereunder for the month to which this Drawdown Certificate relates.

                  4.25 The conditions set forth in Section 3.4 of the Credit Agreement are satisfied or have been waived in writing by Administrative Agent as of the date hereof and as of the date of the requested draw.





                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, Borrower has executed this Construction Drawdown Certificate as of the date hereof.


                                CALPINE CONSTRUCTION FINANCE COMPANY, L.P., a Delaware limited partnership

                                By:  CALPINE CCFC GP, INC.,
                                     a Delaware corporation,
                                     its General Partner


                                     By:  ______________________________________
                                          Name:
                                          Title:

                                   Appendix I
                                 to Exhibit C-6


Calpine - Project XXXXXXXXXX
Project Costs as of
X/XX/XX

                         Prior       This Draw      Total       Budgeted Total   Variance   Closing   Current     Prior    Equity
                      Expenditures    Request    Expenditures    Expenditures               Budget     Bank      Equity     this
                     (Debt&Equity)                 to Date                                            Approved   Request   Month
                                                                                                       Budget
                     ------------------------------------------------------------------------------------------------------------
                           A             B         C=(A+B)            D          E=(C-D)       F         G          H         I
---------------------------------------------------------------------------------------------------------------------------------
Land
---------------------------------------------------------------------------------------------------------------------------------
Development Costs
---------------------------------------------------------------------------------------------------------------------------------
Construction
---------------------------------------------------------------------------------------------------------------------------------
Power Island
---------------------------------------------------------------------------------------------------------------------------------
Insurance
---------------------------------------------------------------------------------------------------------------------------------
EPC
---------------------------------------------------------------------------------------------------------------------------------
Project
Enhancements
---------------------------------------------------------------------------------------------------------------------------------
Sales Tax
---------------------------------------------------------------------------------------------------------------------------------
Construction
Management
---------------------------------------------------------------------------------------------------------------------------------
Startup
(Commissioning)
---------------------------------------------------------------------------------------------------------------------------------
Pending Chg.
Orders
---------------------------------------------------------------------------------------------------------------------------------
Title Insurance
---------------------------------------------------------------------------------------------------------------------------------
                                                                                    -                    -                    -
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
        Subtotal          0              -            -               -             -          -         -          -         -
---------------------------------------------------------------------------------------------------------------------------------

                        Cumulative      Current       Expected
                          Equity      Estimate of    Balance to
                                         Total       Completion
                                     Project Costs
                        ---------------------------------------
                          J=(H+I)          K           L=(K-C)
---------------------------------------------------------------
Land
---------------------------------------------------------------
Development Costs
---------------------------------------------------------------
Construction
---------------------------------------------------------------
Power Island
---------------------------------------------------------------
Insurance
---------------------------------------------------------------
EPC
---------------------------------------------------------------
Project
Enhancements
---------------------------------------------------------------
Sales Tax
---------------------------------------------------------------
Construction
Management
---------------------------------------------------------------
Startup
(Commissioning)
---------------------------------------------------------------
Pending Chg.
Orders
---------------------------------------------------------------
Title Insurance              -             -              -
---------------------------------------------------------------

---------------------------------------------------------------
        Subtotal             -             -              -
---------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
Interest Expense
---------------------------------------------------------------------------------------------------------------------------------
Commitment Fees
---------------------------------------------------------------------------------------------------------------------------------
Independent
Engineer
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
          Total:          0              -            -               -             -          -         -          -         -
---------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------
Interest Expense
------------------------------------------------------------
Commitment Fees
------------------------------------------------------------
Independent
Engineer
------------------------------------------------------------

------------------------------------------------------------
          Total:          -             -              -
------------------------------------------------------------

                                   Appendix II
                                 to Exhibit C-6

               Estimated Dates of Completion and Final Completion

Completion:             _________


Final Completion:       _________

                                  Appendix III

                                 to Exhibit C-6

         Summary description of variances from estimated Project Costs.

         Variation                                                   Amount
         ---------                                                   ------
         0                                                           0




TOTAL                                                                $0


                                      III-1

                                   Appendix IV
                                 to Exhibit C-6

  Material Contracts entered into by Project Owner with respect to the Project and property, rights and assets acquired from date of previous
              Construction Drawdown Certificate to the date hereof.

                                   Appendix V
                                 to Exhibit C-6

                              List of Change Orders

                                 ATTACHMENT A TO
                  BORROWER'S CONSTRUCTION DRAWDOWN CERTIFICATE

                            CONTRACTOR'S CERTIFICATE

                  Pursuant to Section ____ of that certain
________________________ Contract (the "Contract") by and between [RELEVANT PROJECT OWNER], and ______________________ ("Contractor"), Contractor hereby certifies, to the Contractor's knowledge as of the date hereof, that (all capitalized terms have the meanings ascribed in the Contract unless otherwise indicated):

         1.       This attachment refers to the __________________________
                  Project (the "Project").

         2. The Work performed to date has, unless otherwise stated by Contractor, been performed in all material respects in accordance with the Contract and the Contract schedule in effect on the date hereof as referenced in Article ____ of the Contract.

         3. To the Contractor's knowledge, no event currently exists with respect to the Contract which reasonably could be expected to delay the [INSERT PROPER TERMINOLOGY USED IN CONTRACT WITH RESPECT TO COMPLETION OF SCOPE OF WORK UNDER SUCH CONTRACT].

         4. Contractor has been paid all amounts due to it under the Contract and all Subcontractor/Suppliers engaged or employed by Contractor have been paid to the extent that such amounts are due or such payment (or a portion thereof) is subject to a good faith contest which is being diligently pursued by the Contractor (in each case, other than amounts to be paid with the proceeds of the drawdown related to this certificate).

                  By furnishing this Contractor's Certificate, Contractor assumes no independent liability to recipients of the same. Any liability of the undersigned arising from this Contractor's Certificate shall be governed exclusively by the terms of the Contract including any limitations of liability and exclusive remedy provisions therein.

                  IN WITNESS WHEREOF, the undersigned have executed this Contractor's Certificate as of the ___ of _______________, ____.


                                     -------------------------------------


                                     By:  ________________________________
                                          Name:
                                          Its:

                                                             EXHIBIT C-7
                                                             to Credit Agreement

                   FORM OF ENGINEER'S CONSTRUCTION CERTIFICATE

                        [LETTERHEAD OF [R.W. BECK, INC.]]

                      (Delivered pursuant to Section 3.4.3)

The Bank of Nova Scotia,                        Date: _____________________
  as Administrative Agent for the Banks         Drawdown Date: _________________
One Liberty Plaza, 26th Floor
New York, New York 10006
Attn: Manager, Project Finance

                  Re:      Calpine Construction Finance Company, L.P.

Ladies and Gentlemen:

                  R.W. Beck, Inc. ("Independent Engineer"), pursuant to Section
3.4.3 of the Amended and Restated Credit Agreement dated as of February 15, 2001 ("Credit Agreement"), among Calpine Construction Finance Company, L.P., a Delaware limited partnership, as Borrower ("Borrower"), the financial institutions listed on Exhibit H thereto (the "Banks"), Credit Suisse First Boston, acting through its New York Branch, as Lead Arranger, Syndication Agent and Bookrunner, The Bank of Nova Scotia, as Lead Arranger, LC Bank and Administrative Agent ("Administrative Agent"), TD Securities (USA) Inc., as Co-Arranger and Co-Documentation Agent, and CIBC World Markets Corp., as Co-Arranger and Co-Documentation Agent, hereby makes the following statements, with respect to the _______ Project (the "Project") as of __________________.

         1. We have read the provisions of Section 3.4.3 of the Credit Agreement as it identifies the responsibilities of the Independent Engineer related to providing this Independent Engineer's Construction Certificate.

         2. All defined terms set forth in this Independent Engineer's Construction Certificate shall have respective meanings specified in Exhibit A to the Credit Agreement unless otherwise defined herein.

         3. We have reviewed the material and data made available to us by the Contractors with respect to the Project and the relevant Portfolio Entities since the date of the last Construction Drawdown Certificate with respect to the Project, consisting of: the Construction Drawdown Certificate with respect to the Project, dated ________________, and the Appendices and other items attached thereto; drawings and specifications prepared by ________________ and ________________; and work progress documents consisting of ________________. We have also observed the status of construction progress and startup activities at the Project's Site (the "Site"). Our review and observations were performed in accordance with generally accepted consulting practices consisting of a walk-through of such Site conducted on ____________, _____, observation of installed equipment and material, observation of work procedures, review of "QA" and "QC" reports as made available by the Contractors with respect to the Project and attendance of the construction monthly progress review meeting with respect to the Project. We have reviewed paragraphs 4.1 through 4.7, 4.9, 4.11 through 4.13 and 4.15 of the Construction Drawdown Certificate with respect to the Project (the "Current Construction Drawdown Certificate"), dated ________________ (the "Drawdown Date"), and we have previously reviewed the corresponding paragraphs of all previous Construction Drawdown Certificates with respect to the Project. We have also reviewed the materials attached to the Current Construction Drawdown Certificate as Attachment A, including each monthly progress report submitted pursuant to each Construction Contract with respect to the Project (the "Current Contractor Certificates"), and we have reviewed the contractor certificates submitted with all previous Construction Drawdown Certificates with respect to the Project. We have also reviewed the following additional material:__.

         4. To the extent practical, we have periodically reviewed the progress of engineering, procurement and construction for the Project and in the course of this review we have not discovered any errors or omissions in the claims for materials that have been procured and work performed under this and all previous Borrowings.

         5. Based on our review of the aforementioned information, and of data provided to us by others which we have not independently verified, we are of the opinion that, as of Drawdown Date:

                  a. The estimated Project Costs to Final Completion [ARE/ARE NOT] as set forth in the Current Construction Drawdown Certificate. [IF NOT, CONTINUE AS FOLLOWS: IN OUR OPINION, THE ESTIMATED PROJECT COSTS TO FINAL COMPLETION VARY FROM THE ESTIMATED PROJECT COSTS SET FORTH IN THE CURRENT CONSTRUCTION DRAWDOWN CERTIFICATE BECAUSE: [(STATE REASONS)];

                  b. The aggregate amount of Project Costs for the Project (not including financing fees and interest expenses allocated to such Project but not reflected in such Project's Project Budget and other expenses not allocable to a Project) will not exceed 110% of the anticipated aggregate amount of such Project Costs for the Project as set forth in the Project's Project Budget.

                  c. The aggregate amount of Project Costs for all Funded Projects under construction as of the date hereof will not exceed 105% of the anticipated aggregate amount of Project Costs for all such Projects as set forth in such Projects' Project Budgets.

                           [IF THE AGGREGATE AMOUNT OF PROJECT COSTS FOR THE PROJECT EXCEEDS 110% OF THE ANTICIPATED AGGREGATE AMOUNT OF SUCH PROJECT COSTS, THEN CONTINUE AS FOLLOWS:]

                  [__. WE CONFIRM THAT THE COST OVERRUNS WITH RESPECT TO THE PROJECT ARE NOT REASONABLY LIKELY TO EXCEED $______.]

                  [__. THE AGGREGATE AMOUNT OF PROJECT COSTS FOR ALL FUNDED PROJECTS UNDER CONSTRUCTION AS OF THE DATE HEREOF, AFTER GIVING EFFECT TO ANY FURTHER CONTEMPLATED OVERRUNS WITH RESPECT TO THE PROJECT, WILL NOT EXCEED 105% OF THE ANTICIPATED AGGREGATE AMOUNT OF PROJECT COSTS FOR ALL SUCH PROJECTS AS SET FORTH IN SUCH PROJECTS' PROJECT BUDGETS.]

                  d. Completion with respect to the Project will occur on or before the Date Certain.

                  e. Our scope of review [HAS/HAS NOT] brought to our actual attention any errors in the information contained in the paragraphs of the Current Construction Drawdown Certificate or in the Current Contractor Certificate referred to in paragraph 3 of this Independent Engineer's Construction Certificate. [IF ANY PARAGRAPH IN THE CURRENT DRAWDOWN CERTIFICATE OR INFORMATION IN THE CURRENT CONTRACTOR CERTIFICATE IS INCORRECT, LIST AND SPECIFY REASONS.]

                  f. Except as disclosed in the Permit Schedule applicable to the Project, to our knowledge, no other Permits or governmental authorizations are required in connection with the construction and operation of the Project;

                  g. The quality of construction performed with respect to the Project during the period covered by this Independent Engineer's Construction Certificate is [SATISFACTORY/UNSATISFACTORY] and [APPEARS TO HAVE BEEN/DOES NOT APPEAR TO HAVE BEEN] performed in a good and workmanlike manner and in conformance with the Construction Contracts with respect to the Project; [IF UNSATISFACTORY, SPECIFY REASONS.]

                  h. The work accomplished with respect to the Project during the period covered by this Independent Engineer's Construction Certificate [IS/IS NOT] in accordance with the Project's Project Schedule; and [IF NOT IN ACCORDANCE WITH SCHEDULE, SPECIFY REASONS.]

                  i. After giving effect to the Borrowings requested by the Current Construction Drawdown Certificate, we estimate Available Construction Funds to be sufficient to pay remaining Project Costs for all Funded Projects under construction as of the date hereof (after giving effect to any other Drawdown Certificates delivered to Administrative Agent as of the date hereof).

         6. To the best of our knowledge, there are no approved or material proposed change orders which are not listed on Appendix V to the Current Construction Drawdown Certificate or that have not been listed in a previous Construction Drawdown Certificate.

         7. Without having specifically reviewed the matter, the undersigned does not know of any pending or proposed changes in any codes or regulations affecting the design, construction or use of the Project which would affect completion of the Project or the ability to obtain any certificates or permits necessary for the use and operation of the Project.

                  Except as specified above, the undersigned has not discovered any error in the matters set forth in the Current Construction Drawdown Certificate or Current Contractor Certificate that are within its scope of work.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  The information contained herein is for the benefit of Administrative Agent and the Banks and may be relied upon for the purposes of making Loans pursuant to the Credit Agreement.

                                     R.W. BECK, INC.,
                                     a Washington corporation

                                     By:  _________________________________
                                          Name:
                                          Title:

                                                             EXHIBIT C-8
                                                             to Credit Agreement

                  FORM OF TURBINE PURCHASE DRAWDOWN CERTIFICATE
                      (Delivered pursuant to Section 3.6.3
                            of the Credit Agreement)


                                                        Date: [__________, ____]

                                               Drawdown Date: [__________, ____]
The Bank of Nova Scotia,
  as Administrative Agent for the Banks
One Liberty Plaza, 26th Floor
New York, New York 10006
Attn: Manager, Project Finance

Ladies and Gentlemen:

         1. This Turbine Purchase Drawdown Certificate is delivered to you pursuant to Section 3.6.3 of that certain Amended and Restated Credit Agreement dated as of February 15, 2001 ("Credit Agreement"), among Calpine Construction Finance Company, L.P., a Delaware limited partnership, as Borrower ("Borrower"), the financial institutions listed on Exhibit H thereto (the "Banks"), Credit Suisse First Boston, acting through its New York Branch, as Lead Arranger, Syndication Agent and Bookrunner, The Bank of Nova Scotia, as Lead Arranger, LC Bank and Administrative Agent ("Administrative Agent"), TD Securities (USA) Inc., as Co-Arranger and Co-Documentation Agent, and CIBC World Markets Corp., as Co-Arranger and Co-Documentation Agent. Unless otherwise defined herein, all capitalized terms used herein shall have the respective meanings specified in Exhibit A to the Credit Agreement.

         2. We have read the provisions of the Credit Agreement which are relevant to the furnishing of this Turbine Purchase Drawdown Certificate. To the extent that this Turbine Purchase Drawdown Certificate evidences, attests or confirms compliance with any covenants or conditions precedent provided for in the Credit Agreement, we have made such examination or investigation as was, in our opinion, necessary to enable us to express an informed opinion as to whether such covenants or conditions have been complied with. This Turbine Purchase Drawdown Certificate relates to a Borrowing or other disbursement to take place on the Drawdown Date.

         3. This Turbine Purchase Drawdown Certificate relates to the Turbine(s) identified by serial #___ (as set forth on Exhibit G-3 to the Credit Agreement) (the "Turbine(s)") and assigned to the ____ Project.

         4.       BORROWER HEREBY CERTIFIES THAT, as of the date hereof:

                  4.1 The Turbine Costs for the Turbine(s) incurred through the immediately preceding Drawdown Date by or on behalf of Borrower and for which a Turbine Purchase Drawdown Certificate has previously been submitted by Borrower are $__________.

                  4.2 The Turbine Costs for the Turbine(s) to be paid with the funds requested by this Turbine Purchase Drawdown Certificate for the current month are $___________. Of such Turbine Costs, $__________ will be paid through the application of Contributions pursuant to Section 3.10 of the Credit Agreement and $_________ will be paid through the application of Turbine Purchase Loans. Such Turbine Costs are either (i) currently due and payable,
(ii) to become due and payable within 30 days of the date of this Turbine Purchase Drawdown Certificate, or (iii) permitted pursuant to Section 3.6.4 of the Credit Agreement.

                  4.3      The Turbine Delivery Date of the Turbine(s) is
------.

                  4.4      The remaining Turbine Costs for the Turbine(s) are
---------.

                  4.5 The technology and size of the Turbine(s) is appropriate for the Project to which it has been assigned.

                  4.6 No Event of Default or Inchoate Default has occurred and is continuing.

                  4.7 All proceeds of all Turbine Purchase Loans and other amounts deposited into the Turbine Purchase Sub-Account with respect to the Turbine(s) on or prior to the date hereof, except for $_________ remaining in such Turbine Purchase Sub-Account since the date of the last Turbine Purchase Drawdown Certificate, have been expended and have been applied to Turbine Costs for the Turbine(s) in accordance with the applicable Turbine Purchase Contract or the Credit Agreement.

                  4.8 All insurance required under the Credit Agreement with respect to the Turbine(s) is in place, in good standing and in full force and effect and all premiums due thereon have been paid.

                  4.9 The Turbine Purchase Contract executed and delivered with respect to the Turbine(s) is in full force and effect without change or amendment since the date of its execution and delivery in a form which was approved by Administrative Agent, except as consented to in writing by Administrative Agent to the extent required under the Credit Agreement or as otherwise permitted by the Credit Agreement. The Turbine Owner with respect to the Turbine(s) is not in material default under the Turbine Purchase Contract with respect to the Turbine(s) and, to the best of Borrower's knowledge, no other material defaults have occurred with respect to the Turbine Purchase Contract.

                  4.10 The Turbine Owner with respect to the Turbine(s) has not incurred or permitted to exist any Liens (other than Permitted Liens) on the Turbine(s) or any part thereof or on any other assets of such Turbine Owner, except as permitted under the Credit Agreement. No Liens, claims of Lien, attachments or similar claims (including without limitation mechanic's and materialman's liens) have been recorded or filed with respect to the Turbine(s) or any part thereof, except Permitted Liens and such Liens, claims of Lien, attachments or similar claims as will be released, removed and discharged from the funds requested by this Turbine Purchase Drawdown Certificate and the corresponding Notice of Turbine Purchase Borrowing.

                  4.11 All of the representations of Borrower and the relevant Turbine Owner contained in the Credit Documents are true and correct to the extent provided therein on and as of the Turbine Purchase Drawdown Date with the same effect as if given on the date hereof (except to the extent such representations and warranties relate to a prior date).

                  4.12 The conditions set forth in Section 3.6 of the Credit Agreement are satisfied or have been waived in writing by Administrative Agent as of the date hereof and as of the date of the requested draw.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, Borrower has executed this Turbine Purchase Drawdown Certificate as of the date hereof.


                                CALPINE CONSTRUCTION FINANCE COMPANY, L.P., a Delaware limited partnership

                                By:  CALPINE CCFC GP, INC.,
                                     a Delaware corporation,
                                     its General Partner


                                     By:  ______________________________________
                                      Name:
                                     Title:

                                                             EXHIBIT C-9
                                                             to Credit Agreement

                 FORM OF ENGINEER'S TURBINE PURCHASE CERTIFICATE

                        [LETTERHEAD OF [R.W. BECK, INC.]]

                      (Delivered pursuant to Section 3.6.3)


The Bank of Nova Scotia,                    Date: _____________________
  as Administrative Agent for the Banks     Drawdown Date: _________________
One Liberty Plaza, 26th Floor
New York, New York 10006
Attn: Manager, Project Finance

               Re: Calpine Construction Finance Company, L.P.

Ladies and Gentlemen:

         R.W. Beck, Inc. ("Independent Engineer"), pursuant to Section 3.6.3 of the Amended and Restated Credit Agreement dated as of February 15, 2001 ("Credit Agreement"), among Calpine Construction Finance Company, L.P., a Delaware limited partnership, as Borrower ("Borrower"), the financial institutions listed on Exhibit H thereto (the "Banks"), Credit Suisse First Boston, acting through its New York Branch, as Lead Arranger, Syndication Agent and Bookrunner, The Bank of Nova Scotia, as Lead Arranger, LC Bank and Administrative Agent ("Administrative Agent"), TD Securities (USA) Inc., as Co-Arranger and Co-Documentation Agent, and CIBC World Markets Corp., as Co-Arranger and Co-Documentation Agent, hereby makes the following statements, with respect to the Turbine(s) identified by serial #___ (as set forth on Exhibit G-3 to the Credit Agreement) (the "Turbine(s)") and assigned to the _______ Project as of
------------------.

         1. We have read the provisions of Section 3.6.3 of the Credit Agreement as it identifies the responsibilities of the Independent Engineer related to providing this Independent Engineer's Turbine Purchase Certificate.

         2. All defined terms set forth in this Independent Engineer's Turbine Purchase Certificate shall have respective meanings specified in Exhibit A to the Credit Agreement unless otherwise defined herein.

         3. We have reviewed the material and data made available to us by Borrower since the date of the last Turbine Purchase Drawdown Certificate with respect to the Turbine(s), consisting of the Turbine Purchase Drawdown Certificate with respect to the Turbine(s), if any, dated ________________. We have reviewed paragraphs 4.1 through 4.7 of the Turbine Purchase Drawdown Certificate with respect to the Turbine(s) (the "Current Turbine Purchase Drawdown Certificate"), dated ________________ (the "Drawdown Date"), and we have previously reviewed the corresponding paragraphs of all previous Turbine Purchase Drawdown Certificates with respect to the Turbine(s). We have also reviewed the following additional material:
                  ----------------.

         4. Based on our review of the aforementioned information, and of data provided to us by others which we have not independently verified, we are of the opinion that, as of Drawdown Date:

                  a. To the extent that Turbine Loans being requested consist of reimbursement of Turbine Costs paid by Borrower or an Affiliate of Borrower, such payments to the Turbine Purchase Contractor with respect to the Turbine have been made.

                  b. Our scope of review [HAS/HAS NOT] brought to our actual attention any errors in the information contained in the paragraphs of the Current Turbine Purchase Drawdown Certificate. [IF ANY PARAGRAPH IN THE CURRENT TURBINE PURCHASE DRAWDOWN CERTIFICATE IS INCORRECT, LIST AND SPECIFY REASONS.]

         Except as specified above, the undersigned has not discovered any error in the matters set forth in the Current Turbine Purchase Drawdown Certificate that are within its scope of work.

         The information contained herein is for the benefit of Administrative Agent and the Banks and may be relied upon for the purposes of making Loans pursuant to the Credit Agreement.

                      R.W. BECK, INC.,
                      a Washington corporation


                      By:
                         -----------------------------------------------------
                         Name:
                         Title:

                                                             EXHIBIT C-10
                                                             to Credit Agreement



                        FORM OF DISBURSEMENT REQUISITION

            (Delivered pursuant to Section 7.2.2 [AND SECTION 7.2.3]
                            of the Credit Agreement)

[Date]

The Bank of Nova Scotia,
  as Administrative Agent for the Banks
One Liberty Plaza, 26th Floor
New York, New York 10006
Attn: Manager, Project Finance

         Re:   Calpine Construction Finance Company, L.P.

         This Disbursement Requisition is delivered to you pursuant to Section
7.2.2 [AND SECTION 7.2.3] of the Amended and Restated Credit Agreement dated as of February 15, 2001 ("Credit Agreement"), among Calpine Construction Finance Company, L.P., a Delaware limited partnership, as Borrower ("Borrower"), the financial institutions listed on Exhibit H thereto (the "Banks"), Credit Suisse First Boston, acting through its New York Branch, as Lead Arranger, Syndication Agent and Bookrunner, The Bank of Nova Scotia, as Lead Arranger, LC Bank and Administrative Agent ("Administrative Agent"), TD Securities (USA) Inc., as Co-Arranger and Co-Documentation Agent, and CIBC World Markets Corp., as Co-Arranger and Co-Documentation Agent. All capitalized terms used herein shall have the respective meanings specified in Exhibit A to the Credit Agreement unless otherwise defined herein or unless the context requires otherwise.

         This Disbursement Requisition constitutes, with respect to the _______ Project (the "Project"), [(a)] a request for a transfer of Senior O&M Costs from the Revenue Account to the Operating Account as described in Section 7.2.2 of the Credit Agreement [AND (b) A REQUEST FOR PAYMENT OF SUBORDINATED O&M COSTS AS DESCRIBED IN SECTION 7.2.3 OF THE CREDIT AGREEMENT], [EACH] as further described below:

         1.       DISBURSEMENT DATE

                  1.1 [IF THE DISBURSEMENT REQUISITION IS FOR SENIOR O&M COSTS ONLY, INSERT: THE DISBURSEMENT DATE IS [LAST BANKING DAY OF EACH MONTH].]

                      [IF THE DISBURSEMENT REQUISITION INCLUDES PAYMENT OF SUBORDINATED O&M COSTS, INSERT: [THE DISBURSEMENT DATE IS THE LAST DAY OF A CALENDAR QUARTER].]

         2.          AMOUNT

         2.1 Amount of Senior O&M Costs to be transferred to the Project's Operating Sub-Account: $___________.

         2.2 [AMOUNT OF SUBORDINATED O&M COSTS: $___________.]

         3. BORROWER HEREBY CONFIRMS AND CERTIFIES THAT, as of the date hereof:

                  3.1 The O&M Costs with respect to the Project incurred during the present fiscal year of Borrower through the immediately preceding date of disbursement from the Revenue Account pursuant to Sections 7.2.2 [AND 7.2.3] of the Credit Agreement by or on behalf of Borrower are $___________, segregated by major categories as described in Column 1 on Appendix I hereto.

                  3.2 The O&M Costs with respect to the Project expected to be paid with this disbursement are $__________, segregated by major categories as described in Column 5 on Appendix I hereto. All items shown in Column 5 represent Borrower's best estimate of O&M Costs with respect to the Project which have become, or are anticipated to become, due and payable during the calendar month to which this Disbursement Requisition relates. [OF THE AMOUNTS SHOWN IN COLUMN 5, ALL REPRESENT WORK OR AMOUNTS INCLUDED IN THE PROJECT'S ANNUAL OPERATING BUDGET/$___________ REPRESENT WORK OR AMOUNTS NOT INCLUDED IN THE PROJECT'S ANNUAL OPERATING BUDGET].

                  3.3 No Event of Default or Inchoate Default or, with respect to the Project, Non-Fundamental Project Default or Non-Fundamental Project Inchoate Default has occurred and is continuing or will occur upon giving effect to the application of the disbursement requested hereby.

                  3.4 Except as specified below, all proceeds of all disbursements from the [REVENUE ACCOUNT] [PROJECT'S REVENUE SUB-ACCOUNT] made prior to the date hereof for O&M Costs with respect to the Project have been expended and have been applied to O&M Costs with respect to the Project in accordance with the Credit Agreement. [LIST ANY EXCEPTIONS]

                  3.5 Attached to this Disbursement Requisition as Appendix II are true, complete and correct listings of all Additional Project Documents with respect to the Project and all material property, rights and assets acquired by Borrower with respect to the Project since the date of the last Disbursement Requisition with respect to the Project to the date hereof.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the undersigned has executed and delivered this Disbursement Requisition on the date shown above.


                  CALPINE CONSTRUCTION FINANCE COMPANY, L.P., a Delaware limited partnership

                  By:     CALPINE CCFC GP, INC.,
                             a Delaware corporation,
                          its General Partner


                          By:
                             ---------------------------------------------------
                          Name:
                          Title:

                                   APPENDIX I
                                 To Exhibit C-10

   CALPINE CONSTRUCTION FINANCE COMPANY I, LP, a Delaware limited partnership

 Disbursement Request for the month of _____________, 200__ with respect to the _______ Project


                             (1)                (2)              (3)


[Example Only -          EXPENDITURES     DISBURSEMENTS TO
Actuals to Conform to       TO LAST       LAST DISBURSEMENT    REMAINING
Categories Set Forth     DISBURSEMENT                          RESIDUAL/
in Operating Budget]                            DATE          (SHORTFALL)
                             DATE
Land
Development Costs
Construction
Power Island
Insurance
EPC
Project Enhancements
Sales Tax
Construction
Management
Startup
(Commissioning)
Pending Change Orders
Title Insurance

Subtotal

Interest Expense
Commitment Fees
Independent Engineer

TOTAL

                            (4)              (5)              (6)
                                                         the lesser of
                                                           4 or 5-3
[Example Only -         O&M BUDGET     CURRENT MONTH'S     ( (4))*
Actuals to Conform to   AMOUNT FOR      EXPENDITURES          NET
Categories Set Forth      CURRENT          DUE AND       DISBURSEMENT
in Operating Budget]        MONTH          PAYABLE          REQUEST
Land
Development Costs
Construction
Power Island
Insurance
EPC
Project Enhancements
Sales Tax
Construction
Management
Startup
(Commissioning)
Pending Change Orders
Title Insurance

Subtotal

Interest Expense
Commitment Fees
Independent Engineer

TOTAL

                           (7)        (8)         (9)          (10)
                        (5) + (1)   (2 + 4)     (7)-(8)
[Example Only -
Actuals to Conform to   TOTAL O&M    TOTAL      O&M OVER         %
Categories Set Forth      COSTS       O&M       (UNDER)        OVER/
in Operating Budget]     TO DATE    BUDGET         RUN        (UNDER)
Land
Development Costs
Construction
Power Island
Insurance
EPC
Project Enhancements
Sales Tax
Construction
Management
Startup
(Commissioning)
Pending Change Orders
Title Insurance

Subtotal

Interest Expense
Commitment Fees
Independent Engineer

TOTAL

-------------
* Subject to variation as permitted under Section [5.15.2] of the Credit Agreement.

                                   APPENDIX II
                                 to Exhibit C-10

   CALPINE CONSTRUCTION FINANCE COMPANY I, LP, a Delaware limited partnership

         Additional Project Documents with respect to the _______ Project to be executed from date of previous disbursement request to the date hereof.


         Item                  Cost








TOTAL             $[____________]

                                                             EXHIBIT C-11
                                                             to Credit Agreement


                FORM OF RESERVE ACCOUNT DISBURSEMENT REQUISITION

          (Delivered pursuant to Section 7.8.3 of the Credit Agreement)


[Date]

The Bank of Nova Scotia,
  as Administrative Agent for the Banks
One Liberty Plaza, 26th Floor
New York, New York 10006
Attn: Manager, Project Finance

         Re:   Calpine Construction Finance Company, L.P.

         This Reserve Account Disbursement Requisition is delivered to you pursuant to Section 7.8.3 of the Amended and Restated Credit Agreement dated as of February 15, 2001 ("Credit Agreement"), among Calpine Construction Finance Company, L.P., a Delaware limited partnership, as Borrower ("Borrower"), the financial institutions listed on Exhibit H thereto (the "Banks"), Credit Suisse First Boston, acting through its New York Branch, as Lead Arranger, Syndication Agent and Bookrunner, The Bank of Nova Scotia, as Lead Arranger, LC Bank and Administrative Agent ("Administrative Agent"), TD Securities (USA) Inc., as Co-Arranger and Co-Documentation Agent, and CIBC World Markets Corp., as Co-Arranger and Co-Documentation Agent. All capitalized terms used herein shall have the respective meanings specified in Exhibit A to the Credit Agreement unless otherwise defined herein or unless the context requires otherwise.

         This Reserve Account Disbursement Requisition relates to the __________________ Project (the "Project").

         Borrower hereby requests a withdrawal from the Working Capital Reserve Account in the amount of $____________ for the payment of Senior O&M Costs that have become due and payable for the Project as described and to the Persons specified on Schedule 1 attached hereto.

         Borrower hereby confirms and certifies that, as of the date hereof:

         (a) Insufficient amounts are available in the Revenue Account and the Project's Operating Account for the payment of Senior O&M Costs with respect to the Project;

                  [CHOOSE ONE ALTERNATIVE (b) BELOW, AS APPLICABLE]

                  [(b) THE AMOUNT REQUESTED DOES NOT, TOGETHER WITH ALL SENIOR O&M COSTS WITH RESPECT TO THE PROJECT PREVIOUSLY PAID DURING THE SAME CALENDAR YEAR AS THE DATE OF THIS REQUISITION, EXCEED 115% OF THE AMOUNTS OF SENIOR O&M COSTS (OTHER THAN FUEL COSTS) SPECIFIED FOR THE PROJECT IN THE PROJECT'S ANNUAL OPERATING BUDGET FOR SUCH CALENDAR YEAR.]

                  [(b) ADMINISTRATIVE AGENT, AS EVIDENCED BY ITS SIGNATURE BELOW, CONSENTS TO SUCH WITHDRAWAL.]

                 (c) No Event of Default or Inchoate Default or, with respect to the Project, Non-Fundamental Project Default or Non-Fundamental Project Inchoate Default has occurred and is continuing or will occur upon giving effect to the application of the withdrawal requested hereby; and

                 (d) Except as specified below, all proceeds of all withdrawals from the Working Capital Reserve Account made prior to the date hereof have been expended and have been applied in accordance with the Credit Agreement. [LIST ANY EXCEPTIONS].

                 The undersigned hereby certifies that the undersigned is an officer of Borrower and, as such, is authorized to execute this Reserve Account Disbursement Requisition on behalf of Borrower.

                 IN WITNESS WHEREOF, the undersigned has executed and delivered this Reserve Account Disbursement Requisition on the date shown above.

                            CALPINE CONSTRUCTION FINANCE COMPANY, L.P., a Delaware limited partnership

                            By:     CALPINE CCFC GP, INC.,
                                    a Delaware corporation,
                                    its General Partner


                                       By:
                                       -----------------------------------------
                                      Name:
                                     Title:


                  The undersigned acknowledges receipt of a copy of this Reserve Account Disbursement Requisition:

THE BANK OF NOVA SCOTIA                             Date:
as Administrative Agent for the Banks                    ______________, ______

By:
   -------------------------------------------

   Name:
   Title:

By:
   ----------------------------------------
   Name:
   Title:

                                   Schedule 1
                                 To Exhibit C-11

                Description of Payees and Uses of Funds Withdrawn
                    From the Working Capital Reserve Account

                                                                     EXHIBIT D-1
                                                         to the Credit Agreement



--------------------------------------------------------------------------------


                FORM OF AMENDED AND RESTATED DEPOSITARY AGREEMENT

                          dated as of February 15, 2001

                                      among

                   CALPINE CONSTRUCTION FINANCE COMPANY, L.P.,
                         a Delaware limited partnership,

                                  as Borrower,


                            THE BANK OF NOVA SCOTIA,

                     as Administrative Agent for the Banks,


                                       and


                            THE BANK OF NOVA SCOTIA,

                               as Depositary Agent


 -------------------------------------------------------------------------------

                                TABLE OF CONTENTS


ARTICLE 1 Definitions; Rules of Interpretation.................................2
     Section 1.1 Definitions...................................................2
     Section 1.2 Rules of Interpretation.......................................3

ARTICLE 2 Appointment of Depositary Agent; Establishment of Accounts...........3
     Section 2.1 Appointment of Depositary Agent...............................3
     Section 2.2 Security Interest; Control....................................3
     Section 2.3 Accounts Maintained as UCC "Securities Accounts"..............3
     Section 2.4 Borrower's Rights.............................................4
     Section 2.5 Creation of Accounts..........................................5

ARTICLE 3 Deposits into Accounts...............................................6
     Section 3.1 Deposits......................................................6

ARTICLE 4 Payments from Accounts...............................................6
     Section 4.1 Withdrawals by Administrative Agent...........................6
     Section 4.2 Withdrawals from Construction Account.........................7
     Section 4.3 Withdrawals from the Revenue Account..........................7
     Section 4.4 Withdrawals from the Loss Proceeds Account....................7
     Section 4.5 Withdrawals from the Working Capital Reserve Account..........7

ARTICLE 5 Investment...........................................................8
     Section 5.1 Permitted Investments.........................................8

ARTICLE 6 Depositary Agent.....................................................8
     Section 6.1 Rights, Duties, etc...........................................8
     Section 6.2 Resignation or Removal........................................9

ARTICLE 7 Determinations......................................................10
     Section 7.1 Sales of Permitted Investments...............................10
     Section 7.2 Available Cash...............................................10

ARTICLE 8 Miscellaneous.......................................................10
     Section 8.1 Fees and Indemnification of Depositary Agent.................10
     Section 8.2 Waiver of Right of Set-Off...................................10
     Section 8.3 Termination..................................................11
     Section 8.4 Severability.................................................11
     Section 8.5 Counterparts.................................................11
     Section 8.6 Amendments...................................................11
     Section 8.7 Applicable Law...............................................11
     Section 8.8 Notices, etc.................................................11

     Section 8.9 Further Information..........................................13
     Section 8.10 Benefit of Agreement........................................13

            THIS AMENDED AND RESTATED DEPOSITARY AGREEMENT (this "Agreement"), dated as of February 15, 2001, is among CALPINE CONSTRUCTION FINANCE COMPANY, L.P., a Delaware limited partnership ("Borrower"), THE BANK OF NOVA SCOTIA, acting in its capacity as Administrative Agent ("Administrative Agent") for the Banks under the Credit Agreement (as defined below), and THE BANK OF NOVA SCOTIA, acting in its capacity as Depositary Agent (the "Depositary Agent").

                                    RECITALS


            A. Borrower has entered into that certain Amended and Restated Credit Agreement, dated as of February 15, 2001 (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Borrower, the financial institutions listed on Exhibit H thereto (the "Banks"), Credit Suisse First Boston acting through its New York Branch, as Lead Arranger, Syndication Agent and Bookrunner, The Bank of Nova Scotia, as Lead Arranger, LC Bank and Administrative Agent ("Administrative Agent"), TD Securities (USA) Inc., as Co-Arranger and Co-Documentation Agent, and CIBC World Markets Corp., as Co-Arranger and Co-Documentation Agent, whereby the Banks have agreed to advance to Borrower certain loans to finance the construction and operation by Borrower of the Projects and the purchase of the Turbines.

            B. Pursuant to the terms of the Original Credit Agreement, Borrower, Administrative Agent and Depositary Agent have entered into that certain Depositary Agreement, dated as of October 16, 1999, as amended by that certain First Amendment to Depositary Agreement, dated as of May 31, 2000 (the "Original Depositary Agreement").

            C. In connection with the Effective Date under the Credit Agreement, the parties desire to amend and restate the Original Depositary Agreement upon the terms and conditions set forth herein.

            D. In order to give effect to (a) the security interest in the Accounts (as defined herein) granted by Borrower to Administrative Agent and (b) the deposit of funds into the Accounts and the application of funds in connection with the construction and operation of the Projects and the purchase of the Turbines, each as contemplated in the Credit Agreement, the parties have agreed that all amounts to be paid over to Administrative Agent for deposit into, and disbursement from, the Accounts under of the Credit Agreement shall be paid to Depositary Agent, as agent for Administrative Agent, to be held by Depositary Agent in pledge as collateral security for Borrower's obligations under the Credit Agreement and distributed by Depositary Agent as provided herein.

            E. Depositary Agent has agreed to act as depositary agent for Administrative Agent pursuant to the terms of this Agreement.

                                    AGREEMENT

            NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained in this Agreement and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE 1

                      Definitions; Rules of Interpretation

            Section 1.1 Definitions. Capitalized terms used but not defined herein shall have the respective meanings given them in Exhibit A to the Credit Agreement. The following terms when used herein shall have the following meanings:

            "Accounts" shall mean the collective reference to the Construction Account, the Revenue Account, the Loss Proceeds Account, the Working Capital Reserve Account and any and all other accounts hereinafter established under the Credit Agreement and/or this Agreement, including any sub-accounts within such accounts but excluding any Operating Account held in the name of any Project Owner.

            "Account Withdrawal Certificate" shall mean a certificate of an Authorized Representative of Borrower countersigned by Administrative Agent substantially in the form of Exhibit A hereto, stating (i) the specific amount requested to be withdrawn from a specific Account and transferred, applied or paid over to another Account or Person, (ii) the purpose for which such payment shall be made, (iii) that no Event of Default and, with respect to withdrawals from the Construction Account or the Loss Proceeds Account of the Project to which such withdrawal relates, no Non-Fundamental Project Default shall have occurred and be continuing or will occur after giving effect to the withdrawal of funds so requested and (iv) that all other conditions to distributions from such account set forth in the Credit Agreement have been satisfied.

            "Construction Account" shall mean, collectively, the special account designated by that name established by the Depositary Agent pursuant to Section 2.5, the Construction Sub-Accounts including the Turbine Purchase Sub-Accounts and all other sub-accounts therein.

            "Disbursement Instruction" shall mean a notice from Administrative Agent, substantially in the form of Exhibit B hereto, instructing Depositary Agent to transfer a specific amount of funds from any of the Accounts to such other account or recipient identified by Administrative Agent in accordance therewith.

            "Loss Proceeds Account" shall mean, collectively, the special account designated by that name established by Depositary Agent pursuant to
Section 2.5 and all sub accounts therein.

            "Revenue Account" shall mean, collectively, the special account designated by that name established by the Depositary Agent pursuant to Section
2.5 and all sub-accounts therein.

            "UCC" shall mean the Uniform Commercial Code as adopted in the State of New York.

            "Working Capital Reserve Account" shall mean the special account designated by that name established by the Depositary Agent pursuant to Section
2.5 and all sub-accounts therein.

Section 1.2 Rules of Interpretation. The rules of interpretation set forth in Exhibit A to the Credit Agreement shall apply to this Agreement.

                                    ARTICLE 2

                        Appointment of Depositary Agent;
                            Establishment of Accounts

            Section 2.1 Appointment of Depositary Agent. Depositary Agent is hereby appointed by Borrower and by Administrative Agent as depositary agent hereunder, and Depositary Agent hereby agrees to act as such and to accept all cash, payments, other amounts and Permitted Investments to be delivered to or held by Depositary Agent pursuant to the terms of this Agreement. Depositary Agent shall hold and safeguard the Accounts (and the cash, instruments and securities on deposit therein) during the term of this Agreement and shall treat the cash, instruments, and securities in the Accounts as funds, instruments and securities pledged by Borrower to Administrative Agent for the ratable benefit of the Banks, to be held by Depositary Agent, as agent of Administrative Agent, in trust in accordance with the provisions hereof.

            Section 2.2 Security Interest; Control. In order to secure the performance by Borrower of all of its covenants, agreements and obligations under the Credit Agreement and the other Credit Documents and the payment and performance by Borrower of all Obligations, this Agreement is intended to create, and Borrower hereby pledges to and creates in favor of Administrative Agent, for the benefit of the Banks, a security interest in and to, the Accounts, all cash, cash equivalents, instruments, investments and other securities at any time on deposit in the Accounts, and all proceeds of any of the foregoing (collectively, the "Collateral"). All moneys, cash equivalents, instruments, investments and securities at any time on deposit in any of the Accounts shall constitute collateral security for the payment and performance by Borrower of the Obligations, and shall at all times be subject to the control of Administrative Agent, acting through Depositary Agent in respect of the Accounts and shall be held in the custody of Depositary Agent in trust for the purposes of, and on the terms set forth in, this Agreement.

            Section 2.3 Accounts Maintained as UCC "Securities Accounts." Depositary Agent hereby agrees and confirms that it has established the Accounts as set forth and defined in this Agreement. Each of Depositary Agent and Borrower agrees that (i) Depositary Agent is acting as "securities intermediary" (within the meaning of Section 8-102(14) of the UCC) with respect to the Accounts and the "financial assets" (within the meaning of Section 8-102(a)(9) of the UCC, the "Financial Assets") credited to the Accounts; (ii) each such Account established by Depositary Agent is and will be maintained as a "securities account" (within the meaning of Section 8-501 of the UCC); (iii) Borrower is an "entitlement holder" (within the meaning of Section 8-102(a)(7) of the UCC) in respect of the Financial Assets credited to such Accounts and with respect to such Accounts and Depositary Agent shall so note in its records pertaining to such Financial Assets and Accounts; and (iv) all Financial Assets in registered form or payable to or to order of and credited to any such Account shall be registered in the name of, payable to or to the order of, or specially endorsed to, Depositary Agent or in blank, or credited to another securities account maintained in the name of Depositary Agent, and in no case will any Financial Asset credited to any such Account be registered in the name of, payable to or to the order of, or endorsed to, Borrower except to the extent the foregoing have been subsequently endorsed by Borrower to Depositary Agent or in blank. Each item of property (including a security, security entitlement, investment property, instrument or obligation, share, participation, interest or other property whatsoever) credited to any Account shall be treated as a Financial Asset. Until this Agreement shall terminate in accordance with the terms hereof, Administrative Agent shall have "control" (within the meaning of Section 8-106(d)(2) of the UCC) of Borrower's "security entitlements" (within the meaning of Section 8-102(a)(17) of the UCC, "Security Entitlements") with respect to the Accounts and the Financial Assets credited to the Accounts. All property delivered to Depositary Agent pursuant to this Agreement will be promptly credited to the Accounts and shall be treated as Financial Assets. If at any time Depositary Agent shall receive from Administrative Agent any "entitlement order" (within the meaning of Section 8-102(8) of the UCC, an "Entitlement Order") relating to the Accounts or Financial Assets credited to the Accounts, Depositary Agent shall comply with such Entitlement Order without further consent by Borrower or any other Person. In the event that Depositary Agent receives conflicting Entitlement Orders relating to the Accounts or Financial Assets credited to the Accounts from Administrative Agent and any other Person (including, without limitation, Borrower), Depositary Agent shall comply with the Entitlement Orders originated by Administrative Agent. Each of Borrower and Depositary Agent agrees that it has not and will not execute and deliver, or otherwise become bound by, any agreement under which it agrees with any Person other than Administrative Agent to comply with Entitlement Orders originated by such Person relating to the Accounts or Financial Assets credited to the Accounts. Except for the claims and interests of Administrative Agent and Borrower in the Accounts and the Financial Assets credited to the Accounts, neither Depositary Agent nor Borrower knows of any claim to, or interest in, any Account or Financial Assets credited to the Accounts. If either Depositary Agent or Borrower obtains knowledge that any Person has asserted a lien, encumbrance or adverse claim against any or the Accounts or Financial Assets credited to the Accounts, such party will promptly notify Administrative Agent thereof. In the event that the Depositary Agent has or subsequently obtains by agreement, operation of law or otherwise a Lien or security interest in any Account, any Security Entitlement carried therein or credited thereto or any Financial Asset that is the subject of any such Security Entitlement, Depositary Agent agrees that such Lien or security interest shall be subordinate to the Lien and security interest of the Administrative Agent. The Financial Assets standing to the credit of the Accounts will not be subject to deduction, set-off, banker's lien or any other right, and Depositary Agent shall not grant, permit or consent to any other right or interest in such Financial Assets, in favor of any Person (including the Depositary Agent) other than Administrative Agent.

            Section 2.4 Borrower's Rights. Borrower shall not have any rights or powers with respect to any amounts in the Accounts or any part thereof except
(i) as provided in Article 5 hereof and (ii) the right to have such amounts applied in accordance with the provisions hereof and of the Credit Agreement.

            Section 2.5 Creation of Accounts. Depositary Agent hereby establishes at its office located in New York, New York, the following special, segregated and irrevocable money collateral accounts and sub-accounts within such accounts which shall be maintained at all times until the termination of this Agreement, unless earlier termination is otherwise provided for herein or in the Credit Agreement:

            (1)   The Construction Account (Acc. # 2480-10);

            (2)   The Construction Sub-Account (Magic Valley) (Acc. # 2481-18);

            (3)   The Construction Sub-Account (South Point) (Acc. # 2483-12);

            (4)   The Construction Sub-Account (Sutter) (Acc. # 2485-17);

            (5)   The Construction Sub-Account (Westbrook) (Acc. # 2486-14);

            (6)   The Construction Sub-Account (Lost Pines) (Acc. # 2581-17)

            (7)   The Turbine Sub-Account (Acc. # ___ );

            (8)   The Revenue Account (Acc. # 2487-11);

            (9)   The Revenue Sub-Account (Magic Valley) (Acc. # ___ );

            (10)  The Revenue Sub-Account (South Point) (Acc. # ___ );

            (11)  The Revenue Sub-Account (Sutter) (Acc. # ___ );

            (12)  The Revenue Sub-Account (Westbrook) (Acc. # ___ );

            (13)  The Revenue Sub-Account (Lost Pines) (Acc. # ___ );

            (14)  The Loss Proceeds Account (Acc. # 2487-11);

            (15)  The Loss Proceeds Sub-Account (Magic Valley) (Acc. # ___ );

            (16)  The Loss Proceeds Sub-Account (South Point) (Acc. # ___ );

            (17)  The Loss Proceeds Sub-Account (Sutter) (Acc. # ___ );

            (18)  The Loss Proceeds Sub-Account (Westbrook) (Acc. # ___ );

            (19)  The Loss Proceeds Sub-Account (Lost Pines) (Acc. # ___ );

            (20)  The Working Capital Reserve Account (Acc. # 2490-17 );

            (21) The Working Capital Reserve Sub-Account (Magic Valley) (Acc. # ___ );

            (22) The Working Capital Reserve Sub-Account (South Point) (Acc. # ___ );# ___ );

            (23)  The Working Capital Reserve Sub-Account (Sutter) (Acc. #
                  --- );

            (24) The Working Capital Reserve Sub-Account (Westbrook) (Acc. # --- );

            and

            (25) The Working Capital Reserve Sub-Account (Lost Pines) (Acc. # --- ).

All moneys, investments and securities at any time on deposit in any of the Accounts shall constitute trust funds to be held in the custody of Depositary Agent for the purposes and on the terms set forth in this Agreement.

                                    ARTICLE 3

                             Deposits into Accounts

            Section 3.1 Deposits. Each of Borrower and Administrative Agent covenants and agrees that all amounts required by the Credit Agreement or the other Credit Documents to be delivered or deposited in any of the Accounts, shall be paid over to Depositary Agent directly for deposit into the appropriate Account. Any deposit made to any Account under this Agreement shall be irrevocable and the amount of such deposit and any instrument or security held in such Account and all income or gain earned on such deposits shall be held in trust by Depositary Agent and applied solely as provided in this Agreement.

                                    ARTICLE 4

                             Payments from Accounts

            Section 4.1 Withdrawals by Administrative Agent. As soon as practicable, and in all events within three Banking Days after receipt of a Disbursement Instruction, executed by Administrative Agent, Depositary Agent shall distribute or apply monies on deposit in the Accounts specified in such notice, in the manner, in the amount and to the Person or Account specified in such Disbursement Instruction. Notwithstanding anything to the contrary in this Agreement, from and after Depositary Agent's receipt of notice from Administrative Agent or Borrower that an Event of Default exists until such time as Depositary Agent receives notice from Administrative Agent that such Event of Default no longer exists, Depositary Agent shall only withdraw or transfer amounts in the Construction Account or the Loss Process Account at the direction of Administrative Agent. Notwithstanding anything to the contrary in this Agreement, from and after Depositary Agent's receipt of notice from Administrative Agent or Borrower that a Non-Fundamental Project Default exists until such time as Depositary Agent receives notice from Administrative Agent that such Non-Fundamental Project Default no longer exists, Depositary Agent shall only withdraw or transfer amounts in the Construction Account or the Loss Proceeds Account for the Project to which such Non-Fundamental Project Default relates at the direction of Administrative Agent. In the event that funds on deposit in any

Account exceed the amounts required to be deposited therein, and such excess funds are required to be transferred to the Revenue Account pursuant to the Credit Agreement, Administrative Agent shall, as soon as practicable, deliver a Disbursement Instruction to the Depositary Agent requesting that such excess funds be transferred to the Revenue Account.

            Section 4.2 Withdrawals from Construction Account. On the same Banking Day on which Depositary Agent receives an Account Withdrawal Certificate from Borrower, duly executed by Borrower and acknowledged and agreed to in writing by Administrative Agent, requesting that funds be withdrawn and/or transferred from the Construction Account or a sub-account therein, Depositary Agent shall distribute or apply monies on deposit in the Construction Account or such sub-account therein in the manner, in the amount and to the Person or Account specified in such Account Withdrawal Certificate; provided, however, that in the event that Depositary Agent receives such Account Withdrawal Certificate after 12:00 p.m. eastern standard time of any Banking Day, then Depositary Agent may take the actions specified therein on the next Banking Day.

            Section 4.3 Withdrawals from the Revenue Account. As soon as practicable and in all events within three Banking Days after receipt of an Account Withdrawal Certificate from Borrower, duly executed by Borrower and acknowledged and agreed to in writing by Administrative Agent, requesting that funds be withdrawn and/or transferred from the Revenue Account or a sub-account therein, Depositary Agent shall distribute or apply monies on deposit in the Revenue Account or such sub-account therein in the manner, in the amount and to the Person or Account specified in such Account Withdrawal Certificate.

            Section 4.4 Withdrawals from the Loss Proceeds Account. As soon as practicable, and in all events within three Banking Days after receipt of an Account Withdrawal Certificate from Borrower, duly executed by Borrower and acknowledged and agreed to in writing by Administrative Agent, requesting that funds be withdrawn and/or transferred from the Loss Proceeds Account or a sub-account therein, Depositary Agent shall distribute or apply monies on deposit in the Loss Proceeds Account or such sub-account therein in the manner, in the amount and to the Person or Account specified in such Account Withdrawal Certificate.

            Section 4.5 Withdrawals from the Working Capital Reserve Account. As soon as practicable, and in all events within three Banking Days after receipt of an Account Withdrawal Certificate from Borrower, duly executed by Borrower and acknowledged and agreed to in writing by Administrative Agent, requesting that funds be withdrawn and/or transferred from the Working Capital Reserve Account or a sub-account therein, Depositary Agent shall distribute or apply monies on deposit in the Working Capital Reserve Account or such sub-account therein in the manner, in the amount and to the Person or Account specified in such Account Withdrawal Certificate.

                                    ARTICLE 5

                                   Investment

            Section 5.1 Permitted Investments. Depositary Agent shall invest any money held in any Account in such Permitted Investments as directed in writing by Borrower from time to time (or, if Administrative Agent shall have notified Depositary Agent that Administrative Agent is exercising its power of attorney to direct investments, by and at the discretion of Administrative Agent). In the event that Depositary Agent has not received any such written directions, Depositary Agent shall be under no obligation to invest any such money. Any income or gain realized as a result of any such investment shall be held as part of the applicable Account and reinvested as provided in this Agreement until released in compliance with Article 4. Any income tax payable on account of any such income or gain shall be paid by Borrower. Depositary Agent shall have no liability for any loss resulting from any such investment other than solely by reason of its willful misconduct or gross negligence or bad faith or from failure to exercise such care in the custody of any such investments as it does for accounts held by other customers or in the custody of its own investments. Any such investment may be sold (without regard to maturity date) by Depositary Agent whenever necessary to make any distribution required by this Agreement. In addition, if an Event of Default has occurred and is continuing, any investment shall be liquidated and sold by Depositary Agent if so directed in writing by Administrative Agent.

                                    ARTICLE 6
                                Depositary Agent

            Section 6.1 Rights, Duties, etc. The acceptance by Depositary Agent of its duties under this Agreement is subject to the following terms and conditions which the parties to this Agreement hereby agree shall govern and control with respect to Depositary Agent's rights, duties, liabilities and immunities:

                  (a) Depositary Agent shall act as an agent only and shall not be responsible or liable in any manner for soliciting any funds or for the sufficiency, correctness, genuineness or validity of any funds or securities deposited with or held by it, except as set forth in Section 6.1(c) hereof;

                  (b) Depositary Agent shall be protected in acting or refraining from acting upon any written notice, certificate, instruction, request or other paper or document, as to the due execution thereof and the validity and effectiveness of the provisions thereof and as to the truth of any information contained therein, which Depositary Agent in good faith believes to be genuine;

                  (c) Depositary Agent shall not be liable for any error of judgment or for any act done or step taken or omitted except in the case of its gross negligence, willful misconduct or bad faith;

                  (d) Depositary Agent may consult with and obtain advice from counsel in the event of any dispute or question as to the construction of any provision of this Agreement;

                  (e) Depositary Agent shall have no duties as Depositary Agent except those which are expressly set forth in this Agreement and in any modification or amendment hereof; provided, however, that no such modification or amendment shall affect Depositary Agent's duties unless Depositary Agent shall have given its prior written consent to such modification or amendment;

                  (f) Depositary Agent may execute or perform any duties under this Agreement either directly or through agents or attorneys;

                  (g) Depositary Agent may engage or be interested in any financial or other transactions with any party to this Agreement and may act on, or as depositary, trustee or agent for, any committee or body of holders of obligations of such Persons as freely as if it were not Depositary Agent hereunder; and

                  (h) Depositary Agent shall not be obligated to take any action which in its reasonable judgment would involve it in expense or liability unless it has been furnished with reasonable indemnity.

            Section 6.2 Resignation or Removal.

                  (a) Depositary Agent may at any time resign by giving notice to each other party to this Agreement, such resignation to be effective upon the appointment of a successor Depositary Agent as provided below.

                  (b) Administrative Agent may remove Depositary Agent at any time by giving notice to each other party to this Agreement, such removal to be effective upon the appointment of successor Depositary Agent as provided below.

                  (c) In the event of any resignation or removal of Depositary Agent, a successor Depositary Agent, which shall be a bank or trust company organized under the laws of the United States America or of the State of New York, having a corporate trust office in New York and a capital and surplus of not less than $50,000,000, shall be appointed by Administrative Agent after consultation with Borrower. If a successor Depositary Agent shall not have been appointed and accepted its appointment as Depositary Agent within 45 days after such notice of resignation of Depositary Agent or such notice of removal of Depositary Agent, Depositary Agent, Administrative Agent or Borrower may apply to any court of competent jurisdiction to appoint a successor Depositary Agent to act until such time, if any, as a successor Depositary Agent shall have accepted its appointment as provided above. A successor Depositary Agent so appointed by such court shall immediately and without further act be superseded by any successor Depositary Agent appointed by Administrative Agent as provided above. Any such successor Depositary Agent shall be capable of acting as a "securities intermediary" (within the meaning of Section 8-102(14) of the UCC) and shall deliver to each party to this Agreement a written instrument accepting such appointment and thereupon such successor Depositary Agent shall succeed to all the rights and duties of Depositary Agent under this Agreement and shall be entitled to receive the Accounts from the predecessor Depositary Agent.

                                    ARTICLE 7

                                 Determinations

            Section 7.1 Sales of Permitted Investments. Depositary Agent will use its best efforts to sell Permitted Investments so that actual money is available, on each date on which a distribution is to be made pursuant to this Agreement, for Depositary Agent to make such distribution in money on such date.

            Section 7.2 Available Cash. In determining the amount of deposit or available money in any Account at any time, in addition to any money then on deposit in such Account, Depositary Agent shall treat as on deposit or as available money the net amount which, in the reasonable opinion of Depositary Agent, would have been received by Depositary Agent on such day if Depositary Agent had liquidated all the Permitted Investments (at then prevailing market prices) then on deposit in such Account.

                                    ARTICLE 8

                                  Miscellaneous

            Section 8.1 Fees and Indemnification of Depositary Agent. Borrower agrees to pay the fees of Depositary Agent as compensation for its services under this Agreement. In addition, Borrower assumes liability for, and agrees to indemnify, protect, save and keep harmless Depositary Agent, Administrative Agent, each Bank and their respective successors, assigns, agents and servants from and against any and all claims, liabilities, obligations, losses, damages, penalties, costs and expenses, including, without limitation, all reasonable fees and expenses of counsel to Depositary Agent, Administrative Agent or any Bank, that may be imposed on, incurred by, or asserted against, at any time, Depositary Agent, Administrative Agent or any Bank, and in any way relating to or arising out of the execution and delivery of this Agreement, the establishment of the Accounts, the acceptance of deposits, the purchase or sale of Permitted Investments, the retention of money and Permitted Investments or the proceeds thereof and any payment, transfer or other application of money or Permitted Investments by Depositary Agent, Administrative Agent or any Bank in accordance with the provisions of this Agreement, or as may arise by reason of any act, omission or error of Depositary Agent made in good faith in the conduct of its duties. Borrower shall not, however, be required to indemnify, protect, save and keep harmless Depositary Agent, Administrative Agent or any Bank against its own gross negligence or willful misconduct. The indemnities contained in this Section 8.1 shall survive the termination of this Agreement. All payments made by Borrower hereunder shall be made without setoff or counterclaim.

            Section 8.2 Waiver of Right of Set-Off. Depositary Agent waives, with respect to all of its existing and future claims against Borrower or any Affiliate thereof, all existing and future rights of set-off and banker's liens against the Accounts and all items (and proceeds thereof) that come into its possession in connection with the Accounts.

            Section 8.3 Termination. Subject to Section 8.1, the provisions of this Agreement shall terminate on the date on which all Obligations shall have been paid in full and the Credit Documents have terminated in accordance with their terms. The termination of this Agreement shall have been deemed to have occurred upon receipt by Depositary Agent of a certificate to such effect executed by Administrative Agent. Promptly after receipt of such certificate by Depositary Agent, Depositary Agent shall distribute all amounts contained in the Accounts to the Borrower and shall be discharged of all obligations hereunder.

            Section 8.4 Severability. If any one or more of the covenants or agreements provided in this Agreement on the part of the parties to this Agreement to be performed should be determined by a court of competent jurisdiction to be contrary to law, such covenant or agreement shall be deemed and construed to be severable from the remaining covenants and agreements of this Agreement and shall in no way affect the validity of the remaining provisions.

            Section 8.5 Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original and all of which taken together shall constitute but one and the same instrument.

            Section 8.6 Amendments This Agreement may not be modified or amended without the prior written consent of each of the parties to this Agreement.

            Section 8.7 Applicable Law. This Agreement and any instrument or agreement required hereunder (to the extent not expressly provided for therein) shall be governed by, and construed in accordance with, the laws of the State of New York, without reference to conflicts of laws (other than Section 5-1401 of the New York General Obligations Law).

            Section 8.8 Notices, etc.. Except as otherwise provided in this Agreement, notices and other communications under this Agreement shall be in writing and shall be delivered, or mailed by first-class mail, postage prepaid, to the following addresses:

            (a)  If to Administrative Agent:

            The Bank of Nova Scotia
            600 Peachtree Street, N.E., Suite 2700
            Atlanta, Georgia  30306
            Attention: Hilma Gabbidon
            Telephone Number: (404) 877-1522
            Telecopier Number: (404) 888-8998

            (b)  If to Borrower:

            Calpine Construction Finance Company, L.P.
            c/o Calpine Corporation
            50 West San Fernando Street
            San Jose, California 95113
            Attention:  General Counsel
            Telephone No.: (408) 995-5115
            Telecopy No.:  (408) 995-0505

            and

            6700 Knoll Center Parkway, Suite 200
            Pleasanton, California  94566
            Attention: Corporate Asset Management
            Telephone Number: (925) 600-2000
            Telecopier Number: (925) 600-8926

            (c)  If to Depositary Agent:

            The Bank of Nova Scotia
            One Liberty Plaza, 26th Floor
            165 Broadway
            New York, New York  10006
            Attention: Dorothy Jennings
            Telephone Number: (212) 225-5000
            Telecopier Number: (212) 225-5172

            All notices or other communications required or permitted to be delivered hereunder, shall be in writing and shall be considered as properly delivered (a) if delivered in person, (b) if sent by overnight delivery service (including Federal Express, Emery, DHL, Air Borne and other similar overnight delivery services), (c) in the event overnight delivery services are not readily available, if mailed by first class United States Mail, postage prepaid, registered or certified with return receipt requested or (d) if sent by prepaid telegram, or by telecopy confirmed by telephone. Notice so delivered shall be effective upon receipt by the addressee, except that communication or notice so transmitted by telecopy or other direct written electronic means shall be deemed to have been validly and effectively delivered on the day (if a Banking Day and, if not, on the next following Banking Day) on which it is transmitted if transmitted before 4:00 p.m., recipient's time, and if transmitted after that time, on the next following Banking Day; provided, however, that if any notice is tendered to an addressee and the delivery thereof is refused by such addressee, such notice shall be effective upon such tender. Any party shall have the right to change its address for notice hereunder to any other location within the continental United States by giving of 30 days' notice to the other parties in the manner set forth hereinabove.

            Section 8.9 Further Information. Depositary Agent shall promptly provide Administrative Agent and Borrower with any information reasonably requested by Administrative Agent or Borrower concerning balances in the Accounts and payments from such Accounts.

            Section 8.10 Benefit of Agreement. This Agreement shall inure to the benefit of, and be enforceable by, the parties to this Agreement and their respective successors and permitted assigns.







                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

            IN WITNESS WHEREOF, the parties hereto have each caused this Depositary Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.

                              CALPINE CONSTRUCTION FINANCE COMPANY, L.P., a Delaware limited partnership

                                  By  CALPINE CCFC GP, INC., a Delaware
                                  corporation, its General Partner


                                       By:
                                         -------------------------------------
                                         Name:
                                         Title:





                              THE BANK OF NOVA SCOTIA,
                              as Administrative Agent for the Banks


                                  By:
                                      ----------------------------------------
                                      Name:
                                     Title:




                              THE BANK OF NOVA SCOTIA,
                               as Depositary Agent


                                  By:
                                     -----------------------------------------
                                      Name:
                                     Title:

                                    Exhibit A

                     Form of Account Withdrawal Certificate

       [Letterhead of [Borrower] [Authorized Representative of Borrower]]

                                     [Date]

      [The language in brackets represents alternative drawing events and the certificate presented should recite only the applicable alternative.]

Dear Sirs:

      Reference is made to that certain Amended and Restated Depositary Agreement (the "Depositary Agreement") dated as of February 15, 2001, among Calpine Construction Finance Company, L.P., a Delaware limited partnership ("Borrower"), The Bank of Nova Scotia, as Depositary Agent ("Depositary Agent"), and The Bank of Nova Scotia, as Administrative Agent ("Administrative Agent") for the Banks named in that certain Amended and Restated Credit Agreement dated as of February 15, 2001, among Borrower, the financial institutions listed on Exhibit H thereto (the "Banks"), Credit Suisse First Boston acting through its New York Branch, as Lead Arranger, Syndication Agent and Bookrunner, The Bank of Nova Scotia, as Lead Arranger, LC Bank and Administrative Agent, TD Securities
(USA) Inc., as Co-Arranger and Co-Documentation Agent and CIBC Inc., as Co-Arranger and Co-Documentation Agent. Capitalized terms used herein without definition shall have the respective meanings specified in the Depositary Agreement.

      Please liquidate investments held in the [Name of Account] under the Depositary Agreement in an amount sufficient to yield proceeds of $_____________, to be used for the payment of [________ costs] as set forth in the [Construction Drawdown Certificate] [Turbine Purchase Drawdown Certificate] [Disbursement Requisition] [specify any other purposes for the withdrawal], attached hereto as Schedule 1. Please [pay] [transfer] such amounts [by [official bank check] [wire transfer]] to [the ________ Account(s)] [the Person(s) specified on Schedule 2 attached hereto at the addresses set forth therein].

      The undersigned hereby certifies that:

      (a) the undersigned is an officer of the [Borrower] [Authorized Representative of Borrower] and, as such, is authorized to execute this Account Withdrawal Certificate on behalf of [Borrower] [Authorized Representative of Borrower];

      (b) the amounts paid or applied pursuant to this Account Withdrawal Certificate shall be used for the purpose(s) set forth on Schedule 1 attached hereto;

      (c) no Event of Default and, with respect to withdrawals from the Construction Account or the Loss Proceeds Account for the Project to which such withdrawal relates, no Non-



                                    Exhibit A

Fundamental Project Default has occurred and is continuing or will occur after giving effect to the withdrawal of funds requested by this Account Withdrawal Certificate; and

      (d) all other conditions to distributions from the [Name of Account] set forth in the Credit Agreement have been satisfied.

                                Very truly yours,

                              CALPINE CONSTRUCTION FINANCE COMPANY, L.P., a Delaware limited partnership

                                  By  CALPINE CCFC GP, INC., a Delaware
                                  corporation, its General Partner


                                       By:
                                         -------------------------------------
                                         Name:
                                         Title:


                              ACKNOWLEDGED AND AGREED:


                              THE BANK OF NOVA SCOTIA,
                              as Administrative Agent for the Banks


                                       By:
                                         -------------------------------------
                                         Name:
                                         Title:


                                    Exhibit A

                 Schedule 1 to Account Withdrawal Certificate

             Use of Proceeds of Withdrawal from [Name of Account]



                             Exhibit A - Schedule 1

                 Schedule 2 to Account Withdrawal Certificate

           Payees of Proceeds of Withdrawal from [Name of Account]



                             Exhibit A - Schedule 2

                                    Exhibit B

                        Form of Disbursement Instruction

[Letterhead of Administrative Agent]
                                     [Date]

      [The language in brackets represents alternative drawing events and the certificate presented should recite only the applicable alternative.]

Dear Sirs:

      Reference is made to that certain Amended and Restated Depositary Agreement (the "Depositary Agreement") dated as of February 15, 2001, among Calpine Construction Finance Company, L.P., a Delaware limited partnership ("Borrower"), The Bank of Nova Scotia, as Depositary Agent ("Depositary Agent"), and The Bank of Nova Scotia, as Administrative Agent ("Administrative Agent") for the Banks named in that certain Amended and Restated Credit Agreement dated as of February 15, 2001, among Borrower, the financial institutions listed on Exhibit H thereto (the "Banks"), Credit Suisse First Boston, as Lead Arranger, Syndication Agent and Bookrunner, The Bank of Nova Scotia, as Lead Arranger, LC Bank and Administrative Agent, TD Securities (USA) Inc., as Co-Arranger and Co-Documentation Agent and CIBC Inc., as Co-Arranger and Co-Documentation Agent. Capitalized terms used herein without definition shall have the respective meanings specified in the Depositary Agreement.

      Please liquidate investments held in the [Name of Account] under the Depositary Agreement in an amount sufficient to yield proceeds of $_____________. Please [pay] [transfer] such amounts [by [official bank check] [wire transfer]] to [the _________ Account(s)] [the Person(s) specified on
Schedule 1 attached hereto at the addresses set forth therein].

      The undersigned hereby certifies that the undersigned is an officer of the Administrative Agent and, as such, is authorized to execute this Disbursement Instruction on behalf of Administrative Agent.

                                          Very truly yours,

                                          THE BANK OF NOVA SCOTIA,
                                          as Administrative Agent for the
                                          Banks



                                          By:
                                                ------------------------------
                                                Name:
                                                Title:



                                    Exhibit B

                     Schedule 1 to Disbursement Instruction

           Payees of Proceeds of Withdrawal from [Name of Account]



                             Exhibit B -- Schedule 1

                                                         EXHIBIT D2-A
                                                         to the Credit Agreement


                       AFFILIATED PARTY AGREEMENT GUARANTY

                  This AFFILIATED PARTY AGREEMENT GUARANTY (this "Guaranty") dated as of __________, 2001 is made by CALPINE CORPORATION, a Delaware corporation ("Guarantor"), in favor of [NAME OF PROJECT OWNER], a Delaware limited partnership ("Project Owner").

                                    RECITALS

                  A. _____________, a _____________ ("______"), and Project
Owner are parties to that certain ______________ dated as of ____________, 2001 (the "______"), that certain _______________ dated as of ___________, 2001 (the
" ") and that certain _________ dated as of ______________, 2001 (the "_____").
_____________, a _____________ ("______"), and Project Owner are parties to that certain ______________ dated as of ____________, 2001 (the "_____"), that certain _______________ dated as of ___________, 2001 (the "______") and that certain _________ dated as of ______________, 2001 (the "_____"). Collectively,
the ______, the ______, the _______, and the _________ are referred to as the "Relevant Documents". Collectively, ______, ______ and ______ are referred to as the "Affiliated Parties". [RELEVANT DOCUMENTS TO INCLUDE CONSTRUCTION MANAGEMENT AGREEMENT, PROJECT MANAGEMENT AGREEMENT, O&M AGREEMENT, FUEL MANAGEMENT AGREEMENT, FUEL SUPPLY AGREEMENT AND POWER MARKETING AGREEMENT]

                  B. Guarantor owns, either directly or indirectly, more than 50% of the outstanding capital stock or other equity interests of each of the Affiliated Parties; and

                  C. Project Owner has agreed to enter into the Relevant Documents on the condition that Guarantor guarantee certain of the Affiliated Parties' obligations thereunder as provided herein; and

                  D. Guarantor acknowledges that it will benefit, directly and indirectly, if Project Owner enters into the Relevant Documents; and

                  E. The obligations of Guarantor hereunder are being incurred concurrently with the obligations of the Affiliated Parties under the Relevant Documents; and

                  F. Capitalized terms used but not defined herein shall have the respective meanings given them in Exhibit A to that certain Amended and Restated Credit Agreement dated as of February 15, 2001 among [IF PROJECT OWNER IS BORROWER: PROJECT OWNER]

[FOR ANY OTHER PROJECT OWNER: CALPINE CONSTRUCTION FINANCE COMPANY, L.P., A DELAWARE LIMITED PARTNERSHIP] as Borrower, the financial institutions listed on Exhibit H thereto, Credit Suisse First Boston, as Lead Arranger, Syndication Agent and Bookrunner and The Bank of Nova Scotia, as Lead Arranger, LC Bank and Administrative Agent. The Rules of Interpretations contained in said Exhibit A shall apply hereto.

                                    AGREEMENT

                  NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and as an inducement to Project Owner to enter into the Relevant Documents with the Affiliated Parties, Guarantor hereby consents and agrees as follows:

         1. Guaranty.

                  (a) The undersigned Guarantor, as primary obligor and not merely as surety, unconditionally and irrevocably guarantees to Project Owner payment and performance when due, whether by acceleration or otherwise, of any and all obligations and liabilities of each of the Affiliated Parties under the Relevant Documents, together with all expenses incurred by Project Owner in enforcing any of such obligations and liabilities or the terms hereof, including, without limitation, reasonable fees and expenses of legal counsel (collectively, the "Obligations"), and agrees that if for any reason any of the Affiliated Parties shall fail to pay or perform when due any of such Obligations, Guarantor will pay or perform the same forthwith (it being understood that Guarantor's liability hereunder shall be subject to the same limitations of liability as the Affiliated Parties' liability under the Relevant Documents). Guarantor waives notice of acceptance of this Guaranty and of any obligation to which it applies or may apply under the terms hereof, and waives diligence, presentment, demand of payment, notice of dishonor or non-payment, protest, notice of protest, of any such obligations, suit or taking other action by Project Owner against, and giving any notice of default or other notice to, or making any demand on, any party liable thereon (including Guarantor).

                  (b) This Guaranty is a primary obligation of the Guarantor and is an absolute, unconditional, continuing and irrevocable guaranty of payment and performance and not of collectibility and is in no way conditioned on or contingent upon any attempt to enforce in whole or in part any of the Affiliated Parties' liabilities and obligations to Project Owner. If any of the Affiliated Parties shall fail to pay or perform any of the Obligations to Project Owner as and when they are due, Guarantor shall forthwith pay or perform, as applicable, such Obligations. Any and all payments by Guarantor hereunder shall be in immediately available funds. Each failure by any of the Affiliated Parties to pay or perform any Obligations shall give rise to a separate cause of action herewith, and separate suits may be brought hereunder as each cause of action arises.

                  (c) Project Owner may, at any time and from time to time (whether or not after revocation or termination of this Guaranty) without the consent of or notice to Guarantor, except such notice as may be required by the Relevant Documents or applicable law which cannot be waived, without incurring responsibility to Guarantor, without impairing or releasing the obligations of Guarantor hereunder, upon or without any terms or conditions and in whole or in part, (i) change the manner, place and terms of payment or performance or change or extend the time of payment of, renew, or alter any Obligation, or any obligations and liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof or in any manner modify, amend or supplement the terms of the Relevant Documents, any documents, instruments or agreements executed in connection therewith, in each case with the consent of the relevant Affiliated Parties, if required by the Relevant Documents, and the guaranty herein made shall apply to the Obligations, changed, extended, renewed, modified, amended, supplemented or altered in any manner; (ii) exercise or refrain from exercising any rights against any of the Affiliated Parties or others (including Guarantor) or otherwise act or refrain from acting; (iii) add or release any other guarantor from its obligations without affecting or impairing the obligations of Guarantor hereunder; (iv) settle or compromise any Obligations and/or any obligations and liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any obligations and liabilities which may be due to Project Owner or others; (v) sell, exchange, release, surrender, realize upon or otherwise deal with in any manner or in any order any property by whomsoever pledged or mortgaged to secure or howsoever securing the Obligations or any liabilities or obligations (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof and/or any offset thereagainst; (vi) apply any sums by whomsoever paid or howsoever realized to any obligations and liabilities of any of the Affiliated Parties to Project Owner under the Relevant Documents in the manner provided therein regardless of what obligations and liabilities remain unpaid; (vii) consent to or waive any breach of, or any act, omission or default under, the Relevant Documents or otherwise amend, modify or supplement (with the consent of the relevant Affiliated Parties, if required by the Relevant Documents) the Relevant Documents or any of such other instruments or agreements; and/or (viii) act or fail to act in any manner referred to in this Guaranty which may deprive Guarantor of its right to subrogation against any of the Affiliated Parties to recover full indemnity for any payments made pursuant to this Guaranty or of its right of contribution against any other party.

                  (d) No invalidity, irregularity or unenforceability of the obligations or liabilities hereby guaranteed shall affect, impair, or be a defense to this Guaranty, which is a primary obligation of Guarantor.

                  (e) This is a continuing Guaranty and all obligations to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. In the event that, notwithstanding the provisions of Section 1(a) hereof, this Guaranty shall be deemed revocable in accordance with applicable law, then any such revocation shall become effective only upon receipt by Project Owner of written notice of revocation signed by Guarantor. No revocation or termination hereof shall affect in any manner rights arising under this Guaranty with respect to Obligations (i) arising prior to receipt by Project Owner of written notice of such revocation or termination and the sole effect of revocation and termination hereof shall be to exclude from this Guaranty Obligations thereafter arising which are unconnected with Obligations theretofore arising or transactions theretofore entered into or

(ii) arising as a result of a default under the Relevant Documents occurring by reason of the revocation or termination of this Guaranty.

                  (f) (i) Except as otherwise required by law, each payment required to be made by Guarantor to Project Owner hereunder shall be made without deduction or withholding for or on account of Taxes. If such deduction or withholding is so required, Guarantor shall, upon notice thereof from Project Owner, (A) pay the amount required to be deducted or withheld to the appropriate authorities before penalties attach thereto or interest accrues thereon, (B) on or before the 60th day after payment of such amount, forward to Project Owner an official receipt evidencing such payment (or a certified copy thereof), and (C) in the case of any such deduction or withholding, forthwith pay to Project Owner such additional amount as may be necessary to ensure that the net amount actually received by Project Owner is free and clear of such Taxes, including any Taxes on such additional amount, is equal to the amount that Project Owner would have received had there been no such deduction or withholding.

                      (ii) As used herein, the term "Tax" means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any government or other taxing authority in respect of any payment under this Guaranty other than any income, franchise or similar tax imposed upon the gross or net income of Project Owner by the United States or any State or any jurisdiction where Project Owner is organized and/or the jurisdiction in which is located.

         2. Representations and Warranties. Guarantor makes the representations and warranties set forth below to Project Owner as of the date hereof:

                  (a) Guarantor is duly formed, validly existing and in good standing under the laws of the State of Delaware and has the power and authority to execute and deliver this Guaranty and to perform its obligations hereunder.

                  (b) Guarantor has taken all necessary corporate action to authorize the execution and delivery of this Guaranty and the performance of its obligations hereunder.

                  (c) All governmental authorizations and actions necessary in connection with the execution and delivery by Guarantor of this Guaranty and the performance of its obligations hereunder have been obtained or performed and remain valid and in full force and effect.

                  (d) This Guaranty has been duly executed and delivered by Guarantor and constitutes the legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with the terms of this Guaranty, subject to applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally.

                  (e) The execution, delivery and performance of this Guaranty
(i) do not and will not contravene any provisions of Guarantor's certificate of incorporation or bylaws, or any law, rule, regulation, order, judgment or decree applicable to or binding on Guarantor or any of its Affiliates or properties; (ii) do not and will not contravene, or result in any breach of or constitute any default under, any agreement or instrument to which Guarantor is a party or by which Guarantor or any of its properties may be bound or affected; and (iii) do not and will not require the consent of any Person under any existing law or agreement which has not already been obtained.

                  (f) There is no pending or, to the best of Guarantor's knowledge, threatened action or proceeding affecting Guarantor before any court, governmental agency or arbitrator, which might reasonably be expected to materially and adversely affect the financial condition, results of operations, business or prospects of Guarantor or the ability of Guarantor to perform its obligations under this Guaranty.

                  (g) Guarantor possesses all franchises, certificates, licenses, permits and other governmental authorizations and approvals necessary for it to own its properties, conduct its businesses and perform its obligations under this Guaranty.

                  (h) Guarantor is not an investment company or a company controlled by an investment company, within the meaning of the Investment Company Act of 1940, and is not subject to, or is exempt from, regulation under the Public Utility Holding Company Act of 1935 and the Federal Power Act.

                      (i) Guarantor has established adequate means of obtaining financial and other information pertaining to the businesses, operations and condition (financial and otherwise) of each of the Affiliated Parties and their respective properties on a continuing basis, and Guarantor now is and hereafter will be completely familiar with the businesses, operations and condition (financial and otherwise) of each of the Affiliated Parties and their respective properties.

                  (j) (i) Guarantor is not, and will not as a result of the execution and delivery of this Guaranty, be rendered insolvent, (ii) Guarantor does not intend to incur, or believe it is incurring, obligations beyond its ability to pay and (iii) Guarantor's property remaining after the delivery and performance of this Guaranty will not constitute unreasonably small capital.

         3. Covenants. So long as any Obligations are outstanding, Guarantor agrees that:

                  (a) It will maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this Guaranty and will obtain any that may become necessary in the future;

                  (b) It will comply in all material respects with all applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Guaranty;

                  (c) Promptly, and in any event within 30 Banking Days after the General Counsel of Guarantor obtains knowledge thereof, Guarantor will give to Project Owner notice of the occurrence of any event or of any litigation or governmental proceeding pending (i) against Guarantor or any of its Affiliates which could affect the business, operations, property, assets or condition (financial or otherwise) of Guarantor so as to materially and adversely affect the ability of Guarantor to perform its obligations hereunder or (ii) with respect to this Guaranty, which event or pending proceeding is likely to materially and adversely affect the business, operations, property, assets or condition (financial or otherwise) of Guarantor and its Affiliates taken as a whole;

                  (d) It will deliver such other documents and other information reasonably requested by Project Owner; and

                  (e) It will comply in all material respects with its certificate of incorporation.

         4. Waiver. Guarantor hereby waives and relinquishes all rights and remedies accorded by applicable law to sureties or guarantors and agrees not to assert or take advantage of any such rights or remedies, including without limitation (a) any right to require Project Owner to proceed against any of the Affiliated Parties or any other person or to proceed against or exhaust any security held by Project Owner at any time or to pursue any other remedy in Project Owner's power before proceeding against Guarantor, (b) any defense that may arise by reason of the incapacity, lack of power or authority, death, dissolution, merger, termination or disability of any of the Affiliated Parties or any other Person or the failure of Project Owner to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any of the Affiliated Parties or any other Person, (c) demand, presentment, protest and notice of any kind, including without limitation notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or non-action on the part of any of the Affiliated Parties, Project Owner, any endorser or creditor of any of the Affiliated Parties or Guarantor or on the part of any other person under this or any other instrument in connection with any obligation or evidence of indebtedness held by Project Owner as collateral or in connection with any Obligations, (d) any defense based upon an election of remedies by Project Owner, including without limitation an election to proceed by non-judicial rather than judicial foreclosure, which destroys or otherwise impairs the subrogation rights of Guarantor, the right of Guarantor to proceed against any of the Affiliated Parties for reimbursement, or both, (e) any defense based on any offset against any amounts which may be owed by any Person to Guarantor for any reason whatsoever, (f) any defense based on any act, failure to act, delay or omission whatsoever on the part of any of the Affiliated Parties or the failure by any of the Affiliated Parties to do any act or thing or to observe or perform any covenant, condition or agreement to be observed or performed by it under the Relevant Documents, (g) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal provided, that, upon payment in full of the Obligations, this Guaranty shall no longer be of any force or effect, (h) any defense, setoff or counterclaim which may at any time be available to or asserted by any of the

Affiliated Parties against Project Owner or any other Person under the Relevant Documents, (i) any duty on the part of Project Owner to disclose to Guarantor any facts Project Owner may now or hereafter know about any of the Affiliated Parties, regardless of whether Project Owner have reason to believe that any such facts materially increase the risk beyond that which Guarantor intends to assume, or have reason to believe that such facts are unknown to Guarantor, or have a reasonable opportunity to communicate such facts to Guarantor, since Guarantor acknowledges that Guarantor is fully responsible for being and keeping informed of the financial condition of any of the Affiliated Parties and of all circumstances bearing on the risk of non-payment of any obligations and liabilities hereby guaranteed, (j) the fact that Guarantor may at any time in the future dispose of all or part of its direct or indirect interest in any of the Affiliated Parties, (k) any defense based on any change in the time, manner or place of any payment under, or in any other term of, the Relevant Documents or any other amendment, renewal, extension, acceleration, compromise or waiver of or any consent or departure from the terms of the Relevant Documents, (l) any defense arising because of Project Owner's election, in any proceeding instituted under the Federal Bankruptcy Code, of the application of Section 1111(b)(2) of the Federal Bankruptcy Code, and (m) any defense based upon any borrowing or grant of a security interest under Section 364 of the Federal Bankruptcy Code.

                  5. Subordination. Except as otherwise specifically provided in this Guaranty, all existing and future indebtedness of any of the Affiliated Parties to Guarantor (except to the extent such indebtedness is incurred in the ordinary course of business and relates to costs of materials or services provided pursuant to or consistent with the Relevant Documents) and the right of Guarantor to withdraw any capital invested by Guarantor in any of the Affiliated Parties, is hereby subordinated to all obligations and liabilities hereby guaranteed. Without the prior written consent of Project Owner or Administrative Agent, such subordinated indebtedness shall not be paid or withdrawn in whole or in part, nor shall Guarantor accept any payment of or on account of any such indebtedness or as a withdrawal of capital while this Guaranty is in effect. Any payment by any of the Affiliated Parties in violation of this Guaranty shall be received by Guarantor in trust for Project Owner, and Guarantor shall cause the same to be paid to Project Owner immediately upon demand by Project Owner on account of the relevant Affiliated Parties' obligations and liabilities hereby guaranteed. Guarantor shall not assign all or any portion of such indebtedness while this Guaranty remains in effect except upon prior written notice to Project Owner by which the assignee of any such indebtedness agrees that the assignment is made subject to the terms of this Guaranty, and that any attempted assignment of such indebtedness in violation of the provisions hereof shall be void.

                  6. Subrogation. Until the Obligations have been paid in full,
(a) Guarantor shall not have any right of subrogation and waives all rights to enforce any remedy which Project Owner now have or may hereafter have against any of the Affiliated Parties, and waives the benefit of, and all rights to participate in, any security now or hereafter held by Project Owner from any of the Affiliated Parties and (b) Guarantor waives any claim, right or remedy which Guarantor now has or hereafter acquires against any of the Affiliated Parties that arises hereunder and/or from the performance by the Guarantor hereunder including, without limitation, any claim, remedy or right of subrogation, reimbursement, exoneration, contribution, indemnification, or participation in any claim, right or remedy of Project Owner against any of the Affiliated Parties, or any security which Project Owner now have or hereafter acquire, whether or not such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise.

         7. Bankruptcy.

                  (a) So long as any of the Obligations are owed to Project Owner, Guarantor shall not, without the prior written consent of Project Owner, commence, or join with any other Person in commencing, any bankruptcy, reorganization, or insolvency proceeding against any of the Affiliated Parties. The obligations of Guarantor under this Guaranty shall not be altered, limited or affected by any proceeding, voluntary or involuntary, involving the bankruptcy, reorganization, insolvency, receivership, liquidation or arrangement of any of the Affiliated Parties, or by any defense which any of the Affiliated Parties may have by reason of any order, decree or decision of any court or administrative body resulting from any such proceeding.

                  (b) So long as any Obligations are owed to Project Owner, to the extent of such Obligations, Guarantor shall file, in any bankruptcy or other proceeding in which the filing of claims is required or permitted by law, all claims which Guarantor may have against any of the Affiliated Parties relating to any indebtedness of any of the Affiliated Parties to Guarantor, and hereby assigns to Project Owner all rights of Guarantor thereunder. If Guarantor does not file any such claim, Project Owner, is hereby authorized to do so in the name of Guarantor or, in Project Owner's discretion, to assign the claim to a nominee and to cause proofs of claim to be filed in the name of Project Owner's nominee. The foregoing power of attorney is coupled with an interest and cannot be revoked. Project Owner or its nominee shall have the sole right to accept or reject any plan proposed in any such proceeding and to take any other action which a party filing a claim is entitled to take. In all such cases, whether in administration, bankruptcy or otherwise, the person authorized to pay such a claim shall pay the same to Project Owner to the extent of any Obligations which then remain unpaid, and, to the full extent necessary for that purpose, Guarantor hereby assigns to Project Owner all of Guarantor's rights to all such payments or distributions to which Guarantor would otherwise be entitled; provided, however, that Guarantor's obligations hereunder shall not be satisfied except to the extent that Project Owner receives cash by reason of any such payment or distribution. If Project Owner receives anything hereunder other than cash, the same shall be held as collateral for amounts due under this Guaranty.

         8. Successions or Assignments.

                  (a) This Guaranty shall inure to the benefit of the successors or assigns of Project Owner who shall have, to the extent of its interest, the rights of Project Owner hereunder.

                  (b) This Guaranty is binding upon Guarantor and its successors and assigns. Guarantor is not entitled to assign its obligations hereunder to any other person without the written consent of Project Owner and Administrative Agent, and any purported assignment in violation of this provision shall be void.

         9. Waivers.

                  (a) No delay on the part of Project Owner in exercising any of their rights (including those hereunder) and no partial or single exercise thereof and no action or non-action by Project Owner, with or without notice to Guarantor or anyone else, shall constitute a waiver of any rights or shall affect or impair this Guaranty.

                  (b) GUARANTOR HEREBY WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS GUARANTY OR RELATING TO THE SUBJECT MATTER OF THIS GUARANTY AND THE RELATIONSHIP BETWEEN GUARANTOR AND PROJECT OWNER THAT IS BEING ESTABLISHED. GUARANTOR ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT PROJECT OWNER HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS GUARANTY, AND THAT PROJECT OWNER WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. GUARANTOR FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

         10. Interpretation. The section headings in this Guaranty are for the convenience of reference only and shall not affect the meaning or construction of any provision hereof.

         11. Notices. All notices in connection with this Guaranty shall be given by telex or cable or by notice in writing hand-delivered or sent by facsimile transmission or by certified mail return-receipt requested (airmail, if overseas), postage prepaid. All such notices shall be sent to the appropriate telex or telecopier number or address, as the case may be, set forth in Section 15 below or to such other number or address as shall have been subsequently specified by written notice to the other party, and shall be sent with copies, if any, as indicated below. All such notices shall be effective upon receipt, and confirmation by answerback of any such notice so sent by telex shall be sufficient evidence of receipt thereof.

         12. Amendments. This Guaranty may be amended only with the written consent of the parties hereto.

         13. Jurisdiction; Governing Law.

                  (a) Any action or proceeding relating in any way to this Guaranty may be brought and enforced in the courts of the State of New York or of the United States for the Southern District of New York. Any such process or summons in connection with any such action or proceeding may be served by mailing a copy thereof by certified or registered mail, or any substantially similar form of mail, addressed to Guarantor as provided for notices hereunder.

                  (b) This Guaranty and the rights and obligations of Project Owner and of the Guarantor shall be governed by and construed in accordance with the law of the State of New York without reference to principles of conflicts of laws (other than Section 5-1401 of the New York General Obligations Law).

         14. Integration of Terms. This Guaranty contains the entire agreement between the Guarantor and Project Owner relating to the subject matter hereof and supersedes all oral statements and prior writing with respect hereto.

         15. Addresses.

                  (a) The address of Guarantor for notices is:

                      Calpine Corporation
                      50 West San Fernando Street
                      San Jose, California 95113

                      Attention: Asset Management and General Counsel Telephone Number: (408) 995-5115
                      Telecopier Number: (408) 995-0505

              and

                      6700 Koll Center Parkway, Suite 200
                      Pleasanton, California 94566
                      Attn: Corporate Asset Management
                      Telephone No.: (925) 600-2000
                      Telecopy No.: (925) 600-8926

                  (b) The address of Project Owner for notices is:

                      Calpine Corporation
                      50 West San Fernando Street
                      San Jose, California 95113

                      Attention: Asset Management and General Counsel Telephone Number: (408) 995-5115
                      Telecopy Number: (408) 995-0505

              and

                      6700 Koll Center Parkway, Suite 200
                      Pleasanton, California 94566
                      Attn: Corporate Asset Management

                      Telephone No.: (925) 600-2000
                      Telecopy No.: (925) 600-8926

                  (c) The address of Administrative Agent for notices is:

                      The Bank of Nova Scotia
                      600 Peachtree Street, N.E., Suite 2700
                      Atlanta, Georgia  30308
                      Attention: Hilma Gabbidon
                      Telephone Number: (404) 877-1558
                      Telecopy Number: (404) 888-8998


         16. Interest; Collection Expenses. Any amount required to be paid by Guarantor pursuant to the terms hereof shall bear interest at the Default Rate or the maximum rate permitted by law, whichever is less, from the date due until paid in full. If Project Owner are required to pursue any remedy against Guarantor hereunder, Guarantor shall pay to Project Owner, as the case may be, upon demand, all reasonable attorneys' fees and expenses all other costs and expenses incurred by Project Owner in enforcing this Guaranty.

         17. Reinstatement of Guaranty. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment to or on behalf of any of the Affiliated Parties or to Project Owner by any of the Affiliated Parties under the Relevant Documents or by Guarantor hereunder is rescinded or must otherwise be returned by Project Owner upon the insolvency, bankruptcy, reorganization, dissolution or liquidation of any of the Affiliated Parties or otherwise, all as though such payment had not been made.

         18. Counterparts. The Guaranty may be executed in one or more duplicate counterparts, and when executed and delivered by all of the parties listed below shall constitute a single binding agreement.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered in San Jose, California as of the day and year first written above.

                             CALPINE CORPORATION,
                             a Delaware corporation

                             By: _______________________________________
                                 Name:
                                 Title:

Agreed and accepted.

[NAME OF PROJECT OWNER],


By: _______________________________
    Name:
    Title:

                                                                    EXHIBIT D2-B
                                                         to the Credit Agreement


                AMENDED AND RESTATED PROJECT COMPLETION GUARANTY

                  THIS AMENDED AND RESTATED PROJECT COMPLETION GUARANTY (this "Guaranty") dated as of February 15, 2001 is made by CALPINE CORPORATION, a Delaware corporation ("Guarantor"), in favor of THE BANK OF NOVA SCOTIA, as Administrative Agent ("Administrative Agent") for the Banks under that certain Amended and Restated Credit Agreement (the "Credit Agreement") dated as of February 15, 2001, among Calpine Construction Finance Company, L.P., a Delaware limited partnership, as Borrower ("Borrower"), the financial institutions listed on Exhibit H thereto, (the "Banks"), Credit Suisse First Boston acting through its New York Branch, as Lead Arranger, Syndication Agent and Bookrunner, The Bank of Nova Scotia, as Lead Arranger, LC Bank and Administrative Agent ("Administrative Agent"), TD Securities (USA) Inc., as Co-Arranger and Co-Documentation Agent, and CIBC World Markets Corp., as Co-Arranger and Co-Documentation Agent.

                                    RECITALS

                  A. Guarantor owns all the outstanding stock of each of Calpine CCFC GP, Inc., a Delaware corporation, the sole general partner of Borrower, and each of the limited partners of Borrower.

                  B. Pursuant to the terms of the Original Credit Agreement, Guarantor and Administrative Agent have entered into that certain Project Completion Guaranty, dated as of October 16, 1999 (the "Original Guaranty Agreement").

                  C. In connection with the transactions contemplated by the Credit Agreement, the parties desire to amend and restate the Original Guaranty Agreement upon the terms and conditions set forth herein.

                  D. Administrative Agent and the Banks have agreed to enter into the Credit Agreement with Borrower on the condition that Guarantor guarantee certain of Borrower's obligations thereunder as provided herein.

                  E. Guarantor acknowledges that it will benefit, directly and indirectly, if Administrative Agent and the Banks enter into the Credit Agreement.

                  F. The obligations of Guarantor hereunder are being incurred concurrently with the obligations of Borrower under the Credit Agreement.

                  G. Capitalized terms used but not defined herein shall have the respective meanings given them in Exhibit A to the Credit Agreement and the Rules of Interpretations contained in said Exhibit A shall apply hereto.

                                    AGREEMENT

                  NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and as an inducement to Administrative Agent and the Banks to enter into the Credit Agreement with Borrower, Guarantor hereby consents and agrees as follows:

         1. Guaranty.

                  (a) The undersigned Guarantor, as primary obligor and not merely as surety, unconditionally and irrevocably guarantees to the Banks (i) the performance, when due, of the obligations of Borrower under Section 5.14 of the Credit Agreement to achieve Completion of each of the Funded Projects (including with respect to any partially owned Projects), (ii) the payment, when due, of the obligations of Borrower under Section 5.17.1, 5.17.2 and 5.17.3(x) of the Credit Agreement and (iii) if Borrower is unable to obtain a disbursement of Loan proceeds under the Credit Agreement for any Project for which the requirements of Section 5.14 of the Credit Agreement have not been waived in accordance with the terms of the Credit Agreement for a period of 60 consecutive days after a request for the same pursuant to a Construction Drawdown Certificate delivered pursuant to Section 3.4 of the Credit Agreement, the prompt payment, when due, of the Project Costs for which funds were requested in such Construction Drawdown Certificate, in each case together with the payment of all expenses incurred by Administrative Agent or the Banks in enforcing any of such obligations and liabilities or the terms hereof, including, without limitation, reasonable fees and expenses of legal counsel (collectively, the "Obligations"), and agrees that if for any reason Borrower shall fail to pay or perform, as the case may be, when due any of such Obligations, Guarantor will pay or perform, as the case may be, the same forthwith; provided, however, if the default giving rise to the potential exercise of remedies is susceptible of cure and the failure to so exercise remedies could not reasonably be expected to have a Material Adverse Effect on Borrower, Administrative Agent and the Banks shall not exercise any remedies in the nature of foreclosure on or sale of any Collateral, appointment of a receiver, entry into possession of any Project or other remedies under the Credit Documents intended to or having the effect of depriving Borrower or any other Portfolio Entity of the use, possession or enjoyment of any of the Projects as a result of an Event of Default thereunder for 90 days so long as Guarantor is diligently pursuing performance of the Obligations and/or diligently attempting to refinance all outstanding Loans under the Credit Agreement; provided, further, that if the Obligations under clause (ii) above have been performed, Guarantor's liability with respect to the Obligations under clause (i) above shall be limited to the excess of the cost of achieving Completion of the applicable Projects over the amounts deposited or contributed pursuant to Section 5.17.3 of the Credit Agreement. Guarantor waives notice of acceptance of this Guaranty and of any obligation to which it applies or may apply under the terms hereof, and waives diligence, presentment, demand of payment or performance, notice of dishonor or non-payment or non-performance, protest, notice of protest, of any such obligations, suit or taking other action by the Banks against, and giving any notice of default or other notice to, or making any demand on, any party liable thereon (including Guarantor).

                  (b) This Guaranty is a primary obligation of Guarantor and is an absolute, unconditional, continuing and irrevocable guaranty of payment and performance, as the case may be, of the Obligations and not of collectibility, and is in no way conditioned on or contingent upon any attempt to enforce in whole or in part Borrower's or any other Portfolio Entity's liabilities and obligations to the Banks. If Borrower shall fail to pay or perform, as the case may be, any of the Obligations to the Banks as and when they are due, Guarantor shall forthwith pay or perform, as the case may be, such Obligations immediately (in the case of payment obligations, in immediately available funds). Each failure by Borrower to pay or perform, as the case may be, any Obligations shall give rise to a separate cause of action herewith, and separate suits may be brought hereunder as each cause of action arises.

                  (c) The Banks may, at any time and from time to time (whether or not after revocation or termination of this Guaranty) without the consent of or notice to Guarantor, except such notice as may be required by the Credit Documents or applicable law which cannot be waived, without incurring responsibility to Guarantor, without impairing or releasing the obligations of Guarantor hereunder, upon or without any terms or conditions and in whole or in part, (i) change the manner, place and terms of payment or performance or change or extend the time of payment or performance of, or renew or alter, any Obligation, or any obligations and liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof or in any manner modify, amend or supplement the terms of the Credit Documents (including provisions with respect to the Completion of the Projects), any documents, instruments or agreements executed in connection therewith, in each case with the consent of Borrower or such other relevant Portfolio Entity, if required by the Credit Documents, and the guaranty herein made shall apply to the Obligations changed, extended, renewed, modified, amended, supplemented or altered in any manner; (ii) exercise or refrain from exercising any rights against Borrower, any other Portfolio Entity or others (including Guarantor) or otherwise act or refrain from acting; (iii) add or release any other guarantor from its obligations without affecting or impairing the obligations of Guarantor hereunder; (iv) settle or compromise any Obligations and/or any obligations and liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment or performance of all or any part thereof to the payment or performance of any obligations and liabilities which may be due to the Banks or others; (v) sell, exchange, release, surrender, realize upon or otherwise deal with in any manner or in any order any property by whomsoever pledged or mortgaged to secure or howsoever securing the Obligations or any liabilities or obligations (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof and/or any offset thereagainst; (vi) apply any sums by whomsoever paid or howsoever realized to any obligations and liabilities of Borrower or any other Portfolio Entity to the Banks under the Credit Documents in the manner provided therein regardless of what obligations and liabilities remain unpaid; (vii) consent to or waive any breach of, or any act, omission or default under, the Credit Documents (including provisions with respect to the Completion of the Projects) or otherwise amend, modify or supplement (with the consent of Borrower or such other relevant Portfolio Entity, if required by the Credit Documents) the Credit Documents (including provisions with respect to the Completion of the Projects) or any of such other instruments or agreements; and/or (viii) act or fail to act in any manner referred to in this Guaranty which may deprive Guarantor of its right to subrogation against Borrower to recover full indemnity for any payments or performances made pursuant to this Guaranty or of its right of contribution against any other party.

                  (d) No invalidity, irregularity or unenforceability of the obligations or liabilities hereby guaranteed shall affect, impair or be a defense to this Guaranty, which is a primary obligation of Guarantor.

                  (e) This is a continuing Guaranty and all obligations to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. In the event that, notwithstanding the provisions of Section 1(a) hereof, this Guaranty shall be deemed revocable in accordance with applicable law, then any such revocation shall become effective only upon receipt by Administrative Agent of written notice of revocation signed by Guarantor. No revocation or termination hereof shall affect in any manner rights arising under this Guaranty with respect to Obligations arising prior to receipt by Administrative Agent of written notice of such revocation or termination.

                  (f) (i) Except as otherwise required by law, each payment required to be made by Guarantor to the Banks hereunder shall be made without deduction or withholding for or on account of Taxes. If such deduction or withholding is so required, Guarantor shall, upon notice thereof from Administrative Agent, (A) pay the amount required to be deducted or withheld to the appropriate authorities before penalties attach thereto or interest accrues thereon, (B) on or before the 60th day after payment of such amount, forward to the Banks an official receipt evidencing such payment (or a certified copy thereof), and (C) in the case of any such deduction or withholding, forthwith pay to Administrative Agent for the account of the Banks such additional amount as may be necessary to ensure that the net amount actually received by the Banks is free and clear of such Taxes, including any Taxes on such additional amount, is equal to the amount that the Banks would have received had there been no such deduction or withholding.

                            (ii) As used herein, the term "Tax" means any
present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any government or other taxing authority in respect of any payment under this Guaranty other than (A) any income, franchise or similar tax imposed upon the gross or net income of Administrative Agent or any Bank by the United States, New York State, any jurisdiction where Administrative Agent or any Bank is organized and/or the jurisdiction in which is located any office from or at which Administrative Agent or any Bank is making or maintaining any Loans or receiving any payments under any of the Credit Documents and (B) any stamp, registration, documentation or similar tax.

                  (g) In fulfilling its obligations hereunder with respect to the Obligations set forth in Section 1(a)(i) hereof, but subject to the provisions of Section 5.14 of the Credit Agreement, Guarantor hereby irrevocably and unconditionally guarantees, promises and agrees to perform and comply with
Section 5.14 of the Credit Agreement. The words "perform and comply with" are used in their most comprehensive sense and include without limitation (i) the payment of all costs and expenses with respect to the construction of the Funded Projects and the construction of such Projects within the time and in the manner set forth in Section 5.14 of the Credit Agreement, (ii) the payment, satisfaction or discharge of all Liens (other than Permitted Liens other than the Liens described in clause (c) of the definition of "Permitted Liens") arising out of or relating to the construction and Completion of, and that are or may be imposed upon or asserted against, the Funded Projects and (iii) the defense and indemnification of the Banks against all such Liens, whether arising from the furnishing of labor, materials, supplies or equipment, from taxes, assessments, fees or other charges, from injuries or damage to persons or property, or otherwise. Without limiting the generality of the foregoing, Guarantor agrees (A) to cause any and all costs of achieving Completion of each of the Funded Projects, including without limitation the costs of all labor, materials, supplies and equipment related thereto and any and all costs and cost overruns prior to such Completion, to be funded, paid and satisfied from Guarantor's own resources as the same shall become due and (B) to cause the Completion of each of the Funded Projects, using Guarantor's own resources, in a timely, good and workmanlike manner, in accordance with the terms of the Credit Documents; provided, however, that Guarantor shall not be required to pay any performance and/or other liquidated damages due and owing from a Contractor (other than a Contractor that is an Affiliate of Guarantor) under a Construction Contract; provided, further, Guarantor's liability with respect to such liquidated damages shall be limited to the amount specified in clause (vi)(B) of the definition of "Completion" less the amount of any such liquidated damages determined to be due and owing from any applicable Contractors.

         2. Representations and Warranties. Guarantor makes the representations and warranties set forth below to Administrative Agent and the Banks as of the date hereof:

                  (a) Guarantor is duly formed, validly existing and in good standing under the laws of the State of Delaware and has the power and authority to execute and deliver this Guaranty and to perform its obligations hereunder.

                  (b) Guarantor has taken all necessary corporate action to authorize the execution and delivery of this Guaranty and the performance of its obligations hereunder.

                  (c) All governmental authorizations and actions necessary in connection with the execution and delivery by Guarantor of this Guaranty and the performance of its obligations hereunder have been obtained or performed and remain valid and in full force and effect.

                  (d) This Guaranty has been duly executed and delivered by Guarantor and constitutes the legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with the terms of this Guaranty, subject to applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally.

                  (e) The execution, delivery and performance of this Guaranty
(i) do not and will not contravene any provisions of Guarantor's certificate of incorporation or bylaws, or any law, rule, regulation, order, judgment or decree applicable to or binding on Guarantor or any of its Affiliates or properties;
(ii) do not and will not contravene, or result in any breach of or constitute any default under, any agreement or instrument to which Guarantor is a party or by which Guarantor or any of its properties may be bound or affected; and (iii) do not and will not require the consent of any Person under any existing law or agreement which has not already been obtained.

                  (f) There is no pending or, to the best of Guarantor's knowledge, threatened action or proceeding affecting Guarantor before any court, governmental agency or arbitrator, which might reasonably be expected to materially and adversely affect the financial condition, results of operations, business or prospects of Guarantor or the ability of Guarantor to perform its obligations under this Guaranty.

                  (g) All quarterly and annual financial statements heretofore delivered by Guarantor to Administrative Agent are true, correct and complete, do not fail to disclose any material liabilities, whether direct or contingent, fairly present the financial condition of Guarantor as of the date delivered and are prepared in accordance with generally accepted accounting principles consistently applied.

                  (h) Guarantor possesses all franchises, certificates, licenses, permits and other governmental authorizations and approvals necessary for it to own its properties, conduct its businesses and perform its obligations under this Guaranty.

                  (i) Guarantor is not an investment company or a company controlled by an investment company, within the meaning of the Investment Company Act of 1940, and is not subject to, or is exempt from, regulation under the Public Utility Holding Company Act of 1935 and the Federal Power Act.

                  (j) Guarantor has established adequate means of obtaining financial and other information pertaining to the businesses, operations and condition (financial and otherwise) of Borrower and the other Portfolio Entities and their respective properties on a continuing basis, and Guarantor now is and hereafter will be completely familiar with the businesses, operations and condition (financial and otherwise) of Borrower and the other Portfolio Entities and their respective properties.

                  (k) (i) Guarantor is not, and will not as a result of the execution and delivery of this Guaranty, be rendered insolvent, (ii) Guarantor does not intend to incur, or believe it is incurring, obligations beyond its ability to pay or perform and (iii) Guarantor's property remaining after the delivery and performance of this Guaranty will not constitute unreasonably small capital.

                  (l) Guarantor is not in default under any material agreement relating to the incurrence of debt to which it is a party.

         3. Covenants. So long as any Obligations are outstanding, Guarantor agrees that:

                  (a) It will maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this Guaranty and will obtain any that may become necessary in the future;

                  (b) It will comply in all material respects with all applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Guaranty;

                  (c) Promptly, and in any event within 30 Banking Days after the General Counsel of Guarantor obtains knowledge thereof, Guarantor will give to Administrative Agent notice of the occurrence of any event or of any litigation or governmental proceeding pending (i) against Guarantor or any of its Affiliates which could affect the business, operations, property, assets or condition (financial or otherwise) of Guarantor so as to materially and adversely affect the ability of Guarantor to perform its obligations hereunder or (ii) with respect to this Guaranty, which event or pending proceeding is likely to materially and adversely affect the business, operations, property, assets or condition (financial or otherwise) of Guarantor and its Affiliates taken as a whole;

                  (d) It will deliver such other documents and other information reasonably requested by Administrative Agent;

                  (e) It will comply in all material respects with its certificate of incorporation;

                  (f) Guarantor will not permit its:

                            (i) Tangible Net Worth to be less than (A)
$1,474,280,000 plus (B) 50% of the consolidated net income of Guarantor and its Subsidiaries (without giving effect to any losses) for each Fiscal Quarter ending on or after September 30, 2000, plus (C) 100% of the Net Equity Proceeds from any equity offering by Guarantor after June 30, 2000;

                            (ii) Leverage Ratio to be greater than .85 to 1.00
as of the end of any Fiscal Quarter;

                            (iii) Interest Coverage Ratio as of the end of any
Fiscal Quarter to be less than 1.75 to 1.00 for the 12 month period comprising the four previous Fiscal Quarters; or

                            (iv) Interest Coverage Ratio (Parent Only) as of the
end of any Fiscal Quarter to be less than 1.60 to 1.00 for the 12 month period comprising the four previous Fiscal Quarters.

Guarantor shall furnish, or shall cause to be furnished, to Administrative Agent as soon as possible and in any event within 60 days after the end of each of the first three Fiscal Quarters of each Fiscal Year and within 120 days after the end of each Fiscal Year, a certificate, executed by a Responsible Officer of Guarantor, showing (in reasonable detail and with appropriate calculations and computations in all respects reasonably satisfactory to Administrative Agent) compliance with the covenants set forth in this Section 3(f).

Capitalized terms used in this Section 3(f) and defined in Appendix A attached hereto shall have the meanings given therein.

         4. Waiver. Guarantor hereby waives and relinquishes all rights and remedies accorded by applicable law to sureties or guarantors and agrees not to assert or take advantage of any such rights or remedies, including without limitation (a) any right to require Administrative Agent or the Banks to proceed against Borrower or any other Person or to proceed against or exhaust any security held by Administrative Agent or the Banks at any time or to pursue any other remedy in Administrative Agent's or the Banks' power before proceeding against Guarantor, (b) any defense that may arise by reason of the incapacity, lack of power or authority, death, dissolution, merger, termination or disability of Borrower or any other Person or the failure of Administrative Agent or the Banks to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of Borrower or any other Person, (c) demand, presentment, protest and notice of any kind except as provided herein, including without limitation notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or non-action on the part of Borrower, Administrative Agent, the Banks, any endorser or creditor of Borrower or Guarantor or on the part of any other Person under this or any other instrument in connection with any obligation or evidence of indebtedness held by Administrative Agent or the Banks as collateral or in connection with any Obligations, (d) any defense based upon an election of remedies by Administrative Agent or the Banks, including without limitation an election to proceed by non-judicial rather than judicial foreclosure, which destroys or otherwise impairs the subrogation rights of Guarantor, the right of Guarantor to proceed against Borrower for reimbursement, or both, (e) any defense based on any offset against any amounts which may be owed by any Person to Guarantor for any reason whatsoever, (f) any defense based on any act, failure to act, delay or omission whatsoever on the part of Borrower or any other Portfolio Entity of the failure by Borrower or any other Portfolio Entity to do any act or thing or to observe or perform any covenant, condition or agreement to be observed or performed by it under the Credit Documents, (g) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal provided, that, upon payment or performance in full of the Obligations, this Guaranty shall no longer be of any force or effect, (h) any defense, setoff or counterclaim which may at any time be available to or asserted by Borrower or any other Portfolio Entity against Administrative Agent, the Banks or any other Person under the Credit Documents,
(i) any duty on the part of Administrative Agent or the Banks to disclose to Guarantor any facts Administrative Agent or the Banks may now or hereafter know about Borrower or any other Portfolio Entity, regardless of whether Administrative Agent or the Banks have reason to believe that any such facts materially increase the risk beyond that which Guarantor intends to assume, or have reason to believe that such facts are unknown to Guarantor, or have a reasonable opportunity to communicate such facts to Guarantor, since Guarantor acknowledges that Guarantor is fully responsible for being and keeping informed of the financial condition of Borrower and the other Portfolio Entities and of all circumstances bearing on the risk of non-payment or non-performance of any obligations and liabilities hereby guaranteed, (j) the fact that Guarantor may at any time in the future dispose of all or part of its direct or indirect interest in Borrower or any other Portfolio Entity, (k) any defense based on any change in the time, manner or place of any payment or performance under, or in any other term of, the Credit Documents (including provisions with respect to the Completion of the Projects) or any other amendment, renewal, extension, acceleration, compromise or waiver of or any consent or departure from the terms of the Credit Documents (including provisions with respect to the Completion of the Projects), (l) any defense arising because of Administrative Agent's or the Banks' election, in any proceeding instituted under the Federal Bankruptcy Code, of the application of Section 1111(b)(2) of the Federal Bankruptcy Code, and (m) any defense based upon any borrowing or grant of a security interest under Section 364 of the Federal Bankruptcy Code.

         5. Subordination. Except as otherwise specifically provided in this Guaranty, all existing and future indebtedness of Borrower or any other Portfolio Entity to Guarantor (except to the extent such indebtedness consists of approved operating expenses or other O&M Costs with respect to materials or services provided consistent with an applicable Annual Operating Budget) and the right of Guarantor to withdraw any capital invested by Guarantor in Borrower or any other Portfolio Entity, is hereby subordinated to all obligations and liabilities hereby guaranteed. Without the prior written consent of Administrative Agent, such subordinated indebtedness shall not be paid or withdrawn in whole or in part, nor shall Guarantor accept any payment of or on account of any such indebtedness or as a withdrawal of capital while the Credit Agreement is in effect except from distributions permitted under Waterfall Level 8 and 10 of Section 7.2 of the Credit Agreement or as permitted under Section 3.10(b) of the Credit Agreement. Any payment by Borrower in violation of this Guaranty shall be received by Guarantor in trust for Administrative Agent and the Banks, and Guarantor shall cause the same to be paid to Administrative Agent for the benefit of the Banks immediately upon demand by Administrative Agent on account of Borrower's obligations and liabilities hereby guaranteed. Guarantor shall not assign all or any portion of such indebtedness while the Credit Agreement remains in effect except upon prior written notice to Administrative Agent by which the assignee of any such indebtedness agrees that the assignment is made subject to the terms of this Guaranty, and that any attempted assignment of such indebtedness in violation of the provisions hereof shall be void.

         6. Subrogation. So long as the Credit Agreement remains in effect, (a) Guarantor shall not have any right of subrogation and waives all rights to enforce any remedy which the Banks now have or may hereafter have against Borrower or any other Portfolio Entity, and waives the benefit of, and all rights to participate in, any security now or hereafter held by Administrative Agent or the Banks from Borrower or any other Portfolio Entity and (b) Guarantor waives any claim, right or remedy which Guarantor may now have or hereafter acquire against Borrower or any other Portfolio Entity that arises hereunder and/or from the performance by Guarantor hereunder including, without limitation, any claim, remedy or right of subrogation, reimbursement, exoneration, contribution, indemnification, or participation in any claim, right or remedy of the Banks against Borrower or any other Portfolio Entity, or any security which the Banks now have or hereafter acquire, whether or not such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise.

         7. Bankruptcy.

                  (a) So long as the Credit Agreement remains in effect, Guarantor shall not, without the prior written consent of Administrative Agent, commence, or join with any other Person in commencing, any bankruptcy, reorganization, or insolvency proceeding against Borrower or any other Portfolio Entity. The obligations of Guarantor under this Guaranty shall not be altered, limited or affected by any proceeding, voluntary or involuntary, involving the bankruptcy, reorganization, insolvency, receivership, liquidation or arrangement of Borrower or any other Portfolio Entity, or by any defense which Borrower or any other Portfolio Entity may have by reason of any order, decree or decision of any court or administrative body resulting from any such proceeding.

                  (b) So long as the Credit Agreement remains in effect, to the extent of any Obligations, Guarantor shall file, in any bankruptcy or other proceeding in which the filing of claims is required or permitted by law, all claims which Guarantor may have against Borrower or any other Portfolio Entity relating to any indebtedness of Borrower or any other Portfolio Entity to Guarantor, and hereby assigns to Administrative Agent on behalf of the Banks all rights of Guarantor thereunder. If

Guarantor does not file any such claim, Administrative Agent, as attorney-in-fact for Guarantor, is hereby authorized to do so in the name of Guarantor or, in Administrative Agent's discretion, to assign the claim to a nominee and to cause proofs of claim to be filed in the name of Administrative Agent's nominee. The foregoing power of attorney is coupled with an interest and cannot be revoked. Administrative Agent or its nominee shall have the sole right to accept or reject any plan proposed in any such proceeding and to take any other action which a party filing a claim is entitled to take. In all such cases, whether in administration, bankruptcy or otherwise, the person authorized to pay such a claim shall pay the same to Administrative Agent to the extent of any Obligations which then remain unpaid, and, to the full extent necessary for that purpose, Guarantor hereby assigns to Administrative Agent all of Guarantor's rights to all such payments or distributions to which Guarantor would otherwise be entitled; provided, however, that Guarantor's obligations hereunder shall not be satisfied except to the extent that Administrative Agent receives cash by reason of any such payment or distribution. If Administrative Agent receives anything hereunder other than cash, the same shall be held as collateral for amounts due under this Guaranty.

         8. Successions or Assignments.

                  (a) This Guaranty shall inure to the benefit of the successors or assigns of the Banks who shall have, to the extent of their interest, the rights of the Banks hereunder; provided, however, that the rights of the Banks hereunder, if any be retained by them, shall have priority over and be senior to the rights of its successors or assigns unless Administrative Agent shall otherwise elect.

                  (b) This Guaranty is binding upon Guarantor and its successors and assigns. Guarantor is not entitled to assign its obligations hereunder to any other person without the written consent of Administrative Agent, and any purported assignment in violation of this provision shall be void.

         9. Waivers.

                  (a) No delay on the part of Administrative Agent or the Banks in exercising any of their rights (including those hereunder) and no partial or single exercise thereof and no action or non-action by Administrative Agent or the Banks, with or without notice to Guarantor or anyone else, shall constitute a waiver of any rights or shall affect or impair this Guaranty.

                  (b) GUARANTOR HEREBY WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS GUARANTY OR RELATING TO THE SUBJECT MATTER OF THIS GUARANTY AND THE RELATIONSHIP BETWEEN GUARANTOR AND ADMINISTRATIVE AGENT THAT IS BEING ESTABLISHED. GUARANTOR ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT ADMINISTRATIVE AGENT HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS GUARANTY, AND THAT ADMINISTRATIVE AGENT WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. GUARANTOR FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

         10. Interpretation. The section headings in this Guaranty are for the convenience of reference only and shall not affect the meaning or construction of any provision hereof.

         11. Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be considered as properly given (a) if delivered in person, (b) if sent by overnight delivery service by the addressee, except that communication or notice so transmitted by telecopy or other direct written electronic means shall be deemed to have been validly and effectively given on the day (if a Bank Day and, if not, on the next following Banking Day) on which it is transmitted if transmitted before 4:00 p.m., recipient's time, and if transmitted after that time, on the next following Banking Day; provided, however, that if any notice is tendered to an addressee and the delivery thereof is refused by such addressee, such notice shall be effective upon such tender. Any party shall have the right to change its address for notice hereunder to any other location within the continental United States by giving of 30 days' notice to the other parties in the manner set forth hereinabove.

         12. Amendments. This Guaranty may be amended only with the written consent of the parties hereto.

         13. Jurisdiction; Governing Law.

                  (a) Any action or proceeding relating in any way to this Guaranty may be brought and enforced in the courts of the State of New York or of the United States for the Southern District of New York. Any such process or summons in connection with any such action or proceeding may be served by mailing a copy thereof by certified or registered mail, or any substantially similar form of mail, addressed to Guarantor as provided for notices hereunder.

                  (b) This Guaranty and the rights and obligations of Administrative Agent and of Guarantor shall be governed by and construed in accordance with the law of the State of New York without reference to principles of conflicts of laws (other than Section 5-1401 of the New York General Obligations Law).

         14. Integration of Terms. This Guaranty contains the entire agreement between Guarantor and the Banks relating to the subject matter hereof and supersedes all oral statements and prior writing with respect hereto.

         15. Addresses.

                  (a) The address of Guarantor for notices is:

                      Calpine Corporation
                      50 West San Fernando Street
                      San Jose, California 95113
                      Attention: General Counsel
                      Telephone Number: (408) 995-5115
                      Telecopier Number: (408) 995-0505

                  (b) The address of Administrative Agent for notices is:

                      The Bank of Nova Scotia
                      600 Peachtree Street, N.W., Suite 2700
                      Atlanta, Georgia  30308
                      Attn:  Hilma Gabbidon
                      Telephone No. (404) 877-1558
                      Telecopy No.: (404) 888-8998

         16. Interest; Collection Expenses. Any amount required to be paid by Guarantor pursuant to the terms hereof shall bear interest at the Default Rate or the maximum rate permitted by law, whichever is less, from the date due until paid in full. If Administrative Agent or the Banks are required to pursue any remedy against Guarantor hereunder, Guarantor shall pay to Administrative Agent or the Banks, as the case may be, upon demand, all reasonable attorneys' fees and expenses all other costs and expenses incurred by Administrative Agent or the Banks in enforcing this Guaranty.

         17. Termination; Reinstatement of Guaranty. Upon the indefeasible payment in full of all Obligations owing under the Credit Agreement, this Guaranty shall terminate in its entirety. Notwithstanding the foregoing, this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment to or on behalf of Borrower or to Administrative Agent by Borrower or any other Person in respect of the Obligations (as such term is defined in the Credit Agreement) or by Guarantor hereunder is rescinded or must otherwise be returned by Administrative Agent upon the insolvency, bankruptcy, reorganization, dissolution or liquidation of Borrower or any other Portfolio Entity or otherwise, all as though such payment had not been made.

         18. Counterparts. The Guaranty may be executed in one or more duplicate counterparts, and when executed and delivered by all of the parties listed below shall constitute a single binding agreement.

         19. No Benefit to Borrower. This Guaranty is for the benefit of only Administrative Agent and is not for the benefit of Borrower or any other Portfolio Entity. Notwithstanding that, pursuant to the Credit Agreement, Guarantor may treat any amounts actually paid hereunder as a loan to Borrower, the Guaranty shall not be deemed to be a contract to make a loan, or extend other debt financing or financial accommodation, for the benefit of Borrower, in each case within the meaning of Section 365(e) of the Federal Bankruptcy Code.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be duly executed and delivered as of the day and year first written above.

                             CALPINE CORPORATION,
                             a Delaware corporation

                             By: ______________________________________
                                 Name:
                                 Title:

Agreed and accepted.

THE BANK OF NOVA SCOTIA,
as Administrative Agent

By: _____________________________________
    Name:
    Title:

                  APPENDIX A TO PROJECT COMPLETION GUARANTY

"Asset Sale" means any sale, transfer, lease or other disposition pursuant to which (a) Guarantor or a Subsidiary receives consideration at the time of such sale, transfer, lease contribution or conveyance at least equal to the fair market value of assets being sold, transferred, leased, contributed or conveyed,
(b) at least 60% of the consideration received by Guarantor or such Subsidiary is in the form of cash or cash equivalents and (c) an amount equal to 100% of Net Available Cash is either (x) reinvested in additional assets within 365 days of such asset sale or (y) used by Guarantor to prepay the loans and to permanently reduce the commitments under the Guarantor Credit Agreement.

"Capital Expenditures" means, for any period, the aggregate amount of all expenditures of Guarantor and its Subsidiaries for fixed or capital assets made during such period which, in accordance with GAAP, would be classified as capital expenditures.

"Capitalized Lease Liabilities" means all rental obligations of Guarantor or any of its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases, where (a) the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and (b) the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

"Cogen America" means Cogeneration Corporation of America, a Delaware corporation of which Guarantor owns not less than 50% of the outstanding voting stock.

"Consolidated EBITDA" means, for any period, as applied to Guarantor, the sum of Consolidated Net Income (Loss) (but without giving effect to adjustments, accruals, deductions or entries resulting from purchase accounting, extraordinary losses or gains and any gains or losses from any Asset Sales), plus the following to the extent included in calculating Consolidated Net Income
(Loss): (a) Consolidated Income Tax Expense, (b) Consolidated Interest Expense,
(c) depreciation expense, (d) amortization expense and (e) all other non-cash items reducing Consolidated Net Income, less all non-cash items increasing Consolidated Net Income, in each case for such period; provided that, if Guarantor has any Subsidiary that is not a Wholly Owned Subsidiary, Consolidated EBITDA shall be reduced (to the extent not otherwise reduced by GAAP) by an amount equal to (A) the consolidated net income (loss) of such Subsidiary (to the extent included in Consolidated Net Income (Loss)) multiplied by (B) the quotient of (1) the number of shares of outstanding common stock of such Subsidiary not owned on the last day of such period by Guarantor or any Wholly Owned Subsidiary divided by (2) the total number of shares of outstanding common stock of such Subsidiary on the last day of such period.

"Consolidated Income Tax Expense" means, for any period, as applied to Guarantor, the provision for local, state, federal or foreign income taxes on a consolidated basis for such period determined in accordance with GAAP.

"Consolidated Interest Expense" means, for any period, as applied to Guarantor, the sum of (a) the total interest expense of Guarantor and its consolidated Subsidiaries for such period as determined in accordance with GAAP, plus (b) all but the principal component of rentals in respect of Capitalized Lease Liabilities paid, accrued, or scheduled to be paid or accrued by Guarantor or its consolidated Subsidiaries, plus (c) one-third of all operating lease obligations paid, accrued, and/or scheduled to be paid by Guarantor and its consolidated Subsidiaries, plus (d) capitalized interest, plus (e) dividends paid in respect of preferred stock of Guarantor or any Subsidiary held by Persons other than Guarantor or a Wholly Owned Subsidiary, including, without limitation, but without duplication of payments by Guarantor to a Trust, all payments by a Trust of dividends and distributions with respect to the Guaranteed Preferred Securities, plus (f) cash contributions to any employee stock ownership plan to the extent such contributions are used by such employee stock ownership plan to pay interest or fees to any Person (other than Guarantor or a Subsidiary) in connection with loans incurred by such employee stock ownership plan to purchase capital stock of Guarantor.

"Consolidated Net Income (Loss)" means, for any period, as applied to Guarantor, the Consolidated Net Income (Loss) of Guarantor and its consolidated Subsidiaries for such period, determined in accordance with GAAP, adjusted by excluding (without duplication), to the extent included in such net income
(loss), the following: (i) all extraordinary gains or losses; (ii) any net income of any Person if such Person is not incorporated or organized in the United States, a state thereof or the District of Columbia, except that (A) Guarantor's equity in the net income of any such Person for such period shall be included in Consolidated Net Income (Loss) up to the aggregate amount of cash actually distributed by such Person during such period to Guarantor or a Subsidiary incorporated or organized in the United States, a state thereof or the District of Columbia, as a dividend or other distribution and (B) the equity of Guarantor or a Subsidiary in a net loss of any such Person for such period shall be included in determining Consolidated Net Income (Loss); (iii) the net income of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such income is not at the time thereof permitted, directly or indirectly, by operation of the terms of its charter or by-laws or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary or its stockholders; (iv) any net income (or loss) of any Person combined with Guarantor or any of its Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of such combination; (v) any gain (but not loss) realized upon the sale or other disposition of any property, plant or equipment of Guarantor or its Subsidiaries (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain (but not loss) realized upon the sale or other disposition by Guarantor or any Subsidiary of any capital stock of any Person, provided that losses shall be included on an after-tax basis; and
(vi) the cumulative effect of a change in accounting principles; and further adjusted by subtracting from such net income the tax liability of any parent of Guarantor to the extent of payments made to such parent by Guarantor pursuant to any tax sharing agreement or other arrangement for such period.

"Contingent Liability" means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, obligation or any other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation under any Contingent Liability shall be calculated on a net basis (i.e., after taking into effect agreements, undertakings and other arrangements between the Person whose obligations are being guaranteed and the counterparty to such Person's obligations) and shall (subject to any limitation set forth therein) be deemed to be the outstanding net principal amount (or maximum net principal amount, if larger) of the debt, obligation or other liability guaranteed thereby, or, if the principal amount is not stated or determinable, the maximum reasonably anticipated net liability in respect thereof as determined by the Person in good faith, provided that (y) the amount of any Contingent Liability arising out of any indebtedness, obligation or liability other than the items described in clauses (a), (b) and (c) of the definition of "Indebtedness" (as defined in this Appendix A) and (z) the amount of any Contingent Liability consisting of a "keep-well," "make well" or other similar arrangement shall be deemed to be zero unless and until Guarantor is required to make any payment with respect thereto (and shall thereafter be deemed to be the amount required to be paid).

"Debt" means the outstanding principal amount of all Indebtedness of Guarantor and its consolidated Subsidiaries of the nature referred to in clauses (a), (b),
(c) and (f) of the definition of "Indebtedness" (as defined in this Appendix A), and (without duplication) all Contingent Liabilities in respect of any of the foregoing.

"Facility" means a power generation facility or energy producing facility, including any related fuel reserve.

"Fiscal Quarter" means any period of three consecutive months ending on March 31, June 30, September 30 or December 31 of any year.

"Fiscal Year" means any period of twelve consecutive calendar months ending on December 31.

"Guaranteed Preferred Securities" means the preferred securities issued by one of the Trusts, from time to time, including, without limitation the $276,000,000 of principal amount of such securities issued in October, 1999, the $300,000,000 of principal amount of such securities issued in January, 2000 and the $60,000,000 of principal amount of such securities issued in February, 2000.

"Guarantor EBITDA" means, for any period, the Consolidated EBITDA of Guarantor and its Subsidiaries, minus that portion of Consolidated Interest Expense payable by the consolidating Subsidiaries, minus the principal payments of the consolidating Subsidiaries, minus the consolidated non-discretionary Capital Expenditures (i.e., Capital Expenditures which are expressly required to be made under any agreement, contract, instrument, permit, license, law, regulation, judgment or other arrangement (other than those arrangements and contracts that relate to the performance of the work for which the Capital Expenditure is being made) binding on Guarantor or any Subsidiary) of Guarantor and its Subsidiaries, plus, without duplication, cash and Permitted Investments of Guarantor's Wholly Owned Subsidiaries and Cogen America that are legally and contractually available to each such Subsidiary for the payment of dividends, but only to the extent the source of such cash and Permitted Investments is from that portion of Consolidated EBITDA attributable to such Subsidiary or from repayments to such Subsidiary of loans made by such Subsidiary.

"Guarantor Credit Agreement" means that certain First Amended and Restated Credit Agreement (as amended, amended and restated or otherwise modified from time to time), dated as of May 23, 2000, among Guarantor, certain commercial lending institutions party thereto (the "Guarantor Lenders") and The Bank of Nova Scotia, as agent for the Guarantor Lenders or, if the Guarantor Credit Agreement has been terminated, any replacement thereof.

"Guarantor Interest Expense" means, for any period, as applied to Guarantor, the sum of (a) the total interest expense of Guarantor for such period as determined in accordance with GAAP, including, without limitation, all interest paid by Guarantor under its subordinated debt securities issued to a Trust, plus (b) all but the principal component of rentals in respect of Capitalized Lease Liabilities paid, accrued, or scheduled to be paid or accrued by Guarantor, plus
(c) one-third of all operating lease obligations paid, accrued and/or scheduled to be paid by Guarantor, plus (d) capitalized interest, plus (e) dividends paid in respect of preferred stock of Guarantor held by Persons other than Guarantor, plus (f) cash contributions to any employee stock ownership plan to the extent such contributions are used by such employee stock ownership plan to pay interest or fees to any person (other than Guarantor) in connection with loans incurred by such employee stock ownership plan to purchase capital stock of Guarantor.

"Hedging Obligations" means, with respect to any Person, the net liabilities of such Person under (a) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, foreign exchange contracts, currency swap agreements and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates and (b) commodity or power swap or exchange agreements.

"Indebtedness" of any Person means, without duplication:

                  (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

                  (b) all obligations, contingent or otherwise, relative to the stated amount of all letters of credit and banker's acceptances issued for the account of such Person (excluding Guarantor's subordinated debt securities issued to a Trust and the Guaranteed Preferred Securities, or any similar securities); provided, however, that if a letter of credit or banker's acceptance has been issued to support or secure any other form of Indebtedness, only the greater of the stated amount of such letter of credit or banker's acceptance or the outstanding principal amount of Indebtedness supported or secured, but not both, will be considered Indebtedness hereunder;

                  (c) all obligations of such Person as lessee under leases which have been or should be, in accordance with GAAP, recorded as Capitalized Lease Liabilities;

                  (d) all other items other than deferred taxes, deferred revenue and deferred leases which, in accordance with GAAP, would be included as liabilities on the liability side of the balance sheet of such Person as of the date at which Indebtedness is to be determined;

                  (e) net liabilities of such Person under all Hedging Obligations;

                  (f) whether or not so included as liabilities in accordance with GAAP, all net obligations of such Person to pay the deferred purchase price of property or services (excluding accounts payable incurred in the ordinary course of business), and indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse, but excluding any royalties or similar payments to be made by such Person which are based on production or performance; and

                  (g) all Contingent Liabilities of such Person in respect of any of the foregoing.

For all purposes of this Guaranty, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer, unless the indebtedness of such partnership or joint venture is expressly nonrecourse to such Person.

"Interest Coverage Ratio" means, for any period of four Fiscal Quarters, the ratio of (x) the Consolidated EBITDA of Guarantor and its Subsidiaries during such period to (y) the Consolidated Interest Expense of Guarantor and its Subsidiaries (excluding from Consolidated Interest Expense for purposes of this clause (y) interest capitalized in connection with the construction of a new Facility which interest is capitalized during the construction of such Facility) incurred during such period.

"Interest Coverage Ratio (Parent Only)" means, for any period of four Fiscal Quarters, the ratio of (x) the Guarantor EBITDA during such period to (y) Guarantor Interest Expense (excluding from Guarantor Interest Expense for purposes of this clause (y) interest capitalized in connection with the construction of a new Facility which interest is capitalized during the construction of such Facility) during such period.

"Leverage Ratio" means the ratio of (a) Debt to (b) Debt plus Tangible Net
Worth.

"Lien" means any security interest, mortgage, pledge, hypothecation, assignment for security, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property to secure payment of a debt or performance of an obligation or other priority or preferential arrangement of any kind or nature whatsoever.

"Net Available Cash" means, with respect to any Asset Sale, the cash or cash equivalent payments received by Guarantor or a Subsidiary in connection with such Asset Sale (including any cash received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as or when received and also including the proceeds of other property received when converted to cash or cash equivalents) net of the sum of, without duplication,
(i) all reasonable legal, title and recording tax expenses, reasonable commissions, and other reasonable fees and expenses incurred directly relating to such Asset Sale, (ii) all local, state, federal and foreign taxes required to be paid or accrued as a liability by Guarantor or any of its Subsidiaries as a consequence of such Asset Sale, (iii) payments made to repay Indebtedness which is secured by any assets subject to such Asset Sale in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or by applicable law, be repaid out of the proceeds from such Asset Sale and (iv) all distributions required by any contract entered into other than in contemplation of such Asset Sale to be paid to any holder of a minority equity interest in such Subsidiary as a result of such Asset Sale, so long as such distributions do not exceed such minority holder's pro rata portion (based on such minority holder's proportionate equity interest) of the cash or cash equivalent payments described above, net of the amounts set forth in clauses (i)-(iii) above.

"Net Equity Proceeds" means, with respect to any issuance by Guarantor or a Trust of any equity securities (including the Guaranteed Preferred Securities), the gross consideration received by or for the account of Guarantor minus underwriting and brokerage commissions, discounts and fees relating to such issuance that are payable by Guarantor.

"Person" means any natural person, corporation, partnership, limited liability company, firm, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

"Subsidiary" means, with respect to any Person, any corporation, partnership or other Person of which more than 50% of the outstanding capital stock or other comparable ownership interest having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person.

"Tangible Net Worth" means the consolidated net worth of Guarantor and its Subsidiaries, including the aggregate outstanding face amount of the Guaranteed Preferred Securities, after subtracting therefrom the aggregate amount of any intangible assets of Guarantor and its Subsidiaries, including goodwill, franchises, licenses, patents, trademarks, trade names, copyrights, service marks and brand names.

"Trust" means Calpine Capital Trust and Calpine Capital Trust I, each a Delaware business trust.

"Wholly Owned Subsidiary" means a Subsidiary all the capital stock (or other comparable ownership interests) of which (other than directors' qualifying shares) is owned by Guarantor or another Wholly Owned Subsidiary.

                                                                    EXHIBIT D2-C
                                                         to the Credit Agreement

                            TURBINE PURCHASE GUARANTY

                  THIS TURBINE PURCHASE GUARANTY (this "Guaranty") dated as of February 15, 2001 is made by CALPINE CORPORATION, a Delaware corporation ("Guarantor"), in favor of THE BANK OF NOVA SCOTIA, as Administrative Agent ("Administrative Agent") for the Banks under that certain Amended and Restated Credit Agreement (the "Credit Agreement") dated as of February 15, 2001 among Calpine Construction Finance Company, L.P., a Delaware limited partnership, as Borrower ("Borrower"), the financial institutions listed on Exhibit H thereto (the "Banks"), Credit Suisse First Boston, acting through its New York Branch, as Lead Arranger, Syndication Agent, and Bookrunner, The Bank of Nova Scotia, as Lead Arranger, LC Bank, and Administrative Agent, CIBC World Markets Corp., as Co-Arranger and Co-Documentation Agent, and TD Securities (USA) Inc., as Co-Arranger and Co-Documentation Agent.

                                    RECITALS

                  A. Guarantor owns all the outstanding ownership interests of [ ], a [ ], which in turn owns all the ownership interests of [ ], a[ ], [ ], a [ ], [ ], a [ ], [ ], and [ ], a [ ], which in turn are the General Partner of Borrower (in the case of [ ]), and the limited partners of Borrower (in the case of [ ], [ ], [ ] and [ ].

                  B. Administrative Agent and the Banks have agreed to enter into the Credit Agreement with Borrower on the condition that Guarantor guarantee certain of Borrower's obligations thereunder as provided herein.

                  C. Guarantor acknowledges that it will benefit, directly and indirectly, if Administrative Agent and the Banks enter into the Credit Agreement.

                  D. The obligations of Guarantor hereunder are being incurred concurrently with the obligations of Borrower under the Credit Agreement.

                  E. Capitalized terms used but not defined herein shall have the respective meanings given them in Exhibit A to the Credit Agreement and the Rules of Interpretations contained in said Exhibit A shall apply hereto.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and as an inducement to Administrative Agent and the Banks to enter into the Credit Agreement with Borrower, Guarantor hereby consents and agrees as follows:

         1. Guaranty.

                  (a) The undersigned Guarantor, as primary obligor and not merely as surety, unconditionally and irrevocably guarantees to the Banks (i) the payment, when due, of the obligations of Borrower under Section 6.4.2(h) of the Credit Agreement, (ii) without duplication of amounts paid pursuant to clause (i) above, the payment, when due, of the obligations of Borrower under
Section 5.17.3(y) of the Credit Agreement and (iii) if Borrower is unable to obtain a disbursement of Loan proceeds under the Credit Agreement for any Funded Turbine for a period of 60 consecutive days after a request for the same pursuant to a Turbine Purchase Drawdown Certificate delivered pursuant to
Section 3.6 of the Credit Agreement, the prompt payment, when due, of the Turbine Costs for which funds were requested in such Turbine Purchase Drawdown Certificate, in each case together with the payment of all expenses incurred by Administrative Agent or the Banks in enforcing any of such obligations and liabilities or the terms hereof, including, without limitation, reasonable fees and expenses of legal counsel (collectively, the "Obligations"), and agrees that if for any reason Borrower shall fail to pay when due any of such Obligations, Guarantor will pay the same forthwith. Guarantor waives notice of acceptance of this Guaranty and of any obligation to which it applies or may apply under the terms hereof, and waives diligence, presentment, demand of payment or performance, notice of dishonor or non-payment or non-performance, protest, notice of protest, of any such obligations, suit or taking other action by the Banks against, and giving any notice of default or other notice to, or making any demand on, any party liable thereon (including Guarantor).

                  (b) This Guaranty is a primary obligation of Guarantor and is an absolute, unconditional, continuing and irrevocable guaranty of payment of the Obligations and not of collectibility, and is in no way conditioned on or contingent upon any attempt to enforce in whole or in part Borrower's or any other Portfolio Entity's liabilities and obligations to the Banks. If Borrower shall fail to pay any of the Obligations to the Banks as and when they are due, Guarantor shall forthwith pay such Obligations immediately (in the case of payment obligations, in immediately available funds). Each failure by Borrower to pay any Obligations shall give rise to a separate cause of action herewith, and separate suits may be brought hereunder as each cause of action arises.

                  (c) The Banks may, at any time and from time to time (whether or not after revocation or termination of this Guaranty) without the consent of or notice to Guarantor, except such notice as may be required by the Credit Documents or applicable law which cannot be waived, without incurring responsibility to Guarantor, without impairing or releasing the obligations of Guarantor hereunder, upon or without any terms or conditions and in whole or in part, (i) change the manner, place and terms of payment or change or extend the time of payment of, or renew or alter, any Obligation, or any obligations and liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof or in any manner modify, amend or supplement the terms of the Credit Documents, any documents, instruments or agreements executed in connection therewith, in each case with the consent of Borrower or such other relevant Portfolio Entity, if required by the Credit Documents, and the guaranty herein made shall apply to the Obligations changed, extended, renewed, modified, amended, supplemented or altered in any manner; (ii) exercise or refrain from exercising any rights against Borrower, any other Portfolio Entity or others (including Guarantor) or otherwise act or refrain from acting; (iii) add or release any other guarantor from its obligations without affecting or impairing the obligations of Guarantor hereunder; (iv) settle or compromise any Obligations and/or any obligations and liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment or performance of all or any part thereof to the payment or performance of any obligations and liabilities which may be due to the Banks or others; (v) sell, exchange, release, surrender, realize upon or otherwise deal with in any manner or in any order any property by whomsoever pledged or mortgaged to secure or howsoever securing the Obligations or any liabilities or obligations (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof and/or any offset thereagainst; (vi) apply any sums by whomsoever paid or howsoever realized to any obligations and liabilities of Borrower or any other Portfolio Entity to the Banks under the Credit Documents in the manner provided therein regardless of what obligations and liabilities remain unpaid; (vii) consent to or waive any breach of, or any act, omission or default under, the Credit Documents or otherwise amend, modify or supplement (with the consent of Borrower or such other relevant Portfolio Entity, if required by the Credit Documents) the Credit Documents or any of such other instruments or agreements; and/or (viii) act or fail to act in any manner referred to in this Guaranty which may deprive Guarantor of its right to subrogation against Borrower to recover full indemnity for any payments or performances made pursuant to this Guaranty or of its right of contribution against any other party.

                  (d) No invalidity, irregularity or unenforceability of the obligations or liabilities hereby guaranteed shall affect, impair or be a defense to this Guaranty, which is a primary obligation of Guarantor.

                  (e) This is a continuing Guaranty and all obligations to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. In the event that, notwithstanding the provisions of Section 1(a) hereof, this Guaranty shall be deemed revocable in accordance with applicable law, then any such revocation shall become effective only upon receipt by Administrative Agent of written notice of revocation signed by Guarantor. No revocation or termination hereof shall affect in any manner rights arising under this Guaranty with respect to Obligations arising prior to receipt by Administrative Agent of written notice of such revocation or termination.

                  (f) (i) Except as otherwise required by law, each payment required to be made by Guarantor to the Banks hereunder shall be made without deduction or withholding for or on account of Taxes. If such deduction or withholding is so required, Guarantor shall, upon notice thereof from Administrative Agent, (A) pay the amount required to be deducted or withheld to the appropriate authorities before penalties attach thereto or interest accrues thereon, (B) on or before the 60th day after payment of such amount, forward to the Banks an official receipt evidencing such payment (or a certified copy thereof), and (C) in the case of any such deduction or withholding, forthwith pay to Administrative Agent for the account of the Banks such additional amount as may be necessary to ensure that the net amount actually received by the Banks is free and clear of such Taxes, including any Taxes on such additional amount, is equal to the amount that the Banks would have received had there been no such deduction or withholding.

                            (ii) As used herein, the term "Tax" means any
present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any government or other taxing authority in respect of any payment under this Guaranty other than (A) any income, franchise or similar tax imposed upon the gross or net income of Administrative Agent or any Bank by the United States, New York State, any jurisdiction where Administrative Agent or any Bank is organized and/or the jurisdiction in which is located any office from or at which Administrative Agent or any Bank is making or maintaining any Loans or receiving any payments under any of the Credit Documents and (B) any stamp, registration, documentation or similar tax.

         2. Representations and Warranties. Guarantor makes the representations and warranties set forth below to Administrative Agent and the Banks as of the date hereof:

                  (a) Guarantor is duly formed, validly existing and in good standing under the laws of the State of Delaware and has the power and authority to execute and deliver this Guaranty and to perform its obligations hereunder.

                  (b) Guarantor has taken all necessary corporate action to authorize the execution and delivery of this Guaranty and the performance of its obligations hereunder.

                  (c) All governmental authorizations and actions necessary in connection with the execution and delivery by Guarantor of this Guaranty and the performance of its obligations hereunder have been obtained or performed and remain valid and in full force and effect.

                  (d) This Guaranty has been duly executed and delivered by Guarantor and constitutes the legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with the terms of this Guaranty, subject to applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally.

                  (e) The execution, delivery and performance of this Guaranty
(i) do not and will not contravene any provisions of Guarantor's certificate of incorporation or bylaws, or any law, rule, regulation, order, judgment or decree applicable to or binding on Guarantor or any of its Affiliates or properties;
(ii) do not and will not contravene, or result in any breach of or constitute any default under, any agreement or instrument to which Guarantor is a party or by which Guarantor or any of its properties may be bound or affected; and (iii) do not and will not require the consent of any Person under any existing law or agreement which has not already been obtained.

                  (f) There is no pending or, to the best of Guarantor's knowledge, threatened action or proceeding affecting Guarantor before any court, governmental agency or arbitrator, which might reasonably be expected to materially and adversely affect the financial condition, results of operations, business or prospects of Guarantor or the ability of Guarantor to perform its obligations under this Guaranty.

                  (g) All quarterly and annual financial statements heretofore delivered by Guarantor to Administrative Agent are true, correct and complete, do not fail to disclose any material liabilities, whether direct or contingent, fairly present the financial condition of Guarantor as of the date delivered and are prepared in accordance with generally accepted accounting principles consistently applied.

                  (h) Guarantor possesses all franchises, certificates, licenses, permits and other governmental authorizations and approvals necessary for it to own its properties, conduct its businesses and perform its obligations under this Guaranty.

                  (i) Guarantor is not an investment company or a company controlled by an investment company, within the meaning of the Investment Company Act of 1940, and is not subject to, or is exempt from, regulation under the Public Utility Holding Company Act of 1935 and the Federal Power Act.

                  (j) Guarantor has established adequate means of obtaining financial and other information pertaining to the businesses, operations and condition (financial and otherwise) of Borrower and the other Portfolio Entities and their respective properties on a continuing basis, and Guarantor now is and hereafter will be completely familiar with the businesses, operations and condition (financial and otherwise) of Borrower and the other Portfolio Entities and their respective properties.

                  (k) (i) Guarantor is not, and will not as a result of the execution and delivery of this Guaranty, be rendered insolvent, (ii) Guarantor does not intend to incur, or believe it is incurring, obligations beyond its ability to pay or perform and (iii) Guarantor's property remaining after the delivery and performance of this Guaranty will not constitute unreasonably small capital.

                  (l) Guarantor is not in default under any material agreement relating to the incurrence of debt to which it is a party.

         3. Covenants. So long as any Obligations are outstanding, Guarantor agrees that:

                  (a) It will maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this Guaranty and will obtain any that may become necessary in the future;

                  (b) It will comply in all material respects with all applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Guaranty;

                  (c) Promptly, and in any event within 30 Banking Days after the General Counsel of Guarantor obtains knowledge thereof, Guarantor will give to Administrative Agent notice of the occurrence of any event or of any litigation or governmental proceeding pending (i) against Guarantor or any of its Affiliates which could affect the business, operations, property, assets or condition (financial or otherwise) of Guarantor so as to materially and adversely affect the ability of Guarantor to perform its obligations hereunder or (ii) with respect to this Guaranty, which event or pending proceeding is likely to materially and adversely affect the business, operations, property, assets or condition (financial or otherwise) of Guarantor and its Affiliates taken as a whole;

                  (d) It will deliver such other documents and other information reasonably requested by Administrative Agent; and

                  (e) It will comply in all material respects with its certificate of incorporation.

         4. Waiver. Guarantor hereby waives and relinquishes all rights and remedies accorded by applicable law to sureties or guarantors and agrees not to assert or take advantage of any such rights or remedies, including without limitation (a) any right to require Administrative Agent or the Banks to proceed against Borrower or any other Person or to proceed against or exhaust any security held by Administrative Agent or the Banks at any time or to pursue any other remedy in Administrative Agent's or the Banks' power before proceeding against Guarantor, (b) any defense that may arise by reason of the incapacity, lack of power or authority, death, dissolution, merger, termination or disability of Borrower or any other Person or the failure of Administrative Agent or the Banks to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of Borrower or any other Person, (c) demand, presentment, protest and notice of any kind except as provided herein, including without limitation notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or non-action on the part of Borrower, Administrative Agent, the Banks, any endorser or creditor of Borrower or Guarantor or on the part of any other Person under this or any other instrument in connection with any obligation or evidence of indebtedness held by Administrative Agent or the Banks as collateral or in connection with any Obligations, (d) any defense based upon an election of remedies by Administrative Agent or the Banks, including without limitation an election to proceed by non-judicial rather than judicial foreclosure, which destroys or otherwise impairs the subrogation rights of Guarantor, the right of Guarantor to proceed against Borrower for reimbursement, or both, (e) any defense based on any offset against any amounts which may be owed by any Person to Guarantor for any reason whatsoever, (f) any defense based on any act, failure to act, delay or omission whatsoever on the part of Borrower or any other Portfolio Entity of the failure by Borrower or any other Portfolio Entity to do any act or thing or to observe or perform any covenant, condition or agreement to be observed or performed by it under the Credit Documents, (g) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal provided, that, upon payment in full of the Obligations, this Guaranty shall no longer be of any force or effect, (h) any defense, setoff or counterclaim which may at any time be available to or asserted by Borrower or any other Portfolio Entity against Administrative Agent, the Banks or any other Person under the Credit Documents, (i) any duty on the part of Administrative Agent or the Banks to disclose to Guarantor any facts Administrative Agent or the Banks may now or hereafter know about Borrower or any other Portfolio Entity, regardless of whether Administrative Agent or the Banks have reason to believe that any such facts materially increase the risk beyond that which Guarantor intends to assume, or have reason to believe that such facts are unknown to Guarantor, or have a reasonable opportunity to communicate such facts to Guarantor, since Guarantor acknowledges that Guarantor is fully responsible for being and keeping informed of the financial condition of Borrower and the other Portfolio Entities and of all circumstances bearing on the risk of non-payment of any obligations and liabilities hereby guaranteed, (j) the fact that Guarantor may at any time in the future dispose of all or part of its direct or indirect interest in Borrower or any other Portfolio Entity, (k) any defense based on any change in the time, manner or place of any payment under, or in any other term of, the Credit Documents or any other amendment, renewal, extension, acceleration, compromise or waiver of or any consent or departure from the terms of the Credit Documents, (l) any defense arising because of Administrative Agent's or the Banks' election, in any proceeding instituted under the Federal Bankruptcy Code, of the application of Section 1111(b)(2) of the Federal Bankruptcy Code, and (m) any defense based upon any borrowing or grant of a security interest under Section 364 of the Federal Bankruptcy Code.

         5. Subordination. Except as otherwise specifically provided in this Guaranty, all existing and future indebtedness of Borrower or any other Portfolio Entity to Guarantor (except to the extent such indebtedness consists of approved operating expenses or other O&M Costs with respect to materials or services provided consistent with an applicable Annual Operating Budget) and the right of Guarantor to withdraw any capital invested by Guarantor in Borrower or any other Portfolio Entity, is hereby subordinated to all obligations and liabilities hereby guaranteed. Without the prior written consent of Administrative Agent, such subordinated indebtedness shall not be paid or withdrawn in whole or in part, nor shall Guarantor accept any payment of or on account of any such indebtedness or as a withdrawal of capital while the Credit Agreement is in effect except from distributions permitted under Waterfall Level 8 and 10 of Section 7.2 of the Credit Agreement or as permitted under Section 3.10(b) of the Credit Agreement. Any payment by Borrower in violation of this Guaranty shall be received by Guarantor in trust for Administrative Agent and the Banks, and Guarantor shall cause the same to be paid to Administrative Agent for the benefit of the Banks immediately upon demand by Administrative Agent on account of Borrower's obligations and liabilities hereby guaranteed. Guarantor shall not assign all or any portion of such indebtedness while the Credit Agreement remains in effect except upon prior written notice to Administrative Agent by which the assignee of any such indebtedness agrees that the assignment is made subject to the terms of this Guaranty, and that any attempted assignment of such indebtedness in violation of the provisions hereof shall be void.

         6. Subrogation. So long as the Credit Agreement remains in effect, (a) Guarantor shall not have any right of subrogation and waives all rights to enforce any remedy which the Banks now have or may hereafter have against Borrower or any other Portfolio Entity, and waives the benefit of, and all rights to participate in, any security now or hereafter held by Administrative Agent or the Banks from Borrower or any other Portfolio Entity and (b) Guarantor waives any claim, right or remedy which Guarantor may now have or hereafter acquire against Borrower or any other Portfolio Entity that arises hereunder and/or from the performance by Guarantor hereunder including, without limitation, any claim, remedy or right of subrogation, reimbursement, exoneration, contribution, indemnification, or participation in any claim, right or remedy of the Banks against Borrower or any other Portfolio Entity, or any security which the Banks now have or hereafter acquire, whether or not such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise.

         7. Bankruptcy.

                  (a) So long as the Credit Agreement remains in effect, Guarantor shall not, without the prior written consent of Administrative Agent, commence, or join with any other Person in commencing, any bankruptcy, reorganization, or insolvency proceeding against Borrower or any other Portfolio Entity. The obligations of Guarantor under this Guaranty shall not be altered, limited or affected by any proceeding, voluntary or involuntary, involving the bankruptcy, reorganization, insolvency, receivership, liquidation or arrangement of Borrower or any other Portfolio Entity, or by any defense which Borrower or any other Portfolio Entity may have by reason of any order, decree or decision of any court or administrative body resulting from any such proceeding.

                  (b) So long as the Credit Agreement remains in effect, to the extent of any Obligations, Guarantor shall file, in any bankruptcy or other proceeding in which the filing of claims is required or permitted by law, all claims which Guarantor may have against Borrower or any other Portfolio Entity relating to any indebtedness of Borrower or any other Portfolio Entity to Guarantor, and hereby assigns to Administrative Agent on behalf of the Banks all rights of Guarantor thereunder. If Guarantor does not file any such claim, Administrative Agent, as attorney-in-fact for Guarantor, is hereby authorized to do so in the name of Guarantor or, in Administrative Agent's discretion, to assign the claim to a nominee and to cause proofs of claim to be filed in the name of Administrative Agent's nominee. The foregoing power of attorney is coupled with an interest and cannot be revoked. Administrative Agent or its nominee shall have the sole right to accept or reject any plan proposed in any such proceeding and to take any other action which a party filing a claim is entitled to take. In all such cases, whether in administration, bankruptcy or otherwise, the person authorized to pay such a claim shall pay the same to Administrative Agent to the extent of any Obligations which then remain unpaid, and, to the full extent necessary for that purpose, Guarantor hereby assigns to Administrative Agent all of Guarantor's rights to all such payments or distributions to which Guarantor would otherwise be entitled; provided, however, that Guarantor's obligations hereunder shall not be satisfied except to the extent that Administrative Agent receives cash by reason of any such payment or distribution. If Administrative Agent receives anything hereunder other than cash, the same shall be held as collateral for amounts due under this Guaranty.

         8. Successions or Assignments.

                  (a) This Guaranty shall inure to the benefit of the successors or assigns of the Banks who shall have, to the extent of their interest, the rights of the Banks hereunder; provided, however, that the rights of the Banks hereunder, if any be retained by them, shall have priority over and be senior to the rights of its successors or assigns unless Administrative Agent shall otherwise elect.

                  (b) This Guaranty is binding upon Guarantor and its successors and assigns. Guarantor is not entitled to assign its obligations hereunder to any other person without the written consent of Administrative Agent, and any purported assignment in violation of this provision shall be void.

         9. Waivers.

                  (a) No delay on the part of Administrative Agent or the Banks in exercising any of their rights (including those hereunder) and no partial or single exercise thereof and no action or non-action by Administrative Agent or the Banks, with or without notice to Guarantor or anyone else, shall constitute a waiver of any rights or shall affect or impair this Guaranty.

                  (b) GUARANTOR HEREBY WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS GUARANTY OR RELATING TO THE SUBJECT MATTER OF THIS GUARANTY AND THE RELATIONSHIP BETWEEN GUARANTOR AND ADMINISTRATIVE AGENT THAT IS BEING ESTABLISHED. GUARANTOR ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT ADMINISTRATIVE AGENT HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS GUARANTY, AND THAT ADMINISTRATIVE AGENT WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. GUARANTOR FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

         10. Interpretation. The section headings in this Guaranty are for the convenience of reference only and shall not affect the meaning or construction of any provision hereof.

         11. Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be considered as properly given (a) if delivered in person, (b) if sent by overnight delivery service by the addressee, except that communication or notice so transmitted by telecopy or other direct written electronic means shall be deemed to have been validly and effectively given on the day (if a Bank Day and, if not, on the next following Banking Day) on which it is transmitted if transmitted before 4:00 p.m., recipient's time, and if transmitted after that time, on the next following Banking Day; provided, however, that if any notice is tendered to an addressee and the delivery thereof is refused by such addressee, such notice shall be effective upon such tender. Any party shall have the right to change its address for notice hereunder to any other location within the continental United States by giving of 30 days' notice to the other parties in the manner set forth hereinabove.

         12. Amendments. This Guaranty may be amended only with the written consent of the parties hereto.

         13. Jurisdiction; Governing Law.

                  (a) Any action or proceeding relating in any way to this Guaranty may be brought and enforced in the courts of the State of New York or of the United States for the Southern District of New York. Any such process or summons in connection with any such action or proceeding may be served by mailing a copy thereof by certified or registered mail, or any substantially similar form of mail, addressed to Guarantor as provided for notices hereunder.

                  (b) This Guaranty and the rights and obligations of Administrative Agent and of Guarantor shall be governed by and construed in accordance with the law of the State of New York without reference to principles of conflicts of laws (other than Section 5-1401 of the New York General Obligations Law).

         14. Integration of Terms. This Guaranty contains the entire agreement between Guarantor and the Banks relating to the subject matter hereof and supersedes all oral statements and prior writing with respect hereto.

         15. Addresses.

                  (a) The address of Guarantor for notices is:

                      Calpine Corporation
                      50 West San Fernando Street
                      San Jose, California 95113
                      Attention: General Counsel
                      Telephone Number: (408) 995-5115
                      Telecopier Number: (408) 995-0505

                  (b) The address of Administrative Agent for notices is:

                      The Bank of Nova Scotia,
                      600 Peachtree Street, N.E., Suite 2700
                      Atlanta, Georgia 30306
                      Attn:  Hilma Gabbidon
                      Telephone No.(404) 877-1558
                      Telecopy No.:  (404) 888-8998

         16. Interest; Collection Expenses. Any amount required to be paid by Guarantor pursuant to the terms hereof shall bear interest at the Default Rate or the maximum rate permitted by law, whichever is less, from the date due until paid in full. If Administrative Agent or the Banks are required to pursue any remedy against Guarantor hereunder, Guarantor shall pay to Administrative Agent or the Banks, as the case may be, upon demand, all reasonable attorneys' fees and expenses all other costs and expenses incurred by Administrative Agent or the Banks in enforcing this Guaranty.

         17. Termination; Reinstatement of Guaranty. Upon the indefeasible payment in full of all Obligations owing under the Credit Agreement, this Guaranty shall terminate in its entirety. Notwithstanding the foregoing, this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment to or on behalf of Borrower or to Administrative Agent by Borrower or any other Person in respect of the Obligations (as such term is defined in the Credit Agreement) or by Guarantor hereunder is rescinded or must otherwise be returned by Administrative Agent upon the insolvency, bankruptcy, reorganization, dissolution or liquidation of Borrower or any other Portfolio Entity or otherwise, all as though such payment had not been made.

         18. Counterparts. The Guaranty may be executed in one or more duplicate counterparts, and when executed and delivered by all of the parties listed below shall constitute a single binding agreement.

         19. No Benefit to Borrower. This Guaranty is for the benefit of only Administrative Agent and is not for the benefit of Borrower or any other Portfolio Entity. Notwithstanding that, pursuant to the Credit Agreement, Guarantor may treat any amounts actually paid hereunder as a loan to Borrower, the Guaranty shall not be deemed to be a contract to make a loan, or extend other debt financing or financial accommodation, for the benefit of Borrower, in each case within the meaning of Section 365(e) of the Federal Bankruptcy Code.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be duly executed and delivered as of the day and year first written above.

                             CALPINE CORPORATION,
                             a Delaware corporation

                             By: ___________________________________________
                                 Name:
                                 Title:

Agreed and accepted.

THE BANK OF NOVA SCOTIA,
as Administrative Agent

By: ___________________________________
    Name:
    Title:


By: ____________________________________
    Name:
    Title:

                                                                    EXHIBIT D2-D
                                                         to the Credit Agreement

                             PROJECT OWNER GUARANTY
           [TO BE EXECUTED BY EACH PROJECT OWNER OTHER THAN BORROWER]

                  THIS PROJECT OWNER GUARANTY (this "Guaranty") dated as of , 200__ is made by ____________, a Delaware ___________ ("Guarantor"), in favor of THE BANK OF NOVA SCOTIA, as Administrative Agent ("Administrative Agent") for the Banks under that certain Amended and Restated Credit Agreement (the "Credit Agreement") dated as of February 15, 2001 among Calpine Construction Finance Company, L.P., a Delaware limited partnership, as Borrower ("Borrower"), the financial institutions listed on Exhibit H thereto (the "Banks"), Credit Suisse First Boston, acting through its New York Branch, as Lead Arranger, Syndication Agent, and Bookrunner, The Bank of Nova Scotia, as Lead Arranger, LC Bank, and Administrative Agent ("Administrative Agent"), TD Securities (USA) Inc., as Co-Arranger and Co-Documentation Agent, and CIBC World Markets Corp., as Co-Arranger and Co-Documentation Agent.

                                    RECITALS

                  A. Guarantor is a Subsidiary of Borrower and developer and owner of the _________ Project (the "Project"). Borrower will loan to Guarantor proceeds of the Loans made by the Banks to Borrower under the Credit Agreement for Guarantor's payment of Project Costs with respect to the Project.

                  B. Administrative Agent and the Banks have agreed to enter into the Credit Agreement with Borrower on the condition that Guarantor guarantee certain of Borrower's and the other Portfolio Entities' obligations thereunder as provided herein.

                  C. Guarantor acknowledges that it will benefit, directly and indirectly, if Administrative Agent and the Banks enter into the Credit Agreement and the other Credit Documents.

                  D. [THE OBLIGATIONS OF GUARANTOR HEREUNDER ARE BEING INCURRED CONCURRENTLY WITH [THE EFFECTIVE DATE UNDER THE CREDIT AGREEMENT][THE INITIAL FUNDING OF LOANS TO BORROWER WITH RESPECT TO THE PROJECT].

                  E. Capitalized terms used but not defined herein shall have the respective meanings given them in Exhibit A to the Credit Agreement and the Rules of Interpretations contained in said Exhibit A shall apply hereto.

                                    AGREEMENT

                  NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and as an inducement to Administrative Agent and the Banks to enter into the Credit Agreement with Borrower and the other Credit Documents with the Portfolio Entities, Guarantor hereby consents and agrees as follows:

         1. Guaranty.

                  (a) The undersigned Guarantor, as primary obligor and not merely as surety, unconditionally and irrevocably guarantees to the Banks the punctual payment when due, whether at stated maturity, by acceleration or otherwise of all of the Obligations of the Portfolio Entities under the Credit Documents, including without limitation the Obligations of Borrower under the Credit Agreement and the other Credit Documents, in each case together with the payment of all expenses incurred by Administrative Agent or the Banks in enforcing any of such obligations and liabilities or the terms hereof, including, without limitation, reasonable fees and expenses of legal counsel, but expressly excluding any Obligations (including expenses of enforcement and the fees and expenses of legal counsel related thereto) arising out of or attributable to Projects which have achieved Operation prior to the effective date of this Guaranty (collectively, the "Guaranteed Obligations"), and agrees that if for any reason Borrower or any other Portfolio Entity shall fail to pay when due any of such Guaranteed Obligations, Guarantor will pay the same forthwith. Guarantor waives notice of acceptance of this Guaranty and of any obligation to which it applies or may apply under the terms hereof, and waives diligence, presentment, demand of payment or performance, notice of dishonor or non-payment or non-performance, protest, notice of protest, of any such obligations, suit or taking other action by the Banks against, and giving any notice of default or other notice to, or making any demand on, any party liable thereon (including Guarantor).

                  (b) This Guaranty is a primary obligation of Guarantor and is an absolute, unconditional, continuing and irrevocable guaranty of payment of the Guaranteed Obligations and not of collectibility, and is in no way conditioned on or contingent upon any attempt to enforce in whole or in part Borrower's or any other Portfolio Entity's liabilities and obligations to the Banks. If Borrower or any other Portfolio Entity shall fail to pay any of the Guaranteed Obligations to the Banks as and when they are due, Guarantor shall forthwith pay such Guaranteed Obligations immediately (in immediately available funds). Each failure by Borrower or any other Portfolio Entity to pay any Guaranteed Obligations shall give rise to a separate cause of action herewith, and separate suits may be brought hereunder as each cause of action arises.

                  (c) The Banks may, at any time and from time to time (whether or not after revocation or termination of this Guaranty) without the consent of or notice to Guarantor, except such notice as may be required by the Credit Documents or applicable law which cannot be waived, without incurring responsibility to Guarantor, without impairing or releasing the obligations of Guarantor hereunder, upon or without any terms or conditions and in whole or in part, (i) change the manner, place and terms of payment or performance or change or extend the time of payment or performance of, or renew or alter, any Obligation, or any obligations and liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof or in any manner modify, amend or supplement the terms of the Credit Documents, any documents, instruments or agreements executed in connection therewith, in each case with the consent of Borrower or such other relevant Portfolio Entity, if required by the Credit Documents, and the guaranty herein made shall apply to the Guaranteed Obligations changed, extended, renewed, modified, amended, supplemented or altered in any manner; (ii) exercise or refrain from exercising any rights against Borrower, any other Portfolio Entity or others (including Guarantor) or otherwise act or refrain from acting; (iii) add or release any other guarantor from its obligations without affecting or impairing the obligations of Guarantor hereunder; (iv) settle or compromise any Guaranteed Obligations and/or any obligations and liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment or performance of all or any part thereof to the payment or performance of any obligations and liabilities which may be due to the Banks or others; (v) sell, exchange, release, surrender, realize upon or otherwise deal with in any manner or in any order any property by whomsoever pledged or mortgaged to secure or howsoever securing the Guaranteed Obligations or any liabilities or obligations (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof and/or any offset thereagainst; (vi) apply any sums by whomsoever paid or howsoever realized to any obligations and liabilities of Borrower or any other Portfolio Entity to the Banks under the Credit Documents in the manner provided therein regardless of what obligations and liabilities remain unpaid; (vii) consent to or waive any breach of, or any act, omission or default under, the Credit Documents or otherwise amend, modify or supplement (with the consent of Borrower or such other relevant Portfolio Entity, if required by the Credit Documents) the Credit Documents or any of such other instruments or agreements; and/or (viii) act or fail to act in any manner referred to in this Guaranty which may deprive Guarantor of its right to subrogation against Borrower or any other Portfolio Entity to recover full indemnity for any payments or performances made pursuant to this Guaranty or of its right of contribution against any other party.

                  (d) No invalidity, irregularity or unenforceability of the obligations or liabilities hereby guaranteed shall affect, impair or be a defense to this Guaranty, which is a primary obligation of Guarantor.

                  (e) This is a continuing Guaranty and all obligations to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. In the event that, notwithstanding the provisions of Section 1(a) hereof, this Guaranty shall be deemed revocable in accordance with applicable law, then any such revocation shall become effective only upon receipt by Administrative Agent of written notice of revocation signed by Guarantor. No revocation or termination hereof shall affect in any manner rights arising under this Guaranty with respect to Guaranteed Obligations arising prior to receipt by Administrative Agent of written notice of such revocation or termination.

                  (f) (i) Except as otherwise required by law, each payment required to be made by Guarantor to the Banks hereunder shall be made without deduction or withholding for or on account of Taxes. If such deduction or withholding is so required, Guarantor shall, upon notice thereof from Administrative Agent, (A) pay the amount required to be deducted or withheld to the appropriate authorities before penalties attach thereto or interest accrues thereon, (B) on or before the 60th day after payment of such amount, forward to the Banks an official receipt evidencing such payment (or a certified copy thereof), and (C) in the case of any such deduction or withholding, forthwith pay to Administrative Agent for the account of the Banks such additional amount as may be necessary to ensure that the net amount actually received by the Banks is free and clear of such Taxes, including any Taxes on such additional amount, is equal to the amount that the Banks would have received had there been no such deduction or withholding.

                      (ii) As used herein, the term "Tax" means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any government or other taxing authority in respect of any payment under this Guaranty other than (A) any income, franchise or similar tax imposed upon the gross or net income of Administrative Agent or any Bank by the United States, New York State, any jurisdiction where Administrative Agent or any Bank is organized and/or the jurisdiction in which is located any office from or at which Administrative Agent or any Bank is making or maintaining any Loans or receiving any payments under any of the Credit Documents and (B) any stamp, registration, documentation or similar tax.

         2. Representations and Warranties. Guarantor makes the representations and warranties set forth below to Administrative Agent and the Banks as of the date hereof:

                  (a) Guarantor is duly formed, validly existing and in good standing under the laws of the State of Delaware and has the power and authority to execute and deliver this Guaranty and to perform its obligations hereunder.

                  (b) Guarantor has taken all necessary action to authorize the execution and delivery of this Guaranty and the performance of its obligations hereunder.

                  (c) All governmental authorizations and actions necessary in connection with the execution and delivery by Guarantor of this Guaranty and the performance of its obligations hereunder have been obtained or performed and remain valid and in full force and effect.

                  (d) This Guaranty has been duly executed and delivered by Guarantor and constitutes the legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with the terms of this Guaranty, subject to applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally.

                  (e) The execution, delivery and performance of this Guaranty
(i) do not and will not contravene any provisions of Guarantor's constituent documents, or any law, rule, regulation, order, judgment or decree applicable to or binding on Guarantor or any of its Affiliates or properties; (ii) do not and will not contravene, or result in any breach of or constitute any default under, any agreement or instrument to which Guarantor is a party or by which Guarantor or any of its properties may be bound or affected; and (iii) do not and will not require the consent of any Person under any existing law or agreement which has not already been obtained.

                  (f) There is no pending or, to the best of Guarantor's knowledge, threatened action or proceeding affecting Guarantor before any court, governmental agency or arbitrator, which might reasonably be expected to materially and adversely affect the financial condition, results of operations, business or prospects of Guarantor or the ability of Guarantor to perform its obligations under this Guaranty.

                  (g) All of Guarantor's quarterly and annual financial statements heretofore delivered by Borrower to Administrative Agent are true, correct and complete, do not fail to disclose any material liabilities, whether direct or contingent, fairly present the financial condition of Guarantor as of the date delivered and are prepared in accordance with generally accepted accounting principles consistently applied.

                  (h) Guarantor possesses all franchises, certificates, licenses, permits and other governmental authorizations and approvals necessary for it to own its properties, conduct its businesses and perform its obligations under this Guaranty.

                  (i) Guarantor is not an investment company or a company controlled by an investment company, within the meaning of the Investment Company Act of 1940, and is not subject to, or is exempt from, regulation under the Public Utility Holding Company Act of 1935 and the Federal Power Act.

                  (j) Guarantor has established adequate means of obtaining financial and other information pertaining to the businesses, operations and condition (financial and otherwise) of Borrower and the other Portfolio Entities and their respective properties on a continuing basis, and Guarantor now is and hereafter will be completely familiar with the businesses, operations and condition (financial and otherwise) of Borrower and the other Portfolio Entities and their respective properties.

                  (k) (i) Guarantor is not, and will not as a result of the execution and delivery of this Guaranty, be rendered insolvent, (ii) Guarantor does not intend to incur, or believe it is incurring, obligations beyond its ability to pay or perform and (iii) Guarantor's property remaining after the delivery and performance of this Guaranty will not constitute unreasonably small capital. If, notwithstanding the foregoing, enforcement of the liability of Guarantor under this Guaranty for the full amount of the Guaranteed Obligations would be an unlawful or voidable transfer under any applicable fraudulent conveyance or fraudulent transfer law or any comparable law, then the liability of Guarantor hereunder shall be reduced to the highest amount for which such liability may then be enforced without giving rise to an unlawful or voidable transfer under any such law.

                  (l) Guarantor is not in default under any material agreement relating to the incurrence of debt to which it is a party.

         3. Covenants. So long as any Guaranteed Obligations are outstanding, Guarantor agrees that:

                  (a) It will maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this Guaranty and will obtain any that may become necessary in the future;

                  (b) It will comply in all material respects with all applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Guaranty;

                  (c) Promptly, and in any event within 30 Banking Days after the General Counsel of Guarantor obtains knowledge thereof, Guarantor will give to Administrative Agent notice of the occurrence of any event or of any litigation or governmental proceeding pending (i) against Guarantor or any of its Affiliates which could affect the business, operations, property, assets or condition (financial or otherwise) of Guarantor so as to materially and adversely affect the ability of Guarantor to perform its obligations hereunder or (ii) with respect to this Guaranty, which event or pending proceeding is likely to materially and adversely affect the business, operations, property, assets or condition (financial or otherwise) of Guarantor;

                  (d) It will deliver such other documents and other information reasonably requested by Administrative Agent;

                  (e) It will comply in all material respects with its constituent documents;

                  (f) It will perform, or cause Borrower to perform, each of the covenants and other agreements contained in Articles 5 and 6 of the Credit Agreement as if such covenants and other agreements were fully set forth in this Guaranty, such agreements and other covenants being incorporated into this Guaranty by reference; provided, however, that performance of such covenants by Borrower or another Portfolio Entity will satisfy Guarantor's obligations hereunder with respect to such covenants.

         4. Waiver. Guarantor hereby waives and relinquishes all rights and remedies accorded by applicable law to sureties or guarantors and agrees not to assert or take advantage of any such rights or remedies, including without limitation (a) any right to require Administrative Agent or the Banks to proceed against Borrower, any other Portfolio Entity or any other Person or to proceed against or exhaust any security held by Administrative Agent or the Banks at any time or to pursue any other remedy in Administrative Agent's or the Banks' power before proceeding against Guarantor, (b) any defense that may arise by reason of the incapacity, lack of power or authority, death, dissolution, merger, termination or disability of Borrower, any other Portfolio Entity or any other Person or the failure of Administrative Agent or the Banks to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of Borrower, any other Portfolio Entity or any other Person, (c) demand, presentment, protest and notice of any kind except as provided herein, including without limitation notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or non-action on the part of Borrower, any other Portfolio Entity, Administrative Agent, the Banks, any endorser or creditor of Borrower, any other Portfolio Entity or Guarantor or on the part of any other Person under this or any other instrument in connection with any obligation or evidence of indebtedness held by Administrative Agent or the Banks as collateral or in connection with any Guaranteed Obligations, (d) any defense based upon an election of remedies by Administrative Agent or the Banks, including without limitation an election to proceed by non-judicial rather than judicial foreclosure, which destroys or otherwise impairs the subrogation rights of Guarantor, the right of Guarantor to proceed against Borrower or any other Portfolio Entity for reimbursement, or both, (e) any defense based on any offset against any amounts which may be owed by any Person to Guarantor for any reason whatsoever, (f) any defense based on any act, failure to act, delay or omission whatsoever on the part of Borrower or any other Portfolio Entity of the failure by Borrower or any other Portfolio Entity to do any act or thing or to observe or perform any covenant, condition or agreement to be observed or performed by it under the Credit Documents, (g) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal provided, that, upon payment or performance in full of the Guaranteed Obligations, this Guaranty shall no longer be of any force or effect, (h) any defense, setoff or counterclaim which may at any time be available to or asserted by Borrower or any other Portfolio Entity against Administrative Agent, the Banks or any other Person under the Credit Documents, (i) any duty on the part of Administrative Agent or the Banks to disclose to Guarantor any facts Administrative Agent or the Banks may now or hereafter know about Borrower or any other Portfolio Entity, regardless of whether Administrative Agent or the Banks have reason to believe that any such facts materially increase the risk beyond that which Guarantor intends to assume, or have reason to believe that such facts are unknown to Guarantor, or have a reasonable opportunity to communicate such facts to Guarantor, since Guarantor acknowledges that Guarantor is fully responsible for being and keeping informed of the financial condition of Borrower and the other Portfolio Entities and of all circumstances bearing on the risk of non-payment or non-performance of any obligations and liabilities hereby guaranteed, (j) the fact that Guarantor may at any time in the future dispose of all or part of its direct or indirect interest in Borrower or any other Portfolio Entity, (k) any defense based on any change in the time, manner or place of any payment or performance under, or in any other term of, the Credit Documents or any other amendment, renewal, extension, acceleration, compromise or waiver of or any consent or departure from the terms of the Credit Documents, (l) any defense arising because of Administrative Agent's or the Banks' election, in any proceeding instituted under the Federal Bankruptcy Code, of the application of Section 1111(b)(2) of the Federal Bankruptcy Code, and (m) any defense based upon any borrowing or grant of a security interest under Section 364 of the Federal Bankruptcy Code.

         5. Subordination. Except as otherwise specifically provided in this Guaranty, all existing and future indebtedness of Borrower or any other Portfolio Entity to Guarantor (except to the extent such indebtedness consists of approved operating expenses or other O&M Costs with respect to materials or services provided consistent with an applicable Annual Operating Budget) and the right of Guarantor to withdraw any capital invested by Guarantor in Borrower or any other Portfolio Entity, is hereby subordinated to all obligations and liabilities hereby guaranteed. Without the prior written consent of Administrative Agent, such subordinated indebtedness shall not be paid or withdrawn in whole or in part, nor shall Guarantor accept any payment of or on account of any such indebtedness or as a withdrawal of capital while the Credit Documents are in effect. Any payment by Borrower or any other Portfolio Entity in violation of this Guaranty shall be received by Guarantor in trust for Administrative Agent and the Banks, and Guarantor shall cause the same to be paid to Administrative Agent for the benefit of the Banks immediately upon demand by Administrative Agent on account of Borrower's and the other Portfolio Entities' obligations and liabilities hereby guaranteed. Guarantor shall not assign all or any portion of such indebtedness while the Credit Documents remain in effect except upon prior written notice to Administrative Agent by which the assignee of any such indebtedness agrees that the assignment is made subject to the terms of this Guaranty, and that any attempted assignment of such indebtedness in violation of the provisions hereof shall be void.

         6. Subrogation. So long as the Credit Documents remain in effect, (a) Guarantor shall not have any right of subrogation and waives all rights to enforce any remedy which the Banks now have or may hereafter have against Borrower or any other Portfolio Entity, and waives the benefit of, and all rights to participate in, any security now or hereafter held by Administrative Agent or the Banks from Borrower or any other Portfolio Entity and (b) Guarantor waives any claim, right or remedy which Guarantor may now have or hereafter acquire against Borrower or any other Portfolio Entity that arises hereunder and/or from the performance by Guarantor hereunder including, without limitation, any claim, remedy or right of subrogation, reimbursement, exoneration, contribution, indemnification, or participation in any claim, right or remedy of the Banks against Borrower or any other Portfolio Entity, or any security which the Banks now have or hereafter acquire, whether or not such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise.

         7. Bankruptcy.

                  (a) So long as the Credit Documents remain in effect, Guarantor shall not, without the prior written consent of Administrative Agent, commence, or join with any other Person in commencing, any bankruptcy, reorganization, or insolvency proceeding against Borrower or any other Portfolio Entity. The obligations of Guarantor under this Guaranty shall not be altered, limited or affected by any proceeding, voluntary or involuntary, involving the bankruptcy, reorganization, insolvency, receivership, liquidation or arrangement of Borrower or any other Portfolio Entity, or by any defense which Borrower or any other Portfolio Entity may have by reason of any order, decree or decision of any court or administrative body resulting from any such proceeding.

                  (b) So long as the Credit Documents remain in effect, to the extent of any Guaranteed Obligations, Guarantor shall file, in any bankruptcy or other proceeding in which the filing of claims is required or permitted by law, all claims which Guarantor may have against Borrower or any other Portfolio Entity relating to any indebtedness of Borrower or any other Portfolio Entity to Guarantor, and hereby assigns to Administrative Agent on behalf of the Banks all rights of Guarantor thereunder. If Guarantor does not file any such claim, Administrative Agent, as attorney-in-fact for Guarantor, is hereby authorized to do so in the name of Guarantor or, in Administrative Agent's discretion, to assign the claim to a nominee and to cause proofs of claim to be filed in the name of Administrative Agent's nominee. The foregoing power of attorney is coupled with an interest and cannot be revoked. Administrative Agent or its nominee shall have the sole right to accept or reject any plan proposed in any such proceeding and to take any other action which a party filing a claim is entitled to take. In all such cases, whether in administration, bankruptcy or otherwise, the person authorized to pay such a claim shall pay the same to Administrative Agent to the extent of any Guaranteed Obligations which then remain unpaid, and, to the full extent necessary for that purpose, Guarantor hereby assigns to Administrative Agent all of Guarantor's rights to all such payments or distributions to which Guarantor would otherwise be entitled; provided, however, that Guarantor's obligations hereunder shall not be satisfied except to the extent that Administrative Agent receives cash by reason of any such payment or distribution. If Administrative Agent receives anything hereunder other than cash, the same shall be held as collateral for amounts due under this Guaranty.

         8. Successions or Assignments.

                  (a) This Guaranty shall inure to the benefit of the successors or assigns of the Banks who shall have, to the extent of their interest, the rights of the Banks hereunder; provided, however, that the rights of the Banks hereunder, if any be retained by them, shall have priority over and be senior to the rights of its successors or assigns unless Administrative Agent shall otherwise elect.

                  (b) This Guaranty is binding upon Guarantor and its successors and assigns. Guarantor is not entitled to assign its obligations hereunder to any other person without the written consent of Administrative Agent, and any purported assignment in violation of this provision shall be void.

         9. Waivers.

                  (a) No delay on the part of Administrative Agent or the Banks in exercising any of their rights (including those hereunder) and no partial or single exercise thereof and no action or non-action by Administrative Agent or the Banks, with or without notice to Guarantor or anyone else, shall constitute a waiver of any rights or shall affect or impair this Guaranty.

                  (b) GUARANTOR HEREBY WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS GUARANTY OR RELATING TO THE SUBJECT MATTER OF THIS GUARANTY AND THE RELATIONSHIP BETWEEN GUARANTOR AND ADMINISTRATIVE AGENT THAT IS BEING ESTABLISHED. GUARANTOR ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT ADMINISTRATIVE AGENT HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS GUARANTY, AND THAT ADMINISTRATIVE AGENT WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. GUARANTOR FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

         10. Interpretation. The section headings in this Guaranty are for the convenience of reference only and shall not affect the meaning or construction of any provision hereof.

         11. Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be considered as properly given (a) if delivered in person, (b) if sent by overnight delivery service by the addressee, except that communication or notice so transmitted by telecopy or other direct written electronic means shall be deemed to have been validly and effectively given on the day (if a Bank Day and, if not, on the next following Banking Day) on which it is transmitted if transmitted before 4:00 p.m., recipient's time, and if transmitted after that time, on the next following Banking Day; provided, however, that if any notice is tendered to an addressee and the delivery thereof is refused by such addressee, such notice shall be effective upon such tender. Any party shall have the right to change its address for notice hereunder to any other location within the continental United States by giving of 30 days' notice to the other parties in the manner set forth hereinabove.

         12. Amendments. This Guaranty may be amended only with the written consent of the parties hereto.

         13. Jurisdiction; Governing Law.

                  (a) Any action or proceeding relating in any way to this Guaranty may be brought and enforced in the courts of the State of New York or of the United States for the Southern District of New York. Any such process or summons in connection with any such action or proceeding may be served by mailing a copy thereof by certified or registered mail, or any substantially similar form of mail, addressed to Guarantor as provided for notices hereunder.

                  (b) This Guaranty and the rights and obligations of Administrative Agent and of Guarantor shall be governed by and construed in accordance with the law of the State of New York without reference to principles of conflicts of laws (other than Section 5-1401 of the New York General Obligations Law).

         14. Integration of Terms. This Guaranty contains the entire agreement between Guarantor and the Banks relating to the subject matter hereof and supersedes all oral statements and prior writing with respect hereto.

         15. Addresses.

                  (a) The address of Guarantor for notices is:

                      -----------------------
                      50 West San Fernando Street
                      San Jose, California 95113
                      Attention: General Counsel
                        Telephone Number: (408) 995-5115
                        Telecopier Number: (408) 995-0505

                  (b) The address of Administrative Agent for notices is:

                      The Bank of Nova Scotia
                      600 Peachtree Street, N.E., Suite 2700
                      Atlanta, Georgia  30306
                      Attn:  Hilma Gabbidon
                      Telephone No.(404) 877-1522
                      Telecopy No.:  (404) 888-8988

         16. Interest; Collection Expenses. Any amount required to be paid by Guarantor pursuant to the terms hereof shall bear interest at the Default Rate or the maximum rate permitted by law, whichever is less, from the date due until paid in full. If Administrative Agent or the Banks are required to pursue any remedy against Guarantor hereunder, Guarantor shall pay to Administrative Agent or the Banks, as the case may be, upon demand, all reasonable attorneys' fees and expenses all other costs and expenses incurred by Administrative Agent or the Banks in enforcing this Guaranty.

         17. Termination; Reinstatement of Guaranty. Upon the indefeasible payment in full of all Guaranteed Obligations owing under the Credit Documents, this Guaranty shall terminate in its entirety. Notwithstanding the foregoing, this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment to or on behalf of Borrower, the other Portfolio Entities or to Administrative Agent by Borrower, any other Portfolio Entity or any other Person in respect of the Guaranteed Obligations or by Guarantor hereunder is rescinded or must otherwise be returned by Administrative Agent upon the insolvency, bankruptcy, reorganization, dissolution or liquidation of Borrower or any other Portfolio Entity or otherwise, all as though such payment had not been made.

         18. Counterparts. The Guaranty may be executed in one or more duplicate counterparts, and when executed and delivered by all of the parties listed below shall constitute a single binding agreement.

         19. No Benefit to Borrower or other Portfolio Entities. This Guaranty is for the benefit of only Administrative Agent and is not for the benefit of Borrower or any other Portfolio Entity. Notwithstanding that, pursuant to the Credit Documents, Guarantor may treat any amounts actually paid hereunder as a loan to Borrower or the relevant Portfolio Entity, but this Guaranty shall not be deemed to be a contract to make a loan, or extend other debt financing or financial accommodation, for the benefit of Borrower, in each case within the meaning of Section 365(e) of the Federal Bankruptcy Code.

         20. Scope of Liability. Notwithstanding anything herein to the contrary, recourse against Guarantor, the other Portfolio Entities, any Partner and their respective Affiliates, members, partners, stockholders, officers, directors and employees under this Guaranty shall be limited to the extent provided in Article 9 of the Credit Agreement.

                   [REMINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be duly executed and delivered as of the day and year first written above.

                            --------------------------,
                            a Delaware ______________

                            By: ________________________________________
                                Name:
                                Title:

Agreed and accepted.

THE BANK OF NOVA SCOTIA,
as Administrative Agent

By: ___________________________________
    Name:
    Title:

                                                                     EXHIBIT D-3
                                                         to the Credit Agreement

RECORDING REQUESTED BY  AND
WHEN RECORDED, RETURN TO:

Christopher B. Isaac

LATHAM & WATKINS
701 "B" STREET, SUITE 2100
SAN DIEGO, CALIFORNIA  92101



--------------------------------------------------------------------------------

                                     FORM OF
                       DEED OF TRUST, ASSIGNMENT OF RENTS
                             AND SECURITY AGREEMENT

                         DATED AS OF ____________, 200__

                                       BY

                              ----------------------
                            A ___________ __________,
                                   AS TRUSTOR

                                       TO

                                [TITLE COMPANY],
                                   AS TRUSTEE

                               FOR THE BENEFIT OF

                            THE BANK OF NOVA SCOTIA,
                     AS ADMINISTRATIVE AGENT FOR THE BANKS,
                                 AS BENEFICIARY

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS


                                                                                                                       Page
ARTICLE 1 - DEFINITIONS..........................................................................................        4

   1.1   DEFINED TERMS...........................................................................................        4
   1.2   ACCOUNTING TERMS........................................................................................        5
   1.3   THE RULES OF INTERPRETATION.............................................................................        5

ARTICLE 2 - GENERAL COVENANTS AND PROVISIONS.....................................................................        5

   2.1   TRUSTOR PERFORMANCE OF CREDIT DOCUMENTS.................................................................        5
   2.2   GENERAL REPRESENTATIONS, COVENANTS AND WARRANTIES.......................................................        5
   2.3   COMPLIANCE WITH LEGAL REQUIREMENTS......................................................................        6
   2.4   INSURANCE; APPLICATION OF INSURANCE PROCEEDS; APPLICATION OF EMINENT DOMAIN PROCEEDS....................        6
   2.5   ASSIGNMENT OF RENTS.....................................................................................        6
   2.6   EXPENSES................................................................................................        7
   2.7   BENEFICIARY ASSUMES NO SECURED OBLIGATIONS..............................................................        7
   2.8   FURTHER ASSURANCES......................................................................................        7
   2.9   ACTS OF TRUSTOR.........................................................................................        8
   2.10  AFTER-ACQUIRED PROPERTY.................................................................................        8
   2.11  SITE....................................................................................................        8
   2.12  POWER OF ATTORNEY.......................................................................................       11
   2.13  COVENANT TO PAY.........................................................................................       12
   2.14  SECURITY AGREEMENT......................................................................................       12

ARTICLE 3 - REMEDIES.............................................................................................       13

   3.1   ACCELERATION OF MATURITY................................................................................       13
   3.2   PROTECTIVE ADVANCES.....................................................................................       13
   3.3   INSTITUTION OF EQUITY PROCEEDINGS.......................................................................       13
   3.4   BENEFICIARY'S POWER OF ENFORCEMENT......................................................................       13
   3.5   BENEFICIARY'S RIGHT TO ENTER AND TAKE POSSESSION, OPERATE AND APPLY INCOME..............................       15
   3.6   SEPARATE SALES..........................................................................................       16
   3.7   WAIVER OF APPRAISEMENT, VALUATION, STAY, EXTENSION AND REDEMPTION LAWS..................................       15
   3.8   RECEIVER................................................................................................       16
   3.9   SUITS TO PROTECT THE TRUST ESTATE.......................................................................       17
   3.10  PROOFS OF CLAIM.........................................................................................       17
   3.11  TRUSTOR TO PAY AMOUNTS SECURED HEREBY ON ANY DEFAULT IN PAYMENT; APPLICATION OF MONIES BY BENEFICIARY...       17
   3.12  DELAY OR OMISSION; NO WAIVER............................................................................       18
   3.13  NO WAIVER OF ONE DEFAULT TO AFFECT ANOTHER..............................................................       18
   3.14  DISCONTINUANCE OF PROCEEDINGS; POSITION OF PARTIES RESTORED.............................................       19
   3.15  REMEDIES CUMULATIVE.....................................................................................       19
   3.16  INTEREST AFTER EVENT OF DEFAULT.........................................................................       19
   3.17  FORECLOSURE; EXPENSES OF LITIGATION.....................................................................       19
   3.18  DEFICIENCY JUDGMENTS....................................................................................       20
   3.19  WAIVER OF JURY TRIAL....................................................................................       20
   3.20  EXCULPATION OF BENEFICIARY..............................................................................       20

ARTICLE 4 - RIGHTS AND RESPONSIBILITIES OF TRUSTEE; OTHER PROVISIONS RELATING TO TRUSTEE.........................       20

   4.1   EXERCISE OF REMEDIES BY TRUSTEE.........................................................................       20
   4.2   RIGHTS AND PRIVILEGES OF TRUSTEE........................................................................       21
   4.3   RESIGNATION OR REPLACEMENT OF TRUSTEE...................................................................       21
   4.4   AUTHORITY OF BENEFICIARY................................................................................       21
   4.5   EFFECT OF APPOINTMENT OF SUCCESSOR TRUSTEE..............................................................       22
   4.6   CONFIRMATION OF TRANSFER AND SUCCESSION.................................................................       22
   4.7   EXCULPATION.............................................................................................       22
   4.8   ENDORSEMENT AND EXECUTION OF DOCUMENTS..................................................................       22
   4.9   MULTIPLE TRUSTEES.......................................................................................       22
   4.10  NO REQUIRED ACTION......................................................................................       23
   4.11  TERMS OF TRUSTEE'S ACCEPTANCE...........................................................................       23

ARTICLE 5 - GENERAL..............................................................................................       23

   5.1   DISCHARGE...............................................................................................       23
   5.2   NO WAIVER...............................................................................................       23
   5.3   EXTENSION, REARRANGEMENT OR RENEWAL OF SECURED OBLIGATIONS..............................................       24
   5.4   FORCIBLE DETAINER.......................................................................................       24
   5.5   WAIVER OF STAY OR EXTENSION.............................................................................       24
   5.6   NOTICES.................................................................................................       24
   5.7   SEVERABILITY............................................................................................       25
   5.8   APPLICATION OF PAYMENTS.................................................................................       25
   5.9   GOVERNING LAW...........................................................................................       25
   5.10  ENTIRE AGREEMENT........................................................................................       25
   5.11  AMENDMENTS..............................................................................................       25
   5.12  SUCCESSORS AND ASSIGNS..................................................................................       26
   5.13  RENEWAL, ETC............................................................................................       26
   5.14  FUTURE ADVANCES.........................................................................................       26
   5.15  LIABILITY...............................................................................................       26
   5.16  [SEVERABILITY AND COMPLIANCE WITH USURY LAW.............................................................       26
   5.17  [SUBJECT TO GROUND LEASE................................................................................       27
   5.18  RELEASE OF COLLATERAL...................................................................................       27
   5.19  FIXTURE FILING UNDER UNIFORM COMMERCIAL CODE............................................................       27
   5.20  CREDIT AGREEMENT CONTROLS...............................................................................       27

                              FORM OF DEED OF TRUST

         This DEED OF TRUST, ASSIGNMENT OF RENTS AND SECURITY AGREEMENT, dated as of ___________, 200__ (this "Deed of Trust") BY _________________, a
__________ __________ ("Trustor"), whose address is ___________________________, to [TITLE COMPANY], as trustee ("Trustee"), whose address is [TC ADDRESS], for the benefit of THE BANK OF NOVA SCOTIA, as Administrative Agent for the Banks (as defined below) (together with its successors and assigns, "Beneficiary"), whose address is 600 Peachtree Street, N.E., Suite 2700, Atlanta, Georgia 30308.

          [FORM DEED OF TRUST INCORPORATES PROVISIONS FOR BOTH FEE AND
             LEASEHOLD DEED OF TRUST. LOCAL COUNSEL TO SUPPLEMENT AS
                      NECESSARY TO COMPLY WITH LOCAL LAW.]

                                    Recitals

         A. Calpine Construction Finance Company L.P., a Delaware limited partnership (the "Borrower"), the financial institutions listed on Exhibit H to the Credit Agreement (as defined below) (the "Banks"), Credit Suisse First Boston, acting through its New York Branch, as Lead Arranger, Syndication Agent and Bookrunner, The Bank of Nova Scotia, as Lead Arranger, LC Bank and Administrative Agent, TD Securities (USA) Inc., as Co-Arranger and Co-Documentation Agent, and CIBC World Markets Corp., as Co-Arranger and Co-Documentation Agent, have entered into that certain Amended and Restated Credit Agreement, dated as of February 15, 2001 (as modified, supplemented or amended from time to time, the "Credit Agreement"), pursuant to which the Banks have agreed to lend to Borrower One Billion Dollars ($1,000,000,000) for the purpose of purchasing turbines and purchasing, constructing, owning and operating various power projects. [ADD IF PROJECT OWNER IS BORROWER: BORROWER INTENDS TO USE CERTAIN PROCEEDS OF THE CREDIT AGREEMENT FOR PAYMENT OF PROJECT COSTS ASSOCIATED WITH THE PROJECT (AS DEFINED BELOW)] [ADD IF PROJECT OWNER IS OTHER THAN BORROWER: BORROWER INTENDS TO LOAN CERTAIN PROCEEDS OF THE CREDIT AGREEMENT TO TRUSTOR FOR TRUSTOR'S PAYMENT OF PROJECT COSTS ASSOCIATED WITH THE PROJECT (AS DEFINED BELOW).]

         B. [ADD IF PROJECT OWNER IS NOT BORROWER: TRUSTOR AND ADMINISTRATIVE AGENT ON BEHALF OF THE BANKS HAVE ENTERED INTO THE PROJECT OWNER GUARANTY DATED AS OF _____, 200_ (THE "GUARANTY") PURSUANT TO WHICH TRUSTOR HAS GUARANTEED, AMONG OTHER THINGS, THE OBLIGATIONS OF EACH OF THE OTHER PORTFOLIO ENTITIES UNDER THE CREDIT DOCUMENTS, INCLUDING BORROWER'S OBLIGATIONS UNDER THE CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS TO WHICH BORROWER IS A PARTY.]

         C. The Banks are willing to make the Loans and make other financial accommodations in accordance with the Credit Documents, but in each case only upon the condition, among others, that Trustor secure its obligations under the Guaranty and the other Credit Documents with various items of real and personal property owned by Trustor.

         D. As set forth more fully below, Trustor intends to secure its payment and performance of its obligations under the Guaranty and the other Credit Documents with the Trust Estate (as defined below), along with various other items of personal and real property owned by Trustor.

                                    Agreement

         NOW, THEREFORE, to secure the prompt and complete payment when and as due and payable of all of the obligations and liabilities of Trustor to Beneficiary and the Banks, by acceleration or otherwise, arising out of or in connection with the Credit Agreement, the Guaranty executed by Trustor in favor of Beneficiary, the other Credit Documents and the obligations of Trustor set forth herein (collectively, the "Secured Obligations"; provided, however, the Secured Obligations shall not include any obligations and liabilities of Trustor to Beneficiary and the Banks relating to or arising from Projects (as defined in the Credit Agreement) that have achieved Operation prior to the effective date of this Deed of Trust), and in consideration of the covenants herein contained and in the Guaranty, Trustor, intending to be legally bound, does hereby grant, bargain, sell, convey, warrant, assign, transfer, mortgage, pledge, set over and confirm unto Trustee in trust for Beneficiary as set forth in this Deed of Trust, for the benefit of Beneficiary and the Banks, all of Trustor's estate, right, title, interest, property, claim and demand, now or hereafter arising, in and to the following property and rights (herein collectively called the "Trust Estate"):

                  (a) Trustor's interest in and to the lands and premises more particularly described in Exhibit A herein (the "Premises") [TRUSTOR'S INTEREST UNDER THE GROUND LEASE (AS MODIFIED, SUPPLEMENTED OR AMENDED FROM TIME TO TIME, THE "GROUND LEASE") EXECUTED ON __________ BETWEEN ____________ AND TRUSTOR, AND THE LEASEHOLD ESTATE CREATED THEREBY AND ALL OTHER RIGHTS OF TRUSTOR UNDER THE GROUND LEASE, WHEREBY TRUSTOR LEASES THE LANDS AND PREMISES MORE PARTICULARLY DESCRIBED IN EXHIBIT A HERETO, (THE "LEASED PREMISES")], together with all and singular the tenements, hereditaments and appurtenances thereto, and also Trustor's rights in and to (i) any land lying within the right-of-way of any streets, open or proposed, adjoining the same, (ii) any easements, natural gas pipelines, rights-of-way and rights used in connection therewith or as a means of access thereto, including, without limitation, the easements described in Exhibit B hereto, all easements for ingress and egress and easements for water and sewage pipelines, running in favor of Trustor, or appurtenant to the [LEASED] Premises, [OR ARISING UNDER THE GROUND LEASE] (collectively, the "Easements"),
         (iii) any and all sidewalks, alleys, strips and gores of land adjacent thereto or used in connection therewith (the [LEASED] Premises, the Easements and all of the foregoing being hereinafter collectively called the "Site"), [AND (IV) ALL RIGHTS OF TRUSTOR TO EXERCISE ANY ELECTION OR OPTION TO MAKE ANY DETERMINATION OR TO GIVE ANY NOTICE, CONSENT, WAIVER OR APPROVAL OR TO TAKE ANY OTHER ACTION UNDER THE GROUND LEASE];

                  (b) all buildings, structures, fixtures and other improvements now or hereafter erected on the Site owned by Trustor, including the Project (collectively, the "Improvements");

                  (c) all machinery, apparatus, equipment, fittings, fixtures, boilers, turbines and other articles of personal property, including all goods and all goods which become fixtures, now owned or hereafter acquired by Trustor and now or hereafter located on, attached to or used in the operation of or in connection with the Site and/or the Improvements, and all replacements thereof, additions thereto and substitutions therefor, to the fullest extent permitted by applicable law (all of the foregoing being hereinafter collectively called the "Equipment");

                  (d) all raw materials, work in process and other materials used or consumed in the construction of, or now or hereafter located on or used in connection with, the Site, the Improvements and the Equipment, (including, without limitation, fuel and fuel deposits, now or hereafter located on the Site or elsewhere or otherwise owned by Trustor) (the above items, together with the Equipment, being hereinafter collectively called the "Tangible Collateral");

                  (e) all rights, powers, privileges and other benefits of Trustor (to the extent assignable) now or hereafter obtained by Trustor from any Governmental Authority, including, without limitation, Permits issued in the name of Trustor, governmental actions relating to the ownership, operation, management and use of the Site, the development and financing of the Project, the Improvements and the Equipment, and any improvements, modifications or additions thereto;

                  (f) all the lands and interests in lands, tenements and hereditaments hereafter acquired by Trustor in connection with or appurtenant to the Site, including (without limitation) all interests of Trustor, whether as lessor or lessee, in any leases of land hereafter made and all rights of Trustor thereunder;

                  (g) any and all other property in connection with or appurtenant to the Site that may from time to time, by delivery or by writing of any kind, be subjected to the lien hereof by Trustor or by anyone on its behalf or with its consent, or which may come into the possession or be subject to the control of Trustee or Beneficiary pursuant to this Deed of Trust, being hereby collaterally assigned to Beneficiary and subjected or added to the lien or estate created by this Deed of Trust forthwith upon the acquisition thereof by Trustor, as fully as if such property were now owned by Trustor and were specifically described in this Deed of Trust and subjected to the lien and security interest hereof; and Trustee and Beneficiary is hereby authorized to receive any and all such property as and for additional security hereunder; and

                  (h) all the remainder or remainders, reversion or reversions, rents, revenues, issues, profits, royalties, income and other benefits derived from any of the foregoing, all of which are hereby assigned to Beneficiary, who is hereby authorized to collect and receive the same, to give proper receipts and acquittances therefor and to apply the same in accordance with the provisions of this Deed of Trust.

            [INCORPORATE PARTICULAR ITEMS OF PROPERTY RELATING TO THE
                PROJECT IN QUESTION INTO COLLATERAL DESCRIPTION]

         TO HAVE AND TO HOLD the said Trust Estate, whether now owned or held or hereafter acquired, unto Beneficiary, its successors and assigns, pursuant to the provisions of this Deed of Trust.

         IT IS HEREBY COVENANTED, DECLARED AND AGREED that the lien, security interest or estate created by this Deed of Trust to secure the payment of the Secured Obligations, both present and future, shall be first, prior and superior to any Lien, security interest, reservation of title or other interest heretofore, contemporaneously or subsequently suffered or granted by Trustor, its legal representatives, successors or assigns, except only those, if any, expressly hereinafter referred to and that the Trust Estate is to be held, dealt with and disposed of by Beneficiary, upon and subject to the terms, covenants, conditions, uses and agreements set forth in this Deed of Trust.

         PROVIDED ALWAYS, that upon payment in full of the Secured Obligations in accordance with the terms and provisions hereof and of the other Credit Documents and the observance and performance by Trustor of its covenants and agreements set forth herein and therein, then this Deed of Trust and the estate hereby and therein granted shall cease and be void and shall be reconveyed as provided herein below.


                             ARTICLE 1 - DEFINITIONS

         1.1 Defined Terms. Capitalized terms used in this Deed of Trust and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement. Any term defined by reference to an agreement, instrument or other document shall have the meaning so assigned to it whether or not such document is in effect. In addition, for purposes of this Deed of Trust, the following definitions shall apply:

                  "Credit Agreement" has the meaning ascribed to it in Recital A hereof.

                  "Easements " has the meaning ascribed to it in the Granting Clauses.

                  "Equipment" has the meaning ascribed to it in the Granting Clauses.

                  ["GROUND LEASE" HAS THE MEANING ASCRIBED TO IT IN THE GRANTING CLAUSES.]

                  [ADD IF BORROWER IS NOT THE PROJECT OWNER: "GUARANTY" HAS THE MEANING ASCRIBED TO IT IN RECITAL B HEREOF.]

                  "Improvements" has the meaning ascribed to it in the Granting Clauses.

                  ["LEASED PREMISES" HAS THE MEANING ASCRIBED TO IT IN THE GRANTING CLAUSES.]

                  "Premises" has the meaning ascribed to it in the Granting Clauses.

                  "Proceeds" has the meaning assigned to it under the UCC and, in any event, shall include, without limitation, (i) any and all proceeds of any insurance (including, without limitation, property casualty and title insurance), indemnity, warranty or guaranty payable from time to time with respect to any of the Site; (ii) any and all proceeds in the form of accounts (as such term is defined in the UCC), security deposits, tax escrows (if any), down payments (to the extent the same may be pledged under applicable law), collections, contract rights, documents, instruments, chattel paper, liens and security instruments, guaranties or general intangibles relating in whole or in part to the Site and all rights and remedies of whatever kind or nature Trustor may hold or acquire for the purpose of securing or enforcing any obligation due Trustor thereunder.

                  "Project" means that certain _____MW (approximately) power generating facility located at ___________, as more particularly described on Exhibit G-__ to the Credit Agreement.

                  "Secured Obligations" has the meaning ascribed to it in the Granting Clauses.

                  "Site" has the meaning ascribed to it in the Granting Clauses.

                  "Tangible Collateral" has the meaning ascribed to it in the Granting Clauses.

                  "Trust Estate" has the meaning ascribed to it in the Granting Clauses.

         1.2 Accounting Terms. As used herein and in any certificate or other document made or delivered pursuant hereto, accounting terms not defined herein shall have the respective meanings given to them under GAAP.

         1.3 The Rules of Interpretation. The rules of interpretation as set forth in the Credit Agreement shall govern the terms, conditions and provisions hereof. In the event of any conflict between those set forth in this Deed of Trust and the Credit Agreement, the latter shall be deemed controlling and shall preempt the former.

                  ARTICLE 2 - GENERAL COVENANTS AND PROVISIONS

         2.1 Trustor Performance of Credit Documents. Trustor shall perform, observe and comply with each and every provision hereof, and with each and every provision contained in the Credit Documents and shall promptly pay to Beneficiary, when payment shall become due under the [ADD IF BORROWER IS NOT THE PROJECT OWNER: GUARANTY], [ADD IF THE BORROWER IS THE PROJECT OWNER: CREDIT AGREEMENT] the principal with interest thereon and all other sums required to be paid by Trustor under this Deed of Trust and the other Credit Documents at the time and in the manner provided in the Credit Documents.

         2.2 General Representations, Covenants and Warranties. Trustor, to the best of its knowledge, represents, covenants and warrants that as of the date hereof: (a) Trustor has good and marketable title to the Site [, INCLUDING THE GROUND LEASE AND THE LEASEHOLD ESTATE CREATED THEREBY], free and clear of all encumbrances except the title exceptions set forth on Exhibit C hereto and that it has the right to hold, occupy and enjoy its interest in the [LEASED] Premises [ON AND SUBJECT TO THE TERMS AND CONDITIONS OF THE GROUND LEASE], and has good right, full power and lawful authority to mortgage and pledge the same as provided herein and Beneficiary may at all times peaceably and quietly enter upon, hold, occupy and enjoy the entire [LEASED] Premises in accordance with the terms hereof; (b) all costs arising from construction of any improvements, the performance of any labor and the purchase of all Tangible Collateral and Improvements have been or shall be paid when due; (c) the Site has access for ingress and egress to dedicated street(s); and (d) no material part of the [LEASED] Premises has been damaged, destroyed, condemned or abandoned.

         2.3 Compliance with Legal Requirements. Trustor shall promptly, fully, and faithfully comply with all Legal Requirements relating to its use and occupancy of the [LEASED] Premises, whether or not such compliance requires work or remedial measures that are ordinary or extraordinary, foreseen or unforeseen, structural or nonstructural, or that interfere with the use or enjoyment of the [LEASED] Premises.

         2.4 Insurance; Application of Insurance Proceeds; Application of Eminent Domain Proceeds.

                  2.4.1 Trustor shall at its sole expense obtain for, deliver to, assign and maintain for the benefit of Beneficiary, during the term of this Deed of Trust, insurance policies insuring the Site and liability insurance policies, all in accordance with the requirements of Section 5.18 of the Credit Agreement. Trustor shall pay promptly when due any premiums on such insurance policies and on any renewals thereof. In the event of the foreclosure of this Deed of Trust or any other transfer of the [LEASED] Premises in extinguishment of the indebtedness and other sums secured hereby, all right, title and interest of Trustor in and to all casualty insurance policies, and renewals thereof then in force, shall pass to the purchaser or grantee in connection therewith; provided that Trustor's obligations shall be reduced accordingly.

                  2.4.2 All insurance proceeds and all Eminent Domain Proceeds shall be paid and/or shall be applied in accordance with the provisions of the Credit Documents, including, without limitation, Sections 7.5 and 7.6 of the Credit Agreement.

                  2.5 Assignment of Rents. Trustor unconditionally and absolutely assigns to Beneficiary all of Trustor's right, title and interest in and to: all leases, subleases, occupancy agreements, licenses, rental contracts and other agreements now or hereafter existing relating to the use or occupancy of the Premises, together with all guarantees, modifications, extensions and renewals thereof; and all rents, issues, profits, income and proceeds due or to become due from tenants of the Premises (the "Leases"), including rentals and all other payments of any kind under any leases now existing or hereafter entered into, together with all deposits (including security deposits) of tenants thereunder. This is an absolute assignment to Beneficiary and not an assignment as security for the performance of the obligations under the Credit Documents, or any other indebtedness. Subject to the provisions of herein below, Beneficiary shall have the right, power and authority to: notify any person that the Leases have been assigned to Beneficiary and that all rents and other obligations are to be paid directly to Beneficiary, whether or not Beneficiary has commenced or completed foreclosure or taken possession of the Premises; settle compromise, release, extend the time of payment of, and make allowances, adjustments and discounts of any rents or other obligations under the Leases; enforce payment of rents and other rights under the Leases, prosecute any action or proceeding , and defend against any claim with respect to rents and Leases; enter upon, take possession of and operate the Premises, lease all or any part of the Premises; and/or perform any and all obligations of Trustor under the Leases and exercise any and all rights of Trustor therein contained to the full extent of Trustor's rights and obligations thereunder, with or without the bringing of any action or the appointment of a receiver. At Beneficiary's request, Trustor shall deliver a copy of this Deed of Trust to each tenant under a Lease. Trustor irrevocably directs any tenant, without any requirement for notice to or consent by Trustor, to comply with all demands of Beneficiary under this Section 2.5 and to turn over to Beneficiary on demand all rents which it receives. Beneficiary shall have the right, but not the obligation, to use and apply all rents received hereunder in such order and such manner as Beneficiary may determine in accordance with the Credit Agreement. Notwithstanding that this is an absolute assignment of the rents and Leases and not merely the collateral assignment of, or the grant of a lien or security interest in the rents and Leases, Beneficiary grants to Trustor a revocable license to collect and receive the rents and to retain, use and enjoy such rents. Such license may be revoked by Beneficiary only upon the occurrence of any Event of Default. Trustor shall apply any rents which it receives to the payment due under the Secured Obligations, taxes, assessments, water charges, sewer rents and other governmental charges levied, assessed or imposed against the Premises, insurance premiums, and other obligations of lessor under the Leases before using such proceeds for any other purpose. [UNLESS APPLICABLE (IN WHICH CASE DEFINED TERM "PREMISES" TO BE CHANGED TO "LEASED PREMISES"), DELETE IF SITE IS HELD VIA LEASE].

         [2.5 REJECTION OF GROUND LEASE BY LESSOR. TO THE EXTENT APPLICABLE, IF THE LESSOR UNDER THE GROUND LEASE REJECTS OR DISAFFIRMS THE GROUND LEASE OR PURPORTS OR SEEKS TO DISAFFIRM THE GROUND LEASE PURSUANT TO ANY BANKRUPTCY LAW,
THEN:

                  2.5.1 TO THE EXTENT PERMITTED BY LAW OR GOVERNMENTAL RULE, TRUSTOR SHALL REMAIN IN POSSESSION OF THE LEASED PREMISES DEMISED UNDER THE GROUND LEASE AND SHALL PERFORM ALL ACTS REASONABLY NECESSARY FOR TRUSTOR TO REMAIN IN SUCH POSSESSION FOR THE UNEXPIRED TERM OF SUCH GROUND LEASE (INCLUDING ALL RENEWALS), WHETHER THE THEN EXISTING TERMS AND PROVISIONS OF SUCH GROUND LEASE REQUIRE SUCH ACTS OR OTHERWISE; AND

                  2.5.2 ALL THE TERMS AND PROVISIONS OF THIS DEED OF TRUST AND THE LIEN CREATED BY THIS DEED OF TRUST SHALL REMAIN IN FULL FORCE AND EFFECT AND SHALL EXTEND AUTOMATICALLY TO ALL OF TRUSTOR'S RIGHTS AND REMEDIES ARISING AT ANY TIME UNDER, OR PURSUANT TO, SECTION 365(H) OF THE BANKRUPTCY CODE, INCLUDING ALL OF TRUSTOR'S RIGHTS TO REMAIN IN POSSESSION OF THE LEASED PREMISES.]

         2.6 Expenses . Trustor shall indemnify Beneficiary with respect to any transaction or matter in any way connected with any portion of the Site, or Trustor's use, occupancy, or operation of the Site in accordance with Section
5.11 of the Credit Agreement.

         2.7 Beneficiary Assumes No Secured Obligations. It is expressly agreed that, anything herein contained to the contrary notwithstanding, Trustor shall remain obligated under all agreements which are included in the definition of "Trust Estate" and shall perform all of its obligations thereunder in accordance with the provisions thereof, and neither Beneficiary nor any of the Banks shall have any obligation or liability with respect to such obligations of Trustor, nor shall Beneficiary or any of the Banks be required or obligated in any manner to perform or fulfill any obligations or duties of Trustor under such agreements, or to make any payment or to make any inquiry as to the nature or sufficiency of any payment received by it, or to present or file any claim or take any action to collect or enforce the payment of any amounts which have been assigned to Beneficiary hereunder or to which Beneficiary or the Banks may be entitled at any time or times.

         2.8 Further Assurances. Trustor shall, from time to time, at its expense, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that Trustee or Beneficiary may reasonably request, in order to perfect and continue the lien and security interest granted hereby and to enable Beneficiary to obtain the full benefits of the lien and security interest granted or intended to be granted hereby. Trustor shall keep the Trust Estate free and clear of all Liens, other than Permitted Liens. Without limiting the generality of the foregoing, Trustor shall execute and record or file this Deed of Trust and each amendment hereto, and such financing or continuation statements, or amendments thereto, and such other instruments, endorsements or notices, as may be necessary, or as Beneficiary or Trustee may reasonably request, in order to perfect and preserve the lien and security interest granted or purported to be granted hereby. Trustor hereby authorizes Beneficiary to file one or more financing statements or continuation statements, and amendments thereto, relative to all or any part of the Trust Estate necessary to preserve or protect the lien and security interest granted hereby without the signature of Trustor where permitted by law.

         2.9 Acts of Trustor. Except as provided in or permitted by the Credit Documents, Trustor hereby represents and warrants that it has not mortgaged, hypothecated, assigned or pledged and hereby covenants that it will not mortgage, hypothecate, assign or pledge, so long as this Deed of Trust shall remain in effect, any of its right, title or interest in and to the Trust Estate or any part thereof, to anyone other than Beneficiary.

         2.10 After-Acquired Property. Any and all of the Trust Estate which is hereafter acquired shall immediately, without any further conveyance, assignment or act on the part of Trustor or Beneficiary, become and be subject to the lien and security interest of this Deed of Trust as fully and completely as though specifically described herein, but nothing contained in this Section 2.10 shall be deemed to modify or change the obligations of Trustor under Section 2.8 hereof. If and whenever from time to time Trustor shall hereafter acquire any real property or interest therein which constitutes or is intended to constitute part of the Trust Estate hereunder, Trustor shall promptly give notice thereof to Beneficiary and Trustor shall forthwith execute, acknowledge and deliver to Beneficiary a supplement to this Deed of Trust in form and substance reasonably satisfactory to Beneficiary subjecting the property so acquired to the lien of this Deed of Trust. At the same time, if Beneficiary so requests, Trustor shall deliver to Beneficiary an endorsement to the lender's policy of title insurance issued to Beneficiary insuring the lien of this Deed of Trust which shall insure to Beneficiary in form and substance satisfactory to Beneficiary that the lien of this Deed of Trust as insured under such title insurance policy encumber such later acquired property and that Trustor's title to such property meets all of the applicable requirements of the Credit Documents with respect to title to Trustor's real property. [TO BE AMENDED IF LOCAL TITLE RULES PRECLUDE SUCH ENDORSEMENT TO TITLE POLICY.]

         2.11 Site.

                  2.11.1 [TRUSTOR SHALL PAY OR CAUSE TO BE PAID ALL RENT AND OTHER CHARGES REQUIRED UNDER THE GROUND LEASE AS AND WHEN THE SAME ARE DUE AND SHALL PROMPTLY AND FAITHFULLY PERFORM OR CAUSE TO BE PERFORMED ALL OTHER MATERIAL TERMS, OBLIGATIONS, COVENANTS, CONDITIONS, AGREEMENTS, INDEMNITIES AND LIABILITIES OF TRUSTOR UNDER THE GROUND LEASE.] Trustor shall observe all applicable covenants, easements and other restrictions of record with respect to the Site, the Easements or to any other part of the Trust Estate, in all material respects.

                  2.11.2 [TRUSTOR SHALL DO, OR CAUSE TO BE DONE, ALL THINGS NECESSARY TO PRESERVE AND KEEP UNIMPAIRED ALL RIGHTS OF TRUSTOR AS LESSEE UNDER THE GROUND LEASE, AND TO PREVENT ANY DEFAULT UNDER THE GROUND LEASE, OR ANY TERMINATION, SURRENDER, CANCELLATION, FORFEITURE, SUBORDINATION OR IMPAIRMENT THEREOF. TRUSTOR DOES HEREBY AUTHORIZE AND IRREVOCABLY APPOINT AND CONSTITUTE BENEFICIARY AS ITS TRUE AND LAWFUL ATTORNEY-IN-FACT, WHICH APPOINTMENT IS COUPLED WITH AN INTEREST, IN ITS NAME, PLACE AND STEAD, TO TAKE ANY AND ALL ACTIONS DEEMED NECESSARY OR DESIRABLE BY BENEFICIARY TO PERFORM AND COMPLY WITH ALL THE OBLIGATIONS OF TRUSTOR UNDER THE GROUND LEASE, AND TO DO AND TAKE UPON THE OCCURRENCE AND DURING CONSTRUCTION OF AN EVENT OF DEFAULT, BUT WITHOUT ANY OBLIGATION SO TO DO OR TAKE, ANY ACTION WHICH BENEFICIARY DEEMS REASONABLY NECESSARY TO PREVENT OR CURE ANY DEFAULT BY TRUSTOR UNDER THE GROUND LEASE, TO ENTER INTO AND UPON THE SITE OR ANY PART THEREOF AS PROVIDED IN THE CREDIT DOCUMENTS IN ORDER TO PREVENT OR CURE ANY DEFAULT OF TRUSTOR PURSUANT THERETO, TO THE END THAT THE RIGHTS OF TRUSTOR IN AND TO THE LEASEHOLD ESTATE CREATED BY THE GROUND LEASE SHALL BE KEPT FREE FROM DEFAULT.]

                  2.11.3 [TRUSTOR SHALL USE ALL REASONABLE EFFORTS TO ENFORCE THE OBLIGATIONS OF THE LESSOR UNDER THE GROUND LEASE IN A COMMERCIALLY REASONABLE MANNER.]

                  2.11.4 [TRUSTOR SHALL NOT VOLUNTARILY SURRENDER ITS LEASEHOLD ESTATE AND INTEREST UNDER THE GROUND LEASE OR MODIFY, CHANGE, SUPPLEMENT, ALTER OR AMEND THE GROUND LEASE OR AFFIRMATIVELY WAIVE ANY PROVISIONS THEREOF, EITHER ORALLY OR IN WRITING, EXCEPT AS PERMITTED IN THE CREDIT DOCUMENTS, AND ANY ATTEMPT ON THE PART OF TRUSTOR TO DO ANY OF THE FOREGOING WITHOUT THE WRITTEN CONSENT OF BENEFICIARY SHALL BE NULL AND VOID.]

                  2.11.5 [IF ANY ACTION OR PROCEEDING SHALL BE INSTITUTED TO EVICT TRUSTOR OR TO RECOVER POSSESSION OF THE SITE OR ANY PART THEREOF OR INTEREST THEREIN FROM TRUSTOR OR ANY ACTION OR PROCEEDING OTHERWISE AFFECTING THE SITE OR THIS DEED OF TRUST SHALL BE INSTITUTED, THEN TRUSTOR SHALL, IMMEDIATELY AFTER RECEIPT, DELIVER TO BENEFICIARY A TRUE AND COMPLETE COPY OF EACH PETITION, SUMMONS, COMPLAINT, NOTICE OF MOTION, ORDER TO SHOW CAUSE AND ALL OTHER PLEADINGS AND PAPERS, HOWEVER DESIGNATED, SERVED IN ANY SUCH ACTION OR PROCEEDING.]

                  2.11.6 [TRUSTOR COVENANTS AND AGREES THAT THE FEE TITLE TO THE SITE AND THE LEASEHOLD ESTATE CREATED UNDER THE GROUND LEASE SHALL NOT MERGE BUT SHALL ALWAYS REMAIN SEPARATE AND DISTINCT, NOTWITHSTANDING THE UNION OF SAID ESTATES EITHER IN TRUSTOR OR A THIRD PARTY BY PURCHASE OR OTHERWISE AND, IN CASE TRUSTOR ACQUIRES THE FEE TITLE OR ANY OTHER ESTATE, TITLE OR INTEREST IN AND TO THE SITE, THE LIEN OF THIS DEED OF TRUST SHALL, WITHOUT FURTHER CONVEYANCE, SIMULTANEOUSLY WITH SUCH ACQUISITION, BE SPREAD TO COVER AND ATTACH TO SUCH ACQUIRED ESTATE AND AS SO SPREAD AND ATTACHED SHALL BE PRIOR TO THE LIEN OF ANY MORTGAGE PLACED ON THE ACQUIRED ESTATE AFTER THE DATE OF THIS DEED OF TRUST.]

                  2.11.7 [NO RELEASE OR FORBEARANCE OF ANY OF TRUSTOR'S OBLIGATIONS UNDER THE GROUND LEASE BY THE LESSOR THEREUNDER, SHALL RELEASE TRUSTOR FROM ANY OF ITS OBLIGATIONS UNDER THIS DEED OF TRUST.]

                  2.11.8 [TRUSTOR SHALL, WITHIN TEN DAYS AFTER WRITTEN DEMAND FROM BENEFICIARY, DELIVER TO BENEFICIARY PROOF OF PAYMENT OF ALL ITEMS THAT ARE REQUIRED TO BE PAID BY TRUSTOR UNDER THE GROUND LEASE, INCLUDING, WITHOUT LIMITATION, RENT, TAXES, OPERATING EXPENSES AND OTHER CHARGES.]

                  2.11.9 [THE LIEN OF THIS DEED OF TRUST SHALL ATTACH TO ALL OF TRUSTOR'S RIGHTS AND REMEDIES AT ANY TIME ARISING UNDER OR PURSUANT TO SECTION 365(h) OF THE BANKRUPTCY LAW, INCLUDING, WITHOUT LIMITATION, ALL OF TRUSTOR'S RIGHTS TO REMAIN IN POSSESSION OF THE SITE. TRUSTOR SHALL NOT ELECT TO TREAT THE GROUND LEASE AS TERMINATED UNDER SECTION 365(h)(1) OF THE BANKRUPTCY LAW, AND ANY SUCH ELECTION SHALL BE VOID.]

                           2.11.9.1 [IF PURSUANT TO SECTION 365(h)(2) OF THE BANKRUPTCY LAW, TRUSTOR SHALL SEEK TO OFFSET AGAINST THE RENT RESERVED IN THE GROUND LEASE THE AMOUNT OF ANY DAMAGES CAUSED BY THE NONPERFORMANCE BY THE LESSOR OR ANY OTHER PARTY OF ANY OF THEIR RESPECTIVE OBLIGATIONS THEREUNDER AFTER THE REJECTION BY THE LESSOR OR SUCH OTHER PARTY OF THE GROUND LEASE UNDER THE BANKRUPTCY LAW, THEN TRUSTOR SHALL, PRIOR TO EFFECTING SUCH OFFSET, NOTIFY BENEFICIARY OF ITS INTENT TO DO SO, SETTING FORTH THE AMOUNT PROPOSED TO BE SO OFFSET AND THE BASIS THEREFOR. BENEFICIARY SHALL HAVE THE RIGHT TO OBJECT TO ALL OR ANY PART OF SUCH OFFSET THAT, IN THE REASONABLE JUDGMENT OF BENEFICIARY, WOULD CONSTITUTE A BREACH OF THE GROUND LEASE, AND IN THE EVENT OF SUCH OBJECTION, TRUSTOR SHALL NOT EFFECT ANY OFFSET OF THE AMOUNTS FOUND OBJECTIONABLE BY BENEFICIARY. NEITHER BENEFICIARY'S FAILURE TO OBJECT AS AFORESAID NOR ANY OBJECTION RELATING TO SUCH OFFSET SHALL CONSTITUTE AN APPROVAL OF ANY SUCH OFFSET BY BENEFICIARY.]

                           2.11.9.2 [IF ANY ACTION, PROCEEDING, MOTION OR NOTICE SHALL BE COMMENCED OR FILED IN RESPECT OF THE LESSOR UNDER THE GROUND LEASE OR ANY OTHER PARTY OR IN RESPECT OF THE GROUND LEASE IN CONNECTION WITH ANY CASE UNDER THE BANKRUPTCY LAW, THEN BENEFICIARY SHALL HAVE THE OPTION TO INTERVENE IN ANY SUCH LITIGATION WITH COUNSEL OF BENEFICIARY'S CHOICE. BENEFICIARY MAY PROCEED IN ITS OWN NAME IN CONNECTION WITH ANY SUCH LITIGATION, AND TRUSTOR AGREES TO EXECUTE ANY AND ALL POWERS, AUTHORIZATIONS, CONSENTS OR OTHER DOCUMENTS REQUIRED BY BENEFICIARY IN CONNECTION THEREWITH.]

                           2.11.9.3 [TRUSTOR SHALL, AFTER OBTAINING KNOWLEDGE THEREOF, PROMPTLY NOTIFY BENEFICIARY OF ANY FILING BY OR AGAINST THE LESSOR OR OTHER PARTY WITH AN INTEREST IN THE SITE OF A PETITION UNDER THE BANKRUPTCY LAW. TRUSTOR SHALL PROMPTLY DELIVER TO BENEFICIARY, FOLLOWING RECEIPT, COPIES OF ANY AND ALL NOTICES, SUMMONSES, PLEADINGS, APPLICATIONS AND OTHER DOCUMENTS RECEIVED BY TRUSTOR IN CONNECTION WITH ANY SUCH PETITION AND ANY PROCEEDINGS RELATING THERETO.]

                           2.11.9.4 [IF THERE SHALL BE FILED BY OR AGAINST TRUSTOR A PETITION UNDER THE BANKRUPTCY LAW, AND TRUSTOR, AS LESSEE UNDER THE GROUND LEASE, SHALL DETERMINE TO REJECT THE GROUND LEASE PURSUANT TO SECTION 365(a) OF THE BANKRUPTCY LAW, THEN TRUSTOR SHALL GIVE BENEFICIARY A NOTICE OF THE DATE ON WHICH TRUSTOR SHALL APPLY TO THE BANKRUPTCY COURT FOR AUTHORITY TO REJECT THE GROUND LEASE (SUCH NOTICE TO BE NO LATER THAN 20 DAYS PRIOR TO SUCH DATE). BENEFICIARY SHALL HAVE THE RIGHT, BUT NOT THE OBLIGATION, TO SERVE UPON TRUSTOR AT ANY TIME PRIOR TO THE DATE ON WHICH TRUSTOR SHALL SO APPLY TO THE BANKRUPTCY COURT A NOTICE STATING THAT BENEFICIARY DEMANDS THAT TRUSTOR ASSUME AND ASSIGN THE GROUND LEASE TO BENEFICIARY PURSUANT TO SECTION 365 OF THE BANKRUPTCY LAW. IF BENEFICIARY SHALL SERVE UPON TRUSTOR THE NOTICE DESCRIBED IN THE PRECEDING SENTENCE, TO THE EXTENT PERMITTED BY LAW OR GOVERNMENTAL RULE TRUSTOR SHALL NOT SEEK TO REJECT THE GROUND LEASE AND SHALL COMPLY WITH THE DEMAND PROVIDED FOR IN THE PRECEDING SENTENCE. IN ADDITION, EFFECTIVE UPON THE ENTRY OF AN ORDER FOR RELIEF WITH RESPECT TO TRUSTOR UNDER THE BANKRUPTCY LAW, TRUSTOR HEREBY ASSIGNS AND TRANSFERS TO BENEFICIARY A NON-EXCLUSIVE RIGHT TO APPLY TO THE BANKRUPTCY COURT UNDER SECTION 365(d)(4) OF THE BANKRUPTCY LAW FOR AN ORDER EXTENDING THE PERIOD DURING WHICH THE GROUND LEASE MAY BE REJECTED OR ASSUMED; AND SHALL (a) PROMPTLY NOTIFY BENEFICIARY OF ANY DEFAULT BY TRUSTOR IN THE PERFORMANCE OR OBSERVANCE OF ANY OF THE TERMS, COVENANTS OR CONDITIONS ON THE PART OF TRUSTOR TO BE PERFORMED OR OBSERVED UNDER THE GROUND LEASE AND OF THE GIVING OF ANY WRITTEN NOTICE BY THE LESSOR THEREUNDER TO TRUSTOR OF ANY SUCH DEFAULT, AND (b) PROMPTLY CAUSE A COPY OF EACH WRITTEN NOTICE GIVEN TO TRUSTOR BY THE LESSOR UNDER THE GROUND LEASE TO BE DELIVERED TO BENEFICIARY. BENEFICIARY MAY RELY ON ANY NOTICE RECEIVED BY IT FROM ANY SUCH LESSOR OF ANY DEFAULT BY TRUSTOR UNDER THE GROUND LEASE AND MAY TAKE SUCH ACTION AS MAY BE PERMITTED BY LAW OR GOVERNMENTAL RULE TO CURE SUCH DEFAULT EVEN THOUGH THE EXISTENCE OF SUCH DEFAULT OR THE NATURE THEREOF SHALL BE QUESTIONED OR DENIED BY TRUSTOR OR BY ANY PERSON ON ITS BEHALF.]

         2.12 Power of Attorney. Trustor does hereby irrevocably constitute and appoint Beneficiary, its true and lawful attorney (which appointment is coupled with an interest), with full power of substitution, for Trustor and in the name, place and stead of Trustor or in Beneficiary's own name, for so long as any of the Secured Obligations are outstanding, to ask, demand, collect, receive, receipt for and sue for any and all rents, income and other sums which are assigned hereunder with full power to endorse the name of Trustor on all instruments given in payment or in part payment thereof, to settle, adjust or compromise any claims thereunder as fully as Trustor itself could do and in its discretion file any claim or take any action or proceeding, either in its own name or in the name of Trustor or otherwise, which Beneficiary may deem necessary or appropriate to protect and preserve the right, title and interest of Beneficiary in and to such rents, income and other sums and the security intended to be afforded hereby; provided that Beneficiary shall not exercise such rights unless an Event of Default has occurred and is continuing.

         2.13 Covenant to Pay. If an Event of Default has occurred and is continuing and such Event of Default could reasonably be expected to materially and adversely affect Beneficiary's interest hereunder in the Trust Estate or result in personal injury, then Beneficiary, among its other rights and remedies, shall have the right, but not the obligation, to pay, observe or perform the same, in whole or in part, and with such modifications as Beneficiary reasonably shall deem advisable. To the extent provided in the Credit Documents, all sums, including, without limitation, reasonable attorneys fees, so expended or incurred by Beneficiary by reason of the default of Trustor, or by reason of the bankruptcy or insolvency of Trustor, as well as, without limitation, sums expended or incurred to sustain the lien or estate of this Deed of Trust or its priority, or to protect or enforce any rights of Beneficiary hereunder, or to recover any of the Secured Obligations, or to complete construction of the Project for which the Credit Documents are intended as financing, or for repairs, maintenance, alterations, replacements or improvements thereto or for the protection thereof, or for real estate taxes or other governmental assessments or charges against any part of the Trust Estate, or premiums for insurance of the Trust Estate, shall be entitled to the benefit of the lien on the Trust Estate as of the date of the recording of this Deed of Trust, shall be deemed to be added to and be part of the Secured Obligations secured hereby, whether or not the result thereof causes the total amount of the Secured Obligations to exceed the stated amount set forth in the second introductory paragraph of this Deed of Trust, and shall be repaid by Trustor as provided in the Credit Documents.

         2.14 Security Agreement.

                  2.14.1 This Deed of Trust shall also be a security agreement between Trustor and Beneficiary covering the Deed of Trust Property constituting personal property or fixtures (hereinafter collectively called "UCC Collateral") governed by the [RELEVANT STATE] Uniform Commercial Code ("UCC") as the same may be more specifically set forth in any financing statement delivered in connection with this Deed of Trust, and as further security for the payment and performance of the Secured Obligations, Trustor hereby grants to Beneficiary a security interest in such portion of the Site to the full extent that the Site may be subject to the UCC. In addition to Beneficiary's other rights hereunder, Beneficiary shall have all rights of a secured party under the UCC. Trustor shall execute and deliver to Beneficiary all financing statements and such further assurances that may be reasonably required by Beneficiary to establish, create, perfect (to the extent the same can be achieved by the filing of a financing statement) and maintain the validity and priority of Beneficiary's security interests, and Trustor shall bear all reasonable costs thereof, including all UCC searches. Except as otherwise provided in the Credit Documents, if Beneficiary should dispose of any of the Site comprising the UCC Collateral pursuant to the UCC, ten (10) days' prior written notice by Beneficiary to Trustor shall be deemed to be reasonable notice; provided, however, Beneficiary may dispose of such property in accordance with the foreclosure procedures of this Deed of Trust in lieu of proceeding under the UCC. Beneficiary may from time to time execute and deliver at Trustor's expense, all continuation statements, termination statements, amendments, partial releases, or other instruments relating to all financing statements by and between Trustor and Beneficiary. Except as otherwise provided in the Credit Documents, if an Event of Default shall occur and is continuing, (a) Beneficiary, in addition to any other rights and remedies which it may have, may exercise immediately and without demand to the extent permitted by law, any and all rights and remedies granted to a secured party under the UCC including, without limiting the generality of the foregoing, the right to take possession of the UCC Collateral or any part thereof, and to take such other measures as Beneficiary may deem necessary for the care, protection and preservation of such collateral and (b) upon request or demand of Beneficiary, Trustor shall at its expense, assemble the UCC Collateral and make it available to Beneficiary at a convenient place acceptable to Beneficiary. Trustor shall pay to Beneficiary on demand, any and all expenses, including reasonable attorneys' fees and disbursements incurred or paid by Beneficiary in protecting the interest in the UCC Collateral and in enforcing the rights hereunder with respect to such UCC Collateral.

                  2.14.2 Trustor and the Beneficiary agree, to the extent permitted by law, that: (i) this Deed of Trust upon recording or registration in the real estate records of the proper office shall constitute a financing statement filed as a "fixture filing" within the meaning of [SECTIONS 9-313 AND 9-402 OF THE UCC]; (ii) all or a part of the Trust Estate are or are to become fixtures; and (iii) the addresses of Trustor and Beneficiary are as set forth on the first page of this Deed of Trust.

                              ARTICLE 3 - REMEDIES

         3.1 Acceleration of Maturity. If an Event of Default occurs and is continuing, Beneficiary may (except that such acceleration shall be automatic if the Event of Default is caused by a Bankruptcy Event of Trustor), declare the Secured Obligations to be due and payable immediately, and upon such declaration such principal and interest and other sums shall immediately become due and payable without demand, presentment, notice or other requirements of any kind (all of which Trustor waives).

         3.2 Protective Advances If an Event of Default shall have occurred and is continuing, then without thereby limiting Beneficiary's other rights or remedies, waiving or releasing any of Trustor's obligations, or imposing any obligation on Beneficiary, Beneficiary may either advance any amount owing or perform any or all actions that Beneficiary considers necessary or appropriate to cure such default. All such advances shall constitute "Protective Advances." No sums advanced or performance rendered by Beneficiary shall cure, or be deemed a waiver of any Event of Default.

         3.3 Institution of Equity Proceedings. If an Event of Default occurs and is continuing, Beneficiary may institute an action, suit or proceeding in equity for specific performance of this Deed of Trust, the Guaranty or any other Credit Document, all of which shall be specifically enforceable by injunction or other equitable remedy.

         3.4 Beneficiary's Power of Enforcement.

                  (a) If an Event of Default occurs and is continuing, Beneficiary shall be entitled, at its option and in its sole and absolute discretion, to prepare and record on its own behalf, or to deliver to Trustee for recording, if appropriate, written declaration of default and demand for sale and written Notice of Breach and Election to Sell (or other statutory notice) to cause the Trust Estate to be sold to satisfy the obligations hereof, and in the case of delivery to Trustee, Trustee shall cause said notice to be filed for record.

                  (b) After the lapse of such time as may then be required by law following the recordation of said Notice of Breach and Election to Sell, and notice of sale having been given as then required by law, Trustee without demand on Trustor, shall sell the Trust Estate or any portion thereof at the time and place fixed by it in said notice, either as a whole or in separate parcels, and in such order as it may determine, at public auction to the highest bidder, of cash in lawful money of the United States payable at the time of sale. Trustee may, for any cause it deems expedient, postpone the sale of all or any portion of said property until it shall be completed and, in every case, notice of postponement shall be given by public announcement thereof at the time and place last appointed for the sale and from time to time thereafter Trustee may postpone such sale by public announcement at the time fixed by the preceding postponement; provided that Trustee shall give Trustor notice of such postponement to the extent required by law. Trustee shall execute and deliver to the purchaser its Deed, Bill of Sale, or other instrument conveying said property so sold, but without any covenant or warranty, express or implied. The recitals in such instrument of conveyance of any matters or facts shall be conclusive proof of the truthfulness thereof. Any person, including Beneficiary, may bid at the sale.

                  (c) After deducting all costs, fees and expenses of Trustee and of this Deed of Trust, including, without limitation, costs of evidence of title and reasonable attorneys' fees of Trustee or Beneficiary in connection with a sale, Trustee shall apply the proceeds of such sale to payment of all sums expended under the terms hereof not then repaid, with accrued interest at the interest rate on the Notes then to the payment of all other sums then secured hereby and the remainder, if any, to the person or persons legally entitled thereto.

                  (d) If any Event of Default occurs and is continuing, Beneficiary may, either with or without entry or taking possession of the Trust Estate, and without regard to whether or not the indebtedness and other sums secured hereby shall be due and without prejudice to the right of Beneficiary thereafter to bring an action or proceeding to foreclose or any other action for any default existing at the time such earlier action was commenced, proceed by any appropriate action or proceeding: (1) to enforce payment of the Secured Obligations, to the extent permitted by law, or the performance of any term hereof or any other right; (2) to foreclose this Deed of Trust in any manner provided by law for the foreclosure of mortgages or deeds of trust on real property and to sell, as an entirety or in separate lots or parcels, the Trust Estate or any portion thereof pursuant to the laws of the [RELEVANT STATE] or under the judgment or decree of a court or courts of competent jurisdiction, and Beneficiary shall be entitled to recover in any such proceeding all costs and expenses incident thereto, including reasonable attorneys' fees in such amount as shall be awarded by the court; (3) to exercise any or all of the rights and remedies available to it under the Credit Documents; and (4) to pursue any other remedy available to it. Beneficiary shall take action either by such proceedings or by the exercise of its powers with respect to entry or taking possession, or both, as Beneficiary may determine.

                  (e) The remedies described in this Section 3.4 may be exercised with respect to all or any portion of the Tangible Collateral, either simultaneously with the sale of any real property encumbered hereby or independent thereof. Beneficiary shall at any time be permitted to proceed with respect to all or any portion of the Tangible Collateral in any manner permitted by the UCC. Trustor agrees that Beneficiary's inclusion of all or any portion of the Tangible Collateral in a sale or other remedy exercised with respect to the real property encumbered hereby, as permitted by the UCC, is a commercially reasonable disposition of such property.

         3.5 Beneficiary's Right to Enter and Take Possession, Operate and Apply Income.

                  (a) If an Event of Default occurs and is continuing, Trustor, upon demand of Beneficiary, shall forthwith surrender to Beneficiary the actual possession and, if and to the extent permitted by law, Beneficiary itself, or by such officers or agents as it may appoint, may enter and take possession of all the Trust Estate including the Tangible Collateral, without liability for trespass, damages or otherwise, and may exclude Trustor and its agents and employees wholly therefrom and may have joint access with Trustor to the books, papers and accounts of Trustor.

                  (b) If an Event of Default has occurred and is continuing and Trustor shall for any reason fail to surrender or deliver the Trust Estate, the Tangible Collateral or any part thereof after Beneficiary's demand, Beneficiary may obtain a judgment or decree conferring on Beneficiary or Trustee the right to immediate possession or requiring Trustor to deliver immediate possession of all or part of such property to Beneficiary or Trustee and Trustor hereby specifically consents to the entry of such judgment or decree. Trustor shall pay to Beneficiary or Trustee, upon demand, all costs and expenses of obtaining such judgment or decree and reasonable compensation to Beneficiary or Trustee, their attorneys and agents, and all such costs, expenses and compensation shall, until paid, be secured by the lien of this Deed of Trust.

                  (c) Upon every such entering upon or taking of possession, Beneficiary or Trustee may hold, store, use, operate, manage and control the Trust Estate and conduct the business thereof, and, from time to time in its sole and absolute discretion and without being under any duty to so act:

                           (1) make all necessary and proper maintenance,
repairs, renewals and replacements thereto and thereon, and all necessary additions, betterments and improvements thereto and thereon and purchase or otherwise acquire fixtures, personalty and other property in connection therewith;

                           (2) insure or keep the Trust Estate insured;

                           (3) manage and operate the Trust Estate and exercise
all the rights and powers of Trustor in their name or otherwise with respect to the same;

                           (4) enter into agreements with others to exercise the
powers herein granted Beneficiary or Trustee, all as Beneficiary or Trustee from time to time may determine; and shall apply the monies so received by Beneficiary or Trustee in such priority as provided by the Credit Documents to
(1) the payment of interest and principal due and payable to the Beneficiary,
(2) the
deposits for taxes and assessments and insurance premiums due, (3) the cost of insurance, taxes, assessments and other proper charges upon the Trust Estate or any part thereof; (4) the compensation, expenses and disbursements of the agents, attorneys and other representatives of Beneficiary or Trustee as allowed under this Deed of Trust; and (5) any other charges or costs required to be paid by Trustor under the terms of the Credit Documents.

                           (5) rent or sublet the Trust Estate or any portion
thereof for any purpose permitted by this Deed of Trust.

                  Beneficiary or Trustee shall surrender possession of the Trust Estate and the Tangible Collateral to Trustor (i) as may be required by law or court order, or (ii) when all amounts under any of the terms of the Credit Documents, including this Deed of Trust, shall have been paid current and all Events of Default have been cured or waived. The same right of taking possession, however, shall exist if any subsequent Event of Default shall occur and be continuing.

         3.6 Separate Sales. To the extent permitted by law or Governmental Rule, the Trust Estate may be sold in one or more parcels and in such manner and order as Trustee, in his sole discretion, may elect, it being expressly understood and agreed that the right of sale arising out of any Event of Default shall not be exhausted by any one or more sales.

         3.7 Waiver of Appraisement, Valuation, Stay, Extension and Redemption Laws. Trustor agrees to the full extent permitted by law that if an Event of Default occurs and is continuing, neither Trustor nor anyone claiming through or under it shall or will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension or redemption laws now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Deed of Trust or the absolute sale of the Trust Estate or any portion thereof or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereof, and Trustor for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may lawfully so do, the benefit of all such laws, and any and all right to have the assets comprising the Trust Estate marshalled upon any foreclosure of the lien hereof and agrees that Trustee or any court having jurisdiction to foreclose such lien may sell the Trust Estate in part or as an entirety.

         3.8 Receiver. If an Event of Default occurs and is continuing, Beneficiary, to the extent permitted by law, and without regard to the value, adequacy or occupancy of the security for the indebtedness and other sums secured hereby, shall be entitled as a matter of right if it so elects to the appointment of a receiver to enter upon and take possession of the Trust Estate and to collect all earnings, revenues and receipts and apply the same as the court may direct, and such receiver may be appointed by any court of competent jurisdiction upon application by Beneficiary. To the extent permitted by law or Governmental Rule, Beneficiary may have a receiver appointed without notice to Trustor or any third party, and Beneficiary may waive any requirement that the receiver post a bond. To the extent permitted by law or Governmental Rule, Beneficiary shall have the power to designate and select the Person who shall serve as the receiver and to negotiate all terms and conditions under which such receiver shall serve. To the extent permitted by law or Governmental Rule, any receiver appointed on Beneficiary's behalf may be an Affiliate of Beneficiary. The reasonable expenses, including receiver's fees, reasonable attorneys' fees, costs and agent's compensation, incurred pursuant to the powers herein contained shall be secured by this Deed of Trust. The right to enter and take possession of and to manage and operate the Trust Estate and to collect all earnings, revenues and receipts, whether by a receiver or otherwise, shall be cumulative to any other right or remedy available to Beneficiary under this Deed of Trust, the other Credit Documents or otherwise available to Beneficiary and may be exercised concurrently therewith or independently thereof, but such rights shall be exercised in a manner which is otherwise in accordance with and consistent with the Credit Documents. Beneficiary shall be liable to account only for such earnings, revenues and receipts (including, without limitation, security deposits) actually received by Beneficiary, whether received pursuant to this section or any other provision hereof. Notwithstanding the appointment of any receiver or other custodian, Beneficiary shall be entitled as pledgee to the possession and control of any cash, deposits, or instruments at the time held by, or payable or deliverable under the terms of this Deed of Trust to, Beneficiary.

         3.9 Suits to Protect the Trust Estate. Beneficiary shall have the power and authority to institute and maintain any suits and proceedings as Beneficiary, in its sole and absolute discretion, may deem advisable (a) to prevent any impairment of the Trust Estate by any acts which may be unlawful or in violation of this Deed of Trust, (b) to preserve or protect its interest in the Trust Estate, or (c) to restrain the enforcement of or compliance with any legislation or other Legal Requirement that may be unconstitutional or otherwise invalid, if the enforcement of or compliance with such enactment, rule or order might impair the security hereunder or be prejudicial to Beneficiary's interest.

         3.10 Proofs of Claim. In the case of any receivership, insolvency, Bankruptcy Event, reorganization, arrangement, adjustment, composition or other judicial proceedings affecting Trustor, any Affiliate or any guarantor, co-maker or endorser of any of Trustor's obligations, its creditors or its property, Beneficiary, to the extent permitted by law, shall be entitled to file such proofs of claim or other documents as it may deem be necessary or advisable in order to have its claims allowed in such proceedings for the entire amount due and payable by Trustor under the Credit Documents, at the date of the institution of such proceedings, and for any additional amounts which may become due and payable by Trustor after such date.

         3.11 Trustor to Pay Amounts Secured Hereby on Any Default in Payment; Application of Monies by Beneficiary.

                  (a) In case of a foreclosure sale of all or any part of the Trust Estate and of the application of the proceeds of sale to the payment of the sums secured hereby, to the extent permitted by law, Beneficiary shall be entitled to enforce payment from Trustor of any additional amounts then remaining due and unpaid and to recover judgment against Trustor for any portion thereof remaining unpaid , with interest at the interest rate on the Notes.

                  (b) Trustor hereby agrees to the extent permitted by law, that no recovery of any such judgment by Beneficiary or other action by Beneficiary and no attachment or levy of any execution upon any of the Trust Estate or any other property shall in any way affect the Lien and security interest of this Deed of Trust upon the Trust Estate or any part thereof or any Lien, rights, powers or remedies of Beneficiary hereunder, but such Lien, rights, powers and remedies shall continue unimpaired as before.

                  (c) Any monies collected or received by Beneficiary under this
Section 3.11 shall be first applied to the payment of compensation, expenses and disbursements of the agents, attorneys and other representatives of Beneficiary, and the balance remaining shall be applied to the payment of amounts due and unpaid under the Credit Documents.

         3.12 Delay or Omission; No Waiver. No delay or omission of Beneficiary or the Banks to exercise any right, power or remedy upon any Event of Default shall exhaust or impair any such right, power or remedy or shall be construed to waive any such Event of Default or to constitute acquiescence therein. Every right, power and remedy given to Beneficiary whether contained herein or in the other Credit Documents or otherwise available to Beneficiary may be exercised from time to time and as often as may be deemed expedient by Beneficiary.

         3.13 No Waiver of One Default to Affect Another. No waiver of any Event of Default hereunder shall extend to or affect any subsequent or any other Event of Default then existing, or impair any rights, powers or remedies consequent thereon. If Beneficiary (a) grants forbearance or an extension of time for the payment of any sums secured hereby; (b) takes other or additional security for the payment thereof; (c) waives or does not exercise any right granted in this Deed of Trust or any other Credit Document; (d) releases any part of the Trust Estate from the lien or security interest of this Deed of Trust or any other instrument securing the Secured Obligations; (e) consents to the filing of any map, plat or replat of the [LEASED] Premises; (f) consents to the granting of any easement on the [LEASED] Premises; or (g) makes or consents to any agreement changing the terms of this Deed of Trust or any other Credit Document subordinating the lien or any charge hereof, no such act or omission shall release, discharge, modify, change or affect the liability under this Deed of Trust or any other Credit Document or otherwise of Trustor, or any subsequent purchaser of the Trust Estate or any part thereof or any maker, co-signer, surety or guarantor with respect to any other matters not addressed by such act or omission. No such act or omission shall preclude Beneficiary from exercising any right, power or privilege herein granted or intended to be granted in case of any Event of Default then existing or of any subsequent Event of Default, nor, except as otherwise expressly provided in an instrument or instruments executed by Beneficiary, shall the lien or security interest of this Deed of Trust be altered thereby, except to the extent expressly provided in such acts or omissions. In the event of the sale or transfer by operation of law or otherwise of all or any part of the Trust Estate, Beneficiary, without notice to any person, firm or corporation, is hereby authorized and empowered to deal with any such vendee or transferee with reference to the Trust Estate or the indebtedness secured hereby, or with reference to any of the terms or conditions hereof, as fully and to the same extent as it might deal with the original parties hereto and without in any way releasing or discharging any of the liabilities or undertakings hereunder, or waiving its right to declare such sale or transfer an Event of Default as provided herein. Notwithstanding anything to the contrary contained in this Deed of Trust or any other Credit Document, (i) in the case of any non-monetary Event of Default, Beneficiary may continue to accept payments due hereunder without thereby waiving the existence of such or any other Event of Default and (ii) in the case of any monetary Event of Default, Beneficiary may accept partial payments of any sums due hereunder without thereby waiving the existence of such Event of Default if the partial payment is not sufficient to completely cure such Event of Default.

         3.14 Discontinuance of Proceedings; Position of Parties Restored. If Beneficiary shall have proceeded to enforce any right or remedy under this Deed of Trust by foreclosure, entry of judgement or otherwise and such proceedings shall have been discontinued or abandoned for any reason, or such proceedings shall have resulted in a final determination adverse to Beneficiary, then and in every such case Trustor and Beneficiary shall be restored to their former positions and rights hereunder, and all rights, powers and remedies of Beneficiary shall continue as if no such proceedings had occurred or had been taken.

         3.15 Remedies Cumulative. Subject to the provisions of Section 5.15 hereof, no right, power or remedy, including without limitation remedies with respect to any security for the Secured Obligations, conferred upon or reserved to Beneficiary by this Deed of Trust or any other Credit Document is exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power and remedy given hereunder or under any other Credit Document, now or hereafter existing at law, in equity or by statute, and Beneficiary shall be entitled to resort to such rights, powers, remedies or security as Beneficiary shall in its sole and absolute discretion deem advisable.

         3.16 Interest After Event of Default. If an Event of Default shall have occurred and is continuing, all sums outstanding and unpaid under the Credit Documents, including this Deed of Trust, shall, at Beneficiary's option, bear interest at the interest rate on the Notes until such Event of Default has been cured. Trustor's obligation to pay such interest shall be secured by this Deed of Trust.

         3.17 Foreclosure; Expenses of Litigation. If Trustee forecloses, reasonable attorneys' fees for services in the supervision of said foreclosure proceeding shall be allowed to the Trustee and Beneficiary as part of the foreclosure costs. In the event of foreclosure of the lien hereof, there shall be allowed and included as additional indebtedness all reasonable expenditures and expenses which may be paid or incurred by or on behalf of Beneficiary for attorneys' fees, appraiser's fees, outlays for documentary and expert evidence, stenographers' charges, publication costs, and costs (which may be estimated as to items to be expended after foreclosure sale or entry of the decree) of procuring all such abstracts of title, title searches and examinations, title insurance policies and guarantees, and similar data and assurances with respect to title as Beneficiary may deem reasonably necessary either to prosecute such suit or to evidence to a bidder at any sale which may be had pursuant to such decree the true condition of the title to or the value of the Trust Estate or any portion thereof. All expenditures and expenses of the nature in this section mentioned, and such expenses and fees as may be incurred in the protection of the Trust Estate and the maintenance of the lien and security interest of this Deed of Trust, including the reasonable fees of any attorney employed by Beneficiary in any litigation or proceeding affecting this Deed of Trust or any other Credit Document, the Trust Estate or any portion thereof, including, without limitation, civil, probate, appellate and bankruptcy proceedings, or in preparation for the commencement or defense of any proceeding or threatened suit or proceeding, shall be immediately due and payable by Trustor, with interest thereon at the interest rate on the Notes, and shall be secured by this Deed of Trust. Trustee waives its right to any statutory fee in connection with any judicial or nonjudicial foreclosure of the lien hereof and agrees to accept a reasonable fee for such services.

         3.18 Deficiency Judgments Recourse against Trustor, the other Portfolio Entities, any Partner and their respective Affiliates, members, partners, stockholders, officers, directors and employees under this Deed of Trust shall be limited to the extent provided in Article 9 of the Credit Agreement. Subject to Article 9 of the Credit Agreement, if after foreclosure of this Deed of Trust or Trustee's sale hereunder, there shall remain any deficiency with respect to any amounts payable under the Credit Documents, including hereunder, or any amounts secured hereby, and Beneficiary shall institute any proceedings to recover such deficiency or deficiencies, all such amounts shall continue to bear interest at the interest rate on the Notes. Subject to Article 9 of the Credit Agreement, Trustor waives any defense to Beneficiary's recovery against Trustor of any deficiency after any foreclosure sale of the Trust Estate. Subject to
Article 9 of the Credit Agreement, to the extent permitted by law, Trustor expressly waives any defense or benefits that may be derived from any statute granting Trustor any defense to any such recovery by Beneficiary. Subject to
Article 9 of the Credit Agreement, in addition, Beneficiary and Trustee shall be entitled to recovery of all of their reasonable costs and expenditures (including without limitation any court imposed costs) in connection with such proceedings, including their reasonable attorneys' fees, appraisal fees and the other costs, fees and expenditures referred to in Section 3.17 above. This provision shall survive any foreclosure or sale of the Trust Estate, any portion thereof and/or the extinguishment of the lien hereof.

         3.19 Waiver of Jury Trial. Beneficiary and Trustor each waive any right to have a jury participate in resolving any dispute whether sounding in contract, tort or otherwise arising out of, connected with, related to or incidental to the relationship established between them in connection with this Deed of Trust, the Guaranty or any other Credit Document. Any such disputes shall be resolved in a bench trial without a jury.

         3.20 Exculpation of Beneficiary. The acceptance by Beneficiary of the assignment contained herein with all of the rights, powers, privileges and authority created hereby shall not, prior to entry upon and taking possession of the Trust Estate by Beneficiary, be deemed or construed to make Beneficiary a "mortgagee in possession"; nor thereafter or at any time or in any event obligate Beneficiary to appear in or defend any action or proceeding relating to the Trust Estate, nor shall Beneficiary, prior to such entry and taking, be liable in any way for any injury or damage to person or property sustained by any Person in or about the Trust Estate.

              ARTICLE 4 - RIGHTS AND RESPONSIBILITIES OF TRUSTEE;
                      OTHER PROVISIONS RELATING TO TRUSTEE

         Notwithstanding anything to the contrary in this Deed of Trust, Trustor and Beneficiary agree as follows.

         4.1 Exercise of Remedies by Trustee To the extent that this Deed of Trust or applicable law authorizes or empowers Beneficiary to exercise any remedies set forth in Article Three hereof or otherwise, or perform any acts in connection therewith, Trustee (but not to the exclusion of Beneficiary unless so required under the law of the State of [RELEVANT STATE]) shall have the power to exercise any or all such remedies, and to perform any acts provided for in this Deed of Trust in connection therewith, all for the benefit of Beneficiary and on Beneficiary's behalf in accordance with applicable law of the State of [RELEVANT STATE]. In connection therewith,

Trustee: (a) shall not exercise, or waive the exercise of, any Beneficiary's Remedies (other than any rights or Trustee to any indemnity or reimbursement), except at Beneficiary's request, and (b) shall exercise, or waive the exercise of, any or all of Beneficiary's remedies at Beneficiary's request, and in accordance with Beneficiary's directions as to the manner of such exercise or waiver. Trustee may, however, decline to follow Beneficiary's request or direction if Trustee shall be advised by counsel that the action or proceeding, or manner thereof, so directed may not lawfully be taken or waived.

         4.2 Rights and Privileges of Trustee. To the extent that this Deed of Trust requires Trustor to reimburse Beneficiary for any expenditures Beneficiary may incur, Trustee shall be entitled to the same rights to reimbursement of expenses as Beneficiary, subject to such limitations and conditions as would apply in the case of Beneficiary. To the extent that this Deed of Trust negates or limits Beneficiary's liability as to any matter, Trustee shall be entitled to the same negation or limitation of liability. To the extent that Trustor, pursuant to this Deed of Trust, appoints Beneficiary as Trustor's attorney in fact for any purpose, Beneficiary or (when so instructed by Beneficiary) Trustee shall be entitled to act on Trustor's behalf without joinder or confirmation by the other.

         4.3 Resignation or Replacement of Trustee Trustee may resign by an instrument in writing addressed to Beneficiary, and Trustee may be removed at any time with or without cause (i.e., in Beneficiary's sole and absolute discretion) by an instrument in writing executed by Beneficiary. In case of the death, resignation, removal or disqualification of Trustee or if for any reason Beneficiary shall deem it desirable to appoint a substitute, successor or replacement Trustee to act instead of Trustee originally named (or in place of any substitute, successor or replacement Trustee), then Beneficiary shall have the right and is hereby authorized and empowered to appoint a successor, substitute or replacement Trustee, and, if preferred, several substitute trustees in succession, without any formality other than appointment and designation in writing executed by Beneficiary, which instrument shall be recorded if required by the law of the State of [RELEVANT STATE]. The law of the State of [RELEVANT STATE] shall govern the qualifications of any Trustee. The authority conferred upon Trustee by this Deed of Trust shall automatically extend to any and all other successor, substitute and replacement Trustee(s) successively until the Secured Obligations have been paid in full or the Trust Estate has been sold hereunder or released in accordance with the provisions of the Credit Documents. Beneficiary's written appointment and designation of any Trustee shall be full evidence of Beneficiary's right and authority to make the same and of all facts therein recited. No confirmation, authorization, approval or other action by Trustor shall be required in connection with any resignation or other replacement of Trustee.

         4.4 Authority of Beneficiary. If Beneficiary is a banking corporation, state banking corporation or a national banking association and the instrument of appointment of any successor or replacement Trustee is executed on Beneficiary's behalf by an officer of such corporation, state banking corporation or national banking association, then such appointment may be executed by any authorized officer or agent of Beneficiary and such appointment shall be conclusively presumed to be executed with authority and shall be valid and sufficient without proof of any action by the board of directors or any superior officer of Beneficiary.

         4.5 Effect of Appointment of Successor Trustee. Upon the appointment and designation of any successor, substitute or replacement Trustee, Trustee's entire estate and title in the Trust Estate shall vest in the designated successor, substitute or replacement Trustee. Such successor, substitute or replacement Trustee shall thereupon succeed to and shall hold, possess and execute all the rights, powers, privileges, immunities and duties herein conferred upon Trustee. All references herein to Trustee shall be deemed to refer to Trustee (including any successor or substitute appointed and designated as herein provided) from time to time acting hereunder.

         4.6 Confirmation of Transfer and Succession. Any new Trustee appointed pursuant to any of the provisions hereof shall, without any further act, deed or conveyance, become vested with all the estates, properties, rights, powers and trusts of his predecessor in the rights hereunder with like effect as if originally named as Trustee herein; but nevertheless, upon the written request of Beneficiary or of any successor, substitute or replacement Trustee, any former Trustee ceasing to act shall execute and deliver an instrument transferring to such successor, substitute or replacement Trustee all of the right, title, estate and interest in the Trust Estate of Trustee so ceasing to act, together with all the rights, powers, privileges, immunities and duties herein conferred upon Trustee, and shall duly assign, transfer and deliver all properties and moneys held by said Trustee hereunder to said successor, substitute or replacement Trustee.

         4.7 Exculpation. Trustee shall not be liable for any error of judgment or act done by Trustee in good faith, or otherwise be responsible or accountable under any circumstances whatsoever, except for Trustee's gross negligence, willful misconduct or knowing violation of law. Trustee shall not be personally liable in case of entry by him, or anyone entering by virtue of the powers herein granted him, upon the Trust Estate for debts contracted or liability or damages incurred in the management or operation of the Trust Estate. Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by it hereunder, believed by it in good faith to be genuine. All moneys received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by law). Trustee shall be under no liability for interest on any moneys received by it hereunder.

         4.8 Endorsement and Execution of Documents. Upon Beneficiary's written request, Trustee shall, without liability or notice to Trustor, execute, consent to, or join in any instrument or agreement in connection with or necessary to effectuate the purposes of the Credit Documents. Trustor hereby irrevocably designates Trustee as its attorney in fact to execute, acknowledge and deliver, on Trustor's behalf and in Trustor's name, all instruments or agreements necessary to implement any provision(s) of this Deed of Trust or to further perfect the lien created by this Deed of Trust on the Trust Estate. This power of attorney shall be deemed to be coupled with an interest and shall survive any disability of Trustor.

         4.9 Multiple Trustees. If Beneficiary appoints multiple trustees, then any Trustee, individually, may exercise all powers granted to Trustee under this instrument, without the need for action by any other Trustee(s).

         4.10 No Required Action. Trustee shall not be required to take any action under this Deed of Trust or to institute, appear in or defend any action, suit or other proceeding in connection therewith where in his opinion such action will be likely to involve him in expense or liability, unless requested so to do by a written instrument signed by Beneficiary and, if Trustee so requests, unless Trustee is tendered security and indemnity satisfactory to him against any and all costs, expense and liabilities arising therefrom. Trustee shall not be responsible for the execution, acknowledgment or validity of the Credit Documents, or for the proper authorization thereof, or for the sufficiency of the lien and security interest purported to be created hereby, and makes no representation in respect thereof or in respect of the rights, remedies and recourses of Beneficiary.

         4.11 Terms of Trustee's Acceptance. Trustee accepts the trust created by this Deed of Trust upon the following terms and conditions:

                  (a) DELEGATION. Trustee may exercise any of its powers through appointment of attorney(s) in fact or agents.

                  (b) SECURITY. Trustee shall be under no obligation to take any action upon any Event of Default unless furnished security or indemnity, in form satisfactory to Trustee, against costs, expenses, and liabilities that Trustee may incur.

                  (c) COSTS AND EXPENSES. Trustor shall reimburse Trustee, as part of the Secured Obligations secured hereunder, for all reasonable disbursements and expenses (including reasonable legal fees and expenses) incurred by reason of or arising from an Event of Default and as provided for in this Deed of Trust, including any of the foregoing incurred in Trustee's administering and executing the trust created by this Deed of Trust and performing Trustee's duties and exercising Trustee's powers under this Deed of Trust.

                  (d) RELEASE. Upon payment of the Secured Obligations secured hereunder, Beneficiary shall request Trustee to release this Deed of Trust and shall surrender all the Secured Obligations secured hereunder to Trustee. Trustee shall release this Deed of Trust without charge to Trustor. Trustor shall pay all costs of recordation, if any.

                               ARTICLE 5 - GENERAL

         5.1 Discharge. When all of the Secured Obligations shall have been paid in full, then this Deed of Trust and the lien and security interest created hereby shall be of no further force and effect, Trustor shall be released from the covenants, agreements and obligations of Trustor contained in this Deed of Trust and all right, title and interest in and to the Trust Estate shall revert to Trustor. Beneficiary and Trustee, at the request and the expense of Trustor, shall promptly execute a deed of reconveyance and such other documents as may be reasonably requested by Trustor to evidence the discharge and satisfaction of this Deed of Trust and the release of Trustor from its obligations hereunder.

         5.2 No Waiver. The exercise of the privileges granted in this Deed of Trust to perform Trustor's obligations under the agreements which constitute the Trust Estate shall in no event be considered or constitute a waiver of any right which Beneficiary may have at any time, after an

Event of Default shall have occurred and be continuing, to declare the Secured Obligations to be immediately due and payable. No delay or omission to exercise any right, remedy or power accruing upon any default shall impair any such right, remedy or power or shall be construed to be a waiver of any such default or acquiescence therein; and every such right, remedy and power may be exercised from time to time and as often as may be deemed expedient.

         5.3 Extension, Rearrangement or Renewal of Secured Obligations. It is expressly agreed that any of the Secured Obligations at any time secured hereby may be from time to time extended for any period, or with the consent of Trustor rearranged or renewed, and that any part of the security herein described, or any other security for the Secured Obligations, may be waived or released, without altering, varying or diminishing the force, effect or lien or security interest of this Deed of Trust; and the lien and security interest granted by this Deed of Trust shall continue as a prior lien and security interest on all of the Trust Estate not expressly so released, until the Secured Obligations are fully paid and this Deed of Trust is terminated in accordance with the provisions hereof; and no other security now existing or hereafter taken to secure the payment of the Secured Obligations or any part thereof or the performance of any obligation or liability of Trustor whatever shall in any manner impair or affect the security given by this Deed of Trust; and all security for the payment of the Secured Obligations or any part thereof and the performance of any obligation or liability shall be taken, considered and held as cumulative.

         5.4 Forcible Detainer. Trustor agrees for itself and all Persons claiming by, through or under it, that subsequent to foreclosure hereunder in accordance with this Deed of Trust and applicable law if Trustor shall hold possession of the Trust Estate or any part thereof, Trustor or the Persons so holding possession shall be guilty of trespass; and any such tenant failing or refusing to surrender possession upon demand shall be guilty of forcible detainer and shall be liable to such purchasers for reasonable rental on said premises, and shall be subject to eviction and removal in accordance with law.

         5.5 Waiver of Stay or Extension. To the extent permitted to be waived by law, Trustor shall not at any time insist upon or plead or in any manner whatever claim the benefit or advantage of any stay, extension or moratorium law now or at any time hereafter in force in any locality where the Trust Estate or any part thereof may or shall be situated, nor shall Trustor claim any benefit or advantage from any law now or hereafter in force providing for the valuation or appraisement of the Trust Estate or any part thereof prior to any sale thereof to be made pursuant to any provision of this Deed of Trust or to a decree of any court of competent jurisdiction, nor after any such sale shall Trustor claim or exercise any right conferred by any law now or at any time hereafter in force to redeem the Trust Estate so sold or any part thereof; and Trustor hereby expressly waives all benefit or advantage of any such law or laws and the appraisement of the Trust Estate or any part thereof, and covenants that Trustor shall not hinder or delay the execution of any power herein granted and delegated to Beneficiary but that Trustor shall permit the execution of every such power as though no such law had been made.

         5.6 Notices. Except where certified or registered mail notice is required by applicable law, any notice to Trustor or Beneficiary required or permitted hereunder shall be deemed to be given when given in the manner prescribed in Section 12.1 of the Credit Agreement. All notices to

Trustee required or permitted hereunder shall be deemed given when given in the manner prescribed in Section 12.1 of the Credit Agreement to the following address:

                                [TRUSTEE ADDRESS]


         5.7 Severability. All rights, powers and remedies provided herein may be exercised only to the extent that the exercise thereof does not violate any applicable law, and are intended to be limited to the extent necessary so that they will not render this Deed of Trust invalid, unenforceable or not entitled to be recorded, registered or filed under any applicable law. In the event any term or provision contained in this Deed of Trust is in conflict, or may hereafter be held to be in conflict, with the laws of [RELEVANT STATE] or of the United States of America, this Deed of Trust shall be affected only as to such particular term or provision, and shall in all other respects remain in full force and effect.

         5.8 Application of Payments. In the event that any part of the Secured Obligations cannot lawfully be secured hereby, or in the event that the lien and security interest hereof cannot be lawfully enforced to pay any part of the Secured Obligations, or in the event that the lien or security interest created by this Deed of Trust shall be invalid or unenforceable as to any part of the Secured Obligations, then all payments on the Secured Obligations shall be deemed to have been first applied to the complete payment and liquidation of that part of the Secured Obligations which is not secured by this Deed of Trust and the unsecured portion of the Secured Obligations shall be completely paid and liquidated prior to the payment and liquidation of the remaining secured portion of the Secured Obligations.

         5.9 Governing Law

                  THIS DEED OF TRUST IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF [RELEVANT STATE.]

         5.10 Entire Agreement. THIS WRITTEN AGREEMENT, THE GUARANTY AND THE OTHER CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.


AS OF THE DATE HEREOF, THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE
PARTIES.


         -------------------                         -------------------
         TRUSTOR                                     BENEFICIARY

         5.11 Amendments. This Deed of Trust may be amended, supplemented or otherwise modified only by an instrument in writing signed by Trustor and Beneficiary.

         5.12 Successors and Assigns. All terms of this Deed of Trust shall run with the land and bind each of Trustor and Beneficiary and their respective successors and assigns, and all Persons claiming under or through Trustor or Beneficiary, as the case may be, or any such successor or assign, and shall inure to the benefit of Beneficiary and Trustor, and their respective successors and assigns.

         5.13 Renewal, Etc. Beneficiary may at any time and from time to time renew or extend this Deed of Trust, or alter or modify the same in any way, or waive any of the terms, covenants or conditions hereof in whole or in part and may release any portion of the Trust Estate or any other security, and grant such extensions and indulgences in relation to the Secured Obligations as Beneficiary may determine, without the consent of any junior lienor or encumbrancer and without any obligation to give notice of any kind thereto and without in any manner affecting the priority of the lien and security interest hereof on any part of the Trust Estate; provided that nothing in this Section
5.13 shall grant Beneficiary the right to alter or modify the Deed of Trust without the consent of the Trustor unless otherwise specifically permitted in this Deed of Trust.

         5.14 Future Advances. This Deed of Trust is executed and delivered to secure, among other things, [ADD IF PROJECT OWNER IS NOT BORROWER: TRUSTOR'S GUARANTY OF] future advances under the Credit Agreement. It is understood and agreed that this Deed of Trust secures [ADD IF PROJECT OWNER IS NOT BORROWER:
TRUSTOR'S GUARANTY OF] present and future advances made pursuant to the Credit Agreement and that the lien of such future advances shall relate to the date of this Deed of Trust. The advances are being used by Trustor to pay for all or part of the cost of completing erection, acquisition, construction, alteration or repair of any part of the Project, the financing of which, in whole or in part, this Deed of Trust was given to secure.

         5.15 Liability. Notwithstanding any provision in this Deed of Trust to the contrary, Recourse against the Trustor, the other Portfolio Entities, any Partner, and their respective Affiliates (all as defined in the Credit Agreement), stockholders, officers, directors and employees under this Deed of Trust shall be limited to the extent provided in Article 9 of the Credit Agreement.

         5.16 [SEVERABILITY AND COMPLIANCE WITH USURY LAW. THE CREDIT DOCUMENTS ARE INTENDED TO BE PERFORMED IN ACCORDANCE WITH, AND ONLY TO THE EXTENT PERMITTED BY, ALL APPLICABLE GOVERNMENTAL RULES AND LEGAL REQUIREMENTS. IF ANY PROVISION OF ANY OF THE CREDIT DOCUMENTS OR THE APPLICATION THEREOF TO ANY PERSON OR CIRCUMSTANCE SHALL, FOR ANY REASON AND TO ANY EXTENT, BE INVALID OR UNENFORCEABLE, NEITHER THE REMAINDER OF THE INSTRUMENT IN WHICH SUCH PROVISION IS CONTAINED, NOR THE APPLICATION OF SUCH PROVISION TO OTHER PERSONS OR CIRCUMSTANCES, NOR THE OTHER INSTRUMENTS REFERRED TO HEREINABOVE, SHALL BE AFFECTED THEREBY, BUT RATHER SHALL BE ENFORCEABLE TO THE GREATEST EXTENT PERMITTED BY LAW. IT IS EXPRESSLY STIPULATED AND AGREED TO BE THE INTENT OF TRUSTOR AND BENEFICIARY AT ALL TIMES TO COMPLY WITH THE APPLICABLE [RELEVANT STATE] LAW GOVERNING THE MAXIMUM RATE OR AMOUNT OF INTEREST PAYABLE ON OR IN CONNECTION WITH THE SECURED OBLIGATIONS (OR APPLICABLE UNITED STATES FEDERAL LAW TO THE EXTENT THAT IT PERMITS BENEFICIARY TO CONTRACT FOR, CHARGE, TAKE, RESERVE OR RECEIVE A GREATER AMOUNT OF INTEREST THAN UNDER [RELEVANT STATE] LAW). IF THE APPLICABLE LAW IS EVER JUDICIALLY INTERPRETED SO AS TO RENDER USURIOUS ANY AMOUNT CALLED FOR UNDER THE CREDIT DOCUMENTS, OR CONTRACTED FOR, CHARGED, TAKEN, RESERVED OR RECEIVED WITH

RESPECT TO THE EXTENSION OF CREDIT EVIDENCED BY THE CREDIT DOCUMENTS OR IF ACCELERATION OF THE MATURITY OF THE SECURED OBLIGATIONS OR IF ANY PREPAYMENT BY TRUSTOR RESULTS IN TRUSTOR HAVING PAID ANY INTEREST IN EXCESS OF THAT PERMITTED BY LAW, THEN IT IS TRUSTOR'S AND BENEFICIARY'S EXPRESS INTENT THAT ALL EXCESS AMOUNTS THERETOFORE COLLECTED BY BENEFICIARY BE CREDITED ON THE PRINCIPAL BALANCE DUE UNDER THE CREDIT DOCUMENTS (OR, IF THE CREDIT DOCUMENTS HAVE BEEN OR WOULD THEREBY BE PAID IN FULL, REFUNDED TO TRUSTOR), AND THE PROVISIONS OF THE CREDIT DOCUMENTS IMMEDIATELY BE DEEMED REFORMED AND THE AMOUNTS THEREAFTER COLLECTIBLE THEREUNDER REDUCED, WITHOUT THE NECESSITY OF THE EXECUTION OF ANY NEW DOCUMENT, SO AS TO COMPLY WITH THE APPLICABLE LAW, BUT SO AS TO PERMIT THE RECOVERY OF THE FULLEST AMOUNT OTHERWISE CALLED FOR HEREUNDER AND THEREUNDER. THE RIGHT TO ACCELERATE MATURITY OF SECURED OBLIGATIONS DOES NOT INCLUDE THE RIGHT TO ACCELERATE ANY INTEREST WHICH HAS NOT OTHERWISE ACCRUED ON THE DATE OF SUCH ACCELERATION, AND BENEFICIARY DOES NOT INTEND TO COLLECT ANY UNEARNED INTEREST IN THE EVENT OF ACCELERATION. ALL SUMS PAID OR AGREED TO BE PAID TO BENEFICIARY FOR THE USE, FORBEARANCE OR DETENTION OF THE SECURED OBLIGATIONS SHALL, TO THE EXTENT PERMITTED BY APPLICABLE LAW, BE AMORTIZED, PRORATED, ALLOCATED AND SPREAD THROUGHOUT THE FULL TERM OF THE SECURED OBLIGATIONS UNTIL PAYMENT IN FULL SO THAT THE RATE OR AMOUNT OF INTEREST ON ACCOUNT OF THE SECURED OBLIGATIONS DOES NOT EXCEED THE APPLICABLE USURY CEILING.]

         5.17 [SUBJECT TO GROUND LEASE. THE TRUSTOR, THE BENEFICIARY AND THE TRUSTEE ACKNOWLEDGE AND AGREE THAT THIS DEED OF TRUST IS SUBJECT TO THE TERMS AND CONDITIONS OF THE GROUND LEASE. IN THE EVENT OF A CONFLICT BETWEEN THE TERMS OF THIS DEED OF TRUST AND THE GROUND LEASE, THE TERMS OF THE GROUND LEASE SHALL SUPERSEDE AND CONTROL.]

         5.18 Release of Collateral.

                  (a) Notwithstanding any provision herein to the contrary, The Trust Estate or any part thereof shall be released from the security interest created by this Deed of Trust at any time or from time to time upon the request of the Trustor; provided that the requirements of the Credit Documents have been satisfied. Upon satisfaction of such requirements, a Responsible Officer of the Beneficiary shall instruct the Trustee to promptly execute, deliver and acknowledge any necessary or proper instruments of termination, satisfaction or release to evidence the release of any Trust Estate permitted to be released pursuant to this Deed of Trust.

                  (b) The Beneficiary may instruct the Trustee to release Trust Estate from the security interest created hereunder upon the sale or disposition of such Trust Estate pursuant to the Beneficiary's powers, rights and duties with respect to remedies provided herein.

         5.19 Fixture Filing Under Uniform Commercial Code. Trustor and the Beneficiary agree, to the extent permitted by law, that: (i) this Deed of Trust upon recording or registration in the real estate records of the proper office shall constitute a financing statement filed as a "fixture filing" within the meaning of [SECTIONS 9-313 AND 9-402] of the UCC; and (ii) the addresses of Trustor and Beneficiary are as set forth on the last page of this Deed of Trust.

         5.20 Credit Agreement Controls. [EXCEPT WITH RESPECT TO SECTION 5.17 HEREOF,] In the event of any conflict between any terms and provisions set forth in this Deed of Trust and those set forth in the Credit Agreement, the terms and provisions of the Credit Agreement shall supersede and control the terms and provisions of this Deed of Trust.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, Trustor has caused this Deed of Trust to be duly executed and delivered as of the day and year first above written.

                              ------------------------,
                            a Delaware _____________



                              By:  ________________________________________
                                      Name:
                                     Title:

THE STATE OF         Section
                     Section
COUNTY OF            Section

         This instrument was acknowledged before me on _______________, 200__, by, _______________________________________ President of
____________________________________, a ______________ corporation, on behalf of such corporation.


                                 ------------------------------------------
                                 Notary Public, State of _________
                                 My Commission Expires:____________________
                                 ------------------------------------------
                                 Printed Name of Notary

                                    EXHIBIT A

                        DESCRIPTION OF [LEASED] PREMISES

                                    EXHIBIT B

                            DESCRIPTION OF EASEMENTS

                                    EXHIBIT C

                             PERMITTED ENCUMBRANCES

                                                                     EXHIBIT D-4
                                                         to the Credit Agreement








                                     FORM OF
                     AMENDED AND RESTATED SECURITY AGREEMENT


                          Dated as of __________, 2001

                                     between


                   CALPINE CONSTRUCTION FINANCE COMPANY, L.P.,
                         a Delaware limited partnership

                                       and


                             THE BANK OF NOVA SCOTIA
                             as Administrative Agent

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

1. Definitions.................................................................2
2. Assignment, Pledge and Grant of Security Interest...........................2
3. Obligations Secured.........................................................9
4. Representations and Warranties of Borrower..................................9
5. Covenants of Borrower.  Borrower covenants as follows:......................9
6. Events of Default..........................................................10
7. Remedies Upon Event of Default.............................................10
8. Remedies Cumulative; Delay Not Waiver......................................11
9. Application of Proceeds....................................................12
10. Attorney-In-Fact..........................................................12
11. Administrative Agent May Perform..........................................13
12. Perfection; Further Assurances............................................13
13. Place of Business; Location of Records....................................14
14. Continuing Assignment and Security Interest; Transfer of Notes............14
15. Termination of Security Interest..........................................14
16. Attorneys' Fees...........................................................15
17. Liability.................................................................15
18. Amendments; Waivers; Consents.............................................15
19. Notices...................................................................15
20. Governing Law.............................................................15
21. Reinstatement.............................................................15
22. Severability..............................................................16
23. Survival of Provisions....................................................16
24. Headings Descriptive......................................................16
25. Entire Agreement..........................................................16
26. Time......................................................................16
27. Counterparts..............................................................16
28. Waiver of Jury Trial......................................................16

                     AMENDED AND RESTATED SECURITY AGREEMENT


            This AMENDED AND RESTATED SECURITY AGREEMENT (this "Agreement"), dated as of _______, 2001, is entered into by and between CALPINE CONSTRUCTION FINANCE COMPANY, L.P., a Delaware limited partnership ("Borrower"), and THE BANK OF NOVA SCOTIA, as Administrative Agent ("Administrative Agent") for the Banks (as defined below).

                                     PREFACE

      A. Borrower intends to construct and own and operate the Projects.

      B. Borrower, the financial institutions listed on Exhibit H to the Credit Agreement (the "Banks"), Credit Suisse First Boston, acting through its New York Branch, as Lead Arranger, Syndication Agent and Bookrunner and The Bank of Nova Scotia, as Lead Arranger, LC Bank and Administrative Agent, TD Securities (USA) inc., as Co-Arranger and Co-Documentation Agent, and CIBC World Markets Corp., as Co-Arranger and Co-Documentation Agent, have entered into that certain Amended and Restated Credit Agreement, dated as of ______, 2001 (as modified, supplemented or amended from time to time, the "Credit Agreement"), pursuant to which the Banks agreed to make certain advances of credit to Borrower in the amounts specified and on the terms and subject to the conditions set forth therein. For purposes of this Agreement, the term "Banks" shall include the Administrative Agent, the Lead Arrangers, the LC Bank, the Syndication Agent, the Bookrunner, the Co-Documentation Agents, the Co-Arrangers and the Banks (as such terms are defined in the Credit Agreement).

      C. Pursuant to the terms of the Original Credit Agreement, Borrower and Administrative Agent have entered into that certain Security Agreement, dated as of October 16, 1999, as amended by that certain First Amendment to Security Agreement, dated as of May 31, 2000 (the "Original Security Agreement").

      D. In connection with the transactions contemplated by the Credit Agreement, the parties desire to amend and restate the Original Security Agreement upon the terms and conditions set forth herein.

      E. As a condition precedent to the Banks' making the advances of credit contemplated by the Credit Agreement, the Banks require that Borrower shall have executed this Agreement.

                                    AGREEMENT

      In consideration of the promises contained herein, and in order to induce the Banks to enter into the Credit Agreement and to make the advances of credit pursuant to the terms thereof, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower hereby agrees with Administrative Agent for the benefit of Administrative Agent and the Banks as follows:

      1     DEFINITIONS.

            1.1 "UCC" shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York or, with respect to the Operating Accounts only, the State of California; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York or, if applicable, the State of California, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

            1.2 All capitalized terms used, but not otherwise defined herein, shall have the meanings provided in the Credit Agreement. All other terms used herein (whether or not capitalized) shall have the meanings given them in the UCC. The rules of interpretation contained in Exhibit A to the Credit Agreement shall apply to this Agreement.

      2     ASSIGNMENT, PLEDGE AND GRANT OF SECURITY INTEREST.

            2.1 To secure the timely payment and performance of the Obligations (as defined in Section 3 hereof), except as provided in Section 2.5, Borrower does hereby assign, grant and pledge to, and subject to a security interest in favor of, Administrative Agent, on behalf of and for the benefit of Administrative Agent and the Banks, all the estate, right, title and interest of Borrower, whether now owned or hereafter acquired, in, to and under:

                  2.1.1 The following agreements and documents, as amended from time to time (individually, an "Assigned Agreement," and collectively, the "Assigned Agreements") and all of Borrower's rights thereunder:

                  (a) The Prime Construction Contracts, including (i) Contract for Construction between Borrower, as successor in interest to Magic Valley Generation, L.P., and Zachry Construction Corporation, dated March 26, 1999,
(ii) Contract for Engineering, Procurement, and Construction between Borrower, as successor in interest to CPN South Point, LLC, and The South Point Joint Venture, dated April 12, 1999, (iii) Contract for Engineering, Procurement, and Construction between Borrower, as successor in interest to Calpine Sutter, LLC, and Bechtel Power Corporation, dated as of June 1, 1999, and (iv) Contract Agreement between General Electric Company and Borrower, as successor in interest to Westbrook, LLC, for the Westbrook Power Project Combined Cycle Power Plant Westbrook, Maine, dated as of February 5, 1999;

                  (b) The Power Island Supply Contracts, including (i) Purchase Contract between Westinghouse Power Generation and Borrower, as successor in interest to

Calpine Corporation, dated as of June 30, 1998, (ii) Purchase Contract for Power Island Equipment between Siemens Westinghouse Power Corporation and Borrower, as successor in interest to CPN South Point, LLC, dated as of March 15, 1999, and
(iii) Purchase Contract for Power Island Equipment between Siemens Westinghouse Power Corporation and Borrower, as successor in interest to Calpine Sutter, Inc., dated as of December 16, 1998;

                  (c) The Engineering Contracts, including Contract for Professional Services between Sargent & Lundy, L.L.C., and Borrower, as successor in interest to Magic Valley Generation, L.P., dated as of December 8, 1998;

                  (d) The Maintenance Contracts, including (i) Maintenance Contract between Westinghouse Power Generation and Borrower, as successor in interest to Calpine Corporation, dated as of June 30, 1998, (ii) Maintenance Contract between Siemens Westinghouse Power Corporation and Borrower, as successor in interest to Calpine Corporation, dated as of March 19, 1999, (iii) Maintenance Contract between Siemens Westinghouse Power Corporation and Borrower, as successor in interest to Calpine Corporation, dated as of December 18, 1998, and (iv) Long Term Parts & Long Term Service Contract between Borrower, as successor in interest to Westbrook Power, LLC, and General Electric International, dated as of February 5, 1999;

                  (e) The Construction Management Agreements;

                  (f) The Project Documents related to the delivery of water to the Projects; including (i) Agreement for Purchase of Treated Effluent Water, between the City of Edinburg and Borrower, as successor in interest to Calpine Corporation dated April 21, 1998; First Amendment to Agreement for Purchase of Treated Effluent Water by and between the City of Edinburg and Borrower, as successor in interest to Magic Valley Generation, L.P. dated August 4, 1999,
(ii) Master Agreement for Purchase and Sale of Water by and between Hidalgo County Irrigation District No. Two and Borrower, as successor in interest to Magic Valley Generation, L.P., dated June 17, 1999, (iii) Water Delivery Contract by and between Hidalgo County Irrigation District No. One and Borrower, as successor in interest to Magic Valley Generation, L.P., dated July 19, 1999,
(iv) Earnest Money Contract between Bayview Irrigation District No. 11 and Borrower, as successor in interest to Magic Valley Generation, L.P., dated July 27, 1999; and (v) Agreement by and between Borrower, as successor in interest to Westbrook Power, LLC, and Portland Water District, dated as of February 25, 1999;

                  (g) The Leases, including (i) Amended and Restated Ground Lease Agreement, executed as of August 4, 1999 and approved as BIA Lease B1778-FM on August 19, 1999 between the Fort Mojave Indian Tribe, a federal recognized Indian Tribe and Borrower, and (ii) that certain Ground Lease, dated as of September 2, 1999, by and between, on the one hand, Lower Colorado River Authority, a conservation and reclamation district of the state of Texas ("LCRA") and, on the other hand, GenTex and Borrower; and (iii) the "Easement Agreements" (as such term is defined in the Participation Agreement (as defined below)) (Borrower obtained its interest in the foregoing contracts pursuant to that certain Partial Assignment of Lease and

Easement Agreements, dated as of October 28, 1999, by and between GenTex Power Corporation, a not for profit Texas corporation ("GenTex") and Borrower);

                  (h) the O&M Agreements;

                  (i) the Project Management Agreements;

                  (j) the Gas Supply Contracts;

                  (k) the Gas Transportation Agreements;

                  (l) the Fuel Management Agreements;

                  (m) the Power Purchase Agreements, including Power Purchase and Sale Agreement between Borrower, as successor in interest to Calpine Power Services Company and Magic Valley Electric Cooperative, Inc., dated as of May 22, 1998;

                  (n) the Power Marketing Agreements;

                  (o) (i) that certain Option Contract dated as of September 3, 1999, by and between, on the one hand, Ralph E. Williamson and Daphine P. Williamson and, on the other hand, Calpine Eastern Corporation, a Delaware corporation ("Calpine Eastern"), whose interest has been assigned to Borrower,
(ii) that certain Option Contract dated as of September 3, 1999, by and between, on the one hand, Leslie Williamson, James Williamson, Bonnie Williamson Morris and Judy Williamson Dunaway and, on the other hand, Calpine Eastern, whose interest has been assigned to Borrower, (iii) that certain Option Contract dated as of September 3, 1999, by and between Albert R. "Shorty" Glenn and Calpine Eastern, whose interest has been assigned to Borrower, (iv) that certain Option Agreement dated as of March 10, 1998 by and between, on the one hand, Tulare Hills Corporation, a California corporation as to an undivided 63.687% interest, Phillip Pon, an unmarried man and Michael Pon, an unmarried man as joint tenants, as to an undivided 12.1% interest and Danville Realty Corporation, as to an undivided 24.213% interest and, on the other hand, Calpine Corporation, a Delaware corporation ("Calpine"), whose interest has been assigned to Borrower,
(v) that certain Option Contract dated as of September 3, 1999, by and between, on the one hand, Thomas Walters and Peggy Walters and, on the other hand, Calpine Eastern, whose interest has been assigned to Borrower, (vi) that certain Option Agreement dated as of April 9, 1999 by and among, on the one hand, Marie
A. Passantino, as Trustee of the Passantino Family Trust dated October 23, 1991, as amended and restated April 17, 1997 (as to an undivided 97% interest), Mark Passantino (as to an undivided 1% interest), Raeanne M. Frank (as to an undivided 1% interest) and Suzanne L. Downer (as to an undivided 1% interest) and, on the other hand, Calpine and Bechtel Enterprises, Inc., a Delaware corporation, Calpine's interest in which has been assigned to Borrower, (vii) that certain Option Contract dated as of June 25, 1999, by and between John C. Blythe and Calpine Eastern, whose interest has been assigned to Borrower, (viii) that certain Option Agreement for Purchase of Real Property dated as of August 20, 1999, by and between Donald Gene Haag and Calpine Eastern, whose interest has been assigned to Borrower, (ix) that certain Option Agreement for Purchase of Real Property dated as of July 30, 1999, by and between Donald E.

Hemphill and Robert J. Karow, Esq., whose interest has been assigned to Borrower, and (x) that certain Lease Agreement by and between The City of Alexander City, a municipality located in the County of Tallapoosa in the State of Alabama and Calpine Eastern, whose interest has been assigned to Borrower;

                  (p) (i) that certain Power Marketing Agreement, dated as of May 31, 2000, by and between Borrower and Calpine Power Services Company, a California corporation; (ii) that certain Gas Supply Agreement, dated as of May 31, 2000, by and between CPN Central Fuels, L.P., a Delaware limited partnership ("CPN"), and Borrower; (iii) that certain Fuel Management Agreement, dated as of May 31, 2000, by and between CPN and Borrower; (iv) that certain Consulting Contract, dated as of August 17, 1999, by and between, on the one hand, Alliance Engineering Inc., a Texas corporation, and, on the other hand, GenTex and Borrower; (v) that certain Water Sale Contract for Industrial Uses, dated as of September 2, 1999, by and between, on the one hand, LCRA and, on the other hand, GenTex and Borrower; (vi) that certain Affiliated Party Agreement Guaranty, dated as of May 31, 2000, by Calpine Corporation, a Delaware corporation, in favor of Borrower; (vii) that certain Operation & Maintenance Agreement, dated as of September 2, 1999, by and between, on the one hand, Calpine/GenTex Lost Pines Operations, L.P., a Texas limited partnership, and, on the other hand, GenTex and Borrower; (viii) that certain Project Management Agreement, dated as of September 2, 1999, by and between, on the one hand, Calpine Central, L.P., a Delaware limited partnership ("Calpine Central") and, on the other hand, GenTex and Borrower; (ix) that certain Participation Agreement, dated as of September 2, 1999, by and between GenTex and Borrower (the "Partnership Agreement"); (x) that certain Shared Services Agreement, dated as of September 2, 1999, by and between, on the one hand, the LCRA and, on the other hand, GenTex and Borrower;
(xi) that certain Irrevocable Letter of Credit for the account of H.B. Zachry, a Delaware corporation ("H.B. Zachry"), and in favor of Borrower, GenTex and The Bank of Nova Scotia; (xii) that certain Guarantee, dated May 2000, by Nooter Corporation, for the benefit of Borrower and GenTex; and (xiii) that certain Guarantee, dated as of May 31, 2000, by Siemens Corporation, a Delaware corporation, for the benefit of Borrower and GenTex;

                  (q) (i) that certain Electric Interconnect Agreement, dated as of December 15, 1999, by and between, on the one hand, the City of Austin Electric Utility Department d.b.a. Austin Energy ("Austin Energy") and, on the other hand, GenTex and Borrower; and (ii) that certain Construction Side Letter, dated as of December 10, 1999, by and between, on the one hand, Austin Energy, and, on the other hand, GenTex and Borrower (Borrower obtained its interest in the foregoing contracts pursuant to that certain Assignment and Assumption Agreement, dated as of May 2, 2000, by and between GenTex and Borrower);

                  (r) (i) that certain Purchase Contract for Heat Recovery Steam Generators and Accessories, dated as of June 1, 1999, by and between, on the one hand, Nooter/Ericksen, Inc., a Missouri corporation, and, on the other hand, GenTex and Borrower; (ii) that certain Purchase Contract for Combustion Turbine Generators and Accessories, dated as of June 25, 1999, by and between, on the one hand, Siemens Westinghouse Power Corporation, a Delaware corporation ("Siemens"), and, on the other hand, GenTex and Borrower; and (iii) that certain contract for Professional Services, dated as of May 24, 1999, by and between, on the one hand, Utility Engineering Corporation, a Texas corporation, and, on the other hand, GenTex and Borrower (Borrower obtained its interest in the foregoing contracts pursuant to that certain Assignment and Assumption Agreement, dated as of September 2, 1999, by and between, on the one hand, Calpine Central, and, on the other hand, GenTex and Borrower);

                  (s) (i) that certain Purchase Contract for Steam Turbine Generator and Accessories and Steam Surface Condenser and Accessories, dated as of August 5, 1999, by and between, on the one hand, Toshiba International Corporation, a California corporation, and, on the other hand, GenTex and Borrower; (ii) that certain Purchase Contract for Generator Step-Up Transformers and Auxiliary Power Transformers, dated as of November 8, 1999, by and between, on the one hand, ABB Power T&D Company, Inc., a Delaware corporation, and, on the other hand, GenTex and Borrower; and (iii) that certain Maintenance Contract, dated as of June 25, 1999, by and between, on the one hand, Siemens, and, on the other hand, GenTex and Borrower (Borrower obtained its interest in the foregoing contracts pursuant to that certain Assignment and Assumption Agreement, dated as of April 4, 2000, by and between, on the one hand, Calpine Central and, on the other hand, GenTex and Borrower);

                  (t) (i) that certain Contract for Construction, dated as of October 1, 1999, by and between Zachry Construction Corporation, a Delaware corporation, and Borrower; and (ii) that certain Guarantee, dated as of October 1, 1999, made by H.B. Zachry, for the benefit of Calpine Central (Borrower obtained its interest in the foregoing contracts pursuant to that certain Assignment and Assumption Agreement, dated as of October 1, 1999, by and between, on the one hand, Calpine Central and, on the other hand, GenTex and Borrower); and

                 (u) (i) that certain Purchase Contract for Water Treatment System & Accessories, dated as of September 9, 1999, by and between, on the one hand, Glegg Water Conditioning Inc., and, on the other hand, GenTex and Borrower; (ii) that certain Purchase Contract for Distributed Control Systems and Accessories, dated as of February 23, 2000, by and between Calpine Central and Westinghouse Process Controls, Inc., a Delaware corporation (Borrower obtained its interest in the foregoing contracts pursuant to that certain Assignment and Assumption Agreement, dated as of April 4, 2000, by and between, on the one hand, Calpine Central and, on the other hand, GenTex and Borrower).

                  (v) all other Project Documents and Turbine Purchase Contracts not listed above to which Borrower is or may become a party from time to time;

                  (w) the insurance policies maintained or required to be maintained by Borrower or any other Person under the Credit Agreement, including, without limitation, any such policies insuring against loss of revenues by reason of interruption of the operation of a Project and all loss proceeds and other amounts payable to Borrower thereunder, and all eminent domain proceeds relating to any Project;

                  (x) to the extent assignable, all other agreements including vendor warranties, running to Borrower or assigned to Borrower, relating to the construction, maintenance, improvement, operation or acquisition of a Project or Turbine or any part thereof, or transport of material, equipment and other parts of a Project or any part thereof;

                  (y) any lease or sublease agreements or easement agreements, including, without limitation, those relating to a Project or any part thereof or any ancillary facilities to which Borrower is or becomes a party;

                  (z) each Additional Project Document, and, to the extent assignable, any other agreements to which Borrower may be or become a party, including, without limitation, those relating to the construction or operation of a Project or any part thereof or the purchase of a Turbine;

                  (aa) all amendments, supplements, substitutions and renewals to any of the aforesaid agreements; and

                  (bb) all Permits issued in the name of the Borrower, but excluding any of the Permits which by their terms or by operation of law prohibit or do not allow assignment or which would become void solely by virtue of a security interest being granted therein;

                  2.1.2 all rents, profits, income, distributions, royalties and revenues derived in any other manner by Borrower, including, without limitation, those from its direct or indirect ownership of a Project, Turbine or Portfolio Entity or any part thereof, including, without limitation, all Project Revenues and all revenues from the sale of electricity, steam, heat, goods or services, but excluding amounts distributed to Borrower under Waterfall Levels 8 and 10 of
Section 7.2.1 of the Credit Agreement;

                  2.1.3 all other personal property and fixtures of Borrower, including, without limitation, those relating to any Project, Turbine or Portfolio Entity, whether now owned or existing or hereafter acquired or arising, or in which Borrower may have an interest, and wheresoever located, whether or not of a type which may be subject to a security interest under the UCC, including, without limitation, all machinery, tools, engines, turbines (including combustion turbines and steam turbine generators), boilers, fuel storage tanks, control equipment, appliances, mechanical and electrical systems, elevators, lighting, alarm systems, fire control systems, furnishings, furniture, as extracted collateral, equipment, service equipment, motor vehicles, building or maintenance equipment, building or maintenance materials, pipes and pipelines supplies, goods and property covered by any warehouse receipts or bills of lading or other such documents, spare parts, maps, plans, specifications, architectural, engineering, construction or shop drawings, manuals or similar documents, copyrights, trademarks and trade names, and any replacements, renewals or substitutions for any of the foregoing or additional tangible or intangible personal property hereafter acquired by Borrower;

                  2.1.4 all goods, money, instruments, investment securities, investment property, accounts, contract rights, commercial tort claims, letters of credit, letter of credit rights, payment intangibles, promissory notes, software, supporting obligations, documents, deposit accounts, chattel paper (including tangible and electronic chattel paper), general intangibles, and inventory, including, without limitation, those relating directly or indirectly to any Project, Turbine or Portfolio Entity;

                  2.1.5 all Accounts, including without limitation, the Construction Accounts, the Revenue Accounts, the Operating Accounts (to the extent of Borrower's interest therein), the Loss Proceeds Account and the Working Capital Reserve Accounts, including any sub-accounts within such accounts; and

                  2.1.6 the proceeds of all of the foregoing (all of the collateral described in clauses 2.1.1 through 2.1.6, but excluding the property described in Section 2.5, being herein collectively referred to as the "Collateral"), including without limitation, (a) all rights of Borrower to receive moneys due and to become due under or pursuant to the Collateral; (b) all rights of Borrower to receive the return of any premiums for, or proceeds of, any insurance, indemnity, warranty or guaranty with respect to the Collateral or to receive any condemnation proceeds; (c) all claims of Borrower for damages arising out of, or for breach of or default under, the Assigned Agreements or any other Collateral; (d) all rights of Borrower to terminate, amend, supplement, modify or waive performance under the Assigned Agreements, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder; and (e) to the extent not included in the foregoing, all proceeds receivable or received when any and all of the foregoing Collateral is sold, collected, exchanged or otherwise disposed of, whether voluntarily or involuntarily.

            2.2 In order to effectuate the foregoing, Borrower has heretofore delivered, or concurrently with the delivery hereof, is delivering to Administrative Agent an executed counterpart or certified copy of each of the Assigned Agreements. Borrower will likewise deliver to Administrative Agent an executed counterpart of each future lease, construction agreement, operation agreement and other agreement, including, without limitation, those relating to a Project, Turbine or Portfolio Entity, or any part thereof, and amendments and supplements to the foregoing, included in the Collateral, as they are entered into by Borrower promptly upon the execution thereof. Notwithstanding anything to the contrary contained herein, no such future lease, construction agreement, operation agreement or other material agreement relating to a Project or any part thereof may be entered into by Borrower except as permitted under the Credit Agreement.

            2.3 Notwithstanding anything to the contrary contained herein, Borrower shall remain liable under each of the Assigned Agreements to perform all of the obligations undertaken by it thereunder, all in accordance with and pursuant to the terms and provisions thereof, and Administrative Agent shall have no obligation or liability under any of such Assigned Agreements by reason of or arising out of this Agreement, nor shall Administrative Agent be required or obligated in any manner to perform or fulfill any obligations of Borrower thereunder or to make any payment or inquiry as to the nature or sufficiency of any payment received by it, or present or file any claim or take any action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled at any time.

            2.4 If any default by Borrower under any of the Assigned Agreements shall occur and be continuing, then Administrative Agent shall, at its option and after the expiration of the applicable cure periods under Section 8.1.7 of the Credit Agreement, be permitted (but shall not be obligated) to remedy any such default by giving written notice of such intent to Borrower and to the parties to the Assigned Agreement or Assigned Agreements for which Administrative Agent intends to remedy the default. After giving such notice of its intent to cure such default and upon the commencement thereof, Administrative Agent will proceed diligently to cure such default. Any cure by Administrative Agent of Borrower's default under any of the Assigned Agreements shall not be construed as an assumption by Administrative Agent or any of the Banks of any obligations, covenants or agreements of Borrower under such Assigned Agreement, and neither Administrative Agent nor any of the Banks shall be liable to Borrower or any other Person as a result of any actions undertaken by Administrative Agent in curing or attempting to cure any such default, except as set forth in Section 12.13 of the Credit Agreement. This Agreement shall not be deemed to release or to affect in any way the obligations of Borrower under the Assigned Agreements.

            2.5 Notwithstanding anything to the contrary herein contained, the Collateral described in Section 2.1 shall not include, and the Lien granted hereunder shall not extend to, any such Collateral relating to the Project described on Appendix G-1S to the Credit Agreement and that West Phoenix Project.

      3 OBLIGATIONS SECURED Without limiting the generality of the foregoing, this Agreement and all of the Collateral secure the payment and performance when due of all Obligations (as defined in the Credit Agreement) of Borrower to the Administrative Agent and the Banks (the "Obligations").

      4 REPRESENTATIONS AND WARRANTIES OF BORROWER Borrower represents and warrants as of the date hereof as follows:

            4.1 Borrower has not assigned any of its rights under the Assigned Agreements except as provided in the Credit Documents.

            4.2 Borrower has not executed and is not aware of any effective financing statement, security agreement or other instrument similar in effect covering all or any part of the Collateral, except such as may have been filed pursuant to this Agreement and the other Credit Documents or pursuant to the documents evidencing Permitted Liens.

            4.3 Except as permitted by the Credit Agreement, Borrower is lawfully possessed of ownership of the Collateral and has full right, title and interest in and to all rights purported to be granted to it under the Assigned Agreements, not subject to any mortgages, liens, charges, or encumbrances except Permitted Liens. Borrower has full power and lawful authority to grant and assign the Collateral hereunder.

      5 COVENANTS OF BORROWER. Borrower covenants as follows:

            5.1 Any action or proceeding to enforce this Agreement or any Assigned Agreement may be taken by Administrative Agent either in Borrower's name or in Administrative Agent's name, as Administrative Agent may deem necessary.

            5.2 Borrower will, so long as any Obligations shall be outstanding, warrant and defend its title to the Collateral and the interest of Administrative Agent in the Collateral against any claim or demand of any persons (other than Permitted Liens) which could reasonably be expected to materially adversely affect Borrower's title to, or Administrative Agent's right or interest in, such Collateral.

            5.3 Borrower will at all times keep accurate and complete records of the Collateral. Borrower shall permit representatives of Administrative Agent upon reasonable prior notice, and in accordance with Section 5.6 of the Credit Agreement, at any time during normal business hours of Borrower to inspect and make abstracts from Borrower's books and records pertaining to the Collateral. Upon the occurrence and during the continuation of any Event of Default, at Administrative Agent's request, Borrower shall promptly deliver copies of any and all such records to Administrative Agent.

            5.4 Unless waived in writing by Administrative Agent, Borrower shall give Administrative Agent at least 45 days' notice before it changes the location of its principal place of business, chief executive office or state of organization and shall at the expense of Borrower execute and deliver such instruments and documents as may reasonably be required by Administrative Agent to maintain a prior perfected security interest in the Collateral.

      6 EVENTS OF DEFAULT The occurrence of an Event of Default under the Credit Agreement, whatever the reason therefor and whether it shall be voluntary or involuntary or be effected by operation of law, or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body, shall constitute an event of default hereunder (an "Event of Default").

      7 REMEDIES UPON EVENT OF DEFAULT.

            7.1 If any Event of Default has occurred and is continuing, Administrative Agent may (1) declare any amounts payable by Borrower under the Credit Agreement to be due and payable immediately and thereupon the same shall become immediately due and payable (provided that if such Event of Default occurs under Section 8.1.4 of the Credit Agreement with respect to Borrower, all such amounts shall become automatically due and payable); (2) proceed to protect and enforce the rights vested in it by this Agreement, including but not limited to, the right to cause all revenues pledged hereby as security and all other moneys pledged hereunder to be paid directly to it, and to enforce its rights hereunder to such payments and all other rights hereunder by such appropriate judicial proceedings as it shall deem most effective to protect and enforce any of such rights, either at law or in equity or otherwise, whether for specific enforcement of any covenant or agreement contained in any of the Assigned Agreements, or in aid of the exercise of any power therein or herein granted, or for any foreclosure hereunder and sale under a judgment or decree in any judicial proceeding, or to enforce any other legal or equitable right vested in it by this Agreement or by law; (3) cause any action at law or suit in equity or other proceeding to be instituted and prosecuted to collect or enforce any Obligations or rights hereunder or included in the Collateral, or to foreclose or enforce any other agreement or other instrument by or under or pursuant to which such Obligations are issued or secured, subject in each case to the provisions and requirements thereof; (4) sell or otherwise dispose of any or all of the Collateral or cause the Collateral to be sold or otherwise disposed of in one or more sales or transactions, at such prices and in such manner as Administrative Agent may deem commercially reasonable, and for cash or on credit or for future delivery, without assumption of any credit risk at any broker's board or at public or private sale, with or without a warranty of title, without demand of performance or notice of intention to sell or of time or place of sale (except such notice as is required by applicable statute and cannot be waived), it being agreed that Administrative Agent may be a purchaser on behalf of the Banks or on its own behalf at any such sale and that Administrative Agent, any Bank, or any other Person who may be a bona fide purchaser for value and without notice of any claims of any or all of the Collateral so sold shall thereafter hold the same absolutely free from any claim or right of whatsoever kind, including any equity of redemption, of Borrower, any such demand, notice or right and equity being hereby expressly waived and released to the extent permitted by law; (5) incur reasonable expenses, including reasonable attorneys' fees, reasonable consultants' fees, and other costs appropriate to the exercise of any right or power under this Agreement;
(6) perform any obligation of Borrower hereunder or under any other Credit Document, and make payments, purchase, contest or compromise any encumbrance, charge or lien, and pay taxes and expenses without, however, any obligation to do so; (7) in connection with any acceleration and foreclosure, take possession of the Collateral and render it usable and repair and renovate the same without, however, any obligation to do so, and enter upon any Site or any other location where the same may be located for that purpose, control, manage, operate, rent and lease the Collateral, either separately or in conjunction with any Project, collect all rents and income from the Collateral and apply the same to reimburse the Banks for any cost or expenses incurred hereunder or under any of the Credit Documents and to the payment or performance of Borrower's obligations hereunder or under any of the Credit Documents, and apply the balance to the Loans of Borrower as provided for in the Credit Agreement and any remaining excess balance to whomsoever is legally entitled thereto; (8) secure the appointment of a receiver of any Project or any part thereof and/or the Collateral or any part thereof; or (9) exercise any other or additional rights or remedies granted to a secured party under the UCC. If pursuant to applicable law prior notice of any such action is required to be given to Borrower, Borrower hereby acknowledges that the minimum time required by such applicable law, or if no minimum time is specified, 10 Banking Days, shall be deemed a reasonable notice period.

            7.2 All reasonable costs and expenses (including reasonable attorneys' fees and expenses) incurred by Administrative Agent in connection with any such suit or proceeding or in connection with the performance by Administrative Agent of any of Borrower's agreements contained in any of the Assigned Agreements or any exercise of its rights or remedies hereunder, pursuant to the terms of this Agreement, together with interest thereon (to the extent permitted by law) computed at a rate per annum equal to the Default Rate from the date on which such costs or expenses are incurred to the date of payment thereof, shall constitute additional indebtedness secured by this Agreement and shall be paid by Borrower to Administrative Agent on behalf of the Banks on demand.

      8 REMEDIES CUMULATIVE; DELAY NOT WAIVER.

            8.1 No right, power or remedy herein conferred upon or reserved to Administrative Agent is intended to be exclusive of any other right, power or remedy and every such right, power and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right, power and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder or otherwise shall not prevent the concurrent assertion or employment of any other appropriate right or remedy. Resort to any or all security now or hereafter held by Administrative Agent may be taken concurrently or successively and in one or several consolidated or independent judicial actions or lawfully taken nonjudicial proceedings, or both.

            8.2 No delay or omission of Administrative Agent to exercise any right or power accruing upon the occurrence and during the continuance of any Event of Default as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and every power and remedy given by this Agreement may be exercised from time to time, and as often as shall be deemed expedient, by Administrative Agent.

      9 APPLICATION OF PROCEEDS Upon the occurrence and during the continuation of an Event of Default, the proceeds of any sale of or other realization upon, all or any part of the Collateral shall be applied: first, to all fees, costs and expenses incurred by and due and owing to Administrative Agent and the Banks under the Credit Agreement, the other Credit Documents or the Collateral Documents; second, to accrued and unpaid interest on the Obligations (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts); third, to the principal amounts of the Obligations outstanding; fourth, to any other Obligations of Borrower owing to Administrative Agent or the Banks; and fifth, to, or as directed by, Borrower.

      10 ATTORNEY-IN-FACT. Borrower hereby constitutes and appoints Administrative Agent, acting for and on behalf of itself and the Banks and each successor or assign of Administrative Agent and the Banks, the true and lawful attorney-in-fact of Borrower, with full power and authority in the place and stead of Borrower and in the name of Borrower, Administrative Agent or otherwise to enforce all rights, interests and remedies of Borrower with respect to the Collateral, including, without limitation, the right:

            10.1 to ask, require, demand, receive and give acquittance for any and all moneys and claims for moneys due and to become due under or arising out of the Assigned Agreements or any of the other Collateral, including without limitation, any insurance policies with respect to any Project;

            10.2 to elect remedies thereunder and to endorse any checks or other instruments or orders in connection therewith;

            10.3 to file any claims or take any action or institute any proceedings in connection therewith which Administrative Agent may reasonably deem to be necessary or advisable;

            10.4 to pay, settle or compromise all bills and claims which may be or become liens or security interests against any or all of the Collateral, or any part thereof, unless a bond or other security satisfactory to Administrative Agent has been provided; and

            10.5 upon foreclosure and to the extent provided in the Consents, to do any and every act which Borrower may do on its behalf with respect to the Collateral or any part thereof and to exercise any or all of Borrower's rights and remedies under any or all of the Assigned Agreements;

provided, however, that Administrative Agent shall not exercise any such rights except upon the occurrence and continuation of an Event of Default. This power of attorney is a power coupled with an interest and shall be irrevocable.

      11 ADMINISTRATIVE AGENT MAY PERFORM Upon the occurrence and during the continuance of an Event of Default, if Borrower fails to perform any agreement contained herein, Administrative Agent may itself perform, or cause performance of, such agreement, and the reasonable expenses of Administrative Agent incurred in connection therewith shall be part of the Obligations.

      12 PERFECTION; FURTHER ASSURANCES.

            12.1 Borrower agrees that from time to time, at the expense of Borrower, Borrower shall promptly execute and deliver all instruments and documents, and take all action, that may be reasonably necessary, or that Administrative Agent may reasonably request, in order to perfect and protect the assignment and security interest granted or intended to be granted hereby or to enable Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, Borrower shall (i) if any Collateral shall be evidenced by a promissory note or other instrument in excess of $5,000, deliver and pledge to Administrative Agent for the benefit of the Banks such note duly endorsed without recourse, and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to Administrative Agent; and
(ii) execute and deliver to Administrative Agent such financing or continuation statements, or amendments thereto, and such other instruments, endorsements or notices, as may be reasonably necessary or desirable or as Administrative Agent may reasonably request, in order to perfect and preserve the assignments and security interests granted or purported to be granted hereby.

            12.2 Borrower hereby authorizes Administrative Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of Borrower where permitted by law.

            12.3 Borrower shall pay all filing, registration and recording fees and all refiling, re-registration and re-recording fees, and all reasonable expenses incident to the execution and acknowledgment of this Agreement, any assurance, and all federal, state, county and municipal stamp taxes and other taxes, duties, imports, assessments and charges arising out of or in connection with the execution and delivery of this Agreement, any agreement supplemental hereto, any financing statements, and any instruments of further assurance.

            12.4 Borrower shall, promptly upon request, provide to Administrative Agent all information and evidence it may reasonably request concerning the Collateral to enable Administrative Agent to enforce the provisions of this Agreement.

      13 PLACE OF BUSINESS; LOCATION OF RECORDS Unless Administrative Agent is otherwise notified under Section 5.4, the place of business and chief executive office of Borrower is, and all records of Borrower concerning the Collateral are and will be, located at the address set forth in Section 4.24 of the Credit Agreement and Borrower is, and will be, a limited partnership organized under the laws of the State of Delaware.

      14 CONTINUING ASSIGNMENT AND SECURITY INTEREST; TRANSFER OF NOTES This Agreement shall create a continuing assignment of, and security interest in, the Collateral and shall (a) remain in full force and effect until payment in full of the Obligations, (b) be binding upon Borrower, its successors and assigns; provided, however, that the obligations of Borrower, its successors and assigns hereunder may not be assigned without the prior written consent of Administrative Agent; and (c) inure, together with the rights and remedies of Administrative Agent, to the benefit of Administrative Agent, the Banks and their respective successors, transferees and assigns. Without limiting the generality of the foregoing but subject to the terms of the Credit Agreement, Administrative Agent or any of the Banks may assign or otherwise transfer all or any part of or interest in the Notes and the other Credit Documents or other evidence of indebtedness held by them to any other Person to the extent permitted by and in accordance with the Credit Agreement, and such other Person shall thereupon become vested with all or an appropriate part of the benefits in respect thereof granted to the Banks herein or otherwise. The release of the security interest in any or all of the Collateral, the taking or acceptance of additional security, or the resort by Administrative Agent to any security it may have in any order it may deem appropriate, shall not affect the liability of any person on the indebtedness secured hereby. If this Agreement shall be terminated or revoked by operation of law, Borrower will indemnify and save Administrative Agent and the Banks harmless from any loss which may be suffered or incurred by Administrative Agent and the Banks in acting hereunder prior to the receipt by Administrative Agent, its successors, transferees, or assigns of notice of such termination or revocation.

      15 TERMINATION OF SECURITY INTEREST Upon the indefeasible payment in full of the Obligations, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to Borrower. Upon any such termination, Administrative Agent will, at Borrower's expense, execute and, subject to
Section 21 hereof, deliver to Borrower such documents (including, without limitation, UCC-3 termination statements) as Borrower shall reasonably request to evidence such termination.

      16 ATTORNEYS' FEES In the event any legal action or proceeding (including, without limitation, any of the remedies provided for herein or at law) is commenced to enforce or interpret this Agreement or any provision thereof, unless Borrower is the prevailing party, Borrower shall indemnify each of Administrative Agent and the Banks for their reasonable attorneys' fees and other costs and expenses incurred therein, and if a judgment or award is entered in any such action or proceeding, such reasonable attorneys' fees and other costs and expenses may be made a part of such judgment or award.

      17 LIABILITY Recourse against the Borrower, the other Portfolio Entities, any Partner, and their respective Affiliates, members, partners, stockholders, officers, directors and employees under this Agreement shall be limited to the extent provided in Article 9 of the Credit Agreement.

      18 AMENDMENTS; WAIVERS; CONSENTS No amendment, modification, termination or waiver of any provision of this Agreement, or consent to any departure by Borrower therefrom, shall in any event be effective without the written concurrence of Administrative Agent and the Borrower.

      19 NOTICES All notices required or permitted under the terms and provisions hereof shall be in writing and any such notice shall be effective if given in accordance with the provisions of Section 12.1 of the Credit Agreement. Notices to Borrower may be given at the address of Borrower set forth in such
Section 12.1.

      20 GOVERNING LAW This Agreement, including all matters of construction, validity, performance and the creation, validity, enforcement or priority of the lien of, and security interests created by, this Agreement in or upon the Collateral shall be governed by the laws of the state of New York, without reference to conflicts of law (other than Section 5-1401 of the New York General Obligations Law), except as required by mandatory provisions of law and except to the extent that the validity or perfection of the lien and security interest hereunder, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the state of New York. Notwithstanding the foregoing, the validity, perfection and priority of the lien and security interest created hereunder in respect to the Operating Accounts is governed by the laws of the State of California.

      21 REINSTATEMENT This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by Administrative Agent in respect of the Obligations is rescinded or must otherwise be restored or returned by Administrative Agent upon the insolvency, bankruptcy, reorganization, liquidation of Borrower or any general partner of Borrower or upon the dissolution of, or appointment of any intervenor or conservator of, or trustee or similar official for, Borrower or any general partner of Borrower or any substantial part of Borrower's or any of its general partners' assets, or otherwise, all as though such payments had not been made.

      22 SEVERABILITY The provisions of this Agreement are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

      23 SURVIVAL OF PROVISIONS All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and the Credit Agreement and the making of the Loans and extensions of credit thereunder. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements, representations and warranties of Borrower set forth herein shall terminate only upon payment of the Obligations, and the termination of all Commitments and other obligations of the Banks under the Credit Documents.

      24 HEADINGS DESCRIPTIVE The headings in this Agreement are for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

      25 ENTIRE AGREEMENT This Agreement, together with any other agreement executed in connection herewith, is intended by the parties as a final expression of their agreement and is intended as a complete and exclusive statement of the terms and conditions thereof.

      26 TIME Time is of the essence of this Agreement.


      27 COUNTERPARTS This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same agreement.

      28 WAIVER OF JURY TRIAL BORROWER AND ADMINISTRATIVE AGENT HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT AND THE RELATIONSHIP AMONG BORROWER AND ADMINISTRATIVE AGENT THAT IS BEING ESTABLISHED. BORROWER AND ADMINISTRATIVE AGENT ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. BORROWER AND ADMINISTRATIVE AGENT FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

            IN WITNESS WHEREOF, each of the undersigned has caused this Amended and Restated Security Agreement to be duly executed and delivered as of the day and year first above written.


                                    CALPINE CONSTRUCTION FINANCE COMPANY, L.P., a Delaware limited partnership

                                    By:   Calpine CCFC GP, Inc.,
                                          a Delaware corporation,
                                          its General Partner

                                          By:
                                                ------------------------------
                                                Name:
                                                Title:



                                    THE BANK OF NOVA SCOTIA,
                                    as Administrative Agent

                                       By:
                                          ------------------------------------
                                          Name:
                                          Title:

                                                                    EXHIBIT D-4B
                                                         to the Credit Agreement



                                      FORM

                                       OF

                    PROJECT/TURBINE OWNER SECURITY AGREEMENT

                          Dated as of __________, 200__

                                     between

                         [NAME OF PROJECT/TURBINE OWNER]
                             a Delaware ___________

                                       and

                            THE BANK OF NOVA SCOTIA,
                             as Administrative Agent

                                TABLE OF CONTENTS

                                                                                      PAGE
                                                                                      ----
1.  Definitions..................................................................      4
2.  Assignment, Pledge and Grant of Security Interest............................      4
3.  Obligations Secured..........................................................      8
4.  Representations and Warranties of Owner......................................      8
5.  Covenants of Owner...........................................................      9
6.  Events of Default............................................................      9
7.  Remedies Upon Event of Default...............................................      9
8.  Remedies Cumulative; Delay Not Waiver........................................     11
9.  Application of Proceeds......................................................     11
10. Attorney-In-Fact.............................................................     11
11. Administrative Agent May Perform.............................................     12
12. Perfection; Further Assurances...............................................     12
13. Place of Business; Location of Records.......................................     13
14. Continuing Assignment and Security Interest; [for Project Owners only:
    Transfer of Guaranty]........................................................     13
15. Termination of Security Interest.............................................     14
16. Attorneys' Fees..............................................................     14
17. Liability....................................................................     14
18. Amendments; Waivers; Consents................................................     14
19. Notices......................................................................     14
20. Governing Law................................................................     14
21. Reinstatement................................................................     15
22. Severability.................................................................     15
23. Survival of Provisions.......................................................     15
24. Headings Descriptive.........................................................     15
25. Entire Agreement.............................................................     15
26. Time.........................................................................     16
27. Counterparts.................................................................     16
28. Waiver of Jury Trial.........................................................     16
29. Additional Waivers...........................................................     16

                     PROJECT/TURBINE OWNER SECURITY AGREEMENT
         [FOR ALL PROJECT OWNERS OR TURBINE OWNERS OTHER THAN BORROWER]

                  This PROJECT/TURBINE OWNER SECURITY AGREEMENT (this "Agreement"), dated as of _______, 200__, is entered into by and between [NAME OF PROJECT/TURBINE OWNER], a Delaware _________ ("Owner"), and THE BANK OF NOVA SCOTIA, as Administrative Agent ("Administrative Agent") for the Banks (as defined below).

                                     PREFACE

     A. [OWNER INTENDS TO CONSTRUCT AND OWN AND OPERATE THE _________ PROJECT (THE "PROJECT").][OWNER INTENDS TO PURCHASE [DESCRIBE TURBINES] (THE "TURBINE(S)") AND IN FURTHERANCE THEREOF HAS ENTERED INTO OR BEEN ASSIGNED RIGHTS UNDER THAT CERTAIN [DESCRIBE TURBINE PURCHASE CONTRACT] DATED ____________, _______, BETWEEN [OWNER] AND [DESCRIBE TURBINE PURCHASE CONTRACTOR] (THE "TURBINE PURCHASE CONTRACT").

     B. Calpine Construction Finance Company, L.P., a Delaware limited partnership ("Borrower"), the financial institutions listed on Exhibit H to the Credit Agreement (the "Banks"), Credit Suisse First Boston, acting through its New York Branch, as Lead Arranger, Syndication Agent, and Bookrunner, The Bank of Nova Scotia as Lead Arranger, LC Bank and Administrative Agent ("Administrative Agent"), TD Securities (USA) Inc., as Co-Arranger and Co-Documentation Agent, and CIBC World Markets Corp., as Co-Arranger and Co-Documentation Agent, have entered into that certain Amended and Restated Credit Agreement, dated as of February 15, 2001 (as modified, supplemented or amended from time to time, the "Credit Agreement"), pursuant to which the Banks agreed to make certain advances of credit to Borrower in the amounts specified and on the terms and subject to the conditions set forth therein. For purposes of this Agreement, the term "Banks" shall include the Administrative Agent, the Lead Arrangers, the Syndication Agent, the Bookrunner, the LC Bank, the Co-Documentation Agents, the Co-Arrangers and the Banks (as such terms are defined in the Credit Agreement).

     C. Owner intends to finance certain [PROJECT][TURBINE] Costs associated with Owner's [CONSTRUCTION AND OPERATION OF THE PROJECT][PURCHASE OF THE TURBINE(S)] with funds borrowed by Borrower pursuant to the Credit Agreement.

     D. [INSERT IF PROJECT OWNER][OWNER AND ADMINISTRATIVE AGENT ON BEHALF OF THE BANKS HAVE ENTERED INTO THE PROJECT OWNER GUARANTY DATED AS OF _________, 200__ (THE "GUARANTY") PURSUANT TO WHICH OWNER HAS GUARANTEED THE OBLIGATIONS OF EACH OF THE OTHER PORTFOLIO ENTITIES UNDER THE CREDIT DOCUMENTS, INCLUDING BORROWER'S OBLIGATIONS UNDER THE CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS TO WHICH BORROWER IS A PARTY.]

     E. As a condition precedent to the Banks' making the advances of credit contemplated by the Credit Agreement, the Banks require that Owner shall have executed this Agreement.

                                    AGREEMENT

     In consideration of the promises contained herein, and in order to induce the Banks to enter into the Credit Agreement and to make the advances of credit pursuant to the terms thereof, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Owner hereby agrees with Administrative Agent for the benefit of Administrative Agent and the Banks as follows:

     1. DEFINITIONS.

         1.1 "UCC" shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York [OR, WITH RESPECT TO THE OPERATING ACCOUNT (AS DEFINED BELOW) ONLY, THE STATE OF ____________][IF PROJECT OWNER, INSERT STATE WHERE OPERATING ACCOUNT HELD] provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York [OR, IF APPLICABLE, THE STATE OF ____________][TO BE USED FOR OPERATING ACCOUNT] the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

         1.2 All capitalized terms used, but not otherwise defined herein, shall have the meanings provided in the Credit Agreement. All other terms used herein (whether or not capitalized) shall have the meanings given them in the UCC. The rules of interpretation contained in Exhibit A to the Credit Agreement shall apply to this Agreement.

     2. ASSIGNMENT, PLEDGE AND GRANT OF SECURITY INTEREST.

         2.1 To secure the timely payment and performance of the Obligations (as defined in Section 3 hereof) Owner does hereby assign, grant and pledge to, and subject to a security interest in favor of, Administrative Agent, on behalf of and for the benefit of Administrative Agent and the Banks, all the estate, right, title and interest of Owner, whether now owned or hereafter acquired, in, to and under:

                  2.1.1 The following agreements and documents, as amended from time to time (individually, an "Assigned Agreement," and collectively, the "Assigned Agreements") and all of Owner's rights thereunder:

                  (a) [INSERT IF PROJECT OWNER - IF AT CLOSING USE GENERAL DEFINITIONS BELOW AND IF AT FUNDING INSERT DESCRIPTION OF SPECIFIC DOCUMENTS IN ADDITION TO GENERAL DEFINITIONS][ALL PROJECT DOCUMENTS WITH RESPECT TO THE PROJECT TO WHICH OWNER IS OR MAY BECOME A PARTY FROM TIME TO TIME INCLUDING;

                           (i)    ANY POWER ISLAND SUPPLY CONTRACT;

                           (ii)   ANY PRIME CONSTRUCTION CONTRACT;

                           (iii)  ANY ENGINEERING CONTRACT;

                           (iv)   ANY MAINTENANCE CONTRACT;

                           (v)    ANY CONSTRUCTION MANAGEMENT AGREEMENT;

                           (vi) ANY PROJECT DOCUMENT RELATED TO THE DELIVERY OF WATER TO THE PROJECTS;

                           (vii)  ANY LEASE;

                           (viii) ANY O&M AGREEMENT;

                           (ix)   ANY PROJECT MANAGEMENT AGREEMENT;

                           (x)    ANY GAS SUPPLY CONTRACT;

                           (xi)   ANY GAS TRANSPORTATION AGREEMENT;

                           (xii)  ANY FUEL MANAGEMENT AGREEMENT;

                           (xiii) ANY POWER PURCHASE DOCUMENT;

                           (xiv)  ANY POWER MARKETING AGREEMENT; AND

                           (xv)   ANY EQUIPMENT LEASE;]

                  [INSERT IF TURBINE OWNER][OWNER'S INTEREST IN ANY TURBINE PURCHASE CONTRACT AND ANY EQUIPMENT LEASE;]

                  (b) the insurance policies maintained or required to be maintained by Owner or any other Person under the Credit Agreement [OR THE TURBINE PURCHASE CONTRACT][OR ANY PROJECT DOCUMENT, INCLUDING, WITHOUT LIMITATION, ANY SUCH POLICIES INSURING AGAINST LOSS OF REVENUES BY REASON OF INTERRUPTION OF THE OPERATION OF THE PROJECT AND ALL LOSS PROCEEDS

AND OTHER AMOUNTS PAYABLE TO OWNER THEREUNDER, AND ALL EMINENT DOMAIN PROCEEDS RELATING TO THE PROJECT];

                  (c) to the extent assignable, all other agreements, including vendor warranties, running to Owner or assigned to Owner, relating to the [CONSTRUCTION, MAINTENANCE, IMPROVEMENT, OPERATION OR ACQUISITION OF THE PROJECT][PURCHASE OF THE TURBINE] or any part thereof, or transport of material, equipment and other parts of the [PROJECT][TURBINE] or any part thereof;

                  (d) [INSERT IF PROJECT OWNER][ANY OTHER LEASE OR SUBLEASE AGREEMENTS OR EASEMENT AGREEMENTS RELATING TO THE PROJECT OR ANY PART THEREOF OR ANY ANCILLARY FACILITIES TO WHICH OWNER IS OR BECOMES A PARTY];

                  (e) [INSERT IF PROJECT OWNER][ANY TURBINE PURCHASE CONTRACT TO WHICH OWNER IS OR BECOMES A PARTY];

                  (f) [INSERT IF PROJECT OWNER][EACH ADDITIONAL PROJECT DOCUMENT, AND, TO THE EXTENT ASSIGNABLE, ANY OTHER AGREEMENTS TO WHICH OWNER MAY BE OR BECOME A PARTY TO RELATING TO THE CONSTRUCTION OR OPERATION OF THE PROJECT OR ANY PART THEREOF];

                  (g) all amendments, supplements, substitutions and renewals to any of the aforesaid agreements; and

                  (h) [INSERT IF PROJECT OWNER][ALL PERMITS ISSUED IN THE NAME OF THE OWNER BUT EXCLUDING ANY OF THE PERMITS WHICH BY THEIR TERMS OR BY OPERATION OF LAW PROHIBIT OR DO NOT ALLOW ASSIGNMENT OR WHICH WOULD BECOME VOID SOLELY BY VIRTUE OF A SECURITY INTEREST BEING GRANTED THEREIN];

                  2.1.2 [INSERT IF PROJECT OWNER][ALL RENTS, PROFITS, INCOME, DISTRIBUTIONS, ROYALTIES AND REVENUES DERIVED IN ANY OTHER MANNER BY OWNER FROM ITS OWNERSHIP OF THE PROJECT OR ANY PART THEREOF AND THE OPERATION OF THE PROJECT OR ANY PART THEREOF, INCLUDING, WITHOUT LIMITATION, ALL PROJECT REVENUES AND ALL REVENUES FROM THE SALE OF ELECTRICITY, STEAM, HEAT, GOODS OR SERVICES];

                  2.1.3 all other personal property and fixtures of Owner, including without limitation personal property and fixtures relating to the [PROJECT][TURBINE], whether now owned or existing or hereafter acquired or arising, or in which Owner may have an interest, and wheresoever located, whether or not of a type which may be subject to a security interest under the UCC, including without limitation all machinery, tools, engines, turbines (including combustion turbines and steam turbine generators), boilers, fuel storage tanks, control equipment, appliances, mechanical and electrical systems, elevators, lighting, alarm systems, fire control systems, furnishings, furniture, as-extracted collateral, equipment, service equipment, motor vehicles, building or maintenance equipment, building or maintenance materials, pipes and pipelines supplies, goods and property covered by any warehouse receipts or bills of lading or other such documents, spare parts, maps, plans, specifications, architectural, engineering, construction or shop drawings, manuals or similar documents, copyrights, trademarks and trade names, and any replacements, renewals or substitutions for any of the foregoing or additional tangible or intangible personal property hereafter acquired by Owner;

                  2.1.4 all goods, money, instruments, investment securities, investment property, accounts, contract rights, commercial tort claims, letters of credit, letter of credit rights, payment intangibles, promissory notes, software, supporting obligations, documents, deposit accounts, chattel paper (including tangible and electronic chattel paper), general intangibles, and inventory, including without limitation those relating to the [PROJECT][TURBINE];

                  2.1.5 [INSERT IF PROJECT OWNER][THE ______________ (THE "OPERATING ACCOUNT");] and

                  2.1.6 the proceeds of all of the foregoing (all of the collateral described in clauses [2.1.1 THROUGH 2.1.6], being herein collectively referred to as the "Collateral"), including without limitation, (a) all rights of Owner to receive moneys due and to become due under or pursuant to the Collateral; (b) all rights of Owner to receive the return of any premiums for, or proceeds of, any insurance, indemnity, warranty or guaranty with respect to the Collateral or to receive any condemnation proceeds; (c) all claims of Owner for damages arising out of, or for breach of or default under, the Assigned Agreements or any other Collateral; (d) all rights of Owner to terminate, amend, supplement, modify or waive performance under the Assigned Agreements, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder; and (e) to the extent not included in the foregoing, all proceeds receivable or received when any and all of the foregoing Collateral is sold, collected, exchanged or otherwise disposed of, whether voluntarily or involuntarily.

         2.2 In order to effectuate the foregoing, Owner has heretofore delivered, or concurrently with the delivery hereof, is delivering to Administrative Agent an executed counterpart or certified copy of each of the Assigned Agreements. Owner will likewise deliver to Administrative Agent an executed counterpart of each future lease, construction agreement, operation agreement and other agreement, including without limitation those relating to the [PROJECT][PURCHASE OF THE TURBINE] or any part thereof, and amendments and supplements to the foregoing, included in the Collateral, as they are entered into by Owner promptly upon the execution thereof. Notwithstanding anything to the contrary contained herein, no such future lease, construction agreement, operation agreement or other material agreement may be entered into by Owner except as permitted under the Credit Documents.

         2.3 Notwithstanding anything to the contrary contained herein, Owner shall remain liable under each of the Assigned Agreements to perform all of the obligations undertaken by it thereunder, all in accordance with and pursuant to the terms and provisions thereof, and Administrative Agent shall have no obligation or liability under any of such Assigned Agreements by reason of or arising out of this Agreement, nor shall Administrative Agent be required or obligated in any manner to perform or fulfill any obligations of Owner thereunder or to make any payment or inquiry as to the nature or sufficiency of any payment received by it, or present or file any claim or take any action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled at any time.

         2.4 If any default by Owner under any of the Assigned Agreements shall occur and be continuing, then Administrative Agent shall, at its option and after the expiration of the applicable cure periods under Section 8.1.7 of the Credit Agreement, be permitted (but shall not be obligated) to remedy any such default by giving written notice of such intent to Owner and to the parties to the Assigned Agreement or Assigned Agreements for which Administrative Agent intends to remedy the default. After giving such notice of its intent to cure such default and upon the commencement thereof, Administrative Agent will proceed diligently to cure such default. Any cure by Administrative Agent of Owner's default under any of the Assigned Agreements shall not be construed as an assumption by Administrative Agent or any of the Banks of any obligations, covenants or agreements of Owner under such Assigned Agreement, and neither Administrative Agent nor any of the Banks shall be liable to Owner or any other Person as a result of any actions undertaken by Administrative Agent in curing or attempting to cure any such default, except as set forth in Section 12.13 of the Credit Agreement. This Agreement shall not be deemed to release or to affect in any way the obligations of Owner under the Assigned Agreements.

     3. OBLIGATIONS SECURED. Without limiting the generality of the foregoing, this Agreement and all of the Collateral secure the payment and performance when due of the [IF PROJECT OWNER: GUARANTEED OBLIGATIONS (AS DEFINED IN THE GUARANTY) OF OWNER UNDER THE GUARANTY][IF TURBINE OWNER: OBLIGATIONS (AS DEFINED IN THE CREDIT AGREEMENT) OF EACH OF THE PORTFOLIO ENTITIES (INCLUDING OWNER) UNDER THE CREDIT DOCUMENTS, INCLUDING BORROWER'S OBLIGATIONS UNDER THE CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS TO WHICH BORROWER IS A PARTY] to the Administrative Agent and the Banks (the "Obligations"); provided, however, the Obligations as defined in this Section 3 shall not include any Obligations (as defined in the Credit Agreement) of any Portfolio Entity under the Credit Documents relating to or arising from Projects (as defined in the Credit Agreement) that have achieved Operation prior to the effective date of this Agreement.

     4. REPRESENTATIONS AND WARRANTIES OF OWNER. Owner represents and warrants as of the date hereof as follows:

         4.1 Owner has not assigned any of its rights under the Assigned Agreements except as provided in the Credit Documents.

         4.2 Owner has not executed and is not aware of any effective financing statement, security agreement or other instrument similar in effect covering all or any part of the Collateral, except such as may have been filed pursuant to this Agreement and the other Credit Documents or pursuant to the documents evidencing Permitted Liens.

         4.3 Except as permitted by the Credit Agreement, Owner is lawfully possessed of ownership of the Collateral and has full right, title and interest in and to all rights purported to be granted to it under the Assigned Agreements, not subject to any mortgages, liens, charges, or encumbrances except Permitted Liens. Owner has full power and lawful authority to grant and assign the Collateral hereunder.

    5. COVENANTS OF OWNER. Owner covenants as follows:

         5.1 Any action or proceeding to enforce this Agreement or any Assigned Agreement may be taken by Administrative Agent either in Owner's name or in Administrative Agent's name, as Administrative Agent may deem necessary.

         5.2 Owner will, so long as any Obligations shall be outstanding, warrant and defend its title to the Collateral and the interest of Administrative Agent in the Collateral against any claim or demand of any persons (other than Permitted Liens) which could reasonably be expected to materially adversely affect Owner's title to, or Administrative Agent's right or interest in, such Collateral.

         5.3 Owner will at all times keep accurate and complete records of the Collateral. Owner shall permit representatives of Administrative Agent upon reasonable prior notice, and in accordance with Section 5.6 of the Credit Agreement, at any time during normal business hours of Owner to inspect and make abstracts from Owner's books and records pertaining to the Collateral. Upon the occurrence and during the continuation of any Event of Default, at Administrative Agent's request, Owner shall promptly deliver copies of any and all such records to Administrative Agent.

         5.4 Unless waived in writing by Administrative Agent, Owner shall give Administrative Agent at least 45 days' notice before it changes the location of its principal place of business, chief executive office or state of organization and shall at the expense of Owner execute and deliver such instruments and documents as may reasonably be required by Administrative Agent to maintain a prior perfected security interest in the Collateral.

     6. EVENTS OF DEFAULT. The occurrence of an Event of Default under the Credit Agreement, whatever the reason therefor and whether it shall be voluntary or involuntary or be effected by operation of law, or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body, shall constitute an event of default hereunder (an "Event of Default").

     7. REMEDIES UPON EVENT OF DEFAULT.

         7.1 If any Event of Default has occurred and is continuing, Administrative Agent may (a) proceed to protect and enforce the rights vested in it by this Agreement, including but not limited to, the right to cause all revenues pledged hereby as security and all other moneys pledged hereunder to be paid directly to it, and to enforce its rights hereunder to such payments and all other rights hereunder by such appropriate judicial proceedings as it shall deem most effective to protect and enforce any of such rights, either at law or in equity or otherwise, whether for specific enforcement of any covenant or agreement contained in any of the Assigned

Agreements, or in aid of the exercise of any power therein or herein granted, or for any foreclosure hereunder and sale under a judgment or decree in any judicial proceeding, or to enforce any other legal or equitable right vested in it by this Agreement or by law; (b) cause any action at law or suit in equity or other proceeding to be instituted and prosecuted to collect or enforce any Obligations or rights hereunder or included in the Collateral, or to foreclose or enforce any other agreement or other instrument by or under or pursuant to which such Obligations are issued or secured, subject in each case to the provisions and requirements thereof; (c) sell or otherwise dispose of any or all of the Collateral or cause the Collateral to be sold or otherwise disposed of in one or more sales or transactions, at such prices and in such manner as Administrative Agent may deem commercially reasonable, and for cash or on credit or for future delivery, without assumption of any credit risk at any broker's board or at public or private sale, with or without a warranty of title, without demand of performance or notice of intention to sell or of time or place of sale (except such notice as is required by applicable statute and cannot be waived), it being agreed that Administrative Agent may be a purchaser on behalf of the Banks or on its own behalf at any such sale and that Administrative Agent, any Bank, or any other Person who may be a bona fide purchaser for value and without notice of any claims of any or all of the Collateral so sold shall thereafter hold the same absolutely free from any claim or right of whatsoever kind, including any equity of redemption, of Owner, any such demand, notice or right and equity being hereby expressly waived and released to the extent permitted by law; (d) incur reasonable expenses, including reasonable attorneys' fees, reasonable consultants' fees, and other costs appropriate to the exercise of any right or power under this Agreement; (e) perform any obligation of Owner hereunder or under any other Credit Document, and make payments, purchase, contest or compromise any encumbrance, charge or lien, and pay taxes and expenses without, however, any obligation to do so; (f) in connection with any acceleration and foreclosure, take possession of the Collateral and render it usable and repair and renovate the same without, however, any obligation to do so, and enter upon any Site or any other location where the same may be located for that purpose, control, manage, operate, rent and lease the Collateral [EITHER SEPARATELY OR IN CONJUNCTION WITH THE PROJECT], collect all rents and income from the Collateral and apply the same to reimburse the Banks for any cost or expenses incurred hereunder or under any of the Credit Documents and to the payment or performance of Owner's obligations hereunder or under any of the Credit Documents, and apply the balance to the Loans of Borrower as provided for in the Credit Agreement and any remaining excess balance to whomsoever is legally entitled thereto; (g) secure the appointment of a receiver of the Collateral or any part thereof; or (h) exercise any other or additional rights or remedies granted to a secured party under the UCC. If pursuant to applicable law prior notice of any such action is required to be given to Owner, Owner hereby acknowledges that the minimum time required by such applicable law, or if no minimum time is specified, 10 Banking Days, shall be deemed a reasonable notice period.

         7.2 All reasonable costs and expenses (including reasonable attorneys' fees and expenses) incurred by Administrative Agent in connection with any such suit or proceeding or in connection with the performance by Administrative Agent of any of Owner's agreements contained in any of the Assigned Agreements or any exercise of its rights or remedies hereunder, pursuant to the terms of this Agreement, together with interest thereon (to the extent permitted by law) computed at a rate per annum equal to the Default Rate from the date on which such costs or expenses are incurred to the date of payment thereof, shall constitute additional indebtedness secured by this Agreement and shall be paid by Owner to Administrative Agent on behalf of the Banks on demand.

     8. REMEDIES CUMULATIVE; DELAY NOT WAIVER.

         8.1 No right, power or remedy herein conferred upon or reserved to Administrative Agent is intended to be exclusive of any other right, power or remedy and every such right, power and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right, power and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder or otherwise shall not prevent the concurrent assertion or employment of any other appropriate right or remedy. Resort to any or all security now or hereafter held by Administrative Agent may be taken concurrently or successively and in one or several consolidated or independent judicial actions or lawfully taken nonjudicial proceedings, or both.

         8.2 No delay or omission of Administrative Agent to exercise any right or power accruing upon the occurrence and during the continuance of any Event of Default as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and every power and remedy given by this Agreement may be exercised from time to time, and as often as shall be deemed expedient, by Administrative Agent.

     9. APPLICATION OF PROCEEDS. Upon the occurrence and during the continuation of an Event of Default, the proceeds of any sale of or other realization upon, all or any part of the Collateral shall be applied: first, to all fees, costs and expenses incurred by and due and owing to Administrative Agent and the Banks under the Credit Agreement, the other Credit Documents or the Collateral Documents; second, to accrued and unpaid interest on the Obligations (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts); third, to the principal amounts of the Obligations outstanding; fourth, to any other Obligations of Owner owing to Administrative Agent or the Banks; and fifth, to, or as directed by, Owner.

     10. ATTORNEY-IN-FACT. Owner hereby constitutes and appoints Administrative Agent, acting for and on behalf of itself and the Banks and each successor or assign of Administrative Agent and the Banks, the true and lawful attorney-in-fact of Owner, with full power and authority in the place and stead of Owner and in the name of Owner, Administrative Agent or otherwise to enforce all rights, interests and remedies of Owner with respect to the Collateral, including, without limitation, the right:

         10.1 to ask, require, demand, receive and give acquittance for any and all moneys and claims for moneys due and to become due under or arising out of the Assigned Agreements or any of the other Collateral, including without limitation, any insurance policies;

         10.2 to elect remedies thereunder and to endorse any checks or other instruments or orders in connection therewith;

         10.3 to file any claims or take any action or institute any proceedings in connection therewith which Administrative Agent may reasonably deem to be necessary or advisable;

         10.4 to pay, settle or compromise all bills and claims which may be or become liens or security interests against any or all of the Collateral, or any part thereof, unless a bond or other security satisfactory to Administrative Agent has been provided; and

         10.5 upon foreclosure and to the extent provided in the Consents, to do any and every act which Owner may do on its behalf with respect to the Collateral or any part thereof and to exercise any or all of Owner's rights and remedies under any or all of the Assigned Agreements;

provided, however, that Administrative Agent shall not exercise any such rights except upon the occurrence and continuation of an Event of Default. This power of attorney is a power coupled with an interest and shall be irrevocable.

     11. ADMINISTRATIVE AGENT MAY PERFORM. Upon the occurrence and during the continuance of an Event of Default, if Owner fails to perform any agreement contained herein, Administrative Agent may itself perform, or cause performance of, such agreement, and the reasonable expenses of Administrative Agent incurred in connection therewith shall be part of the Obligations.

     12. PERFECTION; FURTHER ASSURANCES.


         12.1 Owner agrees that from time to time, at the expense of Owner, Owner shall promptly execute and deliver all instruments and documents, and take all action, that may be reasonably necessary, or that Administrative Agent may reasonably request, in order to perfect and protect the assignment and security interest granted or intended to be granted hereby or to enable Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, Owner shall
(a) if any Collateral shall be evidenced by a promissory note or other instrument in excess of $5,000, deliver and pledge to Administrative Agent for the benefit of the Banks such note duly endorsed without recourse, and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to Administrative Agent; and (b) execute and deliver to Administrative Agent such financing or continuation statements, or amendments thereto, and such other instruments, endorsements or notices, as may be reasonably necessary or desirable or as Administrative Agent may reasonably request, in order to perfect and preserve the assignments and security interests granted or purported to be granted hereby.

         12.2 Owner hereby authorizes Administrative Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of Owner where permitted by law.

         12.3 Owner shall pay all filing, registration and recording fees and all refiling, re-registration and re-recording fees, and all reasonable expenses incident to the execution and acknowledgment of this Agreement, any assurance, and all federal, state, county and municipal stamp taxes and other taxes, duties, imports, assessments and charges arising out of or in connection with the execution and delivery of this Agreement, any agreement supplemental hereto, any financing statements, and any instruments of further assurance.

         12.4 Owner shall, promptly upon request, provide to Administrative Agent all information and evidence it may reasonably request concerning the Collateral to enable Administrative Agent to enforce the provisions of this Agreement.

     13. PLACE OF BUSINESS; LOCATION OF RECORDS. Unless Administrative Agent is otherwise notified under Section 5.4, the place of business and chief executive office of Owner is, and all records of Owner concerning the Collateral are and will be, located at the address set forth in Schedule 4.24 to the Credit Agreement and Owner is, and will be, a _________ organized under the laws of the state of ________.

     14. CONTINUING ASSIGNMENT AND SECURITY INTEREST; [FOR PROJECT OWNERS ONLY:
TRANSFER OF GUARANTY]. This Agreement shall create a continuing assignment of, and security interest in, the Collateral and shall (a) remain in full force and effect until payment in full of the Obligations, (b) be binding upon Owner, its successors and assigns; provided, however, that the obligations of Owner, its successors and assigns hereunder may not be assigned without the prior written consent of Administrative Agent; and (c) inure, together with the rights and remedies of Administrative Agent, to the benefit of Administrative Agent, the Banks and their respective successors, transferees and assigns. Without limiting the generality of the foregoing but subject to the terms of the Credit Agreement, Administrative Agent or any of the Banks may assign or otherwise transfer all or any part of or interest in the Notes and the other Credit Documents[INSERT IF PROJECT OWNER: , INCLUDING THE GUARANTY,] or other evidence of indebtedness held by them to any other Person to the extent permitted by and in accordance with the Credit Agreement, and such other Person shall thereupon become vested with all or an appropriate part of the benefits in respect thereof granted to the Banks herein or otherwise. The release of the security interest in any or all of the Collateral, the taking or acceptance of additional security, or the resort by Administrative Agent to any security it may have in any order it may deem appropriate, shall not affect the liability of any person on the indebtedness secured hereby. If this Agreement shall be terminated or revoked by operation of law, Owner will indemnify and save Administrative Agent and the Banks harmless from any loss which may be suffered or incurred by Administrative Agent and the Banks in acting hereunder prior to the receipt by Administrative Agent, its successors, transferees, or assigns of notice of such termination or revocation.

     15. TERMINATION OF SECURITY INTEREST. Upon the indefeasible payment in full of the Obligations, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to Owner. Upon any such termination, Administrative Agent will, at Owner's expense, execute and, subject to Section 21 hereof, deliver to Owner such documents (including, without limitation, UCC-3 termination statements) as Owner shall reasonably request to evidence such termination.

     16. ATTORNEYS' FEES. In the event any legal action or proceeding (including, without limitation, any of the remedies provided for herein or at law) is commenced to enforce or interpret this Agreement or any provision thereof, unless Owner is the prevailing party, Owner shall indemnify each of Administrative Agent and the Banks for their reasonable attorneys' fees and other costs and expenses incurred therein, and if a judgment or award is entered in any such action or proceeding, such reasonable attorneys' fees and other costs and expenses may be made a part of such judgment or award.

     17. LIABILITY. Recourse against the Owner, the other Portfolio Entities, any Partner and their respective Affiliates, members, partners, stockholders, officers, directors and employees under this Agreement shall be limited to the extent provided in Article 9 of the Credit Agreement.

     18. AMENDMENTS; WAIVERS; CONSENTS. No amendment, modification, termination or waiver of any provision of this Agreement, or consent to any departure by Owner therefrom, shall in any event be effective without the written concurrence of Administrative Agent and the Owner.

     19. NOTICES. All notices required or permitted under the terms and provisions hereof shall be in writing and any such notice shall be effective if given in accordance with the provisions of Section 12.1 of the Credit Agreement. Notices to Owner may be given at the address of Borrower set forth in such
Section 12.1.

     20. GOVERNING LAW. This Agreement, including all matters of construction, validity, performance and the creation, validity, enforcement or priority of the lien of, and security interests created by, this Agreement in or upon the Collateral shall be governed by the laws of the state of New York, without reference to conflicts of law (other than Section 5-1401 of the New York General Obligations Law), except as required by mandatory provisions of law and except to the extent that the validity or perfection of the lien and security interest hereunder, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the state of New York. [INSERT FOR PROJECT OWNER][NOTWITHSTANDING THE FOREGOING, THE VALIDITY, PERFECTION AND PRIORITY OF THE LIEN AND SECURITY INTEREST CREATED HEREUNDER IN RESPECT TO THE OPERATING ACCOUNT IS GOVERNED BY THE LAWS OF THE STATE OF ________ [INSERT STATE WHERE OPERATING ACCOUNT HELD].

     21. REINSTATEMENT. This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by Administrative Agent in respect of the

Obligations is rescinded or must otherwise be restored or returned by Administrative Agent upon the insolvency, bankruptcy, reorganization, liquidation of Owner or any general partner of Owner or upon the dissolution of, or appointment of any intervener or conservator of, or trustee or similar official for, Owner or any general partner of Owner or any substantial part of Owner's or any of its general partners' assets, or otherwise, all as though such payments had not been made.

     22. SEVERABILITY. The provisions of this Agreement are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

     23. SURVIVAL OF PROVISIONS. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and the Credit Agreement and the making of the Loans and extensions of credit thereunder. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements, representations and warranties of Owner set forth herein shall terminate only upon payment of the Obligations, and the termination of all Commitments and other obligations of the Banks under the Credit Documents.

     24. HEADINGS DESCRIPTIVE. The headings in this Agreement are for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

     25. ENTIRE AGREEMENT. This Agreement, together with any other agreement executed in connection herewith, is intended by the parties as a final expression of their agreement and is intended as a complete and exclusive statement of the terms and conditions thereof.

     26. TIME. Time is of the essence of this Agreement.

     27. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same agreement.

     28. WAIVER OF JURY TRIAL. OWNER AND ADMINISTRATIVE AGENT HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT AND THE RELATIONSHIP AMONG OWNER AND ADMINISTRATIVE AGENT THAT IS BEING ESTABLISHED. OWNER AND ADMINISTRATIVE AGENT ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. OWNER AND ADMINISTRATIVE AGENT FURTHER WARRANT AND REPRESENT THAT EACH

HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

     29. ADDITIONAL WAIVERS. [TO INSERT IF TURBINE OWNER] [OWNER HEREBY WAIVES AND RELINQUISHES ALL RIGHTS AND REMEDIES ACCORDED BY APPLICABLE LAW TO SURETIES OR GUARANTORS AND AGREES NOT TO ASSERT OR TAKE ADVANTAGE OF ANY SUCH RIGHTS OR REMEDIES, INCLUDING WITHOUT LIMITATION (a) ANY RIGHT TO REQUIRE ADMINISTRATIVE AGENT OR THE BANKS TO PROCEED AGAINST ANY PORTFOLIO ENTITY OR ANY OTHER PERSON OR TO PROCEED AGAINST OR EXHAUST ANY SECURITY HELD BY ADMINISTRATIVE AGENT OR THE BANKS AT ANY TIME OR TO PURSUE ANY OTHER REMEDY IN ADMINISTRATIVE AGENT'S OR THE BANKS' POWER BEFORE PROCEEDING AGAINST OWNER, (b) ANY DEFENSE THAT MAY ARISE BY REASON OF THE INCAPACITY, LACK OF POWER OR AUTHORITY, DEATH, DISSOLUTION, MERGER, TERMINATION OR DISABILITY OF ANY PORTFOLIO ENTITY OR ANY OTHER PERSON OR THE FAILURE OF ADMINISTRATIVE AGENT OR THE BANKS TO FILE OR ENFORCE A CLAIM AGAINST THE ESTATE (IN ADMINISTRATION, BANKRUPTCY OR ANY OTHER PROCEEDING) OF ANY PORTFOLIO ENTITY OR ANY OTHER PERSON, (c) DEMAND, PRESENTMENT, PROTEST AND NOTICE OF ANY KIND, INCLUDING WITHOUT LIMITATION NOTICE OF THE EXISTENCE, CREATION OR INCURRING OF ANY NEW OR ADDITIONAL INDEBTEDNESS OR OBLIGATION OR OF ANY ACTION OR NON-ACTION ON THE PART OF ANY PORTFOLIO ENTITY, ADMINISTRATIVE AGENT, THE BANKS, ANY ENDORSER OR CREDITOR OF THE FOREGOING OR ON THE PART OF ANY OTHER PERSON UNDER THIS OR ANY OTHER INSTRUMENT IN CONNECTION WITH ANY OBLIGATION OR EVIDENCE OF INDEBTEDNESS HELD BY ADMINISTRATIVE AGENT OR THE BANKS AS COLLATERAL OR IN CONNECTION WITH ANY OBLIGATIONS, (d) ANY DEFENSE BASED UPON AN ELECTION OF REMEDIES BY ADMINISTRATIVE AGENT OR THE BANKS, INCLUDING WITHOUT LIMITATION AN ELECTION TO PROCEED BY NON-JUDICIAL RATHER THAN JUDICIAL FORECLOSURE, WHICH DESTROYS OR OTHERWISE IMPAIRS THE SUBROGATION RIGHTS OF OWNER, THE RIGHT OF OWNER TO PROCEED AGAINST A PORTFOLIO ENTITY OR ANOTHER PERSON FOR REIMBURSEMENT, OR BOTH, (e) ANY DEFENSE BASED ON ANY OFFSET AGAINST ANY AMOUNTS WHICH MAY BE OWED BY ANY PERSON TO OWNER FOR ANY REASON WHATSOEVER,
(f) ANY DEFENSE BASED ON ANY ACT, FAILURE TO ACT, DELAY OR OMISSION WHATSOEVER ON THE PART OF A PORTFOLIO ENTITY OF THE FAILURE BY A PORTFOLIO ENTITY TO DO ANY ACT OR THING OR TO OBSERVE OR PERFORM ANY COVENANT, CONDITION OR AGREEMENT TO BE OBSERVED OR PERFORMED BY IT UNDER THE CREDIT DOCUMENTS, (g) ANY DEFENSE BASED UPON ANY STATUTE OR RULE OF LAW WHICH PROVIDES THAT THE OBLIGATION OF A SURETY MUST BE NEITHER LARGER IN AMOUNT NOR IN OTHER RESPECTS MORE BURDENSOME THAN THAT OF THE PRINCIPAL PROVIDED, THAT, UPON PAYMENT IN FULL OF THE OBLIGATIONS, THIS AGREEMENT SHALL NO LONGER BE OF ANY FORCE OR EFFECT, (h) ANY DEFENSE, SETOFF OR COUNTERCLAIM WHICH MAY AT ANY TIME BE AVAILABLE TO OR ASSERTED BY A PORTFOLIO ENTITY AGAINST ADMINISTRATIVE AGENT, THE BANKS OR ANY OTHER PERSON UNDER THE CREDIT DOCUMENTS, (i) ANY DUTY ON THE PART OF ADMINISTRATIVE AGENT OR THE BANKS TO DISCLOSE TO OWNER ANY FACTS ADMINISTRATIVE AGENT OR THE BANKS MAY NOW OR HEREAFTER KNOW ABOUT ANY PORTFOLIO ENTITY, REGARDLESS OF WHETHER ADMINISTRATIVE AGENT OR THE BANKS HAVE REASON TO BELIEVE THAT ANY SUCH FACTS MATERIALLY INCREASE THE RISK BEYOND THAT WHICH OWNER INTENDS TO ASSUME, OR HAVE REASON TO BELIEVE THAT SUCH FACTS ARE UNKNOWN TO OWNER, OR HAVE A REASONABLE OPPORTUNITY TO COMMUNICATE SUCH FACTS TO OWNER, SINCE OWNER ACKNOWLEDGES THAT OWNER IS FULLY RESPONSIBLE FOR BEING AND KEEPING INFORMED OF THE FINANCIAL CONDITION OF THE PORTFOLIO ENTITIES AND OF ALL CIRCUMSTANCES BEARING ON THE RISK OF NON-PAYMENT OF ANY OBLIGATIONS AND LIABILITIES HEREBY GUARANTEED, (j) THE FACT THAT ANY PORTFOLIO ENTITY MAY AT

ANY TIME IN THE FUTURE DISPOSE OF ALL OR PART OF ITS DIRECT OR INDIRECT INTEREST IN ANY OTHER PORTFOLIO ENTITY, (k) ANY DEFENSE BASED ON ANY CHANGE IN THE TIME, MANNER OR PLACE OF ANY PAYMENT UNDER, OR IN ANY OTHER TERM OF, THE CREDIT DOCUMENTS OR ANY OTHER AMENDMENT, RENEWAL, EXTENSION, ACCELERATION, COMPROMISE OR WAIVER OF OR ANY CONSENT OR DEPARTURE FROM THE TERMS OF THE CREDIT DOCUMENTS,
(l) ANY DEFENSE ARISING BECAUSE OF ADMINISTRATIVE AGENT'S OR THE BANKS' ELECTION, IN ANY PROCEEDING INSTITUTED UNDER THE FEDERAL BANKRUPTCY CODE, OF THE APPLICATION OF SECTION 1111(b)(2) OF THE FEDERAL BANKRUPTCY CODE, AND (m) ANY DEFENSE BASED UPON ANY BORROWING OR GRANT OF A SECURITY INTEREST UNDER SECTION 364 OF THE FEDERAL BANKRUPTCY CODE.]

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, each of the undersigned has caused this Project/Turbine Owner Security Agreement to be duly executed and delivered as of the day and year first above written.


                                      [NAME OF PROJECT/TURBINE OWNER],
                                      a Delaware ________________

                                      By: ____________________________
                                          Name:
                                          Title:



                                      THE BANK OF NOVA SCOTIA,
                                      as Administrative Agent

                                      By: _____________________________
                                          Name:
                                          Title:

                                                                    EXHIBIT D-4E
                                                         to the Credit Agreement

                                      FORM

                                       OF

                  EQUIPMENT FINANCE COMPANY SECURITY AGREEMENT

                              Dated as of       , 200_

                                     between

                                   a Delaware

                                       and

                            THE BANK OF NOVA SCOTIA,
                             as Administrative Agent

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
1.  Definitions............................................................    1
2.  Assignment, Pledge and Grant of Security Interest......................    2
3.  Obligations Secured....................................................    4
4.  Representations and Warranties of Owner................................    4
5.  Covenants of Owner.....................................................    5
6.  Events of Default......................................................    5
7.  Remedies Upon Event of Default.........................................    5
8.  Remedies Cumulative; Delay Not Waiver..................................    6
9.  Application of Proceeds................................................    7
10. Attorney-In-Fact.......................................................    7
11. Administrative Agent May Perform.......................................    8
12. Perfection; Further Assurances.........................................    8
13. Place of Business; Location of Records.................................    9
14. Continuing Assignment and Security Interest............................    9
15. Termination of Security Interest.......................................    9
16. Attorneys' Fees........................................................    9
17. Liability..............................................................   10
18. Amendments; Waivers; Consents..........................................   10
19. Notices................................................................   10
20. Governing Law..........................................................   10
21. Reinstatement..........................................................   10
22. Severability...........................................................   10
23. Survival of Provisions.................................................   10
24. Headings Descriptive...................................................   11
25. Entire Agreement.......................................................   11
26. Time...................................................................   11
27. Counterparts...........................................................   11
28. Waiver of Jury Trial...................................................   11
29. Additional Waivers.....................................................   11

                  EQUIPMENT FINANCE COMPANY SECURITY AGREEMENT

         This EQUIPMENT FINANCE COMPANY SECURITY AGREEMENT (this "Agreement"), dated as of , 200 , is entered into by and between a Delaware ("Owner"), and THE BANK OF NOVA SCOTIA, as Administrative Agent ("Administrative Agent") for the Banks (as defined below).

                                     PREFACE

         A. Owner intends to purchase certain equipment (the "Equipment") to be leased to a Project Owner pursuant to one or more Equipment Leases and incorporated into a Project.

         B. Calpine Construction Finance Company, L.P., a Delaware limited partnership ("Borrower"), the financial institutions listed on Exhibit H thereto (the "Banks"), Credit Suisse First Boston, acting through its New York Branch, as Lead Arranger, Syndication Agent and Bookrunner, The Bank of Nova Scotia, as Lead Arranger, LC Bank, and Administrative Agent ("Administrative Agent"), TD Securities (USA) Inc., as Co-Arranger and Co-Documentation Agent, and CIBC World Markets Corp., as Co-Arranger and Co-Documentation Agent, have entered into that certain Amended and Restated Credit Agreement, dated as of February 15, 2001 (as modified, supplemented or amended from time to time, the "Credit Agreement"), pursuant to which the Banks agreed to make certain advances of credit to Borrower in the amounts specified and on the terms and subject to the conditions set forth therein. For purposes of this Agreement, the term "Banks" shall include the Administrative Agent, the Lead Arrangers, the LC Bank, the Syndication Agent, the Boomer, the Co-Arrangers, the Co-Documentation Agents and the Banks (as such terms are defined in the Credit Agreement).

         C. Owner intends to finance certain Costs associated with Owner's purchase of the Equipment with funds borrowed by Borrower pursuant to the Credit Agreement.

         D. As a condition precedent to the Banks' making the advances of credit contemplated by the Credit Agreement, the Banks require that Owner shall have executed this Agreement.

                                    AGREEMENT

         In consideration of the promises contained herein, and in order to induce the Banks to enter into the Credit Agreement and to make the advances of credit pursuant to the terms thereof, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Owner hereby agrees with Administrative Agent for the benefit of Administrative Agent and the Banks as follows:

         1. DEFINITIONS.

              1.1 "UCC" shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

              1.2 All capitalized terms used, but not otherwise defined herein, shall have the meanings provided in the Credit Agreement. All other terms used herein (whether or not capitalized) shall have the meanings given them in the UCC. The rules of interpretation contained in Exhibit A to the Credit Agreement shall apply to this Agreement.

         2. ASSIGNMENT, PLEDGE AND GRANT OF SECURITY INTEREST.

              2.1 To secure the timely payment and performance of the Obligations (as defined in Section 3 hereof) Owner does hereby assign, grant and pledge to, and subject to a security interest in favor of, Administrative Agent, on behalf of and for the benefit of Administrative Agent and the Banks, all the estate, right, title and interest of Owner, whether now owned or hereafter acquired, in, to and under:

                  2.1.1 The following agreements and documents, as amended from time to time (individually, an "Assigned Agreement," and collectively, the "Assigned Agreements") and all of Owner's rights thereunder:

                  (a) Owner's interest in any Equipment Lease or Project
Document;

                  (b) the insurance policies maintained or required to be maintained by Owner or any other Person under the Credit Agreement or Project Documents;

                  (c) to the extent assignable, all other agreements, including vendor warranties, running to Owner or assigned to Owner, relating to the purchase of the Equipment or any part thereof, or transport of material, equipment and other parts of the Equipment or any part thereof; and

                  (d) all amendments, supplements, substitutions and renewals to any of the aforesaid agreements;

                  2.1.2 all other personal property and fixtures of Owner, including without limitation the Equipment and personal property and fixtures relating to the Equipment, whether now owned or existing or hereafter acquired or arising, or in which Owner may have an interest, and wheresoever located, whether or not of a type which may be subject to a security interest under the UCC, including without limitation all machinery, tools, engines, turbines (including combustion turbines and steam turbine generators), boilers, fuel storage tanks, control equipment, appliances, mechanical and electrical systems, elevators, lighting, alarm systems, fire control systems, furnishings, furniture, as-extracted collateral, equipment, service equipment, motor vehicles, building or maintenance equipment, building or maintenance materials, pipes and pipelines supplies, goods and property covered by any warehouse receipts or bills of lading or other such documents, spare parts, maps, plans, specifications, architectural, engineering, construction or shop drawings, manuals or similar documents, copyrights, trademarks and trade names, and any replacements, renewals or substitutions for any of the foregoing or additional tangible or intangible personal property hereafter acquired by Owner;

                  2.1.3 all goods, money, instruments, investment securities, investment property, accounts, contract rights, commercial tort claims, letters of credit, letter of credit rights, payment intangibles, promissory notes, software, supporting obligations, documents, deposit accounts, chattel paper (including tangible and electronic chattel paper), general intangibles, and inventory, including without limitation those relating to the Equipment; and

                  2.1.4 the proceeds of all of the foregoing (all of the collateral described in clauses 2.1.1 through 2.1.4, being herein collectively referred to as the "Collateral"), including without limitation, (a) all rights of Owner to receive moneys due and to become due under or pursuant to the Collateral; (b) all rights of Owner to receive the return of any premiums for, or proceeds of, any insurance, indemnity, warranty or guaranty with respect to the Collateral or to receive any condemnation proceeds; (c) all claims of Owner for damages arising out of, or for breach of or default under, the Assigned Agreements or any other Collateral; (d) all rights of Owner to terminate, amend, supplement, modify or waive performance under the Assigned Agreements, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder; and (e) to the extent not included in the foregoing, all proceeds receivable or received when any and all of the foregoing Collateral is sold, collected, exchanged or otherwise disposed of, whether voluntarily or involuntarily.

              2.2 In order to effectuate the foregoing, Owner has heretofore delivered, or concurrently with the delivery hereof, is delivering to Administrative Agent an executed counterpart or certified copy of each of the Assigned Agreements. Owner will likewise deliver to Administrative Agent an executed counterpart of each future lease, construction agreement, operation agreement and other agreement, including without limitation those relating to the purchase of the Equipment or any part thereof, and amendments and supplements to the foregoing, included in the Collateral, as they are entered into by Owner promptly upon the execution thereof. Notwithstanding anything to the contrary contained herein, no such future lease, construction agreement, operation agreement or other material agreement may be entered into by Owner except as permitted under the Credit Documents.

              2.3 Notwithstanding anything to the contrary contained herein, Owner shall remain liable under each of the Assigned Agreements to perform all of the obligations undertaken by it thereunder, all in accordance with and pursuant to the terms and provisions thereof, and Administrative Agent shall have no obligation or liability under any of such Assigned Agreements by reason of or arising out of this Agreement, nor shall Administrative Agent be required or obligated in any manner to perform or fulfill any obligations of Owner thereunder or to make any payment or inquiry as to the nature or sufficiency of any payment received by it, or present or file any claim or take any action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled at any time.

              2.4 If any default by Owner under any of the Assigned Agreements shall occur and be continuing, then Administrative Agent shall, at its option and after the expiration of the applicable cure periods under Section 8.1.7 of the Credit Agreement, be permitted (but shall not be obligated) to remedy any such default by giving written notice of such intent to Owner and to the parties to the Assigned Agreement or Assigned Agreements for which Administrative Agent intends to remedy the default. After giving such notice of its intent to cure such default and upon the commencement thereof, Administrative Agent will proceed diligently to cure such default. Any cure by Administrative Agent of Owner's default under any of the Assigned Agreements shall not be construed as an assumption by Administrative Agent or any of the Banks of any obligations, covenants or agreements of Owner under such Assigned Agreement, and neither Administrative Agent nor any of the Banks shall be liable to Owner or any other Person as a result of any actions undertaken by Administrative Agent in curing or attempting to cure any such default, except as set forth in Section 12.13 of the Credit Agreement. This Agreement shall not be deemed to release or to affect in any way the obligations of Owner under the Assigned Agreements.

         3. OBLIGATIONS SECURED. Without limiting the generality of the foregoing, this Agreement and all of the Collateral secure the payment and performance when due of the Obligations (as defined in the Credit Agreement) of each of the Portfolio Entities (including Owner) under the Credit Documents, including Borrower's Obligations under the Credit Agreement and the other Credit Documents to which Borrower is a party to the Administrative Agent and the Banks (the "Obligations"); provided, however, the Obligations as defined in this
Section 3 shall not include any Obligations (as defined in the Credit Agreement) of any Portfolio Entity under the Credit Documents relating to or arising from Projects (as defined in the Credit Agreement) that have achieved Operation prior to the effective date of this Agreement.

         4. REPRESENTATIONS AND WARRANTIES OF OWNER. Owner represents and warrants as of the date hereof as follows:

              4.1 Owner has not assigned any of its rights under the Assigned Agreements except as provided in the Credit Documents.

              4.2 Owner has not executed and is not aware of any effective financing statement, security agreement or other instrument similar in effect covering all or any part of the Collateral, except such as may have been filed pursuant to this Agreement and the other Credit Documents or pursuant to the documents evidencing Permitted Liens.

              4.3 Except as permitted by the Credit Agreement, Owner is lawfully possessed of ownership of the Collateral and has full right, title and interest in and to all rights purported to be granted to it under the Assigned Agreements, not subject to any mortgages, liens, charges, or encumbrances except Permitted Liens. Owner has full power and lawful authority to grant and assign the Collateral hereunder.

         5. COVENANTS OF OWNER. Owner covenants as follows:

              5.1 Any action or proceeding to enforce this Agreement or any Assigned Agreement may be taken by Administrative Agent either in Owner's name or in Administrative Agent's name, as Administrative Agent may deem necessary.

              5.2 Owner will, so long as any Obligations shall be outstanding, warrant and defend its title to the Collateral and the interest of Administrative Agent in the Collateral against any claim or demand of any persons (other than Permitted Liens) which could reasonably be expected to materially adversely affect Owner's title to, or Administrative Agent's right or interest in, such Collateral.

              5.3 Owner will at all times keep accurate and complete records of the Collateral. Owner shall permit representatives of Administrative Agent upon reasonable prior notice, and in accordance with Section 5.6 of the Credit Agreement, at any time during normal business hours of Owner to inspect and make abstracts from Owner's books and records pertaining to the Collateral. Upon the occurrence and during the continuation of any Event of Default, at Administrative Agent's request, Owner shall promptly deliver copies of any and all such records to Administrative Agent.

              5.4 Unless waived in writing by Administrative Agent, Owner shall give Administrative Agent at least 45 days' notice before it changes the location of its principal place of business, chief executive office or state of organization and shall at the expense of Owner execute and deliver such instruments and documents as may reasonably be required by Administrative Agent to maintain a prior perfected security interest in the Collateral.

         6. EVENTS OF DEFAULT. The occurrence of an Event of Default under the Credit Agreement, whatever the reason therefor and whether it shall be voluntary or involuntary or be effected by operation of law, or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body, shall constitute an event of default hereunder (an "Event of Default").

         7. REMEDIES UPON EVENT OF DEFAULT.

              7.1 If any Event of Default has occurred and is continuing, Administrative Agent may (a) proceed to protect and enforce the rights vested in it by this Agreement, including but not limited to, the right to cause all revenues pledged hereby as security and all other moneys pledged hereunder to be paid directly to it, and to enforce its rights hereunder to such payments and all other rights hereunder by such appropriate judicial proceedings as it shall deem most effective to protect and enforce any of such rights, either at law or in equity or otherwise, whether for specific enforcement of any covenant or agreement contained in any of the Assigned Agreements, or in aid of the exercise of any power therein or herein granted, or for any foreclosure hereunder and sale under a judgment or decree in any judicial proceeding, or to enforce any other legal or equitable right vested in it by this Agreement or by law; (b) cause any action at law or suit in equity or other proceeding to be instituted and prosecuted to collect or enforce any Obligations or rights hereunder or included in the Collateral, or to foreclose or enforce any other agreement or other instrument by or under or pursuant to which such Obligations are issued or secured, subject in each case to the provisions and requirements thereof; (c) sell or otherwise dispose of any or all of the Collateral or cause the Collateral to be sold or otherwise disposed of in one or more sales or transactions, at such prices and in such manner as Administrative Agent may deem commercially reasonable, and for cash or on credit or for future delivery, without assumption of any credit risk at any broker's board or at public or private sale, with or without a warranty of title, without demand of performance or notice of intention to sell or of time or place of sale (except such notice as is required by applicable statute and cannot be waived), it being agreed that Administrative Agent may be a purchaser on behalf of the Banks or on its own behalf at any such sale and that Administrative Agent, any Bank, or any other Person who may be a bona fide purchaser for value and without notice of any claims of any or all of the Collateral so sold shall thereafter hold the same absolutely free from any claim or right of whatsoever kind, including any equity of redemption, of Owner, any such demand, notice or right and equity being hereby expressly waived and released to the extent permitted by law; (d) incur reasonable expenses, including reasonable attorneys' fees, reasonable consultants' fees, and other costs appropriate to the exercise of any right or power under this Agreement;
(e) perform any obligation of Owner hereunder or under any other Credit Document, and make payments, purchase, contest or compromise any encumbrance, charge or lien, and pay taxes and expenses without, however, any obligation to do so; (f) in connection with any acceleration and foreclosure, take possession of the Collateral and render it usable and repair and renovate the same without, however, any obligation to do so, and enter upon any Site or any other location where the same may be located for that purpose, control, manage, operate, rent and lease the Collateral, collect all rents and income from the Collateral and apply the same to reimburse the Banks for any cost or expenses incurred hereunder or under any of the Credit Documents and to the payment or performance of Owner's obligations hereunder or under any of the Credit Documents, and apply the balance to the Loans of Borrower as provided for in the Credit Agreement and any remaining excess balance to whomsoever is legally entitled thereto; (g) secure the appointment of a receiver of the Collateral or any part thereof; or
(h) exercise any other or additional rights or remedies granted to a secured party under the UCC. If pursuant to applicable law prior notice of any such action is required to be given to Owner, Owner hereby acknowledges that the minimum time required by such applicable law, or if no minimum time is specified, 10 Banking Days, shall be deemed a reasonable notice period.

              7.2 All reasonable costs and expenses (including reasonable attorneys' fees and expenses) incurred by Administrative Agent in connection with any such suit or proceeding or in connection with the performance by Administrative Agent of any of Owner's agreements contained in any of the Assigned Agreements or any exercise of its rights or remedies hereunder, pursuant to the terms of this Agreement, together with interest thereon (to the extent permitted by law) computed at a rate per annum equal to the Default Rate from the date on which such costs or expenses are incurred to the date of payment thereof, shall constitute additional indebtedness secured by this Agreement and shall be paid by Owner to Administrative Agent on behalf of the Banks on demand.

         8. REMEDIES CUMULATIVE; DELAY NOT WAIVER.

              8.1 No right, power or remedy herein conferred upon or reserved to Administrative Agent is intended to be exclusive of any other right, power or remedy and every such right, power and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right, power and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder or otherwise shall not prevent the concurrent assertion or employment of any other appropriate right or remedy. Resort to any or all security now or hereafter held by Administrative Agent may be taken concurrently or successively and in one or several consolidated or independent judicial actions or lawfully taken nonjudicial proceedings, or both.

              8.2 No delay or omission of Administrative Agent to exercise any right or power accruing upon the occurrence and during the continuance of any Event of Default as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and every power and remedy given by this Agreement may be exercised from time to time, and as often as shall be deemed expedient, by Administrative Agent.

         9. APPLICATION OF PROCEEDS. Upon the occurrence and during the continuation of an Event of Default, the proceeds of any sale of or other realization upon, all or any part of the Collateral shall be applied: first, to all fees, costs and expenses incurred by and due and owing to Administrative Agent and the Banks under the Credit Agreement, the other Credit Documents or the Collateral Documents; second, to accrued and unpaid interest on the Obligations (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts); third, to the principal amounts of the Obligations outstanding; fourth, to any other Obligations of Owner owing to Administrative Agent or the Banks; and fifth, to, or as directed by, Owner.

         10. ATTORNEY-IN-FACT. Owner hereby constitutes and appoints Administrative Agent, acting for and on behalf of itself and the Banks and each successor or assign of Administrative Agent and the Banks, the true and lawful attorney-in-fact of Owner, with full power and authority in the place and stead of Owner and in the name of Owner, Administrative Agent or otherwise to enforce all rights, interests and remedies of Owner with respect to the Collateral, including, without limitation, the right:

              10.1 to ask, require, demand, receive and give acquittance for any and all moneys and claims for moneys due and to become due under or arising out of the Assigned Agreements or any of the other Collateral, including without limitation, any insurance policies;

              10.2 to elect remedies thereunder and to endorse any checks or other instruments or orders in connection therewith;

              10.3 to file any claims or take any action or institute any proceedings in connection therewith which Administrative Agent may reasonably deem to be necessary or advisable;

              10.4 to pay, settle or compromise all bills and claims which may be or become liens or security interests against any or all of the Collateral, or any part thereof, unless a bond or other security satisfactory to Administrative Agent has been provided; and

              10.5 upon foreclosure and to the extent provided in the Consents, to do any and every act which Owner may do on its behalf with respect to the Collateral or any part thereof and to exercise any or all of Owner's rights and remedies under any or all of the Assigned Agreements;

provided, however, that Administrative Agent shall not exercise any such rights except upon the occurrence and continuation of an Event of Default. This power of attorney is a power coupled with an interest and shall be irrevocable.

         11. ADMINISTRATIVE AGENT MAY PERFORM. Upon the occurrence and during the continuance of an Event of Default, if Owner fails to perform any agreement contained herein, Administrative Agent may itself perform, or cause performance of, such agreement, and the reasonable expenses of Administrative Agent incurred in connection therewith shall be part of the Obligations.

         12. PERFECTION; FURTHER ASSURANCES.

              12.1 Owner agrees that from time to time, at the expense of Owner, Owner shall promptly execute and deliver all instruments and documents, and take all action, that may be reasonably necessary, or that Administrative Agent may reasonably request, in order to perfect and protect the assignment and security interest granted or intended to be granted hereby or to enable Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, Owner shall
(a) if any Collateral shall be evidenced by a promissory note or other instrument in excess of $5,000, deliver and pledge to Administrative Agent for the benefit of the Banks such note duly endorsed without recourse, and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to Administrative Agent; and (b) execute and deliver to Administrative Agent such financing or continuation statements, or amendments thereto, and such other instruments, endorsements or notices, as may be reasonably necessary or desirable or as Administrative Agent may reasonably request, in order to perfect and preserve the assignments and security interests granted or purported to be granted hereby.

              12.2 Owner hereby authorizes Administrative Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of Owner where permitted by law.

              12.3 Owner shall pay all filing, registration and recording fees and all refiling, re-registration and re-recording fees, and all reasonable expenses incident to the execution and acknowledgment of this Agreement, any assurance, and all federal, state, county and municipal stamp taxes and other taxes, duties, imports, assessments and charges arising out of or in connection with the execution and delivery of this Agreement, any agreement supplemental hereto, any financing statements, and any instruments of further assurance.

              12.4 Owner shall, promptly upon request, provide to Administrative Agent all information and evidence it may reasonably request concerning the Collateral to enable Administrative Agent to enforce the provisions of this Agreement.

         13. PLACE OF BUSINESS; LOCATION OF RECORDS. Unless Administrative Agent is otherwise notified under Section 5.4, the place of business and chief executive office of Owner is, and all records of Owner concerning the Collateral are and will be, located at the address set forth in Schedule 4.24 to the Credit
Agreement and Owner is, and will be, a          organized under the laws of the
state of        .

         14. CONTINUING ASSIGNMENT AND SECURITY INTEREST. This Agreement shall create a continuing assignment of, and security interest in, the Collateral and shall (a) remain in full force and effect until payment in full of the Obligations, (b) be binding upon Owner, its successors and assigns; provided, however, that the obligations of Owner, its successors and assigns hereunder may not be assigned without the prior written consent of Administrative Agent; and
(c) inure, together with the rights and remedies of Administrative Agent, to the benefit of Administrative Agent, the Banks and their respective successors, transferees and assigns. Without limiting the generality of the foregoing but subject to the terms of the Credit Agreement, Administrative Agent or any of the Banks may assign or otherwise transfer all or any part of or interest in the Notes and the other Credit Documents or other evidence of indebtedness held by them to any other Person to the extent permitted by and in accordance with the Credit Agreement, and such other Person shall thereupon become vested with all or an appropriate part of the benefits in respect thereof granted to the Banks herein or otherwise. The release of the security interest in any or all of the Collateral, the taking or acceptance of additional security, or the resort by Administrative Agent to any security it may have in any order it may deem appropriate, shall not affect the liability of any person on the indebtedness secured hereby. If this Agreement shall be terminated or revoked by operation of law, Owner will indemnify and save Administrative Agent and the Banks harmless from any loss which may be suffered or incurred by Administrative Agent and the Banks in acting hereunder prior to the receipt by Administrative Agent, its successors, transferees, or assigns of notice of such termination or revocation.

         15. TERMINATION OF SECURITY INTEREST. Upon the indefeasible payment in full of the Obligations, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to Owner. Upon any such termination, Administrative Agent will, at Owner's expense, execute and, subject to Section 21 hereof, deliver to Owner such documents (including, without limitation, UCC-3 termination statements) as Owner shall reasonably request to evidence such termination.

         16. ATTORNEYS' FEES. In the event any legal action or proceeding (including, without limitation, any of the remedies provided for herein or at law) is commenced to enforce or interpret this Agreement or any provision thereof, unless Owner is the prevailing party, Owner shall indemnify each of Administrative Agent and the Banks for their reasonable attorneys' fees and other costs and expenses incurred therein, and if a judgment or award is entered in any such action or proceeding, such reasonable attorneys' fees and other costs and expenses may be made a part of such judgment or award.

         17. LIABILITY. Recourse against the Owner, the other Portfolio Entities, any Partner and their respective Affiliates, members, partners, stockholders, officers, directors and employees under this Agreement shall be limited to the extent provided in Article 9 of the Credit Agreement.

         18. AMENDMENTS; WAIVERS; CONSENTS. No amendment, modification, termination or waiver of any provision of this Agreement, or consent to any departure by Owner therefrom, shall in any event be effective without the written concurrence of Administrative Agent and the Owner.

         19. NOTICES. All notices required or permitted under the terms and provisions hereof shall be in writing and any such notice shall be effective if given in accordance with the provisions of Section 12.1 of the Credit Agreement. Notices to Owner may be given at the address of Borrower set forth in such
Section 12.1.

         20. GOVERNING LAW. This Agreement, including all matters of construction, validity, performance and the creation, validity, enforcement or priority of the lien of, and security interests created by, this Agreement in or upon the Collateral shall be governed by the laws of the state of New York, without reference to conflicts of law (other than Section 5-1401 of the New York General Obligations Law), except as required by mandatory provisions of law and except to the extent that the validity or perfection of the lien and security interest hereunder, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the state of New York.

         21. REINSTATEMENT. This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by Administrative Agent in respect of the Obligations is rescinded or must otherwise be restored or returned by Administrative Agent upon the insolvency, bankruptcy, reorganization, liquidation of Owner or any general partner of Owner or upon the dissolution of, or appointment of any intervenor or conservator of, or trustee or similar official for, Owner or any general partner of Owner or any substantial part of Owner's or any of its general partners' assets, or otherwise, all as though such payments had not been made.

         22. SEVERABILITY. The provisions of this Agreement are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

         23. SURVIVAL OF PROVISIONS. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and the Credit Agreement and the making of the Loans and extensions of credit thereunder. Notwithstanding anything in this

Agreement or implied by law to the contrary, the agreements, representations and warranties of Owner set forth herein shall terminate only upon payment of the Obligations, and the termination of all Commitments and other obligations of the Banks under the Credit Documents.

         24. HEADINGS DESCRIPTIVE. The headings in this Agreement are for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

         25. ENTIRE AGREEMENT. This Agreement, together with any other agreement executed in connection herewith, is intended by the parties as a final expression of their agreement and is intended as a complete and exclusive statement of the terms and conditions thereof.

         26. TIME. Time is of the essence of this Agreement.

         27. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same agreement.

         28. WAIVER OF JURY TRIAL. OWNER AND ADMINISTRATIVE AGENT HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT AND THE RELATIONSHIP AMONG OWNER AND ADMINISTRATIVE AGENT THAT IS BEING ESTABLISHED. OWNER AND ADMINISTRATIVE AGENT ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. OWNER AND ADMINISTRATIVE AGENT FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

         29. ADDITIONAL WAIVERS. Owner hereby waives and relinquishes all rights and remedies accorded by applicable law to sureties or guarantors and agrees not to assert or take advantage of any such rights or remedies, including without limitation (a) any right to require Administrative Agent or the Banks to proceed against any Portfolio Entity or any other Person or to proceed against or exhaust any security held by Administrative Agent or the Banks at any time or to pursue any other remedy in Administrative Agent's or the Banks' power before proceeding against Owner, (b) any defense that may arise by reason of the incapacity, lack of power or authority, death, dissolution, merger, termination or disability of any Portfolio Entity or any other Person or the failure of Administrative Agent or the Banks to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any Portfolio Entity or any other Person, (c) demand, presentment, protest and notice of any kind, including without limitation notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or non-action on the part of any Portfolio Entity, Administrative Agent, the Banks, any endorser or creditor of the foregoing or on the part of any other Person under this or any other instrument in connection with any obligation or evidence of indebtedness held by Administrative Agent or the Banks as collateral or in connection with any Obligations, (d) any defense based upon an election of remedies by Administrative Agent or the Banks, including without limitation an election to proceed by non-judicial rather than judicial foreclosure, which destroys or otherwise impairs the subrogation rights of Owner, the right of Owner to proceed against a Portfolio Entity or another Person for reimbursement, or both, (e) any defense based on any offset against any amounts which may be owed by any Person to Owner for any reason whatsoever,
(f) any defense based on any act, failure to act, delay or omission whatsoever on the part of a Portfolio Entity of the failure by a Portfolio Entity to do any act or thing or to observe or perform any covenant, condition or agreement to be observed or performed by it under the Credit Documents, (g) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal provided, that, upon payment in full of the Obligations, this Agreement shall no longer be of any force or effect, (h) any defense, setoff or counterclaim which may at any time be available to or asserted by a Portfolio Entity against Administrative Agent, the Banks or any other Person under the Credit Documents, (i) any duty on the part of Administrative Agent or the Banks to disclose to Owner any facts Administrative Agent or the Banks may now or hereafter know about any Portfolio Entity, regardless of whether Administrative Agent or the Banks have reason to believe that any such facts materially increase the risk beyond that which Owner intends to assume, or have reason to believe that such facts are unknown to Owner, or have a reasonable opportunity to communicate such facts to Owner, since Owner acknowledges that Owner is fully responsible for being and keeping informed of the financial condition of the Portfolio Entities and of all circumstances bearing on the risk of non-payment of any obligations and liabilities hereby guaranteed, (j) the fact that any Portfolio Entity may at any time in the future dispose of all or part of its direct or indirect interest in any other Portfolio Entity, (k) any defense based on any change in the time, manner or place of any payment under, or in any other term of, the Credit Documents or any other amendment, renewal, extension, acceleration, compromise or waiver of or any consent or departure from the terms of the Credit Documents, (1) any defense arising because of Administrative Agent's or the Banks' election, in any proceeding instituted under the Federal Bankruptcy Code, of the application of Section 1111(b)(2) of the Federal Bankruptcy Code, and (m) any defense based upon any borrowing or grant of a security interest under Section 364 of the Federal Bankruptcy Code.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, each of the undersigned has caused this Equipment Finance Company Security Agreement to be duly executed and delivered as of the day and year first above written.


                                          -------------------------------------
                                          a Delaware
                                                    ---------------------------
                                          By:
                                              ----------------------------------
                                               Name:
                                               Title:

                                          THE BANK OF NOVA SCOTIA
                                          as Administrative Agent


                                          By:
                                              ----------------------------------
                                               Name:
                                               Title:

                                                                     EXHIBIT D-6
                                                             to Credit Agreement

               AMENDED AND RESTATED SCHEDULE OF SECURITY FILINGS

KEY TO ABBREVIATIONS
--------------------

     The abbreviations and words listed below when used herein have the meanings assigned to them below.


     "ALSS"                   =   The Office of the Alabama Secretary of State

     "Administrative Agent"   =   The Bank of Nova Scotia

     "AZSS"                   =   The Office of the Arizona Secretary of State

     "BCRO"                   =   The Bastrop County, Texas Recorder's Office

     "BPCO"                   =   The Berks County, Pennsylvania Office of the
                                  Prothonotary

     "CASS"                   =   The Office of the California Secretary of State

     "CCFC"                   =   Calpine Construction Finance Company, L.P., a
                                  Delaware limited partnership

     "CCFC GP"                =   Calpine CCFC GP, Inc., a Delaware corporation

     "CCFC LP"                =   Calpine CCFC LP, Inc., a Delaware corporation

     "CCRO"                   =   The Cumberland County, Maine Recorder's Office

     "DESS"                   =   The Office of the Delaware Secretary of State

     "FLSS"                   =   The Office of the Florida Secretary of State

     "FMIT"                   =   The Office of the Recorder of the Fort Mojave
                                  Indian Tribe

     "HCRO"                   =   The Hidalgo County, Texas Recorder's Office

     "LCCC"                   =   The Office of the Clerk of the Chancery Court
                                  of Lowndes County, Mississippi

     "MCRO"                   =   The Mohave County, Arizona Recorder's Office

     "MESS"                   =   The Office of the Maine Secretary of State

SD DOCS\260901.2[W97]


     "MISS"                   =   The Office of the Mississippi Secretary of State

     "PASS"                   =   The Office of the Pennsylvania Secretary of State

     "SCRO"                   =   The Sutter County, California Recorder's Office

     "TXSS"                   =   The Office of the Texas Secretary of State

                                        2

SD DOCS\260901.2[W97]

UCC-1 FINANCING STATEMENTS


Debtor         Secured Party            Granting Document        Collateral          Filing Office
------         -------------            -----------------        ----------          -------------
CCFC           Administrative Agent      Credit Agreement,        All personal        ALSS, AZSS, BPCO,
               (on behalf of the         Security Agreement       property            CASS, DESS, FLSS,
               Banks)                    and Depositary                               FMIT, LCCC, MESS,
                                         Agreement                                    MISS, PASS, TXSS




Debtor         Secured Party            Granting Document        Collateral          Filing Office
------         -------------            -----------------        ----------          -------------
CCFC GP        Administrative Agent      Pledge and Security      Equity Interests    CASS, DESS
               (on behalf of the         Agreement (Pledge        of CCFC
               Banks)                    Equity Interests)



Debtor         Secured Party            Granting Document        Collateral          Filing Office
------         -------------            -----------------        ----------          -------------
CCFC LP        Administrative Agent      Pledge and Security      Equity Interests    CASS, DESS
               (on behalf of the         Agreement (Pledge        of CCFC
               Banks)                    Equity Interests)


FIXTURE FILINGS


Debtor         Secured Party            Granting Document        Collateral          Filing Office
------         -------------            -----------------        ----------          -------------
CCFC           Administrative Agent      Credit Agreement and     All fixtures        CCRO, FMIT, HCRO,
               (on behalf of the         Security Agreement                           MCRO, SCRO, BCRO
               Banks)


DEED OF TRUST


Debtor         Secured Party            Granting Document        Collateral          Filing Office
------         -------------            -----------------        ----------          -------------
CCFC           Administrative Agent      Deed of Trust            All real property   CCRO, FMIT, HCRO,
               (on behalf of the                                                      MCRO, SCRO, BCRO
               Banks)


SD DOCS\260901.2[W97]

                                                             EXHIBIT D-7
                                                             to Credit Agreement



                      FORM OF DEBT SUBORDINATION AGREEMENT


                                     between


                                       and

                            THE BANK OF NOVA SCOTIA,
                             as Administrative Agent

                                TABLE OF CONTENTS

                                                                                      PAGE
                                                                                      ----
1.     Definitions..................................................................     2
2.     Certain Subordination Terms..................................................     2
3.     Credit Agreement and Credit Documents........................................     4
4.     Time of Filing...............................................................     4
5.     Wrongful Collections.........................................................     5
6.     Ownership of Subordinated Debt; Amendment of Subordinated Debt Documents.....     5
7.     Waivers......................................................................     5
8.     Subrogation; No Impairment of Borrower's Obligations.........................     5
9.     Reinstatement................................................................     6
10.    Bankruptcy...................................................................     6
11.    Further Assurances...........................................................     6
12.    Successors and Assigns.......................................................     6
13.    Counterparts.................................................................     6
14.    Governing Law................................................................     7

                             SUBORDINATION AGREEMENT

         This SUBORDINATION AGREEMENT ("Agreement"), dated as of
________________, is made by and between ___________________________, a
__________________ ("Junior Claimant"), and The Bank of Nova Scotia, as Administrative Agent (the "Administrative Agent") for the Senior Claimants (as defined below).

                                     PREFACE

         A. Calpine Construction Finance Company, L.P., a Delaware limited partnership ("Borrower"), has entered into that certain Amended and Restated Credit Agreement ("Credit Agreement"), dated as of February 15, 2001, by and among Borrower, The Bank of Nova Scotia, as Lead Arranger, LC Bank and Administrative Agent, Credit Suisse First Boston, acting through its New York Branch, as Lead Arranger, Syndication Agent and Bookrunner and the financial institutions listed on Exhibit H thereto (the "Banks" and, together with Administrative Agent, Lead Arrangers, Syndication Agent, Bookrunner, LC Bank, and all financial institutions parties to the Credit Agreement, the "Senior Claimants"), pursuant to which the Senior Claimants will, subject to the terms and conditions contained therein and in the other Credit Documents, provide credit facilities to Borrower in connection with Borrower's development, construction and ownership of the Projects.

         B. Borrower and Junior Claimant have and/or will enter into one or more promissory notes and/or other documents and instruments (collectively, the "Subordinated Agreement") pursuant to which, subject to the terms and conditions contained therein and herein, Junior Claimant has and/or will lend to Borrower funds in a principal amount up to the amount of Contributions required or permitted to be made by Borrower under the Credit Agreement (the "Junior Claimant Loan").

         C. The Senior Claimants have agreed that Borrower may incur such indebtedness to Junior Claimant under the Subordinated Agreement only if Junior Claimant shall join in this Agreement and Junior Claimant shall subordinate, to the extent and in the manner hereinafter set forth, all claims and rights in respect of the Subordinated Debt (as defined below) to all Senior Claims (as defined below) to the extent set forth in this Agreement.

                                    AGREEMENT

         NOW THEREFORE, in consideration of the premises and as an inducement to the Senior Claimants to grant financial accommodations to Borrower, and in consideration of the granting thereof, the parties hereby agree as follows:

         1. DEFINITIONS. All capitalized terms used herein and not otherwise defined herein shall have the meaning given in the Credit Agreement as in effect on the date hereof. As used in this Agreement, the following terms shall have the following respective meanings:

                  "Proceeding" means any (a) insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding of or against Borrower, its property or its creditors as such, (b) proceeding for any liquidation, dissolution or other winding-up of Borrower, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings, (c) general assignment for the benefit of creditors of Borrower or (d) other marshalling of the assets of Borrower.

                  "Senior Claims" means, subject in each case to Sections 3 and 8 hereof, (a) the principal of, and premium, if any, and interest on, the Loans under the Credit Agreement (including, without limitation, any interest accruing thereon at the legal rate after the commencement of any Proceeding and any additional interest that would have accrued thereon but for the commencement of such Proceeding); and (b) all other Obligations of Borrower to any Senior Claimants, whether now existing or hereafter incurred or created, under or with respect to the Credit Documents or any replacement, supplement to, or refinancing of the Loans and other Obligations of the Borrower to any Senior Claimants permitted under Section 3 hereof.

                  "Subordinated Debt" means all indebtedness owing to Junior Claimant arising under or in respect of the Subordinated Debt Documents.

                  "Subordinated Debt Documents" means the Subordinated Agreement, any promissory note or other instrument relating thereto and any other documents or instruments directly relating to the foregoing (including any amendments, replacements or substitutions thereof).

         2. CERTAIN SUBORDINATION TERMS. Until all Senior Claims shall have been paid in full and the Senior Claimants' commitments irrevocably terminated under the Credit Documents, and notwithstanding anything in the Subordinated Debt Documents to the contrary:

                  2.1 Except as permitted under the Credit Agreement (including Sections 3.10 and 7.2.1(8) thereof), Borrower shall not, directly or indirectly, make any payment of principal, interest or otherwise on or in respect of the Subordinated Debt.

                  2.2 Except for the right to demand and accept payments permitted under the Credit Agreement or as provided in Section 2.1 or 2.5.2 of this Agreement, Junior Claimant shall not demand, sue for, or accept from Borrower or any other Person any such payment or collateral, nor take any other action to enforce or collect upon any such payment or to enforce its rights to receive any such payment, in either case in respect of the Subordinated Debt, provided, however, that nothing herein shall limit the right or ability of Junior Claimant (i) to receive payments from Borrower in respect of the Subordinated Debt as provided in Section 2.1 so long as no Event of Default under the Credit Agreement has occurred and is continuing, or (ii) to accelerate the maturity of the Subordinated Debt at any time after the Loans under the Credit Agreement have been accelerated; and provided further that in the event that the Senior Claimants rescind the acceleration of the Loans and provide written notice to Junior Claimant thereof, or the Junior Claimant otherwise becomes aware of such rescission, Junior Claimant shall rescind the acceleration of the Subordinated Debt.

                  2.3 Neither Borrower nor the Junior Claimant shall take any action prejudicial to or inconsistent with the Senior Claimants' priority position over Junior Claimant created by this Agreement, including, without limitation, any action which will hinder, delay or otherwise prevent the Senior Claimants from taking any action they deem necessary to enforce rights with respect to the Senior Claims or the Lien of the Collateral Documents. Junior Claimant shall not take any action or otherwise act to contest on account of the Subordinated Debt (i) the validity or priority of any Liens or security interests granted to, or for the benefit of, the Senior Claimants, (ii) the relevant rights and duties of the Senior Claimants with respect to the Junior Claimant on account of any Subordinated Debt as established in this Agreement or
(iii) Senior Claimants' exercise of remedies in accordance with the Credit Agreement and the other Credit Documents.

                  2.4 Each document or instrument evidencing Subordinated Debt shall bear a legend providing that payment of the Subordinated Debt thereunder has been subordinated to prior payment of the Senior Claims in the manner and to the extent set forth in this Agreement.

                  2.5 Without the prior written consent of the Administrative Agent, acting in its sole discretion, Junior Claimant shall not commence or join with any other creditor or creditors of Borrower in commencing any Proceeding against Borrower or any general partner of Borrower, but may join in any Proceeding after it has commenced. At any general meeting of creditors of Borrower or any general partner thereof, or in the event of any Proceeding, if all Senior Claims have not been paid in full at such time, Administrative Agent on behalf of the Senior Claimants is hereby irrevocably authorized at any such meeting or in any such Proceeding:

                         2.5.1 to enforce claims comprising Subordinated Debt in
the name of Junior Claimant, by proof of debt, proof of claim, suit or otherwise;

                         2.5.2 to collect any assets of Borrower distributed,
divided or applied by way of dividend or payment as a result of a Proceeding, or such securities issued, on account of Subordinated Debt as a result thereof and apply the same, or the proceeds of any realization upon the same that the Senior Claimants in their discretion elect to effect, to Senior Claims until all Senior Claims shall have been paid in full (the Senior Claimants hereby agreeing to render any surplus to Junior Claimant and/or other subordinated creditors, as their interests appear, or to interplead such surplus with a court of competent jurisdiction); and

                         2.5.3 to take generally any action in connection with
any such meeting or proceeding which Junior Claimant might otherwise take in respect of the Subordinated Debt and claims relating thereto; provided, however, that Junior Claimant shall retain, to the exclusion of Senior Claimants and Administrative Agent, the right to vote claims comprising or arising out of the Subordinated Debt in any Proceeding, including the right to vote to accept or reject any plan of partial or complete liquidation, reorganization, readjustment, arrangement, composition or extension.

                  After the commencement of any such Proceeding, Junior Claimant may inquire in writing of Administrative Agent on behalf of the Senior Claimants whether the Senior Claimants intend to exercise the foregoing rights with respect to the Subordinated Debt. Should the Senior Claimants fail, at least 20 days before the deadline therefor, either to file a proof of claim with respect to the Subordinated Debt and to furnish a copy thereof to the Junior Claimant, or to inform such Junior Claimant in writing that the Senior Claimants intend to exercise their rights to assert the Subordinated Debt in the manner hereinabove provided, Junior Claimant may, but shall not be required to, proceed to file a proof of claim with respect to the Subordinated Debt and take such further steps with respect thereto, not inconsistent with this Agreement, as Junior Claimant may deem proper.

                  2.6 Upon the occurrence and during the continuation of an Event of Default, Junior Creditor may, but shall have no obligation to, upon not less than 10 days prior written notice to Administrative Agent, purchase all of the outstanding Loans and other Obligations of Borrower owing to the Senior Claimants by irrevocably tendering, in immediately available funds, full payment of the Purchase Price (as defined below) to Senior Claimants:

                         2.6.1 The Purchase Price shall be equal to the total
amount of Senior Claims at the time of acceleration (assuming such obligations have been accelerated);

                         2.6.2 Any such purchase by Junior Claimant shall be
without warranty by, or recourse to, the Senior Claimants, except with respect to the legal and beneficial ownership by the Senior Claimants of the Obligations so purchased, free and clear of all Liens and rights of others; and

                         2.6.3 Concurrently with any such purchase the Senior
Claimants shall forthwith sell, assign, transfer and convey to Junior Claimant all of their right, title and interest in and to the Credit Documents and all Liens and other security interests in favor of the Senior Claimants securing the obligations of Borrower in connection therewith.

         3. CREDIT AGREEMENT AND CREDIT DOCUMENTS. Junior Claimant acknowledges that it has been provided with a copy of the Credit Agreement and has read and is familiar with the provisions of the Credit Agreement, including without limitation Article 7 thereof. Junior Claimant hereby consents to the application of Project Revenues in accordance with the Credit Agreement, including without limitation Article 7 thereof, notwithstanding anything in the Subordinated Debt Documents to the contrary.

         4. TIME OF FILING. Notwithstanding the time of filing, attachment or recording of any document or other instrument, it is agreed by Junior Claimant that any liens arising under or pursuant to the Collateral Documents (as defined in the Credit Documents) shall be senior to any liens arising in favor of Junior Claimant as part of or relating to the Subordinated Debt Documents; provided, however, that nothing herein shall be deemed to permit Junior Claimant to obtain any such liens.

         5. WRONGFUL COLLECTIONS. Should any payment on account of, or any collateral for any part of, the Subordinated Debt be received by Junior Claimant in violation of this Agreement, such payment or collateral shall be delivered forthwith to Administrative Agent on behalf of the Senior Claimants by the recipient for application to Senior Claims, in the form received. Administrative Agent is irrevocably authorized to supply any required endorsement or assignment which may have been omitted. Until so delivered, any such payment or collateral shall be held by the recipient in trust for the Senior Claimants and shall not be commingled with other funds or property of the recipient.

         6. OWNERSHIP OF SUBORDINATED DEBT; AMENDMENT OF SUBORDINATED DEBT DOCUMENTS.

                  6.1 Junior Claimant represents and warrants that it is the lawful owner of the Subordinated Debt and no part thereof has been assigned to or subordinated or subjected to any other security interest in favor of anyone other than the Senior Claimants. Junior Claimant agrees that it may not assign all or any portion of the Subordinated Debt or any of its rights or remedies under the Subordinated Debt Documents except upon the execution and delivery to Administrative Agent of an agreement by any such assignee to be bound by the terms of this Agreement (including provisions relating to assignment), in form and substance the same as this Agreement, or otherwise as may be reasonably satisfactory to Administrative Agent.

                  6.2 Without the prior written consent of Administrative Agent and the Required Banks, the Subordinated Debt Documents may not be amended so as to have an adverse effect upon the Senior Claims or Borrower's ability to pay the Senior Claims at any time.

         7. WAIVERS. Administrative Agent and the Senior Claimants are hereby authorized to demand specific performance of this Agreement, whether or not Borrower shall have complied with the provisions hereof applicable to it, at any time when Junior Claimant shall have failed to comply with any provision hereof applicable to it. Junior Claimant hereby irrevocably waives any defense based on the adequacy of a remedy at law which might be asserted as a bar to the remedy of specific performance hereof in any action brought therefor by the Senior Claimants. Junior Claimant (a) further waives presentment, notice and protest in connection with all negotiable instruments evidencing Senior Claims or Subordinated Debt to which Junior Claimant may be a party, notice of the acceptance of this Agreement by the Senior Claimants, notice of any loan made, extension granted or other action taken in reliance hereon, and all demands and notices of every kind in connection with this Agreement, Senior Claims or time of payment of Senior Claims or Subordinated Debt and (b) hereby assents to any renewal, extension or postponement of the time of payment of Senior Claims or any other indulgence with respect thereto, to any increase in the amount of Senior Claims, to any substitution, exchange or release of collateral therefor and to the addition or release of any person primarily or secondarily liable thereon and assents to the provisions of any instrument, security or other writing evidencing Senior Claims.

         8. SUBROGATION; NO IMPAIRMENT OF BORROWER'S OBLIGATIONS.
Subject to and from and after the payment in full of all Senior Claims and the irrevocable termination of

Senior Claimants' commitments under the Credit Documents, Junior Claimant shall be subrogated to the rights of the Senior Claimants to receive payments or distributions of cash, property or securities of Borrower applicable to the Senior Claims until all amounts owing on the Subordinated Debt shall be paid in full. For purposes of such subrogation, no payments or distributions to the Senior Claimants to which Junior Claimant would be entitled but for the provisions of this Agreement, and no payments paid over by Junior Claimant to Senior Claimants pursuant to this Agreement shall, as among the Borrower, its creditors other than the Senior Claimants, and Junior Claimant, be deemed to be a payment or distribution on account of the Subordinated Debt, it being understood that the provisions of this Agreement are intended solely for the purpose of defining the relative rights of Junior Claimant and the Senior Claimants. Nothing contained in this Agreement is intended to or shall impair, as between Borrower and Junior Claimant, the obligation of Borrower, which is absolute and unconditional, to pay to Junior Claimant the principal of and the premium, if any, and the interest on the Subordinated Debt, and all other amounts payable by Borrower under the Subordinated Debt Documents, as and when the same shall become due and payable, or to affect the relative rights of Junior Claimant and creditors of Borrower other than the Senior Claimants.

         9. REINSTATEMENT. The obligations of Junior Claimant under this Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time any payment in respect of any Senior Claim, or any other payment to any holder of any Senior Claim in its capacity as such, is rescinded or must otherwise be restored or returned by the holder of such Senior Claims upon the occurrence of any Proceeding, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Borrower or any substantial part of its property, or otherwise, all as though such payment had not been made.

         10. BANKRUPTCY. This Agreement shall remain in full force and effect as between the Junior Claimant and Senior Claimant notwithstanding the occurrence of any Proceeding affecting Borrower.

         11. FURTHER ASSURANCES. Borrower and Junior Claimant shall execute and deliver to the Senior Claimants such further instruments and shall take such further action as the Senior Claimants may at any time or times reasonably request in order to carry out the provisions and intent of this Agreement.

         12. SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Neither the Junior Claimant nor the Senior Claimants shall have a duty to preserve rights against prior parties in any property of any kind received hereunder. Nothing contained herein shall impose on the Senior Claimants any duties with respect to any property of Borrower or Junior Claimant received hereunder.

         13. COUNTERPARTS. This Agreement may be executed in any number of counterparts, but all such counterparts shall together constitute but one agreement. In making proof of this Agreement, it shall not be necessary to produce or account for more than one counterpart signed by each of the parties hereto.

         14. GOVERNING LAW. This Agreement is intended to take effect as a sealed instrument, shall be binding upon the parties hereto and their respective executors, administrators, other legal representatives, successors and assigns, and shall inure to the benefit of the Senior Claimants, their respective successors and assigns and shall be governed by the laws of the State of New York without reference to principles of conflict of laws (other than Section 5-1401 of the New York General Obligations Law). The parties hereto intend and agree that this Agreement shall remain binding on such parties (other than Borrower) notwithstanding the termination (except upon the payment in full of Senior Claims) or unenforceability of this Agreement as against Borrower.




                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the parties hereto have caused this Subordination Agreement to be duly executed as of the date first above written.

                                    [JUNIOR CLAIMANT]

                                    a
                                      ----------------------------------------


                                       By:
                                             ---------------------------------
                                             Name:
                                             Title:



                                    THE BANK OF NOVA SCOTIA,
                                    as Administrative Agent


                                       By:
                                             ---------------------------------
                                             Name:
                                             Title:


Acknowledged and Agreed:


CALPINE CONSTRUCTION FINANCE COMPANY, L.P., a Delaware limited partnership

By:      CALPINE CCFC GP, Inc.,
         a Delaware corporation,
         its General Partner


         By:
                  --------------------------------------------
                  Name:
                  Title:

                                                            EXHIBIT D-8
                                                            to Credit Agreement

                              [AFFILIATE CONTRACT]

                             SUBORDINATION AGREEMENT


                           Dated as of _________, 2001

                                     between


                           ------------------------,


                               a _______________,


                                       and

                            THE BANK OF NOVA SCOTIA,
                             as Administrative Agent

                             SUBORDINATION AGREEMENT


         This [AFFILIATE CONTRACT] SUBORDINATION AGREEMENT (this "Agreement") dated as of __________, 2001 is entered into by and between _______________, a ______________ (the "Junior Claimant"), and THE BANK OF NOVA SCOTIA, as Administrative Agent ("Administrative Agent") for the Senior Claimants (as defined below).

                                     PREFACE

         A. Calpine Construction Finance Company, L.P., a Delaware limited partnership ("Borrower" [IF BORROWER IS THE PROJECT OWNER, ADD: OR "PROJECT OWNER"]), the financial institutions listed on Exhibit H thereto (the "Banks"), Credit Suisse First Boston, acting through its New York Branch as Lead Arranger, Syndication Agent and Bookrunner and The Bank of Nova Scotia, as Lead Arranger, LC Bank and Administrative Agent (the Banks, Administrative Agent, the Lead Arrangers, the Syndication Agent, the Bookrunner and all financial institutions parties to the Credit Agreement, the "Senior Claimants"), have entered into that certain Amended and Restated Credit Agreement dated as of February 15, 2001 ("Credit Agreement"), pursuant to which the Senior Claimants will, subject to the terms and conditions contained therein, provide credit facilities to Borrower in connection with Borrower's development, construction and ownership of the Projects. Pursuant to the Credit Agreement (i) proceeds of such credit facilities will be utilized by Borrower for, among other things, distribution to Project Owner for the payment of Project Costs associated with the _______ Project, (ii) all Project Revenues received by Project Owner will be transferred to the Accounts held by Borrower and (iii) all O&M Costs, including the Subordinated O&M Costs, will be paid by Project Owner from funds available for such purposes in accordance with Article 7 of the Credit Agreement.

         B. [BORROWER] [_______, A _______ ("PROJECT OWNER")]] and Junior Claimant have entered into (i) that certain __________ (the "______________") and (ii) that certain ____________ (the "_________" and together with the ____________, the "Subordinated Contracts") pursuant to which, subject to the terms and conditions contained therein and herein, Project Owner has agreed to pay certain fees for the [operation, maintenance and management] of the ______ Project by Junior Claimant (the "O&M Costs"). That portion of the O&M Costs which are designated in Section ___ of the _______, Section ___ of the _____ or Section _______ of the _________ is referred to herein as the "Subordinated O&M Costs."

         C. [INSERT IF PROJECT OWNER IS NOT BORROWER] [PROJECT OWNER AND ADMINISTRATIVE AGENT, ON BEHALF OF THE BANKS, HAVE ENTERED INTO THE PROJECT OWNER GUARANTY DATED AS OF ______, 200_ (THE "GUARANTY") PURSUANT TO WHICH PROJECT OWNER HAS GUARANTEED THE OBLIGATIONS OF EACH OF THE OTHER PORTFOLIO ENTITIES UNDER THE CREDIT DOCUMENTS, INCLUDING BORROWER'S OBLIGATIONS UNDER THE CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS TO WHICH BORROWER IS A PARTY.]

         D. The Senior Claimants have agreed that Project Owner may enter into each of the Subordinated Contracts only if Junior Claimant shall join in this Agreement and Junior Claimant shall subordinate, to the extent and in the manner hereinafter set forth, all claims and rights in respect of the Subordinated O&M Costs to all Senior Claims (as defined below) to the extent set forth in this Agreement.

                                    AGREEMENT

         NOW THEREFORE, in consideration of the premises [PROMISES] and as an inducement to the Senior Claimants to grant financial accommodations to Borrower, and in consideration of the granting thereof, the parties hereby agree as follows:

         1. DEFINITIONS. All capitalized terms used herein and not otherwise defined herein shall have the meaning given in the Credit Agreement. As used in this Agreement, the following terms shall have the following respective meanings:

                  "Proceeding" means any (a) insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to Project Owner, its property or its creditors as such, (b) proceeding for any liquidation, dissolution or other winding-up of Project Owner, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings, (c) assignment for the benefit of creditors of Project Owner or (d) other marshaling of the assets of Project Owner.

                  "Senior Claims" means (a) the principal of, and premium, if any, and interest on the Loans under the Credit Agreement (including, without limitation, any interest accruing thereon at the legal rate after the commencement of any Proceeding and any additional interest that would have accrued thereon but for the commencement of such Proceeding) and all other Obligations of Borrower to any Senior Claimants, whether new existing or hereafter incurred or created, under or with respect to the Credit Documents and any related documents; and (b) all other Obligations of Project Owner to the Senior Claimants, whether now existing or hereafter incurred or created, under or with respect to the Credit Documents [ADD IF PROJECT OWNER IS NOT BORROWER: , INCLUDING WITHOUT LIMITATION THE GUARANTY,] and any related documents.

         2. CERTAIN SUBORDINATION TERMS. Until all Senior Claims shall have been paid in full and the Senior Claimants' commitments irrevocably terminated under the Credit Documents, and notwithstanding anything in any of the Subordinated Contracts to the contrary:

                  2.1 Junior Claimant acknowledges that, notwithstanding anything in any of the Subordinated Contracts to the contrary, Project Owner may pay to Junior Claimant Subordinated O&M Costs due to Junior Claimant under Waterfall Level 6 of Section 7.2 of the Credit Agreement only if and to the extent monies are sufficient for the payment thereof pursuant to such Section
7.2. Except as provided in this Section 2.1, Project Owner shall not, directly or indirectly, make any payment on or in respect of the Subordinated O&M Costs, and Project

Owner shall not in any event transfer any collateral for any part of, the Subordinated O&M Costs.

                  2.2 Except for the right to demand and accept payments set forth in Section 2.1 hereof, Junior Claimant [ADD IF BORROWER IS NOT PROJECT
OWNER: WITH FUNDS AVAILABLE FOR DISTRIBUTION BY BORROWER TO PROJECT OWNER] shall not demand, sue for, or accept from Project Owner any such payment or collateral, nor take any other action to enforce or collect upon any such payment or to enforce its rights, in either case in respect of the Subordinated O&M Costs, nor set off against obligations owed to Project Owner under any of the Subordinated Contracts or otherwise against any part of the Subordinated O&M Costs. Notwithstanding anything in any of the Subordinated Contracts to the contrary, the failure by Project Owner to pay any Subordinated O&M Costs shall not under any circumstances, except where the funds are available therefor and payment is permitted under Section 2.1 hereof, constitute a breach or default under any of the Subordinated Contracts.

                  2.3 Neither Project Owner nor Junior Claimant shall otherwise take any action prejudicial to or inconsistent with the Senior Claimants' priority position over Junior Claimant created by this Agreement.

                  2.4 Each negotiable instrument or promissory note evidencing a Subordinated O&M Cost or a lien, if any, in respect thereof shall bear a legend (or otherwise include provisions satisfactory to Administrative Agent) providing that payment of the Subordinated O&M Costs thereunder and the priority of any such lien have been subordinated to prior payment of the Senior Claims and the liens in respect thereof in the manner and to the extent set forth in this Agreement.

                  2.5 Junior Claimant shall not commence or voluntarily permit Project Owner to commence or join with any other creditor or creditors of Project Owner in commencing any Proceeding against Project Owner or any other Portfolio Entity or member or partner thereof; provided that Junior Claimant shall not be so restricted with respect to claims arising directly out of Project Owner's failure to perform its obligations or make any payments of O&M Costs under any of the Subordinated Contracts other than the Subordinated O&M Costs. At any general meeting of creditors of Project Owner or in the event of any Proceeding, if all Senior Claims have not been paid in full at such time, Administrative Agent on behalf of the Senior Claimants is hereby irrevocably authorized at any such meeting or in any such Proceeding:

                         2.5.1 to enforce claims comprising the Subordinated O&M
Costs in the name of Junior Claimant, by proof of debt, proof of claim, suit or otherwise;

                         2.5.2 to collect any assets of Project Owner
distributed, divided or applied by way of dividend or payment as a result of a Proceeding, or such securities issued, on account of the Subordinated O&M Costs as a result thereof and apply the same, or the proceeds of any realization upon the same that the Senior Claimants in their discretion elect to effect, to Senior Claims until all Senior Claims shall have been paid in full (the Senior Claimants hereby agreeing to render any surplus as a court of competent jurisdiction may direct);

                         2.5.3 other than voting claims comprising the
Subordinated O&M Costs, to take generally any action in connection with any such meeting or proceeding which Junior Claimant might otherwise take in respect of the Subordinated O&M Costs and claims relating thereto.

         After the commencement of any such Proceeding, Junior Claimant may inquire of Administrative Agent in writing whether Administrative Agent intends to exercise the foregoing rights with respect to the Subordinated O&M Costs. Should Administrative Agent fail, within a reasonable time after receipt of such inquiry, either to file a proof of claim with respect to the Subordinated O&M Costs and to furnish a copy thereof to Junior Claimant, or to inform Junior Claimant in writing that the Senior Claimants intend to exercise their rights to assert the Subordinated O&M Costs in the manner hereinabove provided, Junior Claimant may, but shall not be required to, proceed to file a proof of claim with respect to the Subordinated O&M Costs and take such further steps with respect thereto, not inconsistent with this Agreement, as Junior Claimant may deem proper.

                  2.6 In the event that (a) the Senior Claimants foreclose on any or all of their liens on all or a substantial portion of the assets constituting one or more of the Projects (or succeed to such assets by way of a transfer in lieu of foreclosure), and (b) Senior Claimants assume [either/any] of the Subordinated Contracts in accordance with the terms of the Consent and Agreement dated as of ___________, 200__ among Junior Claimant, Administrative Agent and Project Owner (the "Consent") (or enter into a new agreement pursuant to Section 1(d) of the Consent), then notwithstanding anything in any of the Subordinated Contracts to the contrary, (i) Project Owner (or any successor or assign) shall not be obligated to pay the Subordinated O&M Costs, if any, then due, except as set forth in Section 2.6.1 or 2.6.2, as applicable, (ii) each of the Subordinated Contracts shall remain in full force and effect notwithstanding any such foreclosure (but subject to the terms and conditions thereof), and
(iii) the following shall apply:

                         2.6.1 In the event that the Senior Claimants
(including, for purposes of this Section 2.6.1, their Affiliates) or any of them become the owners of one or more of the Projects, the Senior Claimants shall apply to the outstanding balance, if any, of the Subordinated O&M Costs relating to such Project(s) on (or promptly after) the last day of each calendar quarter all Project Operating Revenues relating to such Project(s) received in excess of amounts applied during such quarterly period to (a) the payment or application of all costs for the operation and maintenance of the project in the nature of those costs defined as "Senior O&M Costs" payable under Waterfall Level 1 of
Section 7.2 of the Credit Agreement, which expenditures shall not be materially greater than as are consistent with operation of such Project(s) in accordance with prudent operating practices (as determined with reference to similar facilities under similar operating conditions), (b) the payment of a return of and on the investment of the Senior Claimants, whether such investment is in the form of equity or debt (and whether or not the Senior Claimants have foreclosed on their liens by way of a partial or full credit bid or otherwise), which payments shall not be greater than the periodic payments which would have been payable under the priorities specified in Waterfall Levels 2 through 5 and 8 of
Section 7.2 of the Credit Agreement as in effect immediately prior to such foreclosure, as reasonably determined by the Senior Claimants (assuming for purposes of calculating such payment that (i) Loans had been extended at the Base Rate in the amount of the unpaid balance of all Loans owed to the Senior Claimants immediately prior to the exercise by such parties of their remedies, (ii) such deemed Loans have not been repaid upon foreclosure, (iii) such deemed Loans are to be deemed amortized straight line through the Loan Maturity Date (without giving effect to any acceleration) and
(iv) all outstanding Letters of Credit were fully drawn upon by the respective LC Beneficiaries immediately prior to foreclosure) and (c) funding of reserves in an amount which would have been available for the benefit of the Senior Claimants under Waterfall Level 5 of Section 7.2 of the Credit Agreement as in effect immediately prior to such foreclosure. Upon such foreclosure by the Senior Claimants, each of the Subordinated Contracts, as applicable, shall be deemed to be amended to reflect such arrangement.

                         2.6.2 In the event that the Senior Claimants sell one
or more of the Projects to a third party ("New Owner"), the New Owner shall apply to the outstanding balance, if any, of the Subordinated O&M Costs relating to such Project(s) on (or promptly after) the last day of each calendar quarter all Project Operating Revenues relating to such Project(s) received in excess of amounts applied during such quarterly period to (a) the payment of all costs for the operation and maintenance of such Project(s) in the nature of those costs defined as "Senior O&M Costs" payable under Waterfall Level 1 of Section 7.2 of the Credit Agreement, which expenditures shall not be materially greater than as are consistent with operation of such Project(s) in accordance with prudent operating practices (as determined with reference to similar facilities under similar operating conditions), (b) the periodic payment of fees, interest and principal as required by the lenders to the New Owner, which payments shall not be materially greater on an annual basis than such amounts payable by Project Owner to the Senior Claimants under the Credit Agreement as in effect immediately prior to foreclosure by the Senior Claimants, as reasonably determined by the lenders to the New Owner; provided that greater payments shall be permitted so long as the payment of such excess amounts is subordinated to the Subordinated O&M Costs and (c) the funding of reserves not materially in excess of the amounts which would have been available for the benefit of the Senior Claimants under Waterfall Level 5 of Section 7.2 the Credit Agreement as in effect immediately prior to such foreclosure. The lenders to such New Owner shall be deemed to be Senior Claimants hereunder, and the payments specified in clause (b) and (c) of this Section 2.6.2 shall be deemed to be Senior Claims under this Agreement. Subject to Junior Claimant's rights under Section ___ of the _____, Section _______ of the ________ and Section ____ of the _________,
[SECTION REFERENCES RELATING TO JUNIOR CLAIMANT'S RIGHT TO TERMINATE UPON CHANGE OF CONTROL] Junior Claimant agrees that it will execute and deliver to New Owner's lenders such new subordination agreement, such amendments to each of the Subordinated Contracts, and such other instruments, in each case consistent with the terms of this Agreement, and Junior Claimant shall take such further action, as the lenders to the New Owner reasonably request in furtherance of this
Section 2.6.2.

         3. CREDIT AGREEMENT. Junior Claimant acknowledges that it has been provided with a copy of the Credit Agreement and has read and is familiar with the provisions of the Credit Agreement, including without limitation Article 7 thereof. Junior Claimant hereby consents to the application of Project Revenues in the order of priority set forth in the Credit Agreement [ADD IF BORROWER IS NOT PROJECT OWNER: AND GUARANTY], including without limitation Article 7 [OF THE CREDIT AGREEMENT] [THEREOF], notwithstanding anything in either of the Subordinated Contracts to the contrary.

         4. TIME OF FILING. Notwithstanding the time of filing, attachment or recording of any document or other instrument, it is agreed by Junior Claimant that any liens arising under or pursuant to the Collateral Documents (as defined in the Credit Documents) shall be senior to any liens arising in favor of Junior Claimant as part of or relating to either of the Subordinated Contracts.

         5. WRONGFUL COLLECTIONS. Should any payment on account of, or any collateral for any part of, the Subordinated O&M Costs be received by Junior Claimant in violation of this Agreement, such payment or collateral shall be delivered forthwith to Administrative Agent on behalf of the Senior Claimants by the recipient for application to Senior Claims, in the form received. Administrative Agent is irrevocably authorized to supply any required endorsement or assignment which may have been omitted. Until so delivered, any such payment or collateral shall be held by the recipient in trust for the Senior Claimants and shall not be commingled with other funds or property of the recipient.

         6. OWNERSHIP OF SUBORDINATED O&M COSTS; AMENDMENT OF SUBORDINATED CONTRACTS.

                  6.1 Junior Claimant represents and warrants that it is the lawful owner of the right to receive the Subordinated O&M Costs and no part thereof has been assigned to or subordinated or subjected to any other security interest in favor of anyone other than the Senior Claimants. Junior Claimant shall not assign all or any portion of the Subordinated O&M Costs, its commitment under, or any of its rights or remedies under, any of the Subordinated Contracts without the prior written consent of Administrative Agent and the Required Banks, which may be granted or withheld in their sole discretion, and in any event only upon the execution and delivery to Administrative Agent of an agreement by any such assignee to be bound by the terms of this Agreement (including provisions relating to assignment), in form and substance the same as this Agreement, or otherwise as may be reasonably satisfactory to Administrative Agent.

                  6.2 Subject to Section 6.13.1 of the Credit Agreement [ADD IF BORROWER IS NOT PROJECT OWNER: AND SECTION 3(f) OF THE GUARANTY], Junior Claimant shall not amend either of the Subordinated Contracts without Administrative Agent's prior written consent.

         7. WAIVERS. Administrative Agent and the Senior Claimants are hereby authorized to demand specific performance of this Agreement, whether or not Project Owner shall have complied with the provisions hereof applicable to it, at any time when Junior Claimant shall have failed to comply with any provision hereof applicable to it. Junior Claimant hereby irrevocably waives any defense based on the adequacy of a remedy at law which might be asserted as a bar to the remedy of specific performance hereof in any action brought therefor by the Senior Claimants. Junior Claimant further waives presentment, notice and protest in connection with all negotiable instruments evidencing Senior Claims or Subordinated O&M Costs to which Junior Claimant may be a party, notice of the acceptance of this Agreement by the Senior Claimants, notice of any loan made, extension granted or other action taken in reliance hereon, and all demands and notices of every kind in connection with this Agreement, Senior

Claims or time of payment of Senior Claims or Subordinated O&M Costs. Junior Claimant hereby assents to any renewal, extension or postponement of the time of payment of Senior Claims or any other indulgence with respect thereto, to any increase in the amount of Senior Claims, to any substitution, exchange or release of collateral therefor and to the addition or release of any person primarily or secondarily liable thereon and assents to the provisions of any instrument, security or other writing evidencing Senior Claims.

         8. SUBROGATION; NO IMPAIRMENT OF PROJECT OWNER'S OBLIGATIONS. Subject to and from and after the indefeasible payment in full of all Senior Claims and the irrevocable termination of Senior Claimants' commitments under the Credit Documents, Junior Claimant shall be subrogated to the rights of the Senior Claimants to receive payments or distributions of cash, property or securities of Project Owner applicable to the Senior Claims until all amounts owing on the Subordinated O&M Costs shall be paid in full, it being understood that the provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of Junior Claimant and the Senior Claimants; provided that such rights of subrogation shall be nonexclusive, and shall be shared with any other subordinated creditor of the Project Owner which has entered into an agreement with the Administrative Agent providing similar rights of subrogation. Nothing contained in this Agreement is intended to or shall impair, as between Project Owner, its creditors other than the Senior Claimants and Junior Claimant, the obligation of Project Owner, which is absolute and unconditional, to pay to Junior Claimant the principal of and the premium, if any, and the interest on the Subordinated O&M Costs as and when the same shall become due and payable in accordance with the terms of this Agreement and the Subordinated Contracts, or to affect the relative rights of Junior Claimant and creditors of Borrower other than the Senior Claimants.

         9. REINSTATEMENT. The obligations of Junior Claimant under this Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time any payment in respect of any Senior Claim, or any other payment to any holder of any Senior Claim in its capacity as such, is rescinded or must otherwise be restored or returned by the holder of such Senior Claims upon the occurrence of any Proceeding, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Project Owner or any substantial part of its property, or otherwise, all as though such payment had not been made.

         10. BANKRUPTCY. This Agreement shall remain in full force and effect as between the Junior Claimant and Senior Claimant notwithstanding the occurrence of any Proceeding affecting Project Owner.

         11. FURTHER ASSURANCES. Project Owner and Junior Claimant shall execute and deliver to the Senior Claimants such further instruments and shall take such further action as the Senior Claimants may at any time or times reasonably request in order to carry out the provisions and intent of this Agreement.

         12. SUCCESSORS AND ASSIGNS. The rights granted to the Senior Claimants hereunder are solely for their protection and nothing herein contained shall impose on the Senior Claimants any duties with respect to any property of Project Owner or Junior Claimant received hereunder. The Senior Claimants shall have no duty to preserve rights against prior parties in any property of any kind received hereunder.

         13. COUNTERPARTS. This Agreement may be executed in any number of counterparts, but all such counterparts shall together constitute but one agreement. In making proof of this Agreement, it shall not be necessary to produce or account for more than one counterpart signed by each of the parties hereto.

         14. GOVERNING LAW. This Agreement is intended to take effect as a sealed instrument, shall be binding upon the parties hereto and their respective executors, administrators, other legal representatives, successors and assigns, and shall inure to the benefit of the Senior Claimants, their respective successors and assigns and shall be governed by the laws of the State of New York without reference to principles of conflict of laws (other than Section 5-1401 of the New York General Obligations Law). The parties hereto intend and agree that this Agreement shall remain binding on such parties (other than Project Owner) notwithstanding the termination (except upon the payment in full of Senior Claims) or unenforceability of this Agreement as against Project Owner.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                 ------------------------

                                 a _____________________,
                               as Junior Claimant

                                 By:      __________________,
                                          a ________________,
                                          its General Partner

                                          By:  ________________________________
                                               Name:
                                               Title:


                                 THE BANK OF NOVA SCOTIA,
                                 as Administrative Agent

                                 By: ___________________________________________
                                      Name:
                                     Title:


The undersigned acknowledges and agrees to the foregoing:

                                    [NAME OF PROJECT OWNER]



                                    By: _______________________________________
                                            Name:
                                            Title:

                                                            Exhibit D-9
                                                            to Credit Agreement

            PLEDGE AND SECURITY AGREEMENT (PLEDGED EQUITY INTERESTS)

                          Dated as of __________, 200__



                                      among


                         -----------------------------,


                               a ________________


                         -----------------------------,


                               a ________________


                                       and


                            THE BANK OF NOVA SCOTIA,
                             as Administrative Agent

                                TABLE OF CONTENTS

                                                                                       PAGE
                                                                                       ----
1.    Definitions....................................................................     2
2.    Assignment, Pledge and Grant of Security Interest..............................     2
3.    Obligations Secured............................................................     3
4.    Events of Default..............................................................     3
5.    Representations and Warranties of Pledgor......................................     4
6.    Covenants of Pledgor...........................................................     7
7.    Remedies Upon Event of Default.................................................     8
8.    Remedies Cumulative; Delay Not Waiver..........................................    10
9.    Application of Proceeds........................................................    10
10.   Certain Consents and Waivers...................................................    11
11.   The Pledged Portfolio Entity's Consent.........................................    13
12.   Attorney-in-Fact...............................................................    13
13.   Perfection; Further Assurances.................................................    13
14.   Place of Business; Location of Records.........................................    14
15.   Continuing Assignment and Security Interest; Transfer of Notes.................    15
16.   Termination of Security Interest...............................................    15
17.   Security Interest Absolute.....................................................    15
18.   Limitation on Duty of Administrative Agent with Respect to the Collateral......    16
19.   Liability......................................................................    16
20.   Amendments; Waivers; Consents..................................................    16
21.   Notices........................................................................    16
22.   Financial Status...............................................................    16
23.   Modification of Obligations....................................................    17
24.   Delivery of Collateral.........................................................    18
25.   Governing Law..................................................................    18
26.   Reinstatement..................................................................    18
27.   Severability...................................................................    18
28.   Survival of Provisions.........................................................    19
29.   Headings Descriptive...........................................................    19
30.   Entire Agreement...............................................................    19
31.   Time...........................................................................    19
32.   Counterparts...................................................................    19
33.   Attorneys' Fees................................................................    19
34.   Consent to Jurisdiction........................................................    19
35.   Waiver of Jury Trial...........................................................    20

EXHIBITS

Exhibit A -    Ownership Power

            PLEDGE AND SECURITY AGREEMENT (PLEDGED EQUITY INTERESTS)

         This PLEDGE AND SECURITY AGREEMENT (PLEDGED EQUITY INTERESTS) (this "Agreement"), dated as of ______________, 200__, is entered into by and among _____________, a Delaware ___________ ("Pledgor"), _____________a Delaware
_____________ (the "Pledged Portfolio Entity"), and THE BANK OF NOVA SCOTIA, as Administrative Agent ("Administrative Agent") for the Banks (as defined below). [FORM MAKES ASSUMPTION THAT PLEDGOR IS A PORTFOLIO ENTITY. IN CASE OF PLEDGE BY ANY PARTNER, AMEND ACCORDINGLY]

                                     PREFACE

         A. Calpine Construction Finance Company, L.P., a Delaware partnership ("Borrower"), has entered into that certain Amended and Restated Credit Agreement, dated as of February 15, 2001 (as modified, supplemented or amended from time to time, the "Credit Agreement"), among Borrower, the financial institutions listed on Exhibit H thereto, (the "Banks"), Credit Suisse First Boston acting through its New York Branch, as Lead Arranger, Syndication Agent and Bookrunner, The Bank of Nova Scotia, as Lead Arranger, LC Bank and Administrative Agent ("Administrative Agent"), TD Securities (USA) Inc., as Co-Arranger and Co-Documentation Agent, and CIBC World Markets Corp., as Co-Arranger and Co-Documentation Agent, pursuant to which the Banks agreed to make certain advances of credit to Borrower in the amounts specified and on the terms and subject to the conditions set forth therein. For purposes of this Agreement the term "Banks" shall include the Administrative Agent, the Lead Arrangers, the Co-Arrangers, the Syndication Agent, the Co-Documentation Agents, the Bookrunner, the LC Bank and the Banks (as such terms are defined in the Credit Agreement).

         B. Borrower is the _________ of Pledgor. [DESCRIBE RELATIONSHIP]

         C. Pledgor is the [GENERAL PARTNER][LIMITED PARTNER][SOLE MEMBER] of the Pledged Portfolio Entity pursuant to that certain ______________ Agreement of ______________, dated as of ________________ (as modified, supplemented or amended from time to time in accordance with its terms, the "Constituent Agreement").

         D. Each of Pledgor and the Pledged Portfolio Entity acknowledges that it will benefit, directly and indirectly, if Administrative Agent and the Banks enter into the Credit Agreement.

         E. As a condition precedent to the Banks' making the advances of credit contemplated by the Credit Agreement, the Banks require that the Pledged Portfolio Entity and Pledgor shall have executed this Agreement.

                                    AGREEMENT

                  In consideration of the premises herein, and in order to induce the Banks to enter into the Credit Agreement and to make the advances of credit pursuant to the terms thereof, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Pledged Portfolio Entity and Pledgor hereby agree with Administrative Agent for the benefit of Administrative Agent and the Banks as follows:

         1. DEFINITIONS.

                  1.1 "UCC" shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

                  1.2 All capitalized terms used, but not otherwise defined herein, shall have the meanings provided in the Credit Agreement. The rules of interpretation contained in Exhibit A to the Credit Agreement shall apply to this Agreement.

         2. ASSIGNMENT, PLEDGE AND GRANT OF SECURITY INTEREST.

                  2.1 To secure the timely payment and performance of the Obligations (as defined below), Pledgor hereby assigns and pledges to Administrative Agent for the benefit of Administrative Agent and the Banks, and grants to Administrative Agent for the benefit of Administrative Agent and the Banks a security interest in all the estate, right, title and interest of Pledgor, now owned or hereafter acquired, in, to and under any and all of the following (the "Collateral"):

                  Any and all of Pledgor's [PARTNERSHIP][LIMITED LIABILITY COMPANY] interest(s), whether now owned or subsequently acquired, in the Pledged Portfolio Entity, including, without limitation, the certificates representing such interest(s) and Pledgor's share of (i) all rights to receive all income, gain, profit, loss or other items allocated or distributed to Pledgor under the Constituent Agreement; (ii) all rights to receive all income, profit or other distributions of any nature whatsoever by the Pledged Portfolio Entity with respect to such interest(s); (iii) all of Pledgor's capital or ownership interest, including capital accounts, in the Pledged Portfolio Entity, and all accounts, deposits or credits of any kind with the Pledged Portfolio Entity;
(iv) all of Pledgor's voting rights in or rights to control or direct the affairs of the Pledged Portfolio Entity; (v) all of Pledgor's right, title and interest in the Pledged Portfolio Entity, in or to any and all of the Pledged Portfolio Entity's assets or properties; (vi) all other right, title and interest in or to the Pledged Portfolio Entity, as such rights are derived from

Pledgor's interest in the Pledged Portfolio Entity; (vii) all claims of Pledgor for damages arising out of or for breach of or default relating to the Collateral; and (viii) all rights of Pledgor to terminate, amend, supplement, modify or waive performance under the Constituent Agreement, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder; and (ix) all proceeds of any of the above.

[ADD ANY PARTNER PLEDGE AGREEMENT] [PROVIDED, HOWEVER, THAT "COLLATERAL" SHALL NOT INCLUDE ANY CASH OR OTHER PROPERTY DISTRIBUTED TO PLEDGOR FOLLOWING A DISTRIBUTION MADE PURSUANT TO WATERFALL LEVELS 8 OR 10, AS THE CASE MAY BE, OF THE CREDIT AGREEMENT.]

                  2.2 If any default by Pledgor under the Constituent Agreement (a "Constituent Agreement Default") shall occur, Administrative Agent shall, at its option, be permitted (but shall not be obligated) to remedy any such Constituent Agreement Default by giving written notice of such intent to the Pledged Portfolio Entity and Pledgor. Administrative Agent shall have a period of 60 days after giving such notice in which to cure such Constituent Agreement Default. In the event that any such Constituent Agreement Default (except monetary defaults) shall not be reasonably curable within such sixty-day period, neither the Pledged Portfolio Entity nor any Person acting on behalf of the Pledged Portfolio Entity, including, without limitation, a general partner of the Pledged Portfolio Entity, shall exercise any remedies thereunder if Administrative Agent shall, within such 60-day period, initiate action to cure such Constituent Agreement Default and proceed diligently to the curing thereof within 120 days after giving written notice of a Constituent Agreement Default. Any cure by Administrative Agent of a Constituent Agreement Default shall not be construed as an assumption by Administrative Agent or any of the Banks of any obligations, covenants or agreements of Pledgor under the Constituent Agreement, and, subject to Section 12.13 of the Credit Agreement, neither Administrative Agent nor any of the Banks shall be liable for any action taken pursuant to this subsection 2.2 to cure any such Constituent Agreement Default, except as set forth in Section 12.13 of the Credit Agreement. This Agreement shall not be deemed to release or to affect in any way the obligations of Pledgor under the Constituent Agreement.

         3. OBLIGATIONS SECURED. Without limiting the generality of the foregoing, this Agreement and all of the Collateral secure the payment and performance when due of all Obligations (as defined in the Credit Agreement) of Borrower and each other Portfolio Entity (including Pledgor) to the Administrative Agent and the Banks pursuant to the Credit Documents (the "Obligations"); provided, however, the Obligations as defined in this Section 3 shall not include any Obligations relating to or arising from Projects that have achieved Operation prior to the effective date of this Agreement.

         4. EVENTS OF DEFAULT. The occurrence of any of the following events (each, an "Event of Default," and collectively the "Events of Default"), whatever the reason for such Event of Default, and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body, shall entitle Administrative Agent to exercise any and all of its rights and remedies hereunder or at law:

                  4.1 The occurrence (whether as a result of acts or omissions by the Pledged Portfolio Entity or any other Person) of an Event of Default (as "Event of Default" is defined under the Credit Agreement or the respective Credit Document) under the Credit Agreement or any of the other Credit Documents; or

                  4.2 The failure on the part of Pledgor to observe or perform any covenant contained in this Agreement on its part to be observed or performed, and such failure shall continue unremedied for a period of 30 days after Pledgor becomes aware thereof or receives written notice thereof from Administrative Agent; provided, however, that, if (i) such failure cannot be cured within such 30 day period, (ii) such failure is susceptible of cure, (iii) Pledgor is proceeding with diligence and in good faith to cure such failure,
(iv) the existence of such failure has not had and cannot after considering the nature of the cure be reasonably expected to have a Material Adverse Effect on Borrower and (v) Administrative Agent shall have received an officer's certificate signed by a Responsible Officer of Pledgor to the effect of clauses
(i), (ii), (iii) and (iv) above and stating what action Pledgor is taking to cure such failure, then such 30 day cure period shall be extended to such date, not to exceed a total of 90 days, as shall be necessary for Pledgor diligently to cure such failure; or

                  4.3 Any representation or warranty of Pledgor contained in this Agreement shall contain an untrue or misleading statement of a material fact or shall fail to state a material fact necessary to make the statements therein not misleading as of the date made which could reasonably be expected to result in a Material Adverse Effect on Borrower; or

                  4.4 The impairment of the priority of the security interest in the Collateral granted herein.

         5. REPRESENTATIONS AND WARRANTIES OF PLEDGOR. Pledgor represents and warrants as follows as of the date hereof:

                  5.1 Pledgor (i) is a ____________ duly organized, validly existing and in good standing under the laws of the State of _____ with all requisite corporate power and authority under the laws of such state to enter into the Constituent Agreement and to perform its obligations thereunder and to consummate the transactions contemplated thereby, (ii) is duly qualified, authorized to do business and in good standing in each jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary, [AND] (iii) has the power (A) to carry on its business as now being conducted and as proposed to be conducted by it, (B) to execute, deliver and perform each Operative Document to which it is a party, in its individual capacity, (C) to take all action as may be necessary to consummate the transactions contemplated thereunder, and (D) to grant the liens and security interest provided for in this Agreement [AND (iv) [INSERT IF CONSTITUENT DOCUMENTS GRANT PLEDGOR SIGNATORY POWERS] HAS THE POWER AND AUTHORITY UNDER THE CONSTITUENT AGREEMENT TO EXECUTE AND DELIVER, ON BEHALF OF THE PLEDGED PORTFOLIO ENTITY, EACH OPERATIVE DOCUMENT TO WHICH THE PLEDGED PORTFOLIO ENTITY IS A PARTY].

                  5.2 Pledgor has the full right, power and authority to execute, deliver and perform this Agreement and to pledge and assign the Collateral. [INSERT IF PLEDGOR IS SOLE MEMBER, GENERAL PARTNER OR OTHERWISE CONTROLS PLEDGED PORTFOLIO ENTITY: PLEDGOR HAS (i) TAKEN ALL NECESSARY ACTION TO AUTHORIZE THE EXECUTION, DELIVERY AND PERFORMANCE OF THE CONSTITUENT AGREEMENT, THIS AGREEMENT AND EACH OTHER OPERATIVE DOCUMENT TO WHICH THE PLEDGED PORTFOLIO ENTITY IS A PARTY; AND (ii) DULY EXECUTED AND DELIVERED THE CONSTITUENT AGREEMENT, THIS AGREEMENT AND EACH OPERATIVE DOCUMENT TO WHICH THE PLEDGED PORTFOLIO ENTITY IS A PARTY, IN EACH CASE ON BEHALF OF THE PLEDGED PORTFOLIO ENTITY]. Neither Pledgor's execution and delivery of any Operative Document nor its consummation of the transactions contemplated thereby nor its compliance with the terms thereof (x) does or will contravene the Constituent Agreement, the governing or other constituent documents of Pledgor or any other Legal Requirement applicable to or binding on Pledgor or any of its properties, or (y) does or will contravene or result in any breach of or constitute any default under, or result in or require the creation of any Lien (other than Permitted Liens) upon any of its property under, any agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected.

                  5.3 The Constituent Agreement has been duly authorized, executed and delivered by Pledgor, has not been amended or otherwise modified, is in full force and effect, and is binding upon and enforceable against Pledgor in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors' rights and by the effect of general equitable principles. There exists no default under the Constituent Agreement by Pledgor, or to the best of Pledgor's knowledge, by any other party thereto that, with respect to such other party, could reasonably be expected to have a Material Adverse Effect on Borrower or the Project directly or indirectly owned by the Pledged Portfolio Entity.

                  5.4 No consent of any other party (including, without limitation, any creditor, shareholder or partner of Pledgor) and no consent, authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (i) for the pledge by Pledgor of the Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by Pledgor or (ii) for the exercise by the Administrative Agent of the voting or other rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement (except as has been obtained or made or as may be required in connection with disposition of any Collateral by laws affecting the offering and sale of securities generally).

                  5.5 Pledgor is the lawful owner of and has full right, title and interest in and to, its interest in the Pledged Portfolio Entity together with the other rights and interests comprising the Collateral described above, subject to no mortgages, liens, charges, or encumbrances of any kind except Permitted Liens.

                  5.6 Pledgor has not previously assigned any of its rights under the Constituent Agreement or any of the Collateral except as specifically permitted by the Credit Documents.

                  5.7 Pledgor has not executed and is not aware of any effective financing statement, security agreement or other instrument similar in effect covering all or any part of the Collateral on file in any recording office, except such as may have been filed pursuant to this Agreement and the other Credit Documents.

                  5.8 This Agreement is the legal, valid and binding obligation of Pledgor, enforceable against Pledgor in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors' rights and by the effect of general equitable principles. Upon filing the UCC-1 financing statements executed by Pledgor with respect to the Collateral at the office of the Secretary of State for the States of _____ and __________ pursuant to this Agreement, the delivery of all certificates or instruments representing or evidencing the Collateral and the execution of this Agreement by the Pledged Portfolio Entity, Administrative Agent will have a valid and perfected first priority security interest in the Collateral, securing payment of the Obligations.

                  5.9 Pledgor is in compliance with all Legal Requirements pertaining to it in connection with the Operative Documents to which it is a party, the failure to comply with which could reasonably be expected to have a Material Adverse Effect on Borrower or the Project owned directly or indirectly by the Pledged Portfolio Entity, and no notices of violation of any Legal Requirement or Operative Document relating to any Project or any Site have been issued to or received by Pledgor.

                  5.10 Except as set forth on Exhibit G-7 to the Credit Agreement, there are no pending or, to Pledgor's knowledge, threatened actions, suits, proceedings or investigations of any kind, including actions or proceedings of or before any Governmental Authority, relating to the Collateral or to which Pledgor is a party or is subject, or by which it or its properties are bound that, if adversely determined to or against Pledgor could reasonably be expected to have a Material Adverse Effect on Borrower or the Project owned directly or indirectly by the Pledged Portfolio Entity.

                  5.11 The financial statements of Pledgor delivered to the Administrative Agent pursuant to Article 3 and Section 5.5 of the Credit Agreement, if any, are, and, in the case of financial statements to be delivered after the date hereof, will be, true, complete and correct in all material respects as of the date of such statements and fairly present the financial condition, results of operations and cash flow of Pledgor as of the date thereof. Such financial statements have been prepared in accordance with GAAP.

                  5.12 Pledgor has filed all federal, state and local tax returns that it is required to file, has paid all taxes it is required to pay to the extent due (other than those taxes that it is contesting in good faith and by appropriate proceedings, with adequate, reserves established for such taxes) and, to the extent such taxes are not due, has established reserves that are adequate for the payment thereof and are required by GAAP. Except as set forth on Exhibit G-8 to the Credit Agreement, Pledgor has no knowledge of any past or existing violations of any Environmental Laws by any Person relating in any way to any Site, Improvements or Easements.

                  5.13 INSERT UNLESS PLEDGOR IS ANY PARTNER OR CALPINE CCFC I HOLDINGS, INC.] [PLEDGOR HAS NOT CONDUCTED ANY BUSINESS OTHER THAN THE BUSINESS CONTEMPLATED BY THE OPERATIVE DOCUMENTS;] Pledgor does not have any outstanding Debt or other material liabilities other than pursuant to or allowed by the Operative Documents; Pledgor is not a party to or bound by any material contract other than the Operative Documents to which it is a party.

                  5.14 Neither Pledgor nor any of its Affiliates is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

                  5.15 The chief executive offices of Pledgor are located at the address set forth on Schedule 4.24 of the Credit Agreement with respect to Pledgor.

                  5.16 Pledgor is not, and will not be, solely as a result of the construction, ownership, leasing or operation of any Project owned directly or indirectly by the Pledged Portfolio Entity, the sale of electricity therefrom or the entering into any Operative Document or any transaction contemplated hereby or thereby, subject to, or not exempt from, regulation under the FPA or PUHCA or under state laws and regulations respecting the rates or the financial or organizational regulation of electric utilities or will not be deemed by any Governmental Authority having jurisdiction to be subject to financial, organizational or rate regulation as an "electric utility," "electric corporation," "electrical company," "public utility," "public utility holding company" or any similar entity under any existing law, rule or regulation of any Governmental Authority.

         6. COVENANTS OF PLEDGOR. Pledgor covenants and agrees as follows:

                  6.1 Pledgor shall perform and comply with all obligations and conditions on its part to be performed hereunder, under the Constituent Agreement and with respect to the Collateral.

                  6.2 Pledgor shall, so long as any Obligations shall be outstanding, defend its title to the Collateral and the interest of Administrative Agent in the Collateral pledged hereunder against the claims and demands of all persons whomsoever.

                  6.3 Pledgor shall not directly or indirectly create, incur, assume or suffer to exist any liens on or with respect to any part of the Collateral (other than the Lien created by this Agreement and other Permitted Liens).

                  6.4 Pledgor will not file or authorize or permit to be filed in any jurisdiction any financing statements under the UCC or any like statement relating to the Collateral in which Administrative Agent is not named as the sole secured party.

                  6.5 Except as permitted by the Credit Agreement or this Agreement, Pledgor will not cause, suffer or permit the sale, assignment, conveyance or other transfer of all or any portion of Pledgor's ownership interest or interests in the Pledged Portfolio Entity. As used herein, the transfer of an ownership interest in the Pledged Portfolio Entity includes (i) the sale, assignment, pledge, hypothecation, transfer or other disposition (voluntarily or involuntarily, by gift or otherwise, and whether as security or otherwise) of an equity interest in any Person substantially all of the assets of which consist directly or indirectly of an interest in the Pledged Portfolio Entity, or (ii) the merger or consolidation of a Person referred to in clause (i), with another Person.

                  6.6 Except as permitted by the Credit Agreement, Pledgor shall not terminate, modify or amend the Constituent Agreement.

                  6.7 Pledgor shall give to Administrative Agent prompt notice of (i) each material demand or notice received or given by it relating to the Constituent Agreement; and (ii) any Default, Event of Default or event which with the giving of notice or the passage of time or both might become an Event of Default (as "Default" and "Event of Default" are defined in the Constituent Agreement) under the Constituent Agreement, whether by the Pledged Portfolio Entity, Pledgor or any other Person, of which Pledgor has knowledge or has received notice.

                  6.8 If Pledgor in its capacity as an owner of the Pledged Portfolio Entity receives any income or distribution of money or property of any kind from the Pledged Portfolio Entity other than as permitted hereby or by
Section 7.2 of the Credit Agreement, Pledgor shall hold such income or distribution as trustee for and shall deliver the same to Administrative Agent.

                  6.9 Pledgor will, at all times, keep accurate and complete records of the Collateral. Pledgor shall permit representatives of Administrative Agent, upon reasonable prior notice, at any time during normal business hours of Pledgor to inspect and make abstracts from Pledgor's books and records pertaining to the Collateral. Upon the occurrence and during the continuation of any Event of Default, at Administrative Agent's request, Pledgor shall promptly deliver copies of any and all such records to Administrative Agent.

                  6.10 Pledgor shall give Administrative Agent at least 45 days' notice before it changes the location of its place of business, chief executive office or state of organization and shall at the expense of the Pledged Portfolio Entity execute and deliver such instruments and documents as may be required by Administrative Agent to maintain a prior perfected security interest in the Collateral.

         7. REMEDIES UPON EVENT OF DEFAULT.

                  7.1 If any Event of Default has occurred and is continuing, Administrative Agent shall have the right, at its election, but not the obligation, to do any of the following: (i) in connection with any acceleration and foreclosure, vote or exercise any and all of Pledgor's rights or powers under the Constituent Agreement, including any rights or powers to manage or control the Pledged Portfolio Entity; (ii) demand, sue for, collect or receive any money or property at any time payable to or receivable by Pledgor on account of or in exchange for all or any part of the Collateral; (iii) cause any action at law or suit in equity or other proceeding to be instituted and prosecuted to collect or enforce any Obligations or rights hereunder or included in the Collateral, including specific enforcement of any covenant or agreement contained herein or in the Constituent Agreement, or to foreclose or enforce the security interest in all or any part of the Collateral granted herein, or to enforce any other legal or equitable right vested in it by this Agreement or by law; (iv) sell or otherwise dispose of all or any part of the Collateral or cause all or any part of the Collateral to be sold or otherwise disposed of in one or more sales or transactions, at such prices and in such manner as Administrative Agent may deem appropriate, and for cash or on credit or for future delivery, without assumption of any credit risk, at any broker's board or at public or private sale, without demand of performance or notice of intention to sell or of time or place of sale (except such notice which under applicable law cannot be waived) it being agreed that Administrative Agent may be a purchaser on behalf of the Banks or on its own behalf at any such sale and that Administrative Agent, any Bank or any other Person who may be a bona fide purchaser for value and without notice of any claims of any or all of the Collateral so sold shall thereafter hold the same absolutely free from any claim or right of whatsoever kind, including any equity of redemption, of Pledgor or the Pledged Portfolio Entity, any such demand, notice or right and equity being hereby expressly waived and released; (v) incur expenses, including reasonable attorneys' fees, reasonable consultants' fees, and other costs appropriate to the exercise of any right or power under this Agreement; (vi) perform any obligation of Pledgor hereunder or under the Constituent Agreement; (vii) secure the appointment of a receiver for Pledgor without notice to the Pledged Portfolio Entity or Pledgor; or (viii) exercise any other or additional rights or remedies granted to a secured party under the UCC. If, pursuant to applicable law, prior notice of any such action is required to be given to Pledgor or the Pledged Portfolio Entity, Pledgor and the Pledged Portfolio Entity hereby acknowledge and agree that the minimum time required by such applicable law, or if no minimum is specified, of 10 Banking Days, shall be deemed a reasonable notice period.

                  7.2 In addition to the foregoing remedies, Administrative Agent may, but shall not be obligated to, cure any Event of Default and incur reasonable fees, costs and expenses in doing so, in which event the Pledged Portfolio Entity shall immediately reimburse Administrative Agent on demand for all such fees, costs and expenses, together with interest thereon at the Default Rate from the date incurred until the date repaid in full.

                  7.3 All costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred by Administrative Agent in connection with exercising any remedy provided for herein or at law, curing any Event of Default or any Constituent Agreement Default, performing any of Pledgor's agreements contained herein or in the Constituent Agreement or in respect of any part of the Collateral, together with interest thereon (to the extent permitted by law) computed at a rate per annum equal to the Default Rate from the date on which such costs or expenses are incurred to the date of payment thereof, shall constitute indebtedness secured by this Agreement and shall be paid by the Pledged Portfolio Entity to Administrative Agent on demand.

                  7.4 If Administrative Agent shall decide to exercise its right to sell any or all of the Collateral, and if in the opinion of counsel for the Administrative Agent it is necessary to have such Collateral, or that portion thereof to be sold, registered under the provisions of the Securities Act of 1933, as amended, or otherwise registered or qualified under any federal or state securities laws or regulations (collectively, the "Securities Laws") Pledgor and the Pledged Portfolio Entity will execute and deliver, all at Pledgor's and the Pledged Portfolio Entity's expense, all such instruments and documents which, in the opinion of Administrative Agent, are necessary to register or qualify such Collateral, or that portion thereof to be sold, under the provisions of the Securities Laws. Pledgor and the Pledged Portfolio Entity will execute and will use best efforts to cause any registration statement relating thereto to become effective and to remain effective for a period of not less than six months from the date of the first public offering of such Collateral, or that portion thereof to be sold, and to make all amendments thereto and/or to any related prospectus or similar document which, in the reasonable opinion of Administrative Agent, are necessary, all in conformity with the Securities Laws applicable thereto. Without limiting the generality of the foregoing, the Pledged Portfolio Entity agrees to comply with the provisions of the securities or "Blue Sky" laws of any jurisdiction(s) which Administrative Agent shall reasonably designate and to make available to its security holders, as soon as practicable, an earnings statement which will satisfy the provisions of Section 11(a) of the Securities Act of 1933.

                  7.5 So long as no Event of Default has occurred and is continuing, Pledgor reserves the right to exercise all of its rights under the Constituent Agreement (except as limited by the Credit Documents) and to receive all income and other distributions from the Collateral (except as limited by the Credit Documents).

         8. REMEDIES CUMULATIVE; DELAY NOT WAIVER.

                  8.1 No right, power or remedy herein conferred upon or reserved to Administrative Agent or the Banks is intended to be exclusive of any other right, power or remedy, and every such right, power and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right, power and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder shall not prevent the concurrent assertion or employment of any other appropriate right or remedy. Resort to any or all security now or hereafter held by Administrative Agent, may be taken concurrently or successively and in one or several consolidated or independent judicial actions or lawfully taken nonjudicial proceedings, or both.

                  8.2 No delay or omission of Administrative Agent to exercise any right or power accruing upon the occurrence and during the continuance of any Event of Default as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein. Every power and remedy given by this Agreement may be exercised from time to time, and as often as shall be deemed expedient, by Administrative Agent.

         9. APPLICATION OF PROCEEDS. Upon the occurrence and during the continuation of an Event of Default, the proceeds of any sale of or other realization upon, all or any part of the Collateral shall be applied: first, to all fees, costs and expenses incurred by and due and owing to Administrative Agent and the Banks with respect to the Credit Agreement, the other Credit Documents or the Collateral Documents; second, to accrued and unpaid interest on the

Obligations (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts); third, to the principal amounts of the Obligations outstanding; fourth, to any other Obligations of the Pledged Portfolio Entity or Pledgor owing to Administrative Agent or the Banks; and fifth, to or as directed by Pledgor.

         10. CERTAIN CONSENTS AND WAIVERS.

                  10.1 [INSERT IF OTHER OWNERS OF PLEDGED PORTFOLIO ENTITY:
PLEDGOR HEREBY CONSENTS TO THE EXECUTION, BY THE OTHER PARTNER OR PARTNERS IN THE PLEDGED PORTFOLIO ENTITY, OF AN AGREEMENT SIMILAR TO THIS AGREEMENT IN FAVOR OF ADMINISTRATIVE AGENT FOR THE BENEFIT OF ADMINISTRATIVE AGENT AND THE BANKS. PLEDGOR SPECIFICALLY AGREES THAT SUCH OTHER AGREEMENT MAY, AMONG OTHER THINGS, ASSIGN OR DELEGATE TO ADMINISTRATIVE AGENT RIGHTS TO CURE DEFAULTS UNDER THE CONSTITUENT AGREEMENT, TO EXERCISE VOTING RIGHTS AND OTHER RIGHTS TO MANAGE OR CONTROL THE PLEDGED PORTFOLIO ENTITY, AND TO ACT AS SUCH OTHER PARTNER'S ATTORNEY IN FACT IN A MANNER SIMILAR TO THE ASSIGNMENT AND DELEGATION OF SUCH RIGHTS PROVIDED HEREIN AND THAT PLEDGOR WILL RECOGNIZE AND ACCEPT SUCH ASSIGNMENT AND DELEGATION AND THE EXERCISE OF SUCH RIGHTS BY ADMINISTRATIVE AGENT IN CONNECTION WITH ANY ACTIONS BY OR BUSINESS OF THE PLEDGED PORTFOLIO ENTITY.]

                  10.2 Pledgor hereby waives, to the maximum extent permitted by law (i) all rights under any law limiting remedies, including recovery of a deficiency, under an obligation secured by a mortgage or deed of trust on real property if the real property is sold under a power of sale contained in the mortgage, and all defenses based on any loss whether as a result of any such sale or otherwise, of Pledgor's right to recover any amount from any Portfolio Entity or any other Person, whether by right of subrogation or otherwise; (ii) all rights under any law to require Administrative Agent to pursue any Portfolio Entity or any other Person, any security which Administrative Agent may hold, or any other remedy before proceeding against Pledgor; (iii) all rights of reimbursement or subrogation, all rights to enforce any remedy that Administrative Agent or the Banks may have against any Portfolio Entity or any other Person, and all rights to participate in any security held by Administrative Agent until the Obligations have been paid and the covenants of the Credit Documents have been performed in full; (iv) all rights to require Administrative Agent to give any notices of any kind, including, without limitation, notices of nonpayment, nonperformance, protest, dishonor, default, delinquency or acceleration, or to make any presentments, demands or protests, except as set forth herein or expressly provided in the Credit Agreement; (v) all rights to assert the bankruptcy or insolvency of any Portfolio Entity or any other Person as a defense hereunder or as the basis for rescission hereof; (vi) subject to Section 16 hereof, all rights under any law purporting to reduce Pledgor's obligations hereunder if the Obligations are reduced; (vii) all defenses based on the disability or lack of authority of any Portfolio Entity or any other Person, the repudiation of the Credit Documents by any Portfolio Entity or any other Person, the failure by Administrative Agent or the Banks to enforce any claim against any Portfolio Entity or any other Person, or the unenforceability in whole or in part of any Credit Documents; (viii) all suretyship and guarantor's defenses generally; (ix) all rights to insist upon, plead or in any manner whatever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshaling of assets, redemption or similar law, or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by Pledgor of its obligations under, or the enforcement by Administrative Agent of, this Agreement; (x) any requirement on the part of Administrative Agent or the holder of any of the Notes to mitigate the damages resulting from any default; and (xi) except as otherwise specifically set forth herein, all rights of notice and hearing of any kind prior to the exercise of rights by Administrative Agent upon the occurrence and during the continuation of an Event of Default to repossess with judicial process or to replevy, attach or levy upon the Collateral. To the extent permitted by law, Pledgor waives the posting of any bond otherwise required of Administrative Agent in connection with any judicial process or proceeding to obtain possession of, replevy, attach, or levy upon the Collateral, to enforce any judgment or other security for the Obligations, to enforce any judgment or other court order entered in favor of Administrative Agent, or to enforce by specific performance, temporary restraining order, preliminary or permanent injunction, this Agreement or any other agreement or document between Pledgor, Administrative Agent and Banks. Pledgor further agrees that upon the occurrence and during the continuation of an Event of Default under the Credit Agreement, Administrative Agent may elect to nonjudicially or judicially foreclose against any real or personal property security it holds for the Obligations or any part thereof, or to exercise any other remedy against any Portfolio Entity or any other Person, any security or any guarantor, even if the effect of that action is to deprive Pledgor of the right to collect reimbursement from any Portfolio Entity or any other Person for any sums paid by Pledgor to Administrative Agent or any Bank.

                  10.3 If Administrative Agent may, under applicable law, proceed to realize its benefits under any of the Credit Documents giving Administrative Agent a Lien upon any Collateral, whether owned by any Portfolio Entity or by any other Person, either by judicial foreclosure or by nonjudicial sale or enforcement, Administrative Agent may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of the rights and remedies of Administrative Agent under this Agreement. If, in the exercise of any of such rights and remedies, Administrative Agent shall forfeit any of its rights or remedies, including any right to enter a deficiency judgment against any Portfolio Entity or any other Person, whether because of any applicable laws pertaining to "election of remedies" or the like, Pledgor hereby consents to such action by Administrative Agent and, to the extent permitted by applicable law, waives any claim based upon such action, even if such action by Administrative Agent shall result in a full or partial loss of any rights of subrogation, indemnification or reimbursement which Pledgor might otherwise have had but for such action by Administrative Agent or the terms herein. Any election of remedies which results in the denial or impairment of the right of Administrative Agent to seek a deficiency judgment against any of the parties to any of the Credit Documents or Security Documents shall not, to the extent permitted by applicable law, impair Pledgor's obligation hereunder. In the event Administrative Agent shall bid at any foreclosure or trustee's sale or at any private sale permitted by law or the Credit Documents, Administrative Agent may bid all or less than the amount of the Obligations. To the extent permitted by applicable law, the amount of the successful bid at any such sale, whether Administrative Agent or any other party is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations.

         11. THE PLEDGED PORTFOLIO ENTITY'S CONSENT. The Pledged Portfolio Entity hereby consents to the assignment of and grant of a security interest in the Collateral to Administrative Agent and to the exercise by Administrative Agent of all rights and powers assigned or delegated to Administrative Agent by Pledgor hereunder, including, without limitation, the rights upon and during an Event of Default to exercise Pledgor's voting rights and other rights under the Constituent Agreement to manage or control the Pledged Portfolio Entity.

         12. ATTORNEY-IN-FACT. Pledgor hereby irrevocably constitutes and appoints Administrative Agent its true and lawful attorney-in-fact with full power and authority in the place and stead of Pledgor and in the name of Pledgor, Administrative Agent or otherwise, from time to time in the Administrative Agent's discretion to take any action and to execute any instrument to enforce all rights of Pledgor with respect to the Collateral, including, without limitation, the right to ask, require, demand, receive and give acquittance for any and all moneys and claims for money due and to become due under or arising out of the Collateral; to elect remedies thereunder, to endorse any checks or other instruments or orders in connection therewith; to vote, demand, receive and enforce Pledgor's rights with respect to the Collateral; to give appropriate receipts, releases and satisfactions for and on behalf of and in the name of Pledgor or, at the option of Administrative Agent, in the name of Administrative Agent, with the same force and effect as Pledgor could do if this Agreement had not been made; and to file any claims or take any action or institute any proceedings in connection therewith which Administrative Agent may reasonably deem to be necessary or advisable; provided, however, Administrative Agent shall not exercise such rights unless upon the occurrence and during the continuation of an Event of Default. This power of attorney is a power coupled with an interest and shall be irrevocable.

         13. PERFECTION; FURTHER ASSURANCES.

                  13.1 Pledgor agrees that from time to time, at the expense of Pledgor, Pledgor shall promptly execute and deliver all instruments and documents, and take all action, that may be reasonably necessary, or that Administrative Agent may reasonably request, in order to perfect and protect the assignment and security interest granted or intended to be granted hereby or to enable Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, Pledgor shall (i) deliver the Collateral or any part thereof to Administrative Agent, as Administrative Agent may request, accompanied by such duly executed instruments of transfer or assignment as Administrative Agent may request, and (ii) execute and file such financing or continuation statements, or amendments thereto, and such other instruments, endorsements or notices, as may be reasonably necessary or desirable or as Administrative Agent may reasonably request, in order to perfect and preserve the assignments and security interests granted or purported to be granted hereby.

                  13.2 Pledgor hereby authorizes Administrative Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of Pledgor where permitted by law.

                  13.3 Pledgor shall, promptly upon request, provide to Administrative Agent all information and evidence it may reasonably request concerning the Collateral to enable Administrative Agent to enforce the provisions of this Agreement.

                  13.4 Pledgor and the Pledged Portfolio Entity shall pay all filing, registration and recording fees and all refiling, re-registration and re-recording fees, and all reasonable expenses incident to the execution and acknowledgment of this Agreement, any assurance, and all federal, state, county and municipal stamp taxes and other taxes, duties, imports, assessments and charges arising out of or in connection with the execution and delivery of this Agreement, any agreement supplemental hereto, any financing statements, and any instruments of further assurance.

                  13.5 To the extent it may do so under applicable law, Pledgor, for itself, its successors and assigns, agrees that it shall not cast any vote as an owner in the Pledged Portfolio Entity (i) in favor of the commencement of a voluntary case or other proceeding seeking liquidation, reorganization, rehabilitation or other relief with respect to the Pledged Portfolio Entity or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect in any jurisdiction or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the owners of the Pledged Portfolio Entity or any substantial part of the Pledged Portfolio Entity's property, (ii) to authorize the Pledged Portfolio Entity to consent to any such aforesaid relief or to the appointment of or taking possession by any such aforesaid official in an involuntary case or other proceeding commenced against the Pledged Portfolio Entity or (iii) to authorize the Pledged Portfolio Entity to make a general assignment for the benefit of creditors.

                  13.6 Pledgor will take all actions within its power to obtain like title to and the right to pledge any other property at any time hereafter pledged by it to Administrative Agent as Collateral hereunder.

                  13.7 Pledgor will pay, before any fine, penalty, interest or cost attaches thereto, all taxes, assessments and other governmental or non-governmental charges or levies (other than those taxes that it is contesting in good faith and by appropriate proceedings, and in respect of which it has established adequate, reserves for such taxes) now or hereafter assessed, levied against the Collateral pledged by it hereunder (or against the Collateral in which Pledgor has granted to Administrative Agent a security interest of first priority) or upon the Liens for taxes and assessments not then delinquent or subject to a contest and shall retain copies of, and, upon request, permit Administrative Agent or any Bank to examine receipts showing payment of any of the foregoing.

         14. PLACE OF BUSINESS; LOCATION OF RECORDS. Unless Administrative Agent is otherwise notified under Section 6.10, Pledgor's state of organization is and will be the state of Delaware and the places of business and chief executive offices of Pledgor are, and all records of Pledgor concerning the Collateral are and will be, located at the address set forth on Schedule 4.24 of the Credit Agreement with respect to Pledgor.

         15. CONTINUING ASSIGNMENT AND SECURITY INTEREST; TRANSFER OF NOTES. This Agreement shall create a continuing pledge and assignment of and security interest in the Collateral and shall (a) remain in full force and effect until payment in full of the Obligations; (b) be binding upon the Pledged Portfolio Entity, Pledgor, and their respective successors and assigns; and (c) inure, together with the rights and remedies of Administrative Agent, to the benefit of Administrative Agent, the Banks and their respective successors, transferees and assigns. Without limiting the generality of the foregoing, Administrative Agent or any of the Banks may assign or otherwise transfer all or any part of or interest in the Notes or other evidence of indebtedness held by them to any other Person to the extent permitted by and in accordance with the Credit Agreement, and such other Person shall thereupon become vested with all or an appropriate part of the benefits in respect thereof granted to the Banks herein or otherwise. The release of the security interest in any or all of the Collateral, the taking or acceptance of additional security, or the resort by Administrative Agent to any security it may have in any order it may deem appropriate, shall not affect the liability of any person on the indebtedness secured hereby.

         16. TERMINATION OF SECURITY INTEREST. Upon the indefeasible payment and performance in full of the Obligations, this Agreement and the security interest and all other rights granted hereby shall terminate and all rights to the Collateral shall revert to Pledgor. Upon any such termination, Administrative Agent will return all certificates evidencing ownership interests in the Pledged Portfolio Entity, and all Ownership Powers executed hereunder, to Pledgor and will, at Pledgor's expense, execute and, subject to Section 26 hereof, deliver to Pledgor such documents (including, without limitation, UCC-3 termination statements) as the Pledged Portfolio Entity or Pledgor shall reasonably request to evidence such termination.

         17. SECURITY INTEREST ABSOLUTE. All rights of Administrative Agent and the Banks and the security interests hereunder, and all obligations of Pledgor hereunder, shall be absolute and unconditional irrespective of:

                  17.1 Any lack of validity or enforceability of the Credit Agreement, any Credit Documents or any other agreement or instrument relating thereto;

                  17.2 Any change in the time, manner or place of payment of, or in any other term of the Obligations (including any increase in the amount thereof), or any other amendment or waiver of or any consent to any departure from the Credit Agreement or any other Credit Document;

                  17.3 Any exchange, surrender, release or non-perfection of any Collateral, or any release, amendment or waiver of or consent to departure from any guaranty, for all or any of the Obligations;

                  17.4 Any bankruptcy or insolvency of Pledgor or any other Person; or

                  17.5 Any other circumstance which might otherwise constitute a defense available to, or a discharge of, Pledgor or a third party pledgor.

         18. LIMITATION ON DUTY OF ADMINISTRATIVE AGENT WITH RESPECT TO THE COLLATERAL. The powers conferred on Administrative Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty on it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for monies actually received by it hereunder, Administrative Agent shall have no duty with respect to any Collateral. Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment that is substantially equivalent to that which Administrative Agent accords its own property, it being expressly agreed, to the maximum extent permitted by law, that Administrative Agent shall have no responsibility for (a) taking any necessary steps to preserve rights against any parties with respect to any Collateral, but Administrative Agent may do so and all expenses incurred in connection therewith shall be part of the Obligations or (b) taking any action to protect against any diminution in value of the Collateral.

         19. LIABILITY. Recourse against Pledgor and any other Portfolio Entity and their respective Affiliates, members, partners, stockholders, officers, directors and employees under this Agreement shall be limited to the extent provided in Article 9 of the Credit Agreement.

         20. AMENDMENTS; WAIVERS; CONSENTS. No amendment, modification, termination or waiver of any provision of this Agreement, or consent to any departure by Pledgor therefrom, shall in any event be effective without the written concurrence of Administrative Agent, the Pledged Portfolio Entity and Pledgor.

         21. NOTICES. All notices required or permitted under the terms and provisions hereof shall be in writing and any such notice shall be effective if given in accordance with the provisions of Section 12.1 of the Credit Agreement. Notices to Administrative Agent may be given at the address set forth in such
Section 12.1. Notices to Pledgor or the Pledged Portfolio Entity may be given at the following addresses:

                                      ---------------------
                                       [ADDRESS]

or such other address as notified by a party pursuant to the terms hereof.

         22. FINANCIAL STATUS. Pledgor hereby assumes responsibility for keeping itself informed of the financial condition of each other Portfolio Entity and any and all endorsers and/or other guarantors of any instrument or document evidencing all or any part of the Obligations and of all other circumstances bearing upon the risk of nonpayment of the Obligations or any part thereof that diligent inquiry would reveal. Pledgor hereby agrees that Administrative Agent shall have no duty to advise Pledgor of information known to Administrative Agent regarding such condition or any such circumstances or of any changes or potential changes affecting the Collateral. In the event Administrative Agent, in its discretion, undertakes at any time or from time to time to provide any such information to Pledgor, Administrative Agent shall be under any no obligation (i) to undertake any investigation not a part of its regular business routine, or reasonable commercial lending practices or (iii) to make any other or future disclosure of such information to any other information to Pledgor.

         23. MODIFICATION OF OBLIGATIONS. If Administrative Agent shall at any time or from time to time, with or without the consent of, or notice to,
Pledgor:

                  23.1 Change or extend the manner, place or terms of payment of, or renew or alter all or any portion of, the Obligations;

                  23.2 Take any action under or in respect of the Credit Documents in the exercise of any remedy, power or privilege contained therein or available at law, equity or otherwise, or waive or refrain from exercising any such remedies, power or privileges;

                  23.3 Amend or modify, in any manner whatsoever, the Credit Documents;

                  23.4 Extend or waive the time for Pledgor's, any other Portfolio Entity's or any other Person's performance of, or compliance with, any term, covenant or agreement on its part to be performed or observed under the Credit Documents, or waive such performance or compliance or consent to a failure of, or departure from, such performance or compliance;

                  23.5 Take and hold security or collateral for the payment of the Obligations, or sell, exchange, release, dispose of, or otherwise deal with, any property pledged, mortgaged or conveyed, or in which Administrative Agent has been granted a Lien, to secure any indebtedness associated with the Credit Documents of Pledgor, any other Portfolio Entity or any other Person to Administrative Agent;

                  23.6 Release or limit the liability of anyone who may be liable in any manner for the payment of any amounts under the Credit Documents owed by Pledgor, any other Portfolio Entity or any other Person to Administrative Agent;

                  23.7 Modify or terminate the terms of any intercreditor or subordination agreement pursuant to which claims of other creditors of Pledgor, any other Portfolio Entity or any other Person are subordinated to the claims of Administrative Agent under the Credit Documents; or

                  23.8 Apply any sums by whomever paid or however realized to any amounts owing pursuant to the Credit Documents by Pledgor, any other Portfolio Entity or any other Person to Administrative Agent in such manner as Administrative Agent shall determine in its discretion in accordance with the Credit Documents;

then, subject to Section 16 hereof, neither Administrative Agent nor any Bank shall incur any liability to Pledgor pursuant hereto as a result thereof and no such action shall impair or release the obligations of Pledgor under this Agreement.

         24. DELIVERY OF COLLATERAL. All certificates or instruments representing or evidencing the Collateral shall be delivered to and held by or on behalf of Administrative Agent pursuant hereto. All such certificates or instruments shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance acceptable to Administrative Agent. Administrative Agent shall have the right, at any time in its discretion and without prior notice to Pledgor, following the occurrence and during the continuation of an Event of Default, to transfer to or to register in the name of Administrative Agent or any of its nominees any or all of the Collateral and to exchange certificates or instruments representing or evidencing Collateral for certificates or instruments of smaller or larger denominations; provided that Administrative Agent shall promptly notify Pledgor of any such transfer or registration; but the failure to provide such notice shall not invalidate the effectiveness of such transfer or registration provided, further, that once such Event of Default has been cured, Administrative Agent will promptly transfer to or register in the name or cause its nominees to transfer to or register in the name Pledgor all such Collateral. In furtherance of the foregoing, Pledgor shall further execute and deliver to Administrative Agent an ownership power in the form of Exhibit A attached hereto with respect to the ownership interest(s) of the Pledged Portfolio Entity owned by Pledgor that are represented by certificates or other instruments.

         25. GOVERNING LAW. This Agreement, including all matters of construction, validity, performance and the creation, validity, enforcement or priority of the lien of, and security interests created by, this Agreement in or upon the Collateral shall be governed by the laws of the state of New York, without reference to conflicts of law (other than Section 5-1401 of the New York General Obligations Law), except as required by mandatory provisions of law and except to the extent that the validity or perfection of the lien and security interest hereunder, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the state of New York.

         26. REINSTATEMENT. This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by Administrative Agent in respect of the Obligations is rescinded or must otherwise be restored or returned by Administrative Agent upon the insolvency, bankruptcy, reorganization, liquidation of Pledgor, the Member or any Portfolio Entity (including the Pledged Portfolio Entity) or upon the dissolution of, or appointment of any intervenor or conservator of, or trustee or similar official for, Pledgor, any Partner or any Portfolio Entity (including the Pledged Portfolio Entity) or any substantial part of Pledgor's, any Partner's or any Portfolio Entities' (including the Pledged Portfolio Entity's) assets, or otherwise, all as though such payments had not been made.

         27. SEVERABILITY. The provisions of this Agreement are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

         28. SURVIVAL OF PROVISIONS. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and the Credit Agreement and the making of the Loans and extensions of credit thereunder. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements, representations and warranties of Pledgor set forth herein shall terminate only upon payment of the Obligations, and the termination of all Commitments and other obligations of the Banks under the Credit Documents.

         29. HEADINGS DESCRIPTIVE. The headings in this Agreement are for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

         30. ENTIRE AGREEMENT. This Agreement, together with any other agreement executed in connection herewith, is intended by the parties as a final expression of their agreement and is intended as a complete and exclusive statement of the terms and conditions thereof.

         31. TIME. Time is of the essence of this Agreement.

         32. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same agreement.

         33. ATTORNEYS' FEES. In the event any legal action or proceeding (including, without limitation, any of the remedies provided for herein or at law) is commenced to enforce or interpret this Agreement or any provision hereof, unless Pledgor is the prevailing party, Pledgor shall indemnify each of Administrative Agent and the Banks for their reasonable attorneys' fees and other costs and expenses incurred therein, and if a judgment or award is entered in any such action or proceeding, such reasonable attorneys' fees and other costs and expenses may be made a part of such judgment or award.

         34. CONSENT TO JURISDICTION. The Banks and Pledgor agree that any legal action or proceeding by or against Pledgor or with respect to or arising out of this Agreement, or any other Credit Document or Security Document may be brought in or removed to the courts of the State of New York, in and for the County of New York, or of the United States of America for the Southern District of New York, as Administrative Agent may elect. By execution and delivery of the Agreement, the Banks and Pledgor accept, for themselves and in respect of their property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Banks and Pledgor irrevocably consent to the service of process out of any of the aforementioned courts in any manner permitted by law. Nothing herein shall affect the right of Administrative Agent to bring legal action or proceedings in any other competent jurisdiction, including judicial or non-judicial foreclosure. Notwithstanding the foregoing, service of process shall not be deemed served or mailed to Administrative Agent or the Banks until a copy of all matters to be served have be mailed to Latham & Watkins, 701 B Street, Suite 2100, San Diego, California 92101, Attn: Andrew Singer or such other Person as Administrative Agent or the Banks may hereafter designate by notice given pursuant to Section 12.1 of the Credit Agreement. The Banks and Pledgor further agree that the aforesaid courts of the State of New York and of the United States of America shall have exclusive jurisdiction with respect to any claim or counterclaim of Pledgor based upon the assertion that the rate of interest charged by the Banks on or under this Agreement, the Loans and/or the other Credit Documents is usurious. The Banks and Pledgor hereby waive any right to stay or dismiss any action or proceeding under or in connection with any or all of the Project, this Agreement or any other Credit Document or Security Document brought before the foregoing courts on the basis of forum non-conveniens.

         35. WAIVER OF JURY TRIAL. PLEDGOR AND ADMINISTRATIVE AGENT HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT AND THE RELATIONSHIP AMONG PLEDGOR AND ADMINISTRATIVE AGENT THAT IS BEING ESTABLISHED. PLEDGOR AND ADMINISTRATIVE AGENT ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. PLEDGOR AND ADMINISTRATIVE AGENT FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, each of the undersigned has caused this Pledge and Security Agreement (Pledged Equity Interests) to be duly executed and delivered as of the day and year first above written.


                                     -------------------,
                                        a
                                       ------------------------
                                   as Pledgor


                                       By:
                                              --------------------------------
                                              Name:
                                                       -----------------------
                                              Title:
                                                       -----------------------



                                     -----------------------,
                                     a                       ,
                                       -----------------------
                                     as Pledged Portfolio Entity


                                       By:
                                              --------------------------------
                                              Name:
                                              Title:




                                     THE BANK OF NOVA SCOTIA,
                                     as Administrative Agent


                                       By:
                                              --------------------------------
                                              Name:
                                              Title:

                                    EXHIBIT A
                                 OWNERSHIP POWER

         FOR VALUE RECEIVED, _____________________, a ______________, hereby sells, assigns and transfers unto _______________________ all of its ownership interest(s) of _________________, a ___________________, standing in its name on the books of _______________________, a ________________________, represented by the following certificate(s): _______, and irrevocably appoints ___________________ as attorney to transfer the ownership interest(s) with full power of substitution in the premises.

DATED: _____________________________            _____________________,

                                                a Delaware ___________________

                                                By: ___________________________
                                                     Name:
                                                     Title:


In the presence of:

-----------------------------------------

                                                            EXHIBIT E-1
                                                            to Credit Agreement



                                     FORM OF
                              CONSENT AND AGREEMENT
                                  [(CONTRACT)]


                           Dated as of _________, 200_

                                       by

                               [CONTRACTING PARTY]

                          FORM OF CONSENT AND AGREEMENT

         This FORM OF CONSENT AND AGREEMENT (this "Consent"), dated as of ___________, 2001 is executed by [CONTRACTING PARTY], a _______________
corporation (the "Undersigned"), and [NAME OF RELEVANT PROJECT OWNER OR TURBINE OWNER], a Delaware [TYPE OF ENTITY] ("Owner"), for the benefit of THE BANK OF NOVA SCOTIA, as Administrative Agent ("Administrative Agent") for the Banks under the Credit Agreement (as defined below).

                                    RECITALS

         A. Calpine Construction Finance Company II, LLC, a Delaware limited liability company ("Borrower"), has entered into that certain Amended and Restated Credit Agreement, dated as of February 15, 2001 ("Credit Agreement"), by and among Borrower, the financial institutions listed on Exhibit H thereto (the "Banks"), Credit Suisse First Boston, acting through its New York Branch, as Lead Arranger, Syndication Agent and Bookrunner, The Bank of Nova Scotia, as Lead Arranger, LC Bank and Administrative Agent, TD Securities(USA) Inc., as Co-Arranger and Co-Documentation Agent, and CIBC World Markets Corp., as Co-Arranger and Co-Documentation Agent. Unless otherwise defined, all terms used herein which are defined in the Credit Agreement, shall have their respective meanings as used therein.

         B. The Undersigned and Owner have entered into that certain [CONTRACT] dated as of ________, 200_ (as amended, supplemented or modified from time to time in accordance with its terms and the terms hereof, the "Contract"), with respect to the [NAME OF PROJECT] Project (the "Project"). [IF CONTRACT ENTERED INTO BY A TURBINE OWNER, THIS RECITAL AND OTHER RELEVANT PROVISIONS TO BE AMENDED ACCORDINGLY]

         C. [IF PROJECT OWNER OTHER THAN BORROWER CONSENT] [OWNER AND ADMINISTRATIVE AGENT ON BEHALF OF THE BANKS HAVE ENTERED INTO THE PROJECT OWNER GUARANTY DATED AS OF _________, 200__ (THE "GUARANTY") PURSUANT TO WHICH OWNER HAS GUARANTEED THE OBLIGATIONS OF EACH OF THE OTHER PORTFOLIO ENTITIES UNDER THE CREDIT DOCUMENTS, INCLUDING BORROWER'S OBLIGATIONS UNDER THE CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS TO WHICH BORROWER IS A PARTY.

         D. PURSUANT TO THE [PROJECT/TURBINE OWNER] [BORROWER] SECURITY AGREEMENT DATED AS OF _____________, 200__ (THE "SECURITY AGREEMENT"), BETWEEN OWNER AND ADMINISTRATIVE AGENT, OWNER HAS ASSIGNED ITS INTEREST UNDER THE CONTRACT TO ADMINISTRATIVE AGENT ON BEHALF OF THE BANKS AS SECURITY FOR OWNER'S OBLIGATIONS UNDER THE GUARANTY AND THE OTHER CREDIT DOCUMENTS TO WHICH IT IS A PARTY.]

[IF TURBINE OWNER OTHER THAN BORROWER CONSENT] [PURSUANT TO THE PROJECT/TURBINE OWNER SECURITY AGREEMENT DATED AS OF _____________, 200__ (THE "SECURITY AGREEMENT"), BETWEEN OWNER AND ADMINISTRATIVE AGENT, OWNER HAS ASSIGNED ITS

INTEREST UNDER THE CONTRACT TO ADMINISTRATIVE AGENT ON BEHALF OF THE BANKS AS SECURITY FOR THE OBLIGATIONS OF EACH OF THE OTHER PORTFOLIO ENTITIES UNDER THE CREDIT DOCUMENTS, INCLUDING BORROWER'S OBLIGATIONS UNDER THE CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS TO WHICH BORROWER IS A PARTY.]

[IF CONTRACT ENTERED INTO BY AN EQUIPMENT FINANCE COMPANY, THIS RECITAL AND OTHER RELEVANT PROVISIONS TO BE AMENDED ACCORDINGLY]

                                    AGREEMENT

         NOW THEREFORE, the Undersigned hereby agrees as follows:

         1. The Undersigned acknowledges receipt of the Security Agreement and consents to the Owner's transfer, assignment, grant of a security interest and all other provisions described therein, and agrees with Administrative Agent for the benefit of the Banks as follows:

                  (a) Administrative Agent shall be entitled (but not obligated) to exercise all rights and to cure any defaults of Owner under the Contract. Upon receipt of notice from Administrative Agent, the Undersigned agrees to accept such exercise and cure by Administrative Agent and to render all performance due by it under the Contract and this Consent to the Banks. The Undersigned agrees to make all payments to be made by it under the Contract directly to Administrative Agent for the benefit of the Banks upon receipt of Administrative Agent's written instructions.

                  (b) The Undersigned will not, without the prior written consent of Administrative Agent (such consent not to be unreasonably withheld),
(i) cancel or terminate the Contract or suspend performance of its services thereunder except as provided in the Contract and in accordance with paragraph 1(c) hereof, or consent to or accept any cancellation, termination or suspension thereof by Owner, (ii) sell, assign or otherwise dispose (by operation of law or otherwise) of any part of its interest in the Contract, or (iii) amend or modify the Contract in any material respect. The Undersigned agrees to deliver duplicates or copies of all notices of default delivered under or pursuant to the Contract to Administrative Agent promptly upon receipt or delivery thereof.

                  (c) The Undersigned will not terminate the Contract on account of any default or breach of Owner thereunder without written notice to Administrative Agent and first providing to Administrative Agent (i) thirty (30) days from the date notice of default or breach is delivered to Administrative Agent to cure such default if such default is the failure to pay amounts to the Undersigned which are due and payable under the Contract or (ii) a reasonable opportunity, but not fewer than ninety (90) days, to cure such breach or default if the breach or default cannot be cured by the payment of money to the Undersigned so long as Administrative Agent or its designee shall have commenced to cure the breach or default within such ninety (90)-day period and thereafter diligently pursues such cure to completion and continues to perform any monetary obligations under the Contract and all other obligations under the Contract are performed by Owner or Administrative Agent. If possession of the Project is necessary to cure such breach or default, and Administrative Agent or its designee(s) or assignee(s) declare Owner in default and commence foreclosure proceedings, Administrative Agent or its designee(s) or assignee(s) will be allowed a reasonable period to complete such proceedings. If Administrative Agent or its designee(s) or assignee(s) are prohibited by any court order or bankruptcy or insolvency proceedings from curing the default or from commencing or prosecuting foreclosure proceedings, the foregoing time periods shall be extended by the period of such prohibition. The Undersigned consents to the transfer of Owner's interest under the Contract to the Banks or any of them or a purchaser or grantee at a foreclosure sale by judicial or nonjudicial foreclosure and sale or by a conveyance by Owner in lieu of foreclosure and agrees that upon such foreclosure, sale or conveyance, the Undersigned shall recognize the Banks or any of them or other purchaser or grantee as the applicable party under the Contract (provided that such Banks or purchaser or grantee assumes the obligations of Owner under the Contract).

                  (d) In the event that the Contract is rejected by a trustee or debtor-in-possession in any bankruptcy or insolvency proceeding, or if the Contract is terminated for any reason other than a default which could have been but was not cured by Administrative Agent as provided in paragraph 1(c) above, and if, within forty-five (45) days after such rejection or termination, the Banks or their successors or assigns shall so request, the Undersigned will execute and deliver to the Banks a new Contract, which Contract shall be on the terms and conditions as the original Contract for the remaining term of the Contract before giving effect to such termination.

                  (e) In the event the Banks or their designee(s) or assignee(s) elect to perform Owner's obligations under the Contract or to enter into a new Contract as provided in subparagraph (c) or (d) respectively above, the Banks, their designee(s) and assignee(s), shall have no personal liability to the Undersigned for the performance of such obligations, and the sole recourse of the Undersigned in seeking the enforcement of such obligations shall be to such parties' interest in the Project.

                  (f) In the event the Banks or their designee(s) or assignee(s) succeed to Owner's interest under the Contract or enter into a new Contract, the Banks or their designee(s) or assignee(s) shall cure any defaults for failure to pay amounts owed under the Contract, but shall not otherwise be required to perform or be subject to any defenses or offsets by reason of any of Owner's other obligations under the Contract that were unperformed at such time. The Banks shall have the right to assign all or a pro rata interest in the Contract or a new Contract entered into pursuant to subparagraph (d) to [IF CONSENT RELATED TO A FUNDED PROJECT: A PERSON OR ENTITY TO WHOM THE PROJECT IS TRANSFERRED][IF CONSENT RELATED TO A TURBINE FUNDING: ANY PERSON OR ENTITY], provided such transferee assumes the obligations of Owner (or the Banks) under the Contract. Upon such assignment, Administrative Agent and, if applicable, the Banks (including their Administrative Agents and employees) shall be released from any further liability thereunder to the extent of the interest assigned.

                  (g) The warranties provided by the Undersigned under the Contract shall continue in full force and effect (until the expiration of the warranty periods set forth in the

Contract) in the event that the Banks or their designee(s) or assignee(s) succeed to Owner's interest in the Contract (whether by foreclosure, sale or other assignment) and upon the further assignment or sale of the Contract by the Banks or their designee(s) or assignee(s).

                  [(h) The Undersigned hereby assigns to Owner (and Owner's assigns) all its interest in any subcontracts and purchase orders in excess of $____________ now existing or hereinafter entered into by the Undersigned for performance of any part of the Undersigned's obligations under the Contract (the "Subcontracts"). Such assignment shall be effective only upon the occurrence of a breach or default (after the expiration of any applicable cure period) by the Undersigned under the Contract or upon the termination of the Contract, and then only as to those Subcontracts which Owner (or its assigns) at such time accepts in writing. The Undersigned hereby further assigns to Owner (and Owner's assigns) all of its rights with respect to any warranties under all Subcontracts. Each Subcontract hereinafter entered into by the Undersigned shall contain a consent by the subcontractor thereunder to the foregoing assignments set forth in this Section 1(h).]

         2. The Undersigned hereby represents and warrants that:

                  (a) The execution, delivery and performance by the Undersigned of the Contract and this Consent has been duly authorized by all necessary corporate action, and does not and will not require any further consents or approvals which have not been obtained, or violate any provision of any law, regulation, order, judgment, injunction or similar matters or breach any agreement presently in effect with respect to or binding on the Undersigned;

                  (b) This Consent and the Contract are legal, valid and binding obligations of the Undersigned, enforceable against the Undersigned in accordance with their respective terms;

                  (c) All government approvals necessary for the execution, delivery and performance by the Undersigned of its obligations under the Contract have been obtained and are in full force and effect;

                  (d) As of the date hereof, the Contract is in full force and effect and has not been amended, supplemented or modified;

                  (e) Owner has fulfilled all of its obligations under the Contract, and there are no breaches or unsatisfied conditions presently existing (or which would exist after the passage of time and/or giving of notice) that would allow the Undersigned to terminate the Contract; and

                  (f) The Contract constitutes the only agreement between the Undersigned and Owner with respect to the matters and interests described therein.

         3. [THE UNDERSIGNED ACKNOWLEDGES THAT OWNER HAS SUCCEEDED BY ASSIGNMENT TO THE INTERESTS, RIGHTS, DUTIES, OBLIGATIONS AND LIABILITIES OF ______________ IN THE CONTRACT, AND HEREBY CONSENTS TO SUCH ASSIGNMENT.]

         4. All Notices required or permitted hereunder shall be in writing and shall be effective (a) upon receipt if hand delivered, (b) upon receipt if sent by facsimile and (c) if otherwise delivered, upon the earlier of receipt or two
(2) Banking Days after being sent registered or certified mail, return receipt requested, with proper postage affixed thereto, or by private courier or delivery service with charges prepaid, and addressed as specified below:

                             If to the Undersigned:

                           ----------------------------

                           ----------------------------

                           ----------------------------
                           Telecopy No:
                                       ----------------
                           Telephone No:
                                       ----------------

                           If to Administrative Agent:

                           The Bank of Nova Scotia
                           580 California Street, Suite 2100
                           San Francisco, CA  94104
                           Attn: Jon Burckin
                           Telecopy No.:  (415) 986-1100
                           Telephone No.:  (415) 397-0791

                           If to Owner:

                           [NAME OF OWNER]
                           [REGIONAL OFFICE]
                           Attn:  Asset Optionization
                           Telecopy No:
                                       ----------------
                           Telephone No:
                                       ----------------

                           [NAME OF OWNER]
                           c/o Calpine Corporation
                           50 W. San Fernando Street, 5th Floor
                           San Jose, CA  95113
                           Attn:  Asset Management
                           Telecopy No: (408) 995-0505
                           Telephone No: (408) 995-5115

         5. This Consent shall be binding upon and inure to the benefit of the Undersigned, the Owner, the Banks and their respective successors, transferees and assigns

(including without limitation, any entity that refinances all or any portion of the Obligations under the Credit Agreement). The Undersigned agrees to confirm such continuing obligation in writing upon the reasonable request of Owner, the Banks or any of their respective successors, transferees or assigns. No termination, amendment, variation or waiver of any provisions of this Consent shall be effective unless in writing and signed by the Undersigned, Administrative Agent and Owner. This Consent shall be governed by the internal laws of the State of [PROJECT LOCATION], without reference to principles of conflict of laws.

         6. This Consent may be executed in one or more duplicate counterparts, and when executed and delivered by all the parties listed below, shall constitute a single binding agreement.

         7. All references in this Consent to any document, instrument or agreement (a) shall include all exhibits, schedules and other attachments thereto, (b) shall include all documents, instruments or agreements issued or executed in replacement thereof, and (c) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time and in effect at any given time.


                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the Undersigned by its officer thereunto duly authorized, has duly executed this Consent as of the date first set forth above.


                                  [THE UNDERSIGNED] a              corporation
                                                      -------------

                                  By
                                     ------------------------------------------
                                      Name:
                                     Title:


Accepted and agreed to:

THE BANK OF NOVA SCOTIA,
as Administrative Agent for Banks


By:
         --------------------------------------------
         Name:
         Title:


[NAME OF PROJECT/TURBINE OWNER]
[TYPE OF ENTITY]


By:
         -----------------------------------------------------
         Name:
         Title:

                                                             EXHIBIT F-1
                                                             to Credit Agreement

                      BORROWER'S EFFECTIVE DATE CERTIFICATE

            Pursuant to the Credit Agreement (as defined below), the undersigned hereby certifies on this __ day of _____ 2001 to The Bank of Nova Scotia, as Administrative Agent under that certain Amended and Restated Credit Agreement dated as of February 15, 2001 (the "Credit Agreement") among Calpine Construction Finance Company, L.P., a Delaware limited partnership, as Borrower ("Borrower"), the financial institutions listed on Exhibit H thereto, (the "Banks"), Credit Suisse First Boston, acting through its New York Branch, as Lead Arranger, Syndication Agent and Bookrunner, The Bank of Nova Scotia, as Lead Arranger, LC Bank and Administrative Agent ("Administrative Agent"), TD Securities (USA) Inc., as Co-Arranger and Co-Documentation Agent, and CIBC World Markets Corp., as Co-Arranger and Co-Documentation Agent, that :

            1. No Portfolio Entity is and, to Borrower's knowledge, no other party to any Operative Document in existence as of the Effective Date is, or, but for the passage of time or the giving of notice or both will be, in breach of any obligation thereunder which could reasonably expected to have a Material Adverse Effect on Borrower.

            2. Each representation and warranty of any Partner, Calpine and the Portfolio Entities under the Credit Documents is true and correct in all material respects as of the Effective Date.

            3. There exists no Event of Default or Inchoate Default or, with respect to any Funded Project, Non-Fundamental Project Default or
Non-Fundamental Project Inchoate Default as of the Effective Date.

            4. The conditions precedent set forth in Section 3.2 of the Credit Agreement have been satisfied or have been waived in writing by Administrative Agent with the consent of the Banks.

            All capitalized terms used herein which are defined in the Credit Agreement shall have the meaning given to them in the Credit Agreement unless otherwise defined herein.

            IN WITNESS WHEREOF, the undersigned has duly executed this certificate on behalf of the Borrower as of the date first written above.

                          CALPINE CONSTRUCTION FINANCE COMPANY, L.P.,
                         a Delaware limited partnership


                              By:  CALPINE CCFC GP INC.,
                             a Delaware corporation,
                               its General Partner


                                 By:
                                    -------------------------------------

                                 Name:
                                 Title:

                                                             EXHIBIT F-2
                                                             to Credit Agreement

                     BORROWER'S PROJECT FUNDING CERTIFICATE

            Pursuant to the Credit Agreement (as defined below), the undersigned hereby certifies on this __ day of _____ 2001 to The Bank of Nova Scotia, as Administrative Agent under that certain Amended and Restated Credit Agreement dated as of February 15, 2001 (the "Credit Agreement") among Calpine Construction Finance Company, L.P., a Delaware limited partnership, as Borrower ("Borrower"), the financial institutions listed on Exhibit H thereto, (the "Banks"), Credit Suisse First Boston, acting through its New York Branch, as Lead Arranger, Syndication Agent and Bookrunner, The Bank of Nova Scotia, as Lead Arranger, LC Bank and Administrative Agent ("Administrative Agent"), TD Securities (USA) Inc., as Co-Arranger and Co-Documentation Agent, and CIBC World Markets Corp., as Co-Arranger and Co-Documentation Agent, that:

            1. Attached hereto are true, complete and correct copies of each Project Document in existence with respect to the _______ Project (the "Project") as of the Funding Date, and any supplements or amendments thereto, and such Project Documents are in full force and effect in accordance with their terms and all conditions precedent to the respective parties' performances thereunder required to have been performed by the Funding Date have been satisfied.

            2. No Portfolio Entity is and, to Borrower's knowledge, no other party to any Operative Document in existence as of the Funding Date is, or, but for the passage of time or the giving of notice or both will be, in breach of any obligation thereunder which is reasonably expected to have Material Adverse Effect on Borrower or the Project.

            3. Each representation and warranty of Borrower, [INCLUDE IF PROJECT OWNER IS NOT BORROWER: THE PORTFOLIO ENTITIES WITH RESPECT TO THE PROJECT], any Partner, and Calpine under the Credit Documents and each representation and warranty of Borrower [INCLUDE IF PROJECT OWNER IS NOT BORROWER: AND THE PROJECT OWNER] with respect to such Project under the other Operative Documents, in each case with respect to itself or the Project, are true and correct in all material respects as if made on the Funding Date, unless such representation or warranty expressly relates solely to another time.

            4. There exists no Event of Default or Inchoate Default or, with respect to any Funded Project, Non-Fundamental Project Default or
Non-Fundamental Project Inchoate Default as of the Effective Date.

            5. The conditions precedent set forth in Section 3.3 of the Credit Agreement have been satisfied or have been waived in writing by the Administrative Agent with the consent of the Banks.

            6. The copies of the annual and quarterly financial statements of the Project Owner and the Affiliated Major Project Participants delivered by Borrower pursuant to Section

3.3.23 of the Credit Agreement are true and correct in all material respects and are the most recent annual and quarterly financial statements of the relevant Project Owner and the Affiliated Major Project Participants. As of the Funding Date, no material adverse change in the consolidated assets, liabilities, operations or financial condition of such Persons has occurred from those set forth on such financial statements or balance sheet, as the case may be.

            7. Each Applicable Permit listed in Part 1(A) of the Permit Schedule with respect to the Project is in full force and effect, and except as disclosed therein, is not subject to appeals or further proceedings or to any unsatisfied condition that could reasonably be expected to have a Material Adverse Effect on Borrower or the Project. Borrower has no reason to believe that any Permit identified in Part II(A) of such Permit Schedule will be obtained at a cost inconsistent with the applicable Project Budget or with material difficulty or delay by the time they are needed except where there exists alternative solutions (the expected cost of which is reflected in the Project Budget) which will eliminate the need for such Permit.

            All capitalized terms used herein which are defined in the Credit Agreement shall have the meaning given to them in the Credit Agreement unless otherwise defined herein.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

           IN WITNESS WHEREOF, the undersigned has duly executed this certificate on behalf of the Borrower as of the date first written above.



                        CALPINE CONSTRUCTION FINANCE COMPANY, L.P.,
                         a Delaware limited partnership

                              By:  CALPINE CCFC GP, INC.,
                                   a Delaware corporation,
                                   its General Partner


                                   By:
                                        --------------------------------------
                                      Name:
                                     Title:

                                                             EXHIBIT F-3
                                                             to Credit Agreement

                     BORROWER'S TURBINE FUNDING CERTIFICATE

            Pursuant to the Credit Agreement (as defined below), the undersigned hereby certifies on this __ day of _____ 2001 to The Bank of Nova Scotia, as Administrative Agent under that certain Amended and Restated Credit Agreement dated as of February 15, 2001 (the "Credit Agreement") among Calpine Construction Finance Company, L.P., a Delaware limited partnership, as Borrower ("Borrower"), the financial institutions listed on Exhibit H thereto, (the "Banks"), Credit Suisse First Boston, acting through its New York Branch, as Lead Arranger, Syndication Agent and Bookrunner, The Bank of Nova Scotia, as Lead Arranger, LC Bank and Administrative Agent ("Administrative Agent"), TD Securities (USA) Inc., as Co-Arranger and Co-Documentation Agent, and CIBC World Markets Corp., as Co-Arranger and Co-Documentation Agent, that:

            1. Attached hereto is a true, complete and correct copy of the Turbine Purchase Contract with respect to the relevant Turbine (the "Turbine"), and any supplements or amendments thereto, and such Turbine Purchase Contract is in full force and effect in accordance with its terms and all conditions precedent to the parties' performances thereunder required to have been performed by the Turbine Funding Date have been satisfied.

            2. No Portfolio Entity is and, to Borrower's knowledge, no other party to any Operative Document in existence as of the Turbine Funding Date is, or, but for the passage of time or the giving of notice or both will be, in breach of any obligation thereunder which is reasonably expected to have Material Adverse Effect on Borrower. Neither the Turbine Owner with respect to the Turbine nor, to Borrower's knowledge, the relevant Turbine Purchase Contractor is or, but for the passage of time or giving of notice or both will be, in the breach of any material obligation under the relevant Turbine Purchase Contract.

            3. Each representation and warranty of any Partner, Calpine and the Portfolio Entities with respect to such Turbine under the Credit Documents and each representation and warranty of the Borrower [ADD IF BORROWER IS NOT THE TURBINE OWNER: AND TURBINE OWNER] with respect to such Turbine under the relevant Turbine Purchase Contract, in each case with respect to itself or the Turbine, shall be true and correct in all material respects as if made on the Turbine Funding Date, unless such representation or warranty expressly relates solely to another time.

            4. There exists no Event of Default or Inchoate Default.

            5. The conditions precedent set forth in Section 3.5 of the Credit Agreement have been satisfied or have been waived in writing by Administrative Agent with the consent of the Banks.

            6. The Turbine is owned by _____, the Turbine Owner with respect to the Turbine, and the Turbine Delivery Date with respect to the Turbine is _____.

            All capitalized terms used herein which are defined in the Credit Agreement shall have the meaning given to them in the Credit Agreement unless otherwise defined herein.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

            IN WITNESS WHEREOF, the undersigned has duly executed this certificate on behalf of the Borrower as of the date first written above.


                        CALPINE CONSTRUCTION FINANCE COMPANY, L.P.,
                         a Delaware limited partnership

                              By:  CALPINE CCFC GP, INC.,
                                   a Delaware corporation,
                                   its General Partner


                                   By:
                                        --------------------------------------
                                      Name:
                                     Title:

                                                             EXHIBIT F-4
                                                             to Credit Agreement
                           [MARSH USA INC. LETTERHEAD]

______, 200_

The Bank of Nova Scotia
  as Administrative Agent for the Banks
One Liberty Plaza, 26th Floor
New York, New York 10006
Attn:  Manager, Project Finance

            Re:  The _______ Project (the "Project")

Ladies and Gentlemen:

           The undersigned, a duly authorized officer of Marsh USA, Inc., a Delaware corporation ("Insurance Consultant"), hereby provides this letter to you in accordance with Section 3.3.11 of that certain Amended and Restated Credit Agreement dated as of February 15, 2001 (the "Credit Agreement"), among Calpine Construction Finance Company, L.P., a Delaware limited partnership, as Borrower ("Borrower"), the financial institutions listed on Exhibit H thereto (the "Banks"), Credit Suisse First Boston, acting through its New York Branch, as Lead Arranger, Syndication Agent, and Bookrunner, The Bank of Nova Scotia, as Lead Arranger, LC Bank and Administrative Agent ("Administrative Agent"), TD Securities (USA) Inc., as Co-Arranger and Co-Documentation Agent, and CIBC World Markets Corp., as Co-Arranger and Co-Documentation Agent. Except as provided herein, all terms used herein which are defined in the Credit Agreement shall have the meanings given therein.

           Insurance Consultant acknowledges that pursuant to the Credit Agreement, the Banks will be providing financing to Borrower for, among other things, the construction of the Project and in so doing will be relying on this certificate and the Insurance Consultant's report dated _________. Such report represents Insurance Consultant's professional opinion with respect to the Project as of such date and as of the date hereof. Attached hereto as Exhibit A is a true, correct and complete list of the coverages which have been obtained to date in connection with the Project as evidenced by certificates of insurance and cover notes supplied by Borrower.

           Upon delivery of the original certificates of insurance, copies of which are attached as Appendix A, Borrower will have provided satisfactory evidence of compliance with the provisions of Exhibit K to the Credit Agreement.


                                   Sincerely,


                                    [MARSH USA, INC.]

                                                             EXHIBIT F-6
                                                             to Credit Agreement

                           [R.W. BECK INC. LETTERHEAD]

______, 200_

The Bank of Nova Scotia
  as Administrative Agent for the Banks
One Liberty Plaza, 26th Floor
New York, New York  10006
Attn:  Manager, Project Finance

      Re:   The ____ Project (the "Project")

Ladies and Gentlemen:

            The undersigned, a duly authorized representative of R.W. Beck, Inc., a Washington corporation ("Independent Engineer"), hereby provides this letter to you in accordance with Section 3.3.13 of that certain Amended and Restated Credit Agreement dated as of February 15, 2001 (the "Credit Agreement"), among Calpine Construction Finance Company, L.P., a Delaware limited partnership, as Borrower ("Borrower"), the financial institutions listed on Exhibit H thereto (the "Banks"), Credit Suisse First Boston, acting through its New York Branch, as Lead Arranger, Syndication Agent, and Bookrunner, The Bank of Nova Scotia, as Lead Arranger, LC Bank and Administrative Agent ("Administrative Agent"), TD Securities (USA) Inc., as Co-Arranger and Co-Documentation Agent, and CIBC World Markets Corp., as Co-Arranger and Co-Documentation Agent. Except as provided herein, all terms used herein which are defined in the Credit Agreement shall have the meanings given therein.

            R.W. Beck, Inc. has been retained by the Lead Arrangers as the Independent Engineer and it has prepared an Independent Engineer's Report dated _________, 200__ with respect to the Project (the "Independent Engineer's Report").

            The Independent Engineer's Report was prepared pursuant to the scope of services under our Professional Services Agreement with the Lead Arrangers and those services were provided in accordance with generally accepted engineering practices.

            In connection with the preparation of the Independent Engineer's Report, personnel of the Independent Engineer have participated in meetings or telephone discussions with representatives of Calpine Corporation and it's affiliates, Borrower, counsel to Borrower, the Lead Arrangers and counsel to the Lead Arrangers in regard to the Project.

            This letter is solely for the information of, and assistance to, the Technical Committee in conducting and documenting their investigation of the matters covered by the Independent Engineer's Report in connection with the Project and is not to be used, circulated, quoted or otherwise referred to within or without the lending group for any purpose, nor is it to be referred to in whole or in part in any other document, except that reference may be made to it in the Credit Agreement or in any list of closing documents pertaining to the Project.



                                          Sincerely,


                                          [R.W. BECK INC.]

                                                             EXHIBIT F-7
                                                             to Credit Agreement

                           [R.W. BECK INC. LETTERHEAD]

______, 200_

The Bank of Nova Scotia
  as Administrative Agent for the Banks
One Liberty Plaza, 26th Floor
New York, New York  10006
Attn:  Manager, Project Finance

      Re:   The ______ Turbine (the "Turbine")

Ladies and Gentlemen:

            The undersigned, a duly authorized representative of R.W. Beck, Inc., a Washington corporation ("Independent Engineer"), hereby provides this letter to you in accordance with Section 3.5.11 of that certain Amended and Restated Credit Agreement dated as of February 15, 2001 (the "Credit Agreement"), among Calpine Construction Finance Company, L.P., a Delaware limited partnership, as Borrower ("Borrower"), the financial institutions listed on Exhibit H thereto (the "Banks"), Credit Suisse First Boston, acting through its New York Branch, as Lead Arranger, Syndication Agent, and Bookrunner, The Bank of Nova Scotia, as Lead Arranger, LC Bank and Administrative Agent ("Administrative Agent"), TD Securities (USA) Inc., as Co-Arranger and Co-Documentation Agent, and CIBC World Markets Corp., as Co-Arranger and Co-Documentation Agent. Except as provided herein, all terms used herein which are defined in the Credit Agreement shall have the meanings given therein.

            R. W. Beck, Inc. has been retained by the Lead Arrangers as the Independent Engineer and it has prepared an Independent Engineer's Report dated __________, 200__ addressing the technology and size of the Turbine (the "Independent Engineer's Turbine Report"). The Independent Engineer's Turbine Report was prepared pursuant to the scope of services under our Professional Services Agreement with the Lead Arrangers and those services were provided in accordance with generally accepted engineering practices.

            In connection with the issuance of this certificate, personnel of the Independent Engineer have participated, to the extent determined necessary by the Independent Engineer, in meetings or telephone discussions with representatives of Calpine Corporation and it's affiliates, Borrower, counsel to Borrower, the Lead Arrangers and counsel to the Lead Arrangers in regard to the Turbine.

            This letter is solely for the information of, and assistance to, the Technical Committee in conducting and documenting their investigation of the matters covered by this Certificate in connection with the Turbine and is not to be used, circulated, quoted or otherwise referred to within or without the lending group for any purpose, nor is it to be referred to in whole or in part in any other document, except that reference may be made to it in the Credit Agreement or in any list of closing documents pertaining to the Turbine.



                                          Sincerely,


                                          [R.W. BECK INC.]

                                                             EXHIBIT F-8
                                                             to Credit Agreement


                          [FUEL CONSULTANT LETTERHEAD]


_______________, 200_

The Bank of Nova Scotia
    as Administrative Agent for the Banks
One Liberty Plaza, 26th Floor
New York, New York 10006
Attn: Manager, Project Finance

      Re:   The [____________] Project (the "Project")

Ladies and Gentlemen:

            The undersigned, a duly authorized officer of __________________, ("Fuel Consultant"), hereby provides this letter to you in accordance with
Section 3.3.15 of that Amended and Restated Credit Agreement dated as of February 15, 2001 (the "Credit Agreement"), among Calpine Construction Finance Company, L.P., a Delaware limited partnership, as Borrower ("Borrower"), the financial institutions listed on Exhibit H thereto (the "Banks"), Credit Suisse First Boston, acting through its New York Branch, as Lead Arranger, Syndication Agent, and Bookrunner, The Bank of Nova Scotia, as Lead Arranger, LC Bank and Administrative Agent ("Administrative Agent"), TD Securities (USA) Inc., as Co-Arranger and Co-Documentation Agent, and CIBC World Markets Corp., as Co-Arranger and Co-Documentation Agent. Except as provided herein, all terms used herein which are defined in the Credit Agreement shall have the meanings given therein.

            Fuel Consultant acknowledges that pursuant to the Credit Agreement, the Banks will be providing financing to the Borrower for, among other things, the construction of the Project and in so doing will be relying on this Certificate and Fuel Consultant's report dated _____________. Fuel Consultant certifies that attached hereto as Exhibit A is a true, correct and complete copy of Fuel Consultant's report with respect to the Project, and that said report represents Fuel Consultant's professional opinion as of the date hereof. Further, Fuel Consultant confirms, as of the date hereof, the evaluation, estimates, projections, conclusions and recommendations contained in such report.

                                       Sincerely,


                                       [FUEL CONSULTANT]

                                                             EXHIBIT F-9
                                                             to Credit Agreement

               [INDEPENDENT POWER MARKETING CONSULTANT LETTERHEAD]

___________, 200_

The Bank of Nova Scotia
  as Administrative Agent for the Banks
One Liberty Plaza, 26th Floor
New York, New York  10006
Attn: Manager, Project Finance

      Re:   The ____________ Project (the "Project")

Ladies and Gentlemen:

            The undersigned, a duly authorized representative of , ("Independent Power Marketing Consultant"), hereby provides this letter to you in accordance with Section 3.3.16 of that certain Amended and Restated Credit Agreement dated as of February 15, 2001 (the "Credit Agreement"), among Calpine Construction Finance Company, L.P., a Delaware limited partnership, as Borrower ("Borrower"), the financial institutions listed on Exhibit H thereto (the "Banks"), Credit Suisse First Boston, acting through its New York Branch, as Lead Arranger, Syndication Agent, and Bookrunner, The Bank of Nova Scotia, as Lead Arranger, LC Bank and Administrative Agent ("Administrative Agent"), TD Securities (USA) Inc., as Co-Arranger and Co-Documentation Agent, and CIBC World Markets Corp., as Co-Arranger and Co-Documentation Agent. Except as provided herein, all terms used herein which are defined in the Credit Agreement shall have the meanings given therein.

            Independent Power Marketing Consultant acknowledges that pursuant to the Credit Agreement, the Banks will be providing financing to the Borrower for, among other things, the construction of the Project and in so doing will be relying on this certificate and Independent Power Marketing Consultant's report dated ____________. Independent Power Marketing Consultant certifies that attached hereto as Exhibit A is a true, correct and complete copy of Independent Power Marketing Consultant's report with respect to the Project, and that said report represents Independent Power Marketing Consultant's professional opinion as of such date and as of the date hereof. Further, since the date of the aforementioned Independent Power Marketing Consultant's report, nothing has come to our attention which would cause us to change that report.

                                       Sincerely,

                                       [INDEPENDENT POWER MARKETING CONSULTANT]

             EXHIBIT G-1A - DESCRIPTION OF THE MAGIC VALLEY PROJECT


[*]

              EXHIBIT G-1B - DESCRIPTION OF THE SOUTH POINT PROJECT


[*]

               EXHIBIT G-1C - DESCRIPTION OF THE WESTBROOK PROJECT


[*]

                EXHIBIT G-1D - DESCRIPTION OF THE SUTTER PROJECT


[*]

              EXHIBIT G-2A - DESCRIPTION OF THE ONTELAUNEE PROJECT


[*]

                EXHIBIT G-2B - DESCRIPTION OF THE OSPREY PROJECT


[*]

               EXHIBIT G-2C - DESCRIPTION OF THE HILLABEE PROJECT


[*]

               EXHIBIT G-2D - DESCRIPTION OF THE LONE OAK PROJECT


[*]

              EXHIBIT G-2E - DESCRIPTION OF THE BLUE HERON PROJECT


[*]

              EXHIBIT G-2F - DESCRIPTION OF THE LOST PINES PROJECT


[*]

                EXHIBIT G-2G - DESCRIPTION OF THE FREMONT PROJECT



[*]

               EXHIBIT G-2H - DESCRIPTION OF THE HERMISTON PROJECT



[*]

               EXHIBIT G-2I - DESCRIPTION OF THE TOWANTIC PROJECT



[*]

               EXHIBIT G-2J - DESCRIPTION OF THE WAWAYANDA PROJECT



[*]

                                      CCFC
                             Description of Turbines
                                   Exhibit G3


----------------------------------------------------------------------------------------------------------------------------
                            Contract/Unit    On-Site          Pmts.                                                Balance
   Project         Equip#       Price         Dates        Thru 12/00    Jan-01          Feb-01       Mar-01      Remaining
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
Wawayanda         2FB20037   38,715,300      ########       100,660      1,835,105              -            -   36,779,635
Wawayanda         2FB20038   38,715,300      ########       100,660              -      1,835,105            -   36,779,635
Ontelaunee         1F9817    56,789,700      ########    38,333,047              -      5,678,970            -   12,777,683
Ontelaunee         1F9901                    ########
Ontelaunee          STG1     23,875,000      ########    15,516,750              -              -    1,193,750    4,775,000
Lone Oak           1F9909    31,500,000      ########     3,150,000      4,725,000      1,575,000    3,150,000   18,900,000
Lone Oak           1F9917    32,500,000      ########     3,250,000              -      4,875,000    1,625,000   22,750,000
Lone Oak           1F9918    32,500,000      ########     3,250,000              -      4,875,000    1,625,000   22,750,000
Fremont            1F9915    31,500,000      ########             -              -      1,575,000            -   29,925,000
Fremont            1F9916    31,500,000      ########             -              -      1,575,000            -   29,925,000
Towantic           2F9943    90,100,000      ########    21,624,000      3,153,500      3,153,500    3,153,500   59,015,500
Towantic           2F9942                    ########
Towantic            STG1                     ########
Osprey             1F9913    31,500,000      ########             -      1,575,000              -    1,575,000   28,350,000
Osprey             1F9914    31,500,000      ########             -      1,575,000              -    1,575,000   28,350,000
----------------------------------------------------------------------------------------------------------------------------
    Total                                                              $12,863,605    $25,142,576  $13,897,250
                                                                       ---------------------------------------


                                                            EXHIBIT G-7
                                                            to Credit Agreement


                               PENDING LITIGATION

                                      None

                                   EXHIBIT G-8
                                   -----------

                         Hazardous Substances Disclosure

None, except as disclosed in:

1. Phase I Environmental Site Assessment, Magic Valley Site, Edinburg, Hidalgo County, Texas, dated April 1999, prepared by Environmental Consulting and Technology, Inc.

2. Phase I Environmental Site Assessment for the Proposed Southpoint Power Plant dated August 13, 1999, prepared by Hallock/Gross Inc.

3. Phase I Environmental Site Assessment Review and Update Sutter Power Plant Project dated August 17, 1999, prepared by Foster Wheeler Environmental Corporation.

4. Phase I Environmental Site Assessment of Carmichael Property (Map 4, Lot 9), Saco Street, Westbrook, Maine dated June 1998, prepared by Hoffman Engineering Inc.

5. Analytical Summary of Phase II Environmental Site Assessment of Proposed Westbrook Power Plant Westbrook, Maine dated December 30, 1998, prepared by Hoffman Engineering Inc.

6. Phase I Environmental Site Assessment for Lost Pines Power Project at Sites on Lower Colorado River Authority Property West of State Highway 21, Bastrop County, Texas, dated October 1999, prepared by RMT, Inc.

7. Phase I Environmental Site Assessment, Ontelaunee Energy Center Southern Right-of-Way, Route 61 - Pottsville Pike and Unnamed Road approximately 1140 feet North of West Huller Lane, Ontelaunee Township, Berks County, Pennsylvania, July 2000 prepared by Earth Tech, Mechanicsburg, PA.

8. Phase I Environmental Site Assessment, Ontelaunee Energy Center Northern Laydown and Emergency Access Road Easement Area, Route 61 (Pottsville Pike), Ontelaunee Township, Berks County, Pennsylvania, August 29, 2000 prepared by Earth Tech, Mechanicsburg, PA.

9. Phase II Environmental Site Assessment - Soil Sampling, Ontelaunee Energy Center Northern Laydown and Emergency Access Road Easement Area, Route 61 (Pottsville Pike), Ontelaunee Township, Berks County, Pennsylvania, September 6, 2000 prepared by Earth Tech, Mechanicsburg, PA.

10. Limited - Scope Phase I Environmental Site Assessment - Ontelaunee Energy Center Alternate Discharge Line, State Route 61 (Pottsville
         Pike), Ontelaunee Township, Berks County, Pennsylvania, December 2000 prepared by Earth Tech, Mechanicsburg, PA.

11. Phase II Environmental Site Assessment Groundwater Sampling - June 2000, Calpine Eastern Corporation Ontelaunee Energy Center, June 2000 prepared by Earth Tech, Mechanicsburg, PA.

12. Phase II Environmental Site Assessment Calpine Eastern Corporation Ontelaunee Power Project, June 14, 1999 prepared by Earth Tech, Mechanicsburg, PA.

13. Phase I Environmental Site Assessment Report Dr. John C. Blythe's Property, Campground Road & Brick Plant Road, Alexander City, Tallapoosa County, Alabama April 31, 1999 prepared by Goulder Associates.

14. Phase I Environmental Site Assessment Report Wyndle Brock Property, 1922 Campground Road Alexander City, Tallapoosa County, Alabama February, 2001 prepared by Goulder Associates.

                                                                       EXHIBIT H
                                                             to Credit Agreement

                        SCHEDULE OF BANK/LENDING OFFICES

Bank                                      Percentage of Loans       Allocation
----                                      -------------------       ----------
1.  THE BANK OF NOVA SCOTIA                  4.4117647060%        $44,117,647.06
    One Liberty Plaza, 26th Floor
    New York, New York 10006

2.  CREDIT SUISSE FIRST BOSTON               3.9117647060%        $39,117,647.06
    Eleven Madison Avenue
    New York, New York  10010

3.  TORONTO DOMINION (TEXAS) INC.            4.4117647060%        $44,117,647.06
    909 Fannin Street, Suite 1700
    Houston, Texas 77010

4.  CIBC INC.                                4.4117647060%        $44,117,647.06
    Two Paces West
    2727 Paces Ferry Road, Suite 1200
    Atlanta, Georgia 30339

5.  BANK OF MONTREAL                         3.9117647060%        $39,117,647.06
    115 S. LaSalle, 11th Floor
    Chicago, Illinois  60603

6.  BAYERISCHE HYPO-UND VEREINSBANK AG       4.4117647060%        $44,117,647.06
    - NEW YORK BRANCH
    c/o Bayerische Vereinsbank AG -
    New York Branch
    150 East 42nd Street
    New York, New York 100117

7.  BAYERISCHE LANDESBANK CAYMAN             4.4117647060%        $44,117,647.06
    ISLANDS BRANCH
    560 Lexington Ave 17th Floor
    New York, NY 10022

8.  BANQUE NATIONALE DE PARIS                4.4117647060%        $44,117,647.06
    725 South Figueroa Street
    Suite 2090
    Los Angeles, California  90017

Bank                                      Percentage of Loans       Allocation
----                                      -------------------       ----------
9.  DG BANK DEUTSCHE                         4.4117647060%        $44,117,647.06
    GENOSSENSCHAFTSBANK AG, CAYMAN
    ISLAND BRANCH
    609 Fifth Avenue
    New York, NY  10017

10. DRESDNER BANK AG NEW YORK AND            4.4117647060%        $44,117,647.06
    GRAND CAYMAN BRANCHES
    75 Wall Street
    New York, New York  10005

11. EXPORT DEVELOPMENT CORPORATION           4.4117647060%        $44,117,647.06
    151 O'Connor Street
    Ottawa, Ontario KIA 1K3

12. MEESPIERSON CAPITAL CORP.                4.4117647060%        $44,117,647.06
    3 Stamford Plaza
    301 Tresser Boulevard, 9th Floor
    Stamford, CT  06901-3239

13. NEWCOURT CAPITAL USA INC.                3.9117647060%        $39,117,647.06
    1177 Avenue of the Americas
    47th Floor
    New York, New York 10036

14. CITICORP USA, INC.                       4.4117647060%        $44,117,647.06
    2 Penn's Way
    New Castle, Delaware 19720

15. COBANK, ACB                              4.4117647060%        $44,117,647.06
    5500 S. Quebec St.
    Englewood, Colorado 80111

16. ING (U.S.) CAPITAL LLC                   4.4117647050%        $44,117,647.05
    55 East 52nd Street,
    New York, New York 10055

17. UNION BANK OF CALIFORNIA, N.A.           4.4117647050%        $44,117,647.05
    445 S. Figueroa Street, 15th Floor
    Los Angeles, CA  90071

18. FLEET NATIONAL BANK                          3.5%             $35,000,000.00
    100 Federal Street
    MA DE 10008D
    Boston, MA  02110

Bank                                      Percentage of Loans       Allocation
----                                      -------------------       ----------
19. GOVERNOR AND COMPANY OF THE BANK             3.5%             $35,000,000.00
    OF SCOTLAND
    565 Fifth Avenue
    New York, NY  10017

20. INDUSTRIAL BANK OF JAPAN, LIMITED            3.5%             $35,000,000.00
    One Market
    Spear Tower, Suite 1610
    San Francisco, CA  94105

21. CREDIT LYONNAIS NEW YORK BRANCH              3.0%             $30,000,000.00
    1301 Avenue of the Americas
    New York, New York 10019

22. LANDESBANK HESSEN-THURINGEN                  2.5%             $25,000,000.00
    GIROZENTRALE 420 Fifth Ave.
    New York, New York 10018

23. LANDESBANK SCHLEISWIG-HOLSTEIN               2.5%             $25,000,000.00
    GIROZENTRALE
    Martensdamm 6
    24103 Kiel, Germany
    Department OE 73

24. ABN AMRO BANK N.V.                           2.5%             $25,000,000.00
    208 South LaSalle Street,
    Suite 1500
    Chicago, IL  60603

25. BANK OF AMERICA, N.A.                        2.5%             $25,000,000.00
    555 California Street
    San Francisco, CA  94104

26. ERSTE BANK DER OESTERREICHISCHEN             1.5%             $15,000,000.00
    SPARKASSEN AG
    280 Park Avenue
    West Building
    New York, NY 10017

27. NATEXIS BANQUE                               1.5%             $15,000,000.00
    1251 Avenue of the Americas
    New York, NY  10020
                                                 -------------------------------
TOTAL                                            100%              1,000,000,000

                                                                       EXHIBIT I
                                                             to Credit Agreement


                          Annual Insurance Certificate

                   [LETTERHEAD OF BORROWER'S INSURANCE BROKER]

                                     [DATE]

The Bank of Nova Scotia,
   as Administrative Agent for the Banks
One Liberty Plaza, 26th Floor
New York, New York  10006
Attn:  Manager, Project Finance


Ladies and Gentlemen:

           The undersigned, a duly authorized officer of _______________ a _______________ ("Insurance Broker"), hereby provides this letter to you in accordance with Section 5.8.8 of that certain Amended and Restated Credit Agreement dated as of February 15, 2001 (the "Credit Agreement"), among Calpine Construction Finance Company, L.P., a Delaware limited partnership, as Borrower ("Borrower"), the financial institutions listed on Exhibit H thereto (the "Banks"), Credit Suisse First Boston, acting through its New York Branch, as Lead Arranger, Syndication Agent, and Bookrunner, The Bank of Nova Scotia, as Lead Arranger, LC Bank and Administrative Agent ("Administrative Agent"), TD Securities (USA) Inc., as Co-Arranger and Co-Documentation Agent, and CIBC World Markets Corp., as Co-Arranger and Co-Documentation Agent. Except as provided herein, all terms used herein which are defined in the Credit Agreement shall have the meanings given therein.

            Insurance Broker acknowledges that pursuant to the Credit Agreement, the Banks are providing financing to Borrower for the construction and/or operation of the Funded Projects and the purchase of the Funded Turbines and in so doing are relying on Borrower's and/or the other applicable Portfolio Entities, as the case may be, continued compliance with the provisions of Exhibit K to the Credit Agreement.

            Insurance Broker hereby certifies that, as of the date hereof, Borrower and/or the other applicable Portfolio Entities, as the case may be, have obtained and are maintaining in full force and effect insurance policies conforming, in all material respects, to the requirements set forth in Exhibit K to the Credit Agreement.

                                          Respectfully submitted,

                                                             EXHIBIT J-1
                                                             to Credit Agreement

                      BANK WITHHOLDING CERTIFICATE (TREATY)

                                     [DATE]

CALPINE CONSTRUCTION FINANCE COMPANY, L.P.
a Delaware limited partnership
c/o Calpine Corporation
50 W. San Fernando Street
San Jose, CA  95113
Attn:  Manager, Project Finance

THE BANK OF NOVA SCOTIA,
  as Administrative Agent for the Banks
One Liberty Plaza, 26th Floor
New York, New York  10006
Attn:  Manager, Project Finance

            In connection with the Amended and Restated Credit Agreement dated as of February 15, 2001 (the "Credit Agreement"), among Calpine Construction Finance Company, L.P., a Delaware limited partnership, as Borrower ("Borrower"), the financial institutions listed on Exhibit H thereto (the "Banks"), Credit Suisse First Boston, acting through its New York Branch, as Lead Arranger, Syndication Agent, and Bookrunner, The Bank of Nova Scotia, as Lead Arranger, LC Bank and Administrative Agent ("Administrative Agent"), TD Securities (USA) Inc., as Co-Arranger and Co-Documentation Agent, and CIBC World Markets Corp., as Co-Arranger and Co-Documentation Agent, the undersigned hereby certifies, represents and warrants that [NAME OF RELEVANT BANK OR AGENT] is a [NAME OF COUNTRY] corporation and is currently exempt from any U.S. federal withholding tax on amounts paid to it from U.S. sources under the Credit Agreement by virtue of compliance with the provisions of the Income Tax Convention between the United States and [NAME OF COUNTRY], signed [DATE], [AS AMENDED]. Our fiscal year is the twelve months ending [ ].

            The undersigned (a) is a corporation organized under the laws of [NAME OF COUNTRY] whose registered business is managed or controlled in [NAME OF COUNTRY], (b) [DOES NOT HAVE A PERMANENT ESTABLISHMENT OR FIXED BASE IN THE UNITED STATES/DOES HAVE A PERMANENT ESTABLISHMENT OR FIXED BASE IN THE UNITED STATES BUT THE CREDIT AGREEMENT IS NOT EFFECTIVELY CONNECTED WITH SUCH PERMANENT ESTABLISHMENT OR FIXED BASE], (c) is not exempt from tax on the income in [NAME OF COUNTRY] and (d) is the beneficial owner of the income.

            We enclose two signed copies of Form 1001 of the U.S. Internal Revenue Service.

                                    Yours faithfully,

                                    [NAME OF RELEVANT BANK]

                                       By:
                                          ------------------------------------
                                          Name:
                                          Title:

                                                             EXHIBIT J-2
                                                             to Credit Agreement


             BANK WITHHOLDING CERTIFICATE (EFFECTIVELY CONNECTED)

                                     [DATE]


CALPINE CONSTRUCTION FINANCE COMPANY, L.P.
a Delaware limited partnership
c/o Calpine Corporation
50 W. San Fernando Street
San Jose, CA  95113
Attn:  Manager, Project Finance


THE BANK OF NOVA SCOTIA,
  as Administrative Agent for the Banks
One Liberty Plaza, 26th Floor
New York, New York 10006
Attn: Manager, Project Finance


            In connection with the Amended and Restated Credit Agreement dated as of February 15, 2001 (the "Credit Agreement"), among Calpine Construction Finance Company, L.P., a Delaware limited partnership, as Borrower ("Borrower"), the financial institutions listed on Exhibit H thereto (the "Banks"), Credit Suisse First Boston, acting through its New York Branch, as Lead Arranger, Syndication Agent, and Bookrunner, The Bank of Nova Scotia, as Lead Arranger, LC Bank and Administrative Agent ("Administrative Agent"), TD Securities (USA) Inc., as Co-Arranger and Co-Documentation Agent, and CIBC World Markets Corp., as Co-Arranger and Co-Documentation Agent, the undersigned hereby certifies, represents and warrants that [NAME OF RELEVANT BANK OR AGENT] is entitled to exemption from withholding tax on payments to it under the provisions of Section 1441(c) of the Internal Revenue Code of 1986, as amended, of the United States of America.

            We enclose two signed copies of Form 4224 of the U.S. Internal Revenue Service.

                                    Yours faithfully,

                                    [NAME OF RELEVANT BANK]

                                       By:
                                       ---------------------------------------
                                          Name:
                                          Title:

                                                               EXHIBIT K to
                                                                Credit Agreement

                             INSURANCE REQUIREMENTS

         Defined terms used in this Exhibit K not otherwise defined herein shall have the meanings set forth in that certain Amended and Restated Credit Agreement dated as of February 15, 2001, by and among Calpine Construction Finance Company L.P., a Delaware limited partnership ("Borrower"), Credit Suisse First Boston, acting through its New York Branch, as Lead Arranger, Syndication Agent and Bookrunner, The Bank of Nova Scotia as Lead Arranger, LC Bank and Administrative Agent ("Administrative Agent"), TD Securities (USA) Inc., as Co-Arranger and Co-Documentation Agent, CIBC World Markets Corp., as Co-Arranger and Co-Documentation Agent and the Banks parties thereto.

                  1. With respect to each Project having Initial Contributions, Funded Project and Funded Turbine, Borrower shall, without cost to the Banks, maintain or cause to be maintained on its behalf in effect at all times the types of insurance required by the following provisions together with any other types of insurance, in form acceptable to Administrative Agent, required hereunder, with insurance companies rated "A-" or better, with a minimum size rating of "IX," by Best's Insurance Guide and Key Ratings, (or an equivalent rating by another nationally recognized insurance rating agency of similar standing if Best's Insurance Guide and Key Ratings shall no longer be published) or other insurance companies of recognized responsibility satisfactory to Administrative Agent, the following insurance coverages until all obligations of Borrower and the other Portfolio Entities pursuant to the Credit Agreement and the other Credit Documents have been fully discharged:

                         a. Commercial general liability insurance for such
Project on an "occurrence" policy form or AEGIS claims-first-made form, including coverage for premises/operations, explosion, collapse and underground hazards, products/completed operations, broad form property damage, blanket contractual liability for both oral and written contracts, independent contractor's and personal injury, for the appropriate Portfolio Entities and for contractors, with primary coverage limits of no less than $1,000,000 for injuries or death to one or more persons or damage to property resulting from any one occurrence and a $ 1,000,000 annual aggregate limit.

                  The commercial general liability policy shall also include a severability of interest clause and a cross liability clause in the event more than one entity is "named insured" under the liability policy. Policy exclusions which are not standard to the commercial general liability coverage form or are added by manual endorsements or are proposed to be added after the Funding Date for each Funded Project, that restrict coverage, are to be approved by Administrative Agent. Work performed by others for the appropriate Portfolio Entities at any such Project shall not commence until a certificate of insurance has been delivered verifying coverages outlined above to be in place and naming Borrower and the other applicable Portfolio Entities as insured or additional insured and Administrative

Agent as additional insured. Deductibles in excess of $50,000 shall be subject to review and approval by Administrative Agent.

                         b. Automobile liability insurance, including coverage
for owned, non-owned and hired automobiles for both bodily injury and property damage and containing appropriate no-fault insurance provisions or other endorsements in accordance with state legal requirements, with limits of no less than $1,000,000 per accident with respect to bodily injury, property damage or death.

                         c. Worker's compensation insurance and employer's
liability insurance, with a limit of not less than $1,000,000, disability benefits insurance and such other forms of insurance which Borrower or the other applicable Portfolio Entities are required by law to provide for any such Project, providing statutory benefits and other states' endorsement and USL&H Act coverage and Jones Act (if any exposure exists), covering loss resulting from injury, sickness, disability or death of the employees of Borrower and the other applicable Portfolio Entities. Work performed by others for any Portfolio Entity at any such Project shall not commence until a certificate of insurance has been delivered verifying coverages outlined above to be in place.

                         d. From the point of groundbreaking for each Project
and through the date of Completion for such Project, builder's risk insurance covering each such Project separately on an "all risk basis" on a completed value form with "extended coverage" (including earthquake (subject to the next paragraph), flood, collapse, sinkhole and subsidence) and "soft cost coverage" on a no coinsurance basis and providing (i) coverage for such Project site, including removal of debris, insuring the buildings, structures, machinery, equipment, facilities, fixtures and other properties constituting a part of each such Project in a minimum aggregate amount not less than the full replacement value of each such Project, and in any case subject to a construction term aggregate limit of $100,000,000 for flood coverage and for earthquake coverage, but in no event an amount less than the limit necessary to satisfy the other related Project contracts; (ii) off-site coverage with a per occurrence limit of $5,000,000 or such higher amount as is sufficient to cover off-site equipment associated with such Project; (iii) transit coverage with a per occurrence limit of not less than the greater of $5,000,000 or an amount sufficient to cover the full insurable value of any item in transit; (iv) coverage for operational testing and startup with the same dollar coverage and modifications as set out in (i) above; (v) delay in opening coverage for interest during construction, debt service and continuing expenses in an amount not less than an 18 month indemnification period limit, on an "all risk" basis, as set forth in (i) through (iv) above. Builder's risk insurance shall not contain an exclusion for freezing, mechanical breakdown, or resultant damage caused by faulty workmanship, design or materials and shall remain in effect until replaced by property insurance coverage and boiler and machinery coverage as specified in
Section 1(e) below. All such policies may have deductibles of not greater than $250,000 per loss; earthquake and flood coverage shall have a deductible of not greater than $250,000 with the exception of California earthquake (for which the deductible may be 5% of values at risk), coastal windstorm (2% deductible) and any such Project located in a 100 year flood zone ($500,000 deductible);

and delay in opening coverage shall have a deductible not greater than a 45 day period; operational testing shall have a deductible of not greater than $750,000; and transit coverage shall have a deductible of not greater than $100,000. Builders risk policy shall include first party cleanup, hazardous materials, subject to a sublimit of $250,000.

                 At least 45 days prior to the shipment of equipment for any Project or Funded Turbine manufactured outside the United States, ocean cargo coverage shall be secured in an amount not less than the full replacement costs of the value of equipment shipped. Such coverage shall apply to all equipment which is valued in excess of $500,000 and has a lead time to replace exceeding five (5) months. The ocean cargo policy shall attach coverage prior to equipment departing the premises of the manufacturer and shall continue in force until the shipment arrives at the applicable Project site including 60 days storage, or is insured under the builders risk policy. Marine delay in opening or advanced loss of profits shall be insured in an amount not less than the equivalent of interest during construction, debt service and continuing expenses subject to an indemnification period not less than twelve months or such additional time required to repair/replace the equipment being shipped. The waiting period shall not exceed 45 days. The ocean cargo policy shall not be subject to cancellation with the exception of wars and strikes preventing passage to the United States and nonpayment of premium.

                  Earthquake coverage shall include coverage for movement, earthquakes, shocks, tremors, landslides, subsidence, volcanic activity, sinkhole coverage, mud-flow or rock-fall, or any other earth movement, all whether direct or indirect, approximate or remote or in whole or in part caused by, contributed to or aggravated by any physical damage insured against by such policy regardless of any other cause or event that contributes, concurrently or in sequence, to the loss.

                  Flood coverage shall include, but not be limited to, coverage for waves, tide or tidal water, inundation, rainfall and/or resulting runoff or the rising (including the overflowing or breaking boundaries) of lakes, ponds, reservoirs, rivers, harbors, streams, or other bodies of water, whether or not driven by wind.

                         e. From and after the date of Completion for each such
Project, "all risk" property insurance coverage in the amount not less than the full replacement value of such Project, including a full replacement cost endorsement (no co-insurance) with no deduction for depreciation, providing, without limitation, (i) coverages against loss or damage by fire, lightning, windstorm, hail, explosion, riot, civil commotion, aircraft, vehicles, smoke, other risks from time to time included under "all risk" or "extended coverage" policies, earthquake, flood (provided, however, that earthquake and flood coverage may be subject to an annual aggregate limit of not less than $100,000,000 with the exception of California (for which the limit shall be as agreed to by Administrative Agent and Borrower and which in Administrative Agent's reasonable discretion, after consultation with the Banks, is commercially feasible), collapse, sinkhole, subsidence and such other perils as Administrative Agent, after consultation with the Banks and Borrower, may from time to time require to be insured, with a sublimit of not less than $250,000 for on-site clean-up required as a result of the occurrence of an insured risk; (ii) off-site coverage with a per occurrence limit of $2,000,000 or such higher amount as is sufficient to cover off-site equipment for which there have been progress payments; (iii) transit coverage (including ocean cargo where ocean transit will be required) with a per occurrence limit of not less than $2,000,000; and (iv) boiler and machinery coverage on a "comprehensive" basis including breakdown and repair with limits not less than the full replacement cost of the insured objects. Property insurance coverage shall not contain an exclusion for freezing, mechanical breakdown or resultant damage caused by faulty workmanship, design or materials. Borrower shall also maintain or cause to be maintained with respect to each such Project, from and after the date of Completion of such Project, business interruption insurance on an "all risk" basis as set forth in (i) through (iv) above, in an amount equal to satisfy policy coinsurance conditions, but not less than the sum of 12 months scheduled Debt Service attributable to such Project, continuing expenses and profits. Borrower shall also maintain or cause to be maintained, expediting or extra expense coverage in an amount not less than $3,000,000. Borrower shall also maintain or cause to be maintained with respect to each such Project contingent business interruption insurance on a blanket basis in an amount not less than six months scheduled Debt Service attributable to such Project and continuing expenses and profits of such Project. The policy/policies shall include increased cost of construction coverage, debris removable, and building ordinance coverage to pay for loss of "undamaged" property which may be required to be replaced due to enforcement of local, state, or federal ordinances subject to a sublimit of $10,000,000. All such policies may have deductibles of not greater than $250,000 per loss with the exception of the combustion turbine ($1,000,000); windstorm if located in a coastal area (2%), earthquake if located in California (for which the deductible may be 5% of values at risk) and flood if located in a 100 year zone ($500,000); business interruption coverage shall have a waiting period of not greater than 45 days. In the event the all risk property and the boiler and machinery coverage are not written in the same policy, each policy shall be endorsed to provide a joint loss agreement.

                         f. Umbrella / excess liability insurance of not less
than $50,000,000 per occurrence and in the aggregate during the construction and the operation of each such Project. Such coverages shall be on a per occurrence policy form or AEGIS claims-first-made form and over and above coverage provided by the policies described in paragraphs (a), (b) and (c) above whose limits shall apply toward the $50,000,000 limits set forth in this section. The umbrella and/or excess policies shall not contain endorsements which restrict coverages as set forth in paragraphs (a), (b) and (c) above, and which are provided in the underlying policies. The limit applying for each such Project can be satisfied by insuring multiple Projects under one policy subject to a per Project aggregate endorsement. If the policy or policies provided under this paragraph contain(s) aggregate limits applying to other operations of Borrower, the other applicable Portfolio Entities, the Contractor or the Operator other than with respect to each individual Project, and such limits are diminished below $25,000,000 by any incident, occurrence, claim, settlement or judgment against such insurance which has caused the carrier to establish a reserve,

Borrower shall take or cause immediate steps be taken to restore such aggregate limits or shall provide other equivalent insurance protection for such aggregate limits.

                         g. Watercraft liability and protection and indemnity,
to the extent exposure exists, in an amount not less than $10,000,000 for all owned, non-owned and hired watercraft used in connection with the construction and operation of each such Project. Such coverage can be accomplished under policies provided pursuant to general liability policies, protection and indemnity policies or separate watercraft liability policies.

                         h. Aircraft liability, to the extent exposure exists,
in an amount not less than $10,000,000 for all owned, non-owned and hired aircraft, fixed wing or rotary, used in connection with the operation of each such Project.

                         i. Such other or additional insurance (as to risks
covered, policy amounts, policy provisions or otherwise) as, under Prudent Utility Practices, are from time to time insured against for property and facilities similar in nature, use and location to the Funded Projects which Administrative Agent may reasonably require.

                         j. All Major Contractors and Major Subcontractors and
the Operator (unless covered under the applicable Portfolio Entities' insurances) at each such Project shall, prior to performing work at each such Project site, supply proper evidence of insurance as set forth in paragraphs 1.a., 1.b., and 1.c. above. In addition, excess liability or umbrella liability limits of not less than $5,000,000 for Major Contractors and Major Subcontractors and Operators shall be certified. Such insurance, with the exception of workers compensation, supplied by these parties shall:

                          (i) add Borrower, applicable Portfolio Entities, Administrative Agent and the Banks, as additional insureds;

                          (ii) be primary as respects insurance provided by Borrower, applicable Portfolio Entities and Administrative Agent,

                          (iii)    waive rights of subrogation against
                                   Borrower, applicable Portfolio Entities and
                                   Administrative Agent;

                          (iv) continue in force until obligations of Contractors and Subcontractors or the Operator are fulfilled at each such Project.

                  Contractors and Subcontractors shall be responsible for tools and equipment brought onto each Project site unless such tools and equipment are financed by one of the Portfolio Entities; all such financed tools and equipment shall be covered under the builders risk policy.

                 2. All insurance coverage shall be on a "no coinsurance or self insurance/replacement cost" basis and in such form (including the form of the loss payable clauses) as shall be acceptable to Administrative Agent (which acceptance shall not be unreasonably withheld). Borrower shall submit certified copies of all policies received pursuant to the requirements of this Exhibit to Administrative Agent for its review and approval.

                 3. All policies wherein the Banks party to this Agreement have an insurable interest shall insure the interests of the Banks as well as Borrower and/or the other applicable Portfolio Entities and all policies, with the exception of workers compensation insurance, and shall name Administrative Agent and the Banks as additional insured, unless Administrative Agent and/or the Banks are named as an insured under the policy. All policies covering real or personal property or business interruption shall name Administrative Agent or its assigns as First Loss Payee in accordance with Lender's Loss Payable Endorsement 438 BFU or equivalent and shall provide that any payment thereunder for any loss or damage with respect to the applicable Project shall be made to Administrative Agent and paid into the Loss Proceeds Account , except that such policies may provide that any payments of less than $1,000,000 (not to exceed $2,000,000 in any year) made in respect of any single casualty or other occurrence may be paid solely to Borrower, unless Administrative Agent shall have notified the insurer that an Event of Default or a related Non-Fundamental Project Default has occurred there under and shall be continuing. Upon payment and satisfaction of all of Borrower's and the other Portfolio Entities' obligations under, and termination of, the Credit Documents, Administrative Agent will instruct the insurers to name Borrower, or such successor credit provider or other Person as Borrower shall specify, as loss payee. Each policy shall expressly provide that all provisions thereof, except the limits of liability (which shall be applicable to all insureds as a group) and liability for premiums (which shall be solely a liability of the applicable Portfolio Entities) shall operate in the same manner as if there were a separate policy covering each such insured. Each policy shall waive subrogation against Administrative Agent, the Banks, Borrower and the other Portfolio Entities and shall waive any right of the insurers to any setoff or counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of Borrower, the other Portfolio Entities or the Banks. Each such policy shall provide that if any premium or installment is not paid when due, or if such insurance is to be cancelled, terminated or materially changed for any reason whatsoever, the insurers (or their representatives) will promptly notify Borrower and Administrative Agent, and any such cancellation, termination or change shall not be effective until 30 days after receipt of such notice by Administrative Agent, and that appropriate certification shall be made to Borrower by each insurer with respect thereto. Policies of insurance, provided in accordance with this Exhibit K shall be primary with respect to any other insurance carried by the Banks.

                 4. In the event that any of the Portfolio Entities (or Contractor as appropriate) fail to respond in a timely and appropriate manner (as reasonably determined by Administrative Agent) to take any steps necessary or reasonably requested by Administrative Agent to collect from any insurers for any loss covered by any insurance required to be maintained by this Exhibit K, Administrative Agent shall have the right to make all proofs of loss, adjust all claims and/or receive all or any part of the proceeds of the foregoing insurance policies, either in its own name or the name of the applicable Portfolio Entities; provided, however, that the Portfolio Entities shall, upon Administrative Agent's request and at the Portfolio Entities' own cost and expense, make all proofs of loss and take all other steps necessary or reasonably requested by Administrative Agent to collect from insurers for any loss covered by any insurance required to be obtained by this Exhibit K.

                 5. On or before December 30th of each year, Borrower shall furnish to Administrative Agent, with a copy for each Bank, a certificate signed by a Responsible Officer of Borrower or authorized insurance representative, showing the insurance then maintained by or on behalf of the Portfolio Entities pursuant to this Exhibit K and stating that such insurance complies in all material aspects with the terms hereof, together with evidence of payment of the premiums thereon. In the event that at any time the insurance as herein provided shall be reduced or cease to be maintained, then (without limiting the rights of Administrative Agent hereunder in respect of the Event of Default or a related Non-Fundamental Project Default which arises as a result of such failure) Administrative Agent may at its option maintain the insurance required hereby and, in such event, Borrower shall reimburse Administrative Agent upon demand for the cost thereof together with interest thereon at a rate per annum equal to the Default Rate, but in no event shall the rate of interest exceed the maximum rate permitted by law.

                 6. In the event any insurance (including the limits or deductibles thereof) hereby required to be maintained, other than insurance required by law to be maintained and the builder's risk insurance described in paragraph 1(d) above, shall not be available and commercially feasible in the commercial insurance market, Administrative Agent, with the approval of the Insurance Consultant, shall not unreasonably withhold its agreement to waive such requirement to the extent the maintenance thereof is not so available; provided, however, that (i) Borrower shall first request any such waiver in writing, which request shall be accompanied by written reports prepared by an independent insurance advisor of recognized national standing certifying that such insurance is not reasonably available and commercially feasible in the commercial insurance market for electric generating plants of similar type and capacity (and, in any case where the required amount is not so available, certifying as to the maximum amount which is so available) and explaining in detail the basis for such conclusions, such insurance advisers and the form and substance of such reports to be reasonably acceptable to Administrative Agent;
(ii) at any time after the granting of any such waiver, Administrative Agent may request, and Borrower shall furnish to Administrative Agent within 15 days after such request, supplemental reports reasonably acceptable to Administrative Agent from such insurance advisers updating their prior reports and reaffirming such conclusion; and (iii) any such waiver shall be effective only so long as such insurance shall not be available and commercially feasible in the commercial insurance market, it being understood that the failure of Borrower to timely furnish any such supplemental report shall be conclusive evidence that such waiver is no longer effective because such condition no longer exists, but that such failure is not the only way to establish such non-existence.

                 7. The Portfolio Entities shall at all times maintain or cause to be maintained the insurance coverage required under the terms of each of the Project Documents to which they are a party. As a specific, limited exception to the requirement that insurance be placed with companies of recognized responsibility as described in 1. above, it is agreed that insurance may be placed with other insurance companies or self-insured to the extent that the Person first named insured on such policies of insurance or self-insuring shall
(i) maintain a S&P credit rating of BBB or better, (ii) comply with all other requirements prescribed by this Schedule, (iii) maintain other insurance or self-insurance that, in the aggregate, shall at no time exceed 1% of such Person's net worth and (iv) the applicable Portfolio Entities shall provide written notice thereof to the Administrative Agent along with evidence reasonably satisfactory to the Administrative Agent of appropriate indemnification of the Portfolio Entities and the Banks by such Person.

                 8. In the event that any policy is written on a "claims-made" basis and such policy is not renewed or the retroactive date of such policy is to be changed, Borrower shall obtain or cause to be obtained for each such policy or policies the broadest basic and supplemental extended reporting period coverage or "tail" reasonably available in the commercial insurance market for each such policy or policies and shall provide Administrative Agent with proof that such basic and supplemental extended reporting period coverage or "tail" has been obtained.

                                                         EXHIBIT L
                                                         to the Credit Agreement

                       ASSIGNMENT AND ASSUMPTION AGREEMENT


            This ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Agreement") is entered into as of ______, 200__ (the "Effective Date"), between _______________ (the "Transferor") and _____________ (the "Transferee").

                                    RECITALS

            A. The parties refer to that certain Amended and Restated Credit Agreement dated as of February 15, 2001 among Calpine Construction Finance Company, L.P., a Delaware limited partnership, as Borrower ("Borrower"), the financial institutions listed on Exhibit H thereto (the "Banks"), Credit Suisse First Boston, acting through its New York Branch, as Lead Arranger, Syndication Agent, and Bookrunner, The Bank of Nova Scotia, as Lead Arranger, LC Bank and Administrative Agent ("Administrative Agent"), TD Securities (USA) Inc., as Co-Arranger and Co-Documentation Agent, and CIBC World Markets Corp., as Co-Arranger and Co-Documentation Agent (as amended, modified or supplemented prior to, and as in effect on, the date hereof, the "Credit Agreement").

            B. The Transferor wishes to assign and sell certain rights and delegate certain obligations with respect to the credit provided to Borrower pursuant to the Credit Agreement (the "Credit Exposure"), and the Transferee wishes to purchase and accept such rights and assume such duties, all as set forth below.

                                    AGREEMENT

            NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

      1. Definition and References. Capitalized terms not defined in this Agreement shall have the meanings given in the Credit Agreement, and the Rules of Interpretation attached as such to the Credit Agreement shall apply equally to this Agreement. The term "assign" as used herein means, without limitation, assign, delegate, transfer and sell; and the terms "assignment" and "assigned" have corresponding meanings.

      2.    Assignment.

            2.1 The Transferor hereby irrevocably sells and assigns to the Transferee, effective as of the Effective Date, a percentage of the outstanding Loans, the Total Loan Commitment, the Total Turbine Purchase Loan Commitment and the Total Letter of Credit Commitment as set forth in Schedule 1, including such percentage interest in and to all rights and obligations under the Credit Agreement and the other Credit Documents (other than the Interest Rate Agreements) (such transferred rights and obligations being referred to herein as the "Interest"). The amount of outstanding Loans (including Construction Loans and Turbine

Purchase Loans) and aggregate Stated Amount of all issued and outstanding Letters of Credit will, as of the Effective Date, be as set forth on Schedule 2 attached hereto. On and after the Effective Date, the Transferee shall have the same rights, benefits and obligations as the Transferor had, as a Bank, under the Credit Agreement with respect to the Interest, all determined as if the Transferee was a "Bank" originally named in the Credit Agreement and the other Credit Documents (other than the Interest Rate Agreements) with respect to the Interest, and the Transferor shall be irrevocably released from its obligations, liabilities and responsibilities with respect to the Interest. The assignment to the Transferee hereunder shall include the Transferee's Proportionate Share of all interest, fees and other amounts owed by Borrower with respect to the Interest which accrue on and after (but not before) the Effective Date.

            2.2 The Transferee acknowledges and agrees that the assignment hereunder is made entirely without recourse to the Transferor, and that, except to the extent set forth in Section 6 below, the Transferor does not make any representation or warranty of any kind to the Transferee and, in particular, the Transferor shall not be responsible for (i) the due execution, legality, validity, enforceability, genuineness, value or sufficiency of the Credit Agreement or any other Credit Document, (ii) the collectibility of the Interest,
(iii) any representation, warranty or statement made in or in connection with any of the Credit Documents, (iv) the financial condition or creditworthiness of Borrower or any guarantor or any affiliate, partner or shareholder of Borrower or any guarantor, (v) the performance of or compliance with any of the terms or provisions of any of the Credit Documents by Borrower or any other Person (other than the Transferor), (vi) the validity, enforceability, perfection, priority, condition, value or sufficiency of any documents granting the Transferor and the other Banks a security interest in assets of Borrower (or any guarantor) or any collateral securing or purporting to secure the Credit Exposure or any part thereof, (vii) inspecting any of the property, books or records of Borrower or any other Person, or (viii) providing any credit or other information concerning the affairs of Borrower or any Person which may come into the possession of the Transferor or any of its affiliates.

            2.3 Except as expressly set forth in the Credit Agreement, neither the Transferor nor any of its affiliates, officers, directors, employees, agents or attorneys (collectively, the "Transferor Parties") shall be liable for any mistake, error of judgment, or action taken or omitted to be taken in connection with the Interest or the Credit Documents. Except as expressly set forth in the Credit Agreement, the Transferor Parties shall incur no liability hereunder to the Transferee by reason of the fact that the Transferor is, or as a consequence of the Transferor's duties as, a Bank[, OR IN THE CASE OF THE ADMINISTRATIVE AGENT, LEAD ARRANGERS, SYNDICATION AGENT, BOOKRUNNER, LC BANK, CO-ARRANGER, OR CO-DOCUMENTATION AGENT AS ADMINISTRATIVE AGENT, LEAD ARRANGERS, SYNDICATION AGENT, BOOKRUNNER, LC BANK, CO-ARRANGER, OR CO-DOCUMENTATION AGENT] under the Credit Agreement.

      3. Assumption and Agreement to be Bound. The Transferee hereby accepts, effective as of the Effective Date, the assignment of rights and delegation of obligations referred to in Section 2, and assumes and agrees to perform fully all of the obligations of the Transferor under the Credit Agreement and the other Credit Documents (other than the Interest Rate Agreements) with respect to the Interest, including, without limitation, the obligation to fund the presently unfunded portion of the Interest subject to satisfaction of the applicable conditions in the Credit Agreement and the other Credit Documents. The Transferee agrees to be bound by the terms and conditions of the Credit Agreement and the other Credit Documents (other than the Interest Rate Agreements) as if it were a "Bank" originally named therein with respect to the Interest.

      4. Notices. Notices shall be given under this Agreement in the manner set forth in the Credit Agreement.

      5. Conditions Precedent. The Transferor's obligation to transfer the Interest to the Transferee hereunder is expressly conditioned upon payment by the Transferee to the Transferor of the amount set forth in Schedule 1.

      6.    Representations and Warranties.

            6.1 The Transferor hereby represents and warrants to the Transferee that as of the Effective Date:

                  6.1.1 The Transferor is the owner of the Interest, free and clear of any rights of others;

                  6.1.2 The Transferor is duly authorized to assign the Interest and has obtained all consents and given all notices required under the Credit Documents; and

                  6.1.3 This Agreement is valid and binding on the Transferor and enforceable against the Transferor in accordance with its terms.

            6.2 The Transferee hereby represents and warrants to the Transferor that as of the Effective Date:

                  6.2.1 The Transferee is duly authorized and qualified to purchase and accept the Interest;

                  6.2.2 This Agreement is valid and binding on the Transferee and enforceable against the Transferee in accordance with its terms;

                  6.2.3 The Transferee has made its own credit analysis of Borrower, its own credit and legal analysis of the Credit Documents and the transactions described therein, and its own decision to purchase and accept the Interest and to assume the duties and obligations of the Transferor with respect to the Interest as set forth hereunder, and has done so independently and without reliance on the Transferor, except that the Transferee has relied on the Transferor's representations contained in Section 6.1 hereof; and

                  6.2.4 The Transferor has made no representations or warranties to the Transferee with respect to the Interest except as set forth in this Agreement.

      7.    Miscellaneous.

            7.1 Headings. Headings are for reference only and are to be ignored in interpreting this Agreement.

            7.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, United States of America, without giving effect to principles of conflicts of laws (other than Section 5-1401 of the New York General Obligations Law).

            7.3 Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings between the parties relating to the subject matter hereof.

            7.4 Further Assurances. Each of the Transferor and the Transferee hereby agrees to execute and deliver such other instruments, and take such other action, as any party may reasonably request in furtherance of the transactions contemplated by this Agreement.

            7.5 Counterparts. This Agreement may be executed in counterparts.




                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

            IN WITNESS WHEREOF, the parties hereto have executed this Assignment and Assumption Agreement by their duly authorized officers as of the date first above written.

TRANSFEROR:

------------------------

By:_________________________________
Name:_______________________________
Title:______________________________

By:_________________________________
Name:_______________________________
Title:______________________________

TRANSFEREE:

------------------------

By:_________________________________
Name:_______________________________
Title:______________________________

By:_________________________________
Name:_______________________________
Title:______________________________



Acknowledged and approved:


ADMINISTRATIVE AGENT:                   BORROWER:

THE BANK OF NOVA SCOTIA                 CALPINE CONSTRUCTION FINANCE COMPANY,
                                        L.P., a Delaware limited partnership
By:_________________________________
Name:_______________________________       CALPINE CCFC GP, INC., a Delaware
Title:______________________________       corporation, its General Partner


                                            By:_________________________________
                                            Name:_______________________________
                                            Title:______________________________

                                                      Schedule 1
                                                      to Assignment and
                                                      Assumption Agreement


Percentage Interest in the outstanding Loans, the Total Loan Commitment, the Total Turbine Purchase Loan Commitment and the Total Letter of Credit Commitment being Transferred: ___________%

Payment to the Transferor Hereunder:                                 $__________

                                                      Schedule 2
                                                      to Assignment and
                                                      Assumption Agreement

                       DESCRIPTION OF THE CREDIT EXPOSURE


Principal Amount of all Loans Outstanding:                          $___________

Unfunded Amount of the Total Loan Commitment:                       $___________

Total Loan Commitment:                                              $___________

Principal Amount of all Construction Loans Outstanding:             $___________

Principal Amount of all Turbine Purchase Loans Outstanding:         $___________

Available Amount of the Total Turbine Purchase Loan Commitment:     $___________

Total Turbine Purchase Loan Commitment:                             $___________

Aggregate Stated Amount of all Letters of Credit Issued and
Outstanding:                                                        $___________

Available Amount of the Total Letter of Credit Commitment:          $___________

Total Letter of Credit Commitment:                                  $___________

                                                                       EXHIBIT M
                                                             to Credit Agreement

                           PRE-COMPLETION REQUIREMENTS
                              MAGIC VALLEY PROJECT

[*]

                                                                       EXHIBIT N
                                                             to Credit Agreement

                           PRE-COMPLETION REQUIREMENTS
                               SOUTH POINT PROJECT

[*]

                                                                       EXHIBIT O
                                                             to Credit Agreement

                           PRE-COMPLETION REQUIREMENTS
                                 SUTTER PROJECT

[*]

                                                                       EXHIBIT O
                                                            to Credit Agreement

                           PRE-COMPLETION REQUIREMENTS
                                 SUTTER PROJECT


                                      [*]

                                                                       EXHIBIT P
                                                             to Credit Agreement

                           PRE-COMPLETION REQUIREMENTS
                                WESTBROOK PROJECT

[*]

                       SCHEDULE 3.2.6 TO CREDIT AGREEMENT

1.       The Amended and Restated Credit Agreement among Borrower and the Banks.

2. The Amended and Restated Depositary Agreement among Borrower, Administrative Agent and Depositary Agent.

3. The Amended and Restated Project Completion Guarantee executed by Calpine Corporation in favor of the Banks.

4. The Turbine Purchase Guarantee executed by Calpine Corporation in favor of the Banks.

5. The Amended and Restated Borrower Security Agreement executed by Borrower in favor of the Banks.

6. The Pledge Agreement (Pledged Equity Interest) executed by the General Partner in favor of the Banks.

7. The Pledge Agreement (Pledged Equity Interest) executed by the Limited Partner in favor of the Banks.

8. The Pledge Agreement (Pledged Equity Interest) executed by Borrower in favor of the Banks.

9. The Mortgage (Ontelaunee Project) executed by Borrower in favor of the Banks.

                                  Schedule 4.24

                 Chief Executive Offices of Portfolio Entities

As used in this Schedule 4.24, the following terms shall apply:

     "Chief Executive Office" shall mean the chief executive office or chief place of business as that term is used in Article 9 of the Uniform Commercial Code as in effect in each state where the Projects are located and the States of California and New York from time to time.

     "Corporate" shall mean the Corporate Headquarters of Calpine Corporation, located at 50 West San Fernando Street, San Jose, California 95113.

     "CRO" shall mean the Central Regional Office of Calpine Corporation, located at 700 Milam Street, Suite 800, Houston, Texas 77002.

     "ERO" shall mean the Eastern Regional Office of Calpine Corporation, located at The Pilot House, 2nd Floor, Lewis Wharf, Boston, Massachusetts 02110.

     "FEIN" shall mean federal employer identification number

     "WRO" shall mean the Western Regional Office of Calpine Corporation, located at 6700 Koll Center Parkway, Suite 200, Pleasanton, California 94566.

Portfolio Entities Chief Executive Office and FEIN
-------------------------------------------------

Calpine Construction Finance Company, L.P.
       Chief Executive Office: Corporate
       FEIN: 77-0520679


                                        1